      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2004
                                                     REGISTRATION NO. 333-117048

================================================================================

                        U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                -----------------------

                                 AMENDMENT NO. 1 TO

                                      FORM F-10
                                REGISTRATION STATEMENT
                                       UNDER THE
                                SECURITIES ACT OF 1933

                                -----------------------

                           ACE AVIATION HOLDINGS INC.
             (Exact name of Registrant as specified in its charter)

           CANADA                          4512                       N/A
      (Province or other             (Primary Standard         (I.R.S. Employer
Jurisdiction of Incorporation    Industrial Classification   Identification No.)
       or Organization)                Code Number)
                                7373 COTE-VERTU WEST BLVD.
                                  SAINT-LAURENT, QUEBEC
                                      CANADA H4Y 1H4
                                      (514) 422-5000
   (Address and telephone number of Registrant's principal executive offices)
                                 CT CORPORATION SYSTEM
                                   111 EIGHTH AVENUE
                               NEW YORK, NEW YORK 10011
                                    (212) 894-8940
            (Name, address and telephone number of agent for service)

                                -----------------------
                                      Copies to:

      PHYLLIS KORFF, ESQ.            CHRISTOPHER W. MORGAN, ESQ.       MARVIN YONTEF, ESQ.          JEAN MARC HUOT, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER       SKADDEN, ARPS, SLATE, MEAGHER     STIKEMAN ELLIOTT LLP          STIKEMAN ELLIOTT LLP
          & FLOM LLP                         & FLOM LLP             5300 COMMERCE COURT WEST   1155 RENE- LEVESQUE BLVD. WEST
        4 TIMES SQUARE                     222 BAY STREET                199 BAY STREET                  SUITE 400
      NEW YORK, NEW YORK              SUITE 1750, P.O. BOX 258          TORONTO, ONTARIO          MONTREAL, QUEBEC H3B 3V2
          10036-6522                  TORONTO, ONTARIO M5K 1J5           (416) 869-5500                (514) 397-3000
        (212) 735-3000                     (416) 777-4700

                             -----------------------
            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
                           SECURITIES TO THE PUBLIC:
                       As soon as practicable after this
                   Registration Statement becomes effective.

                           PROVINCE OF QUEBEC, CANADA
                (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):


      A.[X] Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).



      B.[ ] At some future date (check the appropriate box below):


            1. [ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

            2. [ ] pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

            3. [ ] pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.


            4. [ ] after the filing of the next amendment to this Form (if preliminary material is being filed).


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]

                             -----------------------

                         CALCULATION OF REGISTRATION FEE


                                                          PROPOSED MAXIMUM                                          AMOUNT OF
       TITLE OF EACH CLASS OF          AMOUNT TO BE        OFFERING PRICE         PROPOSED MAXIMUM AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED (1)    REGISTERED (1)(2)      PER SHARE (3)             OFFERING PRICE (4)             FEE (5)

---------------------------------     --------------      ----------------        --------------------------      ------------
CLASS A VARIABLE VOTING SHARES          42,500,000             $14.89                    $632,655,000              $80,157.39
CLASS B VOTING SHARES

(1) The Registrant is offering affected unsecured creditors of Air Canada and certain of its subsidiaries the right to subscribe for an aggregate of 42,500,000 Class A Variable Voting Shares, or in the case of residents of Canada, Class B Voting Shares, for proceeds to the Registrant of Cdn$850 million.


(2) Any shares that are not purchased by creditors will be purchased by Deutsche Bank Securities Inc. pursuant to an amended and restated standby purchase agreement, dated as of April 29, 2004. The Registrant will file a post-effective amendment to this Registration Statement to de-register any shares purchased by Deutsche Bank Securities Inc.



(3) Based on a subscription price of Cdn$20.00 per share, converted to U.S. dollars using a factor of 0.7443, the inverse of the June 28, 2004 noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.



(4) Based on a proposed maximum aggregate offering price of Cdn$850 million, converted to U.S. dollars using a factor of 0.7443, the inverse of the June 28, 2004 noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.



(5)   Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS PROVIDED IN RULE 467 UNDER THE SECURITIES ACT OF 1933 OR ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

                                     PART I

                           INFORMATION REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS

                                [AIR CANADA LOGO]

                               NOTICE OF MEETING,

                          CIRCULAR AND PROXY STATEMENT

                          PERTAINING TO A CONSOLIDATED

                             PLAN OF REORGANIZATION,

                           COMPROMISE AND ARRANGEMENT

                                      UNDER

               THE COMPANIES' CREDITORS ARRANGEMENT ACT (CANADA),

                      THE CANADA BUSINESS CORPORATIONS ACT

                   AND THE BUSINESS CORPORATIONS ACT (ALBERTA)

               INVOLVING AIR CANADA AND ACE AVIATION HOLDINGS INC.

                  AND CERTAIN OF THEIR SUBSIDIARIES AS FOLLOWS:

                              3838722 CANADA INC.,

                              4218761 CANADA INC.,

                            AIR CANADA CAPITAL LTD.,

                                 JAZZ AIR INC.,

                       MANOIR INTERNATIONAL FINANCE INC.,

                               SIMCO LEASING LTD.,

                             WINGCO LEASING INC. AND

                                  ZIP AIR INC.

                                     - AND -


                             SHORT FORM PROSPECTUS


                         PERTAINING TO A RIGHTS OFFERING

                                       OF

                           ACE AVIATION HOLDINGS INC.


                                  JULY 12, 2004



THIS CIRCULAR, PROXY STATEMENT AND PROSPECTUS IS BEING DISTRIBUTED TO CERTAIN CREDITORS OF AIR CANADA AND ITS SUBSIDIARIES LISTED ABOVE BY AND ON BEHALF OF SUCH CORPORATIONS IN CONNECTION WITH THE MEETING CALLED TO CONSIDER THE CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND ARRANGEMENT PROPOSED BY THEM WHICH IS SCHEDULED TO BE HELD AT 10:00 A.M. (MONTREAL TIME) ON AUGUST 17, 2004 IN THE GRAND SALON AT THE FAIRMONT QUEEN ELIZABETH, MONTREAL, QUEBEC, CANADA AND IN CONNECTION WITH A RIGHTS OFFERING OF ACE AVIATION HOLDINGS INC.



THESE MATERIALS REQUIRE YOUR IMMEDIATE ATTENTION. YOU SHOULD CONSULT YOUR PROFESSIONAL ADVISORS IN CONNECTION WITH THE CONTENTS OF THESE DOCUMENTS. Should you have any questions regarding voting, the rights offering or other procedures or should you wish to obtain additional copies of these materials, you may contact Ernst & Young Inc., which acts as the Monitor, at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038, (204) 941-2039 or (204) 941-2040 and telephone number:
(204) 941-2215 for service in English and (204) 941-2420 for service in French).

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

                             SHORT FORM PROSPECTUS

Initial Public Offering and Rights Offering                        July 12, 2004


                           ACE AVIATION HOLDINGS INC.
                                  $850 MILLION

 42,500,000 rights to purchase 42,500,000 shares at a purchase price of $20.00 per share


      ACE Aviation Holdings Inc. ("ACE") is distributing (the "OFFERING") to the affected unsecured creditors (the "AFFECTED UNSECURED CREDITORS") of Air Canada and certain of its subsidiaries (collectively, the "Applicants"), rights ("ACE RIGHTS") to subscribe for an aggregate of 42,500,000 ACE variable voting shares, or in the case of residents of Canada, ACE voting shares (collectively, "ACE RIGHTS SHARES") for proceeds to ACE of $850 million. This prospectus qualifies the distribution of the ACE Rights and the ACE Rights Shares. This Offering is taking place pursuant to the consolidated plan of reorganization, compromise and arrangement of the Applicants (the "PLAN") under the Companies' Creditors Arrangement Act (Canada), the Canada Business Corporations Act and the Business Corporations Act (Alberta). A meeting has been called to allow the Affected Unsecured Creditors of the Applicants with voting claims to consider and vote on the Plan. If the Plan is approved by the Affected Unsecured Creditors and is implemented, ACE will become the holding company under which the reorganized Air Canada and its subsidiaries will be held directly or indirectly. THIS OFFERING IS CONDITIONAL, AMONG OTHER THINGS, ON THE PLAN BEING APPROVED BY THE AFFECTED UNSECURED CREDITORS OF THE APPLICANTS, SANCTIONED BY THE COURT AND IMPLEMENTED. IF THE PLAN IS NOT APPROVED, SANCTIONED AND IMPLEMENTED, THIS OFFERING WILL BE DEEMED NOT TO HAVE BEEN MADE, NO ACE RIGHTS WILL BE EXERCISABLE, NO ACE RIGHTS SHARES WILL BE DISTRIBUTED PURSUANT TO THIS PROSPECTUS AND ANY FUNDS DEPOSITED BY AFFECTED UNSECURED CREDITORS PURSUANT TO THIS OFFERING WILL BE REFUNDED TO SUCH AFFECTED UNSECURED CREDITORS. Enclosed herewith are forms of subscription notices that must be completed in order to participate in this Offering. Please refer to the section of this prospectus entitled "Rights Offering" for instructions on how to complete the appropriate subscription notice. SUBSCRIPTION NOTICES AND THE EXERCISE PRICE, PAYABLE IN CANADIAN DOLLARS ONLY, MUST BE RECEIVED PRIOR TO 5:00 P.M. (Montreal time) ON AUGUST 27, 2004, BY ERNST & YOUNG INC., WHICH ACTS AS THE MONITOR, AT 355 PORTAGE AVENUE, P.O. BOX 2730, WINNIPEG, MANITOBA, R3B 2C3 (ATTENTION: THE MONITOR, FACSIMILE NUMBER: (204) 941-2038, (204) 941-2039 OR (204) 941-2040 AND TELEPHONE NUMBER: (204) 941-2215
FOR SERVICE IN ENGLISH AND (204) 941-2420 FOR SERVICE IN FRENCH).


                       PRICE: $20.00 PER ACE RIGHTS SHARE

                          PRICE TO THE PUBLIC(1)(2)    PROCEEDS TO ACE
                          ------------------------     ---------------
Per share..............   $                  20.00     $         20.00
Total Offering.........   $            850,000,000     $   850,000,000

(1) The price per share has been determined by negotiation between Air Canada and Deutsche Bank Securities Inc. See "Risk Factors - Risk Factors Relating to the Plan and its Implementation - Enterprise Value".

(2) This $20.00 per ACE Rights Share price does not reflect the 7.5% premium that will be paid by Deutsche Bank Securities Inc. in its capacity as standby purchaser under this Offering.

      ACE HAS APPLIED TO LIST THE ACE RIGHTS SHARES DISTRIBUTED UNDER THIS SHORT FORM PROSPECTUS ON THE TORONTO STOCK EXCHANGE ("TSX"). LISTING WILL BE SUBJECT TO ACE FULFILLING ALL THE LISTING REQUIREMENTS OF THE TSX. THE ACE RIGHTS WILL NOT BE LISTED OR POSTED FOR TRADING ON ANY EXCHANGE OR OTHER TRADING SYSTEM. THE ACE RIGHTS WILL BE NON-TRANSFERABLE AND NON-ASSIGNABLE. NO ADDITIONAL SUBSCRIPTION PRIVILEGE IS BEING OFFERED OVER AND ABOVE AN AFFECTED UNSECURED CREDITOR'S BASIC ALLOWANCE IN RESPECT OF ANY ACE RIGHTS WHICH ARE NOT EXERCISED BY OTHER AFFECTED UNSECURED CREDITORS. AN INVESTMENT IN THE ACE RIGHTS SHARES IS SUBJECT TO A NUMBER OF RISKS THAT SHOULD BE CONSIDERED BY A PROSPECTIVE PURCHASER. PLEASE REFER TO THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS". THERE IS CURRENTLY NO MARKET THROUGH WHICH THESE SECURITIES MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SECURITIES PURCHASED UNDER THIS PROSPECTUS. NO UNDERWRITER HAS BEEN INVOLVED IN THE PREPARATION OF THIS PROSPECTUS OR PERFORMED ANY REVIEW OF THE CONTENTS OF THIS PROSPECTUS.

      Under an amended and restated standby purchase agreement dated as of April 29, 2004, Deutsche Bank Securities Inc. ("DEUTSCHE BANK") has agreed, subject to the satisfaction of certain conditions precedent, to purchase all of the ACE Rights Shares not otherwise purchased by Affected Unsecured Creditors pursuant to the exercise of ACE Rights under this Offering at a price per ACE Rights Share equal to $21.50, which includes a 7.5% premium over the price per ACE Rights Share paid by Affected Unsecured Creditors. Under the standby purchase agreement with Deutsche Bank, Air Canada has agreed to pay to Deutsche Bank in its capacity as standby purchaser under this Offering: (i) an amount of $2 million as partial reimbursement of costs and expenses, (ii) an amount of $500,000 on the first day of each month starting in May 2004 until the initial closing of this Offering as to expenses, and (iii) an arrangement fee of $12.75 million on the initial closing of this Offering. See "Rights Offering - Standby Commitment".

      THE OFFERING OF ACE RIGHTS SHARES IS BEING MADE BY A CANADIAN ISSUER THAT IS PERMITTED, UNDER A MULTIJURISDICTIONAL SYSTEM ADOPTED BY THE UNITED STATES, TO PREPARE THIS PROSPECTUS, WHICH ALSO CONSTITUTES A CIRCULAR AND PROXY STATEMENT, IN ACCORDANCE WITH CANADIAN DISCLOSURE REQUIREMENTS. PROSPECTIVE INVESTORS SHOULD BE AWARE THAT SUCH REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED HEREIN BY REFERENCE HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND THEY ARE SUBJECT TO CANADIAN AUDITING AND AUDITOR INDEPENDENCE STANDARDS, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

      PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE ACQUISITION OF THE ACE RIGHTS SHARES DESCRIBED HEREIN MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES, CANADA AND IN OTHER COUNTRIES. SUCH CONSEQUENCES FOR INVESTORS WHO ARE RESIDENT IN, OR CITIZENS OF, THE UNITED STATES MAY NOT BE DESCRIBED FULLY HEREIN AND INVESTORS SHOULD CONSULT THEIR OWN ADVISORS IN THIS REGARD.

      THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE UNITED STATES FEDERAL SECURITIES LAWS MAY BE ADVERSELY AFFECTED BY THE FACT THAT ACE IS INCORPORATED UNDER THE LAWS OF CANADA, THAT SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF CANADA, THAT SOME OR ALL OF THE EXPERTS NAMED IN THIS PROSPECTUS MAY BE RESIDENTS OF CANADA, AND THAT ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF ACE AND SAID PERSONS MAY BE LOCATED OUTSIDE THE UNITED STATES.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [AIR CANADA LOGO]

                     LETTER TO AFFECTED UNSECURED CREDITORS


      July 12, 2004


      TO: The Affected Unsecured Creditors of Air Canada and 3838722 Canada Inc., Air Canada Capital Ltd., Jazz Air Inc., Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc. and ZIP Air Inc. (collectively "YOU" or the "AFFECTED UNSECURED CREDITORS").


      Air Canada and 3838722 Canada Inc., Air Canada Capital Ltd., Jazz Air Inc., Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc. and ZIP Air Inc. (collectively, the "APPLICANTS") are inviting you to a meeting (the "CREDITORS' MEETING") which is scheduled to be held in the Grand Salon at the Fairmont Queen Elizabeth, Montreal, Quebec, Canada, at 10:00 a.m. (Montreal time), on August 17, 2004 to present, for your approval, a resolution to approve a proposed consolidated plan of reorganization, compromise and arrangement (the "PLAN") pursuant to the Companies' Creditors Arrangement Act (Canada) (the "CCAA").


      The purpose of the Plan, together with Air Canada's new business strategy, is to restructure the capitalization, operations and cost structure of the Applicants and provide for the compromise and settlement of the Proven Claims (as defined in the Plan) of Affected Unsecured Creditors. The Plan and the new business strategy were designed to:

      (i) reduce Air Canada's operating costs to a competitive level through the renegotiation of collective bargaining agreements, aircraft leases, real property leases and various other commercial agreements;

      (ii) implement a fleet renewal program resulting in the appropriate number, size and mix of aircraft for Air Canada's route network;

      (iii) complete a restructuring of Air Canada's debt and lease obligations;

      (iv) redefine Air Canada's core product offerings to compete effectively in the current and future airline industry environment; and

      (v) reorganize Air Canada's corporate structure to enable certain key businesses, including cargo, groundhandling and technical services, to better compete for third party business and generate value for their stakeholders.

      The Plan is the result of an extensive review of the available alternatives by Air Canada's board of directors (the "BOARD"), the management of Air Canada and their respective financial and legal advisors and Ernst & Young Inc., which is acting as the Monitor.

      We are now asking you to approve the Plan so that the Applicants can emerge as viable going concerns and focus their resources on serving their customers and building value for their stakeholders. We believe that the implementation of the Plan will contribute to Air Canada's positioning as a stable and long-term competitor in the airline industry.

      Subject to a number of assumptions described in this circular, proxy statement and prospectus and without considering the effect of the rights offering, the implied recovery for Affected Unsecured Creditors pursuant to the Plan, on the basis that the total amount of Proven Claims will be between $10 and $15 billion, is estimated to be between 9.25 and 6.17 cents for each dollar of Proven Claim. For further information in this regard, please refer to the section entitled "Illustrative Recoveries".


      If the Plan is not implemented, possible alternatives would include a forced sale or liquidation of the Applicants through receivership, exercise of creditors' rights or bankruptcy. Based on the Liquidation Analysis prepared by the Monitor and attached hereto as Appendix E, the Monitor believes that there would be no recovery for Affected Unsecured Creditors from the liquidation of the assets of the Applicants. ACCORDINGLY, THE MONITOR RECOMMENDS THAT AFFECTED UNSECURED CREDITORS VOTE FOR THE RESOLUTION TO APPROVE THE PLAN.

      The Board believes that the most likely alternative to the Plan would be a liquidation and distribution of the net proceeds of the Applicants' assets. The Board believes the Plan will produce a more favourable result for the Affected Unsecured Creditors and employees of Air Canada than a liquidation of the assets of the Applicants. ACCORDINGLY, THE BOARD RECOMMENDS THAT AFFECTED UNSECURED CREDITORS VOTE FOR THE RESOLUTION TO APPROVE THE PLAN.

      Pursuant to the Plan, Affected Unsecured Creditors with Proven Claims may receive exchangeable distress preferred shares of Air Canada or equity of ACE Aviation Holdings Inc., the parent holding company under which the reorganized Air Canada and its subsidiaries will be held directly or indirectly after the implementation of the Plan.

      As part of the Plan, you also have the right to participate in a rights offering pursuant to which the Affected Unsecured Creditors may subscribe for up to $850 million of equity of ACE Aviation Holdings Inc.

      This circular, proxy statement and prospectus contains information to allow you to make a decision in respect of each of the following:


      (i) your vote at the Creditors' Meeting on the resolution approving the Plan by completing the enclosed form of proxy printed on pink colour paper which must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 13, 2004 or 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Creditor's Meeting. Proxies may also be deposited with the chair at the Creditors' Meeting (or any adjournment thereof), prior to the commencement of the Creditors' Meeting (or such adjournment); and


      (ii) whether to participate in the rights offering, by completing one of the enclosed subscription notices, being: (i) the subscription notice printed on blue colour paper in the case of Affected Unsecured Creditors (other than holders of Affected Senior Claims (as defined in the Plan) or Affected Subordinated Claims (as defined in the Plan)), (ii) the subscription notice printed on green colour paper in the case of holders of Affected Senior Claims and (iii) the subscription notice printed on yellow colour paper in the case of holders of Affected Subordinated Claims which, together with the exercise price, must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004.

      Should you have any questions regarding the vote, the rights offering, the subscription notices or other procedures or matters with respect to the Creditors' Meeting or the Plan, you should contact the Monitor. All questions and correspondence to the Monitor must be sent to 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, by facsimile at (204) 941-2038, (204) 941-2039 or (204) 941-2040 or by telephone at (204) 941-2215 for service in English and (204) 941-2420 for service in French).

      Your vote at the Creditors' Meeting is important. Whether or not you expect to attend, please complete and return the enclosed form of proxy printed on pink colour paper, which will ensure that you are represented at the Creditors' Meeting.

      We thank you for your continued support, cooperation and confidence in Air Canada throughout our restructuring process.

Respectfully,


Robert A. Milton
President and Chief Executive Officer


      THIS CIRCULAR, PROXY STATEMENT AND PROSPECTUS CONTAINS A DETAILED DESCRIPTION AND A COPY OF THE PLAN AND OTHER INFORMATION CONCERNING THE APPLICANTS TO ASSIST YOU IN CONSIDERING THE PLAN AND THE RIGHTS OFFERING. THESE MATERIALS REQUIRE YOUR IMMEDIATE ATTENTION. YOU SHOULD CONSULT YOUR COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE PLAN AND THE RIGHTS OFFERING.

      THIS CIRCULAR, PROXY STATEMENT AND PROSPECTUS CONTAINS A DETAILED DESCRIPTION AND A COPY OF THE PLAN AND OTHER INFORMATION CONCERNING THE APPLICANTS TO ASSIST YOU IN CONSIDERING THE PLAN AND THE RIGHTS OFFERING. THESE MATERIALS REQUIRE YOUR IMMEDIATE ATTENTION. YOU SHOULD CONSULT YOUR COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE PLAN AND THE RIGHTS OFFERING.

      IN THE MATTER OF THE PROPOSED CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND ARRANGEMENT OF AIR CANADA, 3838722 CANADA INC., AIR CANADA CAPITAL LTD., JAZZ AIR INC., MANOIR INTERNATIONAL FINANCE INC., SIMCO LEASING LTD., WINGCO LEASING INC. AND ZIP AIR INC. (collectively, the "APPLICANTS") duly constituted corporations, having their respective head offices and/or principal places of business at the Air Canada Headquarters Building, Air Canada Centre, 7373 Cote Vertu Boulevard West, Saint-Laurent, Quebec, H4Y 1H4, for Air Canada and 3838722 Canada Inc.; at Hangar 101, 8050 - 22 Street N.E., Calgary, Alberta, T2E 7H6 for Air Canada Capital Ltd., ZIP Air Inc., Simco Leasing Ltd. and Wingco Leasing Inc.; at 310 Goudey Drive, Enfield, Nova Scotia, B2T 1E4 for Jazz Air Inc.; and at 255 Queens Avenue, Suite 200, One London Place, London, Ontario, N6A 5R8 for Manoir International Finance Inc.

                                NOTICE OF MEETING

      TO:   The Affected Unsecured Creditors of the Applicants

      NOTICE IS HEREBY GIVEN that, pursuant to an Order of the Ontario Superior Court of Justice (Commercial List) in Toronto (the "COURT") dated July 9, 2004 and all ancillary Orders of the Court, a meeting of the Affected Unsecured Creditors (the "CREDITORS' MEETING") is scheduled to be held in the Grand Salon, at the Fairmont Queen Elizabeth, Montreal, Quebec, Canada, on August 17, 2004 at 10:00 a.m. (Montreal time) for the following purposes:

1 to consider, and if deemed advisable, to pass, with or without variation, a resolution (the "RESOLUTION"), the full text of which is set out in Appendix A to this circular, proxy statement and prospectus (the "CIRCULAR"), approving the consolidated plan of reorganization, compromise and arrangement (the "PLAN") pursuant to the Companies' Creditors Arrangement Act (Canada), which Plan is described in this Circular and a copy of which is attached as Appendix B to this Circular as it may be amended from time to time in accordance with the terms of the Plan; and

2. to transact such other business as may properly come before the Creditors' Meeting or any adjournment or postponement thereof.

      Unless otherwise indicated, terms defined in the section of this Circular entitled "Glossary of Terms" shall have the same meanings in this Notice of Meeting.

      Affected Unsecured Creditors who wish to vote on the Resolution must have submitted Proof(s) of Claim in the manner and within the time specified in the Claims Orders. Affected Unsecured Creditors who failed to file Proof(s) of Claim in accordance with the Claims Orders are neither entitled to attend nor vote at the Creditors' Meeting.

      At the Creditors' Meeting, each Affected Unsecured Creditor with a Voting Claim shall be entitled to one vote, which vote shall have the value of such Affected Unsecured Creditor's Voting Claim as determined pursuant to the Claims Orders.


      In order for the Plan to be approved and be binding in accordance with the CCAA, the Resolution to approve the Plan must first be accepted by a majority in number of the Affected Unsecured Creditors having a Voting Claim and voting on the Resolution (in person or by proxy) at the Creditors' Meeting and representing not less than 66 2/3% in value of the Voting Claims of the Affected Unsecured Creditors voting at the Creditors' Meeting. The Plan must also be sanctioned by the Court under the CCAA and Section 191 of the CBCA. Certain steps of the Plan must also be sanctioned by the Court under Section 192 of the CBCA and by the Court of Queen's Bench of Alberta under Section 193 of the ABCA. Subject to satisfaction of the other conditions of implementation of the Plan, all Affected Unsecured Creditors will then receive the treatment set forth in the Plan.

      The quorum for the Creditors' Meeting has been set by the Creditors' Meeting Order as the presence, in person or by proxy, at the Creditors' Meeting of one person entitled to vote at the Creditors' Meeting on the Resolution.

      An Affected Unsecured Creditor with a Voting Claim may attend the Creditors' Meeting in person or may appoint another person as proxyholder. Such an Affected Unsecured Creditor may appoint a person as its proxyholder by inserting the name of such person in the space provided in the enclosed form of proxy printed on pink colour paper, or by completing another valid form of proxy. Persons appointed as proxyholders need not be Affected Unsecured Creditors.


      In order to be effective, proxies must be received by the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038, (204) 941-2039 or (204) 941-2040)
prior to 5:00 p.m. (Montreal time) on August 13, 2004 or 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Creditors' Meeting. Proxies may also be deposited with the chair at the Creditors' Meeting (or any adjournment thereof) prior to the commencement of the Creditors' Meeting (or such adjournment). NOTEHOLDERS WHO HAVE SUBMITTED PROOF(S) OF CLAIM IN ACCORDANCE WITH THE CLAIMS ORDERS AND WHO HAVE A VOTING CLAIM SHOULD NOT SEND THEIR PROXY TO THEIR BROKER BUT DIRECTLY TO THE MONITOR.


      If an Affected Unsecured Creditor specifies a choice with respect to the vote on the Resolution, the proxy will be voted on any ballot in accordance with the specification so made. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED FOR THE APPROVAL OF THE RESOLUTION.

      Forms of proxy confer discretionary authority on the individuals designated therein with respect to amendments or variations to matters identified in this Notice of Meeting and other matters that may properly come before the Creditors' Meeting. As of the date hereof, the Applicants know of no such amendment, variation or other matters to come before the Creditors' Meeting.


      NOTICE IS ALSO HEREBY GIVEN that if the Plan is approved by the Affected Unsecured Creditors at the Creditors' Meeting, the Applicants intend to bring a motion before the Court on or about August 23, 2004 at 10:00 a.m. (Toronto time) at 361 University Ave., Toronto, Ontario, M5G 2J5. The motion will be for the Confirmation Order sanctioning the Plan under the CCAA and Section 191 of the CBCA and ancillary relief consequent upon such sanction. The Applicants will also bring separate motions under the CBCA and the ABCA for orders sanctioning the ACE Plan of Arrangement and the AC Capital Plan of Arrangement. Any Affected Unsecured Creditor who wishes to appear or be represented, and to present evidence or arguments, at the Court hearing seeking sanction of the Plan must file with the Court, a Notice of Appearance (a form of which is attached as Appendix F) and serve such Notice of Appearance on the Applicants' solicitors, Stikeman Elliott LLP (Attention: Sean Dunphy), at least seven days before the Court hearing.


      The Confirmation Order of the Court sanctioning the Plan shall, if made, form the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, in respect of certain of the securities to be issued pursuant to the Plan.

DATED at Toronto, Ontario, this 9th day of July, 2004

BY ORDER OF THE COURT

                                TABLE OF CONTENTS

                                                                      Page
SUMMARY.............................................................    8
IMPORTANT INFORMATION...............................................   18
FORWARD-LOOKING STATEMENTS..........................................   18
NON-GAAP MEASURES...................................................   19
EXCHANGE RATE INFORMATION...........................................   19
LIST OF APPENDICES..................................................   20
GLOSSARY OF TERMS...................................................   21
CIRCULAR/PROSPECTUS.................................................   34

PROCEDURES FOR THE CREDITORS' MEETING...............................   35

ENTITLEMENT TO VOTE AND RECEIVE DISTRIBUTIONS.......................   35
      Classification of Affected Unsecured Creditors ...............   35
      Determination of Claims.......................................   35

      Solicitation of Proxies.......................................   37

      Appointment of Proxy Holders, Revocation and
      Voting of Proxies ............................................   37

      Residency Declaration.........................................   38

      Subscription to Receive ACE Rights Shares.....................   38

BACKGROUND OF THE PLAN..............................................   40
      Events Prior to the Filing for Protection under
      the CCAA .....................................................   40

      Events Subsequent to the Filing for Protection under
      the CCAA .....................................................   41

      Court Orders..................................................   47

STATUS OF CLAIMS PROCESS............................................   48
ILLUSTRATIVE RECOVERIES.............................................   49
IMPACT OF THE PLAN..................................................   50
      Debt and Capital Structure....................................   50
DESCRIPTION OF THE PLAN.............................................   52
      Purpose of the Plan...........................................   52

      The Plan, Jazz and Union Ratification.........................   52
      Business Strategy.............................................   53

      Timing for Plan to Become Effective...........................   54
      Creditor Approval.............................................   54
      ACE...........................................................   54

      Corporate and Capital Reorganization..........................   55

      Air Canada Stock Option Plans.................................   60
      Stock Option Plan.............................................   60
      Allocations under the Plan....................................   60
      Delivery Procedure............................................   63
      Claims not Subject to the Plan................................   64
      Description of the Share Capital of ACE and Air Canada .......   64
      ACE and Air Canada Boards of Directors........................   80
      Statement on Corporate Governance.............................   80
      Next Annual Meeting of Shareholders...........................   80
      Court Approval................................................   80
      Conditions to the Implementation of the Plan .................   81
      Waiver of Defaults............................................   83
      Releases to be Given..........................................   83
      Modification of the Plan......................................   84
      Implications of Failure to Implement the Plan ................   84
CONSIDERATION BY THE BOARD OF THE PLAN..............................   84
POSITION OF THE MONITOR.............................................   85
NEW FINANCING ARRANGEMENTS UPON EMERGENCE...........................   85
      Amex Agreements...............................................   85
      Global Restructuring Agreement................................   86
RIGHTS OFFERING.....................................................   89
      General.......................................................   90
      ACE Rights....................................................   91
      Expiry Time...................................................   91
      Record Date...................................................   91
      Allowances of ACE Rights Shares...............................   91
      How to Complete the Subscription Notices......................   92
      Additional Subscription Privilege.............................   95
      Unexercised ACE Rights........................................   95
      Listing and Securities Law Issues.............................   95
      No Fractional ACE Rights Shares...............................   95

      Validity and Rejection of Subscriptions.......................   96

      Eligible Creditors............................................   96
      Allocations...................................................   96

      Delivery of Share Certificates................................   97

      ACE Rights Share Reserve......................................   97
      Excess Funds..................................................   97
      Monitor.......................................................   98
      Inquiries.....................................................   98
      Residency Declaration.........................................   98
      Standby Commitment............................................   98
      Risk Factors..................................................  101
      Use of Proceeds...............................................  101
      Plan of Distribution..........................................  101
      Documents Incorporated by Reference...........................  101
      Documents Filed as Part of the Registration Statement ........  102

      Promoter......................................................  103

      Legal Matters.................................................  103
      Head Office...................................................  103

      Auditors, Transfer Agent and Registrar........................  103

      Statutory Rights of Withdrawal and Rescission ................  103
INVESTMENT AGREEMENT................................................  103

PENSION PLAN ARRANGEMENTS...........................................  106

ARRANGEMENTS WITH UNIONS............................................  106

CERTAIN CONSIDERATIONS REGARDING THE UNAUDITED PRO FORMA
  CONSOLIDATED BALANCE SHEET OF ACE ................................  108

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF ACE...............  109
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ........  111
      Basis of Presentation.........................................  111
      Plan of Arrangement Adjustments...............................  112
      Equity and Other Financing Transaction Adjustment ............  113
      Fresh Start Accounting Adjustments............................  114

      U.S. GAAP.....................................................  115

OUTLOOK.............................................................  116
RISK FACTORS........................................................  117
      Risk Factors Relating to the Corporation's Business ..........  117
      Risk Factors Relating to the Plan and its Implementation .....  122




      Risk Factors Relating to Non-Implementation of the Plan ......  124
      Risk Factors Relating to the Rights Offering and
      ACE Rights Shares ............................................  124

      Risk Factors Relating to the Issuance of the
      EDP Shares, ACE Variable Voting Shares and
      ACE Voting Shares ............................................  125
INFORMATION ABOUT THE APPLICANTS AND THE BUSINESS...................  125
      Corporate History.............................................  125
      Business of the Corporation and ACE Following
      the Implementation of the Plan ...............................  126
      Competitive Environment.......................................  133
      Fleet Initiatives.............................................  133
      Fuel..........................................................  135
      Insurance.....................................................  135

      Employees.....................................................  136
      Regulatory Environment........................................  137

APPOINTMENT OF THE ACE AND AIR CANADA BOARDS OF DIRECTORS ..........  140
MANAGEMENT..........................................................  141
OTHER CONSIDERATIONS................................................  143
      Registration and Prospectus Requirements upon Issuance .......  143
      Resale of New Securities......................................  143
      Stock Exchange Listing........................................  145

INCOME TAX CONSIDERATIONS...........................................  146

      Certain Canadian Federal Income Tax Considerations ...........  146
      Certain U.S. Federal Income Tax Considerations ...............  152
WHERE YOU CAN FIND INFORMATION......................................  157
APPROVAL OF CIRCULAR................................................  159

APPENDIX A -- FORM OF RESOLUTION....................................  A-1
APPENDIX B -- PLAN..................................................  B-1
      SCHEDULE "A" -- ACE ARTICLES OF INCORPORATION.................  B-2
      SCHEDULE "B" -- ACE ARTICLES OF ARRANGEMENT...................  B-3
      SCHEDULE "C" -- AC ARTICLES OF REORGANIZATION.................  B-4
      SCHEDULE "D" -- SECOND AC ARTICLES OF REORGANIZATION .........  B-5
      SCHEDULE "E" -- AFFECTED FINANCIAL DEBT CLAIMS LIST ..........  B-6
      SCHEDULE "F" -- AC CAPITAL ARTICLES OF ARRANGEMENT ...........  B-8
      SCHEDULE "G" -- STOCK OPTION PLAN.............................  B-9
APPENDIX C --  CLAIMS ORDERS........................................  C-1
APPENDIX D --  CREDITORS' MEETING ORDER.............................  D-1
APPENDIX E --  LIQUIDATION ANALYSIS.................................  E-1
APPENDIX F --  NOTICE OF APPEARANCE.................................  F-1


                                     SUMMARY

      This summary highlights selected information from this Circular/Prospectus to help Affected Unsecured Creditors understand the Plan in order to vote on the Resolution and to decide whether to participate in the Rights Offering. Affected Unsecured Creditors should read this Circular/Prospectus carefully in its entirety to understand the terms of the Plan as well as tax and other considerations that may be important to them in deciding whether to approve the Plan and whether to participate in the Rights Offering. Affected Unsecured Creditors should note, however, that the governing document is the Plan. Affected Unsecured Creditors should also pay special attention to the "Risk Factors" section of this Circular/Prospectus. The following summary is qualified in its entirety by reference to the detailed information contained elsewhere in this Circular/Prospectus including its Appendices, and to the Plan which is attached as Appendix B to this Circular/Prospectus. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the "Glossary of Terms".

                                   AIR CANADA

      Air Canada is Canada's largest domestic and international full-service airline and the largest provider of scheduled passenger services in the domestic market, the Canada-U.S. market as well as in the Canada - Europe, the Canada - Pacific, Canada - Caribbean and Canada - Latin America markets. Air Canada also operates Aeroplan, one of Canada's largest loyalty programs and provides other services such as groundhandling, technical, cargo and tourism related services. See "Information about the Applicants and the Business".

                             BACKGROUND OF THE PLAN

      On April 1, 2003, with the advice of their financial and legal advisors, the Applicants filed for and received protection under the CCAA in the form of a general stay of proceedings.

      A number of factors have led the Applicants to elect to restructure their operations under the CCAA, including: (i) the rapid growth of domestic low-cost airlines; (ii) the Corporation's limited ability to reduce labour costs as well as its aircraft ownership costs; (iii) the impact of the September 11, 2001 terrorist attacks on passenger traffic and on insurance and airport security costs; (iv) the impact of the 2003 SARS outbreak on passenger traffic, notably at Air Canada's largest hub in Toronto; (v) the increased volatility in fuel prices; and (vi) the general economic conditions of recent years leading to a substantial decline in premium business travel markets. The Corporation experienced a net loss of $1.315 billion in 2001 and a net loss of $828 million in 2002. As at December 31, 2002, the Corporation had total assets with a book value of $7.412 billion and total liabilities of $9.700 billion. See "Background of the Plan - Events Prior to the Filing for Protection under the CCAA".

      In the context of the CCAA Proceedings, a comprehensive restructuring plan has been developed to enable the Applicants to emerge from the CCAA Proceedings as viable long-term competitors in the current and future airline industry environment. Since the Date of Filing, the Applicants have made substantial progress in their restructuring plan by, among other things: (i) arranging financing with GECC in order to maintain adequate liquidity during the CCAA Proceedings; (ii) negotiating new collective agreements with all of the Corporation's union groups, (iii) renegotiating the original co-branding credit card agreement with CIBC; (iv) entering into a co-branding charge card agreement and a Membership Rewards agreement with Amex; (v) repudiating or renegotiating a broad variety of contractual obligations, including real estate leases and supply agreements; (vi) restructuring the Corporation's fleet by agreeing to acquire new regional jet aircraft, arranging for the financing of such purchases and completing the renegotiation of aircraft leases; (vii) reaching a settlement on the pilots' arbitration proceedings; (viii) entering into the Global Restructuring Agreement with GECC; (ix) entering into a Standby Purchase Agreement with Deutsche Bank in connection with the Rights Offering; (x) reaching satisfactory arrangements with OSFI for the funding of the solvency deficits in the Corporation's pension plans, and (xi) concluding the Investment Agreement with the Equity Investor. See "Background of the Plan - Events Subsequent to the Filing for Protection under the CCAA".

                                    THE PLAN

      The Plan summarized in this Circular/Prospectus, a copy of which is attached as Appendix B hereto, will be considered and voted upon by the Affected Unsecured Creditors with Voting Claims at the Creditors' Meeting.

      The purpose of the Plan, together with Air Canada's new business strategy, is to restructure the capitalization, operations and cost structure of the Applicants and provide for the compromise and settlement of the Proven Claims of Affected Unsecured Creditors. The Plan and the new business strategy were designed to:

      (i) reduce Air Canada's operating costs to a competitive level through the renegotiation of collective bargaining agreements, aircraft leases, real property leases and various other commercial agreements;

      (ii) implement a fleet renewal program resulting in the appropriate number, size and mix of aircraft for Air Canada's route network;

      (iii) complete a restructuring of Air Canada's debt and lease obligations;

      (iv) redefine Air Canada's core product offerings to compete effectively in the current and future airline industry environment; and

      (v) reorganize Air Canada's corporate structure to enable certain key businesses, including Cargo, Groundhandling and Technical Services, to better compete for third party business and generate value for their stakeholders.


                      THE PLAN, JAZZ AND UNION RATIFICATION

      The Standby Purchase Agreement, as approved by the Court on May 5, 2004, contains a condition that required the Corporation to enter into agreements to achieve labour cost savings of $200 million per year and to enter into "clean slate" provisions dealing with outstanding grievances (agreeing to resolve, waive or compromise outstanding grievances by September 30, 2004) with labour groups by May 15, 2004. As of May 20, 2004, the Corporation reached tentative agreements with its domestic labour unions providing for a combination of productivity improvements and wage reductions and received executed "clean slate" certificates from such unions.

      As of the date hereof, the members of each of Air Canada's five unions have ratified the agreements reached in May 2004. All of Jazz's unions have ratified the agreements reached in May 2004 except for the International Brotherhood of Teamsters which were unable to ratify their agreement in the given timeline. Following a Court attendance on July 9, 2004, the Teamsters have extended the time for completion of the ratification vote until July 15, 2004. If the Unionized Employees of Jazz have not ratified the agreement by July 16, 2004, then the Applicants would consider and discuss with other involved parties how best to revise the Plan in order to accomplish a successful restructuring. The Creditors' Meeting Order and the terms of the Plan itself authorize the removal of Jazz from the Plan. The removal of Jazz and related approaches would be canvassed by the Applicants. The Applicants are authorized to exercise such right at any time after July 16, 2004 and, upon the exercise of such right, the Applicants would seek consequential directions from the Court. Appropriate disclosure would be made prior to the Creditors' Meeting as to any changes consequent on the lack of ratification by the Unionized Employees of Jazz.


                                BUSINESS STRATEGY


      Over the past five years, new low-cost airlines have achieved a significant presence in all of Air Canada's major domestic markets, and these airlines continue to expand rapidly. Air Canada has redefined its business strategy in order to compete in the new low-cost environment. Air Canada's response has been to design and embark on a new business plan based on a competitive cost structure, the redesign of the Air Canada network, a new revenue model and a new corporate structure. The objective of this new business plan is to stabilize Air Canada's domestic market position at a level that provides a solid foundation for its growing international markets.

      The foundation of the new business plan is a competitive cost structure. In addition to the cost reductions related to the repudiation and renegotiation of various contractual obligations and the renegotiation of collective agreements, the focus on cost reductions is also integrated through all elements of the new business strategy and includes: (i) increased utilization of new smaller regional jet aircraft with lower trip costs; (ii) the elimination of older, less efficient aircraft; (iii) the increased utilization of the Internet as a distribution channel; and (iv) a redesigned on-board product offering.

      The redesign of the Air Canada network is a multi-faceted plan that includes increased flying to new international destinations, and altered aircraft utilization. Frequency of service will be maintained in key domestic and transborder markets, while reducing overall capacity in these markets through the increased use of smaller aircraft. The lower trip costs associated with these smaller aircraft are expected to enable Air Canada to compete more effectively with low-cost carriers. To support this type of network redesign, Air Canada has initiated a fleet restructuring.

      The new revenue model is based on simplified low fares that are easy to book on-line at www.aircanada.com. This approach provides value, choice and flexibility for the customer and cost efficiency for the airline. More than 65% of domestic bookings are now made on-line.

      Finally, a new corporate structure with the various business segments within the Air Canada group being established as stand-alone entities will be implemented. It is anticipated that this will permit each such business segment to be developed to its fullest individual potential pursuing, where appropriate, third party sources of business. See "Description of the Plan - Business Strategy".

                               CREDITORS' MEETING

      Pursuant to the Creditors' Meeting Order, the Creditors' Meeting has been called for the Affected Unsecured Creditors with Voting Claims to consider and, if deemed advisable, pass, with or without variation, the Resolution to approve the Plan. The Creditors' Meeting is scheduled to be held in the Grand Salon at the Fairmont Queen Elizabeth, Montreal, Quebec, Canada, at 10:00 a.m. (Montreal time), on August 17, 2004.

                 ENTITLEMENT TO VOTE AND RECEIVE DISTRIBUTIONS

      For the purposes of considering and voting on the Resolution and receiving allocations under the Plan, there will be only one class of Creditors, who are referred to as "AFFECTED UNSECURED CREDITORS".

      Affected Unsecured Creditors who wish to attend the Creditors' Meeting, to vote on the Resolution and to receive distributions pursuant to the Plan, must have submitted Proof(s) of Claim within the specified time periods set forth in the Claims Orders. Affected Unsecured Creditors who failed to file Proof(s) of Claim within such time periods are neither entitled to attend nor vote at the Creditors' Meeting or to receive distributions pursuant to the Plan. The validity and value of the Claims of Affected Unsecured Creditors are determined for voting and distribution purposes in accordance with the procedures set forth in the Claims Orders.

      If an Affected Unsecured Creditor with a Voting Claim transfers all of its Voting Claim and the transferee delivers evidence of its ownership of such Voting Claim together with a written request to the Monitor, not later than ten Business Days prior to the Creditors' Meeting, that such transferee's name be included on the list of Affected Unsecured Creditors entitled to vote at the Creditors' Meeting then such transferee shall be entitled to attend and vote, either in person or by proxy, the transferor's Voting Claim at the Creditors' Meeting in lieu of the transferor.


      With respect to distributions to be effected pursuant to the Plan (other than with respect to an Affected Unsecured Creditor's right to participate in the Rights Offering), if an Affected Unsecured Creditor (other than a Noteholder) transfers or assigns the whole of its Claim to another Person after

April 1, 2003, neither the Applicants nor the Monitor shall be obligated to deal with the transferee or assignee of the Claim as the Creditor in respect thereof unless and until notice of the transfer or assignment, together with evidence showing that such transfer or assignment was valid at Law, is acceptable to the Monitor and has been received by the Monitor at least ten Business Days prior to the Initial Determination Date or any Interim Determination Date, as the case may be. In respect of the Noteholders, distributions under the Plan (other than pursuant to the Rights Offering) will be made to the trustees, paying agents, fiscal agents or similar entities of such Noteholders, which distributions will in turn be distributed by them to Noteholders in accordance with their respective customary practices and procedures.


      In order to be considered a Proven Canadian under the Plan and to ultimately receive ACE Voting Shares, an Affected Unsecured Creditor must deposit the enclosed Residency Declaration printed on orange colour paper with the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038, (204) 941-2039 or
(204) 941-2040) prior to 5:00 p.m. (Montreal time) on August 27, 2004. Affected Unsecured Creditors who fail to provide a duly completed Residency Declaration and are not otherwise determined to be Proven Canadians by the Monitor, will be deemed, for all purposes under the Plan, to be non-Canadians. See "Entitlement to Vote and Receive Distributions - Residency Declaration".

                                       ACE

      In connection with the implementation of the Plan, ACE has been incorporated under the CBCA. As a result of, and upon the implementation of the Plan, ACE will become the parent holding company under which the reorganized Air Canada, the Subsidiaries and the Air Canada Business Partnerships will be held directly or indirectly. See "Description of the Plan - ACE".

                IMPACT OF THE PLAN ON DEBT AND CAPITAL STRUCTURE


      The Plan will significantly reduce the consolidated debt of the Applicants. The Applicants will benefit from a substantial reduction in annual interest costs and principal repayments with respect to their long-term and subordinated perpetual debt. Upon the implementation of the Plan, all the AC Preferred Shares will be converted, redeemed and cancelled and all of the Existing AC Shares will be held by ACE. See "Impact of the Plan - Debt and Capital Structure" and "Unaudited Pro Forma Consolidated Balance Sheet of ACE" and "Notes to the Unaudited Pro Forma Consolidated Balance Sheet".


      The Applicants will also benefit from a capital investment of $850 million pursuant to the Rights Offering and from an additional capital investment of $250 million pursuant to the Investment Agreement. See "Rights Offering" and "Investment Agreement".

                            STATUS OF CLAIMS PROCESS


      The Claims Procedure Order issued on September 18, 2003 and amended on January 29, 2004, authorized the Applicants to conduct a process for calling for and determining the Claims of their Creditors and established Bar Dates for the filing of such Claims. Since the issuance of the Claims Procedure Order, the Monitor has received in excess of 8,700 Claims aggregating approximately $110 billion, which amount does not take into account Claims that may be filed by labour groups in connection with the May 2004 renegotiations of the collective agreements and further to the execution of the "clean slate" certificates (see "Arrangements with Unions"). As of the current date, approximately $2.5 billion of Claims have been accepted for distribution purposes. Approximately $77.9 billion of Claims have either been disallowed or revised by the Monitor to an aggregate value of $3.0 billion and remain unresolved. A further $9.5 billion of Claims remain under review. While the Monitor is currently unable to provide an estimate of the final quantum of Claims which will be accepted for allocation purposes, starting on or about July 15, 2004, the Monitor will provide ongoing updates of the status of such Claims on Air Canada's website at www.aircanada.ca/notice/ and on the website of Air Canada's counsel at www.stikeman.com/ac/.

                     ILLUSTRATIVE RECOVERIES UNDER THE PLAN

      The following table shows illustrative recoveries that may be realized by Affected Unsecured Creditors based on a range of numbers for the total amount of all Proven Claims and on the value of equity securities being equal to the price paid per ACE Rights Share by the Affected Unsecured Creditors under the Rights Offering which is based on a pre-money assumed enterprise value of $925 million. Such illustrative recoveries reflect the base recovery further to the compromise and settlement of Proven Claims and do not take into consideration the effect of any participation by the Affected Unsecured Creditors in the Rights Offering or the effect of the Subordinated Debt Arrangement. THESE NUMBERS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND AFFECTED UNSECURED CREDITORS ARE CAUTIONED THAT ACTUAL RECOVERIES MAY VARY MATERIALLY FROM THESE NUMBERS AND WILL BE DETERMINED BY, AMONG OTHER THINGS: (I) THE FINAL RESULTS OF THE CLAIMS PROCESS, AND (II) THE PRICES AT WHICH THE VARIOUS EQUITY SECURITIES ISSUED PURSUANT TO THE PLAN TRADE IN THEIR RESPECTIVE MARKETS. See "Risk Factors - Risk Factors Relating to the Plan and its Implementation".

                                                           ILLUSTRATIVE RECOVERY FOR EVERY $1 OF PROVEN CLAIM
                                                                IF THE TOTAL OF ALL PROVEN CLAIMS EQUALS
                                                           --------------------------------------------------
                                                           $10.0 BILLION      $12.5 BILLION     $15.0 BILLION
                                                           -------------      -------------     -------------
For Affected Unsecured Creditors.......................       $0.0925            $0.0740           $0.0617


                              LIQUIDATION ANALYSIS

      The Monitor has prepared a Liquidation Analysis in respect of the Applicants which is attached to this Circular/Prospectus as Appendix E. Based on such analysis, if the assets of the Applicants were to be liquidated, there would be no recovery for the Affected Unsecured Creditors.

                           ALLOCATIONS UNDER THE PLAN

      Each Affected Unsecured Creditor (other than Affected Financial Debtholders) with a Proven Claim on the Initial Determination Date will be allocated ACE Variable Voting Shares or, in the case of a Proven Canadian, ACE Voting Shares. After the Initial Determination Date, Affected Unsecured Creditors with Proven Claims may also be allocated EDP Shares from the Disputed Claims Reserve if Disputed Unsecured Claims become Disallowed Claims.

      Each Affected Financial Debtholder with a Proven Financial Debt Claim (whether proven as of the Initial Determination Date or thereafter) and Affected Unsecured Creditors with Disputed Unsecured Claims on the Initial Determination Date, which Disputed Unsecured Claims ultimately become Proven Claims, will be allocated EDP Shares.

      Holders of Existing AC Class A Shares will be allocated ACE Variable Voting Shares and holders of Existing AC Common Shares will be allocated ACE Voting Shares. Such ACE Variable Voting Shares and ACE Voting Shares will be consolidated resulting in Existing AC Shareholders (other than holders of Existing AC Preferred Shares) holding approximately 0.01% of the Fully Diluted Equity of ACE.


      The AC Preferred Shares will be converted into AC Redeemable Shares which will be redeemed by Air Canada in consideration of the payment of the Redemption Price of $1 in the aggregate.


      Upon the implementation of the Plan, the Fully Diluted Equity of ACE will be held as follows:

      (i) 45.77% by Affected Unsecured Creditors as a result of the compromise and settlement of Proven Claims;

      (ii) 42.06% by Affected Unsecured Creditors who have exercised their ACE Rights and/or Deutsche Bank pursuant to the Rights Offering;

      (iii) 9.16% by the Equity Investor pursuant to the Investment Agreement (in the form of ACE Preferred Shares initially convertible into 9.16% of the Fully Diluted Equity of ACE as of the Closing Time);

      (iv) 3.0% granted pursuant to the Stock Option Plan upon emergence by the Applicants from the CCAA Proceedings; and

      (v) approximately 0.01% by the Existing AC Shareholders (other than holders of Existing AC Preferred Shares).

The above percentages are based on the assumption that the investment by the Equity Investor pursuant to the Investment Agreement will be completed upon the implementation of the Plan. If such investment is not completed upon the implementation of the Plan, such percentages would be adjusted to reflect the equity of ACE that would be reserved for issuance to GECC pursuant to the Exit Lender Convertible Note and the Exit Lender Warrants. See "Description of the Plan - Allocations under the Plan".

                          SUBORDINATED DEBT ARRANGEMENT

      On April 5, 2004, the Court issued an Order authorizing Air Canada to propose in its Plan the treatment of subordinated creditors of Air Canada on terms based on those of the Subordinated Debt Arrangement negotiated between certain subordinated creditors and certain financial creditors of Air Canada. Accordingly, the Plan (including the Rights Offering) provides the following treatment: (i) all distributions to be made to holders of Affected Subordinated Claims which are Proven Financial Debt Claims shall be reduced to 26% of the distributions such Creditors would otherwise be entitled to receive, and (ii) the remaining portions of the distributions (74%) resulting from such reduction shall be distributed, on a pro rata basis, to holders of Affected Senior Claims which are Proven Financial Debt Claims. The terms of the Subordinated Debt Arrangement are incorporated in the Plan.

                 DESCRIPTION OF ACE AND AIR CANADA SHARE CAPITAL

      As a result of the implementation of the Plan, Air Canada's authorized share capital will consist of four classes of shares: (i) AC Common Shares, which are voting and participating; (ii) AC Class A Shares, which are non-voting and participating; (iii) AC Non-Voting Shares, which are non-voting and participating; and (iv) EDP Shares, which are non-voting and participating. ACE's authorized share capital will consist of three classes of shares: (i) ACE Variable Voting Shares, which are variable voting and participating; (ii) ACE Voting Shares, which are voting and participating and (iii) ACE Preferred Shares. See "Description of the Plan - Description of the Share Capital of ACE and Air Canada".

                                STOCK OPTION PLAN

      Pursuant to the Plan, the Stock Option Plan of ACE will be established as an ongoing stock option program and will comprise a maximum of 5% of the Fully Diluted Equity of ACE (with a maximum of 3% of the Fully Diluted Equity of ACE pursuant to options to be granted upon the emergence by the Applicants from the CCAA Proceedings). See "Description of the Plan - Stock Option Plan".

                               BOARD OF DIRECTORS

      As part of the implementation of the Plan, the new board of directors of ACE shall consist of 11 directors and the new board of directors of Air Canada shall consist of three directors. The individuals who shall be members of the new board of directors of ACE and the individuals who shall be members of the new board of directors of Air Canada pursuant to the Plan shall be announced by way of press release prior to the Creditors' Meeting.


      The term of office of those directors who will not remain after the restructuring and who are on the board of directors of Air Canada immediately prior to the Implementation Date will terminate on Day One. The members of the new board of directors of Air Canada shall also be appointed on Day One. The new members of the new board of directors of ACE will be appointed on Day One. The directors of ACE will hold office until the next annual meeting of shareholders (expected to be held in 2005) of ACE or until their successors are appointed. See "Description of the Plan - ACE and Air Canada Boards of Directors", "Description of the Plan - Corporate and Capital Reorganization" and "Appointment of the ACE and Air Canada Boards of Directors".


                         CLAIMS NOT SUBJECT TO THE PLAN

      The Plan does not affect or compromise the Excluded Claims. See "Description of the Plan - Claims not Subject to the Plan".

            VOTING REQUIREMENT FOR THE RESOLUTION TO APPROVE THE PLAN


      In order for the Plan to obtain the necessary Creditor approval pursuant to the CCAA, the Resolution must be accepted by a majority in number of the Affected Unsecured Creditors having Voting Claims and voting on the Resolution (in person or by proxy) at the Creditors' Meeting and representing not less than 66 2/3% in value of the Voting Claims of the Affected Unsecured Creditors voting at the Creditors' Meeting. See "Description of the Plan - Creditor Approval".


                                 COURT APPROVAL


      If the Plan is approved at the Creditors' Meeting in accordance with the CCAA, the Applicants intend to bring a motion before the Court for issuance of the Confirmation Order sanctioning the Plan under the CCAA on or about August 23, 2004 at 10:00 a.m. (Toronto time) at 361 University Ave., Toronto, Ontario, M5G 2J5. Any Affected Unsecured Creditor who wishes to appear or be represented, and to present evidence or argument, at the Court hearing must file with the Court, a Notice of Appearance (a form of which is attached as Appendix F) and serve such Notice of Appearance on the Applicants' solicitors, Stikeman Elliott LLP (Attention: Sean Dunphy), at least seven days before the Court hearing.



                                 RIGHTS OFFERING

Offering

      42,500,000 ACE Rights to subscribe for an aggregate of 42,500,000 ACE Rights Shares.

Subscription Price

      $20.00 per ACE Rights Share, payable by certified cheque, bank draft, or wire transfer (without deduction for bank service charges or otherwise) to, or to the order of, the Monitor. Payment for the ACE Rights Shares will be accepted only in Canadian dollars.

Record Date

      Only Noteholders of record as of the Record Date and Affected Unsecured Creditors (other than Noteholders) who are recorded by the Monitor to have a Claim as of the Record Date are entitled to participate in the Rights Offering.

Expiry Time

      August 27, 2004 at 5:00 p.m. (Montreal time), unless extended due to postal disruption, which extension will be subject to regulatory approvals.

Entitlement to ACE Rights Shares

      The number of ACE Rights Shares for which each Affected Unsecured Creditor is entitled to subscribe for is determined by its Basic Allowance which is calculated based on the proportion that such Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. The maximum number of ACE Rights Shares to be issued to an Exercising Creditor will be limited to its Basic Allowance and determined based on the number of ACE Rights Shares subscribed for and for which the Exercise Price has been received by the Monitor. Given that it is likely that a number of Claims will continue to be disputed on the Election Date, it will not be possible for Affected Unsecured Creditors to calculate exactly their Basic Allowance when they subscribe for ACE Rights Shares on the Election Date. Therefore, in accordance with the instructions provided in the section titled "Rights Offering", an Affected Unsecured Creditor will be able to calculate the maximum number and the minimum number of ACE Rights Shares that may be allocated to it pursuant to its Basic Allowance and subscribe for ACE Rights Shares on that basis. In calculating their Basic Allowance, the Claims of Affected Financial Debtholders will be adjusted to give effect to the Subordinated Debt Arrangement. No fractional ACE Rights Shares will be issued. For greater certainty, shareholders of Air Canada, who are not Affected Unsecured Creditors, are not entitled to participate in the Rights Offering.

Exercise of Rights

      By depositing the appropriate Subscription Notice accompanying this Circular/Prospectus together with the Exercise Price, an Affected Unsecured Creditor can subscribe for ACE Rights Shares up to its Basic Allowance. No fractional ACE Rights Shares will be issued. To exercise ACE Rights, an Exercising Creditor must:

      (i) Complete and sign the appropriate form of Subscription Notice, being: (i) the Subscription Notice printed on blue colour paper in the case of Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated Claims), (ii) the Subscription Notice printed on green colour paper in the case of holders of Affected Senior Claims, and (iii) the Subscription Notice printed on yellow colour paper in the case of holders of Affected Subordinated Claims.

      (ii) In the case of Noteholders, send evidence satisfactory to the Monitor that they are the beneficial owners of their notes, bonds or debentures as of the Record Date. The documentation listed in the section "Rights Offering - How to Complete the Subscription Notices" will be accepted as such evidence provided that such documents are in form and substance satisfactory to the Monitor in its sole discretion.


      (iii) Make payment in Canadian dollars by certified cheque, bank draft or wire transfer (without deduction for bank service charges or otherwise) payable to or to the order of the Monitor. The amount of payment will be $20.00 per ACE Rights Share subscribed for. If you wish to send your Exercise Price by wire transfer, please contact the Monitor.

      (iv) Deliver the completed Subscription Notice and the Exercise Price for all ACE Rights Shares subscribed for. SUBSCRIPTION NOTICES ALONG WITH THE EXERCISE PRICE MUST BE RECEIVED BY THE MONITOR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON OR BEFORE AUGUST 27, 2004 at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor). If sent by mail, allow for sufficient time to avoid late delivery.

Additional Subscription Privilege

      No additional subscription privilege is being offered over and above an Affected Unsecured Creditor's Basic Allowance in respect of any ACE Rights which are not exercised by other Affected Unsecured Creditors. Any unsubscribed ACE Rights Shares will be purchased by Deutsche Bank as standby purchaser pursuant to the Standby Purchase Agreement.

Standby Commitment

      Deutsche Bank has entered into the Standby Purchase Agreement pursuant to which it has agreed to purchase all ACE Rights Shares not otherwise subscribed for pursuant to the Rights Offering at a price per ACE Rights Share equal to $21.50, which is equal to the Subscription Price plus a premium of 7.5%. The obligations of Deutsche Bank pursuant to the Standby Purchase Agreement are subject to a number of conditions precedent. Deutsche Bank has the right, pursuant to the Standby Purchase Agreement, to participate out its rights to purchase the ACE Rights Shares not otherwise subscribed for pursuant to the Rights Offering.

Stock Exchange Listing

      The ACE Rights will not be listed or posted for trading on any exchange or other trading system. The ACE Rights will be non-transferable and non-assignable. An application has been made to have the ACE Rights Shares listed on the TSX.

Eligible Creditors

      Only Affected Unsecured Creditors who are Eligible Creditors are entitled to participate in the Rights Offering.

Risk Factors

      In addition to the risk factors relating, among other things, to the business of the Corporation, the implementation or non-implementation of the Plan and the issuance of the EDP Shares, ACE Variable Voting Shares and ACE Voting Shares pursuant to the Plan, Affected Unsecured Creditors who wish to participate in the Rights Offering should carefully consider the specific risk factors relating to the Rights Offering. See "Risk Factors" and "Risk Factors - Risk Factors Relating to the Rights Offering and ACE Rights Shares".

                           EQUITY SOLICITATION PROCESS

      On April 2, 2004, Trinity announced that it was not going to seek an extension of its investment agreement with Air Canada upon its expiry on April 30, 2004.

      Consequently, after having held numerous discussions with the Corporation's stakeholders, including labour unions, financial creditors, advisors to the unsecured creditors' committee, GECC and GE Capital Aviation Services, the Monitor and the Corporation developed a revised equity process consisting of: (i) the expansion of the Rights Offering to $850 million with the continued support of Deutsche Bank through the Standby Purchase Agreement, and
(ii) the design of a new equity solicitation process to potentially raise an additional $250 million. The terms of the revised equity process were approved by the Court on May 4, 2004. The Monitor had an expanded role whereby it supervised, facilitated and oversaw the process.


      On June 18, 2004, Air Canada received bids from potential equity investors. On June 23, 2004, after consulting with its financial and legal advisors, Air Canada accepted an investment proposal from the Equity Investor, an affiliate of Cerberus. The Equity Investor's proposal provides for an investment of $250 million in ACE Preferred Shares under terms accepted and supported by major financial stakeholders, Air Canada, the unsecured creditors' committee, the board of directors of Air Canada and the Monitor. The Equity Investor's investment proposal, together with the $850 million to be raised through the Rights Offering, brings the total equity to be raised by Air Canada to $1.1 billion. The terms of the Investment Agreement were approved by the Court on July 2, 2004.


                              INVESTMENT AGREEMENT

      Pursuant to the terms of the Investment Agreement, the Equity Investor will invest $250 million in ACE in exchange for ACE Preferred Shares initially convertible into 9.16% of the Fully Diluted Equity of ACE as of the Closing Time. The obligation of the Equity Investor to make the investment contemplated by the Investment Agreement is conditional on the satisfaction of, or compliance with, certain conditions. The occurrence of the closing under the Investment Agreement is not a condition of the Standby Purchase Agreement, the Global Restructuring Agreement or for the emergence by the Applicants from the CCAA Proceedings. See "Investment Agreement" - "Description of the Plan - Description of the Share Capital of ACE and Air Canada".

                 DEADLINES FOR PROXIES, DECLARATIONS AND NOTICES


      Duly completed proxies must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 13, 2004 or 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Creditors' Meeting. Proxies may also be deposited with the chair at the Creditors' Meeting (or any adjournment thereof), prior to the commencement of the Creditors' Meeting (or such adjournment).

      Duly completed Residency Declarations must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004.

      Duly completed Subscription Notices, in the appropriate form, along with the Exercise Price to participate in the Rights Offering must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004.

      All proxies, Residency Declarations, Subscription Notices and Exercise Price must be sent to the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number (204) 941-2038, (204) 941-2039 or (204) 941-2040). If you wish to send your Exercise
Price by wire transfer, please contact the Monitor.

                                  RISK FACTORS

      Affected Unsecured Creditors should carefully consider certain risk factors relating, among other things, to the business of the Corporation, the implementation or non-implementation of the Plan, the Rights Offering and the issuance of the EDP Shares, ACE Variable Voting Shares and ACE Voting Shares pursuant to the Plan. See "Risk Factors".

                   CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

      For a summary description of the Canadian federal income tax consequences resulting from the implementation of the Plan (including the Rights Offering), Affected Unsecured Creditors should refer to the section entitled "Income Tax Considerations -- Certain Canadian Federal Income Tax Considerations".


                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

      For a summary description of the U.S. federal income tax consequences resulting from the implementation of the Plan (including the Rights Offering), Affected Unsecured Creditors should refer to the section entitled "Income Tax Considerations -- Certain U.S. Federal Income Tax Considerations".

                      ADDITIONAL INFORMATION AND INQUIRIES

      Air Canada is subject to continuous disclosure requirements of the Canadian securities legislation and the TSX. Information filed by Air Canada with Canadian securities regulators and the TSX can be inspected at the offices of the Autorite des marches financiers and at the TSX. Generally, such information is also available at www.sedar.com. Air Canada is also subject to certain of the informational requirements of the 1934 Act. Such information is available at www.sec.gov, the website of the SEC. More information about the Applicants' restructuring is available at Air Canada's website at www.aircanada.ca/notice/. Copies of materials filed and Court orders issued pursuant to the CCAA Proceedings can be obtained from the website of Air Canada's legal counsel, Stikeman Elliott LLP, at www.stikeman.com/ac/. See "Where You Can Find Information".


      Should you have any questions regarding voting, proxies, Residency Declarations, the Rights Offering and Subscription Notices or other procedures, you may contact the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number (204) 941-2038,
(204) 941-2039 or (204) 941-2040 and telephone number (204) 941-2215 for service in English and (204) 941-2420 for service in French).

                              IMPORTANT INFORMATION

      This Circular/Prospectus contains important information that should be read before any decision is made with respect to the matters referred to herein. Capitalized terms, except as otherwise defined herein, are defined in the section entitled "Glossary of Terms".

      No person has been authorized to give any information or to make any representation not contained in this Circular/Prospectus, and, if given or made, such information or representation should not be relied upon. This Circular/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities described in this Circular/Prospectus, or the solicitation of a proxy, in any jurisdiction, or to or from any person to or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Circular/Prospectus nor any distribution of the securities issued pursuant to the Plan shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Circular/Prospectus.

      The initial issuance of ACE Variable Voting Shares, ACE Voting Shares and EDP Shares to Affected Unsecured Creditors and shareholders of Air Canada under the Plan (other than the ACE Variable Voting Shares and the ACE Voting Shares to be issued upon exercise of the ACE Rights, which are qualified by this Prospectus and registered pursuant to the Registration Statement), will not be registered under the 1933 Act or the securities laws of any state of the United States. Such securities will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the 1933 Act and similar exemptions under state securities laws. These securities will be freely transferable under United States federal securities laws, except for securities held by persons who are deemed to be "affiliates" of Air Canada prior to or after the implementation of the Plan. Such securities held by "affiliates" may be resold by them only in transactions permitted by the resale provisions of Rule 145(d) or Regulation S under the 1933 Act or as otherwise permitted under the 1933 Act. See "Other Considerations -- Registration and Prospectus Requirements upon Issuance" and "Other Considerations -- Resale of New Securities".

      Affected Unsecured Creditors should carefully consider the income tax consequences of the Plan described herein. See "Income Tax Considerations".

      Affected Unsecured Creditors should not construe the contents of this Circular/Prospectus as investment, legal or tax advice. Affected Unsecured Creditors should consult their own counsel, accountants and other advisors as to legal, tax, business, financial and related aspects of the Plan.

                           FORWARD-LOOKING STATEMENTS

      This Circular/Prospectus includes forward-looking statements that involve risks and uncertainties. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to the Corporation's future prospects, business strategies and potential future developments.

      These forward-looking statements are identified by the use of terms and phrases such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will", "would", and similar terms and phrases, including references to assumptions. These statements are contained in this Circular/Prospectus under the headings "Risk Factors", "Outlook" and "Unaudited Pro Forma Consolidated Balance Sheet of ACE" as well as in other sections of this Circular/Prospectus.

      These forward-looking statements are subject to risks and uncertainties that may cause the Corporation's actual future operations and results of operations to be materially different from those suggested or described in this Circular/Prospectus. These risks include the risks that are identified in this Circular/Prospectus and the documents incorporated by reference which are primarily listed in the "Risk Factors" section of this Circular/Prospectus. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Corporation's actual results may vary materially from those expected, estimated or projected.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

      This Circular/Prospectus contains forward-looking statements, as defined in the United States Private Securities Litigation Reform Act of 1995, that are based on current expectations and estimates. Statements that are not historical facts, including statements about Air Canada's beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties, and actual results may therefore differ materially from those expressed or implied by the forward-looking statements. Important factors that may affect these expectations include, but are not limited to, the factors listed in the "Risk Factors" section of this Circular/Prospectus. Readers should evaluate any statements in light of these important factors. See "Risk Factors".

                                NON-GAAP MEASURES

      The term EBITDAR is used in this Circular/Prospectus and is defined in the section entitled "Glossary of Terms". The Corporation also uses the terms Available Seat Miles, Passenger Load Factor, Revenue Passenger Miles and Yield. None of these terms are Canadian GAAP terms and they may not be identical to similarly titled measures reported by other companies. Furthermore, they should not be considered in isolation or as alternative measurements of operating performance or liquidity to net loss, operating loss, cash flows from operating activities or any other measures of performance under Canadian GAAP. The Corporation's method of calculating such measures may differ from that of other companies and, accordingly, such measures may not be comparable to measures used by other companies. The Corporation believes that EBITDAR, Available Seat Miles, Passenger Load Factor, Revenue Passenger Miles and Yield are viewed as relevant supplemental measures of performance in the airline industry. See "Glossary of Terms".

                            EXCHANGE RATE INFORMATION

      Air Canada publishes its consolidated financial statements in Canadian dollars. IN THIS CIRCULAR/PROSPECTUS, EXCEPT WHERE OTHERWISE EXPRESSLY INDICATED, ALL DOLLAR AMOUNTS ARE EXPRESSED IN CANADIAN DOLLARS. REFERENCES TO "$" OR "CDN.$" ARE TO CANADIAN DOLLARS AND REFERENCES TO "U.S.$" OR "U.S. DOLLARS" ARE TO UNITED STATES DOLLARS.

      The following table sets forth, for each period indicated, the high and low exchange rates for Canadian dollars expressed in U.S. dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period, based upon the inverse of the noon spot rate published by the Bank of Canada:


                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------

                                                    2004 TO
                                                    DATE(1)        2003      2002     2001
                                                    -------       ------    ------   ------
High..............................................   0.7879       0.7789    0.6618   0.6695
Low...............................................   0.7159       0.6338    0.6199   0.6242
Average...........................................   0.7494       0.7135    0.6368   0.6458
Period End........................................   0.7335       0.7713    0.6331   0.6279

(1) As of May 31, 2004.


      On July 9, 2004, the noon spot rate published by the Bank of Canada was Cdn.$1.3209 per U.S. dollar and the inverse of the noon spot rate was U.S. $0.7571 per Canadian dollar.

      Pursuant to the Plan (for greater clarity, including the Rights Offering), all Claims will be denominated in Canadian dollars. Any Claim in U.S. dollars will be converted into Canadian dollars at the Bank of Canada noon spot rate on April, 1, 2003, which rate was $1.4726 per U.S.$1.00

                               LIST OF APPENDICES

      The following Appendices are attached to this Circular/Prospectus and form an integral part hereof:

Appendix A      --       Form of Resolution

Appendix B      --       Plan

      Schedule "A"       --      ACE Articles of Incorporation
      Schedule "B"       --      ACE Articles of Arrangement
      Schedule "C"       --      AC Articles of Reorganization
      Schedule "D"       --      Second AC Articles of Reorganization
      Schedule "E"       --      Affected Financial Debt Claims List
      Schedule "F"       --      AC Capital Articles of Arrangement
      Schedule "G"       --      Stock Option Plan

Appendix C       --      Claims Orders

Appendix D       --      Creditors' Meeting Order

Appendix E       --      Liquidation Analysis

Appendix F       --      Notice of Appearance

                                GLOSSARY OF TERMS

      Unless otherwise defined or the context otherwise requires, capitalized terms used in this Circular/Prospectus shall have the following meanings and words importing the singular number only, include the plural and vice versa and words importing any gender include all genders. CERTAIN CAPITALIZED TERMS RELATING TO THE RIGHTS OFFERING ARE DEFINED IN THE SECTION ENTITLED "RIGHTS OFFERING".

"1933 ACT" means the United States Securities Act of 1933, as amended.

"1934 ACT" means the United States Securities Exchange Act of 1934, as amended.

"3838722" means 3838722 Canada Inc., a corporation incorporated and existing under the CBCA.

"ABCA" means the Business Corporations Act (Alberta).

"ABCA REGISTRAR" means the Registrar as defined in Section 1 of the ABCA.

"AC ARTICLES OF REORGANIZATION" means the articles of reorganization of Air Canada effecting the AC Reorganization.

"AC CAPITAL" means Air Canada Capital Ltd., a corporation incorporated and existing under the ABCA.

"AC CAPITAL ARRANGEMENT" means the arrangement of AC Capital, Wingco and Subco pursuant to Section 193 of the ABCA and the AC Capital Articles of Arrangement pursuant to which AC Capital, Wingco and Subco shall be amalgamated.


"AC CAPITAL ARTICLES OF ARRANGEMENT" means the articles of arrangement of AC Capital, Wingco and Subco effecting the AC Capital Arrangement.


"AC CAPITAL PLAN OF ARRANGEMENT" means the plan of arrangement contemplated by the AC Capital Articles of Arrangement giving effect to the AC Capital Arrangement.

"AC CLASS A SHARES" means the Class A non-voting shares in the capital of Air Canada.

"AC COMMON SHARES" means the common shares in the capital of Air Canada.

"AC NON-VOTING SHARES" means the non-voting shares in the capital of Air Canada created pursuant to the Second AC Reorganization to be subsequently exchanged for ACE Variable Voting Shares or ACE Voting Shares, as applicable.

"AC ONLINE UNIT" means the office functions relating to an Internet technology platform being transferred to an Air Canada Business Partnership as part of the corporate restructuring effected pursuant to the Plan.

"AC PREFERRED SHARES" means the Class A convertible participating non-voting preferred shares, Series 1 in the capital of Air Canada and the Class A convertible participating non-voting shares, Series 2 in the capital of Air Canada.

"AC REDEEMABLE SHARES" means the redeemable shares in the capital of Air Canada resulting from the conversion of the AC Preferred Shares pursuant to the AC Reorganization.

"AC REORGANIZATION" means the reorganization of Air Canada's share capital pursuant to Section 191 of the CBCA and pursuant to the AC Articles of Reorganization pursuant to which, among other things: (i) the AC Preferred Shares will be converted into AC Redeemable Shares and (ii) the rights, privileges, restrictions and conditions attaching to the AC Common Shares and to the AC Class A Shares will be amended to provide, in the case of each such class of shares, for an exchange right exercisable at Air Canada's option, pursuant to which ACE, at any time after the redemption of the AC Redeemable Shares, on exercise of such option by Air Canada shall deliver ACE Voting Shares to all holders of Existing AC Common Shares and shall deliver ACE Variable Voting Shares to all holders of Existing

AC Class A Shares in exchange for ACE receiving all of the Existing AC Common Shares and Existing AC Class A Shares, each such exchange provided for in (ii) to occur on a one-for-one basis.

"ACE" means ACE Aviation Holdings Inc., a corporation incorporated and existing under the CBCA.


 "ACE ARRANGEMENT" means the arrangement of ACE pursuant to Section 192 of the CBCA and the ACE Articles of Arrangement pursuant to which: (i) the ACE Articles of Incorporation shall be amended to (a) create the ACE Variable Voting Shares, the ACE Voting Shares and the ACE Preferred Shares (with the ACE Variable Voting Shares and the ACE Voting Shares bearing a consolidation feature), and (b) change the number of directors from three to 11; (ii) the new members of the board of directors of ACE shall be appointed, (iii) the auditors of ACE shall be appointed and (iv) the by-laws of ACE shall be adopted.

"ACE ARTICLES OF ARRANGEMENT" means the articles of arrangement of ACE effecting the ACE Arrangement.


"ACE ARTICLES OF INCORPORATION" means the articles of incorporation of ACE.

"ACE EDP SHARE SUPPORT AGREEMENT" means the support agreement between ACE and Air Canada, pursuant to which, among other things, ACE agrees to issue and deliver ACE Variable Voting Shares and ACE Voting Shares to the holders of EDP Shares in accordance with the share conditions governing the EDP Shares, and pursuant to which ACE agrees to provide funding to Air Canada to pay any required dividends on the EDP Shares to the extent that Air Canada does not have adequate funds for such purpose.


"ACE HOLDCO" means 4218761 Canada Inc., a corporation incorporated and existing under the CBCA.


"ACE HOLDCO SHARES" means the issued and outstanding common shares in the capital of ACE Holdco.


"ACE PLAN OF ARRANGEMENT" means the plan of arrangement contemplated by the ACE Articles of Arrangement and giving effect to the ACE Arrangement.


"ACE PREFERRED SHARES" means the preferred shares in the capital of ACE having substantially the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement.

"ACE RIGHTS" means the subscription rights for ACE Variable Voting Shares or, in the case of Exercising Creditors who are Proven Canadians, for ACE Voting Shares to be granted to the Affected Unsecured Creditors.

"ACE RIGHTS SHARES" means the ACE Variable Voting Shares or, in the case of Exercising Creditors who are Proven Canadians, the ACE Voting Shares to be issued to the Exercising Creditors pursuant to the Rights Offering and/or Deutsche Bank pursuant to the Standby Purchase Agreement.

"ACE RIGHTS SHARE POOL" means the pool of ACE Rights Shares available for distribution to Exercising Creditors and/or Deutsche Bank pursuant to the Rights Offering.


"ACE RIGHTS SHARE RESERVE" means the reserve, if any, established and maintained by the Disbursing Agent, into which ACE shall issue and deposit the ACE Rights Shares that would be distributed to Exercising Creditors who hold Disputed Unsecured Claims if such Claims were to become Proven Claims for their entire amount after the Initial Determination Date, pending the proof or disallowance of such Disputed Unsecured Claims;


"ACE SHARES" means, collectively, the ACE Variable Voting Shares and the ACE Voting Shares.


"ACE SUPPORT AGREEMENT" means the support agreement between ACE and Air Canada, pursuant to which, among other things, ACE agrees to issue and deliver ACE Variable Voting Shares and ACE Voting Shares to the holders of AC Non-Voting Shares in accordance with the share conditions governing the AC Non-Voting Shares and pursuant to which ACE agrees to issue ACE Variable Voting Shares and ACE

Voting Shares to the holders of Existing AC Class A Shares and Existing AC Common Shares, respectively, in accordance with the terms of the AC Articles of Reorganization.

"ACE VARIABLE VOTING SHARES" means the Class A variable voting shares in the capital of ACE, having substantially the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement.

"ACE VOTING SHARES" means the Class B voting shares in the capital of ACE, having substantially the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement.

"ACPPA" means the Air Canada Public Participation Act (Canada).

"AEROPLAN" means Aeroplan Limited Partnership, a limited partnership formed and existing under the laws of Quebec.

"AFFECTED FINANCIAL DEBT CLAIMS" means the Claims, as of the Date of Filing, set forth on the Affected Financial Debt Claims List.

"AFFECTED FINANCIAL DEBT CLAIMS LIST" means the list of Affected Financial Debt Claims attached to the Plan, as amended or supplemented from time to time.

"AFFECTED FINANCIAL DEBTHOLDER" means a holder of an Affected Financial Debt Claim to the extent of such Affected Financial Debt Claim.

"AFFECTED SENIOR CLAIMS" means the Claims listed in Section A of the Affected Financial Debt Claims List.

"AFFECTED SUBORDINATED CLAIMS" means the Claims listed in Section B of the Affected Financial Debt Claims List.

"AFFECTED UNSECURED CLAIMS" means all Claims of any Person.

"AFFECTED UNSECURED CREDITOR" means a holder of an Affected Unsecured Claim.

"AIR CANADA" means Air Canada, a corporation continued and existing under the CBCA.

"AIR CANADA BUSINESS PARTNERSHIPS" means, collectively, the limited partnerships to be constituted under the laws of Quebec for each of the Technical Services Unit, the Groundhandling Unit, the Cargo Unit, the AC Online Unit and Jazz.

"AIR CANADA BUSINESSES" means each one of the Technical Services Unit, the Groundhandling Unit, the Cargo Unit and the AC Online Unit, as well as Jazz.


"AIR CANADA OPTIONS" means any options to purchase AC Common Shares and AC Class A Shares issued and outstanding under the Air Canada SOP immediately prior to the Implementation Time.


"AIR CANADA SAPS" means, collectively, the share appreciation plan established for Air Canada pilots dated September 10, 1998, the share appreciation plan established for the management and administrative and technical support group of Air Canada dated February 18, 1999 and the share appreciation plan established for management of Air Canada dated July 31, 2001.

"AIR CANADA SOP" means Air Canada's stock option plan authorized by the board of directors of Air Canada on February 28, 1990 and approved and confirmed by the shareholders of Air Canada on April 26, 1990, as amended.

"AIR CANADA WARRANTS" means the warrants to purchase AC Class A Shares granted under the Warrant Agreement.

"AMEX" means Amex Bank of Canada.

"APPLICANTS" means Air Canada and 3838722 Canada Inc., AC Capital, Jazz, Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc. and ZIP, collectively, and "APPLICANT" means any one of the Applicants.

"AVAILABLE SEAT MILES" or "ASMS" means a measure of passenger capacity calculated by multiplying the total number of seats available for passengers by the miles flown.

"BAR DATE" means the applicable bar date or dates for filing Claims for voting purposes or distribution purposes as set out in the Claims Orders.


"BASIC ALLOWANCE" means, in respect of an Affected Unsecured Creditor, an entitlement equal to its pro rata portion of the aggregate number of the ACE Rights Shares based on such Affected Unsecured Creditor's Proven Claim in relation to the aggregate amount of Proven Claims, as adjusted for holders of Affected Senior Claims and Affected Subordinated Claims to give effect to the Subordinated Debt Arrangement.

"BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are generally open for business in Toronto, Ontario.

"CAIL" means Canadian Airlines International Ltd.

"CANADIAN" means a "Canadian" for the purposes of the CTA.

"CANADIAN GAAP" means generally accepted accounting principles in Canada including those set out in the Handbook of the Canadian Institute of Chartered Accountants.

"CANADIAN HOLDER" means an Affected Unsecured Creditor or an Existing AC Shareholder resident of Canada for the purposes of the ITA.

"CARGO" means the business and operations of Air Canada's air cargo services business provided on passenger flights in Canada, the United States and around the world, including cargo related products, services and ground operations.

"CARGO UNIT" means the air cargo business and operations of Air Canada in Canada, the United States and, if the required approval from Governmental Entities has been obtained prior to the Implementation Date, such other countries around the world, being transferred to an Air Canada Business Partnership as part of the corporate restructuring effected in accordance with the Plan.

"CBCA" means the Canada Business Corporations Act, as amended.

"CCAA" means the Companies' Creditors Arrangement Act (Canada), as amended.

"CCAA PROCEEDINGS" means the proceedings in respect of the Applicants before the Court commenced pursuant to the CCAA.

"CERBERUS" means Cerberus Capital Management, L.P.

"CIBC" means the Canadian Imperial Bank of Commerce.

"CIRCULAR" means this circular, proxy statement and prospectus, including the Appendices hereto and any written amendment or supplement hereto made after the date hereof.


"CLAIM" means (i) any right of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind of one or more of the Applicants owed to such person and any interest accrued thereon or costs payable in respect thereof, whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including the right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation is based in whole or in part on facts existing prior to Date of Filing, or which would have been claims provable in bankruptcy had the affected Applicant become bankrupt on the Date of Filing,
(ii) any Restructuring Claim, or (iii) any Tax Claim; provided however, that "Claim" shall not include any Claim which is an Excluded Claim.

"CLAIMS ORDERS" means collectively, the Claims Procedure Order, the Part III Complaints Order of the Court dated November 3, 2003 and the Grievance Claims Procedure Order of the Court dated January 29, 2004, as such Orders may be supplemented by further Orders of the Court and copies of which are attached as Appendix C.

"CLAIMS PROCEDURE ORDER" means the Order of the Court dated September 18, 2003 establishing, among other things, procedures for proving Claims, as amended or supplemented from time to time by further Orders of the Court.

"CLOSING TIME" means the time at which all of the transactions contemplated on Day One have been completed.

"CODE" means Internal Revenue Code of 1986 (United States), as amended.

"CODE-SHARE" or "CODE-SHARING" refers to a commercial agreement between airlines where an air carrier sells air transportation under its own airline designator code and the actual transportation is provided by the other air carrier.

"COLLECTIVE BARGAINING AGREEMENTS" means the letters of understanding, letters of intent and other written communications with bargaining agents for employees, amending the existing collective agreements.

"COMMERCIAL SERVICES AGREEMENTS" means the commercial services agreements between Air Canada and each of the Air Canada Business Partnerships pursuant to which the Air Canada Business Partnerships are to provide commercial services to Air Canada for a service fee.

"COMPETITION ACT" means the Competition Act (Canada), as amended.

"COMPLETION TIME" means the time at which all of the transactions contemplated by the implementation steps of the Plan have been completed.

"CONFIRMATION ORDER" means the Order of the Court granting final approval of the Plan as such Order may be amended, modified or varied by the Court from time to time.

"CORPORATION" means, as the context may require, Air Canada and the Subsidiaries collectively, Air Canada and one or more of the Subsidiaries, one or more of the Subsidiaries, or Air Canada itself.

"COURT" means the Ontario Superior Court of Justice (Commercial List).

"CRA" means the Canada Customs and Revenue Agency.

"CREDITOR" means any Person having a Claim and may, if the context requires, mean an assignee of a Claim or a trustee, receiver, receiver manager or other Person acting on behalf of such Person if such assignee or other Person has been recognized by the Monitor.

"CREDITOR SHARE POOL" means the pool of AC Non-Voting Shares and EDP Shares available for issuance to Affected Unsecured Creditors.

"CREDITORS' MEETING" means the meeting of the Affected Unsecured Creditors holding Voting Claims called pursuant to the Creditors' Meeting Order for the purpose of considering and, if deemed appropriate, passing the Resolution and includes any adjournment of such meeting.

"CREDITORS' MEETING DATE" means the date fixed for the Creditors' Meeting under the Creditors' Meeting Order subject to any adjournment or postponement or further Order of the Court.

"CREDITORS' MEETING ORDER" means the Order of the Court dated July 9, 2004 as amended or supplemented from time to time by further Orders of the Court which, among other things, sets the Creditors' Meeting Date and establishes meeting procedures for the Creditors' Meeting.

"CTA" means the Canada Transportation Act, as amended.

"CURRENT MARKET PRICE" means, in respect of an EDP Share on any date, the average of the closing prices of ACE Voting Shares, or ACE Variable Voting Shares if the holder is not a Proven Canadian, during a period of 20 consecutive trading days ending not more than three trading days before such date on the TSX, or, if the ACE Voting Shares, or ACE Variable Voting Shares if the holder is not a Proven Canadian, are not then listed on the TSX, on such other stock exchange or automated quotation system on which the ACE Voting Shares or ACE Variable Voting Shares are listed or quoted, as the case may be, as may be selected by the board of directors of ACE for such purpose; provided, however, that if, in the opinion of the board of directors of ACE, the public distribution or trading activity of ACE Voting Shares, or ACE Variable Voting Shares, during such period does not create a market which reflects the fair market value of ACE Voting Shares, or ACE Variable Voting Shares, then the Current Market Price of an ACE Voting Share, or ACE Variable Voting Share, shall be determined by the board of directors of ACE, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the board of directors of ACE shall be conclusive and binding.

"DATE OF FILING" means April 1, 2003.

"DAY ONE" means the Implementation Date.

"DAY TWO" means the Business Day immediately following Day One.

"DBRS" means Dominion Bond Rating Service Limited.

"DEPOSITARY" means any trust company in Canada selected by Air Canada for purposes of holding some or all of the Liquidation Amount in accordance with the rights, privileges, restrictions and conditions attaching to the EDP Shares.

"DESTINA.CA" means Destina.ca Inc., a corporation incorporated and existing under the CBCA.

"DEUTSCHE BANK" means Deutsche Bank Securities Inc., and/or its successors and permitted assigns.

"DIP" means debtor in possession.

"DIP LOAN AGREEMENT" means the credit agreement between Air Canada, certain of Air Canada's subsidiaries, GE Canada Finance Holding Company, General Electric Capital Canada Inc., and GE Capital Aviation Services, Inc., dated April 30, 2003 as such agreement has been amended from time to time.

"DIRECTOR" has the meaning ascribed thereto in Section 2 of the CBCA.

"DIRECTORS CLAIMS" means any entitlement that any present or former director or officer of any of the Applicants or Newco's, in his or her capacity as a director or officer, may have against the Applicants or Newco's, including the right to indemnification to the extent set out in paragraph 51 of the Initial Order.


"DISALLOWED CLAIM" means a Disputed Unsecured Claim or a portion of a Disputed Unsecured Claim which has been disallowed and in respect of which disallowance, all appeal periods have elapsed.

"DISBURSING AGENT" means the Monitor or any other person designated by the Monitor on behalf of the Applicants, and approved by the Court, to serve as Disbursing Agent under the Plan.


"DISPUTE NOTICE" has the meaning ascribed to such term in the Claims Orders.


"DISPUTED CLAIMS RESERVE" means the reserve, if any, established and maintained by the Disbursing Agent, into which Air Canada on behalf of the Applicants shall issue and deposit the ProRata EDP Share Amounts that would be distributed to holders of Disputed Unsecured Claims if such Claims were to become Proven Claims for their entire amount after the Initial Determination Date, pending the proof or disallowance of such Disputed Unsecured Claims.


"DISPUTED UNSECURED CLAIM" means an Affected Unsecured Claim that is subject to a Dispute Notice.

"E&Y" means Ernst & Young Inc.

"EBITDAR" means earnings before interest, taxes, depreciation, amortization and aircraft rent.

"EDP CALL RIGHT" has the meaning ascribed to such term in the description of the terms of the EDP Shares.

"EDP REDEMPTION RIGHT" has the meaning ascribed to such term in the description of the terms of the EDP Shares.

"EDP SHARES" means the exchangeable distress preferred shares in the capital of Air Canada created pursuant to the Second AC Articles of Reorganization.

"ELECTION DATE" means August 27, 2004.


"ELIGIBLE CREDITORS" means (i) a resident of any of the provinces of Canada,
(ii) a resident of any state in the United States, (iii) a resident of any such other jurisdictions where the issuance of the ACE Rights and the ACE Rights Shares and the sending of this Circular/Prospectus to such resident can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in such resident's jurisdiction and such resident acknowledges that in subscribing for ACE Rights Shares it has sought legal advice and is in compliance with the Laws of its local jurisdiction.


"EQUITY INVESTOR" means Cerberus ACE Investment, LLC, an affiliate of Cerberus.

"EXCHANGE TRUST AGREEMENT" means the trust agreement between ACE, Air Canada and the Trustee, in connection with the EDP Shares.


"EXCLUDED CLAIM" means, subject to further Order of the Court, (i) Claims secured by the "Administration Charge", the "CCAA Lender's Charge", the "CIBC Charge", and the "Directors' Charge", in each case as defined in the Initial Order, and any further charge ordered by the Court; (ii) that portion of a Claim arising from a cause of action for which the Applicants are covered by insurance, only to the extent of such coverage; (iii) Claims against the Applicants arising from issued and unused airline tickets (but not including existing litigation claims); (iv) Claims against Applicants which are grievances under collective agreements arising out of facts or circumstances which took place after April 1, 2003 up to the extent of the materiality thresholds set forth in the clean slate certificates executed by the bargaining agents of the Applicant's Unions as at the Completion Time; (v) all Claims under or referred to in the Global Restructuring Agreement except the restructuring claims arising out of the restructurings, repudiations and terminations agreed to therein;
(vi) all Claims arising out of Unattached Contracts; (vii) Intercompany Claims;
(viii) all Claims which are validly secured and perfected as at the Implementation Date; and (ix) Directors Claims.


"EXERCISE PRICE" means, for an Exercising Creditor, the Subscription Price multiplied by the number of ACE Rights Shares subscribed for by such Exercising Creditor.


"EXERCISING CREDITOR" means an Affected Unsecured Creditor as of the Record Date who has duly exercised ACE Rights and has deposited the Exercise Price with the Monitor to exercise such ACE Rights on or prior to 5:00 p.m. (Montreal time) on the Election Date, provided that, as only whole numbers of ACE Rights Shares will be distributed under the Rights Offering, no Affected Unsecured Creditor shall be, or be deemed to be, an Exercising Creditor where the exercise of the ACE Rights issued to such Affected Unsecured Creditor's would otherwise result in the distribution of, in the aggregate, less than one whole ACE Rights Share to such Affected Unsecured Creditor.


"EXISTING AC CLASS A SHARES" means the Class A non-voting shares in the capital of Air Canada issued and outstanding immediately prior to the Implementation Time.

"EXISTING AC COMMON SHARES" means the common shares in the capital of Air Canada issued and outstanding immediately prior to the Implementation Time.

"EXISTING AC PREFERRED SHARES" means the Class A convertible participating non-voting preferred shares, Series 1 in the capital of Air Canada and the Class A convertible participating non-voting shares, Series 2 in the capital of Air Canada in each case issued and outstanding immediately prior to the Implementation Time.

"EXISTING AC SHAREHOLDERS" means the holders of Existing AC Class A Shares, Existing AC Common Shares and Existing AC Preferred Shares.

"EXISTING AC SHARES" means the Existing AC Class A Shares and Existing AC Common Shares.

"EXISTING SECURITIES" means Affected Unsecured Claims, Existing AC Shares, Existing AC Preferred Shares and Other Equity Securities.

"EXIT FACILITY" means the credit agreement to be signed on or before the Implementation Time between ACE, as borrower, Air Canada and other subsidiaries of ACE, as subsidiary guarantors, and the Exit Lender.

"EXIT LENDER" means GECC.

"EXIT LENDER CONVERTIBLE NOTE" means the convertible note of ACE convertible into ACE Variable Voting Shares which may be issued to GECC or one of its affiliates pursuant to the Global Restructuring Agreement.

"EXIT LENDER RECOURSE NOTE" means the promissory note of ACE to be issued to GECC or one of its affiliates pursuant to the Global Restructuring Agreement.

"EXIT LENDER WARRANT AGREEMENT" means the warrant agreement between ACE and GECC or one of its affiliates which may be entered into pursuant to the Global Restructuring Agreement.

"EXIT LENDER WARRANTS" means the warrants to acquire ACE Variable Voting Shares which may be issued by ACE to GECC under the Exit Lender Warrant Agreement.

"FINAL DISTRIBUTION DATE" means a date to be chosen by the Monitor, in its sole discretion, which shall be either: (i) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that the last Disputed Unsecured Claim has been finally resolved; or (ii) a date which is at least
150 days after the Initial Distribution Date, provided that in such latter case, the number of EDP Shares remaining in the Disputed Claims Reserve shall, as at such date, constitute less than 1% of the Fully Diluted Equity of ACE.


"FINAL RIGHTS DISTRIBUTION DATE" means a date to be chosen by the Monitor in its sole discretion, but subject to Order of the Court, which shall be either: (i) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that the last Disputed Unsecured Claim shall have been finally resolved and not subject to appeal or (ii) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that no more than 1% of the Fully Diluted Equity of ACE would be distributed under the Plan (including the Rights Offering) on account of the outstanding Disputed Unsecured Claims, assuming such claims were allowed; provided, however, that such date, regardless of the existence of unresolved Disputed Unsecured Claims or any unexpired appeal periods, shall in no event be sooner than three and one-half months, nor later than 12 months, following the date on which Affected Unsecured Creditors shall have voted on the Plan.

"FULLY DILUTED EQUITY OF ACE" means all of the outstanding shares in the capital of ACE calculated on a fully diluted basis, as at the Closing Time, assuming that all of the EDP Shares have been exchanged for ACE Shares, all shares issuable upon the exercise of options granted under the Stock Option Plan are issued and the conversion of all of the ACE Preferred Shares and, for greater certainty, includes all of the EDP Shares held by the Disbursing Agent after the Initial Distribution Date as part of the Disputed Claims Reserve and includes all ACE Rights Shares held by the Disbursing Agent as part of the ACE Rights Shares Reserve.

"GECC" means General Electric Capital Corporation and/or affiliates thereof, including, without limitation, GE Capital Aviation Services, Inc., as applicable.


"GE PAYMENT" means the amount to be paid to GECC in lieu of the issuance of the Exit Lender Warrants and the Exit Lender Convertible Note.


"GLOBAL RESTRUCTURING AGREEMENT" means, collectively, the four global restructuring agreements, each dated as of July 1, 2003, between GECC, certain of its affiliates and certain GECC-managed entities and Air Canada and certain of its affiliates, as amended from time to time.

"GOVERNMENTAL ENTITY" means any: (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board, or authority of any of the foregoing; or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or, for the account of, any of the foregoing.

"GROUNDHANDLING" means the business and operations of Air Canada that provide passenger and aircraft related groundhandling services, including without limitation, check-in, gate management, baggage and cargo handling and ramp services.

"GROUNDHANDLING UNIT" means the passenger and aircraft related groundhandling business and operations of Air Canada being transferred to an Air Canada Business Partnership as part of the corporate restructuring effected pursuant to the Plan.

"GTAA" means the Greater Toronto Airports Authority.


"HOLDCO PARTNERSHIPS" means the limited partnerships established and existing under the laws of Quebec to hold the limited partnership units in Aeroplan and in the Air Canada Business Partnerships created for each of the Groundhandling Unit, the Technical Services Unit, the AC Online Unit and Jazz.

"HOLDER(S)" means, (i) when used with reference to Claims of any Person, the Person who has filed such Claim with the Monitor provided that the Monitor has recognized such Person as the holder of such Claim and (ii) when used with reference to the securities in the capital of any Person, the holder(s) of such securities.

"IATA" means the International Air Transport Association.

"ICAO" means the International Civil Aviation Organization.


"IMPLEMENTATION DATE" means the later of (i) the Business Day immediately following the Business Day on which all conditions to implementation of the Plan have been satisfied or (to the extent legally permissible) waived and the Monitor has filed a certificate with the Court confirming the foregoing and (ii) the first Business Day which is at least 21 days after the Initial Determination Date.

"IMPLEMENTATION TIME" means 12:01 a.m. (Montreal Time) on the Implementation
Date.


"INITIAL DETERMINATION DATE" means the date on which the Monitor shall have certified to the Court that (i) the aggregate amount of Disputed Unsecured Claims as determined by the Monitor is no greater than the lesser of $3 billion and an amount equal to a 25% of the amount of Proven Claims, (ii) the Disputed Unsecured Claims in respect of which ACE Rights have been exercised shall have been reduced to $1 billion or less (including those disallowed or rejected Affected Unsecured Claims that are subject to a pending appeal or a court-ordered process).

"INITIAL DISTRIBUTION DATE" means a date chosen by the Monitor in its discretion occurring as soon as practicable after the Completion Time but no later than five Business Days after the Completion Time.


"INITIAL ORDER" means the Order of the Court dated April 1, 2003, as amended from time to time, pursuant to which, among other things, the Applicants were granted certain relief pursuant to the CCAA.

"INTERCOMPANY CLAIMS" means, as the case may be, any Claim of (a) Air Canada against ACE, (b) ACE against Air Canada, (c) any Subsidiary against ACE, (d) ACE against any Subsidiary, (e) any Subsidiary against Air Canada or (f) Air Canada against any Subsidiary or (g) any Subsidiary against any other Subsidiaries.

"INTERIM DETERMINATION DATES" means the Business Day or Business Days, subsequent to the Initial Distribution Date, on which the Monitor announces an Interim Distribution Date which announcement shall be made from time to time by the Monitor in its sole discretion, but subject to Order by the Court.

"INTERIM DISTRIBUTION DATES" means the date(s) chosen by the Monitor which shall be no later than 21 days following the applicable Interim Determination Date;

"INVESTMENT AGREEMENT" means the investment agreement between Air Canada and the Equity Investor, dated June 23, 2004, pursuant to which, among other things, the Equity Investor has agreed to invest $250 million in the capital of ACE.


"INVESTOR SHARES" means the ACE Preferred Shares to be purchased by the Equity Investor or its permitted assigns, in accordance with the Investment Agreement.


"IRS" means the Internal Revenue Service (United States).

"ITA" means the Income Tax Act (Canada), as amended.

"JAZZ" means Jazz Air Inc., a corporation incorporated and existing under the CBCA.

"LAWS" means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "APPLICABLE" with respect to such Laws and in any context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities.

"MONITOR" means E&Y and any successor thereto appointed in accordance with the Initial Order or any further Order of the Court.


"NEW ISSUED SECURITIES" means AC Redeemable Shares, AC Non-Voting Shares, EDP Shares, ACE Voting Shares, ACE Variable Voting Shares and ACE Rights.

"NEWCO'S" means ACE, ACE Holdco, Subco and each of the Air Canada Business Partnerships and each of the Holdco Partnerships.


"NEW SECURITIES" means the EDP Shares, AC Non-Voting Shares, ACE Variable Voting Shares and ACE Voting Shares.

"NON-RESIDENT HOLDER" means an Affected Unsecured Creditor or an Existing AC Shareholder non-resident of Canada for the purposes of the ITA.

"NOTEHOLDER" means a holder of notes, bonds or debentures giving rise to Claims listed in Sections A and B of the Affected Financial Debt Claims List.

"NOTICE OF APPEARANCE" means a notice of appearance similar in the form and in the substance to the notice of appearance attached hereto as Appendix F.

"NOTICE OF MEETING" means the notice of the Creditors' Meeting which is included in this Circular/Prospectus.

"ORDER" means any order of the Court under the CCAA Proceedings.

"OSFI" means the Office of the Superintendent of Financial Institutions of Canada.

"OTHER EQUITY SECURITIES" means, collectively, as of the Implementation Time, any options, warrants, entitlements, conversion rights, exchange rights, rights of first refusal or other rights, contractual or otherwise, vested or unvested, to acquire or receive any AC Common Shares, AC Class A Shares or AC Preferred Shares or any other equity, voting, special or preference share in the capital of Air Canada, or any of the Subsidiaries or any other ownership interests in Air Canada or any of the Subsidiaries, and any contracts, subscriptions, commitments or agreements pursuant to which a non-Applicant party was or could have been entitled to receive shares, securities or other ownership interests in Air Canada or any of the Subsidiaries, and includes for greater certainty the Air Canada Warrants, the Air Canada SOP, the Air Canada Options and any rights granted under the Air Canada SAPs.


"PASSENGER LOAD FACTOR" means a measure of passenger capacity utilization derived by expressing Revenue Passenger Miles as a percentage of Available Seat Miles.

"PENSION PLAN COLLATERAL AGENT" means Stonecrest Capital Inc.

"PENSION PLAN SUBORDINATED NOTES" means the subordinated notes of Air Canada issued to the Pension Plan Collateral Agent.

"PEARSON" means Toronto's Pearson International Airport.

"PERSON" means any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

"PLAN" means the consolidated plan of reorganization, compromise and arrangement jointly filed by the Applicants pursuant to the provisions of the CCAA, as such plan may be amended, varied or supplemented by the Applicants from time to time in accordance with its terms and attached hereto as Appendix B which Plan incorporates and consolidates the AC Reorganization, the Second AC Reorganization, the ACE Plan of Arrangement and the AC Capital Plan of Arrangement.


"POST-FILING CLAIMS" means all valid claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities which are not Claims and arise from, or are in respect of, (i) any executory contract or unexpired lease which has been deemed ratified pursuant to the Plan, and (ii) the supply of goods or services to any Applicant after the Date of Filing.


"PROOF OF CLAIM" has the meaning ascribed to it in the Claims Orders.

"PRORATA AC NON-VOTING SHARE AMOUNT" means the pro rata share of each Affected Unsecured Creditor (other than the Affected Financial Debtholders) of the AC Non-Voting Shares in the Creditor Share Pool based on the percentage that the amount of its Proven Claim on the Initial Determination Date, represents of the aggregate amount of all Proven Claims of Affected Unsecured Creditors (other than Affected Financial Debtholders) on the Initial Determination Date.


"PRORATA EDP SHARE AMOUNT" means the pro rata share of each Affected Financial Debtholder and of each Affected Unsecured Creditor having a Disputed Unsecured Claim on the Initial Determination Date of the EDP Shares in the Creditor Share Pool, based on the percentage that the amount of its Proven Claim, represents of the aggregate amount of all Proven Claims of Affected Financial Debtholders and all Disputed Unsecured Claims of Affected Unsecured Creditors.

"PRORATA SHARE AMOUNT" means in respect of any Affected Unsecured Creditor (other than an Affected Financial Debtholder) having a Proven Claim on the Initial Determination Date, its ProRata AC Non-Voting Share Amount and, in respect of any Affected Unsecured Creditor having a Disputed Unsecured Claim on the Initial Determination Date and in respect of any Affected Financial Debtholder having a Proven Financial Debt Claim, its ProRata EDP Share Amount.

"PROSPECTUS" means this short form prospectus forming part of this Circular and filed by ACE with the provincial securities regulatory authorities of Canada qualifying the distribution of the ACE Rights and the ACE Rights Shares to be issued pursuant to the Rights Offering.

"PROVEN CANADIAN" means an Affected Unsecured Creditor that has filed a Residency Declaration certifying itself to be a Canadian or an Affected Unsecured Creditor that is otherwise determined to be a Canadian by the Monitor in its sole discretion.

"PROVEN CLAIM" means, in respect of an Affected Unsecured Creditor, the amount of the Affected Unsecured Claim of such Creditor as finally determined for distribution purposes in accordance with the provisions of the CCAA, the Claims Orders and any other applicable Order or the Plan, and includes, for greater certainty, a Proven Financial Debt Claim.

"PROVEN FINANCIAL DEBT CLAIM" means, in respect of an Affected Financial Debtholder, the amount of the Affected Financial Debt Claim of such Creditor as finally determined for distribution purposes in accordance with the provisions of the CCAA, the Claims Orders and any other applicable Order or the Plan.

"RECORD DATE" means July 31, 2004.

"REDEMPTION PRICE" means $1.00.

"REGISTRATION STATEMENT" means the registration statement on Form F-10, including this Circular, filed by ACE with the SEC and registering the distribution of the ACE Rights Shares to be issued upon exercise of the ACE Rights pursuant to the Rights Offering.

"REQUIRED MAJORITY" means the affirmative vote of a majority in number of the Affected Unsecured Creditors having Voting Claims and voting on the Resolution (in person or by proxy) at the Creditors' Meeting and representing not less than 66 2/3% in value of the Voting Claims of the Affected Unsecured Creditors voting (in person or by proxy) at the Creditors' Meeting.

"RESIDENCY DECLARATION" means a declaration substantially in the form printed on orange colour paper, enclosed with this Circular/Prospectus or in such other form as is acceptable to the Monitor by which an Affected Unsecured Creditor certifies that it is a Canadian for purposes of determining whether such Affected Unsecured Creditor is a Proven Canadian.

"RESOLUTION" means the resolution substantially in the form attached as Appendix A providing for the approval of the Plan by the Affected Unsecured Creditors.

"RESTATED ARTICLES OF INCORPORATION" refers to the restated articles of incorporation of Air Canada dated March 13, 2002.

"RESTRUCTURING CLAIM" means any right of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind owed to such Person arising out of (i) the restructuring, repudiation, or termination of any contract, lease, employment agreement, collective agreement or other agreement, whether written or oral, after the Date of Filing, including any right of any Person who receives a notice of repudiation or termination from an Applicant, provided however, that "Restructuring Claims" shall not include Excluded Claims, or (ii) the implementation of the Plan, including the ACE Arrangement, the AC Capital Arrangement, the AC Reorganization and the Second AC Reorganization.

"REVENUE PASSENGER MILES" or "RPMS" means the total number of revenue passengers carried, including frequent flyer redemptions, multiplied by the miles they are flown.

"RIGHTS OFFERING" means the rights offering pursuant to which Affected Unsecured Creditors receive ACE Rights to subscribe for up to $850 million of ACE Rights Shares.

"RJ FINANCING AGREEMENT" means the agreement to be entered into as provided for under the Global Restructuring Agreement, pursuant to which GECC will provide a commitment to Air Canada of up to U.S.$950 million for financing the acquisition of new regional jet aircraft.

"S&P" means Standard & Poor's, a division of the McGraw-Hill Companies, Inc.

"SARS" means Severe Acute Respiratory Syndrome.

"SEABURY" means Seabury Securities LLC.

"SEC" means the United States Securities and Exchange Commission.

"SECOND AC REORGANIZATION" means the reorganization pursuant to Section 191 of the CBCA and the Second AC Articles of Reorganization pursuant to which, among other things: (i) a new board of directors of Air Canada will be appointed, (ii) the Existing AC Common Shares and the Existing AC Class A Shares shall be consolidated; and (iii) the EDP Shares and AC Non-Voting Shares shall be created.


"SECOND AC ARTICLES OF REORGANIZATION" means the articles of reorganization of Air Canada effecting the Second AC Reorganization.


"STANDBY PURCHASE AGREEMENT" means the standby purchase agreement between Air Canada and Deutsche Bank dated as of October 29, 2003, as amended and restated by the amended and restated standby purchase agreement dated as of April 29, 2004.

"STOCK OPTION PLAN" means the stock option plan of ACE to be adopted in accordance with the Plan.

"SUBCO" means a corporation to be incorporated under the ABCA.

"SUBORDINATED DEBT ARRANGEMENT" means the arrangement entered into on February 6, 2004 by and among Deutsche Bank, Bayerische Landesbank, Mizuho International plc, Tudor Investment Corporation and The Sumitomo Trust & Banking Co. Ltd., and Tokyo Leasing Co., Ltd. regarding entitlements to distributions under the Plan.

"SUBSCRIPTION PRICE" means a price of $20.00 per ACE Rights Share.

"SUBSCRIPTION NOTICE" means the subscription notice printed on blue colour paper in the case of Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated Claims), on green colour paper in the case of holders of Affected Senior Claims and on yellow colour paper in the case of holders of Affected Subordinated Claims.

"SUBSIDIARIES" means, collectively, all of the direct and indirect wholly-owned subsidiaries of Air Canada and the direct or indirect wholly-owned partnerships, limited partnerships or other entities of Air Canada immediately prior to the Implementation Time.

"TAX" or "TAXES" means any and all taxes, duties, fees, pending assessments, reassessments and other governmental charges, duties, impositions and liabilities of any kind whatsoever (including any Claims by Her Majesty the Queen, Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, CRA and any similar revenue or taxing authority of any province or territory of Canada), including all interest, penalties, fines and additions with respect to such amounts.

"TAX CLAIMS" means any Claim against the Applicants for any Taxes in respect of any taxation year or period ending on or prior to April 1, 2003 (and in any case where a taxation year does not end on April 1, 2003 any Taxes due in respect of or attributable to the portion of the taxation period commencing prior to April 1, 2003, and up to and including April 1, 2003).

"TECHNICAL SERVICES" means the business and operations of Air Canada's technical service business which consists of a heavy maintenance business and operations, training and parts manufacturing and a line maintenance business and operations.

"TECHNICAL SERVICES UNIT" means Air Canada's heavy maintenance business and operations being transferred to an Air Canada Business Partnership as part of the corporate restructuring effected pursuant to the Plan.

"TOURAM" means Touram Inc., a corporation incorporated and existing under the CBCA.

"TRANSFER AGENT" means CIBC Mellon Trust Company.

"TRINITY" means Trinity Time Investments Limited.

"TRUSTEE" means the trustee chosen by ACE, acting reasonably, to act as trustee under the Exchange Trust Agreement, being a corporation incorporated and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Exchange Trust Agreement.

"TSX" means the Toronto Stock Exchange, a division of TSX Inc., through which the senior listing operations of TSX Group Inc. are conducted.

"UNAFFECTED CONTRACTS" means all written agreements or written amendments to agreements entered into by the Applicants which are approved, and ordered to be unaffected by an order of the Court issued prior to the Creditor's Meeting Date.


"UNIONS" means collectively, Air Canada Pilots Association, Canadian Airline Dispatchers Association, Canadian Union of Public Employees, the International Association of Machinists and Aerospace Workers, Airline Pilots Association, the International Brotherhood of Teamsters, the National Automobile, Aerospace, Transportation and General Workers Union of Canada, the Transport and General Workers Union and Amicus.


"UNIONIZED EMPLOYEES" means employees employed under Collective Bargaining Agreements with the Unions.

"U.S. COURT" means the United States Bankruptcy Court for the Southern District of New York.

"U.S. GAAP" means generally accepted accounting principles in the United States of America.


"VOTING CLAIM" means, in respect of an Affected Unsecured Creditor, the Canadian dollar amount of the Claim of such Affected Unsecured Creditor accepted for purposes of voting at the Creditors' Meeting, in accordance with the provisions of the Claims Orders.


"WARRANT AGREEMENT" means the warrant agreement dated January 4, 2000 between Air Canada and CIBC.

"WINGCO" means Wingco Leasing Inc., a corporation incorporated and existing under the laws of Alberta.

"YIELD" means the average revenue per Revenue Passenger Mile.

"ZIP" means ZIP Air Inc., a corporation incorporated and existing under the CBCA.

                               CIRCULAR/PROSPECTUS

      This Circular/Prospectus is furnished in connection with the solicitation of proxies by and on behalf of the Applicants for use at the Creditors' Meeting for the purposes set forth in the Notice of Meeting addressed to Affected Unsecured Creditors. This Circular/Prospectus is also furnished to Affected Unsecured Creditors to serve as the Prospectus in connection with the Rights Offering. See "Rights Offering".

      All summaries of and references to the Plan in this Circular/Prospectus are qualified in their entirety by reference to the complete text of the Plan. A copy of the Plan is attached as Appendix B to this Circular/Prospectus. Affected Unsecured Creditors are urged to read carefully the full text of the Plan. All summaries of, and references to, other documents entered into in connection with the Plan are qualified in their entirety by the definitive documentation thereof and the terms of such documents described herein may, in accordance with the terms thereof and of the Plan, be modified, amended or supplemented.



         The Monitor has not audited the information contained herein, including, without limitation, the Liquidation Analysis attached as Appendix E hereto.


                      PROCEDURES FOR THE CREDITORS' MEETING


      Pursuant to the Creditors' Meeting Order, the Creditors' Meeting has been called for the Affected Unsecured Creditors with Voting Claims to consider and, if thought fit, pass the Resolution, with or without variation, to approve the Plan. The Creditors' Meeting is scheduled to be held in the Grand Salon at the Fairmont Queen Elizabeth, Montreal, Quebec, Canada, at 10:00 a.m. (Montreal time) on August 17, 2004.

      The only persons entitled to attend and speak at the Creditors' Meeting are the Affected Unsecured Creditors with Voting Claims and their proxy holders, representatives of the Applicants, members of the board of directors of the Applicants, authorized representatives of the Applicants' unions, the Monitor and the scrutineers and their respective legal and financial advisors. Any other person may be admitted to the Creditor's meeting on invitation of the Monitor.


      At the Creditors' Meeting, each Affected Unsecured Creditor with a Voting Claim shall be entitled to one vote, which vote shall have the value of such Affected Unsecured Creditor's Voting Claim.

      Every question submitted to a vote at the Creditors' Meeting, except for the Resolution, which will be decided by the Required Majority by ballot, will be decided by a majority in value of the Voting Claims cast on a poll. Except for the Resolution, the Monitor may decide, in its sole discretion, that any question submitted to a vote at the Creditors' Meeting will be decided by the majority of the votes given on a show of hands. The result of any vote will be binding on all Affected Unsecured Creditors whether or not any such Affected Unsecured Creditor is present and voting (in person or by proxy) at the Creditors' Meeting.

      In order for the Plan to be approved and binding pursuant to the CCAA, the Resolution must first be accepted by the Required Majority.

      The quorum for the Creditors' Meeting has been set by the Creditors' Meeting Order as the presence, in person or by proxy, at the Creditors' Meeting of one person entitled to vote at the Creditors' Meeting.

      If the Creditors' Meeting is adjourned by the Monitor in its sole discretion, or because the quorum is not obtained or is postponed or otherwise rescheduled, the Creditors' Meeting will be adjourned, postponed or otherwise rescheduled by the Monitor to such date, time and place as may be decided by the Monitor.

                  ENTITLEMENT TO VOTE AND RECEIVE DISTRIBUTIONS

CLASSIFICATION OF AFFECTED UNSECURED CREDITORS

      For the purposes of considering and voting on the Resolution and receiving distributions under the Plan, there will be only one class of Creditors, who are referred to as "AFFECTED UNSECURED CREDITORS".

DETERMINATION OF CLAIMS

      The procedure for determining the validity and value of the Claims of Affected Unsecured Creditors for voting and distribution purposes is set forth in the Claims Orders. ALL AFFECTED UNSECURED CREDITORS SHOULD REFER TO THE CLAIMS ORDERS FOR A COMPLETE DESCRIPTION OF THE PROCEDURES PURSUANT TO WHICH AFFECTED UNSECURED CLAIMS ARE VALUED FOR BOTH VOTING AND DISTRIBUTION PURPOSES.

      The Claims Orders provide for, among other things: (i) Bar Dates prior to which Affected Unsecured Creditors had to file Proof(s) of Claim in order to be entitled to vote on the Resolution and receive distributions pursuant to the Plan, (ii) the procedures pursuant to which the validity and value of Claims of Affected Unsecured Creditors are determined for voting and distribution purposes, and (iii) the conversion of Claims denominated in foreign currency into Canadian dollars.

Voting Rights

      Each Affected Unsecured Creditor with a Voting Claim is entitled to attend and to vote at the Creditors' Meeting. Each Affected Unsecured Creditor with a Voting Claim is entitled to one vote, which vote shall have the value of such Affected Unsecured Creditor's Voting Claim as determined in accordance with the Claims Orders. An Affected Unsecured Creditor's Voting Claim shall not include fractional numbers and Voting Claims shall be rounded down to the nearest whole Canadian dollar amount.

      If the amount of the Claim of any Affected Unsecured Creditor is not finally resolved for voting purposes at least five Business Days before the Creditors' Meeting Date in accordance with the Claims Orders, the Affected Unsecured Creditor shall be entitled to vote at the Creditors' Meeting based on that portion of its Claim which has been accepted for voting purposes, without prejudice to the rights of the Applicants, or the Affected Unsecured Creditor, with respect to the final determination of the Affected Unsecured Creditor's Claim for distribution purposes in accordance with the terms of the Claims Orders. The Monitor shall report to the Court no later than two Business Days after the Creditors' Meeting with respect to: (i) the results of the voting on the Resolution to approve the Plan, and (ii) the effect on the results of the voting had the Affected Unsecured Creditors also voted the amount of their Claim disputed for voting purposes.

      If an Affected Unsecured Creditor with a Voting Claim transfers all of its Voting Claim and the transferee delivers evidence of its ownership of such Voting Claim together with a written request to the Monitor, not later than ten Business Days prior to the Creditors' Meeting, that such transferee's name be included on the list of Affected Unsecured Creditors entitled to vote at the Creditors' Meeting then such transferee shall be entitled to attend and vote, either in person or by proxy, the transferor's Voting Claim at the Creditors' Meeting in lieu of the transferor.

Distribution Rights

      Each Affected Unsecured Creditor with a Proven Claim is entitled to receive distributions as set forth under the Plan. The value of such Affected Unsecured Creditor Proven Claim shall be determined in accordance with the Claims Orders. For Claims that are Disputed Unsecured Claims on the Initial Determination Date, Affected Unsecured Creditors should refer to "Description of the Plan - Allocations under the Plan - Disputed Claims" in order to ascertain the treatment of such Disputed Unsecured Claim under the Plan.


      With respect to distributions to be effected pursuant to the Plan (other than with respect to an Affected Unsecured Creditor's right to participate in the Rights Offering), if an Affected Unsecured Creditor (other than a Noteholder) transfers or assigns the whole of its Claim to another Person after April 1, 2003, neither the Applicants nor the Monitor shall be obligated to deal with the transferee or assignee of the Claim as the Creditor in respect thereof unless and until notice of the transfer or assignment, together with evidence showing that such transfer or assignment was valid at Law, is acceptable to the Monitor and has been received by the Monitor at least ten Business Days prior to the Initial Determination Date or any Interim Determination Date, as the case may be. In respect of the Noteholders, distributions under the Plan (other than pursuant to the Rights Offering) will be made to the trustees, paying agents, fiscal agents or similar entities of such Noteholders, which distributions will in turn be distributed by them to Noteholders in accordance with their respective customary practices and procedures.

      Pursuant to an Order of the Court dated April 5, 2004 authorizing Air Canada to propose in its Plan the treatment of subordinated creditors on terms based on those of the Subordinated Debt Arrangement negotiated between certain subordinated creditors and certain financial creditors of Air Canada, the Plan provides the following treatment: (i) all distributions to be made to holders of Affected Subordinated Claims which are Proven Financial Debt Claims shall be reduced to 26% of the distributions such Creditors would otherwise be entitled to receive, and (ii) the remaining portions of the distributions (74%) resulting from such reduction shall be distributed, on a pro rata basis, to holders of Affected Senior Claims which are Proven Financial Debt Claims.

SOLICITATION OF PROXIES

      Solicitation of proxies will be primarily by mail and the costs of such solicitation will be borne by the Applicants as a cost of the CCAA Proceedings. The form of proxy is relevant for voting purposes only and the completion and delivery of a form of proxy by an Affected Unsecured Creditor will not affect any distribution proposed to be made to such Affected Unsecured Creditor under the Plan, if implemented.

APPOINTMENT OF PROXY HOLDERS, REVOCATION AND VOTING OF PROXIES

Appointment of Proxy Holders

      Each Affected Unsecured Creditor entitled to vote at the Creditors' Meeting may vote at the Creditors' Meeting in person or by proxy. The proxy must be in writing and executed by the Affected Unsecured Creditor or its attorney duly authorized in writing or, if the Affected Unsecured Creditor is not an individual, by a duly authorized officer or attorney thereof. A form of proxy signed by a person acting as attorney, or in some other representative capacity, should indicate such person's capacity and should be accompanied by the appropriate instrument evidencing qualification and authority to act.

      An Affected Unsecured Creditor wishing to appoint an individual (who need not be an Affected Unsecured Creditor) other than the individuals named in the accompanying form of proxy printed on pink colour paper, may do so by inserting that other individual's name in the blank space on the form of proxy or by completing another valid form of proxy.


      In any case, in order to be acted on at the Creditors' Meeting, a duly completed proxy must be received by the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number:
(204) 941-2038, (204) 941-2039 or (204) 9491-2040) prior to 5:00 p.m. (Montreal time) on August 13, 2004 or 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Creditors' Meeting. Proxies may also be deposited with the chair at the Creditors' Meeting (or any adjournment thereof), prior to the commencement of the Creditors' Meeting (or such adjournment). NOTEHOLDERS WHO HAVE SUBMITTED PROOF(S) OF CLAIM IN ACCORDANCE WITH THE CLAIMS ORDERS AND WHO HAVE A VOTING CLAIM SHOULD SEND THEIR PROXY DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.


Revocation of Proxies

      In addition to any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the appointer or his attorney duly authorized in writing or, in the case of an Affected Unsecured Creditor who is not an individual, by an instrument in writing executed by a duly authorized officer or attorney thereof, and delivered to the Monitor prior to the commencement of the Creditors' Meeting.

Voting of Proxies

      Any Affected Unsecured Creditor's proxy will be voted on any ballot in accordance with the Affected Unsecured Creditor's instructions to vote for or against the approval of the Resolution. IN THE ABSENCE OF SUCH INSTRUCTIONS, THE PROXY WILL BE VOTED FOR THE APPROVAL OF THE RESOLUTION. The accompanying form of proxy confers discretionary authority on the individuals designated therein with respect to amendments or variations of matters identified in the Notice of Meeting and other matters that may properly come before the Creditors' Meeting.
At the date of this Circular/Prospectus, the Applicants know of no such amendments, variations or other matters to come before the Creditors' Meeting.

RESIDENCY DECLARATION


      Affected Unsecured Creditors (other than Affected Financial Debtholders) who are Canadians and wish ultimately to receive ACE Voting Shares in compromise and settlement of their Proven Claims and pursuant to the Rights Offering, and Affected Financial Debtholders who are Canadians who wish to receive ACE Voting Shares pursuant to the Rights Offering, may deliver the Residency Declaration accompanying this Circular/Prospectus printed on orange colour paper to the Monitor. Affected Unsecured Creditors who fail to provide a duly completed Residency Declaration and who are not otherwise determined to be Proven Canadians by the Monitor will be deemed, for all purposes under the Plan, to be non-Canadians and will not be entitled to receive ACE Voting Shares pursuant to the terms of the Plan. Affected Unsecured Creditors shall provide new or updated Residency Declarations forthwith in the event of any change in their status. Duly completed Residency Declarations must be received by the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038, (204) 941-2039 or (204) 941-2040)
prior to 5:00 p.m. (Montreal time) on August 27, 2004. NOTEHOLDERS SHOULD SEND THEIR RESIDENCY DECLARATION DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.



SUBSCRIPTION TO RECEIVE ACE RIGHTS SHARES


      Pursuant to the Rights Offering, Affected Unsecured Creditors have the right to subscribe for an aggregate amount of $850 million of ACE Variable Voting Shares or, in the case of Affected Unsecured Creditors who are Proven Canadians, ACE Voting Shares. Of those Affected Unsecured Creditors who are Noteholders, only Noteholders of record as of the Record Date shall be entitled to participate in the Rights Offering. Only Affected Unsecured Creditors (other than Noteholders) who are recorded by the Monitor to have a Claim as of the Record Date will be entitled to participate in the Rights Offering. Affected Unsecured Creditors who wish to participate in the Rights Offering must complete and deliver the appropriate Subscription Notice accompanying this Circular/Prospectus and the Exercise Price to the Monitor, the whole in accordance with the instructions provided in the appropriate Subscription Notice and in the section of this Circular/Prospectus entitled "Rights Offering". Subscription Notices and the Exercise Price must be received by Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004 at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number
(204) 941-2038, (204) 941-2039 or (204) 941-2040). If you wish to send your
Exercise Price by wire transfer, please contact the Monitor. NOTEHOLDERS SHOULD SEND THEIR SUBSCRIPTION NOTICE AND THEIR EXERCISE PRICE DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER. See "Rights Offering".


      Enclosed with this Circular/Prospectus, you will find three different Subscription Notices printed respectively on blue, green and yellow colour paper. In order to participate in the Rights Offering, Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated Claims) are required to complete the Subscription Notice printed on blue colour paper. Holders of Affected Senior Claims are required to complete the Subscription Notice printed on green colour paper and the holders of Affected Subordinated Claims are required to complete the Subscription Notice printed on yellow colour paper.


      Participation in the Rights Offering will only be accepted from Eligible Creditors. The ACE Rights and ACE Rights Shares will not be qualified or registered for sale to the public in any jurisdiction other than in the provinces of Canada and in the United States. Participation in the Rights Offering by an Affected Unsecured Creditor who does not reside in any of the provinces of Canada or in the United States will only be accepted by the Monitor if: (i) the issuance of the ACE Rights and the ACE Rights Shares and the sending of this Circular/Prospectus to such Affected Unsecured Creditor can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in the Affected

Unsecured Creditor's jurisdiction, and (ii) such Affected Unsecured Creditor acknowledges, by executing the appropriate Subscription Notice, that it has sought legal advice and that it is in compliance with the Laws of its local jurisdiction. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).


      In addition, all Noteholders who wish to participate in the Rights Offering will need to send, along with their Subscription Notice and their Exercise Price, evidence satisfactory to the Monitor that they are the beneficial holders of their notes, bonds or debentures as of the Record Date. The Monitor will accept, as evidence of beneficial ownership as of the Record Date, any of the following documents provided that such documents are in form and substance satisfactory to the Monitor, in its sole discretion:

      (i) the original or a copy of the monthly, quarterly or other regularly sent statement covering a period during which the Record Date occurred, addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary evidencing that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date;

      (ii) the original or a copy of a letter or other written statement addressed to the Noteholder or the Monitor and issued by the Noteholder's broker or other market intermediary certifying that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date;

      (iii) the original or a copy of the purchase confirmation slip or similar document showing that the Noteholder purchased the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice prior to the Record Date, together with the monthly, quarterly or other regularly sent statement addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary covering a period after the Record Date and evidencing that such notes, bonds or debentures are still beneficially owned by the Noteholder after the Record Date;


      (iv) a copy of the certificate in the name of the Noteholder evidencing that the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof; or


      (v) evidence from a depository that the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof.


      A total of 42,500,000 ACE Rights Shares are available for subscription under the Rights Offering at a price per ACE Rights Share of $20.00. The maximum number of ACE Rights Shares for which each Affected Unsecured Creditor is entitled to subscribe for is determined by its Basic Allowance which is calculated based on the proportion that such Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. For illustrative purposes only and without considering the effect of the Subordinated Debt Arrangement: (i) if the total amount of Proven Claims is $10 billion as of the Final Rights Distribution Date, a Proven Claim in the amount of $1,000 would give the right to subscribe for four ACE Rights Shares pursuant to the Basic Allowance, (ii) if the total amount of Proven Claims is $12.5 billion as of the Final Rights Distribution Date, a Proven Claim of $1,000 would give the right to subscribe for three ACE Rights Shares pursuant to the Basic Allowance and (iii) if the total amount of Proven Claims is $15 billion as of the Final Rights Distribution Date, a Proven Claim of $1,000 would give the right to subscribe for two ACE Right Shares pursuant to the Basic Allowance. THIS ILLUSTRATION OF THE TOTAL AMOUNT OF PROVEN CLAIMS, AS OF THE FINAL RIGHTS DISTRIBUTION DATE, IS ONLY AN ILLUSTRATION. THE ACTUAL TOTAL AMOUNT OF PROVEN CLAIMS, AS OF THE FINAL RIGHTS DISTRIBUTION DATE, CANNOT BE DETERMINED AT THIS TIME AND MAY BE SUBSTANTIALLY DIFFERENT FROM SUCH AN ILLUSTRATION. See "Risk Factors - Risk Factors Relating to the Plan and its Implementation - Claims Illustrations".

      Pursuant to an Order of the Court dated April 5, 2004 authorizing Air Canada to propose in its Plan the treatment of subordinated creditors of Air Canada on terms based on those of the Subordinated Debt Arrangement, the calculations of the Basic Allowances of holders of Affected Subordinated Claims and Affected Senior Claims shall be subject to the following treatment: (i) all distributions to be made to holders of Affected Subordinated Claims which are Proven Financial Debt Claims shall be reduced to 26% of the distributions such Creditors would otherwise be entitled to receive, and (ii) the remaining portions of the distributions (74%) resulting from such reduction shall be distributed, on a pro rata basis, to holders of Affected Senior Claims which are Proven Financial Debt Claims. The terms of the Subordinated Debt Arrangement are incorporated in the Plan.

                             BACKGROUND OF THE PLAN

EVENTS PRIOR TO THE FILING FOR PROTECTION UNDER THE CCAA

      Air Canada was established by the Parliament of Canada in April 1937 as the national airline and has been a publicly-owned corporation since 1989. Throughout most of the 1990's, CAIL was Air Canada's principal domestic competitor. By the end of the 1990's, given the imminent failure of CAIL, the Canadian Ministers of Transport and of Industry allowed Air Canada to proceed, subject to several conditions, with the acquisition of CAIL, which was completed on July 5, 2000. In connection with this acquisition, numerous undertakings regarding the combination of the operations, the treatment of employees and the fostering of competition in the Canadian airline industry were imposed on Air Canada. In addition, Air Canada incurred significant integration costs. The integration of labour groups, in particular, led, in certain situations, to the granting of job protection which for a time were a significant impediment to Air Canada's cost reduction efforts. In the fall of 2001, these job protection guarantees were replaced with various job reduction programs which permitted lay-offs.

      Commencing in the summer of 2000, Air Canada faced increasing competition from domestic low-cost airlines which, together with growing consumer demand for lower fares, reduced Yields. In addition, the general recessionary economic environment in 2000 caused a substantial decline in the demand for premium business travel. Air Canada could not fully respond to this new competition due to the undertakings imposed in connection with the acquisition of CAIL which notably prevented Air Canada from starting up a planned low-cost air carrier in Eastern Canada before September 2001 and also prevented Air Canada from significantly reducing labour costs.

      Over the past few years, the worldwide airline industry also experienced a succession of negative events, each of which had a greater impact on Air Canada than upon its domestic competitors given Air Canada's large transborder and international travel components. Recent years have been characterized by an overall recessionary economic environment which led to reduced demand for Air Canada's services and a substantial drop in demand in the premium corporate and business travel markets. The adverse consequences of a declining economy were compounded by the September 11, 2001 terrorist attacks and the 2003 SARS outbreak which led to further reductions in consumer demand.

      Air Canada was unable to reduce its costs to the level required by the new airline industry environment.

      The September 11, 2001 terrorist attacks also triggered substantial increases in insurance and airport security costs. For 2002, Air Canada's annual aviation insurance costs increased by approximately $71 million compared to insurance costs in effect prior to September 11, 2001. Following September 11, 2001, Air Canada grounded many of its aircraft that were deemed to be in excess of its requirements. As most airlines were generally experiencing similar overcapacity problems, Air Canada's ability to dispose of such aircraft was severely restricted.


      The geo-political instability that has characterized recent years, including the Iraq war, brought uncertainty to the global economy and contributed to increased volatility in fuel prices. Fuel prices, an important factor for Air Canada, were at a near record level in the first quarter of 2003.

      In this context, Air Canada experienced a worsening financial position exemplified by a net loss of $1.315 billion in 2001 and a net loss of $828 million in 2002, as well as the downgrading of its senior debt rating by Moody's (from Ba3 to B1) in January 2001 and by DBRS (from BB with a stable trend to BB
(low)) in February 2001. The events of September 11, 2001, triggered another downgrade of Air Canada's debt rating by DBRS (from BB (low) to B (high)) and S&P (from BB - to B+) in September 2001 and by Moody's (from B1 to B3) in October 2001. As at December 31, 2002, Air Canada had total assets with a book value of $7.412 billion and total liabilities of $9.700 billion.

      In early 2003, Air Canada's revenues began to be severely impacted by: (i) the advent of the Iraq war; (ii) the SARS outbreak; and (iii) the rapid expansion of WestJet and other low-cost carriers. In combination, these factors caused Air Canada's passenger revenues to decline by over $1.3 billion in 2003 versus 2002. The operating losses of 2001 and 2002 had already significantly diminished the liquidity of Air Canada and alternative sources of funding were not available.

      On March 21, 2003, OSFI issued directions requiring Air Canada to file new actuarial valuations of its ten registered pension plans and to make retroactive current service contributions to eight of those plans in respect of 2002. The impact of these directions would have been to place a great burden on Air Canada's liquidity over the ensuing five years in order to fund the pension plans' solvency deficit in the time required by existing regulations.

      Consequently, with the advice of their financial and legal advisors, the Applicants elected to restructure their operations, debt and capitalization under CCAA protection. On April 1, 2003, the Applicants filed for and received protection under the CCAA in the form of a general stay of proceedings. The Court appointed E&Y as the Monitor under the terms of the Initial Order (a copy of which can be obtained from the website of Air Canada's legal counsel, Stikeman Elliott LLP, at www.stikeman.com/ac/). The Applicants, through the Monitor, also made a concurrent petition for recognition and ancillary relief under Section 304 of the U.S. Bankruptcy Code.

      Further to Air Canada's announcement that it had filed for protection under the CCAA, DBRS and Moody's downgraded Air Canada's senior unsecured debt rating to C and S&P to D.

EVENTS SUBSEQUENT TO THE FILING FOR PROTECTION UNDER THE CCAA

      The purpose of the Plan, together with Air Canada's new business strategy, is to restructure the capitalization, operations and cost structure of the Applicants and provide for the compromise and settlement of the Proven Claims of Affected Unsecured Creditors. The Plan and the new business strategy were designed to: (i) reduce Air Canada's operating costs to a competitive level through the renegotiation of collective bargaining agreements, aircraft leases, real property leases and various other commercial agreements, (ii) implement a fleet renewal program resulting in the appropriate number, size and mix of aircraft for Air Canada's route network, (iii) complete a restructuring of Air Canada's debt and lease obligations, (iv) redefine Air Canada's core product offerings to compete effectively in the current and future airline industry environment, and (v) reorganize Air Canada's corporate structure to enable certain key businesses, including Cargo, Groundhandling and Technical Services, to better compete for third party business and generate value for their stakeholders.

      The Applicants have made substantial progress in their restructuring process since the Date of Filing, as described below.

DIP Financing

      As of the Date of Filing, Air Canada obtained a secured revolving credit facility from GE Canada Finance Holding Company made up of a credit advance facility and a letter of credit facility with a maximum combined borrowing of up to U.S.$700 million. The facility has a term that expires on the earlier of (i) the Implementation Date, and (ii) the prepayment in full by Air Canada of all amounts outstanding under the credit facility and the termination of the lender's commitments. The terms of the credit facility were approved by the Court on the Date of Filing. As at May 31, 2004, the maximum amount available under the combined facilities was $954 million of which $300 million was drawn against the credit advance facility and letters of credit totalling $20 million were issued against the letter of credit facility. The combined unused and accessible amount under the combined facilities was $634 million at May 31, 2004.

CIBC Financing

      Air Canada, for and on behalf of Aeroplan, and CIBC entered into a new co-branding credit card agreement which was approved by the Court on May 14, 2003, and has been effective since June 11, 2003. Pursuant to the new co-branding credit card agreement, Aeroplan sells loyalty points to CIBC to be redeemed by customers for flights on Air Canada. The new agreement modifies the terms of the original co-branding credit card agreement between the parties by, among other things, increasing the amount paid to Air Canada by CIBC for loyalty points and relaxing the exclusivity provisions. Further to an assignment and assumption agreement dated June 9, 2004, which was approved by the Court on June 17, 2004, the new co-branding credit card agreement was assigned to Aeroplan and as a result, Air Canada has no further obligations in connection therewith except as specified in the said assignment and assumption agreement.

      CIBC also provided a commitment to Air Canada of up to $350 million, pursuant to the terms and conditions of a credit agreement dated as of June 6, 2003 (the "CIBC CREDIT AGREEMENT"). The obligations of Air Canada under the CIBC Credit Agreement were guaranteed by Aeroplan. The outstanding amount under the CIBC Credit Agreement was repaid in full, through the sale of loyalty points to CIBC in the ordinary course, by April 30, 2004.


      On May 28, 2004, CIBC brought a motion seeking leave from the Court to bring a further motion to determine its rights of set-off in respect of payments otherwise owing under the new co-branding credit card agreement against the debt that CIBC holds against Air Canada. On June 15, 2004, the Court denied the motion.


Amex Agreements

      On December 22, 2003, Air Canada, Aeroplan and Amex announced that they had entered into a co-branding charge card agreement and a Membership Rewards agreement (collectively, the "AMEX AGREEMENTS"). The Amex Agreements provide Amex with the right to issue co-branded Aeroplan charge cards and to purchase from Aeroplan loyalty points to be allocated to users of the Amex charge cards and to be redeemed for flights on Air Canada. Amex will pay a price per loyalty point which is comparable to the price charged by Aeroplan under similar contracts. Under the terms of the Amex Agreements, Amex has also provided Air Canada with an $80 million non-revolving credit facility to be repaid, at Amex's option, as loyalty points are purchased or as amounts are due to Air Canada and Aeroplan under the Amex Agreements. Any balance outstanding under the Amex facility is due on January 5, 2006. As at May 31, 2004, the balance outstanding on the non-revolving credit facility was approximately $67 million. See "New Financing Arrangements Upon Emergence -- Amex Agreements".

Real Estate Facilities and Contracts Renegotiation and/or Repudiation

      During the restructuring period, the Corporation has reviewed all of its real estate facilities with a view to eliminate unused or under-utilized facilities and to consolidate its operations to further reduce operating costs. As a result of this review, a total of 46 real property leases have been repudiated or assigned since the Date of Filing. In addition, the Corporation evaluated all of its contracts for goods and services to identify opportunities to consolidate its supply base, to better leverage its buying power, and to take advantage of the opportunity represented by the CCAA Proceedings to repudiate contracts that were unfavourable. Beginning in 2004, significant savings are expected to be achieved by the Corporation from this renegotiation and/or the repudiation of various contractual commitments.

Equity Solicitation Process

      On July 16, 2003, Air Canada commenced an equity solicitation process to raise approximately $700 million of its overall equity financing needs in connection with the Plan. Following a lengthy equity solicitation process, Trinity was initially selected as the equity sponsor for the Plan. On April 2, 2004, Trinity announced that it was not going to seek an extension of its investment agreement with Air Canada upon its expiry on April 30, 2004.


      Consequently, after having held numerous discussions with the Corporation's stakeholders, including labour unions, financial creditors, advisors to the unsecured creditors committee, GECC and GE Capital Aviation Services, the Monitor and the Corporation developed a revised equity process consisting of: (i) the expansion of the rights offering to $850 million with the continued support of Deutsche Bank through the Standby Purchase Agreement, and
(ii) the design of a new equity solicitation process to potentially raise an additional $250 million. The terms of the revised equity process were approved by the Court on May 4, 2004. The Monitor had an expanded role whereby it supervised, facilitated and oversaw the process.

      On June 18, 2004, Air Canada received bids from potential equity investors. On June 23, 2004, after consulting with its financial and legal advisors, Air Canada accepted an investment proposal from the Equity Investor, an affiliate of Cerberus. The Equity Investor's proposal provides for an investment of $250 million in ACE Preferred Shares under terms accepted and supported by major financial stakeholders, Air Canada, the unsecured creditors' committee, the board of directors of Air Canada and the Monitor. The Equity Investor's proposal, together with the $850 million to be raised through the Rights Offering, brings the total equity to be raised by Air Canada to $1.1 billion. The terms of the Investment Agreement were approved by the Court on July 2, 2004. See "Investment Agreement".


Standby Purchase Agreement

      In the context of the original equity solicitation process, informal expressions of interest were received from certain of Air Canada's financial creditors in connection with a possible rights offering. Extensive negotiations between Air Canada, its advisors and certain of the interested financial creditors resulted in the announcement, on October 24, 2003, that Air Canada had entered into a standby purchase agreement with Deutsche Bank in connection with a rights offering. Pursuant to such rights offering, Affected Unsecured Creditors would have had the right to subscribe for up to $450 million of equity of ACE.

      Further to Trinity's announcement on April 2, 2004 that it would not seek an extension of its investment agreement with Air Canada upon its expiry on April 30, 2004, Deutsche Bank indicated its willingness to continue to support Air Canada through a possible expansion of its commitment to act as standby purchaser in connection with a larger rights offering. Consequently, Air Canada, with the substantial and direct involvement of the Monitor, commenced negotiations with Deutsche Bank in connection with finalizing amendments to the original standby purchase agreement, that had already received approval of the Court.

      On April 29, 2004, the Standby Purchase Agreement, increasing the size of the Rights Offering from $450 million to $850 million was entered into between Air Canada and Deutsche Bank and was approved by the Court on May 5, 2004.

      Under the terms of the Rights Offering, Affected Unsecured Creditors have the right to subscribe for up to $850 million of equity of ACE. Pursuant to the Standby Purchase Agreement, Deutsche Bank will act as the exclusive standby purchaser and, in that capacity, will purchase all unsubscribed equity of ACE at a price equal to the price to be paid by the Affected Unsecured Creditors plus a premium of 7.5%. The Standby Purchase Agreement is subject to a number of conditions and includes a payment to Deutsche Bank if the Rights Offering is not completed under certain circumstances. The occurrence of the closing under the Investment Agreement is not a condition of the Standby Purchase Agreement. See "Rights Offering".

Negotiations with Aircraft Lessors

      During the CCAA Proceedings, Air Canada has conducted extensive negotiations with its aircraft financiers to restructure its aircraft ownership costs. Through these efforts, the Corporation has achieved: (i) reduced ownership costs more consistent with current market conditions, (ii) modified lease expiry dates based on planned new aircraft acquisitions and scheduled heavy maintenance requirements, and (iii) satisfactory aircraft return conditions consistent with modified lease expiry dates. Pursuant to these negotiations, as of March 31, 2004, the Corporation had eliminated 48 leased aircraft from its fleet and significantly reduced its future aircraft ownership costs. Additional fleet reductions continue to be anticipated as the Corporation has early lease termination rights with respect to certain aircraft prior to December 31, 2005. In addition, Air Canada has entered into the Global Restructuring Agreement with GECC which covers approximately one-third of its fleet.

Global Restructuring Agreement

      As of the Date of Filing, GECC leased, managed the leases of, or otherwise had an interest in, approximately one-third of Air Canada's fleet. After extensive negotiations and based on a tentative agreement reached on July 3, 2003, GECC, various entities managed by GECC and Air Canada entered into the Global Restructuring Agreement on September 11, 2003, which was approved by the Court on January 16, 2004. The Global Restructuring Agreement provides for, among other things: (i) the restructuring of leases for all GECC-owned and GECC-managed aircraft, (ii) exit financing in an amount of approximately U.S.$681 million for use by ACE upon emergence from the CCAA Proceedings, and
(iii) financing in an amount of up to U.S.$950 million to fund the acquisition of new regional jet aircraft. See "New Financing Arrangements Upon Emergence -- Global Restructuring Agreement".

New Fleet

      The Corporation's new product strategy is based on maintaining overall frequencies on domestic and transborder routes while reducing the average number of seats per departure. As part of its new strategy and further to a thorough evaluation of candidate aircraft, Air Canada reached, on December 18, 2003, agreements in principle with Bombardier and Embraer to purchase new aircraft. All aircraft purchases from Bombardier and Embraer are subject to a number of conditions, including financing on satisfactory commercial terms, negotiation of final documentation and receipt of all requisite approvals. Delivery of aircraft is planned to commence in September of 2004. The aggregate cost for these aircraft approximates U.S.$2 billion.

      On March 12, 2004, Air Canada received confirmation from Embraer that the aircraft manufacturer had secured financing on commercial terms satisfactory to Air Canada for a firm order of 45 93-seat Embraer 190 aircraft. On June 9, 2004, Embraer and Air Canada concluded a purchase agreement with respect to such aircraft, subject to certain conditions, including the emergence from the CCAA Proceedings and receipt of all requisite approvals. On March 24, 2004, Air Canada announced it had received confirmation from Bombardier that the aircraft manufacturer had secured financing on satisfactory commercial terms to Air Canada for the carrier's entire firm order of Bombardier aircraft.


      On March 19, 2004, the Court approved an agreement between Air Canada and Airbus (AVSA S.A.R.L.) dated March 12, 2004 with respect to certain aircraft that had been ordered by Air Canada from Airbus prior to the Date of Filing. Prior to such date, Air Canada was committed to purchase from Airbus two Airbus A321 narrowbody aircraft and two Airbus A340-500 widebody aircraft in 2003 and three Airbus A340-600 widebody aircraft in 2004. Air Canada failed to take delivery of the Airbus A321 and Airbus A340-500 aircraft in 2003. On January 30, 2004, Air Canada repudiated its commitment to Airbus to purchase the Airbus A321 and the Airbus A340-500 aircraft. On March 12, 2004, Air Canada and Airbus reached an agreement which provides for the purchase by Air Canada of two Airbus A340-500 aircraft and their financing, with scheduled deliveries of the aircraft for June and July of 2004. On June 28,

2004, Air Canada concluded a conditional sale agreement, with respect to the first Airbus A340-500 aircraft, which was delivered to Air Canada on June 29, 2004. The agreement also provides for the cancellation of the two Airbus A321 aircraft and the deferred delivery of the three Airbus A340-600 aircraft to 2010 with unilateral cancellation rights in favour of Air Canada. As part of the agreement, Airbus agreed to waive any Restructuring Claim against Air Canada during the CCAA Proceedings.


Settlement of Pilots' Arbitration Proceedings

      In connection with the labour dispute settlement of May 2003, it was agreed by Air Canada and the two pilots' unions, Air Canada's Pilots Association ("ACPA") and Airline Pilots Association ("ALPA"), that certain issues concerning the allocation of regional jet aircraft between ACPA and ALPA would be resolved through arbitration proceedings which were held on February 28 and 29, 2004. At the time of the arbitration hearing, the parties agreed to voluntary mediation proceedings instead of arbitration, at which ACPA, ALPA, Air Canada and Jazz reached an agreement on the new regional jet aircraft to be purchased and the allocation between the two pilot groups. The mediated agreement was ratified by the members of ALPA and ACPA on March 19, 2004.

Subordinated Debt Arrangement

      On April 5, 2004, the Court issued an Order authorizing Air Canada to propose in its Plan the treatment of subordinated creditors of Air Canada on terms based on those of the Subordinated Debt Arrangement negotiated between certain subordinated creditors and certain financial creditors of Air Canada. Accordingly, the Plan (including the Rights Offering) provides the following treatment: (i) all distributions to be made to holders of Affected Subordinated Claims which are Proven Financial Debt Claims shall be reduced to 26% of the distributions such Creditors would otherwise be entitled to receive, and (ii) the remaining portions of the distributions (74%) resulting from such reduction shall be distributed, on a pro rata basis, to holders of Affected Senior Claims which are Proven Financial Debt Claims. The terms of the Subordinated Debt Arrangement are incorporated in the Plan.

Arrangements with Unions

      Since the Date of Filing and following extensive Court-supervised negotiations, the Corporation has achieved a major restructuring of its labour force with the conclusion of new long-term collective agreements with all of its union groups. Pursuant to the new collective agreements, unconditional employment security provisions have been eliminated, permanent pay rate reductions have been accepted by seven of the ten union groups and modifications to work rules have been implemented and are expected to result in productivity increases and accrued flexibility for all union groups.

      The Standby Purchase Agreement as approved by the Court on May 5, 2004 contains a condition that required the Corporation to enter into agreements to achieve labour cost savings of $200 million per year and to enter into "clean slate" provisions dealing with outstanding grievances (agreeing to resolve, waive or compromise outstanding grievances by September 30, 2004) with labour groups by May 15, 2004. As of May 20, 2004, the Corporation reached tentative agreements with its domestic labour unions providing for a combination of productivity improvements and wage reductions and received executed "clean slate" certificates from such unions.


      As of the date hereof, the members of each of Air Canada's five unions have ratified the agreements reached in May 2004. All of Jazz's unions have ratified the agreements reached in May 2004 except for the International Brotherhood of Teamsters which were unable to ratify their agreement in the given timeline. Following a Court attendance on July 9, 2004, the Teamsters have extended the time for completion of the ratification vote until July 15, 2004. If the Unionized Employees of Jazz have not ratified the agreement by July 16, 2004, then the Applicants would consider and discuss with other involved parties how best to revise the Plan in order to accomplish a successful restructuring. The Creditors' Meeting Order and the terms of the Plan itself authorize the removal of Jazz from the Plan. The removal of Jazz and related approaches would be canvassed by the Applicants. The Applicants are authorized to exercise such right at any time after July 16, 2004 and, upon the exercise of such right, the Applicants would seek consequential directions from the Court. Appropriate disclosure would be made prior to the Creditors' Meeting as to any changes consequent on the lack of ratification by the Unionized Employees of Jazz.

      Deutsche Bank has advised that it expects to confirm the satisfaction of the condition contained in the Standby Purchase Agreement upon its verification of the cost reductions, the ratification, execution and delivery of the appropriate documentation to effect the cost reductions and the receipt of the "clean slate" certificates from the relevant labour unions.


      As part of its restructuring efforts, as of the end of April 2004, the Corporation had reduced employment levels since the Date of Filing by over 6,300 employees measured on a full time equivalent basis. The restructuring of the labour force has brought considerable permanent labour cost reductions. See "Arrangements with Unions".

Pension Plans

      The deterioration of the solvency position of Air Canada's registered pension plans during 2002 triggered in March 2003 a direction by OSFI for Air Canada to file formal January 1, 2003 actuarial valuations of each defined benefit registered pension plan. As at January 1, 2004, Air Canada estimated that the overall Canadian defined benefit registered pension plan solvency deficit was approximately $1.25 billion.

      As part of the restructuring process, Air Canada has had extensive discussions with OSFI, its Canadian labour unions, its non-unionized employees and court-appointed representatives of retirees, in order to address the funding of the solvency deficit in its registered pension plans. Following such discussions, Air Canada presented, on October 27, 2003, a detailed proposal for the funding over ten years of the solvency deficit in its registered pension plans.

      On February 18, 2004, Air Canada, and representatives of the pension beneficiaries agreed on a proposal for the funding of the solvency deficit over ten years commencing as at January 1, 2004, which was presented to OSFI and the Government of Canada. The parties sought the support of OSFI for a recommendation to the Government of Canada that it adopt the regulation necessary to give effect to the ten year funding plan.

      On May 14, 2004, Air Canada and OSFI reached an agreement in respect of pension funding relief. The agreement establishes a protocol under which OSFI will recommend to the Government of Canada the adoption of a regulation which would allow Air Canada to extend the payment of pension plan solvency deficits over a period of 10 years as opposed to the current maximum of five years. The protocol provides that the solvency deficits will be paid down in accordance with an agreed upon schedule of variable annual payments as opposed to the current regulatory requirement for equal annual payments. The protocol further provides that Air Canada request the approval of the Court to remit approximately $34 million in special payments plus interest to certain pension plans immediately and to resume all current service contributions to the plans. On June 23, 2004, the Court approved the May 2004 protocol agreed to by Air Canada and OSFI on the pension funding relief, the remittance of such special payments, and the remittance of current service contributions for the second quarter of 2004.

      In consideration of OSFI proposing a regulation allowing for the elimination of any deemed trust which may have arisen as a result of required solvency deficit payments prior to the execution of the protocol, Air Canada and OSFI have agreed that upon Air Canada's emergence from the CCAA Proceedings, the pension plan trustees will receive subordinated secured promissory notes in the aggregate amount of $346.6 million with a second charge over the assets of Air Canada. The notes will be reduced as solvency payments are made in accordance with the agreed upon schedule. The terms of the notes should not materially affect the aircraft and exit financing to be made available to Air Canada pursuant to the Global Restructuring Agreement with GECC and should not materially restrict any future secured or unsecured financings.

      Implementation of the funding relief is subject to a number of conditions. One of those conditions is that the labour unions and Court-appointed representatives of the plan beneficiaries' consent to such funding relief on behalf of their respective constituents. On May 21, 2004, the Minister of Finance of Canada announced that he intended to act on OSFI's recommendation. On June 19, 2004, the draft Air Canada Pension Plan Solvency Deficiency Funding Regulations were pre-published in the Canada Gazette, thus beginning the 30-day period for public comment. Following completion of that period, as well as the period up to July 12, 2004 during which pension plan beneficiaries can comment on the proposed pension funding relief contemplated in the regulations, it is expected that the government will review any feedback received and finalize the regulations.

      Jazz has resumed, since December 2003, remittance of all contributions to all of its defined contribution pension plans. Air Canada and Jazz also remitted, in December 2003 and January 2004, an aggregate amount of approximately $132 million representing the 2003 current service costs under their defined benefit pension plans covering all of Air Canada's unionized and non-unionized employees and retirees in Canada and in the United Kingdom as well as a group of Jazz pilots. On April 27, 2004, the Court further amended the Initial Order to permit contributions by the Corporation into each of the Canadian defined benefit registered pension plan equal to the current service costs relating to the first quarter of 2004. Accordingly, on April 30, 2004, the Corporation made contributions totalling $25 million. See "Pension Plan Arrangements".

COURT ORDERS

Initial Order

      On April 1, 2003, an application pursuant to the CCAA was made to the Court by the Applicants and the Initial Order was granted by the Court pending the filing of the Plan. The Initial Order and subsequent amendments imposed a general stay of proceedings against the Applicants and provided for the appointment of E&Y as Monitor. A copy of the Initial Order can be obtained from the website of Air Canada's legal counsel, Stikeman Elliott LLP, at www.stikeman.com/ac/.

      The Applicants have obtained extensions of the general stay of proceedings granted pursuant to the Initial Order to September 30, 2004; such period may, if necessary, and at the discretion of the Court, be further extended.

      Aeroplan, Touram and Destina.ca are not covered by the CCAA Proceedings or the U.S. proceedings in the U.S. Court. Such subsidiaries continue their dealings with their creditors on a normal basis.

U.S. Proceedings

      Ancillary proceedings were commenced in the U.S. Court under Section 304 of the U.S. Bankruptcy Code. These ancillary proceedings formally recognize the CCAA Proceedings in Canada.

Claims Orders

      The Claims Orders provide for, among other things, the procedure pursuant to which the validity and value of Claims of Affected Unsecured Creditors are determined for voting and distribution purposes. The Claims Orders are attached to this Circular/Prospectus as Appendix C.

Creditors' Meeting Order

      The Creditors' Meeting Order provides for, among other things, the calling and the conduct of the Creditors' Meeting. The Creditors' Meeting Order is attached to this Circular/Prospectus as Appendix D.

                            STATUS OF CLAIMS PROCESS

      On September 18, 2003, the Claims Procedure Order was issued authorizing the Applicants to conduct a process for calling for and determining the Claims of its Creditors. Among other things, the Claims Procedure Order established the following Bar Dates: (i) November 17, 2003 with respect to Claims arising prior to April 1, 2003; (ii) November 17, 2003 with respect to Restructuring Claims arising on or before September 17, 2003; and (iii) December 15, 2003 for holders of bonds, notes or debentures who wished to file a Claim for voting purposes only (the Claims Procedure Order provides that any trustee or agent in respect of any issue of bonds, notes or debentures could file a Proof of Claim on or before November 17, 2003, for distribution purposes only, on behalf of the holders for which such trustee or agent acts). On January 29, 2004, the Claims Procedures Order was amended establishing a Bar Date of February 23, 2004 with respect to Restructuring Claims arising after September 17, 2003.

      Since the issuance of the Claims Procedure Order, the Monitor has received in excess of 8,700 Claims aggregating approximately $110 billion. Pursuant to discussions with the Monitor, several Claims were withdrawn by the claimants resulting in net Claims filed of approximately $103 billion. As of the current date, the status of Claims received for distribution purposes is as follows:


                        Claims Filed      Claims          Claims In Dispute       Claims
                           (Net of      Accepted To                               Under
                            Claims         Date                                   Review
                          withdrawn)
                       --------------------------------------------------------------------
                                                                       Amount
                        Initial Claim   Final Claim     Amount per    per Air    Amount per
(in Cdn$ millions)         Amount           Value        Claimant      Canada     Claimant
------------------      -------------   ------------    ----------   ---------   ----------

 Aircraft Creditors     $     5,028.8   $      577.3    $  2,165.5   $   825.8   $    905.3
 Bondholders            $     3,229.7   $    1,274.9    $  1,856.8   $ 1,768.7   $      0.0
 Employee               $     7,387.2   $        0.1    $    204.9   $     0.1   $  7,149.9
 Litigation             $    83,459.3   $        8.9    $ 72,730.4   $     0.3   $      0.0
 Long Term Debt         $     1,698.6   $      403.9    $    440.9   $   188.2   $    136.9
 Supplier               $     1,869.3   $       31.7    $    407.1   $   135.3   $  1,346.0
 Trade Creditors        $       311.9   $      211.7    $     46.0   $    41.1   $      0.0
 Other                  $       275.1   $        9.3    $     13.8   $     0.0   $      0.0
                        -------------   ------------    ----------   ---------   ----------
                        $   103,259.9   $    2,517.8    $ 77,865.4   $ 2,959.5   $  9,538.1

      Although the amount noted in Employee Claims under review includes Claims filed by the Corporation's labour unions on or prior to November 17, 2003, it is expected that these Claims will be amended to reflect concessions (including the "clean slate" treatment of grievances, see "Arrangements with Unions") granted during May 2004 as part of the process to achieve $200 million in annual labour savings as required under the Standby Purchase Agreement, thereby potentially increasing the total amount of Claims under review. The amount by which these amended Claims will exceed the Claims as filed to date is currently unknown. In addition, certain other Claims such as potential government tax-related Claims have yet to be filed. It is also noted that included in the Disputed Claims are several Claims totalling $72.4 billion in respect of which Claims officers have issued determinations setting out the aggregate Claim amounts to be approximately $13,000 and which such determinations have either been appealed or are subject to appeal.


      While the Monitor is currently unable to provide an estimate of the final quantum of Claims which will be accepted for distribution purposes, starting on or about July 15, 2004 the Monitor will provide ongoing updates of the status of such Claims on Air Canada's website at www.aircanada.ca/notice/ and on the website of Air Canada's counsel at www.stikeman.com/ac/.

                             ILLUSTRATIVE RECOVERIES

      The following table shows illustrative recoveries that may be realized by Affected Unsecured Creditors based on a range of numbers of the total amount of all Proven Claims and on the value of equity securities being equal to the price paid per ACE Rights Share by the Affected Unsecured Creditors under the Rights Offering which is based on a pre-money assumed enterprise value of $925 million. Such illustrative recoveries reflect the base recovery further to the compromise and settlement of Proven Claims and do not take into consideration the effect of any participation by the Affected Unsecured Creditors in the Rights Offering or the effect of the Subordinated Debt Arrangement. THESE NUMBERS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND AFFECTED UNSECURED CREDITORS ARE CAUTIONED THAT ACTUAL RECOVERIES MAY VARY MATERIALLY FROM THESE NUMBERS AND WILL BE DETERMINED BY, AMONG OTHER THINGS: (i) THE FINAL RESULTS OF THE CLAIMS PROCESS, AND (ii) THE PRICES AT WHICH THE VARIOUS EQUITY SECURITIES ISSUED PURSUANT TO THE PLAN TRADE IN THEIR RESPECTIVE MARKETS. See "Risk Factors - Risk Factors Relating to the Plan and its Implementation".

                                        ILLUSTRATIVE RECOVERY FOR EVERY $1 OF PROVEN CLAIM
                                              IF THE TOTAL OF ALL PROVEN CLAIMS EQUALS
                                        --------------------------------------------------
                                        $10.0 BILLION      $12.5 BILLION      $15.0 BILLION
                                        -------------      -------------      -------------
For Affected Unsecured Creditors....       $0.0925            $0.0740            $0.0617

                               IMPACT OF THE PLAN

DEBT AND CAPITAL STRUCTURE

      The Plan will significantly reduce the consolidated debt of the Applicants. The Applicants will benefit from a significant reduction in annual interest costs and principal repayments with respect to their long-term and subordinated perpetual debt. Following the implementation of the Plan, the Existing AC Preferred Shares will be cancelled and all the Existing AC Shares will be held by ACE. Management believes that this will assist the Corporation and, following the implementation of the Plan, ACE, together with their respective subsidiaries to pursue their operations and to maximize enterprise value. The Applicants will also benefit from a capital investment of $850 million pursuant to the Rights Offering and from an additional capital investment of $250 million pursuant to the Investment Agreement. See "New Financing Arrangements Upon Emergence", "Rights Offering" and "Investment Agreement".


      The following table shows the pro forma effect of the Plan on the Corporation's consolidated capital structure as at March 31, 2004, reflecting the various assumptions and adjustments described more fully in the notes to the unaudited pro forma consolidated balance sheet as at that date. See "Unaudited Pro Forma Consolidated Balance Sheet of ACE" and "Notes to the Unaudited Pro Forma Consolidated Balance Sheet". The balance sheet of ACE has been prepared using the accounting policies and practices which are in accordance with Canadian GAAP. Upon emergence from the CCAA Proceedings, ACE is required, under Canadian GAAP, to perform a comprehensive revaluation of assets and liabilities. The process of undertaking such a comprehensive revaluation is commonly referred to as "fresh start accounting". The adjustments reflected in the unaudited pro forma consolidated balance sheet of ACE are based on preliminary estimates of fair values of assets and liabilities and are subject to change upon application of fresh start accounting on the Implementation Date.


      The implied value of various classes of shares to be issued by ACE and Air Canada, derived from the Investment Agreement, the Rights Offering and the Standby Purchase Agreement, is approximately $2 billion. Shareholders' equity as presented on the unaudited pro forma consolidated balance sheet of ACE under Canadian GAAP does not reflect this implied value because:


      o due to certain characteristics of the ACE Preferred Shares to be issued pursuant to the Investment Agreement for proceeds of $250 million, Canadian GAAP requires that the instrument be presented as a compound instrument, and as such, $127 million is presented as a financial liability and not in shareholders' equity. In addition, the fair value of the enterprise as a whole would exclude the liability component of the ACE Preferred Shares. U.S. GAAP may require substantially the same treatment; and

      o under fresh start accounting, Canadian GAAP does not permit goodwill to be recorded even if the fair value of net assets is less than the fair value of the enterprise as a whole. This presentation differs from U.S. GAAP for fresh start reporting where goodwill is recorded as the excess of the fair value of the Corporation over the fair value of net assets(1). As further described in the notes to the unaudited pro forma consolidated balance sheet, the pro forma balance sheet under U.S. GAAP will report share capital of $1,894 million and goodwill of $1,888 million.

         The combination of the above factors and the existing shareholders' deficit as reported as at March 31, 2004 contribute to the reporting of a shareholders' equity of $6 million on the unaudited pro forma consolidated balance sheet of ACE, which does not reflect the implied value of various classes of shares to be issued by ACE and the Corporation.


--------


1 In addition to the Canadian and U.S. GAAP difference noted, the unaudited pro forma consolidated balance sheet does not reflect the assets, liabilities and any minority interest of variable interest entities that ACE will likely be required to consolidate.

                                                                                                      ACE PRO FORMA
                                                                OUTSTANDING AS AT     PRO FORMA           AFTER
                                                                 MARCH 31, 2004      ADJUSTMENTS       ARRANGEMENT
                                                                 --------------      -----------       -----------
                                                                          (IN MILLIONS OF CANADIAN DOLLARS)
LIABILITIES SUBJECT TO COMPROMISE...........................         $ 5,593         $  (5,593)          $     -

LONG-TERM DEBT AND PREFERRED SHARES

DIP loan....................................................             300              (300)                -
Other long-term debt and capital lease obligations(1)......            1,912               419             2,331
Exit facility(2)............................................               -               538               538
                                                                     -------         ---------           -------
Total long-term debt(3) ....................................           2,212               657             2,869

ACE Preferred Shares........................................               -               127               127


SHAREHOLDERS' EQUITY
Convertible subordinated debenture
conversion option...........................................              25               (25)                -
Existing AC Shares..........................................             942              (942)                -
Contributed surplus.........................................              25               (25)                -
Deficit.....................................................          (5,451)            5,451                 -
                                                                     -------         ---------           -------
                                                                      (4,459)            4,459
ACE Shares(4)...............................................               -             1,771

ACE Preferred Shares - conversion option....................               -               123                 -
Adjustment to shareholders' equity(5).......................               -            (1,888)
                                                                     -------         ---------           -------
TOTAL SHAREHOLDERS' EQUITY..................................          (4,459)            4,465                 6
                                                                     -------         ---------           -------
TOTAL CAPITALIZATION........................................         $ 3,346              (344)          $ 3,002


(1) The pro forma other long-term debt and capital lease obligations as at March 31, 2004 includes capital lease obligations and other equipment financing totalling $2,143 (including obligations to GECC totalling $424), the Lufthansa obligation of $94, the CIBC Credit Agreement of $13, $4 related to the reduction of capital feature in the EDP Shares and the Amex Facility of $77.

(2) The Exit Facility relates to GECC Loan A. Due to the nature of GECC Loan B, it is not presented as long-term debt, as further described in the notes to the unaudited pro forma consolidated balance sheet. GECC Loan C is related to the purchase of two B747-400 aircraft from GECC and is included in other long-term debt and capital lease obligations.

(3) Debts denominated in any currency other than Canadian dollars have been converted to Canadian dollars for illustrative purposes only based on foreign exchange rates as at March 31, 2004.

(4)  Includes EDP Shares issued to holders of Proven Financial Debt Claims.


(5) Under fresh start accounting, shareholders' equity is reported based on revalued net assets.

                             DESCRIPTION OF THE PLAN

      The following description of the Plan is a summary only and is qualified in its entirety by the full text of the Plan. The governing document is the Plan, which is attached as Appendix B to this Circular/Prospectus.

PURPOSE OF THE PLAN

      The Applicants are insolvent and are unable to meet their debt and other obligations as they become due. See "Background of the Plan". In these circumstances, the Applicants are exposed to possible creditors' action, which may, absent a reorganization or recapitalization, result in a forced sale or liquidation of their assets through bankruptcy, exercise of creditors' rights or receivership proceedings.

      The Plan is the result of an extensive review of the available alternatives by the board of directors and the management of Air Canada and their financial and legal advisors and the Monitor, to address Air Canada's financial condition and to maximize recovery for the Affected Unsecured Creditors under the circumstances.

      Management is of the view that the Affected Unsecured Creditors with Proven Claims will derive a greater benefit from the implementation of the Plan than they would from a forced sale or liquidation of the Applicants' assets. Management believes, based in part on its review of the Liquidation Analysis attached as Appendix E which indicates that there would be no recovery for Affected Unsecured Creditors in the event the assets of the Applicants would be liquidated, that the Plan will maximize recovery for the Affected Unsecured Creditors with Proven Claims under the circumstances.

      The purpose of the Plan, together with Air Canada's new business strategy, is to restructure the capitalization, operations and cost structure of the Applicants and provide for the compromise and settlement of the Proven Claims of Affected Unsecured Creditors. The Plan and the new business strategy were designed to:

      (i) reduce Air Canada's operating costs to a competitive level through the renegotiation of collective bargaining agreements, aircraft leases, real property leases and various other commercial agreements;

      (ii) implement a fleet renewal program resulting in the appropriate number, size and mix of aircraft for Air Canada's route network;

      (iii) complete a restructuring of Air Canada's debt and lease obligations;

      (iv) redefine Air Canada's core product offerings to compete effectively in the current and future airline industry environment; and

      (v) reorganize Air Canada's corporate structure to enable certain key businesses, including Cargo, Groundhandling and Technical Services, to better compete for third party business and generate value for their stakeholders.


THE PLAN, JAZZ AND UNION RATIFICATION

      The Standby Purchase Agreement, as approved by the Court on May 5, 2004, contains a condition that required the Corporation to enter into agreements to achieve labour cost savings of $200 million per year and to enter into "clean slate" provisions dealing with outstanding grievances (agreeing to resolve, waive or compromise outstanding grievances by September 30, 2004) with labour groups by May 15, 2004. As of May 20, 2004, the Corporation reached tentative agreements with its domestic labour unions providing for a combination of productivity improvements and wage reductions and received executed "clean slate" certificates from such unions.

      As of the date hereof, the members of each of Air Canada's five unions have ratified the agreements reached in May 2004. All of Jazz's unions have ratified the agreements reached in May 2004 except for the International Brotherhood of Teamsters which were unable to ratify their agreement in the given timeline. Following a Court attendance on July 9, 2004, the Teamsters have extended the time for completion of the ratification vote until July 15, 2004. If the Unionized Employees of Jazz have not ratified the agreement by July 16, 2004, then the Applicants would consider and discuss with other involved parties how best to revise the Plan in order to accomplish a successful restructuring. The Creditors' Meeting Order and the terms of the Plan itself authorize the removal of Jazz from the Plan. The removal of Jazz and related approaches would be canvassed by the Applicants. The Applicants are authorized to exercise such right at any time after July 16, 2004 and, upon the exercise of such right, the Applicants would seek consequential directions from the Court. Appropriate disclosure would be made prior to the Creditors' Meeting as to any changes consequent on the lack of ratification by the Unionized Employees of Jazz.


BUSINESS STRATEGY


      The Canadian airline industry is characterized by a limited number of high density markets which account for the majority of passenger traffic and revenue. Domestic low-cost carriers, in particular WestJet, have achieved a material presence in all major domestic markets and they continue to expand rapidly. By the end of 2004, total low-cost carrier capacity in Canada is projected to exceed the domestic capacity flown by CAIL prior to its acquisition by Air Canada. This trend has caused Air Canada to redefine its business strategy to compete more effectively in its markets. Air Canada's objective is to provide a superior product offering at a competitive cost. To that end, Air Canada has formulated a strategic realignment designed to stabilize its domestic market position at a level that provides a solid foundation for its growing international markets.

      In order to compete in the new low-cost environment, Air Canada has redefined its business strategy and has designed and embarked on a new business plan which is based on four major components: (i) a competitive cost structure,
(ii) the redesign of the Air Canada network (iii) a new revenue model, and (iv) a new corporate structure.

      The foundation of the new business plan is a competitive cost structure. In addition to the cost reductions related to the repudiation and renegotiation of various contractual obligations and the renegotiation of collective agreements, the focus on cost reductions is also reflected through all components of the new business strategy and includes (i) increased utilization of new smaller regional jet aircraft with lower trip costs, (ii) the elimination of older, less efficient aircraft, (iii) the increased utilization of the Internet as a distribution channel, and (iv) a redesigned on-board product offering.

      The second component of the new business plan focuses on the redesign of the Air Canada network. This multi-faceted plan includes increased flying to new international destinations, and altered aircraft utilization. In addition, Air Canada plans to maintain frequency on key domestic and transborder markets, while reducing its capacity in these markets through the increased use of smaller regional jet aircraft. These smaller aircraft with lower trip costs are expected to enable Air Canada to compete more effectively with low-cost carriers. In addition, the network redesign will allow Air Canada to better leverage revenues from its growing international markets, which flow into its North American network. Total international capacity was increased by 12% in the first quarter of 2004 and, for the remainder of 2004, Air Canada expects more capacity to be allocated to flying international destinations. For instance, in the fourth quarter of 2003 and in the first half of 2004, new routes to Western Europe, Latin America and Asia were added to Air Canada's network.

      The new revenue model is based on simplified low fares that are easy to book on-line at www.aircanada.com. The focus is on value, choice and flexibility for the customer and cost efficiency for Air Canada. In May 2003, the new revenue strategy was introduced in Air Canada's domestic markets, and has helped offset the decrease in Air Canada's passenger base, while reducing costs in a number of strategic areas. More than 65% of domestic bookings are now made on-line. In February 2004, the new revenue model was expanded to most destinations in the continental United States served by Jazz and Air Canada in cooperation with its Star Alliance partner, United Airlines.

      To support this network redesign and help reduce costs, the Corporation initiated a fleet restructuring. Air Canada started by removing older less-efficient aircraft, which were not economically viable in the new market environment. By 2005, the Corporation expects to have eliminated all Boeing 747-400 Combi, Boeing 737-200 and BAE 146 aircraft. In addition, the oldest Dash-8 aircraft in Jazz, will also be removed.

      To better match capacity with demand in its markets, Air Canada will be adding new regional jet aircraft. These aircraft are considered optimal for the markets the Corporation is serving and the new business strategy. On December 19, 2003, Air Canada reached agreements in principle with Bombardier and Embraer to purchase new aircraft. All aircraft purchases from Bombardier and Embraer are subject to a number of conditions, including financing on satisfactory commercial terms, negotiation of final documentation and receipt of all requisite approvals. Delivery of aircraft is scheduled to commence in September 2004. The aggregate cost for these aircraft approximates U.S.$2 billion. In March 2004, Air Canada received confirmation from Embraer and Bombardier that they had secured financing on satisfactory commercial terms.

      Lastly, the new business plan contemplates a new corporate structure with the various business segments within the Air Canada group being established as stand-alone entities. It is anticipated that this will permit each such business segment to be developed to its fullest individual potential pursuing, where appropriate, third party sources of business. In addition to Jazz and Destina.ca which are already established as stand-alone businesses, the main businesses to be established as separate stand-alone businesses or limited partnerships include Technical Services, Cargo and Groundhandling.

TIMING FOR PLAN TO BECOME EFFECTIVE

      The following sets forth certain events and dates in the timeline to emergence by the Applicants from the CCAA Proceedings:

April 1, 2003:             Grant of Initial Order
June 30, 2004:             Filing of the Plan with the Court

July 9, 2004:              Creditors' Meeting Order

July 15, 2004:             Mailing of the Circular/Prospectus and related materials to Affected Unsecured Creditors
July 31, 2004:             Record Date for the Rights Offering
August 17, 2004:           Creditors' Meeting
August 23, 2004:           Court Hearing in respect of the Confirmation Order
September 29, 2004:        Targeted date for Implementation Date
September 30, 2004:        Targeted date of emergence from CCAA Proceedings

CREDITOR APPROVAL

      In order for the Plan to be binding on the Affected Unsecured Creditors in accordance with the CCAA, the Resolution to approve the Plan must first be accepted by the Required Majority. The Plan must also be sanctioned by the Court.

ACE

      ACE has been incorporated under the CBCA in connection with the implementation of the Plan. Until the Implementation Date, ACE will not carry on any business, other than in connection with the Plan, the Prospectus and the Registration Statement. Following the implementation of the Plan, ACE will become the parent holding company under which the reorganized Air Canada, the Subsidiaries and the Air Canada Business Partnerships will be held, directly or indirectly. By-laws of ACE will be implemented as part of the Plan.

CORPORATE AND CAPITAL REORGANIZATION

SUMMARY


      The Plan contemplates a series of steps leading to the overall corporate and capital reorganization of the Applicants. The corporate reorganization is comprised of the segregation of the Air Canada Businesses into separate limited partnerships (collectively, the "AIR CANADA BUSINESS PARTNERSHIPS"). The capital reorganization provides for the compromise and settlement of Affected Unsecured Claims. Holders of Existing AC Class A Shares will be allocated a nominal amount of ACE Variable Voting Shares and holders of Existing AC Common Shares will be allocated a nominal amount of ACE Voting Shares. AC Preferred Shares will be converted into AC Redeemable Shares which will be redeemed for the Redemption Price.


IMPLEMENTATION STEPS

      The following steps are to be implemented after the mailing of this Circular/Prospectus:

      - the Air Canada Business Partnerships will be constituted under the laws of Quebec for each of the Technical Services Unit, the Groundhandling Unit, the Cargo Unit, the AC Online Unit and Jazz;


      -     Subco will be incorporated;

      - separate wholly-owned subsidiaries of ACE Holdco will be incorporated under the laws of Canada to act as the general partners for each of the Air Canada Business Partnerships; and

      - the Holdco Partnerships will be constituted under the laws of Quebec to hold the limited partnership units in Aeroplan and in each of the Air Canada Business Partnerships created for each of the Technical Services Unit, the Groundhandling Unit, the AC Online Unit and Jazz with ACE Holdco as general partner and Air Canada as limited partner (collectively the "HOLDCO PARTNERSHIPS").


      Each of the following steps provided for under the Plan are to be effected, and shall for all purposes be deemed to occur, in the sequence and at the times specified commencing at the Implementation Time. Therefore, all of the actions, documents, agreements and funding necessary to implement all of the following steps (other than (i) the step(s) to be implemented on Day Two and (ii) other than the completion of the transactions contemplated by the Investment Agreement which is not a condition precedent to the implementation of the Plan) must be in place and be final and irrevocable prior to the Implementation Time and shall then be held in escrow and shall be released in the order and at the times specified below without any further act or formality.


Day One

      On Day One, each of the following steps shall be consummated and effected as follows:


      - ACE Articles of Arrangement previously filed with and certified by the Director shall become effective pursuant to which (i) the ACE Articles of Incorporation shall be amended to create the ACE Variable Voting Shares, the ACE Voting Shares and the ACE Preferred Shares (with the ACE Variable Voting Shares and ACE Voting Shares bearing a consolidation feature) and the number of directors shall be changed from three to 11; (ii) the new members of the new board of directors of ACE shall be appointed, (iii) the auditors at ACE shall be appointed; and (iv) the by-laws of ACE shall be adopted;

      - contemporaneously with the preceding step, the members of the board of directors of Air Canada who will not remain on the new board of directors of Air Canada pursuant to the Second AC Articles of Reorganization shall resign and Air Canada shall accept such resignations;


      - AC Articles of Reorganization, previously filed with and certified by the Director, shall become effective pursuant to which (i) AC Preferred Shares will be converted into AC Redeemable Shares, and
            (ii) an exchange feature will be added to AC Class A Shares and AC Common Shares providing for their exchange at Air Canada's option, pursuant to which ACE, at any time after the redemption of the AC Redeemable Shares, on exercise of such option by Air Canada, shall deliver ACE Variable Voting Shares to all holders of Existing AC Class A Shares and ACE Voting Shares to the holders of Existing AC Common Shares, in exchange for ACE receiving all of the outstanding and issued Existing AC Common Shares and Existing AC Class A Shares, each such exchange to occur on a one-for-one basis;

      -     all Other Equity Securities shall be cancelled without compensation;


      - Air Canada will redeem and cancel the AC Redeemable Shares and pay the Redemption Price to the Monitor for the account of holders thereof;

      - Air Canada will exercise its option in relation to the exchange right provided under the AC Articles of Reorganization and cause ACE pursuant to the ACE Support Agreement to effect the exchange of Existing AC Class A Shares and Existing AC Common Shares for ACE Variable Voting Shares and ACE Voting Shares, respectively, on a one-for-one basis;

      - pursuant to an asset purchase agreement, Jazz will transfer all of its assets and certain of its liabilities to the Air Canada Business Partnership created for Jazz in exchange for the issuance to Jazz of limited partnership units and the Commercial Services Agreement between Air Canada and the Air Canada Business Partnership created for Jazz shall become effective;


      - Air Canada and the directors of Jazz will authorize the winding-up and dissolution of Jazz. Pursuant to a winding-up and distribution agreement, Air Canada will assume all of the liabilities of Jazz and will receive all of Jazz's assets which include the limited partnership units of the Air Canada Business Partnership created for Jazz;

      - Air Canada and the directors of 3838722 will authorize the winding-up and dissolution of 3838722. Pursuant to a winding-up and distribution agreement, Air Canada will assume all of the liabilities of 3838722 and will receive all of 3838722's assets;


      - pursuant to separate asset purchase agreements, Air Canada will transfer all of the assets and certain specified liabilities of each of the Technical Services Unit, the Groundhandling Unit, the AC Online Unit and the Cargo Unit to separate Air Canada Business Partnerships created for each one of the Technical Services Unit, the Groundhandling Unit, the AC Online Unit and the Cargo Unit in exchange, inter alia, for the issuance to Air Canada of limited partnerships units of each of such Air Canada Business Partnership and debt;


      - contemporaneously with the preceding step, the Commercial Services Agreements between Air Canada and the Air Canada Business Partnerships created for each one of the Technical Services Unit, the Groundhandling Unit, the AC Online Unit and the Cargo Unit will become effective;

      - Aeroplan will make a distribution to Air Canada of all amounts owed by Air Canada to Aeroplan up to Air Canada's adjusted cost base (as defined in the ITA) in Aeroplan on the Implementation Date;

      - Air Canada shall transfer its limited partnership units in Aeroplan and in each of the Air Canada Business Partnerships created for the Technical Services Unit, the Groundhandling Unit, the AC Online Unit and Jazz to separate Holdco Partnerships in exchange for the issuance to Air Canada of limited preferred partnership interest units of each of such Holdco Partnership;

      - Air Canada shall transfer all of the issued and outstanding shares of 3913368 Canada Inc. (the current general partner of Aeroplan) to ACE Holdco in exchange for the issuance to Air Canada of additional common shares of ACE Holdco;


      - the articles of incorporation of Destina.ca and Touram will be amended such that all of the issued and outstanding common shares of each shall be converted into preferred shares. ACE shall then subscribe for common shares in each of Destina.ca and Touram;


      - Second AC Articles of Reorganization, previously filed with and certified by the Director, shall become effective pursuant to which
            (i) the new board of directors of Air Canada shall be appointed,
            (ii) the Existing AC Common Shares and Existing AC Class A Shares shall be consolidated, and (iii) the EDP Shares and AC Non-Voting Shares shall be created;

      - the AC Capital Articles of Arrangement, previously filed with and certified by the ABCA Registrar, shall become effective pursuant to which AC Capital, Wingco and Subco will be amalgamated;


      - Air Canada will sell the ACE Holdco Shares to ACE at a price equal to fair market value;

      - ACE and the directors of ACE Holdco will authorize the winding-up and dissolution of ACE Holdco. Pursuant to a winding-up and distribution agreement, ACE will assume all of the liabilities of ACE Holdco and will receive all of ACE Holdco's assets

      - each of the transactions contemplated by the Global Restructuring Agreement shall be consummated and become effective;

      - contemporaneously with the preceding step, in accordance with the terms and subject to the conditions of the Exit Facility, the closing as defined under the Exit Facility shall occur and ACE shall assume the principal obligations of Air Canada outstanding under the DIP Loan Agreement. As consideration for ACE's assumption of the obligations owing under the DIP Loan Agreement, Air Canada shall transfer to ACE, assets of Air Canada having a fair market value equal to the amounts so assumed. Such obligations owing under the DIP Loan Agreement and assumed by ACE shall be converted to a term loan under the Exit Facility.

      - the Affected Unsecured Claims shall be settled, compromised and released in accordance with the Plan in exchange for (i) the ProRata Share Amount to be allocated to the holders of Proven Claims, and
            (ii) ACE Rights to be allocated to Affected Unsecured Creditors in accordance with the terms of the Rights Offering;

      - the special one-time consolidation of the ACE Variable Voting Shares and the ACE Voting Shares contemplated in the ACE Articles of Arrangement shall take effect;

      - the AC Non-Voting Shares will be exchanged for ACE Variable Voting Shares or, in the case of Affected Unsecured Creditors who are Proven Canadians, ACE Voting Shares, on a one-for-one basis;

      - if Air Canada has given notice by issuing a press release prior to the Implementation Time that it intends to redeem the EDP Shares as a step of the Plan, then Air Canada shall exercise the EDP Redemption Right in respect of all EDP Shares, including those held in the Disputed Claims Reserve by the Disbursing Agent and contemporaneously with such exercise, and prior to the redemption, ACE shall exercise the EDP Call Right resulting in the issue, in exchange for the EDP Shares, of ACE Variable Voting Shares or, in the case of Proven Canadians, ACE Voting Shares.

      - for the purpose of the Air Canada Pension Plan Deficiency Funding Regulations coming into effect, the Initial Order shall expire;


      - Air Canada will issue the Pension Plan Subordinated Notes to the Pension Plan Collateral Agent and will file with OSFI the valuations and other materials contemplated by the OSFI protocol dated May 14, 2004;

      - fractional ACE Variable Voting Shares and ACE Voting Shares issued pursuant to the consolidation of the equity of ACE will be cancelled without any consideration;

      - ACE Rights Shares will be issued to Affected Unsecured Creditors and Deutsche Bank, as standby purchaser, the whole in accordance with the terms of the Rights Offering;

      - the Equity Investor will purchase the Investor shares pursuant to the Investment Agreement;

      - if the Equity Investor subscribes for the Investor Shares, in lieu of issuing the Exit Lender Warrants and the Exit Lender Convertible Note, Air Canada will pay the GE Payment to GECC; and

      - the terms of the Stock Option Plan shall become effective and shall be deemed approved by the shareholders of ACE.
Day Two

      On Day Two, the following step shall be consummated and effected as follows:

      - Air Canada and the directors of ZIP will authorize the winding-up and dissolution of ZIP. Pursuant to a winding-up and distribution agreement for ZIP, Air Canada will assume all of the liabilities of ZIP and will receive substantially all of ZIP's assets; and

      -     the releases contemplated by the Plan shall become effective.

      For Claims that are Disputed Unsecured Claims on the Initial Determination Date, Affected Unsecured Creditors should refer to "Description of the Plan - Allocations under the Plan - Disputed Claims" in order to ascertain the treatment of such Disputed Unsecured Claims under the Plan.

      Immediately after the Completion Time, the corporate and partnership structure of ACE and the Applicants will be as follows:


                          __________     ACE    ____________________________________________________
                          |           (Canada)                            |                         |
                          |               |                               |                         |
                    100%  |               |  0.001%                       |   100%                  |
                          |               |  General Partner              |                         |
                          |               |                               |                         |
                          V               V                               V                         |
                     Air Canada ----\   Holdco                         General                      |
                       (Canada)     Partnerships(1)                  Partners(2)                    |
                          |           (Quebec)                            |                         |
                          |   99.999%     |                               |                         |
                          |   Limited     |   99.999%                     |    0.001%               |
                          |   Partner     |   Limited Partner             |    General Partner      |
                          |               |                               |                         |
                          |               |                               |                         |
                          |____________________________________    _______|                         |
                    100%  |               |           99.999% |    |      |                         |
                          |               |   Limited Partner |    |      |                         |
                          |               |                   V    V      |                         V
                       Other              |                   Cargo       |                   Wholly-Owned
                    Wholly-Owned          |                  (Quebec)     |                 Subsidiaries(4)
                   Subsidiaries(3)        |                               |
                                          V                               V
    ______________________________________________________________________________________
    |                 |                   |                        |                     |
    |                 |                   |                        |                     |
Aeroplan            Ground              Technical                Jazz                    AC
(Quebec)           Handling             Services                (Quebec)               Online
                   (Quebec)             (Quebec)                                      (Quebec)




(1) The Holdco Partnerships, which are limited partnerships created pursuant to the laws of Quebec, hold the limited partnership units in Aeroplan and in each of the Air Canada Business Partnerships created for the Groundhandling Unit, the Technical Services Unit, the AC Online Unit and Jazz.

(2) The general partners of Aeroplan and of each of the Air Canada Business Partnerships created for the Cargo Unit, the Groundhandling Unit, the Technical Services Unit, the AC Online Unit and Jazz will be wholly-owned subsidiaries of ACE, incorporated under the laws of Canada.

(3)   Including AC Capital which is incorporated under the laws of Alberta.

(4) ACE holds all of the issued and outstanding common shares in each of Destina.ca and Touram. Following the implementation of the Plan, Air Canada will hold preferred shares in each of Destina.ca and Touram.

AIR CANADA STOCK OPTION PLANS

      If the Plan is approved, the Air Canada SOP, the Air Canada SAPs and all outstanding options or other rights issued pursuant thereto will be cancelled without payment of any consideration. No approval or ratification by shareholders will be sought or required in connection therewith.

STOCK OPTION PLAN

      Pursuant to the Plan, the Stock Option Plan of ACE will be established as an on-going stock option program and will comprise a maximum of 5% of the Fully Diluted Equity of ACE (with a maximum of 3% of the Fully Diluted Equity of ACE pursuant to options to be granted upon the emergence by the Applicants from the CCAA Proceedings).

      The new board of directors of ACE or a committee selected by, and made up of members of, the new board of directors of ACE will designate, from time to time, eligible directors, officers, senior managers and other employees of ACE to whom options will be granted and will determine the number of underlying shares to which such options relate. Participation in the plan will be limited to directors and employees of ACE holding positions that, in view of the board or the committee, as the case may be, have a significant impact on ACE's long-term results.


      The number of shares to which the options relate will be determined by taking into account, in the discretion of the board or the committee, as the case may be, various factors such as the market price of the underlying shares and each director's and eligible employee's potential contribution to ACE's success in any given year. The Plan provides that the stock options, which will be exercisable over a pre-determined period, will have an exercise price of not less than 100% of the market price of the underlying shares at the time of grant and that the stock options will vest upon a change of control of ACE.


ALLOCATIONS UNDER THE PLAN

Determination of Allocation Pools

      The calculations of the Creditor Share Pool, which includes the numbers of AC Non-Voting Shares (which will be ultimately exchanged for ACE Variable Voting Shares or, in the case of Proven Canadians, ACE Voting Shares) and EDP Shares which will be allocated to Affected Unsecured Creditors under the Plan shall be completed by the Monitor as of the Initial Determination Date based on, and taking into account, the following provisions:

      (i) The aggregate number of shares constituting the Creditor Share Pool (which consists of AC Non-Voting Shares and EDP Shares on an as exchanged basis) would be equal to 46,250,000 (which would comprise 45.77% of the Fully Diluted Equity of ACE).


      (ii) The aggregate number of AC Non-Voting Shares which form part of the Creditor Share Pool will be determined on the Initial Determination Date based on the fraction that the aggregate Proven Claims (other than Proven Financial Debt Claims) represent of the total aggregate Affected Unsecured Claims.


      (iii) The aggregate number of EDP Shares which form part of the Creditor Share Pool will be determined on the Initial Determination Date based on the fraction that the aggregate Proven Financial Debt Claims and any Disputed Unsecured Claims represent of the total aggregate Affected Unsecured Claims.


      (iv) The aggregate number of shares constituting the ACE Rights Share Pool (which consists of ACE Variable Voting Shares and/or ACE Voting Shares) would be equal to 42,500,000 (which would comprise 42.06% of the Fully Diluted Equity of ACE).

      (v) The holders of Existing AC Shares would hold 10,105 ACE Variable Voting Shares and/or ACE Voting Shares (which would comprise approximately 0.01% of the Fully Diluted Equity of ACE).

      (vi) 3,031,527 ACE Variable Voting Shares and/or ACE Voting Shares would be reserved for issuance further to the exercise of options granted pursuant to the Stock Option Plan upon emergence by the Applicants from the CCAA Proceedings (which would comprise 3% of the Fully Diluted Equity of ACE).

      (vii) The aggregate number of shares (which consist of ACE Preferred Shares) that may be issued to the Equity Investor pursuant to the Investment Agreement would be equal to 9,259,259 (which would comprise, on an as covered basis, initially 9.16% of the Fully Diluted Equity of ACE as of the Closing Time).

      (viii)The Fully Diluted Equity of ACE would be equal to 101,050,891 in aggregate.

Affected Unsecured Creditors

      Pursuant to the Plan, each Affected Unsecured Creditor (other than Affected Financial Debtholders) with a Proven Claim as of the Initial Determination Date will be allocated, on Day One, AC Non-Voting Shares in accordance with such holder's ProRata AC Non-Voting Share Amount. Also, on Day One, holders of AC Non-Voting Shares will exchange their AC Non-Voting Shares for ACE Variable Voting Shares or, in the case of Proven Canadians, ACE Voting Shares, on a one-for-one basis.

      Pursuant to the Plan, each Affected Financial Debtholder with a Proven Financial Debt Claim as of the Initial Determination Date will be allocated, on Day One, EDP Shares in accordance with such holder's ProRata EDP Share Amount.

      If certain Disputed Unsecured Claims become Proven Claims after the Initial Determination Date, the holders of Disputed Unsecured Claims that became Proven Claims, shall be allocated EDP Shares which were kept in the Disputed Claims Reserve on account of such Disputed Unsecured Claims. If certain Disputed Unsecured Claims become Disallowed Claims after the Initial Determination Date, Affected Unsecured Creditors with Proven Claims shall be allocated EDP Shares which were kept in the Disputed Claims Reserve on account of such Disputed Unsecured Claims. See "Disputed Claims" below.

      Pursuant to an Order of the Court dated April 5, 2004 authorizing Air Canada to propose in its Plan the treatment of subordinated creditors of Air Canada on terms based on those of the Subordinated Debt Arrangement negotiated between certain subordinated creditors and certain financial creditors of Air Canada, the Plan provides the following treatment: (i) all distributions to be made to holders of Affected Subordinated Claims which are Proven Financial Debt Claims shall be reduced to 26% of the distributions such Creditors would otherwise be entitled to receive, and (ii) the remaining portions of the distributions (74%) resulting from such reduction shall be distributed, on a pro rata basis, to holders of Affected Senior Claims which are Proven Financial Debt Claims. See "Background of the Plan - Events Subsequent to the Filing for Protection under the CCAA - Subordinated Debt Arrangement".

      Pursuant to the Plan, Affected Unsecured Creditors with Proven Claims as of the Initial Determination Date will be allocated, on Day One, ACE Rights to subscribe for equity of ACE in accordance with the terms of the Rights Offering. Also, on Day One, ACE Rights Shares will be allocated to Affected Unsecured Creditors who have participated in the Rights Offering and to Deutsche Bank, the whole in accordance with the terms of the Rights Offering. For a description of the treatment of Affected Unsecured Creditors who hold Disputed Unsecured Claims as of the Initial Determination Date and who participate in the Rights Offering, see "Rights Offering".

      Any distribution received by an Affected Financial Debtholder will first be imputed to the portion of the Affected Financial Debt Claim relating to the principal amount of the underlying debt, and then, if any portion of the distribution remains unapplied, to the portion of the Affected Financial Debt Claim relating to unpaid interest.

Existing AC Shareholders

      Pursuant to the Plan, on Day One, holders of Existing AC Class A Shares will be allocated ACE Variable Voting Shares and holders of Existing AC Common Shares will be allocated ACE Voting Shares. Such ACE Variable Voting Shares and ACE Voting Shares will also be consolidated, on Day One, resulting in Existing AC Shareholders (other than holders of Existing AC Preferred Shares) holding approximately 0.01% of the Fully Diluted Equity of ACE.


      On Day One, the AC Preferred Shares will be converted into AC Redeemable Shares and be redeemed by Air Canada in consideration of the payment of the Redemption Price.


Disputed Claims


      As of the Initial Distribution Date, the Disbursing Agent shall establish the Disputed Claims Reserve by withholding, on account of Disputed Unsecured Claims, a number of EDP Shares equal to the ProRata EDP Share Amount attributable to Disputed Unsecured Claims on the Initial Determination Date calculated as if all such Disputed Unsecured Claims were Proven Claims in their entire amount on such date. Such ProRata EDP Share Amount will be delivered on the Initial Distribution Date to the Disbursing Agent to be held in escrow for the benefit of the Affected Unsecured Creditors until the relevant Interim Distribution Date(s) or the Final Distribution Date, as the case may be.

      Following the Initial Distribution Date, the Disbursing Agent shall make allocations from the Disputed Claims Reserve to the holders of Proven Claims in accordance with the Plan. To the extent that Disputed Unsecured Claims become Proven Claims in accordance with the Plan, the Disbursing Agent shall deliver on the applicable Interim Distribution Date or the Final Distribution Date, as the case may be, to the holders of such Proven Claims, the ProRata EDP Share Amount from the Disputed Claims Reserve that would have been distributed on the Initial Distribution Date had such Claims been Proven Claims on the Initial Determination Date. To the extent that Disputed Unsecured Claims or a portion thereof has become a Disallowed Claim, the Disbursing Agent shall, following any Interim Determination Date, deliver on the applicable Interim Distribution Date or the Final Distribution Date, as the case may be, to the holders of Proven Claims, the ProRata EDP Share Amount from the Disputed Claims Reserve that was kept in the Disputed Claims Reserve on account of such Disallowed Claims. The Disbursing Agent shall make its last allocations on the Final Distribution Date after which, holders of Disputed Unsecured Claims, if and when such Claims are accepted, will be allocated that number of EDP Shares from the treasury of Air Canada equal to the number of EDP Shares they would have received under the Plan in exchange for the release and compromise of their Proven Claims pursuant to the terms of the Plan, had their Claims been Proven Claims on the Initial Determination Date.


Holders of Other Equity Securities

      Pursuant to the Plan, all issued and outstanding Other Equity Securities will be cancelled without payment of any consideration.

Allocations to Canadians and Non-Canadians

      With respect to allocations of shares of ACE pursuant to the Plan, ACE Voting Shares will be ultimately allocated to holders of Proven Claims as of the Initial Determination Date who are Proven Canadians and to holders of Existing AC Common Shares. ACE Variable Voting Shares will be ultimately allocated to holders of Proven Claims as of the Initial Determination Date who are not Proven Canadians and to holders of Existing AC Non-Voting Shares.

Distribution Dates

      Except as otherwise provided in the Plan or as ordered by the Court, allocations to be made on account of Affected Unsecured Claims that are Proven Claims as of the Initial Determination Date shall be made on the Initial Distribution Date.

      As Disputed Unsecured Claims become Proven Claims or Disallowed Claims after the Initial Determination Date in accordance with the claims process, delivery of EDP Shares shall be made to holders of Proven Claims on Interim Distribution Dates, if any, or on the Final Distribution Date. See "Disputed Claims" above.

Fractional Interests


      No fractional securities shall be allocated pursuant to the Plan. When an allocation would otherwise result in the issuance of fractional shares, following the Initial Determination Date or any Interim Determination Date, on the applicable distribution date the Affected Unsecured Creditor who would otherwise be entitled to receive such fractional shares shall be credited with such fractional shares and then only on the Final Distribution Date, shall the number of shares to be so distributed be rounded down to the nearest whole number and no compensation shall be paid for fractional shares or interests.


DELIVERY PROCEDURE


      Deliveries to any holder of a Proven Claim shall be made by the Disbursing Agent (i) to the address set forth on the Proof of Claim filed by Affected Unsecured Creditors, or (ii) to the address set forth in any written notice of address change delivered to the Disbursing Agent, or (iii) in respect of the Proven Financial Debt Claims listed below, to the addressees set forth on the Proof of Claim(s) of the trustees, paying agent or agent set forth below. If any holder's delivery is returned as undeliverable, no further delivery to such holder shall be or be required to be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed deliveries shall be made to such holder without interest. All claims for undeliverable deliveries in respect of Proven Claims must be made on or before the last day of the 18th calendar month following the Implementation Time, after which date the Claim of any holder or successor of such holder with respect to such unclaimed deliveries shall be discharged, and forever barred, notwithstanding any federal or provincial laws to the contrary. Nothing contained in the Plan shall require the Applicants or the Disbursing Agent to attempt to locate any holder of a Proven Claim.

      For the following Affected Unsecured Creditors who hold Proven Financial Debt Claims, deliveries shall be made by the Disbursing Agent to:


      - CIBC Mellon Trust Company, as trustee pursuant to a trust indenture executed in connection with the 1999 issuance of Cdn. $175,000,000 of 6.75% Senior Debentures due 2004, on account of Proven Claims in respect of holders of the 6.75% Senior Debentures due 2004;

      - CIBC Mellon Trust Company, as trustee pursuant to a trust indenture executed in connection with the 1997 issuance of Cdn. $230,000,000 of 7.25% Senior Debentures due 2007, on account of Proven Claims in respect of holders of 7.25% Senior Debentures due 2007;

      - CIBC Mellon Trust Company, as trustee pursuant to a trust indenture executed in connection with the 2001 issuance of Cdn. $250,000,000 of 9% Senior Debentures due 2006, on account of Proven Claims in respect of holders of the 9% Senior Debentures due 2006;

      - The Bank of Nova Scotia Trust Company of New York, as trustee pursuant to a trust indenture executed in connection with the 2001 issuance of US $300,000,000 and of Euro 100,000,000 of 10.25% Senior Notes due 2011, on account of Proven Claims in respect of holders of the 10.25% Senior Notes due 2011;

      - Swiss Bank Corporation, as principal paying agent pursuant to an agreement executed in connection with the 1986 issuance of SFr. 300,000,000 of 6-1/4% Subordinated Bonds 1986ff, on account of Proven Claims in respect of holders of 6-1/4% Subordinated Bonds 1986ff;

      - Swiss Bank Corporation, as principal paying agent pursuant to an agreement executed in connection with the 1986 issuance of SFr. 200,000,000 of 5-3/4% Subordinated Bonds 1986ff, on account of Proven Claims in respect of holders of 5-3/4% Subordinated Bonds 1986ff;

      - Credit Suisse First Boston Aktiengesellschaft, as principal paying agent pursuant to a principal paying and interest determination agency agreement executed in connection with the 1987 issuance of DM 200,000,000 of 6-3/8% Interest-Adjustable Subordinated Bonds 1987ff, on account of Proven Claims in respect of holders of 6-3/8% Interest-Adjustable Subordinated Bonds 1987ff;

      - Bayerische Landesbank Girozentrale, as paying agent pursuant to a paying agency and administration agreement executed in connection with the 1998 issuance of DM 200,000,000 of 6-5/8% Bearer Bonds of 1998/2005, on account of Proven Claims in respect of holders of 6-5/8% Bearer Bonds of 1998/2005;

      - Bayerische Landesbank Girozentrale, as paying agent pursuant to a paying agency agreement executed in connection with the 2001 issuance of Euro 150,000,000 of 10% Bearer Bonds of 2001/2006, on account of Proven Claims in respect of holders of 10% Bearer Bonds of 2001/2006; and

      - Citibank, N.A., as fiscal agent pursuant to a fiscal agency agreement executed in connection with the 1998 issuance of US $300,000,000 Series A Floating Rate Notes due 2005, on account of Proven Claims in respect of holders of Series A Floating Rate Notes due 2005.


and all such Affected Unsecured Creditors who hold Proven Financial Debt Claims shall look solely to such trustees, principal paying agents, paying agents and fiscal agents to obtain and receive the allocations to which they may be entitled pursuant to the Plan. None of the Applicants, ACE or the Monitor will assume any liability or responsibility for any aspect of the records relating to the ownership of these notes, bonds or debentures or the payments relating thereto.


CLAIMS NOT SUBJECT TO THE PLAN


      The Plan shall not affect holders of Excluded Claims. Nothing in the Plan shall affect any Applicant's rights and defences, both legal and equitable, with respect to any Excluded Claims including all rights with respect to legal and equitable defences or entitlements to setoffs or recoupments against such Claims. Claims which are Excluded Claims of any particular Applicant shall remain the obligations solely of such Applicant and shall not become obligations of any other Applicant.


DESCRIPTION OF THE SHARE CAPITAL OF ACE AND AIR CANADA

      The following summary describes the rights, privileges, restrictions and conditions that are attached to the AC Common Shares and the AC Class A Shares and that will attach to the AC Non-Voting Shares and the EDP Shares and to the share capital of ACE which consists of ACE Variable Voting Shares, ACE Voting Shares and ACE Preferred Shares. The full text of the rights, privileges, restrictions and conditions relating to such shares will be set forth in the Second AC Articles of Reorganization in respect of the AC Common Shares, the AC Class A Shares, the AC Non-Voting Shares and the EDP Shares and in the ACE Articles of Arrangement in respect of the ACE Variable Voting Shares, the ACE Voting Shares and the ACE Preferred Shares. See "Other Considerations - Registration and Prospectus Requirements upon Issuance" and "Other Considerations - Stock Exchange Listing".

AC COMMON SHARES

Voting

      Each holder of AC Common Shares is entitled to receive notice of, and to attend, all general and special meetings of shareholders of Air Canada, other than meetings at which only the holders of a particular class or series are entitled to vote, and at all such meetings is entitled to one vote in respect of each AC Common Share held by such holder.

Dividends

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of Air Canada ranking prior to the AC Common Shares, the holders of AC Common Shares shall, in the discretion of the board of directors of Air Canada, be entitled to receive, out of any or all profits or surplus of Air Canada properly applicable to the payment of dividends, any dividends declared and payable by Air Canada on the AC Common Shares and the AC Common Shares shall rank equally as to dividends on a share for share basis with the AC Class A Shares and the AC Non-Voting Shares.

Rights upon Liquidation

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of Air Canada ranking prior to the AC Common Shares, upon liquidation, dissolution or winding-up of Air Canada or other distribution of Air Canada's assets among its shareholders for the purpose of winding up its affairs, the holders of AC Common Shares shall be entitled to receive the remaining assets of Air Canada and shall be entitled to share equally with the holders of the AC Class A Shares and the AC Non-Voting Shares, share for share, in all distributions of such assets.

Restrictions on Voting Securities

      Pursuant to the ACPPA, Air Canada is required, inter alia, to include in its articles certain constraints on the issue, transfer, ownership and voting of the AC Common Shares. Air Canada's Restated Articles of Incorporation provide that Air Canada may not accept subscriptions for voting shares, issue voting shares, register or recognize the transfer of voting shares or the purchase or otherwise the acquisition of voting shares of Air Canada if, as a result of such subscription, issue, transfer or purchase, voting shares of Air Canada to which are attached, in the aggregate, more than 25% (or any higher percentage that the Governor in Council may, by regulation, specify) of the votes that may ordinarily be cast to elect directors of Air Canada are or would be held, beneficially owned or controlled, directly or indirectly, by non-residents of Canada. In addition, such articles provide that the total number of votes cast by or on behalf of non-residents at any meeting shall not be greater than 25% (or any higher percentage that the Governor in Council of Canada may, by regulation, specify) of the total number of votes, which may be cast at such meeting.

      The Restated Articles of Incorporation also provide restrictions similar to the ones described above with respect to subscriptions, issues, transfers or purchases which would cause Air Canada to cease to be "Canadian" as defined in the CTA. The applicable provisions of the CTA require that holders of domestic, scheduled international and non-scheduled international licenses be Canadian; that is, in the case of Air Canada, that it be controlled in fact by Canadians and that at least 75% of its voting interests be owned and controlled by Canadians, as this term is defined in such Act.

      The constraints on ownership rights contained in the Restated Articles of Incorporation require Air Canada to refuse to recognize all ownership rights which would otherwise be attached to any voting shares held contrary to such constrained share provisions, by deeming all such shares to be struck from the register of securities. The constraints described above do not apply to voting shares held by way of security only. Furthermore, they do not apply to voting shares of Air Canada held by one or more underwriters solely for the purpose of distributing the shares to the public, or by any person acting as an intermediary in the payment of funds or the delivery of securities in connection with trades in securities and providing centralized facilities for the clearing of trades in securities. The Restated Articles of

Incorporation grant to the board of directors of Air Canada all powers necessary to give effect to the ownership restrictions, including all powers contemplated by the provisions of the CBCA and regulations hereunder relating to constrained share corporations. Air Canada has adopted various procedures and processes with respect to the transfer of shares to ensure that the 25% limitation on non-resident ownership of voting shares is respected. In addition, Air Canada has adopted such procedures and processes in order to monitor the number of its voting shares owned by Canadians under the CTA to ensure that the provisions of that statute are respected.

AC CLASS A SHARES

Voting

      Except as provided for in the CBCA, the holders of AC Class A Shares shall not be entitled to any voting rights in respect of their AC Class A Shares.

Dividends

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of Air Canada ranking prior to the AC Class A Shares, the holders of AC Class A Shares shall, at the discretion of the board of directors of Air Canada, be entitled to receive, out of any or all profits or surplus of Air Canada properly applicable to the payment of dividends, any dividends declared and payable by Air Canada on the AC Class A Shares and the AC Class A Shares shall rank equally as to dividends on a share for share basis with the AC Common Shares and the AC Non-Voting Shares.

Rights upon Liquidation

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of Air Canada ranking prior to the AC Class A Shares, upon liquidation, dissolution or winding-up of Air Canada or other distribution of Air Canada's assets among its shareholders for the purpose of winding-up its affairs, the holders of AC Class A Shares shall be entitled to receive the remaining assets of Air Canada and shall be entitled to share equally with the holders of the AC Common Shares and the AC Non-Voting Shares, share for share, in all distributions of such assets.

AC NON-VOTING SHARES

Voting

      Except as provided for in the CBCA, the holders of AC Non-Voting Shares shall not be entitled to any voting rights in respect of their AC Non-Voting Shares.

Dividends

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of Air Canada ranking prior to the AC Non-Voting Shares, the holders of AC Non-Voting Shares shall, at the discretion of the board of directors of Air Canada, be entitled to receive, out of any or all profits or surplus of Air Canada properly applicable to the payment of dividends, any dividends declared and payable by Air Canada on the AC Non-Voting Shares and the AC Non-Voting Shares shall rank equally as to dividends on a share for share basis with the AC Common Shares and the AC Class A Shares.

Rights upon Liquidation

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of Air Canada ranking prior to the AC Non-Voting Shares, upon liquidation, dissolution or winding-up of Air Canada or other distribution of Air Canada's assets among its shareholders for the purpose of winding-up its affairs, the holders of AC Non-Voting Shares shall be entitled to receive the remaining assets of Air Canada and shall be entitled to share equally with the holders of the AC Common Shares and the AC Class A Shares, share for share, in all distributions of such assets.

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Exchange of AC Non-Voting Shares by Air Canada

      Subject to applicable Law, Air Canada may, on a specified date determined by Air Canada in its sole discretion, cause the exchange of all but not less than all of the then outstanding AC Non-Voting Shares which exchange shall be satisfied in full by ACE by delivering to each holder of AC Non-Voting Shares
(i) one ACE Voting Share for each AC Non-Voting Share held by such holder if such holder is a Proven Canadian, or (ii) one ACE Variable Voting Share for each AC Non-Voting Share held by such holder if such holder is not a Proven Canadian, together with the full amount of all declared and unpaid dividends, if any, on each such AC Non-Voting Share held by such holder on any dividend record date which occurred prior to the date on which such AC Non-Voting Shares are exchanged.

EDP SHARES

Issue price

      The total face amount of the Proven Financial Debt Claims and the total face amount of the Disputed Unsecured Claims, subject to adjustments upon the allowance or disallowance of such Disputed Unsecured Claims, compromised by the issuance of the EDP Shares shall be added to the stated capital of the EDP Shares.

Dividends Rights

      Holders of EDP Shares will be entitled to receive, subject to applicable Law, dividends in the same form and amount on a per share basis, and at the same time as dividends are declared on the ACE Voting Shares, or if the holder is not a Proven Canadian, in the same form and amount, and at the same time as dividends are declared on the ACE Variable Voting Shares.

      Such dividends shall be paid out of monies, assets or property of Air Canada properly applicable to the payment of dividends, or out of authorized but unissued shares in the capital of Air Canada, or through the subdivision of outstanding EDP Shares, as applicable. The holders of EDP Shares shall not be entitled to any dividends other than, or in excess of, the dividends referred to in the share capital of Air Canada.

      The record date for the determination of the holders of EDP Shares entitled to receive payment of, and the payment date for, any dividend declared on the EDP Shares shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the ACE Voting Shares, or if the holder is not a Proven Canadian, the ACE Variable Voting Shares.

Certain Restrictions

      Unless all dividends on the outstanding EDP Shares corresponding to dividends declared and paid on the ACE Voting Shares, or if the holder is not a Proven Canadian, on the ACE Variable Voting Shares, shall have been declared and paid on the EDP Shares, and for so long as any of the EDP Shares are outstanding, Air Canada shall not at any time without, but may at any time with, the approval of the holders of the EDP Shares:

      (a) pay any dividends on any other shares ranking junior to the EDP Shares, other than stock dividends payable in any such other shares ranking junior to the EDP Shares;

      (b) redeem, purchase or make any capital distribution in respect of any shares ranking junior to the EDP Shares;

      (c) redeem or purchase any other shares in the capital of Air Canada ranking equally with the EDP Shares with respect to the payment of dividends or on any liquidating distribution; or

      (d) issue any EDP Shares or any other shares in the capital of Air Canada ranking equally with, or superior to, the EDP Shares or by way of stock dividends to the holders of such EDP Shares.

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Rights upon Liquidation

      On the liquidation, dissolution or winding-up of Air Canada or any other distribution of the assets of Air Canada among its shareholders for the purpose of winding-up its affairs, holders of EDP Shares shall have, subject to applicable Law, preferential rights to receive from the assets of Air Canada in respect of each EDP Share held by such holder on the effective date of such liquidation, dissolution or winding-up or other distribution, before any distribution of any part of the assets of Air Canada among the holders of any shares ranking junior to the EDP Shares, an amount per EDP Share equal to the sum of: (i) the Current Market Price of one ACE Voting Share or, if the holder is not a Proven Canadian, one ACE Variable Voting Share, on the last Business Day prior to the date of such liquidation, which amount shall be satisfied in full by Air Canada delivering or causing to be delivered to such holders one ACE Voting Share or, if the holder is not a Proven Canadian, one ACE Variable Voting Share, and (ii) an amount in cash equal to any declared and unpaid dividends on one EDP Share (collectively, the "LIQUIDATION AMOUNT"). Upon the occurrence of such liquidation, dissolution or winding-up of Air Canada or other distribution of the assets of Air Canada, ACE will have an overriding liquidation call right to purchase each outstanding EDP Share not already owned by ACE from the holder thereof for consideration equal to the Liquidation Amount (the "LIQUIDATION CALL RIGHT").

      In the event Air Canada institutes, consents to or fails to contest in good faith within 30 days any bankruptcy, insolvency or winding-up proceeding, admits in writing its inability to pay its debts generally as they become due, takes certain other actions indicating insolvency or fails for solvency reasons to redeem EDP Shares upon being required to redeem such shares by the holder (each, an "INSOLVENCY EVENT"), then each holder of EDP Shares (other than ACE and its affiliates) will be entitled to instruct the Trustee under the Exchange Trust Agreement to require ACE to purchase from the holder any or all of the EDP Shares held by such holder for consideration per EDP Share consisting of one ACE Voting Share or, if the holder is not a Proven Canadian, one ACE Variable Voting Share and (to the extent not paid by Air Canada on the designated payment date) an amount in cash equal to the amount of any declared and unpaid dividends on one EDP Share. As soon as practicable following the occurrence of one of the Insolvency Events or any event which may, with the passage of time and/or the giving of notice, become such an Insolvency Event, ACE or Air Canada will give written notice thereof to the Trustee. As soon as practicable thereafter, the Trustee will then notify each holder of EDP Shares of such Insolvency Event or potential event and will advise the holder of its rights upon liquidation.

Voting Rights with Respect to Air Canada

      Except as provided for in the CBCA, the holders of EDP Shares shall not be entitled as such to receive notice of, or to attend, any meeting of the shareholders of Air Canada, or to vote at any such meeting.

Reduction of Capital

      Subject to applicable Law, the holders of EDP Shares shall be entitled to receive an aggregate amount of $5,000,000 by way of reduction of the stated capital of the EDP Shares over a period of five years. An amount of $1,000,000 will be payable on the date which is the first anniversary of the first issuance of the EDP Shares and an amount of $1,000,000 will be payable on each subsequent anniversary of such date thereafter with the exception of the last $1,000,000 amount which will be payable on the day immediately before the date which is the fifth anniversary of the first issuance of EDP Shares. Any amount so paid by Air Canada will be allocated pro rata among the outstanding EDP Shares at the time of each such payment.

Optional Retraction by Holders

      Subject to applicable Law, holders of the EDP Shares shall be entitled, at any time following the Completion Time, to require Air Canada to redeem any or all of the EDP Shares held by such holder, subject to the exercise by ACE of its Retraction Call Right (as defined herein), for an amount per EDP Share to be redeemed equal to the sum of (i) the Current Market Price of one ACE Voting Share or, if

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the holder is not a Proven Canadian, one ACE Variable Voting Share, on the last
Business Day prior to the date of the exercise of such retraction right, which amount shall be satisfied in full by Air Canada delivering or causing to be delivered to such holders one ACE Voting Share or, if the holder is not a Proven Canadian, one ACE Variable Voting Share, for each EDP Share to be redeemed; and
(ii) an amount in cash equal to the amount of any declared and unpaid dividends on one EDP Share (the "RETRACTION PRICE").

      To effect such retraction, the holder shall present and surrender, at the registered office of Air Canada or at any office of the Transfer Agent as may be specified by Air Canada by notice to the holders of EDP Shares, the certificate or certificates representing the EDP Shares which the holder desires to have Air Canada redeem, together with such other documents and instruments as may be required to effect a transfer of EDP Shares under the CBCA and the by-laws of Air Canada and such additional documents, instruments and payments as the Transfer Agent and Air Canada may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in such form as may be acceptable to Air Canada:

      (a) specifying that the holder desires to have all or any number specified therein of the EDP Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by Air Canada;

      (b) stating the Business Day on which the holder desires to have Air Canada redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by Air Canada and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by Air Canada; and

      (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of ACE to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to ACE in accordance with the Retraction Call Right.

      Subject to the exercise by ACE of the Retraction Call Right, upon receipt by Air Canada or the Transfer Agent of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder, Air Canada shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the ACE Voting Share(s) or, if the holder is not a Proven Canadian, the ACE Variable Voting Share(s), to which such holder is entitled. If only a part of the EDP Shares represented by any certificate is redeemed (or purchased by ACE pursuant to the Retraction Call Right), a new certificate for the balance of such EDP Shares shall be issued to the holder at the expense of Air Canada.

      Upon receipt by Air Canada of a Retraction Request, Air Canada shall immediately notify ACE thereof and shall provide to ACE a copy of the Retraction Request. In order to exercise the Retraction Call Right, ACE must notify Air Canada of its determination to do so (the "ACE CALL NOTICE") within five Business Days of notification to ACE by Air Canada of the receipt by Air Canada of the Retraction Request. If ACE does not so notify Air Canada within such five Business Day period, Air Canada will notify the holder as soon as possible thereafter that ACE will not exercise the Retraction Call Right. If ACE delivers the ACE Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to ACE in accordance with the Retraction Call Right. In such event, Air Canada shall not redeem the Retracted Shares, and ACE shall purchase from such holder, and such holder shall sell to ACE, on the Retraction Date the Retracted Shares for a purchase price per

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share equal to the sum of (i) the Retraction Price per share, and (ii) on the designated payment date therefor, to the extent not paid by Air Canada on or before the designated payment date therefor, any amount equal to the full amount of all declared and unpaid dividends on an EDP Share.

      Air Canada shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to applicable Law. If Air Canada believes that on any Retraction Date it would not be permitted by any such Law to redeem the Retracted Shares tendered for redemption on such date, and provided that ACE shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Air Canada shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such Law and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Air Canada.

      A holder of Retracted Shares may, by notice in writing given by the holder to Air Canada before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to ACE shall be deemed to have been revoked.

Redemption by Air Canada

      For the purpose of this subsection, "REDEMPTION DATE" means, except when the Redemption Date shall be earlier as described below, the day immediately before the date which is the fifth anniversary of the first issuance of EDP Shares. Subject to applicable Law, on such Redemption Date, Air Canada will be required to redeem all but not less than all of the outstanding EDP Shares (other than EDP Shares held by ACE and its affiliates) unless:

      (a) the occurrence of any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving ACE, or any proposal to do so, provided that the board of directors of Air Canada determines
            (i) that it is not reasonably practicable to substantially replicate the terms and conditions of the EDP Shares in connection with the transaction described under this paragraph (a), (ii) that such transaction involves a bona fide third party, is not for the primary purpose of causing the occurrence of a Redemption Date, and (iii) that the redemption of the EDP Shares is necessary to enable the completion of the transaction described under this paragraph (a), in which case the Redemption Date shall be such earlier date as determined by the board of directors of Air Canada;

      (b)   each of the following occurs:

            (i) a matter arises on which the holders of EDP Shares are entitled to vote as shareholders of Air Canada (other than a matter described in (ii) hereafter);

            (ii) the board of directors of Air Canada has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the matter (which business purposes must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) in any other commercially reasonable manner that does not result in the holders of EDP Shares being entitled to vote as shareholders of Air Canada; and

            (iii) the holders of EDP Shares fail to take the necessary action at a meeting or other vote of the holders of EDP Shares to approve or disapprove, as applicable, the matter;

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            in which case the Redemption Date will be the Business Day following the date on which the holders of EDP Shares failed to take the necessary action;

      (c)   each of the following occurs:

            (i) a matter arises on which the holders of EDP Shares are entitled to vote as shareholders of Air Canada in order to approve any change to or in the rights of the holders of the EDP Shares;

            (ii) the change is necessary to maintain the economic equivalence of the EDP Shares and the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares; and

            (iii) the holders of EDP Shares fail to take the necessary action at a meeting or other vote of the holders of EDP Shares to approve or disapprove, as applicable, the change;

            in which case the Redemption Date will be the Business Day following the date on which the holders of EDP Shares failed to take the necessary action; or

      (d) Air Canada notifies by way of press release the holders of EDP Shares of its intention to redeem all but not less than all of the EDP Shares (the "AC REDEMPTION NOTICE"), in which case the Redemption Date will be the date determined in the sale discretion of Air Canada, which date will be specified in the AC Redemption Notice ("EDP REDEMPTION RIGHT").

      Subject to applicable Law, and provided ACE has not exercised its overriding redemption call right to purchase all but not less than all the then outstanding EDP Shares to be redeemed pursuant to this section (the "EDP CALL RIGHT"), Air Canada shall on the Redemption Date redeem all but not less than all of the then outstanding EDP Shares for consideration per EDP Share equal to the sum of: (i) the Current Market Price of one ACE Voting Share or, if the holder is not a Proven Canadian, one ACE Variable Voting Share, on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Air Canada delivering or causing to be delivered to such holders one ACE Voting Share or, if the holder is not a Proven Canadian, one ACE Variable Voting Share, and (ii) an amount in cash equal to the amount of any declared and unpaid dividends on one EDP Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

Purchase for Cancellation

      Subject to applicable Law, Air Canada may at any time and from time to time purchase for cancellation all or any part of the outstanding EDP Shares at any price by tender to all the holders of record of EDP Shares then outstanding or through the facilities of any stock exchange on which the EDP Shares are listed or quoted at any price per share. If in response to an invitation for tenders, more EDP Shares are tendered at a price or prices acceptable to Air Canada than Air Canada is prepared to purchase, the EDP Shares to be purchased by Air Canada shall be purchased on a pro rata basis according to the number of EDP Shares tendered by each holder who submits a tender to Air Canada, provided that when EDP Shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the EDP Shares tendered at the price at which more shares were tendered than Air Canada is prepared to purchase after Air Canada has purchased all the EDP Shares tendered at lower prices. If part only of the EDP Shares represented by any certificate shall be purchased, a new certificate for the balance of such EDP Shares shall be issued at the expense of Air Canada.

Amendment and Approval

      The rights, privileges, restrictions and conditions attaching to the EDP Shares may be added to, changed or removed only with the approval of the holders thereof (other than EDP Shares owned by ACE or its affiliates). Any such approval or any other approval or consent to be given by the holders of

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the EDP Shares (other than EDP Shares owned by ACE or its Affiliates) will be deemed to have been sufficiently given if given in accordance with applicable Law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of EDP Shares duly called and held at which holders of at least 50% of the then outstanding EDP Shares are present or represented by proxy.

Reciprocal Changes

      Each holder of EDP Shares will be deemed to acknowledge that the ACE EDP Share Support Agreement provides, in part, that so long as any EDP Shares not owned by ACE or its affiliates are outstanding, ACE will not without the prior approval of Air Canada and the prior approval of the holders of the EDP Shares:

      (a) issue or distribute ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares) to the holders of all or substantially all of the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, by way of stock dividend or other distribution, other than an issue of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares) to holders of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, (i) who exercise an option to receive dividends in ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan;

      (b) issue or distribute, options, warrants or rights to the holders of all or substantially all of the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, entitling them to subscribe for or to purchase ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares); or

      (c) issue or distribute to the holders of all or substantially all of the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares:

            (i) shares or securities of ACE of any class other than ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares);

            (ii) rights, options or warrants other than those referred to in paragraph (b) above;

            (iii) evidences of indebtedness of ACE; or

            (iv)  assets of ACE;

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the EDP Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by ACE in order to give effect to, and consummate the transactions contemplated by, and in accordance with, the Plan.

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      Each holder of EDP Shares will be deemed to acknowledge that the ACE EDP
Share Support Agreement further provides, in part, that so long as any EDP Shares not owned by ACE or its affiliates are outstanding, ACE will not without the prior approval of Air Canada and the prior approval of the holders of the EDP Shares:

      (a) subdivide, redivide or change the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, into a greater number of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares;

      (b) reduce, combine, consolidate or change the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, into a lesser number of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares; or

      (c) reclassify or otherwise change the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, or effect an amalgamation, merger, reorganization or other transaction affecting the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the EDP Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by ACE in order to give effect to, and consummate the transactions contemplated by, and in accordance with, the Plan. The ACE EDP Share Support Agreement further provides, in part, that the aforesaid provisions of the ACE EDP Share Support Agreement shall not be changed without the approval of the holders of the EDP Shares.

      If ACE, at any time after the Completion Time, consummates any transaction (whether by way of reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of ACE are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of ACE are entitled to receive an interest) is herein called the "ACE SUCCESSOR") then, provided that the ACE Successor is bound, or has agreed to be bound, by the provisions of the Exchange Trust Agreement and ACE EDP Share Support Agreement and to assume the obligations of ACE thereunder to the satisfaction of the board of directors of Air Canada, all references in the share provisions of Air Canada to ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, shall be deemed to be references to the shares of the ACE Successor which has assumed the obligations of ACE and all references to ACE shall be to ACE Successor, without amendment to those share provisions or any further action whatsoever. For greater certainty, if a transaction results in holders of EDP Shares being entitled to exchange their EDP Shares for shares of a ACE Successor in a different ratio than that set out in those share provisions, then those share provisions shall be deemed to be amended to refer to such different ratio(s).

Actions by Air Canada under ACE EDP Share Support Agreement

      Air Canada will take all such actions and do all such things as shall be necessary or advisable to perform and comply with, and to ensure performance and compliance by ACE and Air Canada with, all provisions of the ACE EDP Share Support Agreement applicable to ACE and Air Canada, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Air Canada all rights and benefits in favour of Air Canada under or pursuant to such agreement.

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      Air Canada shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the ACE EDP Share Support Agreement without the approval of the holders of the EDP Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

      (a) adding to the covenants of the other parties to such agreement for the protection of Air Canada or the holders of the EDP Shares thereunder;

      (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of Air Canada it may be expedient to make, provided that the board of directors of Air Canada shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the EDP Shares; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to Air Canada, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of Air Canada shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the EDP Shares.

Legend; Call Rights; Withholding Rights

      The certificates evidencing the EDP Shares shall contain or have affixed thereto a legend in form and on terms approved by the board of directors of Air Canada, with respect to the ACE EDP Share Support Agreement, the provisions of the Plan relating to the Liquidation Call Right, the EDP Call Right and the Exchange Trust Agreement (including the provisions with respect to the exchange right and automatic exchange rights thereunder) and the Retraction Call Right.

      Each holder of EDP Shares, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the EDP Call Right, in each case, in favour of ACE and in the case of the Liquidation Call Right, the Retraction Call Right and the EDP Call Right, the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Air Canada or other distribution of the assets of Air Canada among its shareholders for the purpose of winding up its affairs or the retraction or redemption of EDP Shares, as the case may be, and to be bound thereby in favour of ACE as therein provided.

      Air Canada, ACE, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of EDP Shares such amounts as Air Canada, ACE, the Depositary or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the ITA or any corresponding provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the EDP Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Air Canada, ACE, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Air Canada, ACE, the Depositary or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Air Canada, ACE, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

Disclosure of Interests in EDP Shares

      Air Canada shall be entitled to require any holder of an EDP Share or any person who Air Canada knows, or has reasonable cause to believe, holds any interest whatsoever in an EDP Share to confirm that fact or to give such details as to who has an interest in such EDP Share as would be required (if the EDP Shares were a class of "equity shares" of Air Canada) under section 101 of the Securities Act (Ontario) or under section 147.11 of the Securities Act (Quebec), or as would be required under the articles of ACE or any Laws or regulations, or pursuant to the rules or regulations of any Governmental Entity, of Canada if the EDP Shares were ACE Voting Shares or, if the holder is not a Proven Canadian, ACE Variable Voting Shares.

No Fractional Shares

      A holder of EDP Shares shall not be entitled to any fraction of an ACE Voting Share or, if the holder is not a Proven Canadian, an ACE Variable Voting Share, upon the exchange or purchase of such holder's EDP Share and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from Air Canada or ACE as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

ACE VARIABLE VOTING SHARES

Voting

      The holders of the ACE Variable Voting Shares shall be entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of ACE, except where the holders of a specified class are entitled to vote separately as a class as provided in the CBCA.

      The ACE Variable Voting Shares may be held only by Persons who are not Canadians and are entitled to one vote per ACE Variable Voting Share unless the number of ACE Variable Voting Shares outstanding (including the ACE Preferred Shares, on an as converted basis), as a percentage of the total number of votes attaching to voting shares outstanding exceeds 25%. If the number of ACE Variable Voting Shares issued and outstanding (including the ACE Preferred Shares on an as converted basis) increases beyond 25% of the votes attaching to the issued and outstanding voting shares of ACE, the vote attached to each ACE Variable Voting Share will decrease so that the ACE Variable Voting Shares as a class (including the ACE Preferred Shares on an as converted basis) do not carry more than 25% of the aggregate votes attached to all issued and outstanding voting shares of ACE. See "Information about the Applicants and the Business - Regulatory Environment - Domestic Services".

Dividends


      Subject to the rights, privileges, restrictions and conditions attaching to the shares of ACE of any other class ranking senior to the ACE Variable Voting Shares, the holders of the ACE Variable Voting Shares shall, at the discretion of the directors, be entitled to receive, out of monies, assets or property of ACE properly applicable to the payment of dividends, any dividends declared and payable by ACE on the ACE Variable Voting Shares and the ACE Variable Voting Shares shall rank equally as to dividends on a share for share basis with the ACE Voting Shares and the ACE Preferred Shares participating on an as converted basis. All dividends declared in any fiscal year of ACE shall be declared in equal or equivalent amounts per share on all ACE Variable Voting Shares, ACE Voting Shares and the ACE Preferred Shares participating on an as converted basis at the time outstanding, without preference or distinction.


Subdivision or Consolidation

      No subdivision or consolidation of the ACE Variable Voting Shares or the ACE Voting Shares shall occur unless, simultaneously, the ACE Variable Voting Shares or the ACE Voting Shares, as the case may be, are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Special One-Time Consolidation

      The ACE Variable Voting Shares (held by the holders of the existing AC Shares pursuant to the Plan) shall be consolidated, on a one-time basis only and contemporaneously with the ACE Voting Shares, at the time contemplated by the implementation steps of the Plan, into such lesser number of ACE Variable Voting Shares as shall result in the holders of ACE Variable Voting Shares and ACE Voting Shares holding 0.01% of the Fully Diluted Equity of ACE at the Completion Time. Fractional shares issued pursuant to such consolidation will be cancelled without any consideration therefor being paid to the holders thereof at the time contemplated in the Plan.

Rights upon Liquidation, Dissolution or Winding-Up

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of ACE ranking prior to the ACE Variable Voting Shares, including the ACE Preferred Shares, upon liquidation, dissolution or winding-up of ACE or other distribution of ACE's assets among its shareholders for the purpose of winding-up its affairs, the holders of the ACE Variable Voting Shares and ACE Voting Shares shall be entitled to receive the remaining property of ACE and shall be entitled to share equally, share for share, in all distributions of such assets.

Conversion

      Each issued and outstanding ACE Variable Voting Share shall be converted into one ACE Voting Share, automatically and without any further act of ACE or of the holder, if (i) such ACE Variable Voting Share becomes held, beneficially owned and controlled, directly or indirectly, otherwise than by way of security only, by a Canadian; or (ii) the provisions contained in the CTA relating to foreign ownership restrictions are repealed and not replaced with other similar provisions. See "Information about the Applicants and the Business - Regulatory Environment - Domestic Services".

      In the event that an offer is made to purchase ACE Voting Shares and the offer is one which must, pursuant to applicable securities legislation or the rules of a stock exchange on which the ACE Voting Shares are then listed, be made to all or substantially all the holders of the ACE Voting Shares in a province of Canada to which the requirement applies, each ACE Variable Voting Share shall become convertible at the option of the holder into one ACE Voting Share that shall be subject to the offer at any time while the offer is in effect and until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of ACE Variable Voting Shares for the purpose of depositing the resulting ACE Voting Shares in response to the offer and the transfer agent shall deposit the resulting ACE Voting Shares on behalf of the shareholder.

      If the ACE Voting Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the shareholder or are not taken up by the offeror or the offer is abandoned or withdrawn, the ACE Voting Shares resulting from the conversion shall be re-converted automatically and without further act from ACE or the holder, into ACE Variable Voting Shares.

      There shall be no right to convert the ACE Variable Voting Shares into ACE Voting Shares or to convert ACE Voting Shares into ACE Variable Voting Shares, except in accordance with the conversion procedure set forth in the ACE Articles of Arrangement.


Constraints on Ownership of Shares

      ACE Variable Voting Shares may only be held, beneficially owned or controlled directly or indirectly, by Persons who are not Canadians.

ACE VOTING SHARES

Voting

      The holders of the ACE Voting Shares shall be entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of ACE (except where the holders of a specified class are entitled to vote separately as a class as provided in the CBCA) and each ACE Voting Share shall confer the right to one vote in person or by proxy at all meetings of shareholders of ACE.

Dividends


      Subject to the rights, privileges, restrictions and conditions attaching to the shares of ACE of any other class ranking senior to the ACE Voting Shares, the holders of the ACE Voting Shares shall, at the discretion of the directors, be entitled to receive, out of monies, assets or property of ACE properly applicable to the payment of dividends, any dividends declared and payable by ACE on the ACE Voting Shares and the ACE Voting Shares shall rank equally as to dividends on a share for share basis with the ACE Variable Voting Shares and the ACE Preferred Shares participating on an as converted basis and all dividends declared in any fiscal year of ACE shall be declared in equal or equivalent amounts per share on all ACE Voting Shares, ACE Variable Voting Shares and the ACE Preferred Shares on an as converted basis at the time outstanding, without preference or distinction.


Subdivision or Consolidation

      No subdivision or consolidation of the ACE Voting Shares or the ACE Variable Voting Shares shall occur unless, simultaneously, the ACE Voting Shares or the ACE Variable Voting Shares, as the case may be, are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Special One-Time Consolidation

      The ACE Voting Shares (held by the holders of the Existing AC Shares pursuant to the Plan) shall be consolidated, on a one-time basis only and contemporaneously with the ACE Variable Voting Shares, at the time contemplated by the implementation steps of the Plan, into such lesser number of ACE Voting Shares as shall result in the holders of ACE Voting Shares and ACE Variable Voting Shares holding 0.01% of the Fully Diluted Equity of ACE at the Completion Time. Fractional shares issued pursuant to such consolidation will be cancelled without any consideration therefor being paid to the holders thereof at the time contemplated in the Plan.

Rights upon Liquidation, Dissolution or Winding-Up

      Subject to the rights, privileges, restrictions and conditions attaching to the shares of ACE ranking senior to the ACE Voting Shares, including the ACE Preferred Shares, upon liquidation, dissolution or winding-up of ACE or other distribution of ACE's assets among its shareholders for the purpose of winding-up its affairs, the holders of the ACE Voting Shares and ACE Variable Voting Shares shall be entitled to receive the remaining property of ACE and shall be entitled to share equally, share for share, in all distributions of such assets.

Conversion

      Subject to the foreign ownership restrictions of the CTA, an issued and outstanding ACE Voting Share shall be converted into one ACE Variable Voting Share, automatically and without any further act of ACE or the holder, if such ACE Voting Share becomes held, beneficially owned or controlled, directly or indirectly, otherwise than by way of security only, by a Person who is not a Canadian. See "Information about the Applicants and the Business - Regulatory Environment - Domestic Services".


Constraints on Ownership of Shares

      ACE Voting Shares may only be held, beneficially owned or controlled directly or indirectly, by Canadians.

Purchase by ACE

      Subject to the provisions of the CBCA, ACE may purchase at any time all or from time to time any number of the outstanding ACE Voting Shares in the open market or pursuant to private contract or tenders received by ACE upon invitation for tenders addressed to all holders of the ACE Voting Shares at the lowest price or prices at which, in the opinion of the directors, the shares are obtainable. If upon any invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by ACE in whole or in part, then unless ACE accepts all such tenders in whole, ACE shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender.

ACE PREFERRED SHARES

Voting

      The holders of ACE Preferred Shares will be entitled to vote on an as-converted basis with the ACE Shares and to the extent that they are held by Persons who are not Canadians they shall be subject to the same proportionate reduction in voting percentage as if, for voting purposes only, the ACE Preferred Shares had been converted into ACE Variable Voting Shares.

Participation

      The holders of ACE Preferred Shares shall participate on an as-converted basis with the ACE Shares with respect to all dividends, distributions, spin-off, subscription rights or other offers or rights made available to holders of ACE Shares and any other similar transactions.

Liquidation Preference

      In the event of any liquidation, dissolution or winding-up of ACE (with each holder of the ACE Preferred Shares being entitled to treat the occurrence of a merger, amalgamation, sale of all or substantially all of the assets of ACE or other similar transaction involving a change in control of ACE as a liquidation for these purposes), then the holders of the ACE Preferred Shares shall be entitled to receive, prior to and in preference to the holders of ACE Shares, an amount per ACE Preferred Share equal to the Fully Accreted Value (as defined below) of such ACE Preferred Shares, determined as of the date of such event.

Optional Conversion

      The ACE Preferred Shares shall be convertible at the option of the holders thereof at any time into ACE Variable Voting Shares, if held by a non-Canadian, or into ACE Voting Shares, if held by a Canadian, at a conversion rate equal to the Fully Accreted Value per ACE Preferred Share (as of the conversion date) divided by the Conversion Price (as defined below). For the purposes of the terms of the ACE Preferred Shares, "CONVERSION PRICE" shall initially be equal to 135% of the Subscription Price. The Conversion Price shall be adjusted automatically downward on the first anniversary of the date of issuance of the ACE Preferred Shares to 130% of the Subscription Price, subject to (i) adjustment as described in "Mandatory Redemption/Conversion" below and (ii) customary public company antidilution protection for stock splits, stock dividends, subdivisions, combinations and similar transactions. There shall be no special adjustment for below-market or below Conversion Price issuances. For the purposes of the terms of the ACE Preferred Shares, "FULLY ACCRETED VALUE" shall mean, with respect to each ACE Preferred Share issued at the Closing Time to the Equity Investor, as of any date, the initial purchase price of such ACE Preferred Shares, increased at a rate of 5% per annum, compounded semi-annually from the date of issuance of such ACE Preferred Shares.

Mandatory Redemption/Conversion

The holders of ACE Preferred Shares shall be required to convert the ACE Preferred Shares into ACE Shares within 10 days after the seventh anniversary of the date of issuance of the ACE Preferred Shares ("INITIAL MANDATORY CONVERSION DATE") provided, however, if the closing price of the ACE Shares does not exceed the Fully Accreted Value of an ACE Preferred Share on at least 30 of the 100 trading days immediately prior to the Initial Mandatory Conversion Date then the holders thereof shall not be required to convert their ACE Preferred Shares into ACE Shares and on the Initial Mandatory Conversion Date the then-applicable Conversion Price shall automatically be reduced by 3.75%.

      In the event the ACE Preferred Shares have not been converted on or prior to the Initial Mandatory Conversion Date, on each six month anniversary of the Initial Mandatory Conversion Date (each, a "SUBSEQUENT MANDATORY CONVERSION DATE") until and including the 10-year anniversary of the date of issuance of the ACE Preferred Shares (the "FINAL MATURITY DATE"), the ACE Preferred Shares shall be subject to mandatory conversion within 10 days of any Subsequent Mandatory Conversion Date if, and only if, the closing price of the ACE Shares exceeds the Fully Accreted Value of an ACE Preferred Share on at least 30 of the 100 trading days immediately prior to such Subsequent Mandatory Conversion Date and, if such threshold is not met, the then-applicable Conversion Price shall automatically be reduced by an additional 3.75% on each such Subsequent Mandatory Conversion Date. If the foregoing test is not met with respect to the Subsequent Mandatory Conversion Date that is the Final Maturity Date, the holders of ACE Preferred Shares shall have the right to require ACE to redeem each of the ACE Preferred Shares in cash on the Final Maturity Date at a per share redemption price equal to the Fully Accreted Value (as at the Final Maturity Date).

      Notwithstanding the foregoing, the ACE Preferred Shares shall not be subject to mandatory conversion as described above unless the ACE Shares are then listed and posted on the TSX, and a registration statement, prospectus or similar offering document permitting the distribution and sale of such ACE Shares throughout Canada and/or the United States of America is then effective covering all of the ACE Shares into which the ACE Preferred Shares are convertible at the time of such mandatory conversion.

Mandatory Conversion

      If at any time during (i) the period commencing on the date of issuance of the ACE Preferred Shares and ending on and including the first anniversary thereof the closing price of the ACE Shares for each of 30 consecutive trading days exceeds 200% of the then-applicable Conversion Price or (ii) any period after the first anniversary of the date of issuance of the ACE Preferred Shares the closing price of the ACE Shares for each of 30 consecutive trading days exceeds 175% of the then-applicable Conversion Price, and, in each case, if the ACE Shares are then listed and posted on the TSX and a registration statement, prospectus or other similar offering document permitting the distribution and sale of such ACE Shares throughout Canada and/or the United States of America is then effective covering all of the ACE Shares into which the ACE Preferred Shares are convertible, then ACE may require the holders of ACE Preferred Shares to convert the ACE Preferred Shares into ACE Shares.

Organic Change


      With respect to any recapitalization, reorganization, reclassification, consolidation, amalgamation, arrangement, merger, sale of all or substantially all of ACE's assets to another Person or other transaction which is effected in such a way that holders of ACE Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for ACE Shares (each, an "ORGANIC CHANGE") which includes a sale of all or substantially all of ACE's assets or where ACE is not the surviving entity, the holders of the ACE Preferred Shares shall be entitled to cause ACE to either (i) require that the surviving entity or its publicly traded parent issue to the holders of ACE Preferred Shares in exchange for such shares, a security of the surviving or does publicly-traded parent entity evidenced by a written instrument substantially similar in form and substance to the ACE Preferred Shares, including, without limitation, having the same economic rights and preferences as the ACE Preferred Shares and having a rank senior to all capital stock of such issuing entity or (ii) make appropriate adjustments contemporaneously to the rights attached to the ACE Preferred Shares so as to preserve in all respects the benefits conferred on the holders of the ACE Preferred Shares by the terms of the ACE Preferred Shares.

      With respect to any reorganization, amalgamation, arrangement, merger or other similar transaction that does not constitute Organic Change, appropriate adjustments shall contemporaneously be made to the rights (including without limitation, the conversion right) attached to the ACE Preferred Shares so as to preserve in all respects the benefits confirmed on the holders of the ACE Preferred Shares by the terms of the ACE Preferred Shares.

Preemptive Rights

      If ACE proposes at any time after the Closing Time to issue or sell any ACE Shares or other equity securities, rights, options, warrants or other convertible securities which represent rights to purchase ACE Shares, each holder of ACE Preferred Shares shall be entitled to purchase a number of such ACE Shares or other equity securities, rights, options, warrants or other convertible securities sufficient to allow such holder to maintain its proportionate equity ownership in ACE, on a fully-diluted basis at the level of such interest immediately prior to such issuance or sale, subject to exceptions for issuances under management and employee stock incentive plans approved by the board of directors of ACE.

ACE AND AIR CANADA BOARDS OF DIRECTORS

      As part of the implementation of the Plan, the new board of directors of ACE shall consist of 11 directors and the new board of directors of Air Canada shall consist of three directors.

      The names of the individuals who shall be members of the new board of directors of ACE and the names of the individuals who shall be members of the new board of directors of Air Canada pursuant to the Plan shall be announced by way of press release prior to the Creditors' Meeting. The term of office of those directors who will not remain after the restructuring and who are on the board of directors of Air Canada prior to the Implementation Date will terminate on Day One. The members of the new board of directors of Air Canada shall also be appointed on Day One. The members of the new board of directors of ACE will be appointed on Day One. The directors of ACE will hold office until the next annual meeting of ACE (expected to be held in 2005) or until their successors are appointed. See "Description of the Plan - Corporate and Capital Reorganization" and "Appointment of the ACE and Air Canada Boards of Directors".

STATEMENT ON CORPORATE GOVERNANCE

      The board of directors of ACE and the board of directors of Air Canada are expected, as part of their responsibilities, to establish new corporate governance guidelines.

NEXT ANNUAL MEETING OF SHAREHOLDERS

      Assuming implementation of the Plan, Air Canada will not be holding its annual meeting of shareholders in 2004. ACE will be holding its first annual meeting of shareholders in 2005.

COURT APPROVAL


      Prior to the mailing of this Circular/Prospectus, Air Canada obtained the Creditors' Meeting Order providing for the calling and holding of the Creditors' Meeting and other related procedural matters. A copy of the Creditors' Meeting Order is attached hereto as Appendix D. The Plan consolidates an arrangement under the CCAA, reorganizations under the CBCA and separated plans of arrangement under the CBCA and the ABCA. The CCAA and the CBCA require that the Plan be approved by the Court and the separate arrangement under the CBCA also needs to be approved by the Court. The arrangement under the ABCA needs to be approved by the Court of the Queen's Bench of Alberta.


      Air Canada has advised the Court that certain securities issued under the Plan will be issued to U.S. residents in reliance upon the exemption from registration under the 1933 Act provided by Section 3(a)(10) thereunder, upon the Court's approval of the Plan.

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


      Subject to the approval of the Resolution in respect of the Plan by the Required Majority of Affected Unsecured Creditors with Voting Claims, the hearing in respect of the Confirmation Order is scheduled to take place on or about August 23, 2004 at 10:00 a.m. (Toronto time) at the Court at 361, University Ave., Toronto, Ontario, M5G 2J5. Any Affected Unsecured Creditor who wishes to appear or be represented and to present evidence or arguments at the Court hearing, must file with the Court, a Notice of Appearance (a form of which is attached as Appendix F) and serve such Notice of Appearance on Air Canada's solicitors, Stikeman Elliott LLP (Attention: Sean Dunphy), at least seven days before the Court hearing.


      The authority and discretion of the Court is very broad under the CCAA. Air Canada's counsel has advised Air Canada that the Court will consider, among other things, the fairness and reasonableness of the terms and conditions of the Plan.

      Interested parties should consult their legal advisors with respect to the legal rights available to them in relation to the Plan and the hearing. If the date of the Court hearing is postponed, adjourned or otherwise rescheduled, Air Canada will provide notice of the new date by issuance of a press release. Persons who wish to receive individual notification of the date of any adjourned, postponed or otherwise rescheduled Court hearing by facsimile or electronic mail should contact the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038, (204) 941-2039 or (204) 941-2040 and telephone number: (204) 941-2215 for service in English and (204) 941-2420 for service in French ) and provide a facsimile number or an e-mail address.

CONDITIONS TO THE IMPLEMENTATION OF THE PLAN

      The implementation of the Plan is subject to the following conditions precedent which are in favour of the Applicants, and, except for (i) below and as otherwise would be in violation of applicable Laws, may be waived in writing by, the Applicants in their sole discretion:

      (i) the approval of the Plan by the Required Majority shall have been obtained;

      (ii) the Confirmation Order sanctioning the Plan, in form and substance reasonably satisfactory to the Applicants, shall have been made and entered and the operation and effect of the Confirmation Order shall not have been stayed, reversed or amended, and shall provide, among other things, that:

            - the Applicants are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures, agreements or other documents created in connection with the Plan;

            - the provisions of the Confirmation Order are non-severable and mutually dependent and include the releases contemplated by the Plan;

            - Air Canada is authorized to file the AC Articles of Reorganization, the Second AC Articles of Reorganization and the AC Capital Articles of Arrangement;

            -     ACE is authorized to file the ACE Articles of Arrangement;

            - all executory contracts to which the Applicants are parties are in full force and effect notwithstanding the CCAA Proceedings, or the Plan and its attendant compromises, and that no Person party to any such an executory contract shall be entitled to terminate or repudiate its obligations under such contract by reason of the CCAA Proceedings or the Plan or any action taken or transaction effected under the Plan;

            - upon implementation of the restructuring contemplated in the Plan, no Person shall exercise or be entitled to exercise, directly or indirectly, in any manner whatsoever, termination rights or to otherwise rely upon any such rights or any other rights they may have or purport to have to affect or alter their contractual relationship with Air Canada or its Subsidiaries, as the case may be, as a consequence of the CCAA Proceedings or the implementation of the Plan; and


            - any meetings of shareholders or other securityholders or shareholder or other securityholders votes or third party consents in respect of exchanges, transfers and compromises, arrangements, reorganization or other transactions effected as part of the Plan, or transfers effected any time prior to or concurrently with the implementation of the Plan, but continuing as part of the Plan, shall be dispensed with, and no counter-party to any such consents shall have any right to terminate or otherwise affect any rights such counter-party may have to alter its contractual arrangements with Air Canada, or the Subsidiaries, as the case may be;


      (iii) any other order deemed necessary or desirable by the Applicants from the U.S. Court or any other jurisdiction shall have been obtained;

      (iv) the final orders pursuant to the applications in respect of the ACE Arrangement and the AC Capital Arrangement shall have been made and entered in form and substance reasonably satisfactory to the Applicants;

      (v) the following agreements, in form and substance satisfactory to the Applicants shall have been executed and delivered, and all conditions precedent to closing in each of such agreements shall have been satisfied or, to the extent legally permissible, waived:

            - the Exit Facility, the Collective Bargaining Agreements, the Standby Purchase Agreement;

            - all other actions, certificates, agreements and other documents necessary to implement the Plan shall have been effected, executed or obtained;

      (vi) all obligations under the DIP Loan Agreement shall have been satisfied, assumed or otherwise dealt with in accordance with the Exit Facility and the DIP security shall have been assigned and/or amended and restated in connection with the Exit Facility;

      (vii) all transactions contemplated by the Global Restructuring Agreement shall have been completed and consummated;


      (viii)If deemed necessary by the Applicants, any regulatory approvals under the CTA, the Competition Act (Canada), the competition or antitrust Laws of any other jurisdiction, the conditional acceptance for listing and posting for trading of securities being issued under the Plan, approvals, orders, rulings and other authorizations of Canadian and United States securities regulatory authorities and any other approvals or authorizations of other Governmental Entities or under any other applicable Laws; and

      (ix) the Air Canada Pension Plan Solvency Deficiency Funding Regulations shall have been adopted, the requisite consent to the application of such regulations to each of Air Canada's ten defined benefit registered pensions plan shall have been provided by the relevant plan beneficiary representatives and other regulatory approvals shall have been obtained.


      In order for the implementation of the Plan to occur, conditions precedent in favor of the parties, other than the Applicants, to the following agreements shall have been satisfied, or, to the extent legally permissible, waived by such parties:

      (a)   the Exit Facility;

      (b)   the Collective Bargaining Agreements;

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      (c)   the Standby Purchase Agreement; and

      (d)   the Global Restructuring Agreement.

      Each of such conditions, except for the approval of the Plan by the Required Majority, may be waived in whole or in part by the Applicants, or the other relevant parties to the documents and transactions referred to therein, without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition prior to the Implementation Time may be asserted by the Applicants regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by an Applicant).


      If the Creditors' Meeting is held as scheduled and is not adjourned and subject to the approval of the Resolution by the Required Majority, the Applicants expect that the application for the Confirmation Order approving the Plan will be heard on or about August 23, 2004 at 10:00 a.m. (Toronto time). If the Confirmation Order is granted in form and substance satisfactory to the Applicants and all other conditions to the implementation of the Plan are satisfied or waived, the Applicants expect the Implementation Date to occur as soon as possible thereafter. As soon as the Implementation Date has been determined, Air Canada will issue a press release announcing the same. Subject to all of the foregoing, it is expected that the Implementation Date will occur in the month of September 2004. Beginning on the Implementation Date, it is anticipated that the following will occur substantially simultaneously: the various documents necessary to consummate the Plan will be executed and delivered and the transactions provided for in the Plan will occur in the order indicated. See "Description of the Plan -- Corporate and Capital Reorganization".

WAIVER OF DEFAULTS


      From and after the Completion Time, all Persons shall be deemed to have waived any and all defaults of the Applicants (except under instruments entered into in connection with the Plan) then existing or previously committed by the Applicants or caused by the Applicants, or non-compliance with any term, express or implied, in any agreement existing between such Person and the Applicants arising from the filing by the Applicants under the CCAA or the transactions contemplated by the Plan and any and all notices of default and demands for payment under any instrument shall be deemed to have been rescinded.


RELEASES TO BE GIVEN

      As of the Completion Time and subject to the provisions of the CCAA, the Applicants and the Newco's will be deemed forever to release, waive and discharge all claims (other than the right of the Applicants to enforce the Plan) that are based in whole or part on any act or omission taking place on or prior to the Completion Time in any way relating to the Applicants and the Newco's, the parties released pursuant to the CCAA Proceedings or the Plan, and that could have been asserted by or on behalf of the Applicants and the Newco's against present or former directors, officers and employees of the Applicants in each case, as of the Date of Filing or that have become (or ceased to be) officers and/or directors thereafter but prior to the Completion Time (other than for indebtedness owed by any such directors, advisors and officers or employees to any of the Applicants) and the Applicants' agents, legal counsel and other professionals (including the Monitor, its counsel and its current officers and directors, as well as the legal counsel to the directors of the Applicants).


      As of the Completion Time, each and every one of the Affected Unsecured Creditors in consideration of the distributions made under the Plan as Affected Unsecured Creditors and each and every former Unionized Employee will be deemed to forever release, waive and discharge all claims that are based, in whole or in part, on any act or omission taking place on or prior to the Completion Time in any way relating to the Applicants and the Newco's, the CCAA Proceedings or the Plan against: (i) the Applicants and the Newco's (other than Excluded Claims, Post-Filing Claims and the rights to enforce the Applicants' and Newco's obligations under the Plan); (ii) the directors, officers and employees of the


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Applicants and the Newco's in each case as of the Date of Filing (and, in addition, those who become officers and/or directors and employees thereafter but on or prior to the Completion Time), (iii) the former directors, officers and employees of the Applicants and the Newco's, (iv) Persons who may claim contribution or indemnification against or from the Applicants, or (v) the respective current and former legal counsel and other advisors and other professionals of the entities referred to in subclauses (i)-(iii) of this paragraph (including the Monitor, its counsel and its current officers and directors, and the current and former officers, directors, employees, shareholders and professionals of the released parties), acting in such capacity.

      As at the Completion Time, each and every one of the Unionized Employees in consideration of the distribution made to them under the Plan as Affected Unsecured Creditors will be deemed to forever release, waive and discharge all claims that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Completion Time in any way relating to the Unions bargaining, negotiation, settling, granting of concessions or compromising grievances or claims with the Applicants as part of the CCAA Proceedings against the Unions or any Persons acting on or behalf of such Unions.


MODIFICATION OF THE PLAN


      The Applicants reserve the right to file any modification(s) to the Plan with the Court at any time or from time to time prior to the Creditors' Meeting Date or at or before the Creditors' Meeting, in which case any such modification shall, for all purposes, be and be deemed to be a part of and incorporated into the Plan. The Applicants shall give notice to all Affected Unsecured Creditors of the details of any such modification at the Creditor's Meeting prior to the vote being taken to approve the Plan. The Applicants may give notice of a proposed modification to the Plan at or before the Creditors' Meeting by notice in writing which shall be sufficient if given to those Affected Unsecured Creditors present at the Creditors' Meeting in person. After the Creditors' Meeting (and both prior to and subsequent to the obtaining of the Confirmation Order), the Applicants may at any time and from time to time modify the Plan without the need for obtaining an order of the Court or providing notice to the Affected Unsecured Creditors if the Monitor determines that such modification would not be materially prejudicial to the interests of the Affected Unsecured Creditors under the Plan or the Confirmation Order and is necessary in order to give effect to the substance of the Plan or the Confirmation Order.


IMPLICATIONS OF FAILURE TO IMPLEMENT THE PLAN

      The Applicants are insolvent and unable to meet their debt and other obligations as they become due. If the Plan is not approved by the Required Majority of Affected Unsecured Creditors, subject to the terms of the current stay of proceedings under the CCAA, creditors of the Applicants would have the right to take steps to exercise their respective rights and remedies against the assets and property of the Applicants. Based on its review of the Liquidation Analysis attached as Appendix E and on its belief that a liquidation of the Applicants' assets would trigger an inevitable increase in the claims asserted against the Applicants, management believes that there would be no prospect of any recovery by the Affected Unsecured Creditors in the context of a forced sale or a liquidation of the Applicants. Management further believes that the Plan will produce a more favourable result for the Affected Unsecured Creditors than a liquidation of the assets of the Applicants.

      Affected Unsecured Creditors should also refer to the section titled "Risk Factors - Risk Factors Relating to Non-Implementation of the Plan".

                     CONSIDERATION BY THE BOARD OF THE PLAN

      The board of directors of Air Canada has approved the Plan and has authorized its submission to the Affected Unsecured Creditors for their approval at the Creditors' Meeting and subject to that approval, to the Court for approval. In arriving at this decision, the board of directors of Air Canada considered various factors, including the inability of Air Canada to repay its indebtedness, the necessity

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of restructuring its capital structure, and the impact on various stakeholders of Air Canada, particularly the Affected Unsecured Creditors, of a liquidation of the assets of the Applicants.

      The board of directors of Air Canada believes the Plan will produce a more favourable result for the Affected Unsecured Creditors and employees of Air Canada than a liquidation of the assets of the Applicants. Accordingly, the board of directors of Air Canada recommends that the Affected Unsecured Creditors vote to approve the Plan. In reaching this conclusion, the board of directors of Air Canada took into account and relied upon: advice received from the legal counsel to Air Canada and the financial advisor to Air Canada, Seabury; the opinion and views of management, the opinion and views of the Monitor (set out below); and the Liquidation Analysis attached as Appendix E.

      The board of directors of Air Canada agrees with the views of the Monitor that the most likely alternative to the Plan would be a liquidation and distribution of the net proceeds of the Applicants' assets. The board of directors of Air Canada also agrees with the Monitor that the proceeds of liquidation would not be sufficient to satisfy the claims of the secured creditors and creditors with post-filing CCAA claims. The Plan provides the Applicants with an opportunity to continue as viable going concerns with a recapitalized balance sheet and reduced expenses. CONSEQUENTLY, THE BOARD OF DIRECTORS OF AIR CANADA RECOMMENDS THAT AFFECTED UNSECURED CREDITORS APPROVE THE PLAN AND VOTE IN FAVOUR OF THE RESOLUTION.

                             POSITION OF THE MONITOR

      The Court, under the terms of the Initial Order, appointed Ernst & Young Inc. as the Monitor. The Monitor has assisted in the development of the Plan.

      The Monitor believes that implementation of the Plan is essential in order for Air Canada to continue as a going concern. If the Plan is not implemented, the Monitor believes that the most likely alternative to the Plan would be a liquidation of the Applicants' assets under the CCAA and the Bankruptcy and Insolvency Act ("BIA") and the distribution of the net proceeds of such liquidation to creditors in accordance with their respective priorities. The Monitor has prepared an estimate of the net realizable value of the Applicants' assets assuming liquidation proceedings under the CCAA and BIA commenced on March 31, 2004. The analysis does not assume a going concern sale of the business or any segments thereof, with the possible exceptions of Aeroplan and Air Canada Vacations.

      The Monitor's analysis indicates that the estimated proceeds of liquidation will not be sufficient to satisfy the claims of secured creditors with charges granted priority pursuant to section 63 of the Initial Order and creditors with post-filing CCAA claims. As a consequence, the Monitor's analysis indicates that there will be no recovery for Affected Unsecured Creditors from the liquidation of the Applicants' assets. The Monitor's liquidation analysis, including the key assumptions thereto, is set out as Appendix E to this Circular/Prospectus.

      The Creditors' Meeting to consider the Plan is scheduled for August 17, 2004. The Monitor believes the Plan will produce a more favourable result for the Affected Unsecured Creditors and employees of Air Canada than a liquidation of the Applicants' assets. ACCORDINGLY, THE MONITOR RECOMMENDS TO AFFECTED UNSECURED CREDITORS TO APPROVE THE PLAN AND VOTE IN FAVOUR OF THE RESOLUTION.

                    NEW FINANCING ARRANGEMENTS UPON EMERGENCE

AMEX AGREEMENTS

      On December 22, 2003, Air Canada, Aeroplan and Amex announced that they had entered into a co-branding charge card agreement and a Membership Rewards agreement (collectively, the "AMEX AGREEMENTS"). The Amex Agreements provide Amex with the right to issue co-branded Aeroplan charge cards and to purchase from Aeroplan loyalty points to be allocated to users of the Amex charge cards and to be redeemed for flights on Air Canada. Amex will pay a price per loyalty point which is comparable to the price paid to Aeroplan under similar contracts. Amex shall be the exclusive card provider issuing

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


Air Canada co-branded charge cards in Canada, subject to certain exceptions, including arrangements between Air Canada, Aeroplan and CIBC and between Air Canada, Aeroplan and Diners International. The initial term of the Amex Agreement is ten years.

      Under the terms of the Amex Agreements, Amex has provided Air Canada and Aeroplan with an $80 million non-revolving credit facility ("AMEX FACILITY") to be repaid, at Amex's option, as loyalty points are purchased or as amounts are due to Air Canada or Aeroplan, respectively, under the Amex Agreements. The facility has been drawn down in full. Any balance outstanding under the Amex Facility is due on January 5, 2006. A first priority security and first ranking charge has been granted in favour of Amex on all accounts receivable due by Amex on the Amex Agreements and all licenses and trademarks used by Amex in connection with the Amex Agreements. As at May 31, 2004, the balance outstanding on the non-revolving credit facility was approximately $67 million.

GLOBAL RESTRUCTURING AGREEMENT

      On July 3, 2003, Air Canada reached a tentative agreement with GECC, its largest aircraft lessor, on: (i) the restructuring of leases for all GECC-owned and GECC-managed aircraft, (ii) the Exit Facility for use upon emergence from the CCAA Proceedings, and (iii) the RJ Financing Agreement, to be used for future acquisitions of new regional jet aircraft. A final Global Restructuring Agreement was entered into between GECC and Air Canada on September 11, 2003 and sanctioned by the Court on January 16, 2004.

      The Global Restructuring Agreement provides for the restructuring of Air Canada's and Jazz's obligations with respect to 106 of 107 operating, parked and undelivered aircraft. This includes lease rate reductions on 51 aircraft, cash flow relief for 29 aircraft, termination of Air Canada's and Jazz's obligations with respect to 20 parked aircraft, the cancellation of four future aircraft lease commitments and the restructuring of the overall obligations with respect to two aircraft.

      GECC will provide ACE, upon its emergence from the CCAA Proceedings, with the Exit Facility in the amount of approximately U.S.$681 million. The Exit Facility is comprised of a U.S.$425 million non-revolving multicurrency term loan facility ("LOAN A"), an approximately U.S.$160 million non-revolving multiple draw credit facility ("LOAN B") and an approximately U.S.$96 million term loan facility ("LOAN C") which will be used to fund the purchase of two Boeing 747-400 Combi aircraft from GECC. The non-revolving term loan facilities (Loan A and Loan C) are to be advanced in one draw upon emergence from the CCAA Proceedings. The U.S.$425 million non-revolving multicurrency term loan facility matures on March 31, 2011 and no principal payments are required until June 30, 2007. Draws on Loan B are to be made in accordance with a specific schedule and it matures on March 31, 2013 with principal repayments commencing on March 31, 2009. Assuming a September 30, 2004 emergence from the CCAA Proceedings, Loan C matures on September 30, 2008 and principal payments begin on December 31, 2004. The Exit Facility is secured against substantially all of the assets of the Applicants, ACE and ACE's other subsidiaries. The Exit Facility also contains a number of liquidity, EBITDAR and collateral financial covenants as well as restrictive covenants.

      Under the RJ Financing Agreement, GECC has agreed to provide Air Canada with an amount of up to U.S.$950 million to fund the purchase of new regional jet aircraft in the context of Air Canada's new product strategy. The RJ Financing Agreement may be used in connection with up to 25 operating leases provided that the aircraft models and types are acceptable to GECC with the remainder to be provided in the form of debt financing.

      Air Canada and GECC have entered into a letter agreement pursuant to the Global Restructuring Agreement whereby Air Canada acknowledges GECC's Claims for purposes of the Plan and GECC agrees to vote its Voting Claims in support of the Resolution and, with respect to GECC-owned aircraft only, at Air Canada's option, either forego, or have assigned for the benefit of the Applicants' other creditors, its distribution rights in respect of such Proven Claims.

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

      Pursuant to the Global Restructuring Agreement, Air Canada must, during the CCAA Proceedings, continue to perform all obligations under the existing GECC-owned aircraft leases. Accordingly, commencing in July 2003, Air Canada made catch-up payments to GECC with respect to all accrued lease charges for the period from the Date of Filing to the date of payment and continues to make lease payments for post-filing lease charges as they come due.


      Air Canada currently leases and has payment and purchase obligations in respect of two Boeing 747-400 Combi aircraft from GECC. Upon emergence from the CCAA Proceedings, Air Canada will purchase from GECC such aircraft for an amount equal to the sum of (i) U.S.$246 million; (ii) interest for the period from June 29, 2003 to the date of issuance of the Exit Lender Convertible Note at a rate of LIBOR plus 4%; (iii) a breakage amount of approximately U.S.$7.6 million per aircraft and, (iv) rent for the period from July 1, 2003 to September 30, 2004, to the extent it is not otherwise paid, at the rate of U.S.$700,000 per month. Such purchase price will be financed by Air Canada as follows:


      - Air Canada will issue to GECC a limited recourse note of an amount of U.S.$50 million.


      - Air Canada will issue to GECC the Exit Lender Recourse Note in the amount of approximately U.S.$96 million as Loan C of the Exit Facility. The interest on the Exit Lender Recourse Note is calculated at the rate of LIBOR plus 4%.

      -     Air Canada has agreed to issue to GECC the Exit Lender Convertible
            Note in the amount of approximately U.S.$122 million. The Exit Lender Convertible Note will pay interest semi-annually in arrears at a rate of 7.5%, will have a maturity of seven years from the date of issuance and will be convertible into equity of ACE at GECC 's option at a strike price equal to 125% of the price paid by the Equity Investor. Air Canada may, under certain circumstances, force such a conversion after two years from the date of issuance.


      The calculation of the amounts of the Exit Lender Recourse Note and the Exit Lender Convertible Note assume that the Applicants will emerge from the CCAA Proceedings on September 30, 2004.


      Pursuant to the Global Restructuring Agreement, Air Canada has agreed to issue the Exit Lender Warrants to GECC. The Exit Lender Warrants will provide for the right to purchase up to 4% of the ACE Variable Voting Shares on a fully diluted basis at a strike price equal to the price paid by the Equity Investor. The Exit Lender Warrants will have a term of five years from the date of issuance.


      If the closing occurs under the Investment Agreement, in lieu of issuing the Exit Lender Convertible Note and the Exit Lender Warrants, Air Canada shall pay the GE Payment to GECC.


      The Global Restructuring Agreement contains a term sheet for a cross-collateralization agreement. Pursuant to such term sheet, all obligations of the Applicants under any agreement with, or for the benefit of GECC (including, but not limited to the Exit Facility and the RJ Financing Agreement) are to be secured by a first priority security interest on all of the existing and after acquired property of the Applicants, other than leased assets, assets financed by other parties, and certain other excluded property. The cross-collateralization for all such obligations of the Applicants is a requirement of the Global Restructuring Agreement and the financing to be given thereunder.




      The Global Restructuring Agreement is subject to a number of conditions including:

      - the restructuring of Air Canada being completed on terms substantially similar to those presented to GECC;

      - GECC being satisfied, with the overall exit financing and the amount and the key terms of the Investment Agreement;

      - the Plan, including the business plan and the ownership, capital and governance structures, and the Confirmation Order being satisfactory to GECC;

      - the Plan providing for the conversion of all of Air Canada's unsecured debt into equity;

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


      -     the filing of the Plan with the Court by July 7, 2004;

      - the Plan being approved by the Affected Unsecured Creditors by August 23, 2004; and

      - the Applicants emerging from the CCAA Proceedings on or before September 30, 2004.

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                                 RIGHTS OFFERING

      For the purposes of this section, the following expressions shall have the following meanings. Defined terms used but not otherwise defined in this section shall have the meaning ascribed to them in the Glossary of Terms. See "Glossary of Terms".

"ACE RIGHTS" means the subscription rights for ACE Variable Voting Shares or, in the case of Exercising Creditors who are Proven Canadians, for ACE Voting Shares to be granted to Affected Unsecured Creditors.

"ACE RIGHTS SHARES" means the ACE Variable Voting Shares or, in the case of Exercising Creditors who are Proven Canadians, the ACE Voting Shares to be issued to the Exercising Creditors and/or Deutsche Bank.


"BASIC ALLOWANCE" means, in respect of an Affected Unsecured Creditor, an entitlement equal to its pro rata portion of the aggregate number of the ACE Rights Shares based on such Affected Unsecured Creditor's Proven Claim in relation to the aggregate amount of Proven Claims, as adjusted for holders of Affected Senior Claims and Affected Subordinated Claims to give effect to the Subordinated Debt Arrangement.

"ELIGIBLE CREDITORS" means (i) a resident of any of the provinces of Canada,
(ii) a resident of any state in the United States, or (iii) a resident of any such other jurisdictions where the issuance of the ACE Rights and the ACE Rights Shares and the sending of this Circular/Prospectus to such resident can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in such resident's jurisdiction and such resident acknowledges that in subscribing for ACE Rights Shares it has sought legal advice and is in compliance with the Laws of its local jurisdiction.


"EXERCISE PRICE" means, for an Exercising Creditor, the Subscription Price multiplied by the number of ACE Rights Shares subscribed for by such Exercising Creditor.


"EXERCISING CREDITOR" means an Affected Unsecured Creditor as of the Record Date who has duly exercised ACE Rights and has deposited the Exercise Price with the Monitor to exercise such ACE Rights on or prior to 5:00 p.m. (Montreal time) on the Election Date, provided that, as only whole numbers of ACE Rights Shares will be distributed under the Rights Offering, no Affected Unsecured Creditor shall be or be deemed to be an Exercising Creditor where the exercise of the ACE Rights issued to such Affected Unsecured Creditor's would otherwise result in the distribution of, in the aggregate, less than one whole ACE Rights Share to such Affected Unsecured Creditor.


"EXPIRY TIME" means 5:00 p.m. (Montreal time) on the Election Date.


"FINAL RIGHTS DISTRIBUTION DATE" means a date to be chosen by the Monitor in its sole discretion, but subject to Order of the Court, which shall be either: (i) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that the last Disputed Unsecured Claim shall have been finally resolved and not subject to appeal or (ii) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that no more than 1% of the Fully Diluted Equity of ACE would be distributed under the Plan (including the Rights Offering) on account of the outstanding Disputed Unsecured Claims, assuming such claims were allowed; provided, however, that such date, regardless of the existence of unresolved Disputed Unsecured Claims or any unexpired appeal periods, shall in no event be sooner than three and one-half months, nor later than 12 months, following the date on which Affected Unsecured Creditors shall have voted on the Plan.


"MAXIMUM ESTIMATED BASIC ALLOWANCE" means, as at a given date, the maximum estimated Basic Allowance of an Affected Unsecured Creditor calculated in accordance with the formula set out under "How to Complete the Subscription Notice".


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"MINIMUM ESTIMATED BASIC ALLOWANCE" means, as at a given date, the minimum estimated Basic Allowance of an Affected Unsecured Creditor calculated in accordance with the formula set out under "How to Complete the Subscription Notice".

"PRELIMINARY BASIC ALLOWANCE" means, as of the Initial Determination Date or any Interim Determination Date, and in respect of an Affected Unsecured Creditor, an entitlement equal to its pro rata portion of the aggregate amount of ACE Rights Shares based on such Affected Unsecured Creditor's Proven Claim in relation to the aggregate amount of Proven Claims and Disputed Unsecured Claims.

"PREMIUM" means the premium payable by Deutsche Bank pursuant to the Standby Purchase Agreement upon the subscription of ACE Rights Shares not subscribed for by Affected Unsecured Creditors which is equal to 7.5% of the Subscription Price.


"SUBSCRIPTION NOTICE" means the subscription notice printed on blue colour paper in the case of Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated Claims), on green colour paper in the case of holders of Affected Senior Claims and on yellow colour paper in the case of holders of Affected Subordinated Claims.

"SUBSCRIPTION PRICE" means a price of $20.00 per ACE Rights Share.


"WEBSITE" means the dedicated page relating to the Rights Offering which can be found on each of the following websites: www.stikeman.com/ac/ and www.aircanada.ca/notice/.

GENERAL

      Pursuant to the Rights Offering, Affected Unsecured Creditors are provided with the right to subscribe for ACE Variable Voting Shares or, in the case of Affected Unsecured Creditors who are Proven Canadians, ACE Voting Shares. Affected Unsecured Creditors who wish to participate in the Rights Offering must complete and deliver the appropriate Subscription Notice accompanying this Circular/Prospectus along with the appropriate Exercise Price to the Monitor the whole in accordance with the instructions provided in the appropriate Subscription Notice and in this section of the Circular/Prospectus. Subscription Notices along with the Exercise Price must be received by the Monitor prior to 5:00 p.m. on the Election Date.



      FOR GREATER CERTAINTY, SHAREHOLDERS OF AIR CANADA WHO ARE NOT AFFECTED UNSECURED CREDITORS ARE NOT ENTITLED TO PARTICIPATE IN THE RIGHTS OFFERING.


      Affected Unsecured Creditors (other than Noteholders) who wish to participate in the Rights Offering must have submitted Proof(s) of Claim in the manner and within the time specified in the Claims Orders. Affected Unsecured Creditors (other than Noteholders) who failed to file Proof(s) of Claim in accordance with the Claims Orders are not entitled to participate in the Rights Offering. Of those Affected Unsecured Creditors who are Noteholders, only Noteholders of record as of the Record Date are entitled to participate in the Rights Offering. Only Affected Unsecured Creditors (other than Noteholders) who are recorded by the monitor to have a claim as of the Record Date are entitled to participate in the Rights Offering. See "How to Complete the Subscription Notice" below.

      An aggregate of 42,500,000 ACE Variable Voting Shares and/or ACE Voting Shares representing in the aggregate 42.06% of the Fully Diluted Equity of ACE is available for subscription under the Rights Offering. The maximum number of ACE Rights Shares to which each Affected Unsecured Creditor is entitled to purchase is determined by its Basic Allowance which is calculated based on the proportion that such Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. Only whole numbers of shares will be distributed under the Rights Offering. The Claims of the Affected Financial Debtholders will be adjusted for purposes of determining their Basic Allowances in order to give effect to the Subordinated Debt Arrangement. See "Allowances of ACE Rights Shares - Subordinated Debt Arrangement" below.




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


      Given that it is likely that a number of Claims will continue to be disputed on the Initial Determination Date, an Affected Unsecured Creditor's Basic Allowance will not be determined, on a definitive basis, prior to the Final Rights Distribution Date. Therefore, for the purpose of the allocations of ACE Rights Shares to be made under the Rights Offering on the Initial Distribution Date, preliminary determinations will be made in respect of the Basic Allowance of each Affected Unsecured Creditor.

      As of the Final Rights Distribution Date, all Disputed Unsecured Claims which shall not have been resolved shall be assumed to have been rejected for the purposes of the Rights Offering (even if not for other purposes under the Plan). Only Proven Claims shall remain at that time, thus allowing a final determination of the Basic Allowance of each Affected Unsecured Creditor. As of the Final Rights Distribution Date, the definitive Basic Allowance of each Affected Unsecured Creditor shall be determined and a final allocation shall be made to Affected Unsecured Creditors.

      Given that it is likely that a number of Claims will continue to be disputed on the Election Date, Affected Unsecured Creditors wishing to participate in the Rights Offering will have to complete their Subscription Notice and deposit the appropriate Exercise Price without knowing exactly how many ACE Rights Shares may be allocated to them as of the Final Rights Distribution Date. Pursuant to the instructions provided herein and in the Subscription Notice and the information that can be found on the Website, Affected Unsecured Creditors will be able to calculate the maximum number and the minimum number of ACE Rights Shares that may be allocated to them as of the Final Rights Distribution Date pursuant to their respective Basic Allowances and subscribe for ACE Rights Shares on that basis.

ACE RIGHTS


      ACE will allocate to each holder of an Affected Unsecured Claim as of the Record Date, a number of ACE Rights determined pursuant to each Affected Unsecured Creditor's Basic Allowance. The ACE Rights are non-transferable and non assignable. The ACE Rights will not be evidenced by certificates and will be held by the Monitor on account of the Affected Unsecured Creditors. ACE Rights may not be held for, and subscriptions for ACE Rights Shares will not be accepted from Affected Unsecured Creditors who are not Eligible Creditors.


EXPIRY TIME

      The ACE Rights will expire at the Expiry Time. To exercise the ACE Rights and subscribe for ACE Rights Shares, a duly completed Subscription Notice along with the Exercise Price must be received by the Monitor prior to 5:00 p.m. (Montreal Time) on the Election Date. ACE reserves the right to postpone the Expiry Time, subject to obtaining any required regulatory approvals, if ACE determines that the timely exercise of the ACE Rights may have been prejudiced due to a disruption in postal service.

RECORD DATE

      Only Noteholders of record as of the Record Date and Affected Unsecured Creditors (other than Noteholders) who are recorded by the Monitor to have a Claim as of the Record Date are entitled to participate in the Rights Offering.

ALLOWANCES OF ACE RIGHTS SHARES

Basic Allowance

      Affected Unsecured Creditors will be entitled to subscribe for ACE Rights Shares up to their Basic Allowances. The number of ACE Rights Shares to be issued to an Exercising Creditor will be limited to its Basic Allowance and will be determined based on the number of ACE Rights Shares subscribed for in the appropriate Subscription Notice and for which the appropriate Exercise Price has been received by the Monitor prior to 5:00 p.m. (Montreal Time) on the Election Date.

      Given that a number of Disputed Unsecured Claims will likely remain outstanding as of the Initial Determination Date, an Affected Unsecured Creditor's Basic Allowance, taking into account the Disputed Unsecured Claims, will be determined on the Initial Determination Date on a preliminary basis only. Such Preliminary Basic Allowances will form the basis upon which allocations of ACE Rights Shares will be made on the Initial Distribution Date. ACE Rights Shares not distributed on the Initial Distribution Date will be held in escrow by the Disbursing Agent for purposes of allocations on Interim Distribution Dates (if any) and on the Final Rights Distribution Date. As of the Final Rights Distribution Date, only Proven Claims will remain outstanding and the definitive Basic Allowance of each Affected Unsecured Creditor will be calculated and the remaining ACE Rights Shares held in escrow will be allocated, taking into account the Disputed Unsecured Claims that have been accepted or rejected since the Initial Determination Date or, as the case may be, since the previous Interim Determination Date.


Subordinated Debt Arrangement

      Pursuant to an Order of the Court dated April 5, 2004 authorizing Air Canada to propose in its Plan the treatment of subordinated creditors of Air Canada on terms based on those of the Subordinated Debt Arrangement, the calculations of the Basic Allowance of holders of Affected Subordinated Claims and Affected Senior Claims shall be subject to the following treatment: (i) all allocations to be made to holders of Affected Subordinated Claims which are Proven Financial Debt Claims shall be reduced to 26% of the allocations such Creditors would otherwise be entitled to receive, and (ii) the remaining portions of the allocations (74%) resulting from such reduction shall be allocated, on a pro rata basis, to holders of Affected Senior Claims which are Proven Financial Debt Claims.

Determination Dates

      The determination of the Preliminary Basic Allowance of each Affected Unsecured Creditor will be made on the Initial Determination Date. All further recalculations of the Basic Allowances (whether on a preliminary basis or on a definitive basis) shall be made on an Interim Determination Date prior to any given Interim Distribution Date and to the Final Rights Distribution Date, as determined by the Monitor. On such Interim Determination Dates, the Basic Allowance of each Affected Unsecured Creditor will be recalculated to take into account the Disputed Unsecured Claims that shall have been accepted or rejected since the Initial Determination Date or the previous Interim Determination Date and allocations (taking into account ACE Rights Shares already allocated) will be made accordingly.

HOW TO COMPLETE THE SUBSCRIPTION NOTICES

General


      In order to participate in the Rights Offering, an Affected Unsecured Creditor must complete and deliver an appropriate Subscription Notice along with the Exercise Price payable by cheque, bank draft or wire transfer, without deduction for bank service charge or otherwise, with the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number (204) 941-2038, (204) 941-2039 or (204) 941-2040). If you wish to send your Exercise Price by wire transfer please contact the Monitor. Subscription Notices along with the Exercise Price must be received by the Monitor prior to 5:00 p.m. (Montreal time) on the Election Date. NOTEHOLDERS SHOULD SEND THEIR SUBSCRIPTION NOTICE AND THEIR EXERCISE PRICE DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.


      Enclosed with this Circular/Prospectus you will find three different Subscription Notices printed respectively on blue, green and yellow colour paper. In order to participate in the Rights Offering, Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated Claims) are required to complete the Subscription Notice printed on blue colour paper. Holders of Affected Senior Claims are required to complete the Subscription Notice printed on green colour paper and the holders of Affected Subordinated Claims are required to complete the Subscription Notice printed on yellow colour paper.

      Participation in the Rights Offering will only be accepted from Eligible Creditors. The ACE Rights and ACE Rights Shares will not be qualified or registered for sale to the public in any jurisdiction other than in any of the provinces of Canada and in the United States. Participation in the Rights Offering by an Affected Unsecured Creditor who does not reside in any of the provinces of Canada or in the

United States will only be accepted by the Monitor if: (i) the issuance of the ACE Rights and the ACE Rights Shares and the sending of this Circular/Prospectus to such Affected Unsecured Creditor can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in such Affected Unsecured Creditor's jurisdiction, and (ii) such Affected Unsecured Creditor acknowledges, by executing the appropriate Subscription Notice, that it has sought legal advice and that it is in compliance with the Laws of its local jurisdiction. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).

      In addition, all Noteholders who wish to participate in the Rights Offering will need to send, along with their Subscription Notice and their Exercise Price, evidence satisfactory to the Monitor that they are the beneficial holders of their notes, bonds or debentures as of the Record Date. The Monitor will accept as evidence of beneficial ownership as of the Record Date any of the following documents provided that such documents are in form and substance satisfactory to the Monitor, in its sole discretion:


      (i) the original or a copy of the monthly, quarterly or other regularly sent statement covering a period during which the Record Date occurred, addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary evidencing that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date;

      (ii) the original or a copy of a letter or other written statement addressed to the Noteholder or the Monitor and issued by the Noteholder's broker or other market intermediary certifying that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date;

      (iii) the original or a copy of the purchase confirmation slip or similar document showing that the Noteholder purchased the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice prior to the Record Date, together with the monthly, quarterly or other regularly sent statement addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary covering a period after the Record Date and evidencing that such notes, bonds or debentures are still beneficially owned by the Noteholder after the Record Date;


      (iv) a copy of the certificate in the name of the Noteholder evidencing that the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof; or


      (v) evidence from a depository that the notes, bonds or debentures declared to be owned by the Noteholder in the appropriate Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof.

      As it is likely that potentially significant amounts of Disputed Unsecured Claims will remain outstanding as of the Election Date, it will not be possible for Affected Unsecured Creditors to calculate with certainty their Basic Allowance prior to the Election Date as such allowance will only be definitively determined as of the Final Rights Distribution Date when only Proven Claims shall remain or be deemed to remain. However, starting on or about July 15, 2004 and ending on the Election Date, the total amount of Proven Claims and Disputed Unsecured Claims will be posted on the Website. By using such total amount of Claims, an Affected Unsecured Creditor should be able to estimate its Maximum Estimated Basic Allowance and its Minimum Estimated Basic Allowance and subscribe for ACE Rights Shares on that basis.

Estimated Basic Allowance

      As at any given date, an Affected Unsecured Creditor may wish to calculate its Maximum Estimated Basic Allowance using the following formula:

                                    A  X  C  =  D
                                   ---
                                    B

Where:

A  =  The Claim of an Affected Unsecured Creditor whether proven or disputed.


B  =  The total amount of Proven Claims, plus the portion of those Disputed
      Unsecured Claims that are allowed in part (which can be found on the Website), plus the amount of any Disputed Unsecured Claim held by such Affected Unsecured Creditor.


C  =  42,500,000 ACE Right Shares, representing the total number of ACE Rights
      Shares available under the Rights Offering.

D  =  Maximum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Maximum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply D by $20.00

      As at a given date, an Affected Unsecured Creditor who holds a Proven Claim may wish to calculate its Minimum Estimated Basic Allowance using the following formula:

                                    E  X  G  =  H
                                   ---
                                    F

Where:

E  =  The Proven Claim of an Affected Unsecured Creditor.

F = The total amount of Proven Claims and Disputed Unsecured Claims (which can be found on the Website).

G  =  42,500,000 ACE Right Shares, representing the total number of ACE Rights
      Shares available under the Rights Offering.

H  =  Minimum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Minimum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply H by $20.00. AN AFFECTED UNSECURED CREDITOR WHO HOLDS A DISPUTED UNSECURED CLAIM WILL HAVE A MINIMUM ESTIMATED BASIC ALLOWANCE OF ZERO.

      The Maximum Estimated Basic Allowance represents the maximum number of ACE Rights Shares that may be available for subscription by an Affected Unsecured Creditor pursuant to its Basic Allowance as of the Final Rights Distribution Date. The Minimum Estimated Basic Allowance represents the minimum number of ACE Rights Shares that may be available for subscription by an Affected Unsecured Creditor pursuant to its Basic Allowance as of the Final Rights Distribution Date. The definitive Basic Allowance of an Affected Unsecured Creditor will fall between its Minimum Estimated Basic Allowance and its Maximum Estimated Basic Allowance. If the majority of Disputed Unsecured Claims are eventually rejected, then an Affected Unsecured Creditor's Basic Allowance will be closer to its Maximum Estimated Basic Allowance and if the majority of Disputed Unsecured Claims are eventually accepted, then an Affected Unsecured Creditor's Basic Allowance will be closer to its Minimum Estimated Basic Allowance.


      For illustrative purposes only and without considering the effect of the Subordinated Debt Arrangement: (i) if the total amount of Proven Claims is $10 billion as of the Final Rights Distribution Date, a Proven Claim in the amount of $1,000 would give the right to subscribe for four ACE Rights Shares pursuant to the Basic Allowance, (ii) if the total amount of Proven Claims is $12.5 billion as of the

Final Rights Distribution Date, a Proven Claim of $1,000 would give the right to subscribe for three ACE Rights Shares pursuant to the Basic Allowance and (iii) if the total amount of Proven Claims is $15 billion as of the Final Rights Distribution Date, a Proven Claim of $1,000 would give the right to subscribe for two ACE Right Shares pursuant to the Basic Allowance. THIS ILLUSTRATION OF THE TOTAL AMOUNT OF PROVEN CLAIMS, AS OF THE FINAL RIGHTS DISTRIBUTION DATE, IS ONLY AN ILLUSTRATION. THE ACTUAL TOTAL AMOUNT OF PROVEN CLAIMS AS OF THE FINAL RIGHTS DISTRIBUTION DATE CANNOT BE DETERMINED AT THIS TIME AND MAY BE SUBSTANTIALLY DIFFERENT FROM SUCH ILLUSTRATION. See "Risk Factors - Risk Factors Relating to the Plan and its Implementation - Claims Illustrations".

Payment of Exercise Price

      The Exercise Price must be received by the Monitor prior to 5:00 p.m. (Montreal time) on the Election Date in Canadian dollars only, by certified cheque, bank draft or by wire transfer without deduction for bank service charge or otherwise, to or to the order of the Monitor. If you wish to send your Exercise Price by wire transfer, please contact the Monitor.

ADDITIONAL SUBSCRIPTION PRIVILEGE

      No additional subscription privilege is being offered over and above an Affected Unsecured Creditor's Basic Allowance in respect of any ACE Rights which are not exercised by other Affected Unsecured Creditors and any unsubscribed equity will be purchased by Deutsche Bank as standby purchaser under the Rights Offering.

UNEXERCISED ACE RIGHTS

      An Affected Unsecured Creditor who subscribes for some but not all of its Basic Allowance will be deemed to have elected to waive the unexercised balance of such allowance and no compensation will be paid in respect of such unexercised balance. Similarly, if an Affected Unsecured Creditor does not fund the full Exercise Price as described above in respect of any ACE Rights Shares for which it elects to subscribe, such Affected Unsecured Creditor's entitlement to ACE Rights Shares will be reduced accordingly to the number of ACE Rights Shares for which full payment has been made. As standby purchaser under the Standby Purchase Agreement, Deutsche Bank (and parties to whom it has participated out a portion of its rights under the Standby Purchase Agreement) will purchase all ACE Rights Shares not subscribed for or not fully funded by Affected Unsecured Creditors.

LISTING AND SECURITIES LAW ISSUES

      The ACE Rights will not be listed or posted for trading on any exchange or other trading system. The ACE Rights will be non-transferable and non-assignable. An application has been made to have the ACE Rights Shares listed on the TSX.

      For a description of certain securities law issues and considerations relating to the listing of the ACE Rights Shares, Affected Unsecured Creditors should consult the section entitled "Other Considerations".

NO FRACTIONAL ACE RIGHTS SHARES


      Only subscriptions for whole ACE Rights Shares will be accepted and no fractional ACE Variable Voting Shares or ACE Voting Shares, as the case may be, will be allocated on account of the exercise of ACE Rights. When an allocation would otherwise result in the issuance of fractional shares, following the Initial Determination Date or any Interim Determination Date, on the applicable distribution date the Exercising Creditor who would otherwise be entitled to receive such fractional shares shall be credited with such fractional shares and then only on the Final Rights Distribution Date, shall the number of shares to be so distributed be rounded down to the nearest whole number and no compensation shall be paid for fractional shares or interests.

VALIDITY AND REJECTION OF SUBSCRIPTIONS

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by the Monitor in its sole discretion, which determination shall be final and binding. All subscriptions will be irrevocable. The Monitor will have the absolute right to reject any subscription if such subscription is not in proper form or if the acceptance thereof or the issuance of ACE Rights Shares pursuant thereto could be deemed unlawful. The Monitor also reserves the right to waive any defect with regard to any particular subscription. The Monitor will not be under any duty to give any notification of any defect or irregularity in such subscriptions and the Monitor shall not incur any liability for failure to give such notification.

ELIGIBLE CREDITORS


      No subscription for ACE Rights Shares will be accepted from or on behalf of Affected Unsecured Creditors who are not Eligible Creditors. Participation in the Rights Offering will only be accepted from Eligible Creditors. The ACE Rights and ACE Rights Shares will not be qualified or registered for sale to the public in any jurisdiction other than in the provinces of Canada and in the United States. Participation in the Rights Offering by an Affected Unsecured Creditor who does not reside in any of the provinces of Canada or in the United States will only be accepted by the Monitor if: (i) the issuance of the ACE Rights and the ACE Rights Shares and the sending of this Circular/Prospectus to such Affected Unsecured Creditor can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in such Affected Unsecured Creditor's jurisdiction, and (ii) such Affected Unsecured Creditor acknowledges, by executing the appropriate Subscription Notice, that it has sought legal advice and that it is in compliance with the Laws of its local jurisdiction. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).


      Affected Unsecured Creditors who are not Eligible Creditors will not be allocated any ACE Rights and the ACE Rights that would otherwise have been allocated to such Affected Unsecured Creditors will lapse and expire and the ACE Rights Shares that would have been issuable upon their exercise will be purchased by Deutsche Bank (or parties to whom it has participated out a portion of its rights under the Standby Purchase Agreement), as standby purchaser, pursuant to the Standby Purchase Agreement.

ALLOCATIONS

Initial, Interim and Final Allocations

      Based on the Preliminary Basic Allowance of each Affected Unsecured Creditor as determined on the Initial Determination Date, an initial allocation of ACE Rights Shares will be made on the Initial Distribution Date. Based on the definitive Basic Allowance of each Affected Unsecured Creditor, a final allocation will be made on the Final Rights Distribution Date. Such a final allocation will take into account the Disputed Unsecured Claims that have been accepted or rejected since the Initial Determination Date (and since Interim Determination Dates, if any) and the ACE Rights Shares already allocated to Affected Unsecured Creditors.

      Between the Initial Distribution Date and the Final Rights Distribution Date, the Monitor may decide to arrange for any number of Interim Distribution Dates. For any such interim determinations, allocations shall be made in accordance with the same principles that govern the allocations to be made as of the Initial Distribution Date.

      On the Final Rights Distribution Date, if Disputed Unsecured Claims are still outstanding, they shall be assumed to be rejected for the purpose of the Rights Offering.

DELIVERY OF SHARE CERTIFICATES


      Certificates for ACE Rights Shares duly subscribed and paid for will be delivered by mail as soon as practicable after the Initial Distribution Date, Interim Distribution Dates (if any) and the Final Rights Distribution Date by the Disbursing Agent to the Exercising Creditors having subscribed and paid therefor. No share certificate will be delivered or mailed to Affected Unsecured Creditors who are not Eligible Creditors.

      Deliveries to any Exercising Creditor shall be made by the Disbursing Agent (i) to the address set forth on the Subscription Notice, or (ii) to the address set forth in any written notice of address change delivered to the Disbursing Agent. If any Exercising Creditor's delivery is returned as undeliverable, no further delivery to such Exercising Creditor shall be made unless and until the Disbursing Agent is notified of such Exercising Creditor's then current address, at which time all missed deliveries shall be made to such Exercising Creditor without interest. All claims for undeliverable deliveries must be made on or before the last day of the 18th calendar month following the Implementation Time, after which date the claim of any Exercising Creditor or successor of such Exercising Creditor with respect to such unclaimed deliveries shall be discharged, and forever barred, notwithstanding any federal or provincial laws to the contrary. The Applicants or the Disbursing Agent shall not be obligated to attempt to locate any Exercising Creditor.


ACE RIGHTS SHARE RESERVE


      On the Initial Distribution Date, the Disbursing Agent shall establish the ACE Rights Share Reserve by withholding from distribution all ACE Rights Shares other than those ACE Rights Shares distributed on the Initial Distribution Date to Exercising Creditors with Proven Claims pursuant to their Preliminary Basic Allowance and to Deutsche Bank as is provided in the Standby Purchase Agreement. Such ACE Rights Shares will be issued and delivered on the Initial Distribution Date to the Disbursing Agent to be held in escrow for the benefit of the Exercising Creditors and Deutsche Bank until the relevant Interim Distribution Date or the Final Rights Distribution Date, as applicable.

      Following any Interim Determination Date, on the applicable Interim Distribution Date the Disbursing Agent shall distribute to each Exercising Creditor that had a Disputed Unsecured Claim that became a Proven Claim that number of ACE Rights Shares equal to such Exercising Creditor's Preliminary Basic Allowance less any distribution of ACE Rights Shares made to such Exercising Creditor on the Initial Distribution Date or on any previous Interim Distribution Date. To the extent that any Disputed Unsecured Claim or a portion thereof has become a Disallowed Claim, then the Disbursing Agent shall, following any Interim Determination Date, distribute on the applicable Interim Distribution Date, to the extent practicable from the ACE Rights Shares Reserve
(i) to each Exercising Creditor holding a Proven Claim that number of ACE Rights Shares equal to such Exercising Creditor's Preliminary Basic Allowance less any distribution of ACE Rights Shares made to such Exercising Creditor on the Initial Distribution Date or on any previous Interim Distribution Date, and (ii) to Deutsche Bank and its designees that number of ACE Rights Shares as is provided in the Standby Purchase Agreement. On the Final Rights Distribution Date, the Disbursing Agent shall distribute (i) to each Exercising Creditor that number of ACE Rights Shares equal to its Basic Allowance less that number of ACE Rights Shares which such Exercising Creditor shall have previously received on the Initial Distribution Date and any Interim Distribution Date, and (ii) to Deutsche Bank and its designees that number of ACE Rights Shares to which it is entitled as is provided in the Standby Purchase Agreement.


EXCESS FUNDS


      Excess funds, if any, deposited with the Monitor by Affected Unsecured Creditors and Deutsche Bank will be remitted to them on a pro rata basis based upon such party's funding of such excess funds on the Initial Distribution Date. On the Final Rights Distribution Date, the Disbursing Agent shall distribute funds held in escrow to holders of Proven Claims, holders of Disputed Unsecured Claims and Deutsche Bank, as the case may be, in order to give full effect to the final calculation of allocations in the manner described above, such distribution to take into account any adjustments to the Basic Allowance of Affected Unsecured Creditors resulting from the final calculation. Holders of Disputed Unsecured Claims that participated in the Rights Offering and whose Claims were rejected will be reimbursed their funds held in escrow relating to Disputed Unsecured Claims that were rejected.


      The interest accrued on the funds deposited with the Monitor shall be distributed, net of bank charges, on the Final Rights Distribution Date, as follows: (i) interest accrued on funds on account of which ACE Rights Shares were distributed on any given distribution shall be distributed to ACE, and
(ii) interest accrued on funds on account of which no ACE Rights Shares were distributed shall be distributed among the holders of Proven Claims, holders of Disputed Unsecured Claims and Deutsche Bank, as the case may be, pro rata based upon each such party's funding of such funds. For purposes of said distribution, the interest shall be deemed to accrue since the Initial Distribution Date, regardless of the date on which funds were actually deposited with the Monitor.

MONITOR

      The Monitor has been appointed by Air Canada to perform various services relating to the Rights Offering, including receiving subscriptions for ACE Rights Shares and payment of the Exercise Price from holders and causing the issuance of certificates for the ACE Rights Shares subscribed for.

      The Monitor will accept subscriptions for ACE Rights Shares, payment of the Exercise Price and Residency Declarations only at its offices at the following addresses:

COURIER OR HAND DELIVERY              MAIL
------------------------              ----
355 Portage Avenue                    355 Portage Avenue, P.O. Box 2730
Winnipeg, Manitoba                    Winnipeg, Manitoba
R3B 2C3                               R3B 2C3
Attention: the Monitor                Attention: the Monitor

      IF YOU WISH TO SEND YOUR EXERCISE PRICE BY WIRE TRANSFER, PLEASE CONTACT THE MONITOR.

INQUIRIES

      Inquiries relating to this Rights Offering should be directed to the Monitor by telephone at (204) 941-2215 for service in English or (204) 941-2420 for service in French or by facsimile at (204) 941-2038, (204) 940-2039 or (204) 941-2040.

RESIDENCY DECLARATION


      Affected Unsecured Creditors who are Canadians and wish to receive ACE Voting Shares may deposit the Residency Declaration accompanying this Circular/Prospectus printed on orange colour paper to the Monitor. Affected Unsecured Creditors which fail to provide a duly completed Residency Declaration prior to 5:00 p.m. (Montreal time) on the Election Date and who are not otherwise determined to be Proven Canadians by the Monitor will be deemed, for all purposes under the Rights Offering, to be non-Canadians and will not be entitled to receive ACE Voting Shares pursuant to the terms of the Rights Offering. Affected Unsecured Creditors shall provide new or updated Residency Declarations forthwith in the event of any change in their status. Duly completed Residency Declarations must be received by the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number (204) 941-2038, (204) 940-2039 or (204) 941-2040 prior to 5:00
p.m. on the Election Date. NOTEHOLDERS SHOULD NOT SEND THEIR RESIDENCY DECLARATION TO THEIR BROKER BUT DIRECTLY TO THE MONITOR.


STANDBY COMMITMENT

      Air Canada entered into a Standby Purchase Agreement with Deutsche Bank dated as of October 29, 2003, which agreement was amended and restated as of April 29, 2004. Pursuant to the Standby Purchase Agreement, Deutsche Bank has agreed to act as the exclusive standby purchaser in respect of the Rights Offering and, in such capacity, has the obligation to subscribe for up to $850 million (excluding the Premium) of ACE Rights Shares not otherwise subscribed for by Affected Unsecured Creditors with Proven Claims at a price of $21.50 per ACE Rights Share, which equals the Subscription Price per ACE Rights Share plus the Premium.

      Deutsche Bank's obligation to purchase all ACE Rights Shares not otherwise purchased by Affected Unsecured Creditors is subject, among others, to the following conditions:

      (i) no material adverse change in the business of the Corporation shall have occurred;

      (ii) the aggregate amount of Disputed Unsecured Claims in respect of which ACE Rights to subscribe for ACE Rights Shares are exercised shall have been reduced to $1 billion or less (including Disputed Unsecured Claims that are subject to a pending appeal or other Court-ordered process);

      (iii) successful negotiations shall have occurred regarding the achievement of $200 million labour cost reductions, through revised collective labour agreements, and agreements by the unions to the "clean slate" treatment of grievances, in each case on or before May 15, 2004 (the "LABOUR CONDITIONS");

      (iv) the funding obligations of the benefit plans and the pension plans shall have been resolved with OSFI on terms not less favourable than the terms of the February 2004 agreement between Air Canada and the pension beneficiary groups on or before May 15, 2004 (the "PENSION FUNDING CONDITION");

      (v) the ACE Rights Shares to be purchased by Deutsche Bank shall be eligible for resale by Deutsche Bank pursuant to Rule 144A under the 1933 Act;

      (vi) Air Canada and ACE shall have obtained appropriate no-action relief under U.S. securities laws and approval of applications for exemptions under Canadian securities laws or shall file registration statements and/or prospectuses necessary to satisfy U.S. and Canadian securities laws and shall have delivered customary securities law opinions;

      (vii) all necessary regulatory approvals shall have been obtained;

      (viii)no breach by Air Canada of any representation, warranty or covenant contained in the Standby Purchase Agreement shall have occurred, which breaches shall result in, or would be reasonably likely to result, in the aggregate, in a material adverse change in the business of the Corporation;

      (ix) Robert Milton shall not have resigned as chief executive officer or been terminated prior to the Initial Distribution Date and arrangements for retaining senior management of Air Canada reasonably satisfactory to Deutsche Bank shall have been adopted;

      (x) court approval of extension of the Global Restructuring Agreement termination deadlines shall have been obtained, if necessary;

      (xi) any agreement to redeem or repurchase or any redemption or repurchase of the Exit Lender Convertible Note and Exit Lender Warrants shall have been made upon terms reasonably acceptable to Deutsche Bank but, in any event, not less advantageous to Air Canada than those previously agreed to between GECC and Trinity;

      (xii) no closing of the private equity investment, if any, shall take place unless the proceeds of such private equity investment are used, in part, to redeem or repurchase the Exit Lender Convertible Note and the Exit Lender Warrants;

      (xiii)Air Canada shall have obtained financing commitments with respect to regional jet aircraft on order upon terms and conditions reasonably satisfactory to Deutsche Bank;

      (xiv) Deutsche Bank shall have received in form and substance satisfactory to Deutsche Bank, acting reasonably, an opinion of counsel to Air Canada addressing the Canadian income tax consequences to the Corporation of the reorganization and restructuring steps contemplated by the Plan;

      (xv) the Plan and this Circular/Prospectus shall be in form and substance reasonably satisfactory to Deutsche Bank; and

      (xvi) Deutsche Bank shall have received comfort or assurances satisfactory to it from the Government of Canada that relevant provisions of legislation and regulations applicable to Air Canada including, without limitation, the ACPPA, the CTA and the Competition Act shall be modified, amended or repealed as required so as to ensure that Air Canada is permitted to conduct its affairs and to compete on a fair and equitable basis on a level playing field in relation to all air carriers operating scheduled service in Canada.

      With respect to the Labour Conditions, Deutsche Bank has advised that it expects to confirm the satisfaction of such conditions only upon its verification of the cost reductions, the ratification, execution and delivery of the appropriate documentation to effect the cost reductions and the receipt of the final binding "clean slate" certificates from the relevant labour unions.

      With respect to the Pension Funding Condition, Deutsche Bank has advised that, while the OSFI protocol does not technically meet such condition in all respects, it will waive the condition if the OSFI protocol is consummated on its terms with no further amendment.

      Deutsche Bank shall be entitled to terminate the Standby Purchase Agreement if:

      (i) Air Canada fails to file the Plan with the Court on or before June 30, 2004;


      (ii) the Creditors' Meeting shall not have taken place on or prior to August 17, 2004;


      (iii) the Initial Distribution Date does not occur on or before September 30, 2004; and

      (iv) any one of the conditions precedent to the obligation of Deutsche Bank to purchase all ACE Rights Shares not otherwise purchased by Affected Unsecured Creditors has not been fulfilled by the Initial Distribution Date.


      Pursuant to the Standby Purchase Agreement, Deutsche Bank has the right (but not the obligation) to nominate four of the 11 directors of ACE. In addition, Deutsche Bank has the rights to participate out its right (but not its direct obligations to Air Canada) to purchase ACE Rights Shares as the standby purchaser (provided that such participation shall be made only to Persons Deutsche Bank reasonably believes to be qualified institutional buyers for U.S. securities laws purposes). Air Canada has no obligation to enter into any arrangements or agreements with such participants. Under the Standby Purchase Agreement, Deutsche Bank is required to consult with Air Canada with respect to the participation out of its rights.


      In consideration for the obligations of Deutsche Bank in connection with the Rights Offering, Air Canada has agreed to pay to Deutsche Bank an amount of $2 million as partial reimbursement of the costs and expenses previously incurred by Deutsche Bank in connection with the original Standby Purchase Agreement dated as of on October 29, 2003 and an amount of $500,000 on the first day of each month starting in May 2004 until the Initial Distribution Date in respect of the costs and expenses incurred by Deutsche Bank in connection with the amended and restated Standby Purchase Agreement. In addition, Air Canada shall, or shall cause ACE to pay to Deutsche Bank an arrangement fee of $12.75 million on the Initial Distribution Date.

      If (i) Air Canada fails to consummate a Rights Offering in accordance with the Standby Purchase Agreement with Deutsche Bank as the exclusive standby purchaser and enters into an agreement or arrangement for a competing transaction with a third party on or before April 29, 2006, (ii) Air Canada

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terminates the Standby Purchase Agreement due to the Initial Distribution Date
not taking place on or before September 30, 2004, or (iii) the Court terminates the Standby Purchase Agreement, Deutsche Bank shall be entitled to a cash payment of $25.5 million and all obligations of Deutsche Bank under the Standby Purchase Agreement shall terminate. A competing transaction shall include (i) a rights offering in connection with which a third party acts as standby purchaser, (ii) an equity investment by a third party that reduces or replaces the Rights Offering, and (iii) a sale of assets, other financing arrangements or other transactions that result in the termination, abandonment or reduction of the Rights Offering contemplated by the Standby Purchase Agreement, except if Air Canada's restructuring under the CCAA Proceedings fails and, as a result, Air Canada is liquidated.

RISK FACTORS

      In addition to the risk factors relating, among other things, to the business of the Corporation, the implementation or non-implementation of the Plan and the issuance of the EDP Shares, ACE Variable Voting Shares and ACE Voting Shares pursuant to the Plan, Affected Unsecured Creditors who wish to participate in the Rights Offering should carefully consider the specific risk factors relating to the Rights Offering. See "Risk Factors" and "Risk Factors - Risk Factors Relating to the Rights Offering and ACE Rights Shares".

USE OF PROCEEDS

      The proceeds resulting from the issue of the ACE Rights Shares pursuant to the Rights Offering are estimated to be $850 million plus the amount of any Premium payable by Deutsche Bank as standby purchaser in respect of ACE Rights Shares purchased by it. Unless otherwise specified herein, the proceeds resulting from the issue of the ACE Rights Shares will be added to the general funds of ACE and will be used for general corporate purposes.

PLAN OF DISTRIBUTION

      Prior to this distribution of ACE Rights Shares, there was no market through which the ACE Rights Shares could be sold. Accordingly, the terms of the distribution of the ACE Rights Shares were determined by negotiations between Air Canada and Deutsche Bank. See "Risk Factors - Risks Factors Relating to the Plan and its Implementation - Enterprise Value".

DOCUMENTS INCORPORATED BY REFERENCE


      The following documents of Air Canada, filed by Air Canada with the various securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into and form an integral part of this Circular/Prospectus:


      (i)   the Annual Information Form of Air Canada dated May 19, 2004;

      (ii) the Management's Discussion and Analysis of Air Canada for the year ended December 31, 2003 and for the three-month period ended March 31, 2004;


      (iii) the Consolidated Audited Statements of Operations and Retained Earnings (deficit) and Cash Flow of Air Canada for the years ended December 31, 2003, 2002 and 2001 and the Consolidated Audited Statement of Financial Position of Air Canada as at December 31, 2003 and 2002;

      (iv) the Consolidated Unaudited Statements of Operations and Retained Earnings (deficit) and Cash Flow of Air Canada for the three month periods ended March 31, 2004 and March 31, 2003 and the Consolidated Unaudited Statement of Financial Position of Air Canada as at March 31, 2004; and


      (v) the Material Change Report of Air Canada dated January 14, 2004 relating to the drawing of $300 million from its DIP credit facility.


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      Any documents of the type referred to above and any material change reports (excluding confidential material change reports), interim or annual financial statements, including comparative interim financial statements and comparative financial statements for Air Canada's most recently completed financial year, together with the accompanying report of Air Canada's auditors, any exhibits to interim and annual consolidated financial statements containing updated earnings coverage information and any information circulars (excluding those portions which, under applicable Laws, are not required to be incorporated by reference) or annual filings of Air Canada filed by Air Canada with the various securities commissions or similar authorities in Canada after the date of this Circular/Prospectus, shall be deemed to be incorporated by reference into this Circular/Prospectus. In addition, the Report to the Board of Directors on the Schedule of Differencies between generally Accepted Accounting Principles in Canada and the United States, contained in a Report of Foreign Private Issuer on Form 6-K that was furnished to the SEC on June 28, 2004, is incorporated by reference into this Circular/Prospectus. Any document filed by Air Canada or ACE with the SEC or Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to the 1934 Act after the date of this Circular/Prospectus shall also be deemed to be incorporated by reference into this Circular/Prospectus if and to the extent provided in such document.

      INFORMATION HAS BEEN INCORPORATED BY REFERENCE IN THIS CIRCULAR/PROSPECTUS FROM DOCUMENTS FILED WITH CANADIAN SECURITIES REGULATORS OR SIMILAR AUTHORITIES IN CANADA. Copies of the documents incorporated herein by reference may be obtained on request without charge from Shareholders Relations, Air Canada Centre, P.O. Box 14000, Station Airport Dorval, Quebec, H4Y 1H4 telephone: 1
(800) 282-7424 or by accessing the disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com or the SEC's website at www.sec.gov in the case of documents filed with or furnished to the SEC. For the purpose of the Province of Quebec, this Circular/Prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Shareholders Relations at the above-mentioned address and telephone number.

      ANY STATEMENT CONTAINED IN THIS CIRCULAR/PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED, FOR THE PURPOSES OF THIS CIRCULAR/PROSPECTUS, TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. THE MODIFYING OR SUPERSEDING STATEMENT NEED NOT STATE THAT IT HAS MODIFIED OR SUPERSEDED A PRIOR STATEMENT OR INCLUDE ANY OTHER INFORMATION SET FORTH IN THE DOCUMENT THAT IT MODIFIES OR SUPERSEDES. THE MAKING OF A MODIFYING OR SUPERSEDING STATEMENT SHALL NOT BE DEEMED AN ADMISSION FOR ANY PURPOSES THAT THE MODIFIED OR SUPERSEDED STATEMENT, WHEN MADE, CONSTITUTED A MISREPRESENTATION, AN UNTRUE STATEMENT OF A MATERIAL FACT OR AN OMISSION TO STATE A MATERIAL FACT THAT IS REQUIRED TO BE STATED OR THAT IS NECESSARY TO MAKE A STATEMENT NOT MISLEADING IN LIGHT OF THE CIRCUMSTANCES IN WHICH IT WAS MADE. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT CONSTITUTE A PART OF THIS CIRCULAR/PROSPECTUS, EXCEPT AS SO MODIFIED OR SUPERSEDED.

      Upon a new annual information form and the related annual audited consolidated financial statements together with the auditors' report thereon and management's discussion and analysis contained therein being filed by Air Canada with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Circular/Prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim financial statements, quarterly management's discussion and analysis and material change reports filed prior to the commencement of Air Canada's financial year in which the new annual information form was filed, shall no longer be deemed to be incorporated by reference in this Circular/Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

      The following documents have been filed with the SEC as part of the Registration Statement: (i) the documents referred to under the heading "Rights Offering - Documents Incorporated by Reference";

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(ii) the consent of PricewaterhouseCoopers LLP; (iii) the power of attorney from
ACE's directors and officers; (vi) the forms of Subscription Notices; (v) the form of proxy; and (vi) the form of Residency Declaration.

PROMOTER

      Air Canada may be considered a promoter of ACE by reason of its initiative in organizing the business and affairs of ACE.

LEGAL MATTERS

      Certain legal matters in connection with the issue and sale of the ACE Variable Voting Shares and the ACE Voting Shares upon the exercise of the ACE Rights pursuant to the Rights Offering will be passed upon by Stikeman Elliott LLP on behalf of Air Canada and ACE. The Honourable W. David Angus is a partner at Stikeman Elliott LLP. He also currently serves as a director on the board of directors of Air Canada. Marvin Yontef is a partner at Stikeman Elliott LLP. He also currently serves as a director on the board of directors of ACE. As of the date hereof, the partners and associates of Stikeman Elliott LLP own, directly or indirectly, less than one percent (1%) of the securities of ACE or any associate or affiliate of ACE.

HEAD OFFICE

      Upon the implementation of the Plan, the head office of ACE will be located at the Air Canada Headquarters Building, Air Canada Centre, 7373 Cote Vertu Blvd. West, Saint-Laurent, Quebec, H4Y 1H4.


AUDITORS, TRANSFER AGENT AND REGISTRAR


      The auditors of Air Canada are and, following implementation of the Plan, the auditors of ACE will be PricewaterhouseCoopers LLP.

      The Transfer Agent and registrar for the ACE Rights Shares is CIBC Mellon Trust Company at its principal transfer offices in Montreal.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION


      Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights or consult with a legal adviser.


                              INVESTMENT AGREEMENT

      In accordance with the terms of the Investment Agreement, the Equity Investor will invest $250 million in ACE in exchange for ACE Preferred Shares initially convertible into 9.16% of the Fully Diluted Equity of ACE as of the Closing Time. See "Description of the Plan - Description of the Share Capital of ACE and Air Canada". On the Closing Time, the Equity Investor will hold all of the ACE Preferred Shares. The occurrence of the closing under the Investment Agreement ("CLOSING") is not a condition of the Standby Purchase Agreement, the Global Restructuring Agreement or for the emergence by the Applicants from the CCAA Proceedings.
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

      The obligation of the Equity Investor to purchase the Investor Shares pursuant to the Investment Agreement is conditional on the satisfaction of, or compliance with, a number of conditions, including the following:

      (i) the Exit Facility and all other financing arrangements with GECC shall be completed contemporaneously with the Closing in all material respects in accordance with the agreements or term sheets provided to the Equity Investor prior to the date of the Investment Agreement;

      (ii) Deutsche Bank shall not have terminated its obligations under the Standby Purchase Agreement pursuant to the occurrence of a material adverse change;

      (iii) the registration rights agreement (as defined in the Investment Agreement) shall have been entered into by the Equity Investor and ACE;

      (iv) all such actions shall have been taken as may be necessary and appropriate to have the classes of equity securities in the capital of ACE (excluding the ACE Preferred Shares) and Air Canada (including the EDP Shares and the equity shares exchangeable therefor), that will be issued pursuant to the Plan and that are to be widely held, listed and posted for trading on the TSX;

      (v)   all necessary regulatory approvals shall have been obtained;

      (vi) the consummation of the Rights Offering, including any related funding by Deutsche Bank pursuant to the Standby Purchase Agreement, shall take place contemporaneously with the Closing;

      (vii) no effective, pending or threatened injunction, stay, appeal, restraining order or decree by any court of competent jurisdiction or government authority or agency, and no law, regulation or directive shall have been issued, proposed, enacted, promulgated or applied, preventing the investment pursuant to the Investment Agreement;

      (viii)Air Canada shall have performed or complied with, in all material respects, all obligations and covenants contained in the Investment Agreement to be performed, or complied with, by it at or prior to Closing;

      (ix) all necessary approvals of the Plan by the Affected Unsecured Creditors shall have been obtained and the Plan shall have been approved, sanctioned and confirmed by the Court pursuant to the applicable provisions of the CCAA, the CBCA and the ABCA under one or more final binding orders satisfactory to Air Canada and non-appealable which order(s) shall have been recognized, adopted, sanctioned, confirmed or otherwise enforced by one or more final, binding and non-appealable orders of the U.S. Court in a manner satisfactory to Air Canada by no later than December 31, 2004, or such later date as is mutually acceptable to the Equity Investor and Air Canada; and

       (x) all consents, of any Person (and registrations, declarations, filings or recordings with any Government Entity) required, in connection with the completion of any of the transactions contemplated by the Investment Agreement and the Plan, shall have been obtained at or before the Closing except where the failure to obtain such consents, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

      The Equity Investor shall be entitled to terminate the Investment Agreement by giving written notice to Air Canada if:

      (i)   the Closing does not occur on or before December 31, 2004; and
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

      (ii) any one of the conditions precedent to the obligation of the Equity Investor to purchase the Investor Shares, including those listed above, has not been fulfilled by Closing.

      Pursuant to the Investment Agreement, three of the 11 new members of the board of directors of ACE nominated pursuant to the Plan, who may not be independent, (but no more than two of whom shall be non-residents of Canada) will be designated by the Equity Investor. The Equity Investor shall maintain the right to designate three of the 11 members of the board of directors of ACE for a minimum of two years after the Closing. After the second anniversary of the Closing, for as long as the Equity Investor and its affiliates hold at least 75% of the ACE Preferred Shares (or ACE Shares into which they are converted or convertible) originally purchased under the Investment Agreement, the Equity Investor shall have the right to designate three individuals to the board of directors of ACE. Of such three nominees, not more than two shall be non-residents of Canada. After the second anniversary of the Closing, for as long as the Equity Investor and its affiliates hold at least 50% but less than 75% of the ACE Preferred Shares (or ACE Shares into which they are converted or convertible) originally purchased under the Investment Agreement, the Equity Investor shall have the right to designate two individuals to the board of directors of ACE. For as long as the Equity Investor and its affiliates hold at least 25% but less than 50% of the ACE Preferred Shares (or ACE Shares into which they are converted or convertible) originally purchased under the Investment Agreement, the Equity Investor shall have the right to designate one member of the board of directors of ACE. For as long as the Equity Investor and its affiliates hold at least 2.5% of the economic equity interests of ACE, the Equity Investor shall have the right, at reasonable times and upon reasonable notice, to have access to the management of ACE and to all reasonable financial and operating information of ACE in order to consult with management and express its views on the business and affairs of ACE and its subsidiaries including business plans, budgets and quarterly results.

      The ACE Preferred Shares (including the ACE Shares into which they are convertible) may not be sold, assigned or in any way transferred by the Equity Investor (other than to its affiliates) including pursuant to hedging transactions, swaps or other arrangements transferring any of the economic consequences of the ownership of the ACE Preferred Shares acquired by the Investor for a period of 24 months after the Closing Time; provided that, if at any time during such 24-month period the Equity Investor is required to convert the ACE Preferred Shares, then the restrictions on transfer with respect to 50% of the ACE Preferred Shares (and any ACE Shares into which they are converted or convertible) shall be of no force and effect and the restrictions on transfer with respect to the remaining 50% of the ACE Preferred Shares (and any ACE Shares into which they are converted or convertible) shall be limited only to sales of beneficial ownership of the ACE Preferred Shares (and any ACE Shares into which they are convertible) to third parties. Notwithstanding the foregoing, the transfer restrictions shall cease to be in effect as to all ACE Preferred Shares (and any ACE Shares into which they are convertible) in the event of a tender offer for any of the ACE Shares, any change in control transaction, any liquidation, dissolution, bankruptcy or other similar proceedings of ACE.

      The proceeds of the investment by the Equity Investor contemplated by the Investment Agreement shall be used, in part, to redeem or repurchase the Exit Lender Convertible Note and the Exit Lender Warrants, on terms and conditions as provided in the Standby Purchase Agreement.

      Pursuant to the Investment Agreement, Air Canada has agreed to pay the Equity Investor, on a monthly basis starting on July 1, 2004 until the Closing, an amount of $250,000 to fund a portion of the fees and expenses incurred by or on behalf of the Equity Investor in connection with its due diligence in respect of its proposed investment under the Investment Agreement. At Closing, Air Canada shall pay to the Equity Investor the balance of all of the reasonable unpaid fees and expenses associated with the Equity Investor's investment pursuant to the Investment Agreement.

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

                            PENSION PLAN ARRANGEMENTS

      Air Canada sponsors ten defined benefit registered pension plans for its employees and retirees in Canada. The solvency position of those pension plans deteriorated significantly in 2002 as a result of various macro-economic developments.

      On February 18, 2004, Air Canada and representatives of its pension plan beneficiaries agreed on a proposal for relaxed funding requirements for the pension plan solvency deficits, commencing on January 1, 2004. On May 14, 2004, Air Canada and OSFI entered into a protocol pursuant to which OSFI agreed to recommend to the Government of Canada amendments to the federal pension regulations allowing Air Canada to amortize the solvency deficits substantially along the lines set forth in the February 18, 2004 proposal. The protocol further provided that there would not be any "deemed trust" over Air Canada's assets which may have been created by virtue of the directions issued by OSFI to Air Canada on March 21, 2003, provided that Air Canada issue a series of subordinated secured promissory notes in the aggregate amount of $346.6 million in favour of the pension plan trustees. The notes will have a second charge over the assets of Air Canada and will be reduced by the capital portion of the solvency payments made by Air Canada to the pension plans in accordance with the agreed upon schedule. On June 23, 2004, the Court approved the May 2004 protocol agreed to by Air Canada and OSFI on the pension funding relief, the remittance of approximately $34 million in special payments, and the remittance of current service contributions for the second quarter of 2004.

      Implementation of the funding relief is subject to a number of conditions. One of those conditions is that the labour unions and Court-appointed representatives of the plan beneficiaries' consent to such funding relief on behalf of their respective constituents. On May 21, 2004, the Minister of Finance of Canada announced that he intended to act on OSFI's recommendation. On June 19, 2004, the draft Air Canada Pension Plan Solvency Deficiency Funding Regulations were pre-published in the Canada Gazette, thus beginning a 30-day period for public comment. Following completion of that period, as well as the period up to July 12, 2004 during which pension plan beneficiaries can comment on the proposed pension funding relief contemplated in the regulations, the government will review any feedback received and finalize the regulations. See "Risk Factors - Risk Factors Relating to the Corporation's Business".

                            ARRANGEMENTS WITH UNIONS

      Following the filing for protection under the CCAA, Air Canada concluded in 2003 new long-term collective agreements with the International Association of Machinists and Aerospace Workers ("IAMAW"), the International Association of Machinists ("IAM"), the Air Canada Pilots Association ("ACPA"), the Canadian Union of Public Employees ("CUPE"), the Canadian Air Line Dispatchers Association ("CALDA"), the National Automobile, Aerospace, Transportation and General Workers Union of Canada ("CAW") and the International Brotherhood of Teamsters ("IBT"), which expire in 2009 and with the Transport and General Workers Union ("TGWU") and Amicus, both in the United Kingdom, which expire in 2006. All these labour agreements were ratified by the members of their respective bargaining units. These collective agreements provide that, in 2006 (2004 for TGWU and Amicus), the union groups may renegotiate wage provisions that would be in effect for the remainder of the agreements. However, no strike or lock out may take place in the context of such a wage negotiation process. All unconditional employment security provisions in the collective agreements have been eliminated. All scheduled bonus payments and wage increases have been cancelled and all overtime is now paid at one and a half times the applicable pay rate.

      These collective agreements provide for a large number of modifications to the work rules which are expected to result in productivity increases and increased flexibility for all union groups. Restrictions regarding the use of part-time employees have also been relaxed, allowing for cross-utilization of employees and extension of the working day. Furthermore, all Canadian union groups have accepted a one week reduction in vacation time, depending on years of service, and a reduction to bring down to nine days the number of statutory holidays.

      As of the date hereof, seven of the Corporation's unions have agreements entitling them to participate in a profit sharing programme under which (i) 7.5% of adjusted pre-tax profits up to 7% of revenues, and (ii) 25% of adjusted pre-tax profits above 7% of revenues, will be distributed to eligible employees.

      The Standby Purchase Agreement contains a condition requiring the Corporation to enter into agreements to achieve labour cost savings of $200 million per year and to enter into "clean slate" provisions dealing with outstanding grievances (agreeing to resolve, waive or compromise outstanding grievances by September 30, 2004) with labour groups by May 15, 2004. As of May 20, 2004, the Corporation reached tentative agreements with its domestic labour unions providing for a combination of productivity improvements and wage reductions and received executed "clean slate" certificates from such unions. The revised collective agreements provide for wage reductions to be achieved by a combination of temporary and permanent wage rate reductions and changes to seniority progression rates. Other wage rate savings are achieved through the increased use of part-time labour permitted under the new agreements and replacements of higher seniority employees with new employees pursuant to the seniority separation programmes negotiated.


      As of the date hereof, the members of each of Air Canada's five unions have ratified the agreements reached in May 2004. All of Jazz's unions have ratified the agreements reached in May 2004 except for the International Brotherhood of Teamsters which were unable to ratify their agreement in the given timeline. Following a Court attendance on July 9, 2004, the Teamsters have extended the time for completion of the ratification vote until July 15, 2004. If the Unionized Employees of Jazz have not ratified the agreement by July 16, 2004, then the Applicants would consider and discuss with other involved parties how best to revise the Plan in order to accomplish a successful restructuring. The Creditors' Meeting Order and the terms of the Plan itself authorize the removal of Jazz from the Plan. The removal of Jazz and related approaches would be canvassed by the Applicants. The Applicants are authorized to exercise such right at any time after July 16, 2004 and, upon the exercise of such right, the Applicants would seek consequential directions from the Court. Appropriate disclosure would be made prior to the Creditors' Meeting as to any changes consequent on the lack of ratification by the Unionized Employees of Jazz.

      Deutsche Bank has advised that it expects to confirm the satisfaction of the condition contained in the Standby Purchase Agreement upon its verification of the cost reductions, the ratification, execution and delivery of the appropriate documentation to effect the cost reductions and the receipt of the "clean slate" certificates from the relevant labour unions.


      No changes were made to the pension plans covering the Canadian and American union groups. In exchange, the Canadian unions agreed to cooperate with Air Canada in its representations to OSFI and the Canadian federal government regarding appropriate policy decisions respecting the funding of the pension plan deficit. Air Canada has reached an agreement with OSFI in respect of pension funding relief. See "Pension Plan Arrangements".

      In view of the labour cost savings achieved in tentative agreements with labour groups, plans are being finalized for the integration of ZIP into the mainline operation and the expansion of the ZIP cost structure throughout Air Canada's North American network. The integration is subject to the successful ratification of these tentative agreements. It is expected that ZIP's operations and employees will be integrated into Air Canada's mainline operations by mid-September 2004. ZIP's fleet will be retired and returned to lessors pursuant to the terms of the agreements negotiated with the lessors pursuant to the restructuring.

      The labour agreements reached with ACPA, CUPE and CALDA are conditional, among other things, upon the acceptance of the Plan by the appropriate Creditors, its sanction by the Court in a form that is materially consistent with the terms of such labour agreements.

CERTAIN CONSIDERATIONS REGARDING THE UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET OF ACE

      The following section contains the unaudited pro forma consolidated balance sheet of ACE assuming emergence from the CCAA Proceedings and after giving effect to certain events and transactions, as further described in this Circular/Prospectus. The balance sheet has been prepared using the accounting policies and practices which are in accordance with Canadian GAAP. Upon emergence from the CCAA Proceedings, ACE is required, under Canadian GAAP, to perform a comprehensive revaluation of assets and liabilities. The process of undertaking such a comprehensive revaluation is commonly referred to as "fresh start accounting". The adjustments reflected in the unaudited pro forma consolidated balance sheet of ACE are based on preliminary estimates of fair values of assets and liabilities and are subject to change upon application of fresh start accounting on the Implementation Date.


      The implied value of various classes of shares to be issued by ACE and Air Canada, derived from the Investment Agreement, the Rights Offering and the Standby Purchase Agreement, is approximately $2 billion. Shareholders' equity as presented on the unaudited pro forma consolidated balance sheet of ACE under Canadian GAAP does not reflect this implied value because:

      o due to certain characteristics of the ACE Preferred Shares to be issued pursuant to the Investment Agreement for proceeds of $250 million, Canadian GAAP requires that the instrument be presented as a compound instrument, and as such, $127 million is presented as a financial liability and not in shareholders' equity. In addition, the fair value of the enterprise as a whole would exclude the liability component of the ACE Preferred Shares. U.S. GAAP may require substantially the same treatment; and

      o under fresh start accounting, Canadian GAAP does not permit goodwill to be recorded even if the fair value of net assets is less than the fair value of the enterprise as a whole. This presentation differs from U.S. GAAP for fresh start reporting where goodwill is recorded as the excess of the fair value of the Corporation over the fair value of net assets(1). As further described in the notes to the unaudited pro forma consolidated balance sheet, the pro forma balance sheet under U.S. GAAP will report share capital of $1,894 million and goodwill of $1,888 million.

      The combination of the above factors and the existing shareholders' deficit as reported as at March 31, 2004 contribute to the reporting of a shareholders' equity of $6 million on the unaudited pro forma consolidated balance sheet of ACE, which does not reflect the implied value of various classes of shares to be issued by ACE and the Corporation.



--------

(1) In addition to the Canadian and U.S. GAAP difference noted, the unaudited pro forma consolidated balance sheet does not reflect the assets, liabilities and any minority interest of variable interest entities that ACE will likely be required to consolidate

              UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF ACE

                      MANAGEMENT'S RESPONSIBILITY STATEMENT

      The unaudited pro forma consolidated balance sheet of ACE has been prepared by the management of ACE from the unaudited consolidated balance sheet of Air Canada as at March 31, 2004. In the opinion of the management of ACE, this unaudited pro forma consolidated balance sheet of ACE includes all adjustments necessary for fair presentation. The unaudited pro forma consolidated balance sheet of ACE gives effect as at March 31, 2004 to the implementation of the Plan (including the Rights Offering and the Investment Agreement) described elsewhere in this Circular/Prospectus. The Plan is subject to amendment and approval.


(Signed) Robert A. Milton                  (Signed) M. Robert Peterson
Chief Executive Officer                    Chief Financial Officer

Montreal, Canada
July 12, 2004

                           ACE AVIATION HOLDINGS INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS AT MARCH 31, 2004
                        (IN MILLIONS OF CANADIAN DOLLARS)

                                                                            ADJUSTMENTS
                                                        ----------------------------------------------------
                                                                             EQUITY AND                             ACE PRO FORMA
                                        AIR CANADA AS                          OTHER                                 AS AT MARCH
                                              AT          PLAN OF            FINANCING           FRESH START             31,
                                        MARCH 31, 2004  ARRANGEMENT         TRANSACTIONS         ACCOUNTING             2004
                                        --------------  -----------         ------------         -----------        -------------
                                         (unaudited)                                                                   (unaudited)
ASSETS
CURRENT ASSETS
   Cash and cash equivalents            $         864   $        -          $       827   (4)    $        -         $      2,038
                                                                                    293   (5)
                                                                                     54   (7)
   Restricted cash                                122            -                    -                   -                  122
   Accounts receivable                            560            -                    -                   -                  560
   Spare parts, materials and supplies            207            -                    -                  19   (8a)           226
   Prepaid expenses                               150            -                    -                   -                  150
                                        -------------   ----------          -----------          ----------         ------------
                                                1,903            -                1,174                  19                3,096
PROPERTY AND EQUIPMENT                          3,399            -                  115   (6)           152   (8a)         3,666
DEFERRED CHARGES                                1,935            -                   14   (5)        (1,935)  (8b)            14
GOODWILL                                          510            -                    -                (510)  (8c)             -
INTANGIBLE ASSETS                                   -            -                    -               1,890   (8d)         1,890
OTHER ASSETS                                      592            -                    -                (367)  (8e)           137
                                                                                                        (88)  (8d)
                                        -------------   ----------          -----------          ----------         ------------
   TOTAL ASSETS                         $       8,339   $        -          $     1,303          $     (839)        $      8,803
                                        =============   ==========          ===========          ==========         =============
LIABILITIES
LIABILITIES NOT SUBJECT TO COMPROMISE
   CURRENT LIABILITIES
   Accounts payable and accrued         $       1,380            -                    -                 (77)  (8h)         1,053
   liabilities
                                                                                                       (250)  (8i)
   Advance ticket sales                           634            -                    -                 519   (8i)         1,153
   Current portion of long-term debt
     and capital lease obligations                558            1   (1)             17   (6&7)         (19)  (8h)           557
                                        -------------   ----------          -----------          ----------         ------------
                                                2,572            1                   17                 173                2,763
LONG-TERM DEBT AND CAPITAL LEASE
OBLIGATIONS                                     1,654            3   (1)            238   (5)           242   (8h)         2,312
                                                                                    175   (6&7)

PREFERRED SHARES                                    -            -                  127   (7)             -                  127
FUTURE INCOME TAXES                                10            -                    -                 424   (8f)           434
OTHER LONG-TERM LIABILITIES                     1,647            -                   69   (5)         1,177   (8e)         3,161
                                                                                                        268   (8i)
DEFERRED CREDITS                                1,322            -                 (142)  (6)        (1,180)  (8b)             -
                                        -------------   ----------          -----------          ----------         ------------
                                                7,205            4                  484               1,104                8,797
LIABILITIES SUBJECT TO COMPROMISE               5,593       (5,593)  (1)              -                  -                     -
                                        -------------   ----------          -----------          ----------         ------------
                                               12,798       (5,589)                 484               1,104                8,797
                                        -------------   ----------          -----------          ----------         ------------
SHAREHOLDERS' EQUITY
SHARE CAPITAL AND OTHER EQUITY                    967          921   (1)            827   (4)        (2,682)  (9b)             6
                                                              (125)  (2)            123                   -
                                                               (25)  (3)                                  -
CONTRIBUTED SURPLUS                                25          150   (2&3)            -                (175)  (9b)             -
DEFICIT                                        (5,451)       4,668   (1)            (86)  (6)        (1,943)  (9a)             -
                                                                                    (45)  (7)        (2,857)  (9b)
                                        -------------   ----------          -----------          ----------         ------------
                                               (4,459)       5,589                  819              (1,943)                   6
                                        -------------   ----------          -----------          ----------         ------------

TOTAL LIABILITIES AND SHAREHOLDERS'
DEFICIENCY                              $       8,339   $        -          $     1,303                (839)        $       8,803
                                        =============   ==========          ===========          ==========         =============

------------
See accompanying notes.

           NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (AMOUNTS IN MILLIONS OF CANADIAN DOLLARS, UNLESS OTHERWISE SPECIFIED)

BASIS OF PRESENTATION

      This unaudited pro forma consolidated balance sheet of ACE Aviation Holdings Inc. ("ACE") is derived from the unaudited consolidated balance sheet of Air Canada as at March 31, 2004. This unaudited pro forma consolidated balance sheet is intended to reflect the consolidated financial position of ACE as at March 31, 2004, after giving effect to certain events and transactions, as further described in the accompanying Circular/Prospectus, as if such events and transactions had occurred on March 31, 2004. The following are the events and transactions reflected in this unaudited pro forma consolidated balance sheet:

      (a) the implementation of the Plan including the corporate and capital reorganization and distributions under the Plan as discussed below under "Plan of Arrangement Adjustments";

      (b) the shares distributed under the Investment Agreement, Rights Offering and Standby Purchase Agreement as discussed below under "Equity and Other Financing Transaction Adjustments"; and

      (c) the Global Restructuring Agreement with GECC as discussed below under "Equity and Other Financing Transaction Adjustments".

      In addition, this unaudited pro forma consolidated balance sheet gives effect to the following transactions that occurred or will occur after March 31, 2004:

      (d) purchase of two B747-400 aircraft from GECC as discussed below under "Equity and Other Financing Transaction Adjustments";

      (e) modifications to certain lease arrangements as discussed below under "Fresh Start Accounting Adjustments"; and

      (f) fresh start accounting adjustments as a result of emergence from the CCAA proceedings as discussed below in "Fresh Start Accounting Adjustments".

      The above events and transactions are further described elsewhere in this Circular/Prospectus.

      Other than those transactions described above, this pro forma balance sheet does not give effect to transactions occurring after March 31, 2004, such as the purchase of any other aircraft, the future cost of the seniority separation programmes negotiated pursuant to the collective agreements or pension funding payments. In addition, this pro forma balance sheet does not give effect to the fair value of stock options issued pursuant to the Stock Option Plan.

      All references to U.S. dollar equivalents of Canadian dollar amounts are based on an exchange rate of U.S.$1.00 = Cdn$1.31, being the Bank of Canada noon day rate for March 31, 2004. All capitalized terms have been defined in the body of the Circular/Prospectus.

      This unaudited pro forma consolidated balance sheet is the balance sheet of ACE, a company formed to become the parent company of Air Canada, Air Canada's subsidiaries and Air Canada Business Partnerships to be formed under the corporate reorganization. This unaudited pro forma consolidated balance sheet should be read in conjunction with the Air Canada's audited 2003 consolidated financial statements, unaudited consolidated interim financial statements for the quarter ended March 31, 2004, accompanying notes and related Management's Discussion and Analysis.

      The total amount of Claims filed by Affected Unsecured Creditors with the Monitor exceeds the Applicants' estimate of total expected Proven Claims. Differences in the total dollar value of the Claims filed by Affected Unsecured Creditors and the liabilities recorded are being investigated and resolved in connection with the Claims resolution process. While the Applicants have made significant progress to date, it is expected that this process will continue and further reviews of the Claims filed will enable a more precise estimate of the likely range of Proven Claims to be compromised under the Plan. It is not possible to estimate the quantum of the Affected Unsecured Claims that will ultimately be Proven Claims but they are expected to be materially in excess of the accruals recorded to date given the magnitude of the Claims asserted. Any adjustments to claims would be reflected in this pro forma balance sheet as an adjustment to liabilities subject to compromise and deficit and, therefore, this unaudited pro forma consolidated balance sheet does not purport to reflect the expected recoveries on Proven Claims.

      The Plan is subject to possible amendment and approval. In addition, the Global Restructuring Agreement with GECC, the Rights Offering and certain other transactions contain conditions in addition to the approval of the Plan. If the Plan is approved and all the various conditions required to implement the other agreements are met, the events and transactions will be accounted for on the basis of events and circumstances at the effective date of Plan. This unaudited pro forma consolidated balance sheet is based on currently available information and on certain assumptions management believes are reasonable under the circumstances. The revaluation of assets and liabilities for the purpose of fresh start accounting (see "Fresh Start Accounting Adjustments" below) is based on estimates of fair values and subject to change as ACE completes the valuation process after implementation of the Plan. Some assumptions may not materialize and events and circumstances occurring subsequent to the date on which this unaudited pro forma consolidated balance sheet has been prepared may be different from those assumed or anticipated, and thus may materially affect amounts disclosed in this unaudited pro forma consolidated balance sheet. Additionally, this unaudited pro forma consolidated balance sheet does not purport to represent what ACE's actual financial position will be upon emergence from the CCAA proceedings or represent what the fair value of ACE's assets or liabilities will be at the actual Implementation Date.

      Following the implementation of the Plan, ACE will become the holding company under which Air Canada, Air Canada's subsidiaries and the Air Canada Business Partnerships will be held. The capital investments pursuant to the Rights Offering, the Investment Agreement and the Global Restructuring Agreement, as described further below, will be in ACE.

PLAN OF ARRANGEMENT ADJUSTMENTS

      In conjunction with the Applicants' filing under the CCAA, certain amounts previously classified as "Accounts payable and accrued liabilities" and "Long-term debt and capital lease obligations" were reclassified to "Liabilities subject to compromise". Liabilities subject to compromise recorded as at March 31, 2004 amount to $5,593.

      Under the Plan, the capital reorganization provides for the following:

(1) Holders of the Proven Financial Debt Claims will receive, on a pro rata basis, EDP Shares of Air Canada. Holders of the Proven Claims (other than Proven Financial Debt Claims) will receive, on a pro rata basis, ACE Variable Voting Shares or, in the case of Proven Canadians, ACE Voting Shares.

      The EDP Shares entitle the holders to annual distributions of $1 over the five year term. For purposes of this pro forma, the fair value of the EDP shares has been assumed to be equivalent to the fair value of the ACE Shares to be issued to holders of Proven Claims. The EDP Shares have been presented as a compound instrument with the net present value of the annual distributions discounted at 8% presented as a liability of $4 and the residual amount presented as share capital.


(2) Holders of Existing AC Class A Shares and Existing AC Common Shares will transfer their shares to ACE in exchange for a nominal amount of ACE Variable Voting Shares and ACE Voting Shares, respectively. The AC Preferred Shares are to be converted and redeemed for an aggregate consideration of one dollar. For purposes of the adjustments for the issuance of shares and other securities under the Plan of Arrangement, the carrying amount of the Existing AC Shares has been carried forward as the amount attributable to the ACE Variable Voting Shares and ACE Voting Shares, respectively, to be issued to the Existing AC Shareholders.

(3) All issued and outstanding options, including the conversion feature in the convertible subordinated debentures, and warrants are cancelled without payment or consideration.

EQUITY AND OTHER FINANCING TRANSACTION ADJUSTMENTS

(4) As part of the Plan, the Affected Unsecured Creditors are able to subscribe for up to $850 ACE Voting Shares and/or ACE Variable Voting Shares or approximately 42.06% of the Fully Diluted Equity of ACE as of the Implementation Date. Under the Standby Purchase Agreement, Deutsche Bank will act as a standby purchaser of ACE Rights Shares not subscribed for under the Rights Offering and, in that capacity, will purchase all unsubscribed equity of ACE at a price equal to the price to be paid by the Affected Unsecured Creditors plus a premium of 7.5%. This amount is shown net of the estimated expenses and fees of the Rights Offering and Standby Purchase Agreement of $23. It also assumes that the Affected Unsecured Creditors subscribe for all ACE Voting Shares and/or ACE Variable Voting Shares and, thereby no shares are assumed to be subscribed for under the Standby Purchase Agreement.

(5) Under the Global Restructuring Agreement with GECC, GECC will provide ACE with the Exit Facility. The proceeds shown include the non-revolving multicurrency term loan facility ("LOAN A") of U.S. $425 (Cdn$557), the initial amount of U.S.$52 (Cdn$69) drawn under the non-revolving multiple draw credit facility ("LOAN B") and a transaction fee of U.S.$11 (Cdn$14). The Exit Facility proceeds have been reduced by the amount drawn under the DIP Loan Agreement as at March 31, 2004 of $319, including outstanding letters of credit of $19. As per the Exit Facility any amounts drawn under the DIP Loan Agreement are assumed under the Exit Facility on the Implementation Date. The Exit Facility also includes the term loan facility ("LOAN C") which is related to the purchase of two B747-400 aircraft from GECC as described under (6) below.

(6) Air Canada currently leases and has payment and purchase obligations in respect of two B747-400 aircraft from GECC. Upon emergence from the CCAA Proceedings, Air Canada will purchase from GECC such aircraft. Under the agreement, Air Canada will enter into certain loan agreements, as further described in the Circular/Prospectus, with an estimated face amount of U.S.$262 (Cdn$343) as at March 31, 2004, representing (i) U.S.$246 (Cdn$322); (ii) interest for the period from June 29, 2003 to the date of purchase; (iii) a breakage amount of approximately U.S.$7.6 (Cdn$10.0) per aircraft and, (iv) reduced by rent for the period from July 1, 2003 to September 30, 2004, to the extent it is paid, at the rate of U.S.$.7per month. The aircraft will be recorded at the estimated fair value of $115, accruals for residual value guarantees in the amount of $142 will be eliminated and a contingent rental payment of $86 will be charged to deficit. For the purpose of this pro forma, the interest component of the loan has been based on the amount due at March 31, 2004; however, the actual amount will be greater as of the actual purchase date. If the purchase closes on September 30, 2004, the expected date of emergence from the CCAA Proceedings, an additional amount of U.S.$7 (Cdn$9) will be added to the loan and charged to deficit.


(7) As part of the Plan and in accordance with the terms of the Investment Agreement, the Equity Investor will invest $250 million in ACE in exchange for ACE Preferred Shares initially convertible into 9.16% of the Fully Diluted Equity of ACE as of the Closing Time. For accounting purposes, the ACE Preferred Shares are presented as a compound instrument. The value ascribed to the holders' conversion option, which is presented as equity, is $123; the value ascribed to the financial liability is $127. The financial liability component is valued based on an estimated discount rate applicable to unsecured financing in ACE on emergence from the CCAA Proceedings.

      Pursuant to the Investment Agreement, in lieu of issuing the Exit Lender Convertible Note and the Exit Lender Warrants' Air Canada shall have the option to pay the GE Payment to GECC. Had the purchase closed on March 31, 2004, the GE Payment is estimated at $196. If the purchase closes on September 30, 2004, the expected date of emergence from the CCAA Proceedings, the GE Payment is estimated at $210, based on the exchange rate as at June 30, 2004.

FRESH START ACCOUNTING ADJUSTMENT


      As a result of the expected substantial realignment of equity and non-equity interests, the identifiable assets and liabilities of ACE have been revalued to reflect the expected fair values of such assets and liabilities, as required under the Canadian Institute of Chartered Accountants Handbook Section 1625- Comprehensive Revaluation of Assets and Liabilities ("CICA 1625"). The process of undertaking such a comprehensive revaluation is commonly referred to as "fresh start accounting".


      ACE will be required to perform a comprehensive balance sheet revaluation under the provisions of CICA 1625. Under fresh start accounting, ACE is required to assess the fair value of identifiable assets and liabilities, whether or not previously recorded. The adjustments are to revalue assets and liabilities that meet the recognition criteria under Canadian GAAP on a new cost basis. Under CICA 1625, goodwill is not recorded even if the net fair value of identifiable assets and liabilities is less than the fair value of ACE's equity upon the Implementation Date.


      For purposes of this unaudited pro forma consolidated balance sheet, the fair values ascribed to the assets and liabilities are estimated fair values as at March 31, 2004 and are based on the guidance provided in Canadian Institute of Chartered Accountants Handbook Section 1581- Business Combinations. These fair value estimates are subject to change upon application of fresh start accounting on the Implementation Date.


(8)   The fair value adjustments are as follows:

      a. The carrying value of "Spare parts, materials and supplies" and "Property and equipment" are adjusted to reflect estimated depreciated replacement cost. The adjustment to "Property and equipment" also includes a net increase of $33 to assets under capital lease, based on the lease modifications as described under 8h;

      b. "Deferred charges" and "Deferred credits" are adjusted to nil, including those deferred balances related to aircraft lease payments and deferred gains on the sale and leaseback of assets, financing costs, aircraft introduction costs and contributions received in exchange for extensions of commercial agreements;

      c.    "Goodwill" has been eliminated;

      d. Intangible assets previously recorded under "Other assets" are presented within the "Intangible assets" caption. Identifiable intangible assets consisting mainly of gates, slots and routes and various Air Canada trademarks, trade names, contracts, and customer relationships are recorded at estimated fair values;

      e. Pension and other employee future benefit obligations are adjusted to reflect the accrued benefit obligation based on management's best estimate assumptions on a going forward basis; plan assets are adjusted to fair value.;


      f. Future income taxes have been adjusted to reflect the tax effects of differences between the fair value of identifiable assets and liabilities and their estimated tax bases and the benefits of any unused tax losses and other deductions to the extent that these amounts are more likely than not to be realized. The resulting future income tax amounts have been measured based on the rates substantively enacted that are expected to apply when the temporary differences reverse or the unused tax losses and other deductions are realized. It has been assumed that certain intangibles with a fair value of approximately

            $1,300, with no underlying tax cost, have indefinite lives and accordingly, the associated future income tax liability of $434 is not expected to reverse until the intangible asset is disposed of or becomes amortizable. This future income tax liability does not represent an actual cash tax liability due by the Corporation. In addition, the company has reflected a valuation allowance against certain of its estimated future income tax assets in the amount of approximately $2,100. Any reversal of this valuation allowance in future periods will result in a reduction of the carrying value of any intangible assets or a credit to shareholders' equity, as applicable. The estimated future income tax assets are based on numerous assumptions and dependent upon complex tax issues including the quantum of debt forgiveness that must be recognized by the company. Consequently, the actual future income tax assets may depart from the ones disclosed herein;


      g. The carrying value of continuing capital lease obligations and long-term debt have not been adjusted based on management's assumption that the interest rates implicit in the arrangements reflect current rates.

      h. A number of aircraft lease agreements have been renegotiated, or have become effective, after March 31, 2004. To the extent that these aircraft lease agreements give rise to changes in rental payments, these changes have been treated as if they had occurred on March 31, 2004. In addition, the modifications to aircraft lease agreements that become effective on the approval of the Plan will require ACE to evaluate the classification of the subject leases as either capital or operating leases. As a result of these lease modifications, management expects certain leases previously classified as capital leases to be classified as operating leases, and certain other leases to be reclassified from operating to capital leases. Accordingly, the current capital lease obligation has decreased by $19, while the long-term portion has been increased by $242. The expected changes to the lease classification are based on management's preliminary determinations and such determinations may change. In addition, as a result of certain lease amendments becoming effective, rental payments previously accrued are no longer due and payable and accordingly, the accrual of $77 has been reversed.


      i. The amount in "Accounts payable and accrued liabilities" related to the Aeroplan points liability is reclassed to "Advance ticket sales". The Aeroplan points liability has been adjusted to reflect the estimated fair market value of points expected to be redeemed in the future.


      j. The fair value of "Advance ticket sales" related to the sale of passenger tickets is comparable to the value recorded as at March 31, 2004 as the amount represents the fair value of air transportation services to be provided.

(9)   Shareholders' equity adjustments relate to:

      a.    the net fair value adjustment to assets and liabilities; and

      b. the reclassification of the "Deficit" and other "Shareholders' equity" balances that arose prior to the fresh start to share capital.


U.S. GAAP

      The Corporation prepares it financial statements in accordance with generally accepted accounting standards in Canada which vary materially, in certain circumstances, from the generally accepted accounting principles in the United States ("U.S. GAAP"). The differences described in the Schedule of Differences Between Generally Accepted Accounting Principles in Canada and the United States included in the Corporation's 2003 Annual Report on Form 40-F will be eliminated except as described below.

      In applying fresh start accounting under U.S. GAAP, the value of the company's common shares on emergence from the CCAA Proceedings would be recorded at the reorganization value and, the excess of the reorganization value over the fair value of identifiable assets and liabilities would be reported as goodwill. Accordingly, the balance sheet under U.S. GAAP will report share capital of $1,894 and goodwill of $1,888. In addition, the balance sheet would include the fair values of the assets and liabilities of certain special purpose entities that are consolidated under U.S. GAAP as referred to in note 6 to Schedule of Difference Between Generally Accepted Accounting Principles in Canada and the United States included in the Corporation's 2003 Annual Report on Form 40-F and also furnished to the SEC in a Report of Foreign Private Issuer on Form 6-K on June 28, 2004.

      Effective January 1, 2004, the Corporation is required to apply FASB Interpretation No. 46, Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 (FIN 46R). FIN 46R requires the Corporation to consolidate variable interest entities if the Corporation has a variable interest (or combination of variable interests) that will absorb a majority of the variable interest entity's expected losses if they occur, receive a majority of the variable interest entity's expected residual returns if they occur, or both. In accordance with an accommodation provided by the staff of the Securities and Exchange Commission of the United States, the Corporation is only required to reflect the impact of this new standard in its June 30, 2004 interim financial statements. The Corporation has variable interests in certain entities through which the Corporation leases certain aircraft. The Corporation expects certain of these entities holding leases on 84 aircraft will have to be consolidated in accordance with FIN 46R and this will result in increasing assets and liabilities. The Corporation also continues to assess the impact of FIN46R on other contractual arrangements. Management has not yet determined the amount of the additional assets and liabilities under U.S. GAAP.


                                    OUTLOOK

      The Corporation projects improved operating and financial performance resulting from (i) cost reductions from the operational and financial restructuring initiatives implemented during CCAA, (ii) a more favourable economic environment and, (iii) recovery from the impact of the SARS outbreak on 2003 results. Subject to the completion of the transactions contemplated herein, the Applicants expect to emerge from CCAA on September 30, 2004.

      Total flying capacity for 2004 (as measured in ASMs) is planned to increase by approximately 4% from 2003 levels. Total revenue of $8.9 billion is projected for 2004, an increase of 6% from 2003. This includes projected Passenger Revenue of $7.1 billion, an increase of 4% from 2003. EBITDAR is projected at $1.1 billion for 2004, an increase of 0.4 billion or 64% from 2003.

      Total flying capacity for 2005 (as measured in ASMs) is planned to increase by less than 1% from 2004 planned levels. Total revenue of $9.1 billion is projected for 2005, an increase of 3% from 2004 projected total revenue. This includes projected Passenger Revenue of $7.2 billion, an increase of 1% from 2004 projected Passenger Revenue. EBITDAR is projected at $1.6 billion for 2005, an increase of $0.5 billion, or 47% from 2004 projected EBITDAR.

      The foregoing discussion includes forward-looking statements that involve material risks and uncertainties, as described in the "Risk Factors" section. The Corporation's actual results may vary materially from the outlook described herein. The Corporation is not obligated to distribute an updated or revised outlook for 2004, 2005 or future years.

                                  RISK FACTORS

      AFFECTED UNSECURED CREDITORS SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION REGARDING ACE, AIR CANADA AND THEIR RESPECTIVE SUBSIDIARIES, INCLUDING THE AIR CANADA BUSINESS PARTNERSHIPS SET FORTH ELSEWHERE IN THIS CIRCULAR/PROSPECTUS (AND ALL DOCUMENTS DELIVERED HEREWITH AND/OR INCORPORATED HEREIN BY REFERENCE), PRIOR TO VOTING TO APPROVE OR REJECT THE PLAN AND PRIOR TO DETERMINING WHETHER TO SUBSCRIBE FOR ACE RIGHTS SHARES AS PART OF THE RIGHTS OFFERING. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH ACE, AIR CANADA, THEIR RESPECTIVE SUBSIDIAIRIES (INCLUDING THE AIR CANADA BUSINESS PARTNERSHIPS), THE PLAN OR ITS IMPLEMENTATION OF THE RIGHTS OFFERING.

      For a discussion of certain other possible risk factors, Affected Unsecured Creditors should also refer to the sections respectively titled "Liquidity and Capital Resources" and "Risk Factors" in Management's Discussion and Analysis of Air Canada for the year ended December 31, 2003 which is incorporated by reference in this Circular/Prospectus.

RISK FACTORS RELATING TO THE CORPORATION'S BUSINESS

Competition


      The Corporation operates within a highly competitive industry. Over the past few years, Canadian low-cost airlines have completed a significant expansion in many of Air Canada's key domestic markets. For the first five months of 2004, WestJet, Air Canada's main domestic low-cost competitor, expanded its capacity by 34% over the same period in 2003, while Jetsgo, a smaller carrier, more than doubled its capacity. As at March 31, 2004, WestJet's fleet comprised 46 B737 aircraft with an additional 21 orders and 35 options. In February 2004, Jetsgo announced the purchase of 18 Fokker 100s to supplement its existing fleet of 14 MD-83s. Several of these Canadian carriers have also entered or announced their intent to enter the transborder market. Specifically, Jetsgo operates flights to Florida, Las Vegas and New York. Canjet has flights to Florida, Chicago and New York. WestJet is planning to start regular scheduled services in the fourth quarter of 2004 to California, Florida, New York, Arizona and Nevada. If these carriers are successful in their expansion in the domestic and transborder markets or if other carriers enter Air Canada's markets, this could have a material adverse effect on Air Canada's business, financial condition and results from operations.


      In addition, U.S. carriers currently operate routes in Air Canada's transborder market and, following the events of September 11, 2001, introduced numerous transborder non-stop services. If additional U.S. carriers were to enter Air Canada's transborder market, or if U.S. carriers were to introduce additional transborder services, this could have a material adverse effect on Air Canada's business, results from operations and financial condition.


      Air Canada also encounters substantial price competition. The expansion of low-cost carriers in recent years has resulted in a substantial increase in discount and promotional fares initiated by competitors. The decision to match competitors' fares to maintain passenger traffic results in reduced Yields which, in turn, could have an adverse effect on Air Canada's business, results from operations and financial condition. Furthermore, Air Canada's ability to reduce its fares in order to effectively compete with other carriers may be limited by government policies to encourage competition. Such government policies could have a material adverse effect on Air Canada's business, results from operations and financial condition.


Economic and Geopolitical Conditions

      Economic and geopolitical conditions have a significant impact on the demand for air transportation. Airline operating results are sensitive to the cyclical nature of the economy and political events. Airline fares and passenger demand have fluctuated significantly in the past and may fluctuate significantly in the future. Air Canada is not able to predict with certainty market conditions and the fares it will be able to charge. Customer expectations are changing rapidly and the demand for lower fares may limit revenue opportunities. An unsustained recovery in economic growth in North America as well as geopolitical instability in various areas of the world would have the effect of reducing demand for air travel in Canada and could materially adversely impact Air Canada's profitability. Any prolonged or significant weakness of the economy, or geopolitical instability in various parts of the world, could have a material adverse effect on Air Canada's business, results from operations and financial condition, especially given Air Canada's substantial fixed cost structure.

Fuel Costs

      Fuel costs represent a major portion of Air Canada's operating costs. Fuel prices fluctuate widely depending on international market conditions, geopolitical events and the Canada/U.S. dollar exchange rate. During 2003 and the first and second quarters of 2004, fuel prices remained at historically high levels. Should fuel prices continue to be at such high levels, these prices could have a material adverse impact on Air Canada's costs and profitability. Any prolonged increase in crude oil or fuel prices as a result of war, terrorist attacks, fuel shortage, geopolitical events or otherwise, could have a material adverse effect on Air Canada's business, results from operations and financial condition. In addition, Air Canada may be unable to hedge the risks associated with fluctuations of fuel prices. Based on 2003 volumes, a U.S. $1 per barrel movement in the average price of crude oil would have resulted in an approximate $28 million change in 2003 fuel expense for Air Canada, assuming flying capacity remained unchanged and that refining spreads between Western Texas intermediate crude oil and jet fuel as well as foreign exchange rates remained constant.

Terrorist Attacks

      The September 11, 2001 terrorist attacks and subsequent terrorist attacks, notably in the Middle East, Southeast Asia and Europe have caused uncertainty in the minds of the travelling public. The occurrence of a major terrorist attack (whether domestic or international and whether involving Air Canada or another carrier) could have a significantly adverse impact on passenger demand for air travel and on the number of passengers travelling on Air Canada's flights. It could also lead to a substantial increase in insurance and airport security costs. Any resulting reduction in passenger revenues and/or increases in insurance and security costs could have a material adverse impact on Air Canada's business, results from operations and financial condition.

SARS or Other Epidemic Diseases

      Further to the international outbreaks of SARS in 2003, the World Health Organization (the "WHO") issued, on April 23, 2003, a travel advisory, which was subsequently lifted on April 30, 2003, against non-essential travel to Toronto, Canada. The WHO travel advisory relating to Toronto and the international SARS outbreak had a significant unfavorable impact on passenger demand for air travel destinations served by Air Canada and on the number of passengers traveling on Air Canada's flights and resulted in a major negative impact on traffic on the entire network. A further outbreak of SARS or of another epidemic disease (whether domestic or international) or a further WHO travel advisory (whether relating to Canadian cities or regions or other cities, regions or countries) could have a significantly adverse impact on passenger demand for air travel and on the number of passengers travelling on Air Canada's flights. Any resulting reduction in traffic on Air Canada's network could have a material adverse impact on Air Canada's business, results from operations and financial condition.

Employee Relations

      Most of Air Canada's employees are unionized. New collective bargaining agreements were concluded in 2003 covering Air Canada's unionized employees and additional agreements were concluded in May 2004. These collective bargaining agreements are subject to expiry in the future and, if Air Canada is unable to renew these agreements as they become subject to renegotiation from time to time, this could result in work stoppages and other labour disturbances which could have a material adverse effect on Air Canada's business, results from operations and financial condition. In addition, labour problems at Air Canada's Star Alliance partners, including United Airlines, could result in lower demand for connecting traffic with Air Canada and, ultimately, could have a material adverse effect on Air Canada's business, results from operations and financial condition.

Pension Plans

      Canadian federal pension legislation requires that the funded status of registered pension plans be determined periodically on both a going concern basis (i.e., essentially assuming indefinite plan continuation) and a solvency basis (i.e., essentially assuming immediate plan termination). Although there would not ordinarily have been a requirement to file formal actuarial valuations on the majority of Air Canada's registered pension plans in 2003, the deterioration in their solvency position in 2002 triggered, in March 2003, a direction by OSFI to file such valuations by April 30, 2003. OSFI further directed that Air Canada remit to eight of the registered pension plans additional contributions beyond those recommended by the actuary in the last-filed valuations. Air Canada did not comply with either such regulatory demand prior to the Date of Filing.

      Where an actuarial valuation reveals a solvency deficit, current regulations require it to be funded by equal payments over a maximum period of five years from the date of valuation. The solvency liability is influenced primarily by long-term interest rates and by the investment return on plan assets. The interest rate used to calculate benefit obligations for solvency purposes is a prescribed rate derived from the interest rates on long-term Government of Canada bonds. In the current low interest rate environment, the calculation results in a higher present value of the pension obligations, leading to a larger unfunded solvency position.

      If Air Canada were required to make significant additional contributions to amortize the estimated solvency shortfall in accordance with current regulations, this could have a material adverse impact on Air Canada's business, results from operations and financial position. Accordingly, Air Canada proposed in mid-2003 that the Government of Canada amend the regulations to extend the solvency deficit amortization period from five years to ten years. In May 2004, Air Canada and OSFI agreed on a protocol which, if implemented, will lead to relaxed solvency funding requirements for the Corporation's registered pension plans retroactive to January 1, 2004. These requirements include lower solvency deficit amortization payments in 2004 and 2005. Even with the relaxed funding requirements, though, Air Canada will have to make substantial annual cash contributions, and the level of those contributions would increase in the event of poor pension fund investment performance and/or further declines in long-term Government of Canada bond rates. Such protocol requires the adoption of new regulations and there is not yet any assurance that such adoption will occur in accordance with the terms of the protocol. If the protocol is not implemented in accordance with its terms, Air Canada's financial condition could be adversely impacted.

Regulatory Matters

      The airline industry is subject to extensive Canadian and foreign government regulations relating to security, competition, airline safety and the environment. Additional laws and regulations may be proposed from time to time which could impose additional requirements or restrictions on airline operations. The implementation of additional limitations by governments, the Competition Tribunal or other Governmental Entities may have a material adverse effect on Air Canada's business, results from operations and financial condition. Air Canada cannot give any assurances that new regulations or revisions to the existing regulations, that could be materially adverse to Air Canada's business, results from operations and financial condition will not be adopted.

      In July 2000, the Government of Canada amended the CTA, the Competition Act and the ACPPA to address the competitive airline environment in Canada and ensure protection for consumers. This legislation increased the powers of the Canadian Transportation Agency with respect to pricing on non-competitive domestic routes, and domestic terms and conditions of carriage. In addition, this legislation granted new powers to the Competition Bureau concerning "abuse of dominance" in the airline industry.

      In the latter regard, in February 2001, the Competition Bureau released for consultation, draft guidelines outlining the approach it proposed to take in enforcing the "abuse of dominance" provisions of the Competition Act for the airline industry. These guidelines, if implemented, would set out, among other things, how the Competition Bureau would calculate whether a carrier was operating or increasing capacity at fares that do not cover the avoidable costs of providing the services. They would also describe uses of commissions, incentives, loyalty programs or corporate discounts that would be regarded as anti-competitive. The implementation of any of these limitations could have a material adverse effect on Air Canada's business, results from operations and financial condition.

      The Competition Bureau has indicated that it will not finalize the guidelines until the Competition Tribunal has reached a decision in a case brought in March 2001 by the Commissioner of Competition under the "abuse of dominance" provisions of the Competition Act, seeking an order prohibiting Air Canada from charging fares on flights on certain routes in Eastern Canada if such fares would not cover the avoidable costs of providing such flights. By agreement of Air Canada and the Commissioner of Competition, the application was divided into two phases. Phase I which was a technical exercise involving a review of all of Air Canada's costs over time periods from April 2000 to March 2001 and a determination of which of those cost items would be considered avoidable costs. The Competition Tribunal released its reasons on findings regarding Phase I on July 22, 2003. Although the decision does not constitute a determination that Air Canada breached the Competition Act by abusing its dominant position, which is an issue to be determined in Phase II of the application, the broadly crafted avoidable cost test adopted by the Competition Tribunal in its July 22, 2003 decision could be materially adverse to Air Canada and could impose unworkable constraints on its operations.

      If the Commissioner of Competition commences inquiries or brings similar applications with respect to other significant competitive domestic routes and such applications are successful, it could have a material adverse effect on Air Canada's business, results from operations and financial condition. See "Information about the Applicants and the Business - Regulatory Environment - Domestic Services".

Third Party War Risk Insurance

      There is a risk that the Government of Canada may not continue to provide an indemnity for third party war risk liability coverage, which it is currently providing to Air Canada and certain other carriers in Canada. In the event that the Government of Canada does not continue to provide such indemnity, Air Canada and other industry participants would have to turn to the commercial insurance market to seek such coverage. Such coverage would cost Air Canada in excess of $20 million per year. Alternative solutions such as that envisioned by ICAO do not appear to be developing as planned, due to actions taken by other countries and the recent availability of commercial insurance. ICAO's plan is to set up a non-profit single purpose insurance company which would cover third party war liability in excess of U.S.$50 million. Initial support would be provided by various governments, with their respective contributions based on their ICAO contribution percentages. Airlines would pay a premium on a per passenger segment basis. The U.S. federal government has set up its own facility to provide war risk coverage to U.S. carriers, thus removing itself as a key component of the ICAO plan.

Casualty Losses

      Due to the nature of its business, Air Canada may be subject to liability claims arising out of accidents or disasters involving aircraft on which Air Canada's customers are travelling or involving aircraft of other carriers maintained or repaired by Air Canada, including claims for serious personal injury or death. Although Air Canada believes that it maintains adequate insurance in respect of such risks, there can be no assurance that such insurance coverage will be sufficient to cover one or more large claims. Additionally, any accident or disaster involving one of Air Canada's aircraft of an aircraft of another carrier maintained or repaired by Air Canada could significantly harm Air Canada's reputation for safety, which would have a material adverse effect on Air Canada's business, results from operations and financial condition.

Foreign Exchange

      Air Canada's financial results are sensitive to the changing value of the Canadian dollar. In particular, Air Canada has a significant annual net outflow of U.S. dollars and is affected by fluctuations in the Canada/U.S. dollar exchange rate. Each Cdn.$0.01 change in the Canada/U.S. dollar exchange rate would have an estimated $7.0 million impact on operating income. Air Canada incurs significant expenses in U.S. dollars for such items as fuel, aircraft rental charges, interest payments, debt servicing and computerized reservations system fees. A significant deterioration of the Canadian dollar relative to the U.S. dollar would increase the costs of Air Canada relative to its U.S. competitors and could have a material adverse effect on Air Canada's business, results from operations and financial condition. In addition, Air Canada may be unable to appropriately hedge the risks associated with fluctuations in exchange rates.

Seasonal Nature of the Business

      Air Canada has historically experienced considerably greater demand for its services in the second and third quarters of the calendar year and significantly lower demand in the first and fourth quarters of the calendar year. This demand pattern is principally a result of the high number of leisure travelers and their preference for travel during the spring and summer months. Air Canada has substantial fixed costs that do not meaningfully fluctuate with passenger demand in the short-term. Seasonably low passenger demand results in significantly lower operating cash flow and margins in the first and fourth quarters for each calendar year compared to the second and third quarters.

Star Alliance

      The strategic and commercial partnerships with the Star Alliance members provide Air Canada with important benefits including Code-sharing with the other members, traveler connections and transfers, reciprocal participation in frequent flyer programs and use of airport lounges from the other members. Should a key alliance member leave the alliance or otherwise be unable to meet its obligations thereunder, this could have a material adverse impact on Air Canada's business, results from operations and financial condition.

GTAA

      On February 22, 2004, the Court ruled that the Initial Order prohibited the GTAA from terminating agreements regarding the fixed preferential use of 14 contact gates at Pearson's Terminal 1 New. On April 29, 2004, Air Canada and the GTAA reached an agreement on a number of operational issues at Terminal 2. If the GTAA were to seek to alter such arrangements at Terminal 1 New following the termination of the stay of proceedings in the Initial Order upon the implementation of the Plan, there can be no assurance that there would not be a material adverse effect on Air Canada's domestic operations at its Toronto hub.

Airport User Fees and Air Navigation Fees

      With the privatization of airports over the last several years in Canada, the new airport authorities have imposed significant increases in airport user fees. If airport authorities continue to increase their fees at the rate at which they have increased them in the recent past, this could negatively impact Air Canada's business, results from operations and financial condition.

      Similarly, if air navigation fees continue to increase at the rate at which they have increased in the recent past, this could negatively impact Air Canada's business, results from operations and financial condition.

RISK FACTORS RELATING TO THE PLAN AND ITS IMPLEMENTATION

Need for Additional Capital

      Air Canada is facing a number of challenges in its current business operations, including weak economic conditions, high fuel prices and increased competition from transborder and low-cost domestic carriers. Air Canada is endeavouring to address these issues, improve cash flows and rebuild cash reserves through many initiatives including the implementation of its new product strategy, the establishment of a competitive cost structure and the raising of additional funds from financing transactions.

      There can be no assurance that, following the implementation of the Plan, Air Canada and ACE will be able to obtain on a timely basis sufficient funds on terms acceptable to them to provide adequate liquidity and to finance the operating and capital expenditures necessary to implement their new business strategy if cash flow from operations and cash on hand are insufficient.

      Failure to generate additional funds, whether from operations or additional debt or equity financings, may require Air Canada and ACE to delay or abandon some or all of their anticipated expenditures or to modify their new business strategy, which could have a material adverse effect on Air Canada's business, results from operations and financial condition. Furthermore, the ability of competitors to raise money more easily and on less onerous terms could create a competitive disadvantage for Air Canada and ACE.

Adverse Consequences of Financial Leverage

      The new financing arrangements entered into by Air Canada contain restrictive covenants which affect and, in some cases, significantly limit or prohibit, among other things, Air Canada's and, after emergence from the CCAA Proceedings, ACE's ability to incur indebtedness, make prepayments of certain indebtedness, create liens, sell assets, make capital expenditures and engage in acquisitions, mergers, amalgamations and consolidations. In addition, the new financing arrangements require Air Canada and, after emergence from the CCAA Proceedings, ACE to maintain certain financial ratios. Any future borrowings are also likely to be subject to covenants which limit Air Canada's and, after emergence from the CCAA Proceedings, ACE's operating and financial flexibility. If Air Canada or ACE fails to comply with the various covenants of its indebtedness, it will be in default under the terms thereof, which would permit holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness or agreements. In such circumstances, the lenders under the new financing arrangements could foreclose upon all or substantially all of the assets of ACE, Air Canada and their respective subsidiaries, which secure the obligations of ACE and Air Canada.

      The ability of Air Canada and, after emergence from the CCAA Proceedings, ACE to make scheduled payments under their indebtedness will depend on, among other things, their future operating performance and their ability to refinance its indebtedness when necessary. Each of these factors is to a large extent subject to economic, financial, competitive, regulatory, operational and other factors, many of which are beyond Air Canada's or ACE's control.

Conditions to the Implementation of the Plan

      Implementation of the Plan is subject to various conditions, including regulatory approvals and the granting of the Confirmation Order, which must be fulfilled prior to implementation and effectiveness of the Plan. As of the date hereof, there can be no assurance that any or all of the conditions in the Plan or in the agreements pertaining to the CCAA Proceedings such as the Standby Purchase Agreement will be satisfied (or waived, if applicable). Accordingly, there can be no assurance that the Plan will be consummated even if approved at the Creditors' Meeting. See "Description of the Plan -- Conditions to the Implementation of the Plan".

Uncertainty with respect to ACE's and Air Canada's Financial Condition

      Adverse publicity or news coverage relating to the Applicants' proceedings under the CCAA could have an adverse effect on all or parts of the business of Air Canada. Even once the Plan is confirmed and consummated, there can be no assurance that negative publicity may not adversely affect their results from operations or have a long-term negative effect on ACE, Air Canada and its Subsidiaries.

      In addition, such uncertainty may adversely affect Air Canada's relationships with its suppliers. If suppliers become concerned about Air Canada's financial condition they may demand faster payment terms or not extend normal trade credit, both of which could adversely affect Air Canada's working capital position. Air Canada may not be successful in obtaining alternative suppliers if the need arises and this would adversely affect ACE's and Air Canada's results from operations and their ability to conduct their business.

Dependence on Subsidiaries


      Following the implementation of the Plan, ACE will become the holding company under which the reorganized Air Canada, its subsidiaries, the Holdco Partnerships and the Air Canada Business Partnerships will be held directly or indirectly. ACE will be entirely dependent on the operations and assets of Air Canada, its subsidiaries, the Holdco Partnerships and the Air Canada Business Partnerships. Any possible declaration of dividends by ACE to its shareholders will be dependent on the ability of Air Canada and its subsidiaries to declare dividends or make other payments or advances to ACE and the ability of the Holdco Partnerships to declare dividends or make other payments or advances to ACE will be dependent on the ability of the Air Canada Business Partnerships to make cash distributions on their respective partnership units. The ability of Air Canada, its subsidiaries, the Holdco Partnerships and the Air Canada Business Partnerships to make distributions or other payments or advances will be subject to applicable Laws and regulations and contractual restrictions that may be contained in the instruments governing any indebtedness of those entities.


Enterprise Value

      The value of an operating business such as that of the Corporation is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in the factors affecting the financial condition and prospects of such a business. As a result, the illustration of recovery is not necessarily indicative of actual outcome or recovery, which may be significantly more or less favourable, and do not necessarily reflect values that could be attainable in public or private markets. The buy in price of the Affected Unsecured Creditors under the Rights Offering does do not purport to be an estimate of the post reorganization market trading price of the equity of ACE. Such trading price, if any, may be materially different from the reorganization equity value implied by the buy-in price of the Affected Unsecured Creditors under the Rights Offering and is subject to additional uncertainties and contingencies, all of which are difficult to predict.

Non-Comparability of Financial Information


      As a result of the implementation of the Plan, ACE will operate under a new capital structure and will adopt fresh start accounting rules. In accordance with fresh start accounting rules, all of the assets and liabilities of the Corporation are being revalued at estimated fair value. Accordingly, the Corporation's financial condition and results of operations after the implementation of the Plan will not be comparable to the financial condition or results of operations reflected in the Corporation's historical financial statements, including those incorporated by reference in this Circular/Prospectus.


Claims Illustrations

      There can be no assurance that the illustrations of Proven Claims set forth herein are correct, and the actual amount of Proven Claims may differ materially from such illustrations. These illustrative amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual amount of Proven

Claims may vary from those illustrated herein. If the ultimate amount of Proven Claims differs substantially from our illustrations, this may materially and adversely affect the recoveries of the Affected Unsecured Creditors and their Basic Allowances under the Rights Offering.

RISK FACTORS RELATING TO NON-IMPLEMENTATION OF THE PLAN

Failure to Implement the Plan

      Bankruptcy of the Applicants and forced sale or liquidation of their assets appear to be the likely consequences of a failure to implement the Plan. If the Plan is not implemented, an insolvency proceeding involving the liquidation of the assets of the Applicants with a view to recovering the amounts owing to the Affected Unsecured Creditors will likely result. Based on the Liquidation Analysis, there would be no recovery for Affected Unsecured Creditors further to a liquidation of the assets of the Applicants. See the Liquidation Analysis attached as Appendix E to this Circular/Prospectus.

RISK FACTORS RELATING TO THE RIGHTS OFFERING AND ACE RIGHTS SHARES

Features of the ACE Rights Distinct from Conventional Rights Offering


      The ACE Rights offered to Affected Unsecured Creditors pursuant to the Rights Offering have a number of features which are different from those characteristic of more conventional rights offerings. The ACE Rights are non-transferable and non-assignable by Affected Unsecured Creditors. There will be no market through which the ACE Rights may be sold and the Affected Unsecured Creditors will be unable to resell the ACE Rights received under the Rights Offering. While a listing of the ACE Rights Shares has been sought, the ACE Rights will not be listed.


Affected Unsecured Creditors who are not Eligible Creditors

      Affected Unsecured Creditors who are not Eligible Creditors will not be entitled to participate in the Rights Offering. Such Affected Unsecured Creditors will not receive any alternative consideration or compensation for such inability to participate. No trustee or other depositary or nominee will be appointed on such Affected Unsecured Creditors' behalf to dispose of or sell ACE Rights or to otherwise enable them to enjoy individual participation in the benefits, if any, of the ACE Rights.

Uncertainty of Basic Allowance


      The Basic Allowance of any Affected Unsecured Creditor participating in the Rights Offering is uncertain and dependent upon the ultimate resolution of Disputed Unsecured Claims. It is likely that potentially significant amounts of Disputed Unsecured Claim will remain outstanding as of the Election Date. It will therefore not be possible for Affected Unsecured Creditors to calculate with certainty their Basic Allowance as of the Election Date as such Basic Allowance will only be definitively determined as of the Final Rights Distribution Date when all Disputed Unsecured Claims have been resolved and only Proven Claims remain. Affected Unsecured Creditors will need to make their own determinations as of the Election Date as to their willingness to fund the exercise of ACE Rights above their Minimum Estimated Basic Allowance as there is no assurance that their Basic Allowance will be any larger than their Minimum Estimated Basic Allowance.

      There can be no certainty as to the extent of any entitlement of an Affected Unsecured Creditor over and above its Minimum Estimated Basic Allowance. There shall be no guarantee that any portion of the Exercise Price paid by any Affected Unsecured Creditor shall ever be accepted as payment of the Exercise Price of any particular number of ACE Rights Shares under the Rights Offering. To the extent that any such amount or portion thereof is ultimately accepted in payment of the Exercise Price of any ACE Rights Shares, no interest or other yield on any such amount of portion thereof shall be received by the Affected Unsecured Creditor. To the extent that any such amount or portion thereof is not ultimately accepted in payment of the Exercise Price of any ACE Rights Shares, and is remitted to the Affected Unsecured Creditor, only a minimal yield on such amount or portion thereof, if any, shall be received by the Affected Unsecured Creditor.

      The participation of any Affected Unsecured Creditor in the Rights Offering may involve the foregoing of other investment opportunities and the Exercise Price of an Affected Unsecured Creditor or a portion thereof may be held in escrow by the Disbursing Agent until the Final Rights Distribution Date. This may entail the foregoing of other investment opportunities and, while in escrow with the Disbursing Agent, the Exercise Price or a portion thereof may only produce a minimal yield.


RISK FACTORS RELATING TO THE ISSUANCE OF THE EDP SHARES, ACE VARIABLE VOTING SHARES AND ACE VOTING SHARES

Lack of Established Market for EDP Shares, ACE Variable Voting Shares and ACE Voting Shares

      Holders of EDP Shares, ACE Variable Voting Shares and ACE Voting Shares may liquidate their investment rather than hold such securities on a long-term basis. Accordingly, the market, if any, for the EDP Shares, ACE Variable Voting Shares and ACE Voting Shares may be volatile, at least for an initial period, and indeed may be depressed for a period of time immediately following the Closing Time until the market has had time to absorb these sales and to observe the post-Closing Time performance of Air Canada and ACE. In the case of shares in the capital of Air Canada and ACE, other factors, such as statutory restrictions on transferability and the likelihood that Air Canada and ACE will not declare dividends for the foreseeable future, may further depress the market for such shares.


      In addition, although the Plan was prepared based upon an implied reorganization value range, such valuation was not and should not be construed as an estimate of the price at which the EDP Shares, the ACE Variable Voting Shares and the ACE Voting Shares may trade in the market, if at all, and the Applicants have not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market price of the EDP Shares, the ACE Variable Voting Shares and the ACE Voting Shares that will prevail following the Closing Time.


               INFORMATION ABOUT THE APPLICANTS AND THE BUSINESS

CORPORATE HISTORY

Incorporation

      Air Canada was established by the Parliament of Canada on April 10, 1937, as the national airline to provide essential air transport, cargo and mail services across Canada. Air Canada was originally incorporated as Trans-Canada Air Lines under the Trans-Canada Air Lines Act, as a wholly-owned subsidiary of Canadian National Railway Company, which itself was wholly-owned by the Government of Canada. Air Canada was reorganized and continued under the Air Canada Act, 1977, at which time it became a directly wholly-owned subsidiary of the Government of Canada.

      In August 1988, the ACPPA authorized the continuance of Air Canada under the CBCA and the issuance and sale of shares to the public. In October 1988, Air Canada completed its initial public offering of 30.8 million AC Common Shares. Following this offering, the Government of Canada continued to hold 57% of the AC Common Shares. In July 1989, a secondary offering of the Government of Canada's 57% common shareholding in Air Canada was completed following which Air Canada became entirely publicly-owned. Air Canada's articles have been amended from time to time. Reference is made to the annual information form of Air Canada dated May 19, 2004 for a summary of the information relating to the provisions of such articles of amendment.

Corporate Structure

      The following chart sets forth the corporate structure of the Corporation prior to the implementation of the Plan, the jurisdictions of incorporation and the percentage of common equity held or controlled directly or indirectly by Air Canada.


                                                          AIR CANADA
                                                          (Canada)
    _________________________________________________________________________________________________________

Passenger Operations                                    Cargo  Operations                  Airline-Related Business

     Division           Passenger Operations               Division    Cargo Operations    Division    Air Canada Technical Services
                    (Includes Air Canada Tango                                                                    (ACTS)
                            and AC Jets)

     100%                  Jazz Air Inc.                                                       100%          Aeroplan Limited
                            (Canada)(1)                                                                        Partnership
                                                                                                                 (Quebec)

     100%                   ZIP Air Inc.                                                       100%            Touram Inc.
                            (Canada)(2)                                                                        (Canada)(3)

                                                                                               100%          Wingco Leasing Inc.
                                                                                                                (Alberta)(4)

                                                                                               100%        Air Canada Capital Ltd.
                                                                                                                 (Alberta)(5)

                                                                                               100%            Destina.ca Inc.
                                                                                                                   (Canada)

------------------

(1) Jazz (formerly Air Canada Regional Inc.) operates under the brand name, Air Canada Jazz, since April 1, 2002.

(2)   ZIP commenced its operations in September 2002.

(3) Touram carries on business under the names of Air Canada Vacations and Netair.

(4) Wingco's main business is the leasing of commuter aircraft to Jazz and third party airlines operating under capacity purchase agreements.

(5) AC Capital's main business is the leasing of aircraft to Air Canada and ZIP.

BUSINESS OF THE CORPORATION AND ACE FOLLOWING THE IMPLEMENTATION OF THE PLAN

      This section of this Circular/Prospectus describes the businesses currently carried on by the Corporation and which is expected to continue to be carried on by ACE if the Plan is approved, subject to changes described in "Description of the Plan -- Corporate and Capital Reorganization".

Passenger Operations and Route Networks

      Air Canada is Canada's largest domestic and international full service airline and the largest provider of scheduled passenger services in the domestic market, the Canada - U.S. market as well as in the Canada - Europe, Canada - Pacific, Canada - Caribbean and Canada - Latin-America markets. Air Canada operates a significant domestic, transborder and international network. Passenger transportation is the principal business of Air Canada and, in the first quarter of 2004, represented 78% of its total operating revenues. As of May 2004, Air Canada, ZIP and Jazz operated, on average, approximately 1,182 scheduled flights each day and carried over 26 million passengers for the last twelve months. At May 31, 2004, Air Canada provided direct passenger air transportation to 135 destinations and, through commercial agreements with other affiliated regional airlines, an additional 18 destinations were served, for a total of 153 direct destinations on five continents. Air Canada's primary hub is located in Toronto, with other hubs in Montreal and Vancouver. Toronto's Pearson is Air Canada's largest hub and, in 2003, Air Canada accounted for approximately two-thirds of daily traffic at Pearson. Air Canada is the principal tenant in Pearson's Terminal 1 New and Terminal 2. In April 2004, Air Canada moved its domestic operations and international check-in to Terminal 1 New, the first phase of the new passenger handling facilities at Pearson. Air Canada operates a hub at Montreal's Pierre-Elliott Trudeau International Airport and, in

2003, its passengers accounted for approximately 52% of Montreal's passenger traffic. Montreal is a hub for domestic, transborder and international (primarily trans-Atlantic) traffic. In 2004, Air Canada is continuing to strengthen its Montreal hub by adding new non-stop links or frequencies on high volume markets. Air Canada also operates a hub at Vancouver's International Airport and, in 2003, its passengers accounted for 50% of Vancouver's passenger traffic. Vancouver is a hub for domestic, transborder and international (primarily Trans-Pacific) traffic.

Domestic

      At May 31, 2004, Air Canada provided an extensive network and product offering across Canada with scheduled passenger service directly to 57 Canadian destinations. Domestic passenger revenues accounted for 39% of total passenger revenues in the first quarter of 2004. The most important Canadian routes, in terms of operating revenues, are the transcontinental routes linking Halifax, Toronto, Montreal and Ottawa with major Western Canadian cities, including Winnipeg, Calgary, Edmonton and Vancouver. Air Canada operates several short-haul commuter routes, including Rapidair routes. Frequent service linking major centres within Western Canada is also offered with numerous flights between Calgary and Vancouver and between Calgary and Edmonton. In addition to transcontinental and commuter routes, Air Canada provides service between and within Central Canada, the Prairies and the Atlantic Provinces. In November 2001, Air Canada launched Tango, a low-fare "no frills" separately branded product. With significantly lower unit costs than Air Canada's full-service product, Tango operated lower cost flying, point-to-point, mainly on long-haul routes. Given the success of the Tango brand, the Tango operation was integrated within Air Canada and Jazz operations. Today, Tango is simply the lowest fare available on-line at Air Canada's website (www.aircanada.com) and is offered on all domestic routes and most transborder routes (excluding Hawaii).

      On September 22, 2002, ZIP was launched as a low-fare, high value airline to compete in the new market segment of low-cost airlines. ZIP is based in Calgary, with its own operating certificate, fleet, management team, and flight attendants. ZIP pilots are seconded from Air Canada. They have a reduced wage rate relative to Air Canada pilots and they fly more hours. In terms of the ZIP flight attendants, their salaries and working conditions are comparable to other low-cost airlines. Several other functions, such as maintenance, dispatch and groundhandling, are contracted from Air Canada and Jazz. ZIP currently operates a fleet of 12 Boeing 737-200 aircraft. With its lower cost base, ZIP allows Air Canada to compete effectively in the low cost carrier environment. ZIP's schedule offers connections to and from Air Canada's network, provides Aeroplan points and, compared with other low-cost airlines, has more legroom and provides advanced seat selection. In view of the labour costs achieved in tentative agreements with labour groups which are in line with ZIP rates, plans are being finalized for the integration of ZIP into the mainline operation and the expansion of the ZIP cost structure throughout Air Canada's North American network. The integration is subject to the successful ratification of these tentative agreements. It is expected that ZIP's operations and its employees will be integrated into Air Canada's mainline operations by mid-September 2004. ZIP's fleet will be retired and returned to lessors pursuant to the terms of the agreements negotiated with the lessors pursuant to the restructuring.

      Jazz was launched in April 2002 as a new brand for Air Canada's regional operations. Jazz forms an integral part of Air Canada's domestic and transborder market strategy and provides service throughout Canada and to certain destinations in the United States. A significant portion of Air Canada's passengers either originate from or are destined for small cities and communities. Air Canada linked its mainline and regional networks in order to serve connecting passengers more efficiently and to provide valuable traffic feed to Air Canada's mainline routes. Air Canada's mainline and regional operations coordinate marketing, flight schedules, ticketing and groundhandling in order to ensure convenient passenger connections. In August 2002, Air Canada assumed commercial responsibility for Jazz operations. Jazz is currently a wholly-owned subsidiary of Air Canada and will, upon implementation of the Plan, become a limited partnership in the new corporate structure of ACE. See "Description of the Plan - Corporate and Capital Reorganization - Implementation Steps".

      Small independent domestic airline operators replace Jazz operations in markets considered too small for Air Canada to serve directly. At May 31, 2004, these airlines operated flights under Air Canada's designator code and provided service to an additional 12 domestic destinations. Air Canada does not own any equity interests in these carriers.

Transborder (Canada - United States)

      With the most non-stop destinations and flights to the United States, Air Canada carries more passengers between Canada and the United States than any other airline. At May 31, 2004, Air Canada directly served 66 routes to 41 transborder destinations with over 1,194 weekly flights. Air Canada's network reach is also increased by its extensive connections to and Code-sharing flights with its Star Alliance partner, United Airlines. In the first quarter of 2004, transborder passenger revenues represented 25% of Air Canada's total passenger revenues.


      During 2004, Air Canada continued to adjust and optimize its capacity to the United States, while maintaining a competitive schedule on key markets. In the first quarter of 2004, overall capacity to the United States (excluding sun markets) was reduced by 4.3% compared to the first quarter of 2003. The competitive environment remains difficult, as incremental non-stop services continue to be offered by financially struggling major US carriers. Jetsgo operates services to Florida, Las Vegas, Los Angeles and New York. Canjet operates services to Florida (winter) and just commenced services to Chicago and New York. WestJet is planning the introduction of transborder services in the fourth quarter of 2004, to Florida, California, New York, Arizona and Nevada.


International

      Air Canada has a significant international network which is enhanced by strategic and commercial alliances with other Star Alliance members. At May 31, 2004, Air Canada provided scheduled service directly to 37 destinations in Europe, the Middle East, Latin America, the Caribbean and Asia. In the first quarter of 2004, international passenger revenues from the Atlantic and Pacific regions represented approximately 16% and 10% of total passenger revenues, respectively. In the first quarter of 2004, international passenger revenues represented approximately 36% of total passenger revenues. Total international capacity was increased by 12% in the first quarter of 2004 and for the remainder of 2004, Air Canada expects more capacity to be allocated to flying to international destinations.

      During 2004, Air Canada continues to offer seasonal services to Amsterdam, Zurich, Dublin, Shannon and Glasgow in addition to its core operations to the United Kingdom, Germany and France. In April 2004, Air Canada commenced service to Manchester in cooperation with British Midland and in June 2004, commenced summer only double daily services from Montreal to London, Frankfurt and Paris.

      In the Asia-Pacific market Air Canada flies to Japan, China, Hong Kong, Korea and Australia. Capacity on those routes was reduced significantly during the second quarter of 2003 due to the SARS outbreak. During the period from January to June 2003, Air Canada flew 31% fewer ASMs (66% fewer in June 2003 alone). As the SARS situation improved, demand picked up again and, by the third quarter of 2003, Air Canada's Asia-Pacific services were back to pre-SARS levels. In the fourth quarter of 2003, other new services were added, with the introduction of the only non-stop service from North America to India, between Toronto and Delhi and a non-stop service from Hong Kong to Toronto. In August 2004, Air Canada will be the first carrier to begin operating non-stop service between Toronto and Hong Kong utilizing Airbus A340-500 aircraft. In addition to targeting business travelers, these services capitalize on the high volume "Visit Friends and Relatives" segment in these markets.

      Air Canada also achieved growth in the Latin American and Caribbean markets. The introduction of scheduled service to Havana, Santiago and San Jose, the reintroduction of service to Buenos Aires and the growth of existing Caribbean leisure destinations, provided opportunities for the reallocation of underperforming aircraft while capitalizing on the strength of Air Canada's network. Further growth to Latin America is expected to take place in 2004 with the planned introduction of services to Bogota and Caracas in July 2004 and Lima in November 2004.

Products and Services

      Air Canada has an ongoing program to offer superior value products, services and on-board amenities to its customers, particularly its high value business travelers. Air Canada offers a mix of product alternatives to its passengers: Executive First on trans-Atlantic, Latin America and trans-Pacific flights; Executive Class on all domestic and most transborder flights (except for regional jet aircraft and flights operated by Jazz) and Hospitality Class.

      Air Canada's products and services also include:

      (i)   the largest Canadian domestic route network;

      (ii) high frequency Rapidair and Jazz service in Eastern Canada linking Toronto, Montreal and Ottawa and high-frequency services in Western Canada linking Vancouver, Calgary and Edmonton;

      (iii) a significant international network enhanced by Air Canada's Star Alliance membership;

      (iv) Maple Leaf Lounges, which provide members and Executive Class passengers with state-of-the-art computer, entertainment, office and high speed internet equipment at most major Canadian airports, as well as in Los Angeles, London and Paris;

      (v)   an arrival lounge in London Heathrow;

      (vi) personalized concierge service for Executive First and Aeroplan Super Elite customers at major Canadian, U.S. and international airports;

      (vii) electronic ticketing on all North American routes (and on many international routes);

      (viii)self-service airport check-in kiosks at major airports across Canada and selected U.S. locations;

      (ix) onboard restaurant service on selected domestic and transborder routes;

      (x) in-flight entertainment on most flights longer than 45 minutes offering bilingual daily news and full-length feature movies on all flights over three and a half hours; and

      (xi)  on-line booking capability.

      In the first quarter of 2004, approximately 77% of Air Canada's passenger ticket sales were made by travel agents. Air Canada has strategic relationships with numerous travel agencies throughout the world. Air Canada is also expanding integrated systems for electronic commerce to enhance its product offerings. Electronic ticketing is available throughout Canada, in the United States and at many international service points for travel on Air Canada and selected Star Alliance partners. At March 31, 2004, in excess of 77% of Air Canada's tickets sold worldwide were electronic tickets. Air Canada was the first full-service international airline to issue 100% electronic tickets for its domestic network in January 2003.

      Air Canada and United Airlines also have an inter-airline (interline) electronic ticketing service, making it possible for customers to use a single electronic ticket for travel on both airlines. This service was the first electronic ticketing initiative that bridged two different airline computer reservations systems. Furthermore, since 2001, this interline capability has been extended to the travel agency community. Plans are underway to have an interline ticketing service among all Star Alliance partners by mid-2005.

      On June 10, 2004, Air Canada and Sabre Travel Network, a Sabre Holdings company, announced the signing of a new agreement which includes reduced booking fee rates fixed for four years. The agreement is expected to be implemented on or about July 5, 2004. Approximately 60% of the air travel bookings by travel agents in Canada through global distribution systems are made using the Sabre system.

      Air Canada's website, www.aircanada.ca, allows individual passengers to purchase tickets, access up-to-date schedule and corporate information and receive information on Air Canada's products and services as well as receive flight status notification through their wireless-enabled phones or trace cargo shipments. Air Canada also operates the following websites: www.flytango.ca; www.destina.ca; www.aeroplan.com; www.flyjazz.ca and www.4321ZIP.com.

      Self-service airport check-in kiosks are located across Canada and at New York's LaGuardia Airport. An average of 40,000 customers per week use this fast alternative for check-in to obtain boarding passes, confirm or select their seats, select the frequent flyer program for mileage accrual, stand by for earlier flights or request an upgrade. Approximately 150 kiosks are available to be used by customers traveling on Air Canada, Jazz or ZIP flights.

Cargo Operations

      Air Canada provides air cargo services on most of its scheduled domestic, transborder and international passenger flights. Air Canada is a major domestic air cargo carrier. Cargo services offered by Air Canada include guaranteed choice of flight airport-to-airport services for high priority shipments (AC Expedair and AC Priority), and air freight services (AC Air Freight), to Air Canada destinations worldwide. At May 31, 2004, Air Canada's cargo division provided direct air cargo service to approximately 225 Canadian and international destinations and had sales representation in over 50 countries. Cargo operations generated $126 million in operating revenues in the first quarter of 2004 and accounted for 6% of Air Canada's total operating revenues.

      In January 2002, Air Canada opened a new modern cargo terminal at Pearson. This new state-of-the-art cargo terminal was designed to meet the needs of customers and has made cargo handling more efficient. The cargo terminal is equipped with the new Inventory Control System, which interfaces with all aspects of the cargo operation, making this facility one of the most technically advanced in the world. Air Canada is the largest supplier of air cargo services to Canada Post Corporation and in April 2002, Air Canada and Canada Post Corporation renewed their long standing cargo services contract. This contract for carriage of mail was extended until 2007 for domestic service and until 2005 for transborder and international service.

      In June 2002, Cargo launched a new freight management system AC Lynx, a Web-based process. AC Lynx offers the visibility and tools needed to track cargo online from initial booking to delivery. Air Canada, jointly with United Airlines and Northwest Airlines, are the founding carriers of the new Cargo Portal Service in cooperation with Unisys. The new portal was launched on January 27, 2003. Endorsed by large freight forwarders and the Air Forwarders Association, this portal provides access to a suite of services from multiple airlines, enabling the forwarders to book shipments. The portal also enables its users to check schedules, capacity availability and shipment status, all from one site.

      Cargo, currently a division of Air Canada, will, upon implementation of the Plan, become a separate limited partnership in the new corporate structure of ACE. See "Description of the Plan - Corporate and Capital Reorganization - Implementation Steps".

Aeroplan

      Aeroplan is Canada's premier loyalty program with approximately six million members. Aeroplan members can earn Aeroplan points through an extensive network of over 100 partnerships with airline, hotel, car rental, financial, telecommunication, retail, services and entertainment partners. Aeroplan members can redeem their miles for reward travel to over 700 destinations in 128 countries served by Air Canada, Jazz, ZIP, Air Canada's worldwide Star Alliance partner airlines and other Aeroplan partner airlines. Aeroplan members can also redeem their miles for a wide variety of over 120 exclusive and unique rewards as well as car rentals, hotel stays, ski and Air Canada Vacations packages.

      The Aeroplan frequent flyer program offers points accumulation as an incentive to Air Canada's and other partners' customers. Flyers on Air Canada, any one of the Star Alliance member airlines or other partner airlines are able to accumulate points toward travel rewards worldwide on Air Canada, Star Alliance members and other partner airlines. Aeroplan also manages the tier membership programs for Air Canada's most frequent flyers. The Prestige, Elite and Super-Elite tiers are designed to provide a multi-level benefits program to Air Canada's customers in return for their continued and frequent use of Air Canada. Aeroplan also offers complementary programs like the Aeroplan Business Incentive Program, which is used by small to medium businesses to generate customer and employee loyalty.

      In January 2002, Aeroplan was reorganized as a limited partnership. As one of its main strategies, Aeroplan accelerates the development of its technology base to leverage its core capabilities in database management, market segmentation, research, hosting and customer relationship management and continues to develop features to complement these capabilities. In May 2002, Aeroplan launched www.aeroplan.com enabling members to book online air travel rewards on Air Canada. During 2002, Aeroplan introduced several new ways to use Aeroplan points. Aeroplan has been voted the world's Best Frequent Flyer Program for the second consecutive year at the 2003 OAG (Official Airline Guide) Airline of the Year Awards in London, England.

      On January 27, 2003, Air Canada announced that it had entered into an agreement to sell a 35% interest in Aeroplan to Onex Corporation. Air Canada would retain the remaining 65% interest in Aeroplan. In conjunction with Air Canada's filing for protection under the CCAA, the parties terminated their original agreement and agreed to an exclusive negotiating period to restructure the transaction which ended on June 23, 2003. In connection with Air Canada's original equity solicitation process, it was decided that the exclusivity arrangement with Onex Corporation would not be extended.

      On April 22, 2004, Aeroplan announced the implementation of a series of major service improvements aiming at facilitating the booking process for reward travel. These improvements include (i) the addition of 2 million supplementary seats on Air Canada flights for reward travel each year (ii) the elimination of blackout periods; and (iii) an access by members to 15% of Air Canada's capacity on every route every month.

      At May 31, 2004, Aeroplan had 198 managerial employees across its offices in Montreal, Toronto and Vancouver and a total of 1,286 call centre agents at its call centres in Montreal and Vancouver.

Destina.ca

      Destina.ca, launched in April 2002, is Air Canada's wholly-owned on-line travel site and a major partner of Aeroplan. Destina.ca offers customers one-stop reservation and destination information services with access to airlines, hotels and car rental agencies around the world.

      In 2004 and beyond, Destina.ca will contribute to a major restructuring of Air Canada's on-line distribution channels and play a key role in the on-line operations and continued growth of the Air Canada commercial websites with a focus on the following initiatives:

      - manage the Air Canada commercial websites that comprise Air Canada on-line (www.aircanada.ca, www.aircanada.com, www.4321ZIP.com, Agency Direct Bookings and www.destina.ca the on-line travel agency site);

      - reduce Air Canada's distribution costs with the development and implementation of a common IT platform and booking engine to increase capacity and enhance functionality. The new web framework will facilitate a major expansion of on-line booking facilities and thus reduce distribution costs; and

      -     generate greater revenues from new business (hotels, cars, etc.).

Technical Services

      Technical Services competes on a global basis as an aircraft maintenance, repair and overhaul service provider. Technical Services is responsible for providing maintenance, engineering and repair for Air Canada's aircraft fleet and for providing maintenance services to airline customers worldwide. In the first quarter of 2004, business from third parties generated $43 million in operating revenues through the sale of maintenance and engineering services, aircraft materials and other services. As of March 31, 2004, Technical Services had over 70 customers including Airborne Express, Air Norterra, Atlantic Coast Airlines, Canadian Department of National Defence, Jet Blue Airways, Lufthansa, Pratt & Whitney and Skyservice Airlines. The major maintenance facilities for Technical Services are located in Toronto, Montreal, Vancouver, Calgary and Winnipeg. Technical Services, currently a division of Air Canada, will, upon implementation of the Plan, become a separate limited partnership in the new corporate structure of ACE. See "Description of the Plan - Corporate and Capital Reorganization - Implementation Steps".

Other Revenues

      Other revenues include, among others, revenues from Touram and passenger, Cargo and Groundhandling services to numerous airlines.

      Air Canada's wholly-owned subsidiary, Touram, conducts business under the trade names Air Canada Vacations and Netair. Air Canada Vacations is a major Canadian tour operator, offering leisure and vacation packages which include air transportation supplied by Air Canada, hotel accommodations, car rentals and cruises. Netair sells surplus seat inventory exclusively to travel agents covering air travel only. As of April 30, 2004, Touram arranged travel for over 261,633 passengers for the last twelve months. Currently, Air Canada Vacations offers vacation packages to Florida, Hawaii, Las Vegas, Caribbean, Mexico and Cuba.

      Air Canada also provides passenger, Cargo and Groundhandling services to numerous airlines, including major foreign airlines at Canadian and international airports. These services include airport passenger check-in, ticketing, baggage handling, cargo handling and processing, as well as aircraft ramp handling. Groundhandling services, currently a division of Air Canada, will, upon implementation of the Plan, become a separate limited partnership in the new corporate structure of ACE. See "Description of the Plan - Corporate and Capital Reorganization - Implementation Steps".

Star Alliance and Other Alliances

      Air Canada operates an extended global network in conjunction with its international partners. Air Canada was a founding member of Star Alliance in 1997, the world's largest airline alliance group.

      Star Alliance has grown, since its inception, to include the following 17 airlines: Air Canada, United Airlines, Lufthansa, SAS, Thai Airways, VARIG, Air New Zealand, All Nippon Airways, Austrian Airlines (including Lauda Air and Tyrolean Airways), Singapore Airlines, British Midland, Asiana Airlines, Spanair, LOT Polish Airlines and US Airways. Three new carriers have been accepted as future members of Star Alliance: South African Airways, TAP Air Portugal and Blue 1. Blue 1, as a regional carrier of SAS, is expected to join the alliance in 2004. The remaining two carriers, which are expected to join, will do so at an undetermined date.

      Through its strategic and commercial partnerships with Star Alliance members and several other airlines, Air Canada offers service to over 700 destinations in 132 countries across the globe, with reciprocal participation in frequent flyer programs and use of airport lounges. The Star Alliance facilitates Code-sharing and traveler connections and transfers by providing customers with a higher level of service between network connection points (which may include one stop check-in). The airlines have implemented initiatives such as common utilization of facilities and are focusing on capturing potential synergies in areas such as joint purchasing. Air Canada now Code-shares with all of the members.

      In addition to Star Alliance, Air Canada has joint marketing, Code-sharing or commercial relationships with the following international airlines: El Al (Israel), Royal Jordanian (Jordan), EVA Air (Taiwan), and Air Jamaica (Jamaica).

      As a member of IATA, Air Canada has multilateral interline traffic agreements with many international air carriers, enabling it to offer for sale air transportation services between Canada and most countries worldwide.

COMPETITIVE ENVIRONMENT

      In the domestic market, Air Canada competes with several scheduled and charter airlines, most of which are low-cost airlines. In May 2004, the Corporation had 51% of the industry's domestic capacity versus 56% in May 2003. WestJet Airlines, Air Canada's largest scheduled domestic competitor, expanded its domestic capacity from 20% in May 2003 to 23% in May 2004. Competition in the transborder market is currently primarily from the major U.S. airlines. Air Canada operates transborder routes from across Canada to and from destinations across the United States, on a direct non-stop basis, while the U.S. airlines tend to operate flights to their hubs for connecting flights. Major U.S. carriers introduced numerous transborder non-stop services throughout 2003, and it is expected that they will be continuing to do so during 2004, as the domestic U.S. marketplace continues to be sluggish.

      Competition in the trans-Atlantic and trans-Pacific markets is primarily from major foreign airlines, with competition from charter carriers on higher-density routes, particularly during peak travel seasons. Major U.S. airlines also provide indirect competition by flying Canadians through their hubs to international markets. The strengthening of major airline alliances, such as Star Alliance and oneworld, has consolidated operations in the trans-Atlantic and trans-Pacific markets. In the trans-Pacific market, the emergence of polar routes has provided opportunities for new non-stop services from Eastern North American cities to Asian cities, which may reduce the importance of Western North American hubs to Asia.

FLEET INITIATIVES

      As part of its new product strategy consisting of maintaining frequencies on domestic and transborder routes with a reduced average seating capacity per departure, Air Canada is in the process of restructuring its fleet to support its new business model, including the elimination of older, less efficient aircraft (approximately 50 aircraft (48 leased and two owned) had been eliminated by March 31, 2004) and the future introduction of regional jet aircraft.

      Air Canada's mainline fleet, excluding Jazz aircraft, at March 31, 2004, and the planned fleet for 2004 to 2007 are as described below:

                                  TOTAL         NUMBER OF          PLANNED
                                NUMBER OF       OPERATING         OPERATING      PLANNED        PLANNED       PLANNED
                                 AIRCRAFT       AIRCRAFT            FLEET         FLEET          FLEET         FLEET
                                MAR 31/04       MAR 31/04         DEC 31/04     DEC 31/05      DEC 31/06     DEC 31/07
                                ---------    --------------    -------------    ---------     ---------    -------------
WIDEBODY AIRCRAFT
 Airbus A340-300                     9              9                 9             9              9            9
 Airbus A340-500                     -              -                 2             2              2            2
 Airbus A330-300                     8              8                 8             8              8            8
 Boeing 747-400 Combi                3              3                 0             0              0            0
 Boeing 747-200                      3              0                 0             0              0            0
 Boeing 767-300 ER                  30             30                30            30             29           29
 Boeing 767-200                     20             13                12            10              9            7
NARROWBODY AIRCRAFT
 Airbus A321                        13             13                13            13             13           13
 Airbus A320                        52             52                52            49             47           42
 Airbus A319                        48             48                48            48             46           46
 Boeing 737-200(1)                  15             12                 0             0              0            0
 DC-9                               18              0                 0             0              0            0

 CRJ-100                            25             25                25            22              0            0

 ERJ-190(2)                          0              0                 0             2             20           44
                                   ---            ---               ---           ---            ---          ---

TOTAL AIRCRAFT(3)                  244            213               199           193            183          200


-------------------

(1) ZIP operates with 12 B737-200 aircraft, which are included in the mainline fleet.


(2) One additional ERJ-190 aircraft has been ordered for delivery after December 31, 2007. As a result of regional jet allocation arbitration, Air Canada will acquire an additional 15 Embraer aircraft on a basis to be determined, to bring this fleet to a total of 60.

(3) As previously disclosed, as part of Air Canada's long-term fleet plan, a further 15 70-100 seat regional jet aircraft of a type to be determined have yet to be ordered.


      Jazz's fleet, at March 31, 2004 and the planned fleet for 2004 to 2007 are as described below:

                                  TOTAL        NUMBER OF       PLANNED       PLANNED       PLANNED
                                NUMBER OF      OPERATING      OPERATING     OPERATING     OPERATING       PLANNED
                                 AIRCRAFT      AIRCRAFT         FLEET         FLEET         FLEET        AIRCRAFT
                                MAR 31/04      MAR 31/04      DEC 31/04     DEC 31/05     DEC 31/06      DEC 31/07
                                ---------      ---------      ---------     ---------     ---------      ---------

CRJ-100                            10             10              22            28            50            50

CRJ-705                             0              0               0            15            15            15
BAE 146                            10             10               3             0             0             0
Fokker F28                         27              0               0             0             0             0
DHC-8-300                          26             26              26            26            26            26
DHC-8-100                          47             45              42            42            40            34
                                  ---             --              --           ---           ---           ---
TOTAL AIRCRAFT                    120             91              93           111           131           125

Widebody Aircraft

      At March 31, 2004, Air Canada's operating widebody fleet was comprised of 63 aircraft, configured in two classes of service: Executive First or Executive Class, and Hospitality Class. The Airbus A340 is a four-engine 282-seat aircraft that serves Air Canada's trans-Pacific and trans-Atlantic routes. The Airbus A330 aircraft is a twin-engine variant of the Airbus A340 that Air Canada operates mainly on trans-Atlantic routes. The Boeing 747-400 Combi aircraft, which is planned to be phased out in the short term, is a four-engine high capacity, long-range aircraft used primarily on trans-Atlantic and trans-Pacific routes. The Boeing 767-300 ER is a long-range 212-seat aircraft used mainly on international routes. The Boeing 767-200 is a 198-seat aircraft used on domestic and international routes.

Narrowbody Aircraft (Air Canada and ZIP)

      At March 31, 2004, Air Canada operated 150 narrowbody aircraft, including 113 Airbus narrowbody aircraft. These aircraft are configured in two classes of service, Executive Class and Hospitality Class (except for 25 regional jets (discussed below) and the ZIP aircraft, which are only configured in Hospitality Class). The Airbus A320 aircraft is a 140-seat, twin-engine aircraft. The twin-engine Airbus A319 offers 120 seats and is essentially a shortened version of the Airbus A320 aircraft with the same engines, operating systems and cockpit. The Airbus A321 is the largest narrowbody aircraft in the Airbus family with 166 seats. The 112-seat Boeing 737-200 aircraft, which is planned to be phased out by the end of 2004, is a twin engine aircraft. All of these narrowbody fleet types primarily serve Air Canada's domestic and transborder (Canada-United States) routes.

Regional Jet and Turboprop Aircraft (Air Canada and Jazz)

      At March 31, 2004, Air Canada operated 25 regional jet aircraft, and Jazz operated an additional 20 regional jet aircraft. Jazz also operated 71 turboprop aircraft. The Bombardier CRJ-200 is a 50-seat twin-engine regional jet aircraft used primarily to serve lower density markets on routes of less than 1,000 miles, as well as to serve larger markets at "off peak" times. These aircraft are also used in selected "point-to-point" markets, transborder markets, and to develop selected domestic markets. The BAE 146 aircraft, which is expected to be phased out by mid-2005, is a four engine regional jet aircraft used to serve lower density markets and larger markets at "off-peak" times. The de Havilland DHC-8 is a two engine turboprop aircraft used to serve smaller markets and to feed connecting traffic to Air Canada's hubs.

FUEL

      Aircraft fuel is a major expense for Air Canada. Fuel prices fluctuate widely depending on international market conditions, political events, geopolitical conflicts, and exchange rates. During 2003 and the first and second quarters of 2004, fuel prices remained at historically high levels. Air Canada may enter into contracts, not exceeding two years, with unrelated creditworthy financial intermediaries and oil companies to manage its exposure to crude oil and fuel price volatility. At June 1, 2004, Air Canada had no hedges for its anticipated third and fourth quarter 2004 fuel consumption. Based on 2003 volumes, a U.S.$1 per barrel movement in the average price of crude oil would have resulted in an approximate $28 million change in 2003 fuel expense for Air Canada, assuming flying capacity remained unchanged and that refining spreads between West Texas intermediate crude oil and jet fuel as well as exchange rates remained constant.

INSURANCE

      All airlines have experienced a dramatic increase in the cost of aviation insurance since September 11, 2001. The current environment indicates a return to stability with some cost reductions, as warranted, dependent upon the individual situation. Air Canada's 2003 insurance costs were $73 million. Air Canada's 2004 insurance costs are expected to be approximately $65 million (as compared to annual costs of approximately $28 million prior to September 11,
2001). The Government of Canada is continuing its indemnity program for third party war risks in excess of U.S.$50 million coverage as provided by current market aviation insurance policies post-September 11, 2001. This Government of Canada indemnity program is applicable to the country's aviation industry. In accordance with its established risk management practices, Air Canada continues to maintain adequate levels of insurance to protect Air Canada's assets and operational exposures. Such insurance is comparable to insurance carried by other major international airlines.

EMPLOYEES


      As part of its restructuring activities, the Corporation concluded new long-term collective agreements with all union groups which expire in 2009, except for two union groups located in the United Kingdom for which the collective agreements expire in 2006. These collective agreements provide that in 2006 (2004 for the two union groups located in the United Kingdom) union groups may renegotiate wage provisions that would be in effect for the remainder of the collective agreements. Any unresolved differences in the re-negotiation of their wage provisions will be resolved, as necessary, through mediation and arbitration. Additional agreements relating to the realization of labour costs reductions of $200 million and the "clean slate" treatment of grievances were concluded in May 2004. See "Arrangements with Unions".

      The implementation of the unionized workforce reduction plan emanating from the new collective agreements is expected to be substantially completed by the end of 2004. The implementation of the workforce reduction plan pertaining to the Corporation's non-unionized workforce began in May 2003 and is also expected to continue until the end of 2004. A significant reduction of full-time equivalent ("FTE") employees has been achieved through the implementation of these workforce reduction plans. As of April 30, 2004, Air Canada had an average of 32,761 FTE employees. During the first quarter of 2004, Air Canada had an average of 32,986 FTE employees, a 16% decrease from the first quarter of 2003, as shown in the table below.


                                                           FTE EMPLOYEES     FTE EMPLOYEES
                                                            1ST QUARTER       1ST QUARTER       AGREEMENT(S)
            EMPLOYEE GROUP                 UNION(1)            2004              2003            EXPIRY DATE
Mainline-related
Management & Administrative Support
employees                                N/A                    3,580             4,760              N/A
Pilots                                   ACPA                   2,721             3,068            2009(2)
Flight Attendants                        CUPE                   5,956             6,744            2009(2)
Customer Sales & Service Agents          CAW/IBT                5,105             6,084            2009(2)
Ramp & Cargo Employees                   IAMAW                  4,701             5,222            2009(2)
Technical Services Maintenance           IAMAW/other            5,332             6,883            2009(2)
Employees
U.K. Unionized Employees                 AMICUS/                  716               840            2006
                                         TGWU

Other unionized employees                Various                  655               810            2009

Other                                    n/a                      331               354            2009(2)
                                                               ------            ------
TOTAL MAINLINE-RELATED                                         29,097            34,765

Air Canada Jazz and other subsidiaries
                                         Various                3,889             4,554
                                                               ------            ------
TOTAL CONSOLIDATED                                             32,986            39,319

-------------------

(1) ACPA: Air Canada Pilots' Association; CUPE: Canadian Union of Public Employees; CAW: National Automobile, Aerospace, Transportation and General Workers Union of Canada; IBT: International Brotherhood of Teamsters;
      IAMAW: International Association of Machinists and Aerospace Workers.

(2) Although the collective agreements will only expire in 2009, wages may be the object of re-negotiations in 2006.

REGULATORY ENVIRONMENT

      In Canada, commercial air transportation, including policy, maintenance standards, operations standards, safety and ground and navigation facilities, falls wholly within federal government jurisdiction and is the responsibility of the Minister of Transport. Since 1996, air navigation services in Canada have been provided by NAV Canada, a privatized company. In addition, all major Canadian airports are operated by local airport authorities that are also privatized companies.

      The National Transportation Act, 1987 significantly reduced the economic regulation of the domestic airline industry and established the National Transportation Agency ("NTA"). The NTA issued air carrier licenses for both domestic and international services and regulated international air fares and conditions of carriage. In May 1996, the CTA was passed by the Federal Parliament to replace the National Transportation Act, 1987 and to further reduce regulation in the industry. Most provisions of the previous National Transportation Act applicable to air carriers remained in force. The NTA was renamed the Canadian Transportation Agency ("AGENCY"). The Agency continues to exercise licensing authority.

Domestic Services

      The 1987 deregulation of the domestic airline industry allowed carriers to establish fares and conditions of carriage without government regulation in Southern Canada and with reduced regulation in Northern Canada. On non-competitive routes, the Agency was given the power, on receipt of a complaint, to disallow certain fare increases. In 1996, the remaining regulation in Northern Canada was eliminated. Under the CTA, there is free market entry provided a carrier can show that: (i) it is "Canadian", defined in the CTA as being controlled in fact by Canadians and having at least 75% of its voting interest owned and controlled by Canadians; (ii) it can operate safely; (iii) it is suitably insured; and (iv) it meets the minimum financial requirements set out in the Air Transportation Regulations.

      In July 2000, the Government of Canada amended the CTA, the Competition Act and the ACPPA to address the competitive airline environment in Canada. The amending legislation increased the powers of the Agency with respect to pricing on non-competitive domestic routes, and domestic terms and conditions of carriage. In addition, the legislation granted new powers to the Competition Bureau concerning anti-competitive airline behaviour and incorporated undertakings made to the Commissioner of Competition whereby Air Canada, in connection with the acquisition of CAIL, accepted certain conditions in order to promote and maintain airline competition in Canada.

      One of the new powers granted was the ability of the Commissioner of Competition to issue cease and desist orders against alleged anti-competitive behaviour of domestic air carriers. Air Canada challenged this power before the courts in the Province of Quebec on the basis that it was unconstitutional. On January 16, 2003, the Quebec Court of Appeal rendered its decision declaring this power as being inoperative since it conflicted with the due process provisions of the Canadian Bill of Rights. Leave to appeal had been granted to the Federal Government on the Quebec Court of Appeal's decision. Such appeal has been dropped by the Federal Government in early June 2004, thereby rendering the Quebec Court of Appeal decision final. Also included in the legislation were commitments made by Air Canada to the Minister of Transport in December 1999 regarding the provision of domestic service to small communities as well as commitments to employees regarding involuntary layoffs or involuntary relocations. The commitments made by Air Canada to the Minister of Transport expired on January 4, 2003.

      In February 2001, the Competition Bureau released, for consultation, draft enforcement guidelines outlining the approach it proposes to take in enforcing the "abuse of dominance" provisions of the Competition Act for the airline industry. Air Canada provided its comments on the draft guidelines in May 2001. The Competition Bureau has advised, however, that it will not finalize the guidelines until the Competition Tribunal has reached a decision in a case brought in March 2001 by the Commissioner of Competition under the "abuse of dominance" provisions of the Competition Act, seeking an order prohibiting Air Canada from charging fares on flights on certain routes in Eastern Canada if such fares would not cover its "avoidable cost" of providing this service. By agreement of Air Canada and the Commissioner of Competition, the application was divided into two phases, Phase I of which was a technical exercise involving a review of all of Air Canada's costs over time periods from April 2000 to March 2001 and a determination of which of those cost items would be considered avoidable costs. The Competition Tribunal released its reasons on findings regarding Phase I on July 22, 2003. Although the decision does not constitute a determination that Air Canada breached the Competition Act by abusing its dominant position, which is an issue to be determined in Phase II of the application, the broadly crafted avoidable cost test adopted by the Competition Tribunal in its July 22, 2003 decision could be materially adverse to Air Canada and could impose unworkable constraints on its operations.

      One of the conditions precedent contained in the Standby Purchase Agreement with Deutsche Bank in connection with the Rights offering requires that Deutsche Bank receive assurances from the Government of Canada that the relevant legislation shall be modified in order to permit Air Canada to compete on a level playing field with all air carriers operating scheduled service in Canada. In this regard, discussions with the appropriate authorities are underway.

      In June 2002, the Government of Canada proclaimed into force Bill C-23, an Act to amend the Competition Act (Canada). Bill C-23, among other things, gives individuals the right to seek relief directly from the Competition Tribunal (instead of first dealing with the Competition Bureau) with regard to exclusive dealing, tied selling, market restriction and "refusal to deal" practices. The Competition Tribunal has also been given the authority to levy a penalty of up to $15 million against a domestic air carrier if the Competition Tribunal finds that the carrier has abused its dominant position in the market.

      On April 27, 2004, the Government of Canada amended the Canadian Computer Reservation Systems (CRS) Regulations to lessen the regulatory requirements and place greater reliance on market forces in the distribution system that will result in market efficiencies and reduced costs for airlines. With the amendments, airlines with at least 10% market share are no longer required to participate in all CRSs operating in Canada and have the freedom to select the levels of participation that best serve their operations. Also, all airlines and CRS vendors are now permitted to freely negotiate fees on strictly commercial terms.

Transborder Services (Canada-United States)

      In February 1995, a new air services agreement, the Open Skies Agreement, was implemented between Canada and the United States, replacing the previous bilateral agreement, which restricted market access and fares. This agreement gave Canadian air carriers unlimited route rights to provide "own aircraft" services between Canada and the United States. U.S. carriers were granted unlimited route rights between the United States and Canada, subject to certain restrictions in Toronto, Montreal and Vancouver over a maximum three-year phase-in period, which ended in February 1998. Unlimited Code-sharing was allowed between any city in Canada and the United States, except for Code-share services to/from Toronto, Montreal and Vancouver, where certain restrictions applied during the transition period. The carriage of local traffic between points within one country by carriers of the other country continues to be prohibited.

      Under the Open Skies Agreement, rules governing fare levels and the requirement to file tariffs (excluding rules tariffs) with government authorities were eliminated. Carriers of both countries are free to set their own prices for transborder services according to market forces. Prices may only be disallowed under special circumstances if the authorities of both countries agree, for example in response to predatory or monopolistic pricing behaviour on specific routes. In September 1997, the U.S. Department of Transportation granted Air Canada and United Airlines anti-trust immunity for their marketing alliance. This authority has allowed the two carriers to more closely coordinate strategic, commercial and network planning between Canada and the United States with some restrictions on the San Francisco to Toronto and Chicago to Toronto routes. The carriers resubmitted their alliance agreement for review in September 2002 and the U.S. Department of Transportation did not provide any comment or raise any issue. In November 1997, Canada and the United States concluded an agreement that allows Canadian and U.S. carriers to Code-share to, from and via each other's territory, with carriers from other countries provided the other country allows Code-sharing and the carriers hold the underlying rights to serve that country. As a result, Air Canada increased its Code-sharing with certain Star Alliance partners via Canada and the United States.

International Services

      Scheduled international air services are regulated by the Canadian and foreign governments involved. The Minister of Transport has the authority to designate which Canadian air carriers may serve scheduled international routes. International route rights are obtained through bilateral negotiations between Canada and foreign countries. Bilateral agreements provide for the rights which may be exercised over agreed routings and the conditions under which the carriers may operate, including, among others, the number of carriers which may operate, the capacity and/or flight frequencies that may be provided and the controls over tariffs to be charged. Most bilateral agreements to which Canada is a party provide for the designation of more than one Canadian carrier, while some provide for the designation of only one Canadian carrier. In general, bilateral agreements between Canada and European countries are more liberal in terms of controls on capacity and flight frequencies than those between Canada and Asian countries.

      In February 2001, the Minister of Transport launched an international air services policy review to address competition in the international market with the objective of liberalizing Canada's policy for scheduled international air services, including how Canada approaches the negotiation and management of air traffic rights with other countries.

      In May 2002, the Minister of Transport introduced a liberalized multiple designation policy applicable to scheduled international air services by Canadian carriers (excluding services to the United States). Previously, only one Canadian carrier could be designated to serve a foreign country market not exceeding 300,000 one-way scheduled passenger trips per year. Today any Canadian carrier may apply to be designated to serve any foreign country, regardless of the size of the air travel market. If the number of Canadian carriers permitted is restricted under existing bilateral agreements, the Canadian government has indicated that it will pursue negotiations with the appropriate countries to seek the necessary rights for Canadian carriers.

      In addition, an incumbent carrier's designation in a particular market will be subject to reallocation only in circumstances where the bilateral agreement limits designation and the carrier is not operating its own aircraft or Code-share services. The Minister of Transport also announced that other issues raised during the 2001 international air services policy review such as Canada's approach to bilateral negotiations would be reconsidered when the Canadian airline industry recovers from the economic downturn and the events of September 11, 2001.

      In 2003, the European Union and the United States commenced air transport negotiations aimed at further liberalizing Europe-U.S. air services. While several European Union members already have open skies agreements in force with the United States, four members maintain more restrictive bilateral agreements in terms of market access and pricing. Several rounds of negotiations have been held but it is uncertain whether the talks will yield a new multilateral agreement and when such agreement might be reached. Although there was some discussion about having Canada observe these negotiations, Canada is not attending the negotiations.

Charter Services

      Charter operations are generally not covered by bilateral agreements, although charter services are covered under the Canada-U.S. Open Skies Agreement. Canadian government policy permits any Canadian carrier to operate charter services between Canada and any point in the world subject to prior approval of the Canadian and other appropriate regulatory authorities. Charter services are operated by Air Canada to provide service to foreign points where it is not the designated airline or to generate additional revenues from aircraft that would otherwise be idle.

      In April 2000, the Minister of Transport announced a new policy governing international passenger charter air services. This policy removed restrictions such as advance booking, minimum-stay requirements and prohibitions on one-way travel. To preserve a distinction between charter and scheduled international services, this policy retains the requirements that the entire seating capacity of an aircraft be chartered and that charter carriers be prohibited from selling seats directly to the public.

Security Initiatives

      Following the September 11, 2001 terrorist attacks, the Minister of Transport issued new air security measures, including increased passenger and baggage screening and enhanced security procedures at check-in gates and on board the aircraft. Other countries such as the United States and the United Kingdom have imposed similar security requirements. Air Canada's priority has been to ensure the safety and security of all passengers and crew members on all flights. In advance of these new measures, Air Canada has reinforced the cockpit doors on all of its mainline operating aircraft and has required its passengers to produce valid identification prior to boarding all flights. In December 2001, the Minister of Transport announced several security initiatives including a new Canadian Air Transport Security Authority responsible for the provision of key air security services, an expanded program of armed police on aircraft to cover selected domestic and international flights, and an air traveler's security charge. The air traveler's security charge was introduced on April 1, 2002 and, effective March 1, 2003, was reduced to $14 from $24 per round-trip, for domestic travel in Canada. On April 1, 2004, the charge was further reduced to $12 for domestic travel, and $20 for transborder and international travel.

      In October 2002, CRA implemented its Advance Passenger Information initiative to identify potentially high-risk individuals and address other border security issues. In March 2003, it also established a Passenger Name Record program. Canadian and foreign carriers are now required by regulation to provide the Minister of National Revenue with specific personal information on all passengers and crew members on board international flights destined to Canada at the time of departure, as well as to provide, upon request, access to passenger name records in the carriers' internal reservation systems. The United States, the United Kingdom, Australia, New Zealand, Mexico and South Korea have proposed similar information requirements with respect to flights operating into and/or from their territory.

      On May 6, 2004, Bill C-7, an Act to amend certain Acts of Canada in order to enhance public safety (known as the Public Safety Act, 2002) received royal assent. The legislation amends certain provisions of the Aeronautics Act so as to further develop the scope and objectives of the existing national aviation security regime. The amendments include requirements for Canadian carriers and foreign carriers operating into Canada to provide, upon request, information concerning specified flights or persons to the Minister of Transport, Royal Canadian Mounted Police and Canadian Security Intelligence Service for transportation security or national security purposes. These amendments came into force on May 11, 2004.

           APPOINTMENT OF THE ACE AND AIR CANADA BOARDS OF DIRECTORS


     The current members of the board of directors of Air Canada are as follows:
Hon. W. David Angus, Q.C., Robert E. Brown, J.V. Raymond Cyr, O.C., John F. Fraser, O.C., David A. Ganong, Pierre Marc Johnson, Fernand Lalonde, Q.C., Hon. Edward C. Lumley, Robert A. Milton, Paul D. Mitchell, Ronald W. Osborne and John
C. Pope. As part of the implementation of the Plan, the new board of directors of Air Canada shall consist of three directors. Except for those directors who shall remain, the term of office of those directors who are on the board of directors of Air Canada immediately prior to the Implementation Date will terminate on Day One. The members of the new board of directors of Air Canada shall also be appointed on Day One.

      The current members of the board of directors of ACE are as follows:

NAME AND MUNICIPALITY
    OF RESIDENCE                                PRINCIPAL OCCUPATION                 DIRECTOR SINCE
---------------------                           --------------------                 --------------
Robert A. Milton                          President and Chief Executive Officer,     June 29, 2004
Westmount, Quebec                         Air Canada

Paul Letourneau                           Vice President and Corporate Secretary,    June 29, 2004
St-Laurent, Quebec                        Air Canada

Marvin Yontef                             Senior Partner,                            June 29, 2004
Toronto, Ontario                          Stikeman Elliott LLP
                                          (Barristers & Solicitors)


      Each of the directors has held the occupation listed above for more than five years except for Robert A. Milton who was director of Canadian Airlines Corporation from January 4, 2000 to July 5, 2000. Prior to August 1999, Mr. Milton was President and Chief Operating Officer of Air Canada and prior to May 1999, Mr. Milton was Executive Vice President and Chief Operating Officer of Air Canada.

      As part of the implementation of the Plan, the new board of directors of ACE shall consist of 11 directors. Except for those directors who shall remain on the board of directors of ACE, if any, the members of the new board of directors of ACE shall be appointed on Day One. The directors of ACE will hold office until the next annual meeting of ACE or until their successors are appointed. The individuals who shall be members of the new board of directors of ACE and the individuals who shall be members of the new board of directors of Air Canada pursuant to the Plan shall be announced by way of press release prior to the Creditors' Meeting.


                                   MANAGEMENT

      The following individuals are currently the officers of Air Canada and hold the position set forth opposite to their names:

NAME AND MUNICIPALITY OF RESIDENCE                           POSITION HELD
----------------------------------                           -------------
J.M. Baker
Westmount, Quebec.......................................     Senior Vice President & General Counsel

W.G. Bredt
Hudson Heights, Quebec..................................     President and Chief Executive Officer, ZIP

M.R. Brewer
Hudson, Quebec..........................................     Executive Vice President, Commercial

P.E. Brotto
Pointe-Claire, Quebec...................................     Executive Vice President, Planning & Cost Management

D. Dee
Ottawa, Ontario.........................................     Senior Vice President, Corporate Affairs

R.J. Duchesne
Montreal, Quebec........................................     President and Chief Executive Officer,
                                                             Aeroplan

Y. Dufresne
Montreal, Quebec........................................     Vice President,
                                                             International, Alliances and Regulatory Affairs
L. Fournel
Lachine, Quebec.........................................     President and Chief Executive Officer, Destina.ca

K.C. Howlett
Delta, British Columbia.................................     Vice President, Labour Relations

P. Letourneau, Q.C.
Saint-Laurent, Quebec...................................     Vice President and Corporate Secretary

N. Manger
Pointe-Claire, Quebec ..................................     Vice President, Airports

R. A. Milton
Westmount, Quebec ......................................     President & Chief Executive Officer

NAME AND MUNICIPALITY OF RESIDENCE                           POSITION HELD
----------------------------------                           -------------
B. Moore
Kirkland, Quebec........................................     Vice President, Customer
                                                             Service
C. Morin
Montreal, Quebec........................................     Vice President,
                                                             Cargo
A. Paterson
Oakville, Ontario.......................................     President & Chief Operating Officer,
                                                             Air Canada Vacations
M.R. Peterson
Beaconsfield, Quebec....................................     Executive Vice President & Chief Financial Officer

D. Poudrette
Verdun, Quebec..........................................     Vice President, Corporate Initiatives

R.F. Reid
Oakville, Ontario.......................................     Senior Vice President,
                                                             Operations
M. Rosenberg
Toronto, Ontario........................................     Vice President, Sales and Product Distribution

B. Smith
Toronto, Ontario........................................     Vice President, Planning

S. Smith (1)
Calgary, Alberta........................................     Senior Vice President, Customer Experience

S. Welscheid
Town of Mount Royal, Quebec.............................     Vice President, People

W. H. Zoeller
North Lancaster, Ontario................................     President & Chief Executive Officer,
                                                             Technical Services (ACTS)

----------------------

(1)   S. Smith is in the process of relocating to Toronto, Ontario.

                              OTHER CONSIDERATIONS

REGISTRATION AND PROSPECTUS REQUIREMENTS UPON ISSUANCE

CANADA


      The initial issuance of New Securities to Affected Unsecured Creditors and shareholders of Air Canada and of ACE Rights to Affected Unsecured Creditors in connection with the Plan, other than the distribution of the ACE Variable Voting Shares and the ACE Voting Shares to be issued upon the exercise of the ACE Rights to Exercising Creditors and Deutsche Bank (and parties to whom it has participated out a portion of its rights under the Standby Purchase Agreement) as standby purchaser pursuant to the Rights Offering which are qualified by this Prospectus (such issued securities, the "NON-QUALIFIED NEW SECURITIES"), constitutes a distribution of securities which is exempt from the registration and prospectus requirements of the securities legislation of all of the provinces of Canada or for which a discretionary exemption from these requirements is required from the Canadian provincial securities regulatory authorities. An exemption in respect of such discretionary exemption has been obtained from the Canadian provincial securities regulatory authorities. An exemption has also been obtained in order to allow ACE, as a successor reporting issuer, to file a short form prospectus.


UNITED STATES


      The distribution of Non-Qualified New Securities will not be registered under the 1933 Act or the securities laws of any state of the United States and will be effected in reliance upon the exemption from registration provided by
Section 3(a)(10) of the 1933 Act and exemptions provided under the securities laws of each state of the United States. Section 3(a)(10) of the 1933 Act exempts from registration the issuance of a security where the terms and conditions of such issuance are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities have a right to appear, by a Court or by a governmental authority expressly authorized by law to grant such approval. Accordingly, the Confirmation Order of the Court will, if granted, constitute the basis for the exemption from the registration requirements of the 1933 Act with respect to the Non-Qualified New Securities initially issued to Affected Unsecured Creditors and shareholders of Air Canada in connection with the Plan. The distribution of the ACE Variable Voting Shares and ACE Voting Shares to be issued upon the exercise of the ACE Rights pursuant to the Rights Offering will be registered under the 1933 Act pursuant to the Registration Statement provided, however, that the ACE Rights Shares issued to Deutsche Bank, as standby purchaser, or its designees shall be issued pursuant to an exemption from registration under
Section 4(2) of the 1933 Act. The distribution of the ACE Variable Voting Shares and the ACE Voting Shares issuable upon redemption or retraction of the EDP Shares will be registered under the 1933 Act.


RESALE OF NEW SECURITIES

CANADA

      The discussion below is only a general review of the requirements of securities laws for the resale of the Non-Qualified New Securities received by Affected Unsecured Creditors upon completion of the Plan. All Affected Unsecured Creditors who will be receiving Non-Qualified New Securities pursuant to the Plan are urged to consult with their own advisors to ensure that the resale of the Non-Qualified New Securities held by such Affected Unsecured Creditors complies with applicable securities legislation and is qualified in respect of their particular jurisdiction.


      An exemption from the Canadian provincial securities regulatory authorities has been obtained from the relevant first trade restrictions affecting the Non-Qualified New Securities issued pursuant to the Plan. The obtaining of such exemption is a condition to implementation of the Plan. The securities legislation of Manitoba, New Brunswick and Prince Edward Island does not have provisions aimed at regulating first sales of previously exempt securities and as such, no such relief from first trade restrictions is required in Manitoba, Prince Edward Island or New Brunswick, except as it relates to trades from control blocks. It is anticipated, although the result cannot be assured, that this first trade relief would be subject to the following conditions:


      (i) in the case of a Person that is in a special relationship with ACE or Air Canada, as the case may be, the seller of the Non-Qualified New Securities has no reason to believe that ACE or Air Canada, as the case may be, is in default of any requirement of applicable securities legislation;

      (ii) no unusual effort is made to prepare the market or create a demand for the Non-Qualified New Securities that are the subject of the trade;

      (iii) no extraordinary commission or consideration is paid in respect of such trade; and

      (iv) no trade from the holdings of a Person or a combination of Persons or companies holding a sufficient number of any securities in ACE or Air Canada, as the case may be, (or any other issuer) to affect materially the control of ACE or Air Canada, as the case may be, would be made.


      It should be noted that Air Canada is currently a reporting issuer in each of Alberta, British Columbia, Newfoundland and Labrador, Nova Scotia, Ontario, Quebec and Saskatchewan. None of Manitoba, New Brunswick or Prince Edward Island has the concept of reporting issuer status. As noted above, an exemption has been obtained in order to allow ACE, as a successor reporting issuer, to file a short form prospectus.


UNITED STATES

      The restrictions imposed by the 1933 Act on the resale of the Non-Qualified New Securities will depend on whether the recipients of such securities were "affiliates" of Air Canada prior to the Closing Time or are "affiliates" of ACE after the Closing Time. For purposes of the 1933 Act, an "affiliate" is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

      Persons who were not affiliates of Air Canada prior to the Closing Time and who are not affiliates of ACE after the Closing Time may resell Non-Qualified New Securities in the United States without restriction under the 1933 Act.

      Persons who were affiliates of Air Canada prior to the Closing Time and persons who are affiliates of ACE after the Closing Time may not resell Non-Qualified New Securities in the absence of registration under the 1933 Act, unless an exemption from registration is available, such as the exemptions provided by Rule 145(d) or Regulation S under the 1933 Act.


      In general, under Rule 145(d) as currently in effect, persons who are affiliates of ACE (or Air Canada in the case of EDP Shares) after the Closing Time and persons who were affiliates of ACE or Air Canada prior to the Closing Time will be entitled to resell in the United States during any three-month period that number of Non-Qualified New Securities that does not exceed the greater of 1%



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of the then outstanding securities of the relevant class, or, if such securities are listed on a United States securities exchange or the Nasdaq Stock Market, the average weekly reported volume of trading in such securities during the four-week period preceding the date of sale, subject to certain restrictions on manner of sale and the availability of public information about ACE (or Air Canada in the case of EDP Shares). Persons who were affiliates of ACE or Air Canada prior to the Closing Time but are not affiliates of ACE (or Air Canada in the case of EDP Shares) after the Closing Time and who hold their Non-Qualified New Securities for a period of one year after the Closing Time, may resell their Non-Qualified New Securities without regard to the volume and manner of sale limitations set forth in the preceding sentence, subject to the availability of certain public information about ACE (or Air Canada in the case of EDP Shares). Former affiliates of ACE or Air Canada who hold their Non-Qualified New Securities for a period of two years after the Closing Time may freely resell such Non-Qualified New Securities provided that such persons have not been an affiliate of ACE (or Air Canada in the case of EDP Shares) during the three-month period preceding the resale.

      Subject to certain limitations, all persons who receive Non-Qualified New Securities may immediately resell such securities outside the United States without registration under the 1933 Act pursuant to Regulation S thereunder. Generally, holders of Non-Qualified New Securities following the Closing Time who are not affiliates of ACE (or Air Canada in the case of EDP Shares) or who are affiliates of ACE (or Air Canada in the case of EDP Shares) solely by virtue of their status as an officer or director of ACE (or Air Canada in the case of EDP Shares) may, under Regulation S, resell their Non-Qualified New Securities in an "offshore transaction" (which would include a sale through the TSX) if neither the seller nor any person acting on the seller's behalf engages in "directed selling efforts" in the United States, and, in the case of a sale of Non-Qualified New Securities by an officer or director who is an affiliate of ACE (or Air Canada in the case of EDP Shares) solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with such offer or sale other than a usual and customary broker's commission. For purposes of Regulation S, "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered in the resale transaction. Certain significant and additional restrictions are applicable under Regulation S to resale by a holder of Non-Qualified New Securities who is an affiliate of ACE (or Air Canada in the case of EDP Shares) other than by virtue of his or her status as an officer or director.


      The ACE Rights Shares issued to Deutsche Bank as standby purchaser (and its designees) shall be issued pursuant to an exemption from registration under
Section 4(2) of the 1933 Act. In the absence of registration under the 1933 Act, Deutsche Bank and its designees may not resell such ACE Rights Shares unless an exemption from registration is available, such as Rule 144A or Regulation S under the 1933 Act.

      THE FOREGOING DISCUSSION IS ONLY A GENERAL OVERVIEW OF THE REQUIREMENTS OF THE U.S. SECURITIES LAWS THAT MAY BE APPLICABLE TO THE RESALE OF NON-QUALIFIED NEW SECURITIES RECEIVED PURSUANT TO THE PLAN. RECIPIENTS OF NON-QUALIFIED NEW SECURITIES ARE URGED TO OBTAIN LEGAL ADVICE TO ENSURE THAT THE RESALE OF SUCH SECURITIES COMPLIES WITH APPLICABLE U.S. SECURITIES LAWS.

STOCK EXCHANGE LISTING


      The implementation of the Plan is conditional, among other things, upon the conditional listing on the TSX of the AC Non-Voting Shares, the EDP Shares, the ACE Variable Voting Shares and the ACE Voting Shares. See "Description of the Plan - Conditions to the Implementation of the Plan".


      Air Canada has applied for the listing on the TSX of the AC Non-Voting Shares and the EDP Shares and, on behalf of ACE, has applied for the listing on the TSX of the ACE Variable Voting Shares and the ACE Voting Shares. There can be no assurance that listing will be achieved and, if achieved, that such listing will continue or that a trading market will develop or be sustained for the listed securities. Listing of the AC Non-Voting Shares, the EDP Shares, the ACE Variable Voting Shares and the ACE Voting Shares will be conditional upon the fulfillment by Air Canada and ACE of the listing

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requirements of the TSX, including the distribution of securities of each such class to a minimum number of holders.

                           INCOME TAX CONSIDERATIONS

      THE FOLLOWING SUMMARIES ARE OF A GENERAL NATURE ONLY AND ARE NOT INTENDED TO BE, NOR SHOULD THEY BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. CONSEQUENTLY, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR ADVICE AS TO THE TAX CONSIDERATIONS IN RESPECT OF THE PLAN HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS


      In the opinion of Stikeman Elliott LLP, counsel to Air Canada, the following describes the principal Canadian federal income tax consequences of the Plan to Affected Unsecured Creditors, Existing AC Shareholders or holders of Other Equity Securities ("HOLDERS") who, for the purposes of the ITA, deal at arm's length with Air Canada and are not affiliated with Air Canada and hold their Existing Securities as capital property. The Existing Securities will generally be considered to be capital property for this purpose unless either the Holder holds such Existing Securities in the course of carrying on a business, or the Holder has held such Existing Securities in a transaction or transactions considered to be an adventure in the nature of trade.


      The ITA contains "mark-to-market" provisions relating to securities held by certain financial institutions. This summary does not take into account such mark-to-market rules. Holders that are "financial institutions" for purposes of such rules should consult with their own tax advisors.

      This summary is based upon the current provisions of the ITA and counsel's understanding of the current published administrative practices and policies of the CRA. It also takes into account all proposed amendments to the ITA publicly released by the Department of Finance ("TAX PROPOSALS"), and assumes that all such Tax Proposals will be enacted. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it address any provincial, territorial or foreign tax considerations. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all.

      All amounts, including the cost of, interest or dividends received and accrued on, and proceeds of disposition from Existing Securities and New Issued Securities must be determined in Canadian dollars at applicable exchange rates for the purposes of the ITA. The amount of interest and any capital gain or capital loss of a Holder on or with respect to Existing Securities and New Issued Securities may be affected by fluctuations in Canadian dollar exchange rates.

HOLDERS RESIDENT OF CANADA


      The following discussion applies to Holders who, for the purposes of the ITA and any applicable income tax treaty or convention and at all relevant times, are resident of Canada ("CANADIAN HOLDERS"). Certain Canadian Holders whose Existing Securities or New Issued Securities might not otherwise qualify as capital property may, in certain circumstances, treat such Existing Securities or New Issued Securities as capital property by making an irrevocable election as provided by subsection 39(4) of the ITA.


Cancellation of Other Equity Securities

      The cancellation of Other Equity Securities by Air Canada without compensation will generally result in a capital loss to a Canadian Holder equal to the adjusted cost base of the Other Equity Securities immediately before the cancellation. The tax treatment of any such capital loss is the same as described below under the heading "Taxation of Capital Gains and Capital Losses".

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Exchange of Existing AC Shares

      A Canadian Holder who exchanges Existing AC Shares for ACE Voting Shares or ACE Variable Voting Shares, as the case may be, will (unless the Canadian Holder chooses otherwise, as discussed in the paragraph below) recognize neither a capital gain nor a capital loss as a result of the exchange. Such Canadian Holder will be deemed to have disposed of the Existing AC Shares for proceeds equal to the Canadian Holder's adjusted cost base in respect of such Existing AC Shares immediately before the exchange and to have acquired the ACE Voting Shares or ACE Variable Voting Shares received on the exchange at a cost equal to such proceeds of disposition (the "ROLLOVER").

      The Rollover will not apply to any Canadian Holder who chooses to include in such Canadian Holder's income for the taxation year in which the exchange of Existing AC Shares occurs, any portion of the capital gain or capital loss that would otherwise have been realized upon such exchange. In these circumstances, the Canadian Holder will realize a capital gain (or capital loss) to the extent that the fair market value of the ACE Voting Shares or ACE Variable Voting Shares received in exchange for such Existing AC Shares, net of any reasonable costs of disposition in respect of the exchange, exceeds (or is exceeded by) the adjusted cost base to the Canadian Holder of such Existing AC Shares immediately before the exchange. Under the current provisions of the ITA, the recognition of any capital loss so realized may be deferred if the Canadian Holder is a corporation, trust or partnership. However, under the Tax Proposals, the recognition of any capital loss so realized generally will not be deferred, unless at the time of the exchange the suspended loss rules in the ITA are applicable to defer the recognition of a loss realized on a prior disposition of Existing AC Shares. The tax treatment of any such capital gain (or capital loss) is the same as described below under the heading "Taxation of Capital Gains and Capital Losses". Such a Canadian Holder will be considered to have acquired ACE Voting Shares or ACE Variable Voting Shares at a cost equal to their fair market value at the time of the exchange.


Exchange of Affected Financial Debt Claims

      A Canadian Holder will be considered to have disposed of Affected Financial Debt Claims upon the exchange of such Affected Financial Debt Claims for EDP Shares, and ACE Rights, as the case may be.

      Under the Plan, the EDP Shares and the ACE Rights, as the case may be, will be allocated first to the principal amount of the Affected Financial Debt Claims, and the balance , if any, to the accrued interest with respect to the Affected Financial Debt Claims. The income tax consequences arising to a Canadian Holder as a result of this allocation will depend upon the particular circumstances of the Canadian Holder, including the method followed in computing its income for tax purposes, whether such Canadian Holder has previously claimed a bad or doubtful debt deduction in respect of such interest and whether the Canadian Holder purchased the Affected Financial Debt Claims from a third party. Certain Canadian Holders may be required to include as interest in computing income for the year of disposition the amount of interest that accrued on the Affected Financial Debt Claims for a period commencing before the Implementation Time and ending at the Implementation Time that is not payable until after that time to the extent that interest was not otherwise included in computing the Canadian Holder's income for the year of disposition or a preceding taxation year. A Canadian Holder should be entitled to deduct in computing income for the year of disposition, amounts that were included in computing the Canadian Holder's income for the year of disposition or a preceding taxation year as interest in respect of the Affected Financial Debt Claims, generally, to the extent that such amounts were not received or receivable by the Canadian Holder and were not deducted by the Canadian Holder in computing income for the year of disposition or a preceding taxation year.

      In general, the exchange of Affected Financial Debt Claims for EDP Shares, and ACE Rights, as the case may be, will give rise to a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any amount included in the Canadian Holder's income as interest and any reasonable costs of disposition, exceed (or are exceeded by) the Canadian Holder's adjusted cost base of the Affected Financial Debt Claim. Any such capital gain (or capital loss) will be subject to the treatment described below under the heading "Taxation of Capital Gains and Capital Losses". A Canadian Holder's proceeds of disposition of



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Affected Financial Debt Claims will be an amount equal to the fair market value at the time of the exchange of the EDP Shares and ACE Rights, as the case may be, received on the exchange. A Canadian Holder will be considered to have acquired EDP Shares and ACE Rights, as the case may be, at a cost equal to their fair market value at the time of the exchange.

Exchange of Affected Unsecured Claims (other than Affected Financial Debt
Claims)

      A Canadian Holder who exchanges Affected Unsecured Claims (other than Affected Financial Debt Claims) for EDP Shares and ACE Rights or AC Non-Voting Shares and ACE Rights, as the case may be, will be considered to have received a payment in settlement of such Holder's Affected Unsecured Claim. The payment will be equal to the fair market value of the AC Non-Voting Shares and ACE Rights or EDP Shares and ACE Rights, as the case may be, issued to such Canadian Holder upon the exchange. The income tax consequences of the payment and the non-payment of any amounts of Affected Unsecured Claims (other than Affected Financial Debt Claims) owing to a Canadian Holder will depend on such Holder's particular circumstances, including the method followed in computing income for income tax purposes, the manner in which such Affected Unsecured Claims are held, the type of property or services to which the Affected Unsecured Claims relate and whether the Canadian Holder has previously claimed a bad or doubtful debt deduction in respect of such Affected Unsecured Claims.


      A Canadian Holder will be considered to have acquired the AC Non-Voting Shares, EDP Shares and ACE Rights, as the case may be, at a cost equal to their fair market value at the time of the exchange.

Exchange of AC Non-Voting Shares

      No gain or loss will be realized on the exchange of AC Non-Voting Shares for ACE Voting Shares or ACE Variable Voting Shares. The Canadian Holder will be considered to have acquired the ACE Voting Shares or ACE Variable Voting Shares at a cost equal to such Holder's cost in the AC Non-Voting Shares immediately before the exchange.

Holding and Disposition of ACE Voting Shares and ACE Variable Voting Shares

      Dividends and deemed dividends on ACE Voting Shares and ACE Variable Voting Shares will be included in a Canadian Holder's income for purposes of the ITA. Such dividends received by an individual Canadian Holder will be subject to the gross-up and dividend tax credit rules generally applicable under the ITA in respect of dividends received on shares of taxable Canadian corporations. A Canadian Holder that is a corporation will include such dividends in computing its income and generally will be entitled to deduct the amount of such dividends in computing its taxable income. A Canadian Holder that is a "private corporation" or a "subject corporation" (as such terms are defined in the ITA), may be liable under Part IV of the ITA to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the ACE Voting Shares and ACE Variable Voting Shares to the extent such dividends are deductible in computing the Canadian Holder's taxable income.

      A Canadian Holder will realize a capital gain (or capital loss) on a disposition or deemed disposition of ACE Voting Shares and ACE Variable Voting Shares (other than to ACE unless purchased by ACE in the open market in the manner in which shares are normally purchased by any member of the public in the open market) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the adjusted cost base to the Canadian Holder of such ACE Voting Shares and ACE Variable Voting Shares, and any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is the same as described below under the heading "Taxation of Capital Gains and Capital Losses".

Holding and Disposition of EDP Shares


      The tax consequences to a Canadian Holder of receiving dividends and deemed dividends on EDP Shares, and on the disposition of EDP Shares (otherwise than through a redemption or retraction or following the exercise by ACE of its Retraction Call Right, EDP Call Right or Liquidation Call Right, as such terms are defined in "Description of the Plan - Description of the Share Capital of ACE and Air Canada - EDP Shares", or by a purchase by Air Canada in the open market in the manner in which shares are



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normally purchased by any member of the public in the open market) will be identical to those described above under the heading "Holders Residents of Canada -- Holding and Disposition of ACE Voting Shares and ACE Variable Voting Shares" subject, for a Canadian Holder that is a corporation receiving dividends on EDP Shares, to the qualification of such shares as distress preferred shares under the ITA.

      Based in part on facts presented to counsel by the management of Air Canada, as to Air Canada's financial difficulty status at the time of the issuance of such shares, the EDP Shares should, when issued to an Affected Financial Debtholder, meet, for five years following their issuance, the statutory requirements for such shares to be described in paragraph (e) of the definition "term preferred shares" in subsection 248(1) of the ITA and therefore not be subject to the rules pertaining to "term preferred shares" and "taxable preferred shares" (as such terms are defined in the ITA). If a contrary view were successfully adopted by the CRA, the EDP Shares issued to an Affected Financial Debtholder may be treated as "term preferred shares" and would be treated as "taxable preferred shares" for the purposes of the ITA.

      In any event, the EDP Shares will not be described in paragraph (e) of the definition of "term preferred shares" in subsection 248(1) of the ITA when issued to Canadian Holders other than Affected Financial Debtholders and will be treated as taxable preferred shares and may be treated as term preferred shares. As such, a Canadian Holder that is a "specified financial institution" (as such term is defined under the ITA), holding EDP Shares in the ordinary course of its business would not be allowed a deduction for the amount of the dividend received and included in its income in respect of the EDP Shares. However, provided the EDP Shares are listed on a prescribed stock exchange (which includes the TSX), such Canadian Holder that is a "specified financial institution" would be allowed to benefit from a deduction for the amount of the dividends received and included in its income in respect of the EDP Shares provided that such Canadian Holder does not, either alone or together with persons with whom it does not deal at arm's length, receive (and is not deemed to receive) in the aggregate dividends in respect of more than ten percent (10%) of the issued and outstanding EDP Shares, at the time a dividend is received or deemed to be received. The conditions of the EDP Shares specifically require Air Canada to make a qualified election to increase its own liability to tax under
Part VI.1 of the ITA, so that Canadian Holders will not be subject to tax under Part. IV.1 of the ITA on dividends or deemed dividends received on the EDP Shares that are considered taxable preferred shares.


      On the redemption (including a retraction) of an EDP Share by Air Canada (otherwise than by a purchase by Air Canada in the open market in the manner in which shares are normally purchased by any member of the public in the open market) in consideration for cash, ACE Voting Shares and/or ACE Variable Voting Shares, as the case may be, a Canadian Holder will be deemed to have received a dividend equal to the amount, if any, paid by Air Canada in excess of the paid-up capital of such EDP Shares at such time as computed for purposes of the ITA. The amount paid by Air Canada on such redemption (or retraction) will be equal to the amount of cash and the fair market value of the ACE Voting Shares or ACE Variable Voting Shares received at the time of the redemption (or retraction). The amount of any such deemed dividend will generally not be included in computing the Canadian Holder's proceeds of disposition for purposes of computing the capital gain or loss arising on disposition of such EDP Shares. The tax consequences to a Canadian Holder of receiving such deemed dividend will be identical to those described under the heading "Holders Residents of Canada - Holding and Disposition of ACE Voting Shares and ACE Variable Voting Shares. In the case of a corporate holder, it is possible that in certain circumstances all or part of any such deemed dividend may be treated as proceeds of disposition giving rise to a capital gain (or a capital loss) as described below and not as a dividend.


      A Canadian Holder will also realize a capital gain (or capital loss) if Air Canada redeems (or retracts) the EDP Shares, in consideration for cash, ACE Voting Shares or ACE Variable Voting Shares, as the case may be, equal to the amount by which the proceeds of disposition (less the amount of any deemed dividend discussed above) exceed (or are exceeded by) the adjusted cost base to the Canadian Holder of such EDP Shares, and any reasonable costs of disposition. A Canadian Holder's proceeds of disposition of EDP Shares upon their redemption (or retraction) will be equal to the amount of cash received and the fair market value at the time of redemption (or retraction) of the ACE Voting Shares or ACE Variable Voting


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



Shares reduced by the amount of any deemed dividend discussed above. The tax treatment of any such capital gain (or capital loss) is the same as described below under the heading "Taxation of Capital Gains and Capital Losses". The cost to a Canadian Holder of the ACE Voting Shares or ACE Variable Voting Shares received on such redemption (or retraction) will be equal to their respective fair market value. The adjusted cost base of ACE Voting Shares or ACE Variable Voting Shares acquired on such redemption will be determined at any time by averaging the cost of such acquired shares with the cost of any other ACE Voting Shares or ACE Variable Voting Shares, as the case may be, owned by a Canadian Holder as capital property at that time.


      The tax consequences to a Canadian Holder upon the exercise by ACE of its Retraction Call Right, EDP Call Right or Liquidation Call Right will be identical to those described under the heading "Holders Residents of Canada - Exchange of Existing AC Shares ".

Exercise of ACE Rights

      A Canadian Holder who exercises ACE Rights and acquires ACE Voting Shares or ACE Variable Voting Shares, will not realize any gain or loss. The cost to the Canadian Holder of the ACE Voting Shares or ACE Variable Voting Shares acquired will be the aggregate of the adjusted cost base, for that Canadian Holder, of the ACE Rights and the price paid for the ACE Voting Shares or ACE Variable Voting Shares upon exercise of the ACE Rights. The adjusted cost base to a Canadian Holder of an ACE Voting Share or an ACE Variable Voting Share so acquired will be averaged with the adjusted cost base of all other ACE Voting Shares or ACE Variable Voting Shares held by the Canadian Holder as capital property immediately prior to the acquisition.

TAXATION OF CAPITAL GAINS AND CAPITAL LOSSES

      In general, one half of the amount of any capital gain (a "TAXABLE CAPITAL GAIN") realized by a Canadian Holder in a taxation year will be included in the Canadian Holder's income in the year and one-half of the amount of any capital loss (an "ALLOWABLE CAPITAL LOSS") realized by a Canadian Holder in a taxation year may be deducted from Taxable Capital Gains realized by the Canadian Holder in the year and any of the three preceding taxation years or in any subsequent year, to the extent and under the circumstances described in the ITA. However, if a Canadian Holder that is a corporation has received dividends on shares it holds or is deemed to have received dividends upon the redemption of shares held by it, which are deductible in computing its taxable income or are not subject to tax, the capital loss otherwise realized in respect of the disposition of such shares will be reduced by the total amounts of such dividends or deemed dividends to the extent and under the circumstances described in the ITA. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or trust.

ADDITIONAL REFUNDABLE TAX

      A Canadian Holder that is a "Canadian-controlled private corporation" (as such term is defined in the ITA) may be liable to pay an additional refundable tax of 6 2/3% on certain investment income including amounts in respect of interest and Taxable Capital Gains.

ELIGIBILITY FOR INVESTMENT

      Provided that a class or series of shares of ACE (as it pertains to ACE Voting Shares, ACE Variable Voting Shares and ACE Rights) and Air Canada (as it pertains to EDP Shares) are listed on a prescribed stock exchange in Canada (which includes the TSX), the ACE Voting Shares, the ACE Variable Voting Shares, the ACE Rights and the EDP Shares would, if issued on the date hereof, be qualified investments under the ITA for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans within the meaning of the ITA. The ACE Voting Shares, the ACE Variable Voting Shares, the ACE Rights and the EDP Shares would not, if issued on the date hereof, be foreign property for the purposes of the ITA.




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


HOLDERS NON-RESIDENT OF CANADA


      The following discussion applies to Holders who for the purposes of the ITA, and at all relevant times are not and will not be deemed to be resident of Canada ("NON-RESIDENT HOLDERS"). In addition, this discussion does not apply to a Non-Resident Holder who uses or holds its Existing Securities in the course of carrying on business in Canada, to an insurer or an authorized foreign bank, which carries on an insurance business or a bank business in Canada and elsewhere, or to a "foreign affiliate" as defined in subsection 95(1) of the ITA.


Cancellation of Other Equity Securities

      The cancellation of Other Equity Securities for no consideration will generally result in a capital loss to a Non-Resident Holder equal to the adjusted cost base of the Other Equity Securities immediately before their cancellation. Provided that the Other Equity Securities constitute a right to acquire Existing Securities, then the tax treatment of any such capital loss is the same as described under the heading "Holders Non-Resident of Canada - Disposition of Existing AC Shares and New Securities".

Exchange of Affected Unsecured Claims


      Upon the exchange by a Non-Resident Holder of Affected Unsecured Claims for AC Non-Voting Shares, EDP Shares and ACE Rights, as the case may but, no taxes will be payable under the ITA by such Non-Resident Holder.

      However, provided that the accrued but unpaid interest is not otherwise exempt from withholding tax, a Non-Resident Holder holding Affected Financial Debt Claims will be subject to a withholding tax under the ITA at a rate of twenty-five percent (25%) of the amount of interest which is or is deemed to be paid or credited, and may be reduced by virtue of the provisions of an income tax treaty or convention between Canada and the country of which the Non-Resident Holder is a resident. Under the Plan, the EDP Shares, AC Non-Voting Shares and ACE Rights, as the case may be, will be allocated first to the principal amount of the Affected Financial Debt Claims, and the balance, if any, to the accrued interest in respect of the Affected Financial Debt Claims.


Disposition of Existing AC Shares and New Securities

      A Non-Resident Holder will not be subject to tax under the ITA on any Taxable Capital Gain (or will not be entitled to deduct any Allowable Capital Loss in computing taxable income earned in Canada to offset any Taxable Capital
Gain) realized on a disposition of Existing AC Shares and New Securities, as the case may be, unless the Existing AC Shares and New Securities constitute "taxable Canadian property" (as defined in the ITA) at the time of their disposition, and such gain is not otherwise exempt from tax under the ITA pursuant to the provisions of an applicable income tax treaty or convention. Provided that Existing AC Shares and New Securities are listed on a prescribed stock exchange (which includes the TSX) at the time of such disposition, generally such shares would not constitute taxable Canadian property to a Non-Resident Holder unless at any time during the 60-month period immediately preceding their disposition, the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm's length, or the Non-Resident Holder together with all such persons, owned twenty-five percent (25%) or more of the issued shares of any class or series of Air Canada or ACE.

      In the event that an Existing AC Share or New Security, as the case may be, is taxable Canadian property to a Non-Resident Holder, any Taxable Capital Gain (or any Allowable Capital Loss) realized by the Non-Resident Holder upon the disposition of the Existing AC Share or New Security, as the case may be, may be exempt from tax under the ITA (or may not be used in computing taxable income earned in Canada to offset any Taxable Capital Gain) pursuant to an applicable income tax treaty or convention. Non-Resident Holders should consult their own tax advisors with respect to the availability of any relief under the terms of any applicable income tax treaty or convention in their particular circumstances.

      In the event that an EDP Share constitutes "taxable Canadian property" to a Non-Resident Holder and any Taxable Capital Gain (or Allowable Capital Loss) that would be realized by the Non-Resident

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


Holder upon the disposition of such share is not exempt from tax under the ITA (or may be used in computing taxable income earned in Canada to offset any Taxable Capital Gain) pursuant to an applicable income tax treaty or convention, then the tax consequences described above under the heading "Holders Resident of Canada - Holding and Disposition of EDP Shares" will generally apply.

      In the event that an Existing AC Share constitutes "taxable Canadian property" to a Non-Resident Holder and any Taxable Capital Gain (or Allowable Capital Loss) that would be realized by the Non-Resident Holder upon the disposition of such share is not exempt from tax under the ITA (or may be used in computing taxable income earned in Canada to offset any Taxable Capital Gain) pursuant to an applicable income tax treaty or convention, then the tax consequences described above under the heading "Holders Resident of Canada - Exchange of Existing AC Shares" will generally apply.

      In the event that an AC Non-Voting Share constitutes "taxable Canadian property" to a Non-Resident Holder and any Taxable Capital Gain (or Allowable Capital Loss) that would be realized by the Non-Resident Holder upon the disposition of such share is not exempt from tax under the ITA (or may be used in computing taxable income earned in Canada to offset any Taxable Capital Gain) pursuant to an applicable income tax treaty or convention, then the tax consequences described above under the heading "Holders Resident of Canada - Exchange of AC Non-Voting Shares" will generally apply.

      In the event that an ACE Voting Share or ACE Variable Voting Share constitutes "taxable Canadian property" to a Non-Resident Holder and any Taxable Capital Gain (or Allowable Capital Loss) that would be realized by the Non-Resident Holder upon the disposition of such share is not exempt from tax under the ITA (or may be used in computing taxable income earned in Canada to offset any Taxable Capital Gain) pursuant to an applicable income tax treaty or convention, then the tax consequences described above under the heading "Holders Resident of Canada - Holding and Disposition of ACE Voting Shares and ACE Variable Voting Shares" will generally apply.

      Provided that the Existing AC Shares and New Securities are listed on a prescribed stock exchange, a Non-Resident Holder will not be subject to the requirements of section 116 of the ITA and no amount will be required to be withheld and remitted from the proceeds of disposition of the Existing AC Shares and New Securities, by the purchaser, in compliance with the provisions of the ITA.

Exercise of ACE Rights

      No taxes will be payable by a Non-Resident Holder upon exercise of the ACE Rights. When an ACE Right is exercised, the cost to the Non-Resident Holder of the ACE Voting Share or ACE Variable Voting Share, as the case may be, thus acquired will be the aggregate of the adjusted cost base, for that Non-Resident Holder, of the ACE Rights and the price paid for the ACE Voting Share or ACE Variable Voting Share, as the case may be, upon exercise of the ACE Rights. The adjusted cost base of the ACE Rights will be equal to their fair market value on the date of grant. For purposes of determining the adjusted cost base to a Non-Resident Holder of an ACE Voting Share or ACE Variable Voting Share, as the case may be, so acquired, the cost of the ACE Voting Share or ACE Variable Voting Share, as the case may be, will be averaged with the adjusted cost base of all other ACE Voting Shares or ACE Variable Voting Shares, as the case may be, held by the Non-Resident Holder as capital property immediately prior to the acquisition.

Dividends on New Securities


      Dividends paid or deemed paid by Air Canada or ACE to a Non-Resident Holder on its New Securities will be subject to Canadian withholding tax in the amount of 25%. Such withholding tax may be reduced by virtue of the provisions of an applicable income tax treaty or convention.


CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general discussion of the material anticipated United States federal income tax consequences of the Plan to Affected Unsecured Creditors and Existing AC Shareholders who are U.S. holders, as defined below, as well as the ownership and disposition of the ACE Variable Voting Shares,


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ACE Voting Shares, EDP Shares and ACE Rights Shares by such U.S. holders. The tax treatment of a U.S. holder might vary depending upon such U.S. holder's particular situation, and certain U.S. holders - including foreign persons or entities, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons holding notes as a hedge or that are hedged against interest rate or currency risks, persons holding notes as part of a straddle or conversion transaction for tax purposes, holders whose functional currency for U.S. tax purposes is not the U.S. dollar, or holders owning 10% or more of the voting stock of Air Canada or ACE - might be subject to special rules not discussed below. In addition, this discussion does not consider the effect of any foreign, state or other tax laws that may be applicable to particular U.S. holders. This summary assumes that U.S. holders hold their Existing AC Shares, and will hold their ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares, as "capital assets" within the meaning of Section 1221 of the Code, and that for United States federal income tax purposes the Affected Unsecured Claims will be treated as debt and that the EDP Shares will be treated as equity of Air Canada. This summary further assumes that the transactions occurring pursuant to the Plan will occur as described above, under the heading, "Description of the Plan - Corporate and Capital Reorganization - Implementation Steps".

      The United States federal income tax consequences of the transactions contemplated by the Plan to U.S. holders of Affected Unsecured Claims (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, (1) whether an Affected Unsecured Claim is a "security" for federal income tax purposes; (2) the manner in which a U.S. holder acquired such claim; (3) the length of time such claim has been held; (4) whether such claim was acquired at a discount; (5) whether the U.S. holder has taken a bad debt deduction with respect to such claim (or any portion thereof) in the current or prior years; (6) whether the U.S. holder has previously included in its taxable income accrued but unpaid interest with respect to such claim; (7) the U.S. holder's method of tax accounting; and (8) whether such claim is an installment obligation for federal income tax purposes. Therefore, U.S. holders should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan. This discussion assumes that the U.S. holder of an Affected Unsecured Claim has not taken a bad debt deduction with respect to such claim (or any portion thereof) in the current or any prior year and such claim did not become completely or partially worthless in a prior taxable year.

      As used herein a "U.S. holder" means an Affected Unsecured Creditor or an Existing AC Shareholder that is (i) an citizen or individual resident of the United States, (ii) a corporation (or any other entity that is treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust both subject to the primary jurisdiction of a United States court and subject to control by a United States fiduciary as described in section 7701(a)(30) of the Code, or (v) any other person whose income or gain with respect to the Affected Unsecured Claims, Existing AC Shares, Existing AC Preferred Shares, ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares is effectively connected with the conduct of a United States trade or business.

      This summary is based on the Code and applicable Treasury regulations, rulings, administrative pronouncements, decisions and other guidance as of the date hereof, all of which are subject to change or different interpretations, by legislative action, administrative action or judicial decision, at any time, with possible retroactive effect. We have not sought a ruling from the Internal Revenue Service (the "IRS") with regard to the United States federal income tax treatment of the Plan or the transactions thereunder, and therefore there can be no assurance that the IRS will agree with the conclusions set forth below.

      United States holders should consult their own tax advisors to determine their particular tax consequences of the Plan under federal and applicable state, local and foreign tax laws.


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FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO AFFECTED UNSECURED CREDITORS

      To the extent that the amounts received in exchange for the Affected Unsecured Claims are treated for tax purposes as received in whole or in part in satisfaction of accrued or compounded but unpaid interest or accrued original issue discount on the Affected Unsecured Claims, then the amount so treated would be taxable to the U.S. holder as interest income if and to the extent such amounts previously have not been included in such holder's gross income, in accordance with such U.S. holder's method of accounting.

      Except as described below (if such claim is a "security" for United States federal income tax purposes), a U.S. holder of an Affected Unsecured Claim generally will recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the fair market value of the AC Non-Voting Shares or the EDP Shares (in the case of an Affected Financial Debtholder or other Unsecured Creditors who receive EDP Shares) and the fair market value, if any, of the ACE Rights, and (ii) the U.S. holder's adjusted tax basis in its Affected Unsecured Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the U.S. holder, the nature of the Affected Unsecured Claim in such U.S. holder's hands, whether the Affected Unsecured Claim constitutes a capital asset in the hands of the U.S. holder, whether the Affected Unsecured Claim was purchased at a discount, and whether and to what extent the U.S. holder has previously claimed a bad debt deduction with respect to its Affected Unsecured Claim. A U.S. holder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Implementation Date or a prior taxable year. The adjusted tax basis in AC Non-Voting Shares, EDP Shares (in the case of Affected Financial Debtholders or other Unsecured Creditors who receive EDP Shares) and ACE Rights will generally be equal to the fair market value of such AC Non-Voting Shares, EDP Shares and ACE Rights on the date of the exchange. The holding period for the AC Non-Voting Shares, the EDP Shares and the ACE Rights will begin on the day following such exchange.

      Certain U.S. holders may be affected by the Code's rules dealing with "market discount." In general, if a U.S. holder acquired its Affected Unsecured Claim at a "market discount" and recognizes gain as a result of the Plan (under the rules discussed above), such gain will be characterized as ordinary income to the extent of accrued market discount not previously included in income under the Code's market discount rules. Market discount, generally, equals the excess, if any, of (i) the unpaid principal balance of the Affected Unsecured Claim at the time it is acquired by the U.S. holder, over (ii) the U.S. holder's tax basis in the Affected Unsecured Claim immediately after its acquisition (subject to a specified de minimis exception). Generally, market discount is treated as accruing over the term of the note on a straight-line basis unless the U.S. holder elects to accrue on a constant yield rate basis.

      In the case of any U.S. holder of an Affected Unsecured Claim whose claim constitutes a "security" for federal income tax purposes, the exchange of such Affected Unsecured Claim for AC Non-Voting Shares or EDP Shares and ACE Rights may constitute a recapitalization that is treated as a tax-free reorganization, and if so treated, such U.S. holder generally will not recognize income, gain or loss for United States federal income tax purposes, except with regard to amounts treated as interest. To the extent that amounts received in exchange for the Affected Unsecured Claims are treated as interest, described above, a U.S. holder likely will recognize gain or loss (which likely will be ordinary gain or loss) equal to the difference between (i) the U.S. holder's adjusted cost basis in the Affected Unsecured Claims attributable to the accrual of interest with respect to such Affected Unsecured Claims on or after the beginning of such holder's holding period, and (ii) the portion, if any, of the consideration received in the exchange of such Affected Unsecured Claims that is attributable to such accrued interest. Application of the foregoing rules to accrued original issue discount is uncertain. U.S. holders are urged to consult their tax advisors regarding application of these rules to accrued original issue discount. Further, if the consideration received in the exchange by a U.S. holder is less than the unpaid interest and the original issue discount with respect to Affected Unsecured Claims accrued during the period held by such holder, such holder may not be treated as having participated in the recapitalization for United States federal income tax


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
purposes, and therefore may recognize a loss in the exchange. Any such U.S. holders should consult their tax advisors in such circumstances.

      If the Affected Unsecured Claims constitute "securities" for United States federal income tax purposes, and the exchange of such claims for AC Non-Voting Shares or EDP Shares and ACE Rights is treated as a tax-free reorganization for United States federal income tax purposes, a U.S. holder's aggregate adjusted tax basis in the AC Non-Voting Shares or EDP Shares and ACE Rights received under the Plan will be equal, in the aggregate, to such holder's adjusted tax basis in its Affected Unsecured Claim, increased by the amount of any gain recognized by such U.S. holder on the exchange. A U.S. holder's holding period in the AC Non-Voting Shares or EDP Shares and ACE Rights received in exchange for its Affected Unsecured Claim will include such holder's holding period in the Affected Unsecured Claim. However, such U.S. holder's holding period for any AC Non-Voting Shares or EDP Shares and ACE Rights that are attributable to original issue discount on the Affected Unsecured Claims exchanged therefor that accrued during such holder's holding period, will begin on the day following the date of the exchange. Whether an Affected Unsecured Claim constitutes a "security" is based on a number of factors. U.S. holders of Affected Unsecured Claims should consult their own tax advisors to determine whether their claim constitutes a "security."

      U.S. holders generally will not recognize income, gain or loss on the exchange of AC Non-Voting Shares for ACE Variable Voting Shares or ACE Voting Shares (in the case of Proven Canadians). U.S. holders will have a tax basis in the ACE Variable Voting Shares or ACE Voting Shares received in the exchange equal to their adjusted tax basis in the AC Non-Voting Shares exchanged therefor, and their holding period in the ACE Variable Voting Shares or ACE Voting Shares will include such U.S. holder's holding period in the AC Non-Voting Shares exchanged therefor.

      U.S. holders of Affected Unsecured Claims who acquire ACE Rights Shares in the Rights Offering will have a tax basis in their ACE Rights Shares equal to their tax basis in the ACE Rights, as determined above, plus the amount paid for such shares. A U.S. holder's holding period for ACE Rights Shares acquired in the Rights Offering will begin on the day such ACE Rights are exercised. U.S. holders of an Affected Unsecured Claim who elect not to subscribe for any of their allowed ACE Rights Shares will have a loss equal to their tax basis in the ACE Rights.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO EXISTING AC SHAREHOLDERS

Existing AC Preferred Shareholders

      U.S. holders of Existing AC Preferred Shares will generally recognize a loss measured by the difference between (i) cash, if any, received and (ii) their adjusted tax basis in such Existing AC Preferred Shares. To the extent any U.S. holder of Existing AC Preferred Shares receives cash under the Plan and such cash is attributable to accrued but unpaid dividends on such Existing AC Preferred Shares, such U.S. holder may be treated as recognizing ordinary income for United States federal income tax purposes.

Existing AC Common Shareholders and Existing AC Class A Shareholders

      The exchange of Existing AC Common Shares and Existing AC Class A Shares for ACE Voting Shares and ACE Variable Voting Shares, respectively, pursuant to the Plan should constitute a tax-free exchange for United States federal income tax purposes. As a result, a U.S. holder that receives ACE Variable Voting Shares and ACE Voting Shares should not recognize taxable income, gain or loss, and the U.S. holder's aggregate tax basis in the ACE Variable Voting Shares and ACE Voting Shares received in exchange for Existing AC Common Shares and Existing AC Class A Shares should equal such U.S. holder's adjusted tax basis in the Existing AC Shares exchanged therefor. A U.S. holder's holding period for the ACE Variable Voting Shares or ACE Voting Shares should include the holding period for Existing AC Common Shares and the Existing AC Class A Shares exchanged therefor. A U.S. holder of Existing AC Common Shares and Existing AC Class A Shares that does not receive any ACE Variable Voting Shares or ACE Voting Shares will generally recognize a loss for United States federal income tax purposes equal to

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
such U.S. holder's adjusted tax basis in the Existing AC Common Shares and Existing AC Class A Shares, as the case may be.

Holders of Other Equity Securities

      Pursuant to the Plan, all U.S. holders of Other Equity Securities will generally recognize a loss for United States federal income tax purposes equal to such U.S. holder's adjusted tax basis in the options, warrants or other rights or entitlements.

FEDERAL INCOME TAX CONSEQUENCES TO OWNERSHIP OF THE ACE VARIABLE VOTING SHARES, ACE VOTING SHARES, EDP SHARES AND ACE RIGHTS SHARES

ACE VARIABLE VOTING SHARES, ACE VOTING SHARES, EDP SHARES AND ACE RIGHTS SHARES

Distributions on ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares

      Subject to the discussion of passive foreign investment companies below, the gross amount of any distribution on the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares paid out of ACE's (or, in the case of EDP Shares, Air Canada's) current or accumulated earnings and profits (as determined for United States federal income tax purposes) to a U.S. holder (including the amount of any Canadian taxes withheld therefrom) will be includible as ordinary income by such U.S. holder as a dividend when received or accrued in accordance with such holder's method of accounting. The amount of any distribution of property other than cash will be the fair market value of such property on the date of the distribution. To the extent a U.S. holder receives a distribution that exceeds ACE's (or, in the case of EDP Shares, Air Canada's) current or accumulated earnings and profits, the distribution will be treated first as a non-taxable return of capital that reduces such holder's adjusted tax basis in its ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares (to the extent of such basis) and thereafter as taxable gain from the sale or exchange of such ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares. Generally, dividends received by a U.S. holder will not be eligible for the dividends received deduction applicable to corporations.

      The gross amount of a distribution paid in Canadian dollars will be includible in a U.S. holder's income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such distribution is received, regardless of whether the payment is converted into U.S. dollars. If the Canadian dollars are converted into U.S. dollars on the date of the payment, the U.S. holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of Canadian dollars as distributions. If, instead, the Canadian dollars are converted at a later date, any currency gains or losses resulting from the conversion of the Canadian dollars will be treated as U.S. source ordinary income or loss. Any amounts recognized as dividends will generally constitute foreign source income and passive income (or, in the case of certain U.S. holders, financial services income) for U.S. foreign tax credit limitation purposes.

      Any Canadian tax withheld with respect to distributions made on the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares may, subject to certain limitations, be claimed as a foreign tax credit against a U.S. holder's United States federal income tax liability or may be claimed as a deduction for United States federal income tax purposes. The limitation of foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing the foreign tax credit are complex and U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

SALE, EXCHANGE OR RETIREMENT OF THE ACE VARIABLE VOTING SHARES, ACE VOTING SHARES, EDP SHARES AND ACE RIGHTS SHARES

      Subject to the application of the passive foreign investment company rules described below, a U.S. holder generally will recognize income, gain or loss on the sale or exchange (and in the case of the EDP Shares, on the retirement, retraction, or exercise of the liquidation call right) of the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares in an amount equal to the difference

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
between the amount realized on the sale, exchange, retirement, retraction or exercise of the liquidation call right of the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares, and the U.S. holder's adjusted tax basis in such ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares, respectively. A U.S. holder's adjusted tax basis in the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares is discussed above. Any gain or loss recognized on the sale, exchange or retirement of the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares will generally be long-term capital gain or loss if the U.S. holder has held the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares, as the case may be, as capital assets for more than one year, other than amounts attributable to accrued interest or market discount.

Passive Foreign Investment Company

      Currently, Air Canada does not believe that it is or will become, and does not expect ACE to be, a passive foreign investment company ("PFIC"). In general, a foreign corporation is a PFIC for any taxable year in which (1) 75% or more of its gross income consists of passive income (such as dividends, interest, rents and royalties) or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. The determination of whether Air Canada or ACE may be a PFIC will be based on its income and assets, as well as those of its subsidiaries and certain affiliates, from time to time. Since Air Canada's or ACE's income and assets will vary over time, there can be no assurance that Air Canada or ACE will not be considered a PFIC for any taxable year. Special tax rules apply to distributions in respect of, and gains realized upon the disposition of, shares of a PFIC. United States holders of ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares should consult their tax advisors about the possibility that Air Canada or ACE, as the case may be, may be a PFIC and the rules that would apply to such holders if it were.

Transfer Reporting Requirements

      United States holders of Affected Unsecured Claims and Existing AC Shareholders may be required to file IRS Form 926 or similar form with the IRS if certain ownership and other requirements are met. Failure to file any such required form, could result in a penalty equal to 10% of the aggregate fair market value of the Affected Unsecured Claims or Existing AC Shares (subject to a maximum penalty of U.S.$ 100,000, except in cases involving intentional disregard). U.S. holders should consult their tax advisors with respect to this or any other reporting requirement that may apply with respect to the acquisition of the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares or ACE Rights Shares.

Information Reporting and Backup Withholding

      The payment within the United States of principal, interest or dividends on the ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares, as well as proceeds from the disposition of such ACE Variable Voting Shares, ACE Voting Shares, EDP Shares and ACE Rights Shares, held by certain non-corporate holders, may be subject to U.S. information reporting rules. Such payments also may be subject to U.S. backup withholding, unless such U.S. holder provides a taxpayer identification number or otherwise establishes an exemption under the Code. However, such withholding amount is not an additional tax, and may be credited against such U.S. holder's United States federal income tax liability or refunded if the amounts so withheld exceed such U.S. holder's income tax liability.

                         WHERE YOU CAN FIND INFORMATION

      Air Canada is subject to continuous disclosure requirements of Canadian securities legislation and the TSX. Information filed by Air Canada with Canadian securities regulators and the TSX can be inspected at the offices of the Autorite des marches financiers, 800 Square Victoria, 22nd Floor, P.O. Box 246, Tour de la Bourse, Montreal, Quebec, H4Z 1G3 and at the TSX, 3rd Floor, 2 First Canadian Place, 130 King Street West, Toronto, Ontario M5X 1J2. Generally, such information is also available at www.sedar.com.

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

      More information about the Applicants' restructuring is available from Air Canada's website at www.aircanada.ca/notice/.

      All materials filed and Court orders issued pursuant to the CCAA Proceedings can be obtained from the website of Air Canada's legal counsel, Stikeman Elliott LLP, at www.stikeman.com/ac/.

      ACE has filed the Registration Statement on Form F-10 with the SEC with respect to the ACE Variable Voting Shares and ACE Voting Shares to be issued upon the exercise of ACE Rights. This Circular/Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement or the exhibits that are part of the Registration Statement.

      Air Canada is currently subject to certain of the informational requirements of the 1934 Act, and in accordance therewith, files reports and other information with the SEC. After the Completion Time, ACE will also be subject to such informational requirements. Under a multi-jurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. In addition, as foreign private issuers, Air Canada is, and ACE will be, exempt from the rules under the 1934 Act prescribing the furnishing and content of proxy statements, and their respective officers, directors and principal shareholders are and will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the 1934 Act.

      The Registration Statement of which this Circular/Prospectus forms a part, including the exhibits thereto, as well as any reports and other information Air Canada has filed with the SEC may be inspected and copied at prescribed rates at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website (www.sec.gov) that contains the reports and other information that Air Canada and ACE file or furnish electronically.

      ALL WEB ADDRESSES INCLUDED TO IN THIS CIRCULAR/PROSPECTUS ARE FOR INDICATIVE REFERENCES ONLY AND THE WEBSITE CONTENT FOUND AT SUCH WEB ADDRESSES IS NOT INCORPORATED BY REFERENCE IN THIS CIRCULAR/PROSPECTUS


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                              APPROVAL OF CIRCULAR

     The contents of this Circular and its delivery to Affected Unsecured Creditors have been approved by the board of directors of each of Air Canada, 3838722 Canada Inc, Air Canada Capital Ltd., Jazz Air Inc., Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc. and ZIP Air Inc.


   DATED at Montreal, this 12th day of July, 2004.

                                         AIR CANADA

                                         By: (Signed)
                                             --------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Vice President and Corporate
                                                    Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         3838722 CANADA INC.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         AIR CANADA CAPITAL LTD.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Vice President and Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         JAZZ AIR INC.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Assistant Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         MANOIR INTERNATIONAL FINANCE LTD.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         SIMCO LEASING LTD.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Assistant Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         WINGCO LEASING INC.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Secretary

   DATED at Montreal, this 12th day of July, 2004.

                                         ZIP AIR INC.

                                         By: (Signed)
                                             ----------------------------------
                                             Name:  Paul Letourneau, Q.C.
                                             Title: Assistant Secretary



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

                        APPENDIX A -- FORM OF RESOLUTION

                        APPENDIX A -- FORM OF RESOLUTION


BE IT RESOLVED THAT:

1. the consolidated plan of reorganization, compromise and arrangement (the "Plan") proposed by Air Canada, 3838722 Canada Inc., Air Canada Capital Ltd., Jazz Air Inc., Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc., and Zip Air Inc. (the "Applicants") pursuant to the provisions of the Companies' Creditors Arrangement Act (Canada) (the "CCAA"), which incorporates and consolidates the AC Reorganization, the Second AC Reorganization, the ACE Arrangement and the AC Capital Arrangement (each as defined in the Plan) and which Plan has been presented to this meeting and which is substantially in the form contained in Appendix B to the circular, proxy statement of the Applicants dated July 12, 2004 (the "Circular") (as such Plan may be modified or amended as provided for in the Plan) be and it is hereby accepted, approved, agreed to and authorized to be filed;

2. notwithstanding the passing of this resolution or the passing of similar resolutions or the approval of the Ontario Superior Court of Justice (the "Court"), the board of directors of each of the Applicants, without further notice to, or approval of, the Affected Unsecured Creditors of the Applicants, subject to the terms of the Plan, may decide not to proceed with the Plan or may revoke this resolution at any time prior to the Plan becoming effective, providing that any such decision after the issue of a sanction order shall require the approval of the Monitor and the Court; and

3. any director or officer of each of the Applicants be and is hereby authorized, for and on behalf of each of the Applicants, respectively, (whether under its respective corporate seal or otherwise), to execute and deliver, or cause to be executed and delivered, any and all documents and instruments and to take or cause to be taken such other actions as he or she may deem necessary or desirable to implement this resolution and the matters authorized hereby, including the transactions required by the Plan, such determination to be conclusively evidenced by the execution and delivery of such documents or other instruments or the taking of any such actions.

                               APPENDIX B -- PLAN

                               APPENDIX B -- PLAN

                                                          Action No.: 03-CL-4932

              IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

               IN THE MATTER OF SECTION 191 OF THE CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE AND
             ARRANGEMENT OF AIR CANADA AND THE APPLICANTS LISTED ON
                                  APPENDIX "A"

                   APPLICATION UNDER THE COMPANIES' CREDITORS
                                  ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

               CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND
                                  ARRANGEMENT


                                  JULY 12, 2004

               CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND
                                   ARRANGEMENT

Consolidated Plan of Reorganization, Compromise and Arrangement of Air Canada and certain of its subsidiaries, and involving ACE and certain of its subsidiaries, pursuant to the Companies' Creditors Arrangement Act, R.S.C. 1985,
c. C-36, as amended, and pursuant to Section 191 and Section 192 of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended, and Section 193 of the Alberta Business Corporations Act, R.S.A. 2000, c. B-9, as amended.

                                   ARTICLE 1

                                 INTERPRETATION

SECTION 1.1 DEFINITIONS

      In this Plan (including the Appendix and Schedules hereto), unless otherwise stated or the context otherwise requires:

      "3838722" means 3838722 Canada Inc., a corporation incorporated and existing under the CBCA;

      "ABCA" means the Business Corporations Act (Alberta);

      "ABCA REGISTRAR" means the Registrar as defined in Section 1 of the ABCA;

      "AC ARTICLES OF REORGANIZATION" means the articles of reorganization of Air Canada, substantially in the form attached hereto as Schedule "C", filed with the Director under the CBCA as contemplated by Section 5.1(1)(c) and effecting the AC Reorganization;

      "AC CAPITAL" means Air Canada Capital Ltd., a corporation incorporated and existing under the ABCA;

      "AC CAPITAL ARRANGEMENT" means the arrangement of AC Capital, Wingco and Subco pursuant to Section 193 of the ABCA and the AC Capital Articles of Arrangement pursuant to which AC Capital, Wingco and Subco shall be amalgamated;

      "AC CAPITAL ARTICLES OF ARRANGEMENT" means the articles of arrangement of AC Capital, Wingco and Subco, substantially in the form attached hereto as Schedule "F", filed with the ABCA Registrar as contemplated by Section 5.1(1)(q) and effecting the AC Capital Arrangement;

      "AC CAPITAL PLAN OF ARRANGEMENT" means the plan of arrangement contemplated by the AC Capital Articles of Arrangement giving effect to the AC Capital Arrangement;

      "AC CLASS A SHARES" means the Class A non-voting shares in the capital of Air Canada;

      "AC COMMON SHARES" means the commons shares in the capital of Air Canada;

      "AC NON-VOTING SHARES" means the non-voting shares in the capital of Air Canada created pursuant to the Second AC Reorganization to be subsequently exchanged for ACE Variable Voting Shares or ACE Voting Shares, as applicable;

      "AC ONLINE ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement between Air Canada and the AC Online Business Partnership pursuant to which Air Canada transfers the AC Online Unit to AC Online Business Partnership;

      "AC ONLINE BUSINESS PARTNERSHIP" means the Air Canada Business Partnership to which is transferred the AC Online Unit;


      "AC ONLINE UNIT" means the office functions relating to Internet technology platform being transferred to AC Online Business Partnership as part of the Business Restructuring;

      "AC REDEEMABLE SHARES" means the redeemable shares in the capital of Air Canada resulting from the conversion of the AC Preferred Shares pursuant to the AC Reorganization;


      "AC REORGANIZATION" means the reorganization of Air Canada's share capital pursuant to Section 191 of the CBCA and pursuant to the AC Articles of Reorganization pursuant to which, among other things: (i) the AC Preferred Shares will be converted into AC Redeemable Shares and (ii) the rights, privileges, restrictions and conditions attaching to the AC Common Shares and to the AC Class A Shares will be amended to provide, in the case of each such class of shares, for an exchange right exercisable at Air Canada's option, pursuant to which ACE, at any time after the redemption of the AC Redeemable Shares, on exercise of such option by Air Canada shall deliver ACE Voting Shares to all holders of Existing AC Common Shares and shall deliver ACE Variable Voting Shares to all holders of Existing AC Class A Shares in exchange for ACE receiving all of the Existing AC Common Shares and Existing AC Class A Shares, each such exchange provided for in (ii) to occur on a one-for-one basis;

      "ACE" means ACE Aviation Holdings Inc., a corporation incorporated and existing under the CBCA;


      "ACE ARRANGEMENT" means the arrangement of ACE pursuant to Section 192 of the CBCA and the ACE Articles of Arrangement pursuant to which: (i) the ACE Articles of Incorporation shall be amended to create the ACE Variable Voting Shares, the ACE Voting Shares and the ACE Preferred Shares (with the ACE Variable Voting Shares and the ACE Voting Shares bearing a consolidation feature) and to change the number of directors from three to 11, (ii) the new members of the board of directors of ACE shall be appointed, (iii) the auditors of ACE shall be appointed, and (iv) the by-laws of ACE shall be adopted;


      "ACE ARTICLES OF ARRANGEMENT" means the articles of arrangement of ACE, substantially in the form attached hereto as Schedule "B", filed with the Director under the CBCA as contemplated by Section 5.1(1)(a) and effecting the ACE Arrangement;

      "ACE ARTICLES OF INCORPORATION" means the articles of incorporation of ACE, substantially in the form attached hereto as Schedule "A" filed with the Director under the CBCA;

      "ACE EDP SHARE SUPPORT AGREEMENT" means the support agreement between ACE and Air Canada, pursuant to which, among other things, ACE agrees to issue and deliver ACE Variable Voting Shares and ACE Voting Shares to the holders of EDP Shares in accordance with the share conditions governing the EDP Shares, and pursuant to which ACE agrees to provide funding to Air Canada to pay any required dividends on the EDP Shares to the extent that Air Canada does not have adequate funds for such purpose;

      "ACE HOLDCO" means 4218761 Canada Inc., a corporation incorporated and existing under the CBCA;

      "ACE HOLDCO SHARES" means the issued and outstanding common shares in the capital of ACE Holdco;

      "ACE PLAN OF ARRANGEMENT" means the plan of arrangement contemplated by the ACE Articles of Arrangement and giving effect to the ACE Arrangement;

      "ACE PREFERRED SHARES" means the preferred shares in the capital of ACE having substantially the rights, privileges, restrictions and conditions set out in ACE Articles of Arrangement;

      "ACE RIGHTS" means the subscription rights for ACE Variable Voting Shares or, in the case of Exercising Creditors who are Proven Canadians, for ACE Voting Shares to be granted to Affected Unsecured Creditors;

      "ACE RIGHTS SHARES" means the ACE Variable Voting Shares or, in the case of Exercising Creditors who are Proven Canadians, the ACE Voting Shares to be issued to the Exercising Creditors and/or Deutsche Bank pursuant to the Rights Offering;

      "ACE RIGHTS SHARE POOL" means the pool of ACE Rights Shares available for distribution to Exercising Creditors and/or Deutsche Bank calculated in accordance with Section 6.5;

      "ACE RIGHTS SHARE RESERVE" means the reserve, if any, established and maintained by the Disbursing Agent, into which ACE shall issue and deposit the ACE Rights Shares that would be distributed to Exercising Creditors who hold Disputed Unsecured Claims if such Claims were to become Proven Claims for their entire amount after the Initial Determination Date, pending the proof or disallowance of such Disputed Unsecured Claims;

      "ACE SHARES" means, collectively, the ACE Variable Voting Shares and the ACE Voting Shares;

      "ACE SUPPORT AGREEMENT" means the support agreement between ACE and Air Canada, pursuant to which, among other things, ACE agrees to issue and deliver ACE Variable Voting Shares and ACE Voting Shares to the holders of AC Non-Voting Shares in accordance with the share conditions governing the AC Non-Voting Shares and pursuant to which ACE agrees to issue ACE Variable Voting Shares and ACE Voting Shares to holders of Existing AC Class A Shares and Existing AC Common Shares, respectively, in accordance with the terms of the AC Articles of Reorganization;

      "ACE VARIABLE VOTING SHARES" means the Class A variable-voting shares in the capital of ACE having substantially the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement;

      "ACE VOTING SHARES" means the Class B voting shares in the capital of ACE, having substantially the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement;

      "AEROPLAN" means Aeroplan Limited Partnership, a limited partnership formed and existing under the laws of Quebec;

      "AEROPLAN G.P." means 3913368 Canada Inc., a corporation incorporated and existing under the CBCA;

      "AFFECTED FINANCIAL DEBT CLAIMS" means the Claims as of the Date of Filing set forth on the Affected Financial Debt Claims List;

      "AFFECTED FINANCIAL DEBTHOLDER" means a holder of an Affected Financial Debt Claim to the extent of such Affected Financial Debt Claim;

      "AFFECTED FINANCIAL DEBT CLAIMS LIST" means the list of Affected Financial Debt Claims attached hereto as Schedule "E", as amended or supplemented, from time to time;

      "AFFECTED SENIOR CLAIMS" means the Claims listed in Section A of the Affected Financial Debt Claims List;

      "AFFECTED SUBORDINATED CLAIMS" means the Claims listed in Section B of the Affected Financial Debt Claims List;

      "AFFECTED UNSECURED CLAIMS" means all Claims of any Person;

      "AFFECTED UNSECURED CREDITOR" means a holder of an Affected Unsecured
      Claim;

      "AIR CANADA" means Air Canada, a corporation continued and existing under the CBCA;


      "AIR CANADA BUSINESS PARTNERSHIPS" means, collectively, the limited partnerships constituted under the laws of Quebec for each of the Technical Services Unit, the Groundhandling Unit, the Cargo Unit, the AC Online Unit and Jazz;

      "AIR CANADA BUSINESS PARTNERSHIP UNITS" means the limited partnership units of each of the Air Canada Business Partnerships (other than Jazz) to be issued to and received by Air Canada pursuant to the Asset Purchase Agreements;


      "AIR CANADA OPTIONS" means any options to purchase AC Common Shares and AC Class A Shares issued and outstanding under the Air Canada SOP immediately prior to the Implementation Time;

      "AIR CANADA SAPS" means, collectively, the share appreciation plan established for Air Canada pilots dated September 10, 1998, the share appreciation plan established for the management and administrative and technical support group of Air Canada dated February 18, 1999 and the share appreciation plan established for management of Air Canada dated July 31, 2001;

      "AIR CANADA SOP" means Air Canada's Stock Option Plan authorized by the Board on February 28, 1990 and approved and confirmed by the shareholders of Air Canada on April 26, 1990, as amended;

      "AIR CANADA WARRANTS" means the warrants to purchase AC Class A Shares granted under the Warrant Agreement;

      "APPLICANTS" means Air Canada and 3838722 Canada inc., AC Capital, Jazz, Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc. and ZIP, collectively, and "APPLICANT" means any one of the Applicants;

      "ASSET PURCHASE AGREEMENTS" means the Technical Services Asset Purchase Agreement, the Groundhandling Asset Purchase Agreement, the Cargo Asset Purchase Agreement and the AC Online Purchase Agreement but excluding the Jazz Asset Transfer Agreement;

      "BAR DATE" means the applicable bar date or dates for filing Claims for voting purposes or distribution purposes as set out in the Claims Orders;

      "BASIC ALLOWANCE" means, in respect of an Affected Unsecured Creditor, an entitlement equal to its pro rata portion of the aggregate number of the ACE Rights Shares based on such Affected Unsecured Creditor's Proven Claim in relation to the aggregate amount of Proven Claims, as adjusted for holders of Affected Senior Claims and Affected Subordinated Claims to give effect to the Subordinated Debt Arrangement pursuant to Section 6.4(b);

      "BOARD" means the board of directors of Air Canada, as constituted from time to time;

      "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which commercial banks are generally open for business in Toronto, Ontario;


      "BUSINESS RESTRUCTURING" means transactions described in Section 5.1(1)(g) to Section 5.1(1)(o), Section 5.1(1)(r), Section 5.1(1)(s) and Section 5.1(1)(hh);


      "CBCA" means the Canada Business Corporations Act, as amended;

      "CCAA" means the Companies' Creditors Arrangement Act (Canada), as amended;

      "CCAA PROCEEDINGS" means the proceedings in respect of the Applicants before the Court commenced pursuant to the CCAA;

      "CIBC" means the Canadian Imperial Bank of Commerce;

      "CRA" means the Canada Customs and Revenue Agency;

      "CTA" means the Canada Transportation Act, as amended;

      "CANADIAN" means a "Canadian" as defined for the purposes of the CTA;

      "CARGO" means the business and operations of Air Canada's air cargo services on passenger flights in Canada, the United States and around the world, including cargo related products, services and ground operations;


      "CARGO ASSET PURCHASE AGREEMENT" means the asset purchase agreement between Air Canada and the Cargo Business Partnership pursuant to which Air Canada transfers the Cargo Unit to Cargo Business Partnership in exchange for the issuance to Air Canada or limited partnership units of the Cargo Business Partnership;


      "CARGO BUSINESS PARTNERSHIP" means the Air Canada Business Partnership to which is transferred the Cargo Unit;

      "CARGO UNIT" means the air cargo business and operations of Air Canada in Canada, the United States and, if the required approval from Governmental Entities has been obtained prior to the Implementation Date, such other countries around the world, being transferred to the Cargo Business Partnership as part of the Business Restructuring;

      "CIRCULAR" means the circular and proxy statement and prospectus relating to this Plan, including the Appendices attached thereto and any written amendment or supplement thereto;


      "CLAIM" means (i) any right of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind of one or more of the Applicants owed to such person and any interest accrued thereon or costs payable in respect thereof, whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including the right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation is based in whole or in part on facts existing prior to the Date of Filing, or which would have been claims provable in bankruptcy had the affected Applicant become bankrupt on the Date of Filing, (ii) any Restructuring Claim, or (iii) any Tax Claim; provided however, that "CLAIM" shall not include any Claim which is an Excluded Claim;

      "CLAIMS ORDERS" means, collectively, the Claims Procedure Order, the Part III Complaints Order of the Court dated November 3, 2003 and the Grievance Claims Procedure Order of the Court dated January 29, 2004, as such Orders may be supplemented by further orders of the Court;

      "CLAIMS PROCEDURE ORDER" means the Order of the Court dated September 18, 2003, establishing, among other things, procedures for proving Claims as amended or supplemented from time to time by further Orders of the Court;

      "CLOSING TIME" means the time at which all of the Day One Steps have been completed;

      "COLLECTIVE BARGAINING AGREEMENTS" means the letters of understanding, letters of intent and other written communications with bargaining agents for employees, amending the existing collective agreements;

      "COMMERCIAL SERVICES AGREEMENTS" means the commercial services agreements between Air Canada and each of the Air Canada Business Partnerships pursuant to which the Air Canada Business Partnerships are to provide commercial services to Air Canada for a service fee;

      "COMPLETION TIME" means the time at which all of the transactions contemplated by Section 5.1(1) have been completed;

      "CONFIRMATION DATE" means the date on which the Confirmation Order is made;

      "CONFIRMATION ORDER" means the Order of the Court granting final approval of this Plan as such Order may be amended, modified or varied by the Court from time to time;

      "COURT" means the Ontario Superior Court of Justice (Commercial List);

      "CREDITOR" means any Person having a Claim and may, if the context requires, mean an assignee of a Claim or a trustee, receiver, receiver manager or other Person acting on behalf of such Person, if such assignee or other Person has been recognized by the Monitor;

      "CREDITOR SHARE POOL" means the pool of AC Non-Voting Shares and EDP Shares available for issuance to Affected Unsecured Creditors;

      "CREDITORS' MEETING" means the meeting of the Affected Unsecured Creditors holding Voting Claims called pursuant to the Creditors' Meeting

      Order for the purpose of considering and, if deemed appropriate, passing the Resolution and includes any adjournment of such meeting;

      "CREDITORS' MEETING DATE" means the date fixed for the Creditors' Meeting under the Creditors' Meeting Order subject to any adjournment or postponement or further Order of the Court;

      "CREDITORS' MEETING ORDER" means the Order of the Court dated July 9, 2004, as it may be amended or supplemented from time to time by any further Orders of the Court which, among other things, sets the Creditors' Meeting Date and establishes meeting procedures for the Creditors' Meeting;

      "DATE OF FILING" means April 1, 2003;

      "DAY ONE" means the Implementation Date;

      "DAY ONE STEPS" means the transactions contemplated in Section 5.1(1)(a) through Section 5.1(1)(gg);

      "DAY TWO" means the Business Day immediately following Day One;

      "DESTINA" means Destina.ca Inc., a corporation incorporated and existing under the CBCA;

      "DEUTSCHE BANK" means Deutsche Bank Securities Inc. and/or its successors and permitted assigns;

      "DIP LOAN AGREEMENT" means the credit agreement between Air Canada, certain of Air Canada's subsidiaries, GE Canada Finance Holding Company, General Electric Capital Canada Inc., and GE Capital Aviation Services, Inc., dated April 30, 2003 as such agreement has been amended from time to time;

      "DIRECTOR" has the meaning ascribed thereto in Section 2 of the CBCA;


      "DIRECTORS' CLAIMS" means any entitlement that any present or former director or officer of any of the Applicants or Newco's, in his or her capacity as a director or officer, may have against the Applicants or Newco's, including the right to indemnification to the extent set out in paragraph 51 of the Initial Order;


      "DISALLOWED CLAIM" means a Disputed Unsecured Claim, or a portion of a Disputed Unsecured Claim which has been disallowed and in respect of which disallowance, all appeal periods have elapsed;

      "DISBURSING AGENT" means the Monitor or any other Person designated by the Monitor on behalf of the Applicants, and approved by the Court, to serve as a disbursing agent under the Plan;

      "DISPUTE NOTICE" has the meaning ascribed to such term in the Claims
      Orders;

      "DISPUTED CLAIMS RESERVE" means the reserve, if any, established and maintained by the Disbursing Agent, into which Air Canada on behalf of the Applicants shall issue and deposit the ProRata EDP Share Amounts that would be distributed to holders of Disputed Unsecured Claims if such Claims were to become Proven Claims for their entire amount after the Initial Determination Date, pending the proof or disallowance of such Disputed Unsecured Claims;

      "DISPUTED UNSECURED CLAIM" means an Affected Unsecured Claim that is subject to a Dispute Notice;

      "DISPUTED UNSECURED CLAIM AMOUNT" means the amount of a Disputed Unsecured Claim, as set out in the Dispute Notice filed by an Affected Unsecured Creditor in accordance with the terms of the Claims Order;

      "E&Y" means Ernst & Young Inc.;

      "EDP CALL RIGHT" means the redemption call right of ACE attaching to the EDP Shares;

      "EDP REDEMPTION RIGHT" means the redemption right of Air Canada attaching to the EDP Shares;

      "EDP SHARES" means the exchangeable distress preferred shares in the capital of Air Canada created pursuant to the Second AC Articles of Reorganization;

      "ELECTION DATE" means August 27, 2004;


      "ELIGIBLE CREDITOR" means (i) a resident of any of the provinces of Canada, (ii) a resident of any state in the United States, (iii) a resident of any such other jurisdictions where the issuance of the ACE Rights and the ACE Rights Shares and the sending of this Circular to such resident can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in such resident's jurisdiction and such resident acknowledges that, in subscribing for ACE Rights Shares, it has sought legal advice and is in compliance with the Laws of its local jurisdiction;

      "EMPLOYEES" means those individuals employed or retained by the Applicants on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

      "EQUITY INVESTOR" means Cerberus ACE Investment, LLC;


      "EXCLUDED CLAIM" means, subject to further Order of the Court, (i) Claims secured by the "Administration Charge", the "CCAA Lender's Charge", the "CIBC Charge", and the "Directors' Charge", in each case as defined in the Initial Order, and any further charge ordered by the Court; (ii) that portion of a Claim arising from a cause of action for which the Applicants are covered by insurance, only to the extent of such coverage; (iii) Claims against the Applicants arising from issued and unused airline tickets (but not including existing litigation claims); (iv) Claims against Applicants which are grievances under collective agreements arising out of facts or circumstances which took place after April 1, 2003, up to the extent of the materiality thresholds set forth in the clean slate certificates executed by the bargaining agents of the Applicants' Unions, as at the Completion Time; (v) all Claims under or referred to in the Global Restructuring Agreement except the restructuring claims arising out of the restructurings, repudiations and terminations agreed to therein; (vi) all Claims arising out of Unaffected Contracts;
      (vii) Intercompany Claims; (viii) all Claims which are validly secured and perfected as at the Implementation Date; and (ix) Directors Claims;


      "EXERCISE PRICE" means, for an Exercising Creditor, the Subscription Price multiplied by the number of ACE Rights Shares subscribed for by such Exercising Creditor;

      "EXERCISING CREDITOR" means an Affected Unsecured Creditor who has duly exercised ACE Rights and has deposited the appropriate Exercise Price with the Monitor to exercise such ACE Rights on or prior to 5:00 p.m. (Montreal time) on the Election Date, provided that, as only whole numbers of ACE Rights Shares will be distributed under the Rights Offering, no Affected Unsecured Creditor shall be or be deemed to be an Exercising Creditor where the exercise of the ACE Rights issued to such Affected Unsecured Creditor would otherwise result in the distribution of, in the aggregate, less than one whole ACE Rights Share to such Affected Unsecured Creditor;

      "EXISTING AC CLASS A SHARES" means the Class A non-voting shares in the capital of Air Canada issued and outstanding immediately prior to the Implementation Time;

      "EXISTING AC COMMON SHARES" means the common shares in the capital of Air Canada issued and outstanding immediately prior to the Implementation Time;

      "EXISTING AC PREFERRED SHARES" means the Class A convertible participating non-voting preferred shares, Series 1 in the capital of Air Canada and the Class A convertible participating non-voting shares, Series 2 in the capital of Air Canada, in each case issued and outstanding immediately prior to the Implementation Time;

      "EXISTING AC SHARES" means Existing AC Class A Shares and Existing AC Common Shares;

      "EXISTING AC SHAREHOLDERS" means the holders of Existing AC Class A Shares, Existing AC Common Shares and/or Existing AC Preferred Shares;

      "EXIT FACILITY" means the credit agreement to be signed at or before the Implementation Time between ACE, as borrower, Air Canada and other subsidiaries of ACE, as subsidiary guarantors, and the Exit Lender;

      "EXIT LENDER" means GECC;

      "EXIT LENDER CONVERTIBLE NOTE" means the convertible note of ACE convertible into ACE Variable Voting Shares which may be issued to GECC or one of its affiliates pursuant to the Global Restructuring Agreement;

      "EXIT LENDER WARRANT AGREEMENT" means the warrant agreement between ACE and GECC or one of its affiliates which may be entered into pursuant to the Global Restructuring Agreement;

      "EXIT LENDER WARRANTS" means the warrants to acquire ACE Variable Voting Shares which may be issued by ACE to GECC under the Exit Lender Warrant Agreement;

      "FINAL DISTRIBUTION DATE" means a date to be chosen by the Monitor, in its sole discretion, which shall be either: (i) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that the last Disputed Unsecured Claim shall have been finally resolved; or (ii) a date which is at least 150 days after the Initial Distribution Date, provided that in such latter case, the number of EDP Shares remaining in the Disputed Claims Reserve shall, as at such date, constitute less than 1% of the Fully Diluted Equity of ACE;

      "FINAL RIGHTS DISTRIBUTION DATE" means a date to be chosen by the Monitor in its sole discretion, but subject to Order of the Court, which shall be either (i) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that the last Disputed Unsecured Claim shall have been finally resolved and not subject to appeal or (ii) a date which shall be within 21 days of the date on which the Monitor certifies to the Court that no more than 1% of the Fully Diluted Equity of ACE would be distributed under the Plan on account of the outstanding Disputed Unsecured Claims, assuming such claims were allowed; provided, however, that such date, regardless of the existence of unresolved Disputed Claims or any unexpired appeal periods, shall in no event be sooner than three and one-half months, nor later than 12 months, following the date on which Affected Unsecured Creditors shall have voted on the Plan;

      "FULLY DILUTED EQUITY OF ACE" means all of the outstanding shares in the capital of ACE calculated on a fully diluted basis, as at the Closing Time assuming that all of the EDP Shares have been exchanged for ACE Shares, all shares issuable upon the exercise of options granted under the Stock Option Plan are issued and the conversion of all of the ACE Preferred Shares and, for greater certainty, including all of the EDP Shares held by the Disbursing Agent after the Initial Distribution Date as part of the Disputed Claims Reserve and includes all ACE Rights Shares held by the Monitor as part of the ACE Rights Share Reserve;

      "GECC" means General Electric Capital Corporation, and/or affiliates thereof, including, without limitation, GE Capital Aviation Services Inc., as applicable;

      "GE PAYMENT" means the amount to be paid to GECC in lieu of the issuance of the Exit Lender Warrants and the Exit Lender Convertible Note.

      "GLOBAL RESTRUCTURING AGREEMENT" means, collectively, the four global restructuring agreements, each dated as of July 1, 2003, between GECC, certain of its affiliates and certain GECC-managed entities and Air Canada and certain of its affiliates, as amended from time to time;

      "GOVERNMENTAL ENTITY" means any: (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or, for the account of, any of the foregoing;

      "GROUNDHANDLING" means the business and operations of Air Canada that provide passenger and aircraft related groundhandling services, including, without limitation, check-in, gate management, baggage and cargo handling and ramp services;

      "GROUNDHANDLING ASSET PURCHASE AGREEMENT" means the asset purchase agreement between Air Canada and the Groundhandling Business Partnership pursuant to which Air Canada transfers the Groundhandling Unit to the Groundhandling Business Partnership in exchange for the issuance to Air Canada of limited partnership units of the Groundhandling Business Partnership;

      "GROUNDHANDLING BUSINESS PARTNERSHIP" means the Air Canada Business Partnership to which is to be transferred to the Groundhandling Unit;


      "GROUNDHANDLING UNIT" means the passenger and aircraft related groundhandling business and operations of Air Canada being transferred to the Groundhandling Business Partnership as part of the Business Restructuring pursuant to the Plan.


      "HOLDCO PARTNERSHIPS" means the limited partnerships established and existing under the laws of Quebec to hold the Air Canada Business Partnership Units of each of the Air Canada Business Partnerships (other than Cargo);

      "HOLDCO PARTNERSHIPS GENERAL PARTNERSHIP UNITS" means the general partnership units of each of the Holdco Partnerships;

      "HOLDCO PARTNERSHIPS LIMITED PARTNERSHIP UNITS" means the preferred limited partnership units of each of the Holdco Partnerships;


      "HOLDER(S)" means: (i) when used with reference to the Claims of any Person, the Person who has filed such Claim with the Monitor provided that the Monitor has recognized such Person as the holder of such Claim, and
      (ii) when used with reference to the securities in the capital of any Person, the holder(s) of such securities;

      "IMPLEMENTATION DATE" means the later of (i) the Business Day immediately following the Business Day on which all conditions to implementation of the Plan have been satisfied or (to the extent legally permissible) waived and the Monitor has filed a certificate with the Court confirming the foregoing and (ii) the first Business Day which is at least five Business Days after the Completion Time;


      "IMPLEMENTATION TIME" means 12:01 a.m. (Montreal Time) on the Implementation Date;

      "INITIAL DETERMINATION DATE" means the date on which the Monitor shall have certified to the Court that: (i) the aggregate amount of Disputed Unsecured Claims as determined by the Monitor is no greater than the lesser of $3 billion and an amount equal to 25% of the amount of Proven Claims,

      (ii) the Disputed Unsecured Claims in respect of which ACE Rights have been exercised shall have been reduced to $1 billion or less (including those disallowed or rejected Affected Unsecured Claims that are subject to a pending appeal or a court-ordered process);

      "INITIAL DISTRIBUTION DATE" means a date chosen by the Monitor in its discretion, occurring as soon as practicable after the Completion Time but no later than 21 days after the Initial Determination Date;

      "INITIAL ORDER" means the Order of the Court dated April 1, 2003, as amended from time to time, pursuant to which, among other things, the Applicants were granted certain relief pursuant to the CCAA;

      "INTERCOMPANY CLAIMS" means, as the case may be, any Claim of: (i) Air Canada against ACE; (ii) ACE against Air Canada; (iii) any Subsidiary against ACE; (iv) ACE against any Subsidiary; (v) any Subsidiary against Air Canada; (vi) Air Canada against any Subsidiary; or (vii) any Subsidiary against any other Subsidiaries;

      "INTERIM DETERMINATION DATES" means the Business Day or Business Days subsequent to the Initial Distribution Date, on which the Monitor announces an Interim Distribution Date which announcement shall be made, from time to time, by the Monitor in its sole discretion, but subject to Order by the Court;

      "INTERIM DISTRIBUTION DATES" means the date(s) chosen by the Monitor which shall be no later than 21 days following the applicable Interim Determination Date;

      "INVESTMENT AGREEMENT" means the investment agreement dated June 23, 2004 between Air Canada and the Equity Investor, pursuant to which, among other things, the Equity Investor agrees to purchase the Investor Shares;

      "INVESTOR SHARES" means the ACE Preferred Shares to be purchased by the Equity Investor, or its permitted assigns, in accordance with the Investment Agreement;

      "JAZZ" means Jazz Air Inc., a corporation incorporated and existing under the CBCA;

      "JAZZ ASSET TRANSFER AGREEMENT" means the asset transfer agreement between Jazz and Jazz Partnership pursuant to which Jazz transfers all of its assets and liabilities to Jazz Partnership in exchange for re-issuance to Jazz of the Jazz Partnership Units;

      "JAZZ BUSINESS PARTNERSHIP" means the limited partnership established and existing under the Civil Code of Quebec named "Jazz Partnership";

      "JAZZ PARTNERSHIP UNITS" means the limited partnership units of Jazz Partnership being issued to Jazz pursuant to the Jazz Asset Transfer Agreement;

      "LAWS" means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "APPLICABLE" with respect to such Laws and in any context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

      "MONITOR" means E&Y and any successor thereto appointed in accordance with the Initial Order or any further Order of the Court;


      "NEWCO'S" means ACE, ACE Holdco, Subco and each of the Air Canada Business Partnerships and each of the Holdco Partnerships and "Newco" means any one of them;


      "NOTEHOLDER" means holders of notes, bonds or debentures giving rise to Claims listed in Sections A and B of the Affected Financial Debt Claims List;

      "ORDER" means any order of the Court under the CCAA Proceedings;

      "OSFI" stands for Office of the Superintendent of Financial Institutions;

      "OSFI PROTOCOL" means that OSFI protocol dated May 14, 2004, between OSFI and Air Canada;

      "OTHER EQUITY SECURITIES" means, collectively, as of the Implementation Time, any options, warrants, entitlements, conversion rights, exchange rights, rights of first refusal or other rights, contractual or otherwise, vested or unvested, to acquire or receive any AC Common Shares, AC Class A Shares or AC Preferred Shares or any other equity, voting, special or preference share in the capital of Air Canada, or any of the Subsidiaries or any other ownership interests in Air Canada or any of the Subsidiaries, and any contracts, subscriptions, commitments or agreements pursuant to which a non-Applicant party was or could have been entitled to receive shares, securities or other ownership interests in Air Canada or any of the Subsidiaries, and includes, for greater certainty, the Air Canada Warrants, the Air

      Canada SOP, the Air Canada Options and any rights granted under the Air Canada SAPs;

      "PENSION PLAN COLLATERAL AGENT" means Stonecrest Capital Inc.;

      "PENSION PLAN SUBORDINATED NOTES" means the subordinated notes of Air Canada issued to the Pension Plan Collateral Agent;

      "PERSON" means any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

      "PLAN" means this consolidated plan of reorganization, compromise and arrangement jointly filed by the Applicants pursuant to the provisions of the CCAA, as such plan may be amended, varied or supplemented by the Applicants from time to time in accordance with its terms which plan incorporates and consolidates the AC Reorganization, the Second AC Reorganization, the ACE Plan of Arrangement and the AC Capital Plan of Arrangement;


      "POST-FILING CLAIMS" means all valid claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities which are not Claims and arise from, or are in respect of, (i) any executory contract or unexpired lease which has been deemed ratified by Article 7 hereof, and (ii) the supply of goods or services to any Applicant after the Date of Filing;


      "PRELIMINARY BASIC ALLOWANCE" means, as of the Initial Determination Date or any Interim Determination Date and in respect of an Affected Unsecured Creditor, an entitlement equal to its pro rata portion of the aggregate amount of ACE Rights Shares based on such Affected Unsecured Creditor's Proven Claim in relation to the aggregate amount of Proven Claims and Disputed Unsecured Claims;

      "PROOF OF CLAIM" has the meaning ascribed to it in the Claims Orders;

      "PRORATA AC NON-VOTING SHARE AMOUNT" means the pro rata share of each Affected Unsecured Creditor (other than the Affected Financial Debtholders) of the AC Non-Voting Shares in the Creditor Share Pool, based on the percentage that the amount of its Proven Claim on the Initial Determination Date, represents of the aggregate amount of all Proven Claims of Affected Unsecured Creditors (other than Affected Financial Debtholders) on the Initial Determination Date;

      "PRORATA EDP SHARE AMOUNT" means the pro rata share of each Affected Financial Debtholder and of each Affected Unsecured Creditor having a Disputed Unsecured Claim on the Initial Determination Date, of the EDP Shares in the Creditor Share Pool, based on the percentage that the amount of its Proven Claim represents of the aggregate amount of all Proven Claims of

      Affected Financial Debtholders and all Disputed Unsecured Claims of Affected Unsecured Creditors;

      "PRORATA SHARE AMOUNT" means, in respect of any Affected Unsecured Creditor (other than an Affected Financial Debtholder) having a Proven Claim on the Initial Determination Date, its ProRata AC Non-Voting Share Amount and, in respect of any Affected Unsecured Creditor having a Disputed Unsecured Claim on the Initial Determination Date and in respect of any Affected Financial Debtholder having a Proven Financial Debt Claim, its ProRata EDP Share Amount;

      "PROSPECTUS" means the short form prospectus relating to this Plan forming part of the Circular and filed by ACE with the Canadian provincial securities regulatory authorities qualifying the distribution of the ACE Rights and the ACE Rights Shares to be issued pursuant to the Rights Offering.

      "PROVEN CANADIAN" means an Affected Unsecured Creditor that has filed a Residency Declaration certifying itself to be a Canadian or an Affected Unsecured Creditor that is otherwise determined to be a Canadian by the Monitor in its sole discretion;

      "PROVEN CLAIM" means, in respect of an Affected Unsecured Creditor, the amount of the Affected Unsecured Claim of such Creditor as finally determined for distribution purposes in accordance with the provisions of the CCAA, the Claims Orders and any other applicable Order or the Plan, and includes, for greater certainty, a Proven Financial Debt Claim;

      "PROVEN FINANCIAL DEBT CLAIM" means, in respect of an Affected Financial Debtholder, the amount of the Affected Financial Debt Claim of such Creditor as finally determined for distribution purposes in accordance with the provisions of the CCAA, the Claims Orders and any other applicable Order or the Plan;

      "RECORD DATE" means July 31, 2004;

      "REDEMPTION PRICE" means $1.00;

      "REGULATIONS" means the Air Canada Pension Plan Solvency Deficiency Funding Regulations;

      "REQUIRED MAJORITY" means the affirmative vote of a majority in number of the Affected Unsecured Creditors having Voting Claims and voting on the Resolution (in person or by proxy) at the Creditors' Meeting and representing not less than 66 2/3% in value of the Voting Claims of the Affected Unsecured Creditors voting (in person or by proxy) at the Creditors' Meeting;

      "RESIDENCY DECLARATION" means a declaration substantially in the form printed on orange colour paper, enclosed with the Circular by which an Affected Unsecured Creditor certifies that it is a Canadian for purposes of determining whether such Affected Unsecured Creditor is a Proven Canadian;


      "RESOLUTION" means the resolution, substantially in the form attached as Appendix "A" to the Circular, providing for the approval of the Plan by the Affected Unsecured Creditors;

      "RESTRUCTURING CLAIM" means any right of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind owed to such Person arising out of: (i) the restructuring, repudiation, or termination of any contract, lease, employment agreement, collective agreement or other agreement, whether written or oral, after the Date of Filing, including any right of any Person who receives a notice of repudiation or termination from an Applicant, provided however, that "Restructuring Claims" shall not include Excluded Claims, or (ii) the implementation of this Plan including the ACE Arrangement, the AC Capital Arrangement, the AC Reorganization and the Second AC Reorganization;

      "RIGHTS OFFERING" means the rights offering pursuant to which Affected Unsecured Creditors receive ACE Rights to subscribe for up to $850 million of ACE Rights Shares;

      "SECOND AC ARTICLES OF REORGANIZATION" means the articles of reorganization of Air Canada, substantially in the form attached hereto as Schedule "D", filed with the Director under the CBCA as contemplated by
      Section 5.1(1)(n) and effecting the Second AC Reorganization;

      "SECOND AC REORGANIZATION" means the reorganization pursuant to Section 191 of the CBCA and pursuant to the Second AC Articles of Reorganization pursuant to which, among other things: (i) a new Board will be appointed;
      (ii) the Existing AC Common Shares and the Existing AC Class A Shares shall be consolidated; and (iii) the EDP Shares and AC Non-Voting Shares will be created;


      "STANDBY PURCHASE AGREEMENT" means the standby purchase agreement between Air Canada and Deutsche Bank dated as of October 29, 2003, as amended and restated by the amended and restated standby purchase agreement dated as of April 29, 2004;

      "STOCK OPTION PLAN" means the stock option plan of ACE to be adopted in accordance with the Plan, substantially in the form attached hereto as Schedule "H";

      "SUBCO" means a corporation incorporated and existing under the ABCA;

      "SUBORDINATED DEBT ARRANGEMENT" means the arrangement entered into on February 6, 2004 by and among Deutsche Bank, Bayerische Landesbank, Mizuho International plc, Tudor Investment Corporation and The Sumitomo Trust & Banking Co. Ltd., and Tokyo Leasing Co., Ltd. regarding entitlements to distributions under the Plan;

      "SUBSCRIPTION NOTICE" means the subscription notice: (i) printed on blue colour paper in the case of Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated Claims), (ii) printed on green colour paper in the case of holders of Affected Senior Claims; and (iii) printed on yellow colour paper in the case of holders of Affected Subordinated Claims;

      "SUBSCRIPTION PRICE" means a price of $20.00 per ACE Rights Share;

      "SUBSIDIARIES" means, collectively, all of the direct and indirect wholly-owned subsidiaries of Air Canada and the direct or indirect wholly owned partnerships, limited partnerships or other entities to which Air Canada has a partnership or similar interest immediately prior to the Implementation Time;

      "TAX" or "TAXES" means any and all taxes, duties, fees, pending assessments, reassessments and other governmental charges, duties, impositions and liabilities of any kind whatsoever (including any Claims by Her Majesty the Queen, Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any province or territory of Canada, CRA and any similar revenue or taxing authority of any province or territory of Canada), including all interest, penalties, fines and additions with respect to such amounts;


      "TAX CLAIMS" means any Claim against the Applicants for any Taxes in respect of any taxation year or period ending on or prior to April 1, 2003 (and, in any case where a taxation year does not end on April 1, 2003, any Taxes due in respect of or attributable to the portion of the taxation period commencing prior to April 1, 2003 and up to and including April 1,
      2003);

      "TECHNICAL SERVICES" means the business and operations of Air Canada's technical service business which consists of a heavy maintenance business and operations, training and parts manufacturing and a line maintenance business and operations;

      "TECHNICAL SERVICES ASSET PURCHASE AGREEMENT" means the asset purchase agreement between Air Canada and the Technical Services Business Partnership pursuant to which Air Canada transfers the Technical Services Unit to the Technical Services Business Partnership in exchange for the issuance to Air Canada of limited partnership units of the Technical Services Business Partnership

      "TECHNICAL SERVICES BUSINESS PARTNERSHIP" means the Air Canada Business Partnership to which is to be transferred the Technical Services Unit;


      "TECHNICAL SERVICES UNIT" means Air Canada's heavy maintenance business and operations being transferred to the Technical Services Business Partnership as part of the Business Restructuring;


      "TOURAM" means Touram Inc., a corporation incorporated and existing under the CBCA;

      "UNAFFECTED CONTRACTS" means all written agreements or written amendments to agreements entered into by the Applicants which are approved, and ordered to be unaffected, by an order of the Court issued prior to the Creditors' Meeting Date;


      "UNIONS" means collectively, Air Canada Pilots Association, Canadian Airlines Dispatchers Association, Canadian Union of Public Employees, the International Association of Machinists and Aerospace Workers, Airline Pilots Association, the International Brotherhood of Teamsters, the National Automobile, Aerospace, Transportation and General Workers Union of Canada, the Transport and General Workers Union and Amicus;


      "UNIONIZED EMPLOYEES" means Employees employed under Collective Bargaining Agreements with the Unions;

      "VOTING CLAIM" means in respect of an Affected Unsecured Creditor, the Canadian dollar amount of the Claim of such Affected Unsecured Creditor accepted for purposes of voting at the Creditors' Meeting in accordance with the provisions of the Claims Orders;

      "WARRANT AGREEMENT" means the warrant agreement dated January 4, 2000 between Air Canada and CIBC;

      "WINGCO" means Wingco Leasing Inc., a corporation incorporated and existing under the laws of Alberta; and

      "ZIP" means ZIP Air Inc., a corporation incorporated and existing under the CBCA.

SECTION 1.2 INTERPRETATION, ETC.

      For purposes of this Plan:

      (a) any reference in this Plan to a contract, instrument, release, indenture, agreement or other document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

      (b) any reference in this Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented;

      (c) all references to currency and to "$" or "Cdn $" are to Canadian dollars except as otherwise indicated;

      (d) unless otherwise specified, all references in this Plan to Articles, Sections and Schedules are references to Articles, Sections and Schedules of or to this Plan;

      (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to any particular portion of this Plan;

      (f) the division of this Plan into Articles, Sections and paragraphs and the insertion of captions and headings to Articles and Sections, are for convenience of reference only and are not intended to affect the interpretation of, or to be part of this Plan;

      (g) where the context requires, a word or words importing the singular shall include the plural and vice versa;

      (h)   the words "includes" and "including" are not limiting; and

      (i)   the word "or" is not exclusive.

SECTION 1.3 DATE FOR ANY ACTION

      In the event that any date on which any action is required to be taken under this Plan by any of the parties is not a Business Day, that action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.4 TIME

      All times expressed in this Plan are local time Montreal, Quebec, Canada unless otherwise stipulated.

SECTION 1.5 STATUTORY REFERENCES

      Any reference in this Plan to a statute includes all regulations made thereunder and all amendments to such statute or regulations in force, from time to time, or any statute or regulations that supplement or supersede such statute or regulations.

SECTION 1.6 APPENDIX AND SCHEDULES

      The following are the Appendix and Schedules to this Plan, which are incorporated by reference into this Plan and form part of it:


Appendix "A"        -   Applicants

Schedule "A"        -   ACE Articles of Incorporation
Schedule "B"        -   ACE Articles of Arrangement
Schedule "C"        -   AC Articles of Reorganization
Schedule "D"        -   Second AC Articles of Reorganization
Schedule "E"        -   Affected Financial Debt Claims List
Schedule "F"        -   AC Capital Articles of Arrangement
Schedule "G"        -   Stock Option Plan

                                   ARTICLE 2

                               EFFECT OF THE PLAN

SECTION 2.1 BACKGROUND

      The circumstances and events leading up to this Plan are described in the Circular sent to Affected Unsecured Creditors in connection with the Creditors' Meeting.

SECTION 2.2 PERSONS AFFECTED

      This Plan provides for a coordinated restructuring, arrangement and compromise of Affected Unsecured Claims against the Applicants. This Plan will become effective at and following the Implementation Time in accordance with its terms and the sequence set forth in Section 5.1(1). This Plan shall be binding on and enure to the benefit of ACE, the Applicants, shareholders of ACE, shareholders of Air Canada, any direct or indirect subsidiary of ACE or any of the Applicants, including any partnership or limited partnership the interest or interests of which are owned by ACE or any of the Applicants, the Affected Unsecured Creditors, any trustee, agent or other Person acting on behalf of any Affected Unsecured Creditor and such other Persons who have received the benefit of any waivers, releases or indemnities hereunder.

SECTION 2.3 PERSONS NOT AFFECTED

      For greater certainty, this Plan does not affect the Excluded Claims. Nothing in this Plan shall affect any Applicants' rights and defences, both legal and equitable, with respect to any Excluded Claims including all rights with respect to legal and equitable defences or entitlements to setoffs or recoupments against such Claims. Notwithstanding the substantive consolidation of certain Claims against the Applicants for certain purposes under this Plan, Claims which are Excluded Claims of any particular Applicant shall remain the obligations solely of such Applicant and shall not hereby or hereunder become obligations of any other Applicant.

SECTION 2.4 SUCCESSORS AND ASSIGNS

      This Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors and assigns of any Person named or referred to in Section 2.2.

                                   ARTICLE 3
              CLASSIFICATION OF CREDITORS, VALUATION OF CLAIMS AND
                                 RELATED MATTERS

SECTION 3.1 CLASS OF CLAIMS

      The only class for the purpose of considering and voting on the Resolution approving this Plan shall be comprised of all Creditors holding Affected Unsecured Claims.

SECTION 3.2 CLAIMS

      Affected Unsecured Creditors shall prove their respective Claims, vote in respect of the Plan, and receive the distributions provided for, under and pursuant to each of the Claims Orders and this Plan.

SECTION 3.3 CREDITORS' MEETING

      The Creditors' Meeting shall be held in accordance with this Plan, the Creditors' Meeting Order and any further Order which may be made from time to time for the purposes of considering and voting on the Resolution.

SECTION 3.4 APPROVAL BY CREDITORS

      The Applicants will seek approval of the Plan by the affirmative vote of the Required Majority. Except for any resolution, including the Resolution, to be voted on at the Creditors' Meeting to approve, amend or vary the Plan, which will be decided by the Required Majority by ballot, every question submitted to a vote at the Creditors' Meeting will be decided by a majority in value of the Voting Claims cast on a poll. Except in respect of the Resolution, the Monitor may decide, in its sole discretion, that any question submitted to a vote at the Creditors' Meeting will be decided by the majority of votes given on a show of hands. The result of any vote will be binding on all Affected Unsecured Creditors, whether or not any such Affected Unsecured Creditor is present and voting (in person or by proxy) at the Creditors' Meeting.

SECTION 3.5 ORDER TO ESTABLISH PROCEDURE FOR VALUING CLAIMS

      The procedure for valuing Claims for voting and distribution purposes, and resolving disputes in respect of any such valuation, is set forth in the Claims Orders. The Applicants reserve the right to seek the assistance of the Court in valuing the Claim of any Affected Unsecured Creditor, if deemed advisable, or in determining the result of any vote on the Resolution or otherwise at the Creditors' Meeting, or the amount, if any, to be distributed to any Affected Unsecured Creditor under the Plan, as the case may be.

SECTION 3.6 CLAIMS FOR VOTING PURPOSES

      Each Affected Unsecured Creditor with a Voting Claim shall be entitled to one vote, which vote shall have the value of such Affected Unsecured Creditor's Voting Claim. An Affected Unsecured Creditors' Voting Claims shall not include fractional numbers and Voting Claims shall be rounded down to the nearest whole Canadian dollar amount. If the amount of the Claim of any Affected Unsecured Creditor is not finally determined for voting purposes at least five (5) Business Days before the Creditors' Meeting Date in accordance with the Claims Orders, the Affected Unsecured Creditor shall be entitled to vote at the Creditors' Meeting based on that portion of its Claim which has been accepted for voting purposes, without prejudice to the rights of the Applicants, or the Affected Unsecured Creditor, with respect to the final determination of the Affected Unsecured Creditor's Claim for distribution purposes in accordance with the terms of the Claims Orders.

SECTION 3.7 ADJOURNMENTS

      If the Creditors' Meeting is adjourned by the Monitor in its sole discretion or because quorum is not obtained, the Creditors' Meeting will be adjourned, postponed or otherwise rescheduled by the Monitor to such date, time and place as may be decided by the Monitor in its sole discretion.

SECTION 3.8 VOTING OF PROXIES

      Any Affected Unsecured Creditor's proxy will be voted on any ballot in accordance with the Affected Unsecured Creditor's instruction to vote for or against the approval of the Resolution. In the absence of such instruction, the proxy will be voted for the approval of the Resolution.

      Forms of proxy may confer discretionary authority on the individuals designated therein with respect to amendments or variations of matters identified in the notice of Creditors' Meeting and other matters that may properly come before the Creditors' Meeting.

SECTION 3.9 BAR DATE


      If an Affected Unsecured Creditor has failed to file its Proof of Claim prior to the relevant Bar Date and has not been permitted to file a late claim pursuant to the Claims Order, that Affected Unsecured Creditor shall be barred from voting at the Creditors' Meeting and receiving a distribution, and the Applicants shall be released from the Claims of such Affected Unsecured Creditor and Section 5.2(2) of this Plan shall apply to all such Claims.


                                   ARTICLE 4
                      PROCEDURE FOR RESOLVING DISTRIBUTIONS
                     IN RESPECT OF DISPUTED UNSECURED CLAIMS

SECTION 4.1 NO DISTRIBUTIONS PENDING ALLOWANCE

      Notwithstanding any other provision of this Plan, no distributions shall be made with respect to all or any portion of a Disputed Unsecured Claim unless and until it has become a Proven Claim.

SECTION 4.2 DISPUTED CLAIMS RESERVE

      As of the Initial Distribution Date, the Disbursing Agent shall establish the Disputed Claims Reserve by withholding on account of Disputed Unsecured Claims, a number of EDP Shares equal to the ProRata EDP Share Amount attributable to Disputed Unsecured Claims on the Initial Determination Date calculated as if all such Disputed Unsecured Claims were Proven Claims in their entire amount on such date. Such ProRata EDP Share Amount will be delivered on the Initial Distribution Date to the Disbursing Agent to be held in escrow for the benefit of the Affected Unsecured Creditors until the relevant Interim Distribution Date(s) or the Final Distribution Date, as applicable.

SECTION 4.3 ACE RIGHTS SHARES RESERVE FOR DISPUTED UNSECURED CLAIMS

      On the Initial Distribution Date, the Disbursing Agent shall establish the ACE Rights Share Reserve by withholding from distribution all ACE Rights Shares other than those ACE Rights Shares distributed on the Initial Distribution Date to (i) Exercising Creditors that are holders of Proven Claims pursuant to their Preliminary

Basic Allowance and (ii) Deutsche Bank as is provided in the Standby Purchase Agreement. Such ACE Rights Shares will be delivered on the Initial Distribution Date to the Disbursing Agent to be held in escrow for the benefit of the Exercising Creditors and Deutsche Bank until the relevant Interim Distribution Date or the Final Rights Distribution Date, as applicable.

SECTION 4.4 DISTRIBUTIONS FROM DISPUTED CLAIMS RESERVE ONCE DISPUTED UNSECURED
            CLAIMS RESOLVED


      The Disbursing Agent shall make allocations from the Disputed Claims Reserve to the holders of Proven Claims following the Initial Distribution Date in accordance with this Plan. To the extent that Disputed Unsecured Claims become Proven Claims in accordance with this Plan, the Disbursing Agent shall distribute on the applicable Interim Distribution Date, to the extent practicable, or the Final Distribution Date, to the holders of such Proven Claims, the ProRata EDP Share Amount from the Disputed Claims Reserve in respect of all Proven Claims that would have been distributed on the Initial Distribution Date had such Claims been Proven Claims on the Initial Determination Date. To the extent that any Disputed Unsecured Claim or a portion thereof has become a Disallowed Claim, then the Disbursing Agent shall, following any Interim Determination Date, distribute on the applicable Interim Distribution Date, to the extent practicable, or the Final Distribution Date to the holders of Proven Claims, the ProRata EDP Share Amount from the Disputed Claims Reserve that was kept in the Disputed Claims Reserve on account of such Disallowed Claims. The Disbursing Agent shall make its last distribution on the Final Distribution Date after which, holders of Disputed Unsecured Claims, if and when such claims are accepted, will receive that number of EDP Shares from the treasury of Air Canada equal to the number of EDP Shares they would have received under this Plan in exchange for the release and compromise of their Proven Claims pursuant to the terms of this Plan, had their claims been Proven Claims on the Initial Determination Date.


SECTION 4.5 DISTRIBUTIONS FROM ACE RIGHTS SHARE RESERVE ONCE DISPUTED UNSECURED
            CLAIMS RESOLVED

      Following any Interim Determination Date, on the applicable Interim Distribution Date the Disbursing Agent shall distribute to each Exercising Creditor that had a Disputed Unsecured Claim that became a Proven Claim that number of ACE Rights Shares equal to such Exercising Creditor's Preliminary Basic Allowance less any distribution of ACE Rights Shares made to such Exercising Creditor on the Initial Distribution Date or on any previous Interim Distribution Date.

      To the extent that any Disputed Unsecured Claim or a portion thereof has become a Disallowed Claim, then the Disbursing Agent shall, following any Interim Determination Date, distribute on the applicable Interim Distribution Date, to the extent practicable from the ACE Rights Share Reserve, (i) to each Exercising Creditor holding a Proven Claim that number of ACE Rights Shares equal to such Exercising Creditor's Preliminary Basic Allowance less any distribution of ACE Rights Shares made to such Exercising Creditor on the Initial Distribution Date or on any previous Interim Distribution Date, and (ii) to Deutsche Bank and its designees that number ACE Rights Shares as is provided in the Standby Purchase Agreement.

On the Final Rights Distribution Date, the Disbursing Agent shall distribute (i) to each Exercising Creditor that number of ACE Rights Shares equal to its Basic Allowance (both calculated as of the Determination Date for the Final Rights Distribution Date) less that number of ACE Rights Shares which such Exercising Creditor shall have previously received on the Initial Distribution Date and any Interim Distribution Date, and (ii) to Deutsche Bank and its designees that number ACE Rights Shares to which it is entitled as is provided in the Standby Purchase Agreement.


SECTION 4.6 DISBURSING AGENT SHALL NOT DISTRIBUTE FRACTIONAL SHARES


      The Disbursing Agent shall not be obligated to distribute any fractional shares. When a distribution would otherwise result in the issuance of fractional shares, following the Initial Determination date or any Interim Determination Date, on the applicable distribution date the Affected Unsecured Creditor or Exercising Creditor who would otherwise be entitled to receive such fractional shares shall be credited with such fractional shares and then only on the Final Distribution Date or Final Rights Distribution Date, as applicable, shall the number of shares to be so distributed be rounded down to the nearest whole number and no compensation shall be paid for fractional shares or interests.


                                   ARTICLE 5
                           IMPLEMENTATION OF THE PLAN

SECTION 5.1 PLAN IMPLEMENTATION

(1)   Plan Transactions

      Each of the following transactions contemplated by and provided for under the Plan will be consummated and effected and shall for all purposes be deemed to occur, in the sequence and at the times specified commencing at the Implementation Time. Therefore all of the actions, documents, agreements and funding necessary to implement all of the following transactions (other than (i) those occurring on Day Two and (ii) if the Applicants have waived the condition precedent in Section Section 8.6(e)(i) in respect of the completion of the transaction contemplated by Section 5.1(1)(ee)) must be in place and be final and irrevocable prior to the Implementation Time and shall then be held in escrow and shall be released in the order and at the times specified below without any further act or formality.

      On Day One, each of the following transactions shall be consummated and effected:


      (a) ACE Arrangement. Effective at 12:01 a.m., the ACE Articles of Arrangement previously filed with, and certified by, the Director shall become effective pursuant to which (i) the ACE Articles of Incorporation shall be amended to create the ACE Variable Voting Shares, the ACE Voting Shares and the ACE Preferred Shares (with the ACE Variable Voting Shares and the ACE Shares bearing a consolidation feature) to effect the consolidation contemplated in
            Section 5.1(1)(w) and to change the number of directors from three to 11, (ii) the board of directors of ACE shall be appointed, (iii) the auditors of ACE shall be appointed and (iv) the by-laws of ACE shall be adopted.


      (b) Resignation of Existing AC Board. Contemporaneously with the transaction contemplated in Section 5.1(1)(a) and effective at 12:05 a.m., the members of the Board who will not remain on the Board pursuant to the Second AC Articles of Reorganization shall resign and Air Canada shall accept such resignations.


      (c) AC Reorganization. Effective at 12:10 a.m., the AC Articles of Reorganization previously filed with and certified by the Director shall become effective pursuant to which, among other things, (i) the AC Preferred Shares will be converted into AC Redeemable Shares and, (ii) the rights, privileges, restrictions and conditions attaching to the AC Common Shares and the AC Class A Shares will be amended to provide, in the case of each such class of shares, for an exchange right, exercisable at Air Canada's option, pursuant to which ACE, at any time after the redemption of the AC Redeemable Shares, on exercise of such option by Air Canada, shall deliver ACE Voting Shares to all holders of Existing AC Common Shares and shall deliver ACE Variable Voting Shares to all holders of Existing AC Class A Shares in exchange for ACE receiving all of the Existing AC Common Shares and Existing AC Class A Shares, each such exchange provided in (iii) to occur on a one-for-one basis.


      (d) Cancellation of Other Equity Securities. Effective at 12:15 a.m., all Other Equity Securities shall be cancelled without compensation.

      (e) Redemption of AC Redeemable Shares. Effective at 12:20 a.m., Air Canada shall redeem and cancel the AC Redeemable Shares and pay the Redemption Price to the Monitor for the account of the holders of the AC Redeemable Shares.

      (f) Exchange of Existing AC Shares for ACE Variable Voting Shares and ACE Voting Shares. Effective at 12:25 a.m., Air Canada shall exercise its option in relation to the exchange right provided for in the AC Articles of Reorganization and cause ACE pursuant to the ACE Support Agreement to exchange the Existing AC Common Shares and Existing AC Class A Shares for ACE Voting Shares and for ACE Variable Voting Shares, respectively, on a one-for-one basis.

      (g) Transfer of Jazz Assets. Effective at 12:30 a.m., Jazz will transfer all of its assets and certain of its liabilities to the Jazz Partnership in accordance with the Jazz Asset Transfer Agreement in return for, among other things, the Jazz Partnership Units and the Commercial Services Agreements between Air Canada and the Jazz Partnership shall become effective.

      (h) Winding-Up and Dissolution of Jazz. Effective at 12:35 a.m., Air Canada and the directors of Jazz will authorize the winding-up and dissolution of Jazz. Pursuant to a winding-up and distribution agreement, Air Canada will assume all of the liabilities of Jazz and will receive all of Jazz's assets which include the Jazz Partnership Units.

      (i) Winding-up and Dissolution of 3838722. Effective at 12:40 a.m., Air Canada and the directors of 3838722 will authorize the winding-up and dissolution of 3838722. Pursuant to a winding-up and distribution agreement, Air Canada will assume all of the liabilities of 3838722 and will receive all of 3838722's assets;

      (j) Business Restructuring. Effective at 12:45 a.m., pursuant to the Asset Purchase Agreements, Air Canada will transfer each of the Technical Services Unit, the Groundhandling Unit, the Cargo Unit and the AC Online Unit to the separate Air Canada Business Partnerships created for each of the Technical Services Unit, the Groundhandling Unit, the Cargo Unit and the AC Online Unit in exchange for the issuance to Air Canada of the Air Canada Business Partnership Units and debt.

      (k) Commercial Services Agreements. Contemporaneously with the completion of the Business Restructuring, the Commercial Services Agreement, between Air Canada and each of the Air Canada Business Partnerships (other than Jazz and Aeroplan), shall become effective.

      (l) Aeroplan Distribution. Effective at 12:50 a.m., Aeroplan will make a distribution to Air Canada of all amounts owed by Air Canada to Aeroplan up to Air Canada's adjusted cost base (as defined in the Income Tax Act) in Aeroplan on the Implementation Date.

      (m) Transfer of Aeroplan and the Air Canada Business Partnerships (other than Cargo). Effective at 12:55 a.m., Air Canada shall transfer all of the limited partnership units it holds in Aeroplan and all of the Air Canada Business Partnership Units (other than those in respect of Cargo) and the Jazz Partnership Units to the Holdco Partnerships in exchange for the issuance to Air Canada of the Holdco Partnerships Limited Partnership Units.

      (n) Transfer of Aeroplan G.P. Effective at 1:05 a.m., Air Canada will transfer all the shares it holds in Aeroplan G.P. to ACE Holdco in exchange for common shares in the capital of ACE Holdco.


      (o) Destina and Touram Reorganization. Effective at 1:08 a.m., the articles of incorporation of Destina and Touram will be amended such that all of the issued and outstanding common shares of each will be converted into preferred shares. ACE shall then subscribe for common shares in each of Destina and Touram.

      (p) Second AC Reorganization. Effective at 1:10 a.m., the Second AC Articles of Reorganization, previously filed with and certified by, the Director, shall become effective pursuant to which, among other things, that (i) the new Board shall be appointed; (ii) the Existing AC Common Shares and the Existing AC Class A Shares shall be consolidated, and (iii) the EDP Shares and AC Non-Voting Shares shall be created.

      (q) AC Capital Arrangement. Effective at 1:15 a.m., the AC Capital Articles of Arrangement previously filed with and certified by the ABCA Registrar will take effect pursuant to which AC Capital, Wingco and Subco will be amalgamated.

      (r) ACE Holdco Reorganization. Effective at 1:20 a.m., Air Canada shall sell the ACE Holdco Shares to ACE, its sole shareholder, at a price equal to fair market value.


      (s) Winding up and Dissolution of ACE Holdco. Effective at 1:25 a.m., ACE and the directors of ACE Holdco will authorize the winding up and dissolution of ACE Holdco. Pursuant to a winding up and distribution agreement, ACE will assume all of the liabilities of ACE Holdco and will receive all of ACE Holdco's assets.


      (t) Global Restructuring Agreement. Effective at 1:30 a.m., each of the transactions described in or contemplated by the Global Restructuring Agreement shall be consummated and become effective.

      (u) The Exit Facility. Also effective at 1:30 a.m., in accordance with the terms and subject to the conditions of the Exit Facility, the closing as defined under the Exit Facility shall occur and ACE shall assume the principal obligations of Air Canada outstanding under the DIP Loan Agreement. As consideration for ACE's assumption of the obligations owing under the DIP Loan Agreement, Air Canada shall transfer to ACE assets of Air Canada having a value equal to the amount so assumed. Such obligations owing under the DIP Loan Agreement and assumed by ACE shall be converted to a term loan under the Exit Facility.

      (v) Compromise of Debt. Effective at 1:40 a.m., the Affected Unsecured Claims shall be settled, compromised and released in accordance with this Plan in exchange for:

            (A) the ProRata Share Amounts to be received by the holders of Proven Claims and such shall be issued and/or distributed in the manner and at the times described in Article 4 and in
                  Article 6; and

            (B) ACE Rights which shall have been made available to Affected Unsecured Creditors in accordance with the terms of the Rights Offering.

      (w) Consolidation of ACE Variable Voting Shares and ACE Voting Shares. Effective at 1:45 a.m., the special one-time consolidation of ACE Variable Voting Shares and ACE Voting Shares contemplated in the ACE Articles of Arrangement shall take effect;

      (x) Exchange of AC Non-Voting Shares for ACE Variable Voting Shares and ACE Voting Shares. Effective at 1:46 a.m., and immediately following the transaction in Section 5.1(1)(w) above, the Monitor will distribute ACE Variable Voting Shares or ACE Voting Shares (where the Creditor entitled to receive AC Non-Voting Shares is a Proven Canadian) in accordance with Section 6.4 hereof to the Creditors who were entitled to receive AC Non-Voting Shares in accordance with
            Section 6.4 in exchange for all AC Non-Voting Shares. Such exchange will take place on a one-for-one basis.


      (y) Air Canada Option to Redeem EDP Shares. If Air Canada has given notice by issuing a press release prior to the Implementation Time that it intends to redeem the EDP Shares as a step of this Plan, then Air Canada shall, effective at 1:50 a.m., exercise the EDP Redemption Right in respect of all EDP Shares, including those held in the Disputed Claims Reserve by the Disbursing Agent and contemporaneously with such exercise, and prior to the redemption, ACE shall exercise the EDP Call

            Right resulting in the issue, in exchange for the EDP Shares, of ACE Variable Voting Shares or, in the case of Proven Canadians, ACE Voting Shares.

      (z) Expiry of Initial Order. Effective at 1:55 a.m., for the purposes of the Regulations coming into effect, the Initial Order shall expire.

      (aa) Issuance of Pension Plan Subordinated Notes and Completion of OSFI Protocol. Effective at 2:00 a.m., Air Canada will issue the Pension Plan Subordinated Notes to the Pension Plan Collateral Agent and will file with OSFI the valuations and other materials contemplated by the OSFI Protocol.

      (bb) Cancellation of Fractional Shares. Effective at 2:05 a.m., any fractional shares resulting from the consolidation provided for in
            Section 5.1(1)(w) above shall be cancelled without any cash consideration.

      (cc) ACE Rights Subscription and Purchase. Effective at 2:15 a.m., the Exercising Creditors shall subscribe for and purchase the ACE Rights Shares all in accordance with the Standby Purchase Agreement.

      (dd) Deutsche Bank Subscription and Purchase. Effective at 2:20 a.m., Deutsche Bank shall subscribe for and purchase the ACE Rights Shares all in accordance with the Standby Purchase Agreement.


      (ee) Equity Investor Subscription. Effective at 2:25 a.m., the Equity Investor shall subscribe for and purchase the Investor Shares in accordance with the terms and subject to the conditions of the Investment Agreement.

      (ff) Payment in lieu of the Issuance of, Exit Lender Warrants and the Exit Lender Convertible Notes. Effective at 2:30 a.m., if the Equity Investor subscribes for the Investor Shares, in lieu of issuing the Exit Lender Warrants and Exit Lender Convertible Note, Air Canada will pay the GE Payment to GECC.

      (gg) Stock Option Plan. Effective at 2:35 a.m., the Stock Option Plan shall become effective and shall be deemed approved by the shareholders of ACE as at 2:35 a.m.


DAY TWO

      (hh) Winding-up and Dissolution of ZIP. Air Canada and the directors of ZIP will authorize the winding-up and dissolution of ZIP. Pursuant to a winding-up and distribution agreement for ZIP, Air Canada will assume all of the liabilities of ZIP and will receive ZIP's assets.

(2)   Corporate Authorization

         All of the transactions listed in Section 5.1(1) will become effective at the times set forth in Section 5.1(1), and all other matters provided for under this Plan will be effective as of the Implementation Time unless otherwise provided for in this Plan or the ACE Articles of Arrangement, AC Articles of Reorganization, AC Capital Articles of Arrangement, or the Second AC Articles of Reorganization, and will be authorized and approved under this Plan and by the Court, where appropriate, as part of the Confirmation Order, in all respects and for all purposes without any requirement for further action or formality by the Affected Unsecured Creditors, or the shareholders or directors of any of the Applicants or of ACE.

SECTION 5.2 PLAN RELEASES

      The following releases will become effective at the Completion Time:

(1)   Releases by Applicants and Newco's

      As at the Completion Time and subject to the provisions of Section 5.1(2) of the CCAA, the Applicants and the Newco's will be deemed forever to release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Applicants to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder or pursuant thereto) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Completion Time in any way relating to the Applicants and the Newco's, the parties released pursuant to this Section 5.2(1), the CCAA Proceedings or this Plan, and that could have been asserted by or on behalf of the Applicants and the Newco's against present or former directors, officers and employees of the Applicants in each case, as of the Date of Filing or that have become (or ceased to be) officers and/or directors thereafter, but prior to the Completion Time (other than for indebtedness owed by any such directors, officers or employees to any of the Applicants) and the Applicants' agents, legal counsel and other professionals (including the Monitor, its counsel and its current officers and directors as well as the legal counsel to the directors of the Applicants).

(2)      Releases by Affected Unsecured Creditors

      As at the Completion Time, each and every one of the Affected Unsecured

Creditors in consideration of the distribution made to it under the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (including any remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Completion Time in any way relating to the Applicants, the Newco's, the CCAA Proceedings or this Plan (for greater certainty including the Business Restructuring) against: (i) the Applicants and the Newco's (other than Excluded Claims, Post-Filing Claims and the rights to enforce the Applicants' and Newcos' obligations under the Plan and the securities, contracts, instruments, releases and other agreements and documents delivered thereunder or entered into in connection therewith or pursuant thereto); (ii) the directors, officers and employees of the Applicants in each case as of the Date of Filing (and in addition, those who become officers and/or directors and employees thereafter but on or prior to the Completion Time), (iii) the former directors, officers and employees of the Applicants and the Newco's, (iv) Persons who may claim contribution or indemnification against or from the Applicants, or (v) the respective current and former legal counsel and other advisors or professionals of the entities referred to in subclauses (i)-(iii) of this Section 5.2(2) (including the Monitor, its counsel and its current officers and directors, and the current and former officers, directors, employees, shareholders and professionals of the released parties), acting in such capacity, provided that nothing herein will release or discharge a released party if the released party is judged by the expressed terms of a judgment rendered on a final determination on the merits to have committed fraud or wilful misconduct or to have been grossly negligent or, in the case of directors or officers, in respect of any claim referred to in Section 5.1(2) of the CCAA.


(3)   Releases by Unionized Employees


      As at the Completion Time, each and every one of the Unionized Employees in consideration of the distribution made to them under the Plan as Affected Unsecured Creditors and each and every former Unionized Employee will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (including any remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Completion Time in any way relating to the Unions bargaining, negotiation, settling, granting of concessions or compromising grievances or claims with the Applicants as part of the CCAA Proceedings against the Unions or any Persons acting on or behalf of such Unions.

SECTION 5.3 INJUNCTION RELATED TO RELEASES

      The Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to this Plan.

SECTION 5.4 WAIVER OF DEFAULTS


      From and after the Completion Time, all Persons shall be deemed to have waived any and all defaults of the Applicants (except defaults under the securities, contracts, instruments, releases and other documents delivered under the Plan or entered into in connection therewith or pursuant thereto) then existing or previously committed by the Applicants or caused by the Applicants, directly or indirectly, or non-compliance with any covenant, warranty, representation, term, provision, condition or obligation, express or implied, in any contract, credit document, agreement for sale, lease or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and the Applicants arising from the filing by the Applicants under the CCAA or the transactions contemplated by this Plan including the Business Restructuring and the failure by any Applicant or Newco to receive any consent from such Person to any transaction contemplated by the Business Restructuring, including a default arising therefrom under a covenant relating to any affiliated or subsidiary company of Air Canada other than the Applicants, and any and all notices of default and demands for payment under any instrument, including any guarantee arising from such default, shall be deemed to have been rescinded.


SECTION 5.5 SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING AFFECTED
            UNSECURED CLAIMS

      This Plan is premised upon the substantive consolidation of the Applicants only for purposes of treating Affected Unsecured Claims, including for voting, Plan approval and distribution purposes. This Plan does not contemplate substantive consolidation of the Applicants with respect to Excluded Claims. At the Implementation Time: (a) all guarantees of an Applicant of the payment, performance or collection of another Applicant with respect to Affected Unsecured Claims shall be deemed eliminated and cancelled; (b) any Affected Unsecured Claim of an Applicant and all guarantees with respect to any Affected Unsecured Claims thereof executed by another Applicant shall be treated as a single obligation; (c) any obligation of any Applicants, and all multiple Affected Unsecured Claims against such entities on account of such joint obligations, shall be treated and allowed only as a single Affected Unsecured Claim against the consolidated Applicants; and

(d) each Affected Unsecured Claim in respect of any Applicant shall be deemed filed against the consolidated Applicants and shall be deemed to be one Affected Unsecured Claim against, and obligation of, the consolidated Applicants. Except as set forth in this Section 5.5, such substantive consolidation shall not (other than for purposes related to the Plan) (x) affect the legal and corporate structures of the Applicants; or (y) cause any Applicant to be liable for any Claim under this Plan, for which it is not otherwise liable and the liability of any Applicant for any such Claim shall not be affected by such substantive consolidation.

                                   ARTICLE 6
                       PROVISIONS GOVERNING DISTRIBUTIONS

SECTION 6.1 DISTRIBUTIONS FOR CLAIMS ALLOWED AS AT THE INITIAL DISTRIBUTION DATE

      Except as otherwise provided herein or as ordered by the Court, distributions to be made on account of Affected Unsecured Claims that are Proven Claims as at the Initial Determination Date shall be made on the Initial Distribution Date. Distributions on account of Affected Unsecured Claims that are determined to be Proven Claims after the Initial Determination Date shall be made pursuant to Articles 4 and 6 of this Plan.

      The Disbursing Agent shall distribute on the Initial Distribution Date to each Exercising Creditor with a Proven Claim on the Initial Determination Date, that number of ACE Rights Shares equal to its Preliminary Basic Allowance. Distributions of ACE Rights Shares to Exercising Creditors who hold Disputed Unsecured Claims which become Proven Claims after the Initial Determination Date shall be made pursuant to Articles 4 and 6 of this Plan.

SECTION 6.2 ASSIGNMENT OF CLAIMS

      If an Affected Unsecured Creditor (other than a Noteholder) transfers or assigns the whole of its Claim to another Person after the Date of Filing, neither the Applicant nor the Monitor shall be obligated to deal with the transferee or assignee of the Claim as the Creditor in respect thereof unless notice of the transfer or assignment, together with evidence showing that such transfer or assignment was valid at Law, is acceptable to the Monitor and has been received by the Monitor at least 10 Business Days prior to the Initial Determination Date or any Interim Determinate Date, as applicable.

SECTION 6.3 INTEREST ON CLAIMS

      Unless otherwise specifically provided for in this Plan or in the Confirmation Order, interest shall not accrue, or be paid, on Affected Unsecured Claims after or in respect of the period following the Date of Filing, and no holder of an Affected Unsecured Claim shall be entitled to any interest accruing on or after or in respect of the period following the Date of Filing on any such Claim. Interest shall not accrue or be paid upon any Disputed Unsecured Claim in respect of the period from the Date of Filing to the date a final distribution is made thereon if and after such Disputed Unsecured Claim becomes a Proven Claim.

SECTION 6.4 AFFECTED UNSECURED CREDITORS

      (a) Proven Claim. Subject to Section 6.4(b), each Affected Unsecured Creditor with a Proven Claim will be entitled to receive in exchange for and in full and final satisfaction of its Proven Claim its ProRata Share Amount.

      (b) Affected Subordinated Claims. Any distribution of EDP Shares which would otherwise have been made in accordance with the Plan to Affected Financial Debtholders on account of Affected Subordinated Claims shall be reduced to 26% of the ProRata EDP Share Amount which such Creditors would otherwise have been entitled to receive and the balance of such distribution (74%) shall be distributed pro rata to holders of Affected Senior Claims.

      (c) AC Non-Voting Shares. The AC Non-Voting Shares will be issued but will not be distributed to Affected Unsecured Creditors pursuant to the exchange thereof for ACE Shares.


      (d) Residency Declaration. Affected Unsecured Creditors (other than Affected Financial Debtholders) that are Canadians and wish to receive ACE Voting Shares in compromise and settlement of their Proven Claims and Affected Unsecured Creditors that are Canadians and wish to receive ACE Voting Shares pursuant to the Rights Offering should deliver a duly completed and executed Residency Declaration to the Monitor prior to 5:00 p.m. (Montreal time) on the Election Date.


      (e)   Distribution Procedure


            For the purposes of the following Affected Unsecured Creditors who held Proven Financial Debt Claims, distributions shall be made by the Disbursing Agent to:


            (i) CIBC Mellon Trust Company, as trustee pursuant to a trust indenture executed in connection with the 1999 issuance of Cdn. $175,000,000 of 6.75% Senior Debentures due 2004, on account of Proven Claims in respect of holders of the 6.75% Senior Debentures due 2004;

            (ii) CIBC Mellon Trust Company, as trustee pursuant to a trust indenture executed in connection with the 1997 issuance of Cdn. $230,000,000 of 7.25% Senior Debentures due 2007, on account of Proven Claims in respect of holders of 7.25% Senior Debentures due 2007;

            (iii) CIBC Mellon Trust Company, as trustee pursuant to a trust indenture executed in connection with the 2001 issuance of Cdn. $250,000,000 of 9% Senior Debentures due 2006, on account of Proven Claims in respect of holders of the 9% Senior Debentures due 2006;

            (iv) The Bank of Nova Scotia Trust Company of New York, as trustee pursuant to a trust indenture executed in connection with the 2001 issuance of US $300,000,000 and of Euro 100,000,000 of
                  10.25% Senior Notes due 2011, on account of Proven Claims in respect of holders of the 10.25% Senior Notes due 2011;

            (v) Swiss Bank Corporation, as principal paying agent pursuant to an agreement executed in connection with the 1986 issuance of SFr. 300,000,000 of 6 1/4% Subordinated Bonds 1986ff, on account of Proven Claims in respect of holders of 6 1/4% Subordinated Bonds 1986ff;

            (vi) Swiss Bank Corporation, as principal paying agent pursuant to an agreement executed in connection with the 1986 issuance of SFr. 200,000,000 of 5 3/4% Subordinated Bonds 1986ff, on account of Proven Claims in respect of holders of 5 3/4% Subordinated Bonds 1986ff;

            (vii) Credit Suisse First Boston Aktiengesellschaft, as principal paying agent pursuant to a principal paying and interest determination agency agreement executed in connection with the 1987 issuance of DM 200,000,000 of 6 3/8% Interest-Adjustable Subordinated Bonds 1987ff, on account of Proven Claims in respect of holders of 6 3/8% Interest-Adjustable Subordinated Bonds 1987ff;

            (viii) Bayerische Landesbank Girozentrale, as paying agent pursuant to a paying agency and administration agreement executed in connection with the 1998 issuance of DM 200,000,000 of 6 5/8% Bearer Bonds of 1998/2005, on account of Proven Claims in respect of holders of 6 5/8% Bearer Bonds of 1998/2005;

            (ix) Bayerische Landesbank Girozentrale, as paying agent pursuant to a paying agency agreement executed in connection with the 2001 issuance of Euro 150,000,000 of 10% Bearer Bonds of 2001/2006, on account of Proven Claims in respect of holders of 10% Bearer Bonds of 2001/2006; and

            (x) Citibank, N.A., as fiscal agent pursuant to a fiscal agency agreement executed in connection with the 1998 issuance of US $300,000,000 Series A Floating Rate Notes due 2005, on account of Proven Claims in respect of holders of Series A Floating Rate Notes due 2005.

SECTION 6.5 DETERMINATION OF DISTRIBUTION POOLS

      The calculations of the Creditor Share Pool, which includes the numbers of AC Non-Voting Shares (which will be ultimately exchanged for ACE Variable Voting Shares or, in the case of Proven Canadians, ACE Voting Shares) and EDP Shares which will be allocated to Affected Unsecured Creditors under the Plan shall be completed by the Monitor as of the Initial Determination Date based on, and taking into account, the following provisions:


      (a) The aggregate number of shares constituting the Creditor Share Pool (which consists of AC Non-Voting Shares and EDP Shares, on an as exchanged basis, in such numbers as are determined pursuant to
            Section 6.5(b) and Section 6.5(c)) would equal 46,250,000 (which would comprise 45.77% of the Fully Diluted Equity of ACE).


      (b) The aggregate number of AC Non-Voting Shares which form part of the Creditor Share Pool will be determined on the Initial Determination Date based on the fraction that the aggregate Proven Claims (other than Proven Financial Debt Claims), represent of the total aggregate Affected Unsecured Claims.

      (c) The aggregate number of EDP Shares which form part of the Creditor Share Pool will be determined on the Initial Determination Date based on the fraction that the aggregate Proven Financial Debt Claims, and any Disputed Unsecured Claims represent of the total aggregate Affected Unsecured Claims.


      (d) The Equity Investor may hold the Investor Shares which are convertible into 9,259,259 ACE Shares (which would comprise initially 9.16% of the Fully Diluted Equity of ACE).


      (e) 3,031,527 ACE Variable Voting Shares and/or ACE Voting Shares would be reserved for issuance for options granted pursuant to the

            Stock Option Plan (which would comprise 3% of the Fully Diluted Equity of ACE).


      (f) The holders of Existing AC Shares shall hold 10,105 ACE Voting Shares and/or ACE Variable Voting Shares (which would comprise approximately .01% of the Fully Diluted Equity of ACE).


      (g) The aggregate number of shares constituting the ACE Rights Share Pool (which consists of ACE Voting Shares and ACE Variable Voting Shares) would equal 42,500,000 (which would comprise 42.06% of the Fully Diluted Equity of ACE).

      (h) The Fully Diluted Equity of ACE would equal 101,050,891 in aggregate.

SECTION 6.6 DISTRIBUTIONS BY DISBURSING AGENT

      The Disbursing Agent shall make all distributions required under this Plan (subject to the provisions of Articles 4 and 6 hereof). If the Disbursing Agent is an independent third party designated by the Monitor to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Applicants on terms acceptable to the Applicants. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.

SECTION 6.7 DELIVERY OF DISTRIBUTIONS

      Deliveries to any holder of a Proven Claim shall be made by the Disbursing Agent (a) to the address set forth on the Proof of Claim filed by an Affected Unsecured Creditor, or (b) to the address set forth in any written notice of address change delivered to the Disbursing Agent, or (c) in respect of the Proven Financial Debt Claims listed in Section 6.4(e) hereof, to the addresses set forth on the Proof of Claim(s) of the trustee, paying agent or agent. If any holder's delivery is returned as undeliverable, no further delivery to such holder shall be or be required to be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed deliveries shall be made to such holder without interest. All claims for undeliverable deliveries in respect of Proven Claims must be made on or before the last day of the eighteenth (18th) calendar month following the Implementation Time, after which date the Claim of any holder or successor of such holder with respect to such unclaimed deliveries shall be discharged, and forever barred, notwithstanding any federal or provincial laws to the contrary. Nothing contained in this Plan shall require the Applicants or any Disbursing Agent to attempt to locate any holder of a Proven Claim.

SECTION 6.8 WITHHOLDING AND REPORTING REQUIREMENTS

      In connection with this Plan and all distributions hereunder, the Monitor shall, to the extent applicable, comply with all Tax withholding and reporting requirements imposed by any Law of federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of this Plan: (i) each holder of a Proven Claim that is to receive a distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed by any Governmental Entity, including income, withholding and other Tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to this Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such Tax obligations. Any distributions to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 6.7. It is the Applicants' intent that distributions under this Plan to holders of Proven Claims are in respect of, and to be applied to, principal first and then interest.

SECTION 6.9 FRACTIONAL SHARES


      When any consolidation would otherwise result in the issuance of a number of shares that is not a whole number, the number of shares to be so issued after consolidation shall be rounded down to the nearest whole number, and no compensation shall be paid for fractional interests.



SECTION 6.10 GUARANTEES AND SIMILAR COVENANTS

      No Person who has a Claim under any guarantee, surety, indemnity or similar covenant in respect of any Claim which is compromised under this Plan or who has any right in respect of, or to be subrogated to, the rights of any Person (including one of the Applicants) in respect of a Claim which is compromised under this Plan shall be entitled to any greater rights than the Affected Unsecured Creditor whose Claim is compromised under this Plan.

                                   ARTICLE 7
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

SECTION 7.1 CONTRACTS AND LEASES


      Except as otherwise provided in this Plan as of the Completion Time each Applicant shall be deemed to have ratified each executory contract and unexpired lease to which it is a party, unless such contract or lease: (a) was previously repudiated or terminated by such Applicant, (b) previously expired or terminated pursuant to its own terms, or (c) was amended as evidenced by a written agreement with the Applicant and in such case the amended contract or lease shall be deemed ratified. For greater certainty, all Post-Filing Contracts are hereby ratified.



                                   ARTICLE 8
                                 MISCELLANEOUS


SECTION 8.1 EXCLUSION OF JAZZ FROM THIS PLAN

      Notwithstanding any other provisions set out herein, if the Unionized Employees of Jazz have not ratified their Collective Bargaining Agreements by July 16, 2004, then the Applicants (other than Jazz) shall have the right to exclude Jazz as an Applicant under this Plan. The Applicants (other than Jazz) shall be entitled to exercise such right at any time after July 16, 2004 by issuing a press release and serving upon the service list notice that they are exercising such right. After the exercise of such right any reference to Jazz in this Plan shall be deleted, null and void and this Plan shall be read and interpreted in all respects such that Jazz, any creditors with claims against Jazz (to the extent of such claims) and any other stakeholders of Jazz (to the extent of such stakeholding) are unaffected by this Plan. Without limiting the generality of the foregoing, after the exercise of such right, any condition precedent or implementation step contemplated by this Plan which is in relation to Jazz shall no longer be necessary in order to implement this Plan. Upon the exercise of such right, the Applicants shall seek consequential directions from the Court.

SECTION 8.2 CONFIRMATION OF PLAN



      Provided that this Plan is approved by the Required Majority:

(a) the Applicants shall seek the Confirmation Order (which as proposed shall be in form and substance acceptable to the Applicants) for the approval of this Plan; and


(b) subject to the Confirmation Order being made in form and substance acceptable to the Applicants and the satisfaction of the conditions to the implementation of this Plan set forth in Section 8.7, this Plan shall be implemented by the Applicants and shall be binding upon the Applicants and all Persons referred to in Section 2.2 and their respective successors and assigns.

SECTION 8.3 RIGHTS OF EQUITY INVESTOR



      The Equity Investor shall maintain the non transferable, personal right to designate three of the 11 members of the board of directors of ACE for a minimum of two years after the Completion Time. After the second anniversary of the Completion Time, for as long as the Equity Investor and its affiliates hold at least 75% of the ACE Preferred Shares (or ACE Shares into which they are convertible) originally purchased under the Investment Agreement, the Equity Investor shall have the right to designate three individuals identified by the Equity Investor to ACE to the board of directors of ACE. Of such three designees, not more than two shall be non-residents of Canada. For as long as the Equity Investor and its affiliates hold at least 50% but less than 75% of the ACE Preferred Shares (or ACE Shares into which they are convertible) originally purchased under the Investment Agreement, the Equity Investor shall have the right to designate two individuals to the board of directors of ACE. For as long as the Equity Investor and its affiliates hold at least 25% but less than 50% of the ACE Preferred Shares (or ACE Shares into which they are convertible) originally purchased under the Investment Agreement, the Equity Investor shall have the right to designate one member of the board of directors of ACE.


SECTION 8.4 PARAMOUNTCY



      From and after the Implementation Time, any conflict between this Plan and the covenants, warranties, representations, terms, conditions, provisions or obligations, express or implied, of any contract, mortgage, security agreement, indenture, trust indenture, loan agreement, commitment letter, agreement for sale, by-law of the Applicants, lease or other agreement, written or oral and any and all amendments or supplements thereto existing between one or more of the Affected Unsecured Creditors and the Applicants as at the Implementation Time will be deemed to be governed by the terms, conditions and provisions of this Plan and the Confirmation Order, which shall take precedence and priority. For greater certainty, all Affected Unsecured Creditors shall be deemed irrevocably for all purposes to consent to all transactions contemplated in and by this Plan.


SECTION 8.5 MODIFICATION OF PLAN


      The Applicants reserve the right to file any modification of, or amendment or supplement to, this Plan by way of a supplementary plan or plans of reorganization, compromise or arrangement (or any one or more thereof) filed with the Court at any time or from time to time, prior to the Creditors' Meeting Date or at or before the Creditors' Meeting, in which case any such supplementary plan or plans of reorganization, compromise or arrangement (or any one or more thereof) shall, for all purposes, be and be deemed to be a part of and incorporated into this Plan. The Applicants shall give notice to Affected Unsecured Creditors of the details of any such modification, amendment or supplement at the Creditors' Meeting prior to the vote being taken to approve this Plan. The Applicants may give notice of a proposed modification, amendment or supplement to this Plan at or before the Creditors' Meeting by notice in writing which shall be sufficient if given to those Creditors present at such meeting in person or by proxy. After the Creditors' Meeting (and both prior to and subsequent to the obtaining of the Confirmation Order), the Applicants may at any time and from time to time vary, amend, modify or supplement this Plan without the need for obtaining an order of the Court or providing notice to the Affected Unsecured Creditors if the Monitor determines that such variation, amendment, modification or supplement would not be materially prejudicial to the interests of the Affected Unsecured Creditors under this Plan or the Confirmation Order and is necessary in order to give effect to the substance of this Plan or the Confirmation Order. The Applicants shall not be entitled to modify Section 8.3 without the written consent of the Equity Investor.




SECTION 8.6 DEEMING PROVISIONS



      In this Plan, the deeming provisions are not rebuttable and are conclusive and irrevocable.


SECTION 8.7 CONDITIONS PRECEDENT TO IMPLEMENTATION OF PLAN

      The implementation of this Plan is subject to the following conditions precedent which are in favour of the Applicants and, except for Section 8.7(a) and as otherwise would be in violation of applicable Laws, may be waived in writing by the Applicants in their sole discretion:



      (a) the approval of this Plan by the Required Majority shall have been obtained.

      (b) the Confirmation Order sanctioning this Plan, in form and substance reasonably satisfactory to the Applicants, shall have been made and entered and the operation and effect of the Confirmation Order shall not have been stayed, reversed or amended, and shall provide, among other things, that:

            (i) the Applicants are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures, agreements or other documents created in connection with this Plan;

            (ii) the provisions of the Confirmation Order are nonseverable and mutually dependent and include the releases contemplated by
                  Section 5.2 unamended;

            (iii) Air Canada is authorized to file the AC Articles of
                  Reorganization, the Second AC Articles of Reorganization and the AC Capital Articles of Arrangement;

            (iv)  ACE is authorized to file the ACE Articles of Arrangement;

            (v) confirm that all executory contracts to which the Applicants are parties are in full force and effect notwithstanding the CCAA Proceedings, or this Plan and its attendant compromises, and that no Person party to any such executory contract shall be entitled to terminate or repudiate its obligations under such contract by reason of the CCAA Proceedings or this Plan or any action taken or transaction effected under this Plan;

            (vi) upon implementation of the restructuring contemplated in this Plan, no Person shall exercise or be entitled to exercise, directly or indirectly, in any manner whatsoever, termination rights or to otherwise rely upon any such rights or any other rights they may have or purport to have to affect or alter their contractual relationship with Air Canada or its Subsidiaries, as the case may be, as a consequence of the CCAA Proceedings or the implementation of the Plan;

            (vii) any meetings of shareholders or other securityholders or shareholder or other securityholders votes or third party consents in respect of exchanges, transfers and compromises, arrangements, reorganization or other transactions effected as part of this Plan, or transfers effected any time prior to or concurrently with implementation of this Plan, but continuing as part of this Plan, shall be dispensed with, and no counter-party to any such consents shall have any right to terminate or otherwise effect any rights such counter-party may have to alter its contractual arrangements with Air Canada, or the Subsidiaries, as the case may;


      (c) any other order deemed necessary or desirable by the Applicants from the US Court or any other jurisdiction shall have been obtained.



      (d) the final orders pursuant to the Applications in respect of the ACE Arrangement and the AC Capital Arrangement shall have been made and entered in form and substance reasonably satisfactory to the Applicants.

      (e) the following agreements, in form and substance satisfactory to the Applicants, shall have been executed and delivered, and all conditions precedent to closing in each of such agreements shall have been satisfied or, to the extent legally permissible, waived:


            (i) the Exit Facility, the Collective Bargaining Agreements, the Standby Purchase Agreement; and

            (ii) all other actions, certificates, agreements and other documents necessary to implement the Plan shall have been effected, executed or obtained.

      (f) all obligations under the DIP Loan Agreement shall have been satisfied, assumed or otherwise dealt with in accordance with the Exit Facility and the DIP security shall have been assigned and/or amended and restated in connection with the Exit Facility.


      (g) all transactions contemplated by the Global Restructuring Agreement shall have been completed and consummated.

      (h) if deemed necessary by the Applicants, any regulatory approvals under the CTA, the Competition Act (Canada), the competition or antitrust Laws of any other jurisdiction, the acceptance for listing and posting for trading of securities being issued under this Plan, approvals, orders, rulings and other authorizations of Canadian and United States securities regulatory authorities and any other approvals or authorizations of other Governmental Entities or under any other applicable Laws.

      (i) the Regulation shall have been adopted, the requisite consent to the application of such Regulations to each of Air Canada's ten defined benefit registered pension plans shall have been provided by the relevant plan beneficiary representatives and other regulatory approvals shall have been obtained.

SECTION 8.8 CONDITIONS PRECEDENT IN OTHER AGREEMENTS



      In order for the implementation of the Plan to occur, conditions precedent in favour of the parties, other than the Applicants, to the following agreements shall have been satisfied, or, to the extent legally permissible, waived by such parties:

      (a)   the Exit Facility;

      (b) the Investment Agreement (to the extent that the Applicants have not waived the condition precedent in Section 8.6(e) above in respect of such agreement);

      (c)   the Collective Bargaining Agreements;

      (d)   the Standby Purchase Agreement; and

      (e)   the Global Restructuring Agreement.


SECTION 8.9 WAIVER OF CONDITIONS

      Each of the conditions set forth in Section 8.7 above except for the conditions set forth in Section 8.7(a), may be waived in whole or in part by the Applicants, or the other relevant parties to the documents and transactions referred to therein without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition prior to the Implementation Time may be asserted by the Applicants regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by an Applicant). The failure of an Applicant to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


SECTION 8.10 CIRCULAR



      Copies of the Plan and the Circular will be delivered in accordance with the procedures approved by the Court in the Creditors' Meeting Order.


SECTION 8.11 NOTICES



      Any notices or communication to be made or given hereunder shall be in writing and shall refer to this Plan and may, subject as hereinafter provided, be made or given by personal delivery, by courier, by prepaid mail or by telecopier addressed to the respective parties as follows:

      (a)   if to the Applicants:

            7373, chemin de la Cote-Vertu
            C.P. 14000
            Air Canada Centre 277
            Saint-Laurent, QC
            H4Y 1H4

            Attention: Chief Restructuring Officer
            Fax: (514) 422-5053

      (b)   if to a Creditor:

            (i) to the address for such Creditor specified in the Dispute Notice filed by a Creditor or, (ii) to the address listed in the Proof of Claim, or (iii) at the address set forth in any written notice of address changes delivered to the Disbursing Agent.

      (c)   if to the Monitor:

            222 Bay Street
            P.O. Box 251
            Toronto, Ontario
            M5K 1

            Attention: Murray McDonald
            Fax: (416) 943-3300
or to such other address as any party may from time to time notify the others in accordance with this Section 8.11. In the event of any strike, lock-out or other event which interrupts postal service in any part of Canada, all notices and communications during such interruption may only be given or made by personal delivery or by telecopier and any notice or other communication given or made by prepaid mail within the five (5) Business Day period immediately preceding the commencement of such interruption, unless actually received, shall be deemed not to have been given or made. All such notices and communications shall be deemed to have been received, in the case of notice by telecopier or by delivery prior to 5:00 p.m. (local time) on a Business Day, when received or if received after 5:00 p.m. (local time) on a Business Day or at any time on a non-Business Day, on the next following Business Day and, in the case of notice mailed as aforesaid, on the fourth Business Day following the date on which such notice or other communication is mailed. The unintentional failure by the Applicants to give any notice contemplated hereunder to any particular Creditor shall not invalidate this Plan or any action taken by any Person pursuant to this Plan.

SECTION 8.12 SEVERABILITY OF PLAN PROVISIONS



      If, prior to the Confirmation Date, any term or provision of this Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of any Applicant, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.


SECTION 8.13 REVOCATION, WITHDRAWAL, OR NON-CONSUMMATION



      The Applicants reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization or arrangement. If the Applicants revoke or withdraw this Plan, or if the Confirmation Order is not issued, (i) this Plan shall be null and void in all respects, (ii) any Claim, any settlement or compromise embodied in this Plan (including the fixing or limiting of any Claim to an amount certain), assumption or termination, repudiation of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no act taken in preparation for consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against any Applicant or any other Person; (b) prejudice in any manner the rights of any Applicant or any Person in any further proceedings involving an

Applicant; or (c) constitute an admission of any sort by any Applicant or any other Person.


SECTION 8.14 GOVERNING LAW



      This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this Plan and all proceedings taken in connection with this Plan and its provisions shall be subject to the exclusive jurisdiction of the Court.

                                  APPENDIX "A"


                                   APPLICANTS

3838722 Canada Inc.
Air Canada Capital Ltd.
Jazz Air Inc.
Manoir Int'l Finance Inc.
Simco Leasing Ltd.
Wingco Leasing Inc.
Zip Air Inc.

                 SCHEDULE "A" -- ACE ARTICLES OF INCORPORATION

                                 CANADA BUSINESS
                                CORPORATIONS ACT
                                     FORM 1
                            ARTICLES OF INCORPORATION
                                   (SECTION 6)

1 -   NAME OF THE CORPORATION

      ACE Aviation Holdings Inc.
      Gestion ACE Aviation Inc.

2 -   THE PROVINCE OR TERRITORY IN CANADA WHERE THE REGISTERED OFFICE IS
      SITUATED

      Province of Quebec

3 - THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

      Unlimited number of common shares.

      THE COMMON SHARES SHALL HAVE ATTACHED THERETO THE FOLLOWING RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS:

      (a)   VOTING. Each common share shall entitle the holder thereof to one
            (1) vote at all meetings of the shareholders of the Corporation.

      (b) DIVIDENDS. The holders of the common shares shall be entitled to receive during each year, as and when declared by the board of directors, dividends payable in money, property or by the issue of fully paid shares of the capital of the Corporation.

      (c) LIQUIDATION, ETC. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the common shares shall be entitled to receive the remaining property of the Corporation.

4 -   RESTRICTIONS, IF ANY, ON SHARE TRANSFERS

      None.

5 -   NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

      Three (3) directors.

6 -   RESTRICTIONS, IF ANY, ON THE BUSINESS THE CORPORATION MAY CARRY ON

      None.

7 -   OTHER PROVISIONS, IF ANY

      (1) the directors may appoint one (1) or more directors, who shall hold office for a term expiring no later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third (1/3) of the number of directors elected at the previous annual meeting of shareholders.

8 -   INCORPORATORS

      Name                               Address

      Jean Marc Huot                     1155 Rene-Levesque Blvd. West
                                         40th Floor
                                         Montreal, Quebec
                                         H3B 3V2

DATE                                     SIGNATURE


June 29, 2004                            (Signed)

                                         _______________________________________
                                         Jean Marc Huot

________________________________________________________________________________
                            FOR DEPARTMENTAL USE ONLY


Corporation No. 424728-1                 Filed JUN 29 2004

                  SCHEDULE "B" -- ACE ARTICLES OF ARRANGEMENT

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

      WHEREAS Air Canada has received the final approval of the Ontario Superior Court of Justice (Commercial List) in respect of a consolidated plan of reorganization, compromise and arrangement of Air Canada and certain of its subsidiaries, and involving the Applicant (as hereinafter defined) and certain of its subsidiaries pursuant to the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 as amended (the "AC PLAN");

      WHEREAS this Plan of Arrangement is required to give effect to certain steps contemplated by the AC Plan.

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1  DEFINITIONS.

      In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "AC PLAN" has the meaning ascribed thereto in the preamble to this Plan of Arrangement;

      "AIR CANADA" means Air Canada, a corporation continued and existing under the federal laws of Canada;

      "APPLICANT" means ACE Aviation Holdings Inc., a corporation incorporated and existing under the federal laws of Canada;

      "ARRANGEMENT" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Plan of Arrangement or made at the direction of the Court in the Final Order;

      "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Applicant in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made, effective on the Effective Date;

      "ARTICLES OF INCORPORATION" means the articles of incorporation of the Applicant dated June 29, 2004;

      "BUSINESS DAY" means any day on which commercial banks are generally open for business in Toronto, Ontario, and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada;

      "CBCA" has the meaning ascribed thereto in the preamble to this Plan of Arrangement;

      "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed with the Director under the CBCA, and dated the Effective Date;

      "COURT" means the Ontario Superior Court of Justice (Commercial List);

      "DIRECTOR" means the Director appointed pursuant to Section 260 of the CBCA;

      "EFFECTIVE DATE" means the date shown on the Certificate;

      "EFFECTIVE TIME" means 12:01 a.m. (Montreal, Quebec) on the Effective
      Date;

      "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed;

SECTION 1.2  SECTIONS AND HEADINGS.

      The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, a Section or a Schedule refers to the specified Article or Section of or Schedule to this Plan of Arrangement. The Schedules are incorporated herein and are an integral part hereof.

SECTION 1.3  NUMBER, GENDER AND PERSONS.

      In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

                                    ARTICLE 2
                                   ARRANGEMENT

SECTION 2.1  BINDING EFFECT.

      This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time.

SECTION 2.2  ARRANGEMENT.

      Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

      (a) SHARE CONDITIONS. The Articles of Incorporation are amended, as at the Effective Time, by deleting all of the words in Section 3 of the Articles of Incorporation and substituting the words "See attached Schedule "A"", and including the attached Schedule "A" as Schedule "A" to the Articles of Incorporation whereupon the Articles of Incorporation will be amended to include the provisions attached as Schedule "A" hereto.

      (b) AMENDMENT TO ARTICLES OF INCORPORATION REGARDING NUMBER OF DIRECTORS. The Articles of Incorporation are further amended, as at the Effective Time, by deleting the words "Three (3) directors" in
            Section 5 of the Articles of Incorporation titled "Number (or minimum and maximum numbers of directors)" and adding therein the words "Eleven (11) directors".

      (c) APPOINTMENT OF BOARD OF DIRECTORS. After giving effect to the amendment to the Articles of Incorporation described in Section 2.2(b) above, effective as at the Effective Time, and without further act, corporate approvals or other formality, the individuals listed in Schedule "B" hereto shall be appointed as directors of the Applicant to hold office until the next annual meeting of the shareholders of the Applicant or until their successors are elected or appointed.

      (d) ADOPTION OF BY-LAW. The general by-law of the Applicant, until repealed or amended, shall be By-Law No. 1 attached hereto as Schedule "C".

      (e) APPOINTMENT OF AUDITORS. PricewaterhouseCoopers shall be appointed as the Applicant's auditors to hold office until the close of the next annual meeting of the shareholders of the Applicant, unless such auditors resign or are removed in accordance with the provisions of the CBCA.

                                    ARTICLE 3
                                   AMENDMENTS

SECTION 3.1  AMENDMENTS TO PLAN OF ARRANGEMENT.

      The Applicant reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be
(i) set out in writing, and (ii) filed with and approved by the Court.

                                    ARTICLE 4
                               FURTHER ASSURANCES

SECTION 4.1  FURTHER ASSURANCES.

      Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, the Applicant may make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required in order to further document or evidence any of the transactions or events set out herein.

                                  SCHEDULE "A"


Unlimited number of Class A Variable Voting Shares,
Unlimited number of Class B Voting Shares, and
9,259,259 Preferred Shares



1.       CLASS A VARIABLE VOTING SHARES

         The Class A Variable Voting Shares, as a class, shall be designated as Variable Voting Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1      VOTING

         The holders of the Variable Voting Shares shall be entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Corporation, except where the holders of a specified class are entitled to vote separately as a class as provided in the CBCA.

         The Variable Voting Shares are entitled to one vote per Variable Voting Share unless:

         (a) the number of Variable Voting Shares outstanding (including the Preferred Shares, calculated on an as converted basis, to the extent they are owned and controlled by Persons who are not Canadians on the relevant date for determining the right to vote on the matter under consideration and are therefore convertible into Variable Voting Shares) as a percentage of the total number of all voting shares outstanding exceeds 25% (or any higher percentage that the Governor in Council may by regulation specify); or

         (b) the total number of votes cast by or on behalf of holders of Variable Voting Shares (including the Preferred Shares, calculated on an as converted basis, to the extent they are owned and controlled by Persons who are not Canadians on the relevant date for determining the right to vote on the matter under consideration and are therefore convertible into Variable Voting Shares) at any meeting exceeds 25% (or any higher percentage that the Governor in Council may by regulation specify) of the total number of votes that may be cast at such meeting.

         If either of the above-noted thresholds is surpassed at any time, the vote attached to each Variable Voting Share will decrease automatically and without further act or formality such that the Variable Voting Shares as a class (including the Preferred Shares, calculated on an as converted basis, to the extent they are held by persons who are not Canadians on the relevant date for determining the right to vote on the matter under

                                                           Schedule "A" - Page 2

consideration and are therefore convertible into Variable Voting Shares) do not carry more than 25 percent of the Aggregate Votes attached to all issued and outstanding voting shares of the Corporation (including the Preferred Shares, calculated on an as converted basis to the extent they are held by Persons who are not Canadians on the relevant date for determining the right to vote on the matter under consideration).

1.2      DIVIDENDS AND DISTRIBUTIONS

         Subject to the rights, privileges, restrictions and conditions attaching to the shares of the Corporation of any other class ranking prior to the Variable Voting Shares, the holders of Variable Voting Shares shall, at the discretion of the directors, be entitled to receive, out of monies, assets or property of the Corporation properly applicable to the payment of dividends or distributions, any dividends or distributions declared and payable by the Corporation on the Variable Voting Shares and the Voting Shares. The Variable Voting Shares, the Voting Shares and the Preferred Shares shall rank equally as to dividends and distributions on a share for share basis (with the Preferred Shares participating on an as-converted basis based on the Conversion Ratio in effect on the date of such dividend or distribution) and all dividends and distributions declared in any fiscal year of the Corporation shall be declared in equal or equivalent amounts per share on all Variable Voting Shares, Preferred Shares (participating on an as-converted basis based on the Conversion Ratio in effect on the date of such dividend or distribution) and Voting Shares at the time outstanding, without preference or distinction.

1.3      SUBDIVISION OR CONSOLIDATION

         No subdivision or consolidation of the Variable Voting Shares or the Voting Shares shall occur unless, simultaneously, the Variable Voting Shares or the Voting Shares, as the case may be, are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

1.4      LIQUIDATION, DISSOLUTION OR WINDING-UP

         Subject to the rights, privileges, restrictions and conditions attaching to the shares of the Corporation ranking prior to the Variable Voting Shares, including the Preferred Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of the Variable Voting Shares and the holders of Voting Shares shall be entitled to receive the remaining property of the Corporation and shall be entitled to share equally, share for share, in all distributions of such assets.

                                                           Schedule "A" - Page 3


1.5      CONVERSION

         (A)      Automatic

         Each issued and outstanding Variable Voting Share shall be converted into one Voting Share, automatically and without any further act of the Corporation or of the holder, if (i) such Variable Voting Share becomes held, beneficially owned and controlled, directly or indirectly, otherwise than by way of security only, by a Canadian; or (ii) the provisions contained in the CTA relating to foreign ownership restrictions are repealed and not replaced with other similar provisions.

         (B)      Upon an Offer

         In the event that an offer is made to purchase Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange on which the Voting Shares are then listed, to be made to all or substantially all the holders of Voting Shares in a province of Canada to which the requirement applies, each Variable Voting Share shall become convertible at the option of the holder into one (1) Voting Share at any time while the offer is in effect until one (1) day after the time prescribed by applicable securities legislation for the Offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Variable Voting Shares for the purpose of depositing the resulting Voting Shares to the offer and the Transfer Agent shall deposit the resulting Voting Shares on behalf of the holder.

         To exercise such conversion right, the holder or his attorney duly authorized in writing shall:

         (a) give written notice to the Transfer Agent of the exercise of such right and of the number of Variable Voting Shares in respect of which the right is being exercised;

         (b) deliver to the Transfer Agent the share certificate or certificates representing the Variable Voting Shares in respect of which the right is being exercised; and

         (c) pay any applicable stamp tax or similar duty on or in respect of such conversion.

         No share certificates representing the Voting Shares resulting from the conversion of the Variable Voting Shares will be delivered to the holders on whose behalf such deposit is being made.

         If (i) Voting Shares resulting from the conversion and deposited pursuant to the offer are withdrawn by the holder or are not taken up by the Offeror; or (ii) the offer is abandoned or withdrawn by the Offeror or the offer otherwise expires without such

                                                           Schedule "A" - Page 4

Voting Shares being taken up and paid for, the Voting Shares resulting from the conversion will be re-converted into Variable Voting Shares and a share certificate representing the Variable Voting Shares will be sent to the holder by the Transfer Agent. Voting Shares resulting from the conversion and taken up and paid for by the Offeror shall be re-converted into Variable Voting Shares at the time the Offeror is required under the relevant securities legislation to take up and pay for such shares if the Offeror is not a Canadian.

         In the event that the Offeror takes up and pays for the Voting Shares resulting from conversion, the Transfer Agent of the Corporation shall deliver to the holders thereof the consideration paid for such shares by the Offeror.

         There will be no right to convert the Variable Voting Shares into Voting Shares in the following cases:

         (i) the offer to purchase Voting Shares is not required under applicable securities legislation or the rules of a stock exchange on which the Voting Shares are then listed to be made to all or substantially all of the holders of Voting Shares in a province of Canada to which the requirement applies, that is, the offer is an "exempt take-over bid" within the meaning of the foregoing securities legislation; or

         (ii) an offer to purchase Variable Voting Shares is made concurrently with the offer to purchase Voting Shares and the two offers are identical in respect of price per share, percentage of outstanding shares for which the offer is made, and in all other material respects, including in respect of the conditions attaching thereto. The offer to purchase the Variable Voting Shares must be unconditional, subject to the exception that the offer for the Variable Voting Shares may contain a condition to the effect that the Offeror is not required to take up and pay for Variable Voting Shares deposited to the offer if no shares are purchased pursuant to the contemporaneous offer for the Voting Shares; or

         (iii) holders of Voting Shares representing, in the aggregate, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding Voting Shares (excluding shares owned immediately prior to the offer by the Offeror and any Joint Actor) certify to the Transfer Agent and to the secretary of the Corporation that they will not deposit any shares in response to the offer for the Voting Shares.

1.6      SPECIAL ONE-TIME CONSOLIDATION

         The Variable Voting Shares shall be consolidated, on a one-time basis only and contemporaneously with the Voting Shares, at the time contemplated by the implementation steps of the Plan, into such lesser number of Variable Voting Shares as shall result in

                                                           Schedule "A" - Page 5


the holders of Variable Voting Shares and Voting Shares holding 0.01% of the Fully Diluted Equity of ACE. Fractional shares issued pursuant to such consolidation will be cancelled without any consideration therefor being paid to the holders thereof.

         Upon implementation of this special one-time consolidation, holders of Variable Voting Shares shall be entitled to have issued for their benefit share certificates representing such number of fully-paid Variable Voting Shares into which their previously-held Variable Voting Shares are consolidated. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give full and complete effect to the foregoing.

2.       CLASS B VOTING SHARES

         The Voting Shares, as a class, shall be designated as the Voting Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1      VOTING

         The holders of Voting Shares shall be entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Corporation, except where the holders of a specified class are entitled to vote separately as a class as provided in the CBCA. Each Voting Share shall confer the right to one
(1) vote in person or by proxy at all meetings of shareholders of the Corporation.

2.2      DIVIDENDS AND DISTRIBUTIONS

         Subject to the rights, privileges, restrictions and conditions attaching to the shares of the Corporation of any other class ranking prior to the Voting Shares, the holders of Voting Shares shall, at the discretion of the directors, be entitled to receive, out of monies, assets or property of the Corporation properly applicable to the payment of dividends or distributions, any dividends or distributions declared and payable by the Corporation on the Voting Shares and the Variable Voting Shares. The Voting Shares, the Preferred Shares and the Variable Voting Shares shall rank equally as to dividends and distributions on a share for share basis (with the Preferred Shares participating on an as-converted basis based on the Conversion Ratio in effect on the date of such dividend or distribution) and all dividends and distributions declared in any fiscal year of the Corporation shall be declared in equal or equivalent amounts per share on all Voting Shares, Preferred Shares (participating on an as-converted basis based on the Conversion Ratio in effect on the date of such dividend or distribution) and Variable Voting Shares at the time outstanding, without preference or distinction.

2.3      SUBDIVISION OR CONSOLIDATION

         No subdivision or consolidation of the Voting Shares or the Variable Voting Shares shall occur unless, simultaneously, the Voting Shares or the Variable Voting Shares, as the case may be, are subdivided or consolidated in the same manner, so as to

                                                           Schedule "A" - Page 6


maintain and preserve the relative rights of the holders of the shares of each of the said classes.

2.4      LIQUIDATION, DISSOLUTION OR WINDING-UP

         Subject to the rights, privileges, restrictions and conditions attaching to the shares of the Corporation ranking prior to the Voting Shares, including the Preferred Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of Voting Shares and the holders of Variable Voting Shares shall be entitled to receive the remaining property of the Corporation and shall be entitled to share equally, share for share, in all distributions of such assets.

2.5      CONVERSION

         Subject to the foreign ownership restrictions of the CTA, an issued and outstanding Voting Share shall be converted into one Variable Voting Share, automatically and without any further act of the Corporation or the holder, if such Voting Share becomes held, beneficially owned and controlled, directly or indirectly, otherwise than by way of security only, by a Person who is not a Canadian.

2.6      SPECIAL ONE-TIME CONSOLIDATION

         The Voting Shares shall be consolidated, on a one-time basis only and contemporaneously with the Variable Voting Shares, at the time contemplated by the implementation steps of the Plan, into such lesser number of Voting Shares as shall result in the holders of Voting Shares and Variable Voting Shares holding 0.01% of the Fully Diluted Equity of ACE. Fractional shares issued pursuant to such consolidation will be cancelled without any consideration therefor being paid to the holders thereof.

         Upon implementation of this special one-time consolidation, holders of Voting Shares shall be entitled to have issued for their benefit share certificates representing such number of fully-paid Voting Shares into which their previously-held Voting Shares are consolidated. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give full and complete effect to the foregoing.

3.       PREFERRED SHARES

         The Preferred Shares, as a class, shall be designated as the Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

3.1      VOTING

         The holders of Preferred Shares shall be entitled to receive notice of, to attend and to vote at, all general and special meetings of the shareholders of the Corporation (except where the holders of a specified class are entitled to vote separately as a class as provided

                                                           Schedule "A" - Page 7


in the CBCA), and each Preferred Share shall confer on its holder the right to that number of votes as is equal to the number of ACE Shares into which each Preferred Share held by such holder could be converted on the date for determination of shareholders entitled to vote at the meeting or on the date of any written consent, based on the Conversion Ratio in effect on such date; provided, however, that if any Preferred Shares are held by persons who are not Canadians, such Preferred Shares shall be subject to the same proportionate reduction in voting percentage as described in Sub-Section 1.1 above as if, for voting purposes only, such Preferred Shares had been converted into Variable Voting Shares.

         Where, as required by law, the holders of the Preferred Shares are entitled to vote as a separate class, each Preferred Share shall confer the right to one (1) vote in person or by proxy at all such meetings of holders of Preferred Shares.

3.2      DIVIDENDS AND DISTRIBUTIONS

         Subject to the rights, privileges, restrictions and conditions attaching to the shares of the Corporation of any other class ranking prior to the Preferred Shares, the holders of Preferred Shares shall, at the discretion of the directors, be entitled to receive, out of monies, assets or property of the Corporation properly applicable to the payment of dividends or distributions, any dividends or distributions declared and payable by the Corporation on the Preferred Shares. The Preferred Shares, the Voting Shares and the Variable Voting Shares shall rank equally as to dividends and distributions on a share for share basis (with the Preferred Shares participating on an as-converted basis based on the Conversion Ratio in effect on the date of such dividend or distribution) and all dividends or distributions declared or made in any fiscal year of the Corporation shall be declared or made in equal or equivalent amounts per share on all Preferred Shares (participating on an as-converted basis based on the Conversion Ratio in effect on the date of such dividend or distribution), Voting Shares and Variable Voting Shares at the time outstanding, without preference or distinction.

3.3      LIQUIDATION, DISSOLUTION OR WINDING-UP

         Subject to the rights, privileges, restrictions and conditions attaching to the shares of the Corporation ranking prior to the Preferred Shares, upon the liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of Preferred Shares shall be entitled to receive, prior to and in preference to the holders of ACE Shares, an amount per Preferred Share equal to the Fully Accreted Value of such Preferred Share as of the date of such liquidation, dissolution, winding-up or distribution. If upon the occurrence of any such event, the assets and funds to be distributed among the holders of Preferred Shares shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then such assets and funds of the Corporation available for distribution shall be distributed pro rata among the holders of Preferred Shares in proportion to the number of shares of such stock owned by each such holder. Only after such payment has been made in full to the holders of Preferred Shares, the holders of

                                                           Schedule "A" - Page 8


Preferred Shares shall have no further right to participate in or receive any assets remaining available for distribution, which assets will be distributed ratably among the holders of ACE Shares and any other shares of the Corporation ranking junior to the Preferred Shares, in accordance with the rights attaching to such shares respectively. At the option of each holder of Preferred Shares, such holder may treat the occurrence of a merger, amalgamation, sale of all or substantially all of the assets of the Corporation or other similar transaction involving a change of Control of the Corporation as a liquidation under this Sub-Section 3.3.

3.4      OPTIONAL CONVERSION

         The Preferred Shares shall be convertible at any time, at the option of the holder thereof, into fully paid and nonassessable Voting Shares (if the holder is a Canadian) or fully paid and nonassessable Variable Voting Shares (if the holder is not a Canadian) at the Conversion Ratio applicable upon the date of conversion.

         To exercise such conversion right a holder or his attorney duly authorized in writing shall:

         (a) give written notice to the Transfer Agent of the exercise of such right and of the number of Preferred Shares in respect of which the right is being exercised;

         (b) deliver to the Transfer Agent the share certificate or certificates representing the Preferred Shares in respect of which the right is being exercised; and

         (c) pay any governmental or other tax imposed on or in respect of such conversion.

         Upon due exercise of this optional conversion right in respect of Preferred Shares, a holder shall be entitled to have issued for his benefit, a share certificate representing such number of fully-paid ACE Shares into which such Preferred Shares were converted pursuant to this Sub-Section 3.4. The Transfer Agent shall deliver to the holders entitled thereto share certificates representing the ACE Shares resulting from the conversion of the Preferred Shares. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give full and complete effect to the foregoing within two (2) Business Days of delivery to the Transfer Agent of the share certificate or certificates representing the Preferred Shares. The Person or Persons entitled to receive the ACE Shares issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such ACE Shares on the date of delivery to the Transfer Agent of the share certificate or certificates representing the Preferred Shares being converted.

         If the conversion right is exercised in respect of less than all of the Preferred Shares represented by any share certificate, the Corporation shall issue, or cause to be issued, a

                                                           Schedule "A" - Page 9


new share certificate representing the number of Preferred Shares in respect of which the conversion right is not being exercised within two (2) Business Days of delivery to the Transfer Agent of the share certificate or certificates representing the Preferred Shares.

3.5      MANDATORY CONVERSION

         The Corporation shall be entitled to require the holders of Preferred Shares to convert their Preferred Shares into fully paid and nonassessable Voting Shares (if shares are owned and controlled by a Canadian) or fully paid and nonassessable Variable Voting Shares (if shares are not owned and controlled by a Canadian), at the Conversion Ratio applicable upon the date of conversion, if:

         (a) at any time during the period between the Effective Date until and including the first anniversary thereof, the closing price of the ACE Shares on the Principal Market for each of thirty
                  (30) consecutive Trading Days exceeds 200% of the then-applicable Conversion Price; or

         (b) at any time during the period following the first anniversary of the Effective Date, the closing price of the ACE Shares on the Principal Market for each of thirty (30) consecutive Trading Days exceeds 175% of the then-applicable Conversion Price;

and, in either case, the ACE Shares are then listed and posted on The Toronto Stock Exchange, and a registration statement, prospectus or other similar offering document permitting the distribution and sale of such ACE Shares throughout Canada and/or the United States of America is then effective covering all of the ACE Shares into which the Preferred Shares are convertible.

         In order to exercise this right of mandatory conversion, the Corporation shall provide written notice to the holders of Preferred Shares confirming the satisfaction of the above-noted conditions, together with details in support thereof, and establishing the date on which such Preferred Shares shall be converted into ACE Shares, which shall be not less than five (5) Business Days nor more than ten (10) Business Days prior to the date on which such Preferred Shares shall be converted into ACE Shares.

         Upon due exercise by the Corporation of this mandatory conversion right in respect of Preferred Shares, each holder shall deliver to the Transfer Agent the share certificate or certificates representing the Preferred Shares held by such holder and shall thereafter be entitled to have issued for his benefit, a share certificate representing such number of fully-paid and nonassessable ACE Shares into which such Preferred Shares were converted pursuant to this Sub-Section 3.5. The Transfer Agent shall deliver to the holders entitled thereto the share certificates representing the ACE Shares resulting from the conversion of the Preferred Shares. The Corporation shall make all arrangements with the Transfer Agent necessary or desirable to give full and complete effect to the foregoing.

                                                          Schedule "A" - Page 10



3.6      MANDATORY REDEMPTION/CONVERSION

         The Preferred Shares shall be subject to mandatory conversion into fully-paid and nonassessable Voting Shares (if shares are owned and controlled by a Canadian) or fully-paid and nonassessable Variable Voting Shares (if shares are not owned and controlled by a Canadian) within ten (10) days after each Mandatory Conversion Date, at the Conversion Ratio applicable upon the date of conversion, upon the following terms and conditions:


         (a) If the closing price of the ACE Shares on the Principal Market exceeds the Fully Accreted Value of a Preferred Share (which Fully Accreted Value of a Preferred Share shall be determined for purposes of this Section 3.6 only subject to appropriate adjustments for stock splits, stock dividends, stock combinations, subdivisions and other similar transactions affecting the ACE Shares after the issuance date of the Preferred Share through the relevant date of determination) on at least thirty (30) of the one hundred (100) Trading Days immediately prior to a particular Mandatory Conversion Date, then:

                  (i)      each holder of Preferred Shares shall, within ten
                           (10) days after such Mandatory Conversion Date, deliver to the Transfer Agent the share certificate or certificates representing the Preferred Shares held by such holder and shall thereafter be entitled to have issued for his benefit, a share certificate representing such number of fully-paid and nonassessable ACE Shares into which such Preferred Shares are converted pursuant to this Section 3.6; and

                  (ii) the Preferred Shares shall be automatically converted into ACE Shares on the 10th day following such Mandatory Conversion Date; or

         (b) If the closing price of the ACE Shares on the Principal Market does not exceed the Fully Accreted Value of a Preferred Share (which Fully Accreted Value of a Preferred Share shall be determined for purposes of this Section 3.6 only subject to appropriate adjustments for stock splits, stock dividends, stock combinations, subdivisions and other similar transactions affecting the ACE Shares after the issuance date of the Preferred Share through the relevant date of determination) on at least thirty (30) of the one hundred
                  (100) Trading Days immediately prior to a particular Mandatory Conversion Date, (i) the holders of Preferred Shares shall not be required to convert their Preferred Shares into ACE Shares and (ii) as of such Mandatory Conversion Date, the then-applicable Conversion Price shall be automatically reduced by 3.75% in each such case; and

         (c) If the closing price of the ACE Shares on the Principal Market does not exceed the Fully Accreted Value of a Preferred Share (which Fully Accreted Value of a Preferred Share shall be determined for purposes of this Section 3.6 only subject to appropriate adjustments for stock splits, stock dividends, stock combinations, subdivisions and other similar transactions affecting the ACE Shares after the issuance date of the Preferred Share through the relevant date of determination) on at least thirty (30) of the one hundred
                  (100) Trading Days immediately prior to the Final Maturity Date, then the holders of Preferred Shares shall be entitled, upon written notice to the Corporation given within 10 days following the Final Maturity Date, to require the Corporation to redeem each of the Preferred Shares in cash on the Final Maturity Date, at a redemption price per Preferred Share equal to the Fully Accreted Value as of the Final Maturity Date. Any holder who delivers such a notice to the Corporation within ten (10) days after the Final Maturity Date shall, within fifteen (15) days after the Final Maturity Date, deliver to the Transfer Agent the share certificate or certificates representing the Preferred Shares held by such holder and

                                                          Schedule "A" - Page 11


                  shall thereafter be entitled to receive from the Corporation the redemption price in cash described above for each Preferred Share redeemed by such holder.

         (d) The Preferred Shares shall not be subject to mandatory conversion under any of the circumstances described in this Sub-Section 3.6 unless the ACE Shares are then listed and posted on The Toronto Stock Exchange, and a registration statement, prospectus or other similar offering document permitting the distribution and sale of such ACE Shares throughout Canada and/or the United States of America is then effective covering all of the ACE Shares into which the Preferred Shares are convertible at the time of such mandatory conversion.


         The Preferred Shares shall not be subject to redemption at the option of the Corporation or its subsidiaries.



3.7      ADJUSTMENTS TO CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as provided in this Sub-Section 3.7.

         (a) Stock Dividends, Stock Distributions and Subdivisions. If the Corporation, at any time after the Effective Date shall declare or pay any stock dividend or make any other distribution on the ACE Shares payable in ACE Shares, or effect a subdivision of the outstanding ACE Shares (by reclassification, reorganization or otherwise), without a proportionate and corresponding stock dividend or stock distribution on, or subdivision of, the outstanding Preferred Shares, then the Conversion Price in effect:

                  (i) in the case of a stock dividend or distribution, immediately after the close of business on the record date for the determination of holders of ACE Shares entitled to receive such stock dividend or stock distribution; or

                  (ii) in the case of a subdivision, at the close of business on the date immediately prior to the date upon which such subdivision becomes effective;

                  shall be proportionately decreased.

         (b) Combinations and Consolidations. If the Corporation, at any time after the Effective Date, shall combine or consolidate the ACE Shares, by reclassification, reorganization or otherwise, into a lesser number of ACE Shares without a proportionate and corresponding combination, consolidation, reclassification or reorganization of the outstanding Preferred Shares, then the Conversion Price in effect at the close of business on the date immediately prior to the date upon which such combination, consolidation, reclassification or reorganization becomes effective shall be proportionately increased.

                                                          Schedule "A" - Page 12


         (c) Certificate as to Adjustments. Upon the occurrence of any event or circumstance requiring an adjustment to the Conversion Price pursuant to this Sub-Section 3.7, the Corporation shall, at its expense, (i) compute the new Conversion Price, (ii) prepare a certificate signed by an officer of the Corporation setting forth such new Conversion Price and showing in detail the facts upon which such adjustment is based, which certificate shall be certified by the independent chartered accountants regularly employed by the Corporation and (iii) mail a copy of such certificate to each holder of record of Preferred Shares and to the Transfer Agent. Until further adjusted, the Conversion Price of the Preferred Shares shall be as set forth in such certificate. Any dispute between the Corporation and any holder of Preferred Shares as to the determination of such adjustment shall be resolved in accordance with the procedures set forth in sub-paragraph (d) below.

         (d) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Ratio, then, upon written notice from the holders of at least 51% of the then-outstanding Preferred Shares, the Corporation shall within three business days submit via facsimile (i) the disputed determination of the Conversion Price to an independent, nationally-recognized investment banking firm in Canada selected by the Corporation and approved by the holders of at least 51% of the then-outstanding Preferred Shares or (ii) the disputed arithmetic calculation of the Conversion Ratio to an independent, outside chartered accountant approved by the holders of at least 51% of the then-outstanding Preferred Shares. The Corporation shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the holders of the results no later than twenty (20) business days from the time it receives the disputed determination or calculation. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error and the costs, fees, and expenses of such investment banking firm or accountant shall be borne by the Corporation.

3.8      NO FRACTIONAL SHARES

         No fractional ACE Shares shall be issued upon any conversion of Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash to the holder in an amount (calculated to the nearest cent) equal to the appropriate fraction multiplied by the Conversion Price applicable on the date of conversion and the fractional interest shall be deemed to have been purchased by the Corporation.

                                                          Schedule "A" - Page 13


3.9      RESTRICTIONS ON TRANSFER

         Neither the Preferred Shares nor the ACE Shares into which they are converted or convertible may be Transferred by the Investor, except to its Affiliates for a period of twenty-four (24) months after the Effective Date; provided, however, that:

         (a) if at any time during such 24-month period the holder of Preferred Shares is required to convert the Preferred Shares into ACE Shares, then:

                  (i) such Transfer restrictions shall be of no further force and effect with respect to 50% of the Preferred Shares (and any ACE Shares into which they are converted or convertible); and

                  (ii) with respect to the remaining 50% of the Preferred Shares (and any ACE Shares into which they are converted or convertible), such Transfer restrictions shall be limited only to the sales of legal and beneficial ownership of such Preferred Shares (and any ACE Shares into which they are converted or convertible) to third parties; and

         (b) such Transfer restrictions shall automatically cease to be in effect as to all Preferred Shares (and any ACE Shares into which they are converted or convertible) in the event of a tender offer or take-over bid for any of the ACE Shares, any change in Control transaction, or any liquidation, dissolution, bankruptcy or other similar proceedings with respect to the Corporation.

         Notwithstanding anything to the contrary contained in this Sub-section 3.9, holder(s) of Preferred Shares (including ACE Shares into which they are converted or convertible) shall be permitted to Transfer such Preferred Shares (including the ACE Shares into which they are converted or convertible) to their Affiliates, without restriction (other than restrictions contained elsewhere in these Articles with respect to ownership by persons who are not Canadians).

3.10     ORGANIC CHANGES


         With respect to any Organic Change including an Organic Change involving a sale, transfer or other disposition of all or substantially all of the Corporation's assets or pursuant to which the Corporation is not the surviving, successor or replacement entity, the holders of Preferred Shares shall be entitled to cause the Corporation to either (i) require that each of the surviving, successor and/or replacement entities or their publicly-traded parent entities issue to the holders of Preferred Shares, in exchange for their Preferred Shares, a security of the surviving, successor and/or replacement entity or entities or the publicly-traded parent(s) thereof, entity, evidenced by a written instrument substantially similar in form and substance to the Preferred Shares including, without limitation, having the same economic rights and preferences as the Preferred Shares and having a rank senior to all share capital of such issuing entity or entities or (ii) make appropriate adjustments contemporaneously to the rights (including, without limitation, the conversion right) attached to the Preferred Shares so as to preserve in all respects the benefits conferred on the holders of the Preferred Shares by these provisions.

                                                          Schedule "A" - Page 14



         With respect to any other re-organization, amalgamation, arrangement, merger or other similar transaction not contemplated herein, appropriate adjustments shall contemporaneously be made to the rights (including, without limitation, the conversion right) attached to the Preferred Shares so as to preserve in all respects the benefits conferred on the holders of the Preferred Shares by these provisions.


3.11     PRE-EMPTIVE RIGHTS; OTHER PARTICIPATION

         (a) If after the Effective Date the Corporation proposes to issue or sell any ACE Shares or other equity securities, rights, options, warrants or other convertible securities which in each case represent rights to purchase ACE Shares, each holder of Preferred Shares shall have the right (the "Preemptive Right") to purchase a number of such ACE Shares or other equity securities, rights, options, warrants or other convertible securities sufficient to enable such holder to maintain its proportionate equity ownership interest in the ACE Shares on a fully-diluted basis at the level of such interest immediately prior to such issuance or sale.

         (b) The Corporation shall give written notice of any such issuance to each holder of Preferred Shares setting forth in reasonable detail the proposed terms and conditions thereof (the "ISSUANCE NOTICE") which notice shall be given not less than 15 days prior to the date of such issuance and shall offer to each holder of Preferred Shares the opportunity to purchase such securities at the same price and on the same terms, as provided in the instrument and other agreements identifying the securities that are proposed to be issued by the Corporation. A holder of Preferred Shares may exercise his, her or its preemptive right by delivery of a written notice to the Corporation together with immediately available funds in the requisite amount within 25 days after delivery of the Issuance Notice.

         (c) The Preemptive Rights shall not apply to issuances under management and employee stock incentive plans approved by the Corporation's board of directors.

         The holders of Preferred Shares shall participate on an as-converted basis with the ACE Shares with respect to all spin-off, split-off, subscription rights or other offers or rights made available to the holders of the ACE Shares and any other similar transactions, not otherwise specified herein.

3.12     SPECIAL APPROVALS


         In addition to any approval of shareholders required by the CBCA, without the consent of the holders of the majority of the outstanding Preferred Shares, the Corporation shall not, and shall cause its Subsidiaries not to, amend their respective Articles (whether by merger, consolidation, amalgamation, reorganization, arrangement or otherwise), in a manner that would adversely affect the rights, preferences or privileges of the Preferred Shares.

                                                          Schedule "A" - Page 15


3.13     NOTICES

         The holders of Preferred Shares shall be entitled to prior notice of
(i) any dividend or distribution on ACE Shares, (ii) any pro rata subscription or other similar offer to holders of ACE Shares, (iii) the record date for determining rights to vote with respect to any Organic Change, and (iv) any other transaction for which notice to holders of ACE Shares is required by applicable law.

4.       CONSTRAINTS ON OWNERSHIP OF SHARES

4.1      VARIABLE VOTING SHARES


         The Variable Voting Shares may only be held, beneficially owned or controlled, directly or indirectly, by persons who are not Canadians.


4.2      VOTING SHARES


         The Voting Shares may only be held, beneficially owned or controlled, directly or indirectly, by Canadians.


4.3      CBCA CONSTRAINTS

         In the event that any law of Canada or a province applicable to the Corporation should become prescribed for the purposes of Subsection 46(1) or Subsection 174(1)(c) of the CBCA, these Articles shall be read as if they included constraints in order to assist the Corporation or any of its affiliates or associates (as such terms are defined in the CBCA) to qualify under such prescribed law to receive licenses, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control and such specified level of Canadian ownership or control shall be the level of Canadian ownership or control designated by such prescribed law of Canada or a province.

4.4      JOINT OWNERSHIP

         For the purposes of this Schedule "A", where voting shares of the Corporation are held, beneficially owned or controlled by several persons jointly, the number of voting shares held, beneficially owned or controlled by any one such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons.

         Where one or more of the joint holders, beneficial owners or persons controlling the voting shares is not a Canadian, the voting shares held, beneficially owned or controlled jointly are deemed to be held, beneficially owned or controlled, as the case may be, by such person who is not a Canadian.

                                                          Schedule "A" - Page 16


4.5      EXCEPTIONS

         (a) Nothing in this Section 4 shall be construed to apply in respect of voting shares of the Corporation that:

                  (i) are held by one or more underwriters solely for the purpose of distributing the shares to the public; or

                  (ii) are held by any person that is acting in relation to the shares solely in its capacity as an intermediary in the payment of funds or the delivery of securities, or both, in connection with trades in securities and that provides centralized facilities for the clearing of trades in securities.

         (b) The constraints imposed pursuant this Section 4 do not apply to the extent that a person who is not a Canadian holds voting shares by way of security only and such holding by way of security only is evidenced in such form as may be prescribed by the by-laws or resolutions adopted by the shareholders or directors of the Corporation and filed by such holder with the Corporation.

4.6      BY-LAWS

         Subject to the CBCA and the CBCA Regulations, the directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set out in these articles including by-laws:

         (a) to require any person in whose name voting shares of the Corporation are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether:

                  (i) the shareholder is the beneficial owner of the voting shares of the Corporation or holds them for a beneficial owner; and

                  (ii)     the shareholder or beneficial owner is a Canadian;

                  and declaring any further facts that the directors consider relevant;

         (b) to require any person seeking to have a transfer of a voting share registered in his name or to have a voting share issued to him to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph 4.6(a); and

         (c) to determine the circumstances in which any declarations are required, their form and the times when they are to be furnished.

                                                          Schedule "A" - Page 17


         Where a person is required to furnish a declaration pursuant to a by-law made under this Section 4.6 the directors may refuse to register a transfer of a voting share in his name or to issue a voting share to him until that person has furnished the declaration.

4.7      POWERS OF DIRECTORS

(1) In the administration of this Section 4, the directors of the Corporation shall enjoy, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in the CBCA and the CBCA Regulations.

(2) In administering the provisions of this Section 4 the directors of the Corporation may rely upon:

         (a)      a statement made in a declaration referred to in Section 4.6;
                  and

         (b) the knowledge of a director, officer, employee or agent of the Corporation.

(3) Where the directors are required to determine the total number of voting shares of the Corporation held by or on behalf of persons who are not Canadians, the directors may rely upon the sum of:

         (a) the voting shares held by every shareholder whose latest address as shown in the share register is outside Canada; and

         (b) the voting shares held by every shareholder whose latest address as shown in the share register is in Canada but who, to the knowledge of a director, officer, employee or agent of the Corporation is not a Canadian.

(4) For the purposes of paragraph (3) above, the directors may rely upon the share register of the Corporation as of any date provided that such date is not more than four months before the day on which the determination is made.

(5) Wherever in this Section 4 it is necessary to determine the opinion of the directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing executed pursuant to Section 117 of the CBCA.

(6) Neither any shareholder of the Corporation nor any other interested person shall have any claim or action against the Corporation or against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Section 4 or any breach or alleged breach of such provisions.

                                                          Schedule "A" - Page 18


4.8      DISCLOSURE REQUIRED

         Each of the following documents issued or published by the Corporation shall indicate conspicuously the general nature of the constraints on issue, transfer and ownership of its voting shares contained herein:

         (a)      a certificate representing a voting share;

         (b)      a management proxy circular; and

         (c) a prospectus, statement of material facts, registration statement or similar document.

5.       INTERPRETATION

5.1      DEFINITIONS

         For purposes of this Schedule "A", the following terms have the following meanings:

         "ACE SHARES" means the Voting Shares and/or the Variable Voting Shares, as applicable;

         "AFFILIATE" shall have the meaning set forth in the CBCA and in addition with respect to the holder of the Preferred Shares, shall include investment funds and accounts managed by or under common management with the Investor;

         "AGGREGATE VOTES" means the aggregate of the votes attached to all voting shares of the Corporation that may ordinarily be cast to elect directors of the Corporation;

         "CANADIAN" shall have the meaning set forth in Subsection 55(1) of the CTA or as specified in any regulation made thereunder, as the same may be amended, supplemented or replaced, from time to time;

         "CBCA" means the Canada Business Corporations Act;

         "CBCA REGULATIONS" means the Regulations made under the CBCA;

         "CONVERSION PRICE" means (i) on the Effective Date, 135% of the Initial ACE Share Value or (ii) on or after the first anniversary of the Effective Date, 130% of the Initial ACE Share Value; in each case as such price may be adjusted from time to time in accordance with Sub-Section 3.6 and/or Sub-Section 3.7;

         "CONVERSION RATIO" means the quotient obtained by dividing (i) the Fully Accreted Value per Preferred Share as of the date of conversion by
(ii) the Conversion Price as of the date of conversion;

                                                          Schedule "A" - Page 19


         "CORPORATION" includes a body corporate, partnership and unincorporated organization;

         "CTA" means the Canada Transportation Act;

         "EFFECTIVE DATE" means the initial date of issuance of Preferred
Shares;

         "FINAL MATURITY DATE" means the tenth anniversary of the Effective
Date;

         "FULLY ACCRETED VALUE" means, with respect to each Preferred Share, as of any date, the initial issue price of such Preferred Share, which shall be, for each Preferred Share issued on the Effective Date to the Investor, the Initial ACE Share Value increased by a rate of 5% per annum, compounded semi-annually from the date of issuance of such Preferred Share through and including such date, provided that in determining Fully-Accreted Value on any relevant date of determination that is not the date on which semi-annual compounding occurs, the Fully-Accreted Value shall include as of such date the pro-rated portion of the increase in the Fully-Accreted Value as of the next succeeding date on which semi-annual compounding would occur, based on the number of days that have elapsed in such semi-annual period as of the relevant date of determination;

         "FULLY DILUTED EQUITY" means all of the outstanding shares in the capital of the Corporation calculated on a fully-diluted and as-converted basis, as at the time at which all of the transactions contemplated by the implementation steps of the Plan have been completed;


         "INITIAL ACE SHARE VALUE" means $20.00, representing the initial per share value attributed to the ACE Shares on the Effective Date, being the subscription price under the rights offering pursuant to the Standby Purchase Agreement (as defined in the Plan);


         "INITIAL MANDATORY CONVERSION DATE" means the seventh anniversary of the Effective Date;

         "INVESTOR" means Cerberus ACE Investment, LLC, being the first holder of Preferred Shares;

         "MANDATORY CONVERSION DATE" means any of the Initial Mandatory Conversion Date and each Subsequent Mandatory Conversion Date;


         "ORGANIC CHANGE" means a recapitalization, reorganization, reclassification, consolidation, amalgamation, arrangement, merger, sale of all or substantially all of the Corporation's assets, or any other transaction which is effected in such a way that holders of ACE Shares are entitled to receive (either directly or upon a subsequent liquidation) stock, securities or assets with respect to or in exchange for their ACE Shares;


         "PERSON" includes an individual, corporation, government or agency thereof, trustee, executor, administrator and other legal representative;

                                                          Schedule "A" - Page 20


         "PLAN" means the consolidated plan of reorganization, compromise and arrangement of Air Canada and certain of its subsidiaries under the Companies' Creditors Arrangement Act, the CBCA and the Business Corporations Act (Alberta);

         "PRINCIPAL MARKET" means the principal securities exchange or quotation system as determined by the Board of Directors of the Corporation (acting in good faith) on which the ACE Shares are listed or admitted for trading or quotation;

         "SUBSEQUENT MANDATORY CONVERSION DATE" means each six-month anniversary date of the Initial Mandatory Conversion Date, until and including the Final Maturity Date;

         "SUBSIDIARY" shall have the meaning set forth in the CBCA;

         "TRADING DAY" means any day on which the ACE Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ACE Shares, then on the principal securities exchange or securities market on which the ACE Shares are then traded; provided that "TRADING DAY" shall not include any day on which the ACE Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any date that the ACE Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern Time).

         "TRANSFER" means (i) offer, sell, contract to sell, secure, pledge, grant or sell any option, right or warrant to purchase, or otherwise lend, transfer or dispose of the Preferred Shares or the ACE Shares into which they are convertible into or exercisable or exchangeable for the Preferred Shares, or
(ii) engage in any hedging transaction, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the ownership of the Preferred Shares, or (iii) enter into any agreement or arrangement, the effect of which is to alter the economic exposure to the Corporation or the economic interest in a Preferred Share, whether any such transaction is to be settled by delivery of shares of the Corporation, other securities, cash or otherwise;

         "TRANSFER AGENT" means the transfer agent in respect of the ACE Shares; and

         "VOTING SHARE" means a share carrying voting rights under all circumstances or under some circumstances that have occurred and are continuing and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

5.2      CONTROL

         For purposes of this Schedule "A",

         (a)      a body corporate is controlled by a person if:

                                                          Schedule "A" - Page 21


                  (i) securities of the body corporate to which are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate are held, otherwise than by way of security only, by or for the benefit of that person; and

                  (ii) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

         (b) a partnership or unincorporated organization is controlled by a person if an ownership interest therein representing more than fifty percent (50%) of the assets of the partnership or organization is held, otherwise than by way of security only, by or for the benefit of that person.

5.3      UNDEFINED TERMS

         All terms used in this Schedule "A" that are not defined in these Articles but are defined in the CBCA have the meanings ascribed thereto in the CBCA. Any provision of this Schedule "A" that may be read in a manner that is inconsistent with the CBCA shall be read so as to be consistent therewith.

                                  SCHEDULE "B"


               APPOINTMENT OF BOARD OF DIRECTORS OF THE APPLICANT
               --------------------------------------------------

The following persons are hereby appointed to the Board of Directors of the
Corporation:

   o

   o

   o

   o

   o

   o

   o

   o

   o

   o

   o

                                  SCHEDULE "C"


                           ACE AVIATION HOLDINGS INC.

                                  BY-LAW NO. 1

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1  DEFINITIONS

      As used in this by-law, the following terms have the following meanings:

      "ACT" means the Canada Business Corporations Act and the regulations under the Act, all as amended, re-enacted or replaced from time to time.



      "CORPORATION" means ACE Aviation Holdings Inc.

      "PERSON" means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.

      "RECORDED ADDRESS" means (i) in the case of a shareholder or other securityholder, the shareholder's or securityholder's latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders or other joint securityholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person's latest address as shown in the records of the Corporation or, if applicable, the last notice filed with the Director under the Act, whichever is the most recent.



      Terms used in this by-law that are defined in the Act have the meanings given to such terms in the Act.

SECTION 1.2  INTERPRETATION

      The division of this by-law into articles, sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders. In this by-law the words "including", "includes" and "include" mean "including (or includes or include) without limitation".


SECTION 1.3  SUBJECT TO ACT AND ARTICLES

      This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern.

                                    ARTICLE 2
                           BUSINESS OF THE CORPORATION

SECTION 2.1  REGISTERED OFFICE


      The registered office of the Corporation shall be situated in the Province of Quebec, and at such location therein as the directors may from time to time determine.


SECTION 2.2  FINANCIAL YEAR

      The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

                                    ARTICLE 3
                                    DIRECTORS

SECTION 3.1  NUMBER OF DIRECTORS

      If the articles specify a minimum and a maximum number of directors, the number of directors is the number, within the minimum and maximum, determined by the directors from time to time. No decrease in the number of directors will shorten the term of an incumbent director.

SECTION 3.2  QUALIFICATION


      No person shall be qualified for election or appointment as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual or if he has the status of a bankrupt. A director need not be a shareholder. A majority of directors of the Corporation shall be resident Canadians and shall not be officers or employees of the Corporation or its affiliates. A director shall cease to hold office at the time and in the manner set forth in the Act, and directors who are not officers shall also cease to hold office at the annual meeting of shareholders immediately following an age to be determined by the directors from time to time.


SECTION 3.3  PLACE OF MEETINGS

      Meetings of directors may be held at any place in or outside Canada.

SECTION 3.4  CALLING OF MEETINGS

      The chair of the board, the president, the chief executive officer or any two or more directors may call a meeting of the directors at any time. Meetings of directors will be held at the time and place as the persons calling the meeting determine.

SECTION 3.5  REGULAR MEETINGS

      The directors may establish regular meetings of directors. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director.

SECTION 3.6  NOTICE OF MEETING

      Subject to this section, notice of the time and place of each meeting of directors will be given to each director not less than 24 hours before the time of the meeting. No notice of meeting is required for any regularly scheduled meeting except where the Act requires the notice to specify the purpose of, or the business to be transacted at, the meeting. Provided a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

      The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

SECTION 3.7  WAIVER OF NOTICE

      A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any irregularity in a meeting of directors. Such waiver may be given in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

SECTION 3.8  QUORUM

      Subject to Section 3.9 of this by-law, a majority of the number of directors in office or such greater or lesser number as the directors may determine from time to time, constitutes a quorum at any meeting of directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

SECTION 3.9  CANADIAN MAJORITY

      The directors shall not transact business at a meeting, other than filling a vacancy on the board, unless a majority of the directors present are resident Canadians, except where:

      (a) a resident Canadian director who is unable to be present approves in writing or by telephone, electronic or other communications facilities the business transacted at the meeting; and

      (b) a majority of resident Canadian directors would have been present had the director specified in paragraph (a) above been present at the meeting.

SECTION 3.10  CONSENT TO BE ELECTED OR APPOINTED DIRECTOR

      An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

      (a) the said individual was present at the meeting when the election or appointment took place and the said individual did not refuse to hold office as a director; or

      (b) the said individual was not present at the meeting when the election or appointment took place and the said individual consented to hold office as a director in writing before the election or appointment or within 10 days after it, or the said individual has acted as a director pursuant to the election or appointment.

SECTION 3.11  MEETING BY TELEPHONIC, ELECTRONIC OR OTHER COMMUNICATION
              FACILITY

      A director may, if all the directors consent, participate in a meeting of directors by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

SECTION 3.12  CHAIR

      The chair of any meeting of directors is the first mentioned of the following officers that is a director and is present at the meeting:

      (a)   the chair of the board; or

      (b)   the president; or

      (c) a vice-president (in order of seniority measured by length of service with the Corporation).

If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.

SECTION 3.13  SECRETARY

      The corporate secretary of the Corporation will act as secretary at meetings of directors. If the corporate secretary is absent or has not been appointed, the chair of the meeting will appoint a person, who need not be a director, to act as secretary of the meeting.

SECTION 3.14  VOTES TO GOVERN


      At all meetings of directors, every question shall be decided by a majority of the votes cast.


SECTION 3.15  REMUNERATION AND EXPENSES

      The directors may determine from time to time the remuneration, if any, to be paid to a director for his services as a director. The directors are also entitled to be reimbursed for travelling and other out-of-pocket expenses properly incurred by them in attending directors meetings, committee meetings and shareholders meetings and in the performance of other duties of directors. The directors may also award additional remuneration to any director undertaking special services on the Corporation's behalf beyond the services ordinarily required of a director by the Corporation.

      A director may be employed by or provide services to the Corporation otherwise than as a director. Such a director may receive remuneration for such employment or services in addition to any remuneration paid to the director for his services as a director.

SECTION 3.16  ADMINISTRATIVE AND STANDING RESOLUTIONS

      For the purposes of establishing at any time, and amending as may be required from time to time, the power and duties of committees of the board, of officers of the Corporation and of such other persons and any such other continuing administrative procedures as it may deem appropriate, the directors may adopt resolutions not contrary to the Act or the Corporation's articles or by-laws, which resolutions may but need not be designated as administrative resolutions or standing resolutions.

                                    ARTICLE 4
                                   COMMITTEES

SECTION 4.1  COMMITTEES OF DIRECTORS

      The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that, under the Act, a committee of directors has no authority to exercise.

SECTION 4.2  AUDIT COMMITTEE


      The directors shall appoint annually from among their number an audit committee to be composed of not fewer than three directors all of whom shall be independent. The audit committee shall have the powers and duties provided in the Act and delegated to it by the board.


SECTION 4.3  PROCEEDINGS

      Meetings of committees of directors may be held at any place in or outside Canada. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that the quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question.

      Subject to a committee of directors establishing rules and procedures to regulate its meetings, Section 3.3 to Section 3.13 (inclusive) of this by-law apply to committees of directors, with such changes as are necessary.

SECTION 4.4  REMOVAL AND VACANCIES

      The directors may from time to time remove from office any member of a committee of the board. Any vacancy that may occur in the membership of a committee of the board shall be filled only by the directors.

                                    ARTICLE 5
                                    OFFICERS

SECTION 5.1  APPOINTMENT OF OFFICERS

      The directors may appoint such officers of the Corporation as they deem appropriate from time to time. The officers may include any of a chair of the board, a president, a chief executive officer, one or more vice-presidents, a chief financial officer, a corporate secretary and a treasurer and one or more assistants to any of the appointed officers. No person may be the chair of the board unless that person is a director.

SECTION 5.2  POWERS AND DUTIES

      Unless the directors determine otherwise, an officer has all powers and authority and will perform all functions and duties that are incident to his office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors, or by other officers if authorized to do so by the directors. The directors or authorized officers may, from time to time, vary, add to or limit the powers and duties of any officer.

SECTION 5.3  CHAIR OF THE BOARD

      If appointed, the chair of the board will preside at all director meetings and shareholder meetings. The chair of the board will have such other powers and duties as the directors determine.

SECTION 5.4  PRESIDENT

      If appointed, the president of the Corporation will have general supervision of the business and affairs of the Corporation. The president will have such other powers and duties as the directors determine. Subject to Section
3.12 and Section 7.14 of this by-law, during the absence or disability of the corporate secretary or the treasurer, or if no corporate secretary or treasurer is appointed, the president will also have the powers and duties of the office of corporate secretary and treasurer, as the case may be.

SECTION 5.5  CORPORATE SECRETARY

      If appointed, the corporate secretary will have the following powers and duties. The corporate secretary will: (i) give or cause to be given, as and when instructed, all notices required to be given to shareholders, directors, officers, auditors and members of committees of directors; (ii) attend at and be the secretary of all meetings of directors, shareholders, and committees of directors and shall have the minutes of all proceedings at such meetings entered in the books and records kept for that purpose; and (iii) be the custodian of any corporate seal of the Corporation and of all books, papers, records, documents, and instruments belonging to the Corporation, except when another officer or agent has been appointed for that purpose. In addition, the corporate secretary will have such other powers and duties as the directors or the president of the Corporation determine.

SECTION 5.6  TREASURER

      If appointed, the treasurer of the Corporation will have the following powers and duties. The treasurer will: (i) ensure that the Corporation prepares and maintains adequate accounting records in compliance with the Act; (ii) be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; and (iii) at the request of the directors, render an account of all the treasurer's transactions and of the financial position of the Corporation. In addition, the treasurer will have such other powers and duties as the directors or the president of the Corporation determine.

SECTION 5.7  REMOVAL OF OFFICERS

      The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer's rights under any employment contract with the Corporation.

                                    ARTICLE 6
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 6.1  LIMITATION OF LIABILITY

      Subject to the Act and other applicable law, no director or officer is liable for: (i) the acts, omissions, receipts, failures, neglects or defaults of any other director, officer or employee; (ii) any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation; (iii) the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested; (iv) any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited; or (v) any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation to his office.

SECTION 6.2  INDEMNITY


      Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of such proceeding. The indemnified individual shall repay such moneys to the Corporation if the individual does not fulfil the following conditions:


      (a) he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The Corporation shall also indemnify such director, officer or individual in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any such director, officer or individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

SECTION 6.3  INSURANCE

      The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.2 of this by-law against such liabilities and in such amounts as the directors may determine and as are permitted by the Act.

                                    ARTICLE 7
                                  SHAREHOLDERS

SECTION 7.1  CALLING ANNUAL AND SPECIAL MEETINGS

      The directors and each of the chair of the board, the president and the chief executive officer have the power to call annual meetings of shareholders and special meetings of shareholders. Annual meetings of shareholders and special meetings of shareholders will be held on the date and at the time and place in Canada as the persons calling the meeting determine.

SECTION 7.2  ELECTRONIC MEETINGS

      A shareholder or any other person entitled to attend a meeting may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting. Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility if the requirements listed previously are met. The directors may establish procedures regarding the holding of meetings of shareholders by such means.

SECTION 7.3  VOTING BY ELECTRONIC FACILITIES

      Any vote may be held, in accordance with the regulations under the Act, entirely by means of a telephonic, electronic or other communications facility, if the Corporation makes available such a communications facility. Any duly authorized person participating in a meeting of shareholders and entitled to vote at that meeting may vote, in accordance with the regulations under the Act, if any, by means of a telephonic, electronic or other communications facility that the Corporation has made available for that purpose.

SECTION 7.4  NOTICE OF MEETINGS

      Subject to the Act, notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 12.1 of this by-law not less than 21 days nor more than 55 days (or such other minimum or maximum periods prescribed pursuant to the Act) before the date of the meeting to each director, to the auditor, and to each shareholder of the Corporation whose name appears on the list of shareholders entitled to receive notice as provided in Section 7.5 of this by-law. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

SECTION 7.5  LIST OF SHAREHOLDERS ENTITLED TO NOTICE AND RIGHT TO VOTE

      The Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of a meeting, showing the number of shares held by each shareholder, (a) if a record date for the meeting is fixed pursuant to
Section 7.6of this by-law, not later than 10 days after that record date; or (b) if no record date is fixed, at the close of business on the day immediately preceding the day on which notice of the meeting is given. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders. Subject to Section
7.12 of this by-law, a shareholder whose name appears on a list prepared as described above is entitled to vote the shares shown opposite his name at the meeting to which the list related.

SECTION 7.6  RECORD DATE FOR NOTICE

      Subject to the Act, the directors may fix in advance a date, preceding the date of any meeting of shareholders within the period prescribed pursuant to the Act, as a record date for the determination of the shareholders entitled to receive notice of the meeting, in the manner provided in the Act. If no record date for notice is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

SECTION 7.7  MEETINGS WITHOUT NOTICE

      A meeting of shareholders may be held without notice at any time and place permitted by the Act if: (a) all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and
(b) the auditors and the directors of the Corporation are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

SECTION 7.8  WAIVER OF NOTICE

      A shareholder, a proxyholder, a director or the auditor and any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

SECTION 7.9  REPRESENTATIVES

      No representative of a shareholder that is a body corporate or an association will be recognized unless: (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation; or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chair of the meeting.

SECTION 7.10  PERSONS ENTITLED TO BE PRESENT

      The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the officers, the auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only with the consent of the chair of the meeting.

SECTION 7.11  QUORUM


      A quorum of shareholders is present at a meeting of shareholders if the holders of not less than 25% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.


SECTION 7.12  RIGHT TO VOTE

      Subject to the Act, the directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to vote at a meeting of shareholders and notice of any such record date shall be given in the manner provided in the Act. If a record date for voting is fixed under this Section 7.12, the Corporation shall prepare, no later than 10 days after the record date, an alphabetical list of shareholders entitled to vote as of the record date at a meeting of shareholders that shows the number of shares held by each shareholder. If a record date for voting is not fixed under this Section 7.12, the Corporation shall prepare, no later than 10 days after a record date is fixed under Section 7.6 of this by-law or no later than the record date established under Section 7.6 in the absence of a determination of a record date by the directors, as the case may be, an alphabetical list of shareholders who are entitled to vote as of the record date that shows the number of shares held by each shareholder. A shareholder whose name appears on a list prepared under this Section 7.12 is entitled to vote the shares shown opposite such shareholder's name at the meeting to which the list relates.

SECTION 7.13  PROXIES

      A proxy shall comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or, if no time is specified in the notice, it is deposited with the corporate secretary or the chair of the meeting or any adjournment of the meeting prior to the time of voting.

SECTION 7.14  CHAIR, SECRETARY AND SCRUTINEERS

      The chair of any meeting of shareholders is the first mentioned of the following officers that is a shareholder or a director and is present at the meeting:

      (a)   the chair of the board;

      (b)   the president; or

      (c) a vice-president (in order of seniority measured by length of service with the Corporation).

If no such person is present at the meeting, the shareholders present who are entitled to vote shall choose (by a majority vote) a director who is present, or a shareholder who is present or another person who is present, to chair the meeting.

      The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or the corporate secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

      If desired, the chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders. The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum. The scrutineers will also receive, count and tabulate all ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner. The decision of a majority of the scrutineers shall be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

SECTION 7.15  PROCEDURE

      The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair's decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

SECTION 7.16  MANNER OF VOTING

      Subject to the Act and other applicable law, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act and other applicable law, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot shall be the decision of the shareholders upon the question.

      In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

SECTION 7.17  VOTES TO GOVERN

      Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the articles, the by-laws, the Act or other applicable law requires otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot the chair of the meeting is not entitled to a second or casting vote.

SECTION 7.18  ADJOURNMENT

      The chair of any meeting of shareholders may, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting from time to time and place to place, subject to such conditions as such persons may decide. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

                                    ARTICLE 8
                                   SECURITIES

SECTION 8.1  TRANSFER OF SHARES

      Subject to the Act, the Corporation's articles and Section 8.2 of this by-law, no transfer of a security issued by the Corporation will be registered except upon: (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors or officers may require; (ii) payment of all applicable taxes and fees; and (iii) compliance with the articles of the Corporation. If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors or officers may require.

SECTION 8.2  STATUTORY DECLARATIONS

      For the purposes of administering the constrained share provisions set out in the Corporation's articles, any person in whose name voting shares of the Corporation are registered who desires to exercise the voting rights pertaining to such shares and any person seeking to have a transfer of a voting share registered in his name or to have a voting share issued to him shall, if required by the Corporation to do so, furnish a statutory declaration under the Canada Evidence Act declaring whether:

      (a) the person is the beneficial owner of the voting shares of the Corporation or holds them for a beneficial owner;

      (b) the person or beneficial owner is a "Canadian" as such term is defined in the Corporation's articles;

      and declaring any further facts as may be considered relevant by the directors.

      A statutory declaration shall, unless otherwise determined by the directors, be required in respect of, and at the time of a request for, each subscription for and each transfer of a voting share of the Corporation and in such other circumstances and at such times as the general counsel or corporate secretary of the Corporation shall from time to time determine. The form of any statutory declaration required pursuant hereto shall be approved by the general counsel or corporate secretary of the Corporation. Where a person is required to furnish a statutory declaration, the directors may refuse to recognize all ownership rights attributable to the voting share, including the voting rights attached to such share, to register a transfer of a voting share in his name or to issue a voting share to him until that person has furnished the statutory declaration.

SECTION 8.3  ALLOTMENT

      Subject to the Act and the Corporation's articles and by-laws, the directors may from time to time allot or grant options to purchase, accept subscriptions for, issue or otherwise dispose of the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the directors shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

SECTION 8.4  COMMISSION

      The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

SECTION 8.5  NON-RECOGNITION OF TRUSTS

      Subject to the Act and the Corporation's articles, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

SECTION 8.6  FORM OF SECURITY CERTIFICATES

      Subject to the Act and the Corporation's articles, security certificates will be in the form that the directors approve from time to time or that the Corporation adopts.

SECTION 8.7  REPLACEMENT OF SECURITY CERTIFICATES


      The directors or any officer or agent designated by the directors may in its or his discretion direct the issue of a new security certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors or any officer or agent designated by the directors may from time to time prescribe, whether generally or in any particular case.


SECTION 8.8  TRANSFER AGENTS AND REGISTRARS

      The Corporation may from time to time appoint one or more agents to maintain, for each class or series of securities issued by it in registered or other form, a central securities register and one or more branch securities registers. Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent. The Corporation may at any time terminate such appointment.

SECTION 8.9  LIEN FOR INDEBTEDNESS

      If the articles provide that the Corporation has a lien on shares registered in the name of a shareholder or the shareholder's personal representative for a debt of that shareholder to the Corporation, such lien may be enforced, subject to applicable law, as follows:

      (a) where such shares are redeemable pursuant to the articles, by redeeming such shares and applying the redemption price to the debt;

      (b) by purchasing such shares for cancellation for a price equal to the fair value of such shares as determined by the directors and applying the proceeds to the debt;

      (c) by selling such shares to any third party whether or not such party is at arm's length to the Corporation for the best price which the directors in their sole discretion consider to be obtainable on reasonable terms for such shares and applying the proceeds to the debt;

      (d) by refusing to permit the registration of a transfer of such shares until the debt is paid; and

      (e)   by any other means permitted by law.

                                    ARTICLE 9
                                    PAYMENTS

SECTION 9.1  PAYMENTS OF DIVIDENDS AND OTHER DISTRIBUTIONS

       Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder's recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

SECTION 9.2  NON-RECEIPT OF PAYMENT

       In the event of non-receipt of any payment made as contemplated by
Section 9.1 of this by-law by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The directors may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

SECTION 9.3  RECORD DATE FOR DIVIDENDS AND RIGHTS

      The directors may fix in advance a date, preceding by not more than 55 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

SECTION 9.4  UNCLAIMED DIVIDENDS

      To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of 2 years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

                                   ARTICLE 10
                         SUBSIDIARY AND OTHER COMPANIES

SECTION 10.1  INVESTMENT, LOAN, GUARANTEE

      Subject to the Act, any loan or guarantee in favour of, or investment in shares of any subsidiary or other companies of the Corporation, or any disposal thereof, shall be subject to approval by the directors.

SECTION 10.2  VOTING


      A person delegated by the directors to vote such shares in a subsidiary or associated company or to serve as a director thereof, shall comply with any applicable policies in respect thereof adopted by the directors from time to time.


SECTION 10.3  GENERAL


      Provisions for the control, conduct, regulation and administration of subsidiary companies of the Corporation shall be in conformity with any applicable policies in respect thereof adopted by the directors from time to time.


                                   ARTICLE 11
                              BANKING AND BORROWING

SECTION 11.1  BANKING ARRANGEMENTS

      The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the directors determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation's behalf under the agreements, instructions and delegations and by the one or more officers and other persons that the directors authorize from time to time.


SECTION 11.2  BORROWING POWERS

      Without limiting the borrowing powers of the Corporation as set forth in the Act, the directors may from time to time on behalf of the Corporation, without authorization of the shareholders:

      (a)   borrow money upon the credit of the Corporation;

      (b) issue, re-issue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

      (c) to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation; and, without limiting the generality of the foregoing, mortgage, hypothecate or pledge any property of the Corporation, moveable or immoveable, present or future, for the purpose of securing any bonds, debentures, or debenture-stock which it is entitled to issue, pursuant to and in accordance with the Special Corporate Powers Act (Quebec).

      Nothing in this Section 11.2 limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

SECTION 11.3  DELEGATION

      The directors may from time to time delegate to a committee of the board, a director or officer of the Corporation or any other person as may be designated by the directors, all or any of the powers conferred on the directors, to such extent and in such manner as the directors shall determine at the time of each such delegation.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1  NOTICES

      Any notice, communication or document required to be given, delivered or sent by the Corporation to any director, officer, shareholder, auditor or other person is sufficiently given, delivered or sent if delivered personally, or if delivered to the person's recorded address, or if mailed to the person at the person's recorded address by pre-paid mail, or if otherwise communicated by electronic means permitted by the Act. The directors may establish procedures to give, deliver or send a notice, communication or document to any director, officer, shareholder, auditor or other person by any means of communication permitted by the Act or other applicable law. In addition, any notice, communication or document may be delivered by the Corporation in the form of an electronic document. The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

SECTION 12.2  NOTICE TO JOINT HOLDERS

      If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders, but notice addressed to one of them constitutes sufficient notice to all of them.

SECTION 12.3  COMPUTATION OF TIME

      In computing the date when notice must be given when a specified number of days' notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

SECTION 12.4  PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

      Every person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, becomes entitled to any security, is bound by every notice and other acts in respect of such security which has been given to the securityholder from whom the person derives title to such security. Such notices may have been given before or after the happening of the event upon which they became entitled to the security.

                                   ARTICLE 13
                                 EFFECTIVE DATE

SECTION 13.1  EFFECTIVE DATE


      This by-law comes into force on the date determined in the Articles of Arrangement of the Corporation.

                 SCHEDULE "C" -- AC ARTICLES OF REORGANIZATION

[LOGO] Industry Canada  Industrie Canada                 FORM 14                        FORMULE 14
                                                 ARTICLES OF REORGANIZATION     CLAUSES DE REORGANISATION
       Canada Business  Loi canadienne sur les           (SECTION 191)                  (ARTICLE 191)
       Corporations Act societes par actions

________________________________________________________________________________
1 - Name of corporation -                2 - Corporation No. - No. de la societe
    Denomination de la societe

AIR CANADA                               384967-8
________________________________________________________________________________
3 - In accordance with the order for            Conformement a l'ordonnance de
    reorganization, the articles of             reorganisation, les statuts
    incorporation are amended as follows:       constitutifs sont modifies comme
                                                suit :

Section 3 of the articles of amalgamation, as amended, be and the same is hereby further amended.

L'article 3 des status de fusion, en leur version modifiee, est modifie par les presentes.

See the provisions of the attached SCHEDULE "I', forming an integral part of these articles of reorganization.

Voir les dispositions de l'ANNEXE I ci-jointe, qui fait partie integrante des presentes clauses de reorganisation.

Date                       Signature             Title - Titre
____________________       ________________      _______________________________



IC 3409 (01-95) (CCA 1392)                       FOR DEPARTMENTAL USE ONLY - A
                                                 L'USAGE DU MINISTERE SEULEMENT
                                                 Filed - Deposee

                                  SCHEDULE "I"
                      TO THE ARTICLES OF REORGANIZATION (1)

A. The provisions relating to the description of the share capital of the Corporation are hereby amended by creating an unlimited number of Redeemable Shares, the rights, privileges, conditions and restrictions attached thereto being described hereafter.

      1.    REDEEMABLE SHARES

            The Redeemable Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

      1.1   NON-VOTING

            Subject to the provisions of the Canada Business Corporations Act or as otherwise expressly provided herein, the holders of the Redeemable Shares shall not be entitled to receive notice of, nor to attend or vote at, meetings of the shareholders of the Corporation.

      1.2   DIVIDENDS

            The holders of the Redeemable Shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on any other newly authorized class of shares ranking junior to the Redeemable Shares, but after payment of dividends to the holders of any other newly authorized class of shares ranking senior to the Redeemable Shares, non-cumulative dividends at a fixed rate of one half of one percent (1/2%) per month calculated on the Redeemable Redemption Price (as hereinafter defined in section 1.6) of each such share, payable in money, property or by the issue of fully paid shares of any class of the share capital of the Corporation. The holders of the Redeemable Shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

      1.3   LIQUIDATION, ETC.

            In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Redeemable Shares shall be entitled to receive for each Redeemable Share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of any other newly authorized class of shares ranking junior to the Redeemable Shares, but after distribution to the holders of any other newly authorized class of shares ranking senior to the Redeemable Shares, an amount equal to the Redeemable Redemption Price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

      1.4   REDEMPTION BY CORPORATION

            The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding Redeemable Shares on payment for each Redeemable Share to be redeemed of the Redeemable Redemption Price plus all declared and unpaid dividends thereon.

      1.5   PROCEDURE ON REDEMPTION

            The Redeemable Shares shall be redeemed at the time and in the manner contemplated in the consolidated plan of reorganization, compromise and arrangement of Air Canada and certain of its subsidiaries under the Companies' Creditors Arrangement Act, the Canada Business Corporations Act and the Business Corporations Act (Alberta) (the "PLAN") without any further notice or action by the Corporation.

      1.6   REDEEMABLE REDEMPTION PRICE

            For the purposes of the foregoing sections 1.2, 1.3 and 1.4, the "REDEEMABLE REDEMPTION PRICE" of each Redeemable Share shall be an amount equal to $1.00 in the aggregate for all Redeemable Shares.

      1.7   STATED CAPITAL

            In the event that only part of the amount of the consideration received by the Corporation for any Redeemable Share issued by the Corporation is added to the stated capital account of the Redeemable Shares, such Redeemable Share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such Redeemable Shares), including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

B. All the Class A Preferred Shares and the Class B Preferred Shares, both as a class, including without limitation the Class A Convertible Participating Non-Voting Preferred Shares, Series 1 and the Class A Convertible Participating Non-Voting Preferred Shares, Series 2 issued and outstanding in the share capital of the Corporation shall be converted into one fully paid and non-assessable Redeemable Share.

C. The rights, privileges, conditions and restrictions attached to the Common Shares and the Class A Non-Voting Shares of the Corporation are hereby repealed and replaced by the following:

      2.    COMMON SHARES

            The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions.

      2.1   VOTING RIGHTS

            Each holder of Common Shares is entitled to receive notice of and to attend all general and special meetings of shareholders of the Corporation, other than meetings at which only the holders of a particular class or series are entitled to vote, and at all such meetings is entitled to one vote in respect of each Common Share held by such holder.

      2.2   DIVIDENDS

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Common Shares, the holders of Common Shares shall, in the discretion of the board of directors, be entitled to receive, out of any or all profits or surplus of the Corporation properly applicable to the payment of dividends, any dividends declared and payable by the Corporation on the Common Shares.

      2.3   LIQUIDATION, DISSOLUTION OR WINDING-UP

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Common Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding up its affairs, the holders of Common Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally with the holders of the Class A Non-Voting Shares, share for share, in all distributions of such assets.

      2.4   PURCHASE BY CORPORATION

            Subject to the provisions of the Canada Business Corporations Act, the Corporation may purchase at any time all or from time to time any number of the outstanding Common Shares in the open market or pursuant to private contract or tenders received by the Corporation upon invitation for tenders addressed to all holders of the Common Shares at the lowest price or prices at which, in the opinion of the board of directors, the shares are obtainable. If upon any invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender.

      2.5   EXCHANGE OF COMMON SHARES BY THE CORPORATION

            EXCHANGE. Each Common Share shall be exchangeable, at the option of the Corporation (the "EXCHANGE REQUEST"), into Class B Voting Shares of ACE Aviation Holdings Inc. ("ACE") (the "ACE VOTING SHARES") on a one-for-one basis for each such Common Share at any time after the occurrence of the redemption of the Redeemable Shares (the "EXCHANGE EVENT").

      2.6   MECHANICS OF EXCHANGE

            The Corporation shall be deemed to have made the Exchange Request at the time and in the manner set out in the Plan. The Exchange Request shall be deemed to be an irrevocable offer by the holder to sell the Common Shares to ACE on the terms and conditions set out in section
            2.6 hereof.

            The Corporation may, pursuant to the terms of an agreement entered into between the Corporation and ACE (the "ACE SUPPORT AGREEMENT").), be required to act as facilitating agent in collecting the Common Share certificates from the holders, but such certificates will not be cancelled by the Corporation but will rather be transmitted to ACE, which will become the rightful owner of such shares at the time such exchange is to occur in accordance with the Plan (the "EXCHANGE TIME").

            At the Exchange Time, the Common Shares shall become exchangeable into ACE Voting Shares without any further action by the Corporation or the holders of the Common Shares and whether or not the certificates representing such shares are surrendered to ACE or its transfer agent or the Corporation, acting as facilitating agent. At the Exchange Time, all rights of the holders prior to such Exchange Time with respect to the exchanged shares shall terminate except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of ACE Voting Shares into which such Exchanged Shares have been exchanged. At the Exchange Time or shortly thereafter, the holders of the Exchanged Shares shall surrender the certificates representing such shares at the office of ACE or of its transfer agent or the Corporation, acting as facilitating agent. If so required by the Corporation or ACE, certificates surrendered for exchange shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation and ACE, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates, ACE shall promptly issue and deliver to such holder, in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of ACE Voting Shares into which the Exchanged Shares surrendered were exchanged at the applicable Exchange Time after giving effect to the one-time consolidation effected in accordance with the terms of the ACE Voting Shares. No fractional ACE Voting Shares shall be issued upon an exchange of Common Shares. Such exchange shall be deemed to have been made at the applicable Exchange Time, and the person or persons entitled to receive the ACE Voting Shares issuable upon exchange shall be treated for all purposes as the record holder or holders of such ACE Voting Shares at such time.

      3.    CLASS A NON-VOTING SHARES

      3.1   DIVIDENDS

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Class A Non-Voting Shares, the holders of Class A Non-Voting Shares shall, at the discretion of the directors, be entitled to receive, out of any or all profits or surplus of the Corporation properly applicable to the payment of dividends, any dividends declared and payable by the Corporation on the Class A Non-Voting Shares and the Common Shares. The Class A Non-Voting Shares and the Common Shares shall rank equally as to dividends on a share for share basis, and all dividends declared in any fiscal year of the Corporation shall be declared in equal or equivalent amounts per share or equivalent amounts per share on all the Class A Non-Voting Shares and the Common Shares at the time outstanding, without preference or distinction.

      3.2   SUBDIVISION OR CONSOLIDATION

            No subdivision or consolidation of the Common Shares or Class A Non-Voting Shares shall occur unless, simultaneously, the Class A Non-Voting Shares or the Common Shares, as the case may be, are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

      3.3   LIQUIDATION, DISSOLUTION OR WINDING-UP

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Class A Non-Voting Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of Class A Non-Voting Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally with the holders of the Common Shares, share for share, in all distributions of such assets.

      3.4   VOTING

            Except as provided for in the Canada Business Corporations Act, the holders of Class A Non-Voting Shares shall not be entitled to any voting rights in respect of their Class A Non-Voting Shares.

      3.5   EXCHANGE OF CLASS A NON-VOTING SHARES BY THE CORPORATION

            EXCHANGE. Each Class A Non-Voting Shares shall be exchangeable, at the option of the Corporation (the "EXCHANGE REQUEST"), into Class A Variable Voting Shares of ACE (the "ACE VARIABLE VOTING SHARES") on a one-for-one basis for each such Class A Non-Voting Shares upon the occurrence of the redemption of the Redeemable Shares (the "EXCHANGE EVENT").

      3.6   MECHANICS OF EXCHANGE

            The Corporation shall be deemed to have made the Exchange Request at the time and in the manner set out in the Plan. The Exchange Request shall be deemed to be an irrevocable offer by the holder to sell the Class A Non-Voting Shares to ACE on the terms and conditions set out in section 3.6 hereof.

            The Corporation may, pursuant to the terms of ACE's Exchange Agreement, be required to act as facilitating agent in collecting the Class A Non-Voting Common Share certificates from the holders, but such certificates will not be cancelled by the Corporation but will rather be transmitted to ACE, which will become the rightful owner of such shares at the time such exchange is to occur in accordance with the Plan (the "EXCHANGE TIME").

            At the Exchange Time, the Class A Non-Voting Shares shall become exchangeable into ACE Variable Voting Shares without any further action by the Corporation or the holders of the Class A Non-Voting Shares and whether or not the certificates representing such shares are surrendered to ACE or its transfer agent or the Corporation, acting as facilitating agent. At the Exchange Time, all rights of the holders prior to such Exchange Time with respect to the exchanged shares shall terminate except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of ACE Variable Voting Shares into which such Exchanged Shares have been exchanged. At the Exchange Time or shortly thereafter, the holders of the Exchanged Shares shall surrender the certificates representing such shares at the office of ACE or of its transfer agent or the Corporation, acting as facilitating agent. If so required by the Corporation or ACE, certificates surrendered for exchange shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation and ACE, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates, ACE shall promptly issue and deliver to such holder, in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of ACE Variable Voting Shares into which the Exchanged Shares surrendered were exchanged at the applicable Exchange Time after giving effect to the one-time consolidation effected in accordance with the terms of the ACE Variable Voting Shares. No fractional ACE Variable Voting Shares shall be issued upon an exchange of Class A Non-Voting Shares. Such exchange shall be deemed to have been made at the applicable Exchange Time, and the person or persons entitled to receive the ACE Variable Voting Shares issuable upon exchange shall be treated for all purposes as the record holder or holders of such ACE Variable Voting Shares at such time.

              SCHEDULE "D" -- SECOND AC ARTICLES OF REORGANIZATION

[LOGO]   Industry Canada        Industrie Canada                      FORM 14                          FORMULE 14
                                                             ARTICLES OF REORGANIZATION       CLAUSES DE REORGANISATION
         Canada Business        Loi canadienne sur les              (SECTION 191)                    (ARTICLE 191)
         Corporations Act       societes par actions

________________________________________________________________________________
1 - Name of corporation -                2 - Corporation No. - No. de la societe
    Denomination de la societe

AIR CANADA                               384967-8
________________________________________________________________________________
3 - In accordance with the order            Conformement a l'ordonnance de
    for reorganization, the articles of     reorganisation, les statuts
    incorporation are amended as follows:   constitutifs sont modifies comme
                                            suit :

1. The composition of the board of directors is hereby amended.

La composition du conseil d'administration est modifiee par les presentes.

See the provisions of the attached FORM 6 - NOTICE OF CHANGE OF DIRECTORS, forming an integral part of these articles of reorganization.

Voir les dispositions de la FORMULE 6-AVIS DE CHANGEMENTS DES ADMINISTRATEURS, qui fait partie integrante des presentes clauses de l'organisation.

2. Section 3 of the articles of amalgamation, as amended, be and the same is hereby further amended.

L'article 3 des status de fusion, en leur version modifiee, est modifie par les presentes.

See the provisions of the attached SCHEDULE "I', forming an integral part of these articles of reorganization.

Voir les dispositions de l'ANNEXE I ci-jointe, qui fait partie integrante des presentes clauses de reorganisation.

Date                       Signature             Title - Titre
____________________       ________________      _______________________________



IC 3409 (01-95) (CCA 1392)                       FOR DEPARTMENTAL USE ONLY - A
                                                 L'USAGE DU MINISTERE SEULEMENT
                                                 Filed - Deposee

                                                                     FORM 6                         FORMULE 6
[LOGO]     Industry Canada     Industrie Canada               NOTICE OF DIRECTORS          LISTE DES ADMINISTRATEURS
                                                              OR NOTICE OF CHANGE            OU AVIS DE CHANGEMENT
           Canada Business     Loi canadienne sur les            OF DIRECTORS                   DES ADMINISTRATEURS
           Corporations Act    societes par actions          (SECTIONS 106 AND 113)         (ARTICLES 106 ET 113)

________________________________________________________________________________
1 - Name of corporation                  2 - Corporation No. - No. de la societe
    - Denomination de la societe

AIR CANADA                               384967-8
________________________________________________________________________________

3 - The following persons             Les personnes suivantes sont devenues
    became directors of this          administrateurs de la presente societe
    corporation
________________________________________________________________________________

Name            Effective Date                  Residential Address     Resident Canadian - Y/N
Nom             Date d'entree en vigueur :      - Adresse domciliaire   Resident canadien - O/N

________________________________________________________________________________

4 - The following persons ceased      Les personnes suivantes ont cesse
    to be directors of this           d'etre administrateurs de la presente
    corporation                       societe
________________________________________________________________________________

Name            Effective Date
Nom             Date d'entree en vigueur :       Residential Address - Adresse domcilliaire

________________________________________________________________________________

5 - The directors of this              Les administrateurs de la presente
    corporation now are                societe sont maintenant

________________________________________________________________________________

Name - Nom             Residential Address - Adresse domciliaire       Resident Canadian - Y/N
                                                                       Resident canadien - O/N

Date                 Signature                              Title - Titre

IC 3103 (2/96)                                              Filed - Deposee

                                  SCHEDULE "I"
                      TO THE ARTICLES OF REORGANIZATION (2)


A. All of the Common Shares and the Class A Non-Voting Shares of the Corporation that are issued and outstanding as of the date hereof are consolidated by changing each issued and outstanding Common Share and Class A Non-Voting Share, as the case may be, into 0.000084075 of a Common Share or Class A Non-Voting Share, as the case may be , provided, however, that the Corporation shall not issue fractions of Common Shares or Class A Non-Voting Shares. In the event that the share consolidation effected by the certificate of reorganization to which these articles of reorganization are attached would leave a fraction of a Common Share or Class A Non-Voting Share, as the case may be, in the name of a shareholder, such fractional Common Share or Class A Non-Voting Common Share, as the case may be, to which such shareholder would otherwise have been entitled to receive shall be rounded down to the next whole Common Share or Class A Non-Voting Share, as the case may be, without any further consideration.



B. Section 3 of the articles of amalgamation, as amended, be and the same is hereby further amended by deleting and replacing by the following:

            3 - The classes and any maximum number of shares that the Corporation is authorized to issue:

                  Unlimited number of Common Shares
                  Unlimited number of Class A Non-Voting Shares
                  Unlimited number of Non-Voting Shares

                  Unlimited number of Exchangeable Distress Preferred Shares



      1.    COMMON SHARES

            The Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions.

      1.1   VOTING RIGHTS

            Each holder of Common Shares is entitled to receive notice of and to attend all general and special meetings of shareholders of the Corporation, other than meetings at which only the holders of a particular class or series are entitled to vote, and at all such meetings is entitled to one vote in respect of each Common Share held by such holder.

      1.2   DIVIDENDS

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Common Shares, the holders of Common Shares shall, in the discretion of the board of directors, be entitled to receive, out of any or all profits or surplus of the Corporation properly applicable to the payment of dividends, any dividends declared and payable by the Corporation on the Common Shares.

      1.3   LIQUIDATION, DISSOLUTION OR WINDING-UP

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Common Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding up its affairs, the holders of Common Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally with the holders of the Class A Non-Voting Shares and the Non-Voting Shares, share for share, in all distributions of such assets.

      1.4   PURCHASE BY CORPORATION

            Subject to the provisions of the Canada Business Corporations Act, the Corporation may purchase at any time all or from time to time any number of the outstanding Common Shares in the open market or pursuant to private contract or tenders received by the Corporation upon invitation for tenders addressed to all holders of the Common Shares at the lowest price or prices at which, in the opinion of the board of directors, the shares are obtainable. If upon any invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender.

      1.5   EXCHANGE OF COMMON SHARES BY THE CORPORATION

            EXCHANGE. Each Common Share shall be exchangeable, at the option of the Corporation (the "EXCHANGE REQUEST"), into Class B Voting Shares of ACE (the "ACE VOTING SHARES") on a one-for-one basis for each such Common Share.

      1.6   MECHANICS OF EXCHANGE

            The Corporation shall be deemed to have made the Exchange Request at the time and in the manner set out in the consolidated plan of reorganization, compromise and arrangement of Air Canada and certain of its subsidiaries under the Companies' Creditors Arrangement Act, the Canada Business Corporations Act and the Business Corporations Act (Alberta) (the "PLAN"). The Exchange Request shall be deemed to be an irrevocable offer by the holder to sell the Common Shares to ACE on the terms and conditions set out in section 1.6 hereof.

            The Corporation may, pursuant to the terms of an agreement entered into between the Corporation and ACE (the "ACE SUPPORT AGREEMENT"), be required to act as facilitating agent in collecting the Common Share certificates from the holders, but such certificates will not be cancelled by the Corporation but will rather be transmitted to ACE, which will become the rightful owner of such shares at the time such exchange is to occur in accordance with the Plan (the "EXCHANGE TIME").

            At the Exchange Time, the Common Shares shall become exchangeable into ACE Voting Shares without any further action by the Corporation or the holders of the Common Shares and whether or not the certificates representing such shares are surrendered to ACE or its transfer agent or the Corporation, acting as facilitating agent. At the Exchange Time, all rights of the holders prior to such Exchange Time with respect to the exchanged shares shall terminate except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of ACE Voting Shares into which such Exchanged Shares have been exchanged. At the Exchange Time or shortly thereafter, the holders of the Exchanged Shares shall surrender the certificates representing such shares at the office of ACE or of its transfer agent or the Corporation, acting as facilitating agent. If so required by the Corporation or ACE, certificates surrendered for exchange shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation and ACE, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates, ACE shall promptly issue and deliver to such holder, in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of ACE Voting Shares into which the Exchanged Shares surrendered were exchanged at the applicable Exchange Time after giving effect to the one-time consolidation effected in accordance with the terms of the ACE Voting Shares. No fractional ACE Voting Shares shall be issued upon an exchange of Common Shares. Such exchange shall be deemed to have been made at the applicable Exchange Time, and the person or persons entitled to receive the ACE Voting Shares issuable upon exchange shall be treated for all purposes as the record holder or holders of such ACE Voting Shares at such time.

      2.    CLASS A NON-VOTING SHARES

      2.1   DIVIDENDS

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Class A Non-Voting Shares, the holders of Class A Non-Voting Shares shall, at the discretion of the directors, be entitled to receive, out of any or all profits or surplus of the Corporation properly applicable to the payment of dividends, any dividends declared and payable by the Corporation on the Class A Non-Voting Shares and the Common Shares. The Class A Non-Voting Shares and the Common Shares shall rank equally as to dividends on a share for share basis, and all dividends declared in any fiscal year of the Corporation shall be declared in equal or equivalent amounts per share on all the Class A Non-Voting Shares and the Common Shares at the time outstanding, without preference or distinction.

      2.2   SUBDIVISION OR CONSOLIDATION

            No subdivision or consolidation of the Common Shares or Class A Non-Voting Shares shall occur unless, simultaneously, the Class A Non-Voting Shares or the Common Shares, as the case may be, are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

      2.3   LIQUIDATION, DISSOLUTION OR WINDING-UP

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Class A Non-Voting Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of Class A Non-Voting Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally with the holders of the Common Shares and the Non-Voting Shares, share for share, in all distributions of such assets.

      2.4   VOTING

            Except as provided for in the Canada Business Corporations Act, the holders of Class A Non-Voting Shares shall not be entitled to any voting rights in respect of their Class A Non-Voting Shares.

      2.5   EXCHANGE OF CLASS A NON-VOTING SHARES BY THE CORPORATION

            EXCHANGE. Each Class A Non-Voting Shares shall be exchangeable, at the option of the Corporation (the "EXCHANGE REQUEST"), into Class A Variable Voting Shares of ACE (the "ACE VARIABLE VOTING SHARES") on a one-for-one basis for each such Class A Non-Voting Shares.

      2.6   MECHANICS OF EXCHANGE

            The Corporation shall be deemed to have made the Exchange Request at the time and in the manner set out in the Plan. The Exchange Request shall be deemed to be an irrevocable offer by the holder to sell the Class A Non-Voting Shares to ACE on the terms and conditions set out in section 2.6 hereof.


            The Corporation may, pursuant to the terms of the ACE Support Agreement, be required to act as facilitating agent in collecting the Class A Non-Voting Share certificates from the holders, but such certificates will not be cancelled by the Corporation but will rather be transmitted to ACE, which will become the rightful owner of such shares at the time such exchange is to occur in accordance with the Plan (the "EXCHANGE TIME").



            At the Exchange Time, the Class A Non-Voting Shares shall become exchangeable into ACE Variable Voting Shares without any further action by the Corporation or the holders of the Class A Non-Voting Shares and whether or not the certificates representing such shares are surrendered to ACE or its transfer agent or the Corporation, acting as facilitating agent. At the Exchange Time, all rights of the holders prior to such Exchange Time with respect to the exchanged shares shall terminate except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of ACE Variable Voting Shares into which such Exchanged Shares have been exchanged. At the Exchange Time or shortly thereafter, the holders of the Exchanged Shares shall surrender the certificates representing such shares at the office of ACE or of its transfer agent or the Corporation, acting as facilitating agent. If so required by the Corporation or ACE, certificates surrendered for exchange shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation and ACE, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates, ACE shall promptly issue and deliver to such holder, in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of ACE Variable Voting Shares into which the Exchanged Shares surrendered were exchanged at the applicable Exchange Time after giving effect to the one-time consolidation effected in accordance with the terms of the ACE Variable Voting Shares. No fractional ACE Variable Voting Shares shall be issued upon an exchange of Class A Non-Voting Shares. Such exchange shall be deemed to have been made at the applicable Exchange Time, and the person or persons entitled to receive the ACE Variable Voting Shares issuable upon exchange shall be treated for all purposes as the record holder or holders of such ACE Variable Voting Shares at such time.

      3.    NON-VOTING SHARES

      3.1   DIVIDENDS

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Non-Voting Shares, the holders of Non-Voting Shares shall, at the discretion of the directors, be entitled to receive, out of any or all profits or surplus of the Corporation properly applicable to the payment of dividends, any dividends declared and payable by the Corporation on the Non-Voting Shares, the Class A Non-Voting Shares and the Common Shares. The Non-Voting Shares, the Class A Non-Voting Shares and the Common Shares shall rank equally as to dividends on a share for share basis, and all dividends declared in any fiscal year of the Corporation shall be declared in equal or equivalent amounts per share or equivalent amounts per share on all the Non-Voting Shares, the Class A Non-Voting Shares and the Common Shares at the time outstanding, without preference or distinction.

      3.2   SUBDIVISION OR CONSOLIDATION

            No subdivision or consolidation of the Common Shares, the Class A Non-Voting Shares or Non-Voting Shares shall occur unless, simultaneously, the Non-Voting Shares, the Class A Non-Voting Shares or the Common Shares, as the case may be, are subdivided or consolidated in the same manner, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

      3.3   LIQUIDATION, DISSOLUTION OR WINDING-UP

            Subject to the rights, privileges, restrictions and conditions attaching to the shares of any other class of the Corporation ranking prior to the Non-Voting Shares, upon liquidation, dissolution or winding-up of the Corporation or other distribution of the Corporation's assets among its shareholders for the purpose of winding-up its affairs, the holders of Non-Voting Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally with the holders of the Class A Non-Voting Shares and the Common Shares, share for share, in all distributions of such assets.

      3.4   VOTING

            Except as provided for in the Canada Business Corporations Act, the holders of Non-Voting Shares shall not be entitled to any voting rights in respect of their Non-Voting Shares.

      3.5   EXCHANGE OF NON-VOTING SHARES BY THE CORPORATION


            EXCHANGE. Each Non-Voting Share shall be exchangeable, at the option of the Corporation (the "EXCHANGE REQUEST"), into (i) one ACE Voting Share of ACE (the "ACE VOTING SHARES") if such holder has filed a declaration by which he certifies that he is a Canadian (a "PROVEN CANADIAN"), or (ii) one ACE Variable Voting Share if such holder is not a Proven Canadian.



      3.6   MECHANICS OF EXCHANGE

            The Corporation shall be deemed to have made the Exchange Request at the time and in the manner set out in the Plan. The Exchange Request shall be deemed to be an irrevocable offer by the holder to sell the Non-Voting Shares to ACE on the terms and conditions set out in section 3.6 hereof.


            The Corporation may, pursuant to the terms of ACE Support Agreement, be required to act as facilitating agent in collecting the Non-Voting Share certificates from the holders, but such certificates will not be cancelled by the Corporation but will rather be transmitted to ACE, which will become the rightful owner of such shares at the time such exchange is to occur in accordance with the Plan (the "EXCHANGE TIME").

            At the Exchange Time, each Non-Voting Share shall become exchangeable into (i) one ACE Voting Shares if such holder is a Proven Canadian, or (ii) one ACE Variable Voting Share if such holder is not a Proven Canadian, without any further action by the Corporation or the holders of the Non-Voting Shares and whether or not the certificates representing such shares are surrendered to ACE or its transfer agent or the Corporation, acting as facilitating agent. At the Exchange Time, all rights of the holders prior to such Exchange Time with respect to the Exchanged Shares shall terminate except for any of the rights of the holder thereof, upon surrender of the holder's certificate or certificates therefor, to receive certificates for the number of ACE Variable Voting Shares or ACE Voting Shares, as the case may be, into which such Exchanged Shares have been exchanged. At the Exchange Time or shortly thereafter, the holders of the Exchanged Shares shall surrender the certificates representing such shares at the office of ACE or of its transfer agent or the Corporation, acting as facilitating agent. If so required by the Corporation or ACE, certificates surrendered for exchange shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation and ACE, duly executed by the registered holder or by the holder's attorney duly authorized in writing. Upon surrender of such certificates, ACE shall promptly issue and deliver to such holder, in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of ACE Variable Voting Shares or ACE Voting Shares, as the case may be, into which the Exchanged Shares surrendered were exchanged at the applicable Exchange Time after giving effect to the one-time consolidation effected in accordance with the terms of the ACE Variable Voting Shares. No fractional ACE Variable Voting Shares or ACE Voting Shares, as the case may be, shall be issued upon an exchange of Non-Voting Shares. Such exchange shall be deemed to have been made at the applicable Exchange Time, and the person or persons entitled to receive the ACE Variable Voting Shares or ACE Voting Shares, as the case may be, issuable upon exchange shall be treated for all purposes as the record holder or holders of such ACE Variable Voting Shares or ACE Voting Shares, as the case may be, at such time.

      4.    EXCHANGEABLE DISTRESS PREFERRED SHARES

            For the purposes of this Article 4:

            "ACE" means ACE Aviation Holdings Inc., a corporation existing under the laws of Canada;




            "BUSINESS DAY" means any day on which commercial banks are generally open for business in Toronto, Ontario, and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada;

            "COURT" means the Ontario Superior Court of Justice (Commercial
            List);


            "CURRENT MARKET PRICE" means, in respect of an EDP Share on any date, the average of the closing prices of ACE Voting Shares, or ACE Variable Voting Shares if the holder is not a Proven Canadian, during a period of 20 consecutive trading days ending not more than three trading days before such date on the Toronto Stock Exchange, or, if the ACE Voting Shares, or ACE Variable Voting Shares if the holder is not a Proven Canadian, are not then listed on the Toronto Stock Exchange, on such other stock exchange or automated quotation system on which the ACE Voting Shares, or ACE Variable Voting Shares if the holder is not a Proven Canadian, are listed or quoted, as the case may be, as may be selected by the board of directors for such purpose; provided, however, that if in the opinion of the board of directors the public distribution or trading activity of ACE Voting Shares, or ACE Variable Voting Shares if the holder is not a Proven Canadian, during such period does not create a market which reflects the fair market value of ACE Voting Share, or ACE Variable Voting Share if the holder is not a Proven Canadian, then the Current Market Price of a ACE Voting Share, or ACE Variable Voting Share if the holder is not a Proven Canadian, shall be determined by the board of directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the board of directors shall be conclusive and binding;



            "DEPOSITARY" means any trust company in Canada selected by the Corporation for purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with section 4.4 and 4.8, respectively;

            "EDP SHARE SUPPORT AGREEMENT" means the support agreement between ACE and the Corporation in connection with the EDP Shares;

            "EDP SHARES" means the exchangeable distress preferred shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

            "EXCHANGE TRUST AGREEMENT" means the exchange trust agreement between ACE, the Corporation and the Trustee;

            "MATURITY" means the day immediately before the fifth anniversary date of the issuance of the EDP Shares;

            "PLAN OF REORGANIZATION, COMPROMISE AND ARRANGEMENT" means the Plan of Reorganization, Compromise and Arrangement filed by Air Canada and certain of its subsidiaries pursuant to the provision of the Companies' Creditors Arrangement Act and the Canada Business Corporations Act, as such plan may be amended, varied or supplemented from time to time in accordance with its terms;

            "PROVEN CANADIAN" means a holder of EDP Shares which has filed a declaration by which he certifies that it is a Canadian;

            "TRANSFER AGENT" means CIBC Mellon Trust Company or such other person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the EDP Shares; and

            "TRUSTEE" means the trustee chosen by ACE, acting reasonably, to act as trustee under the Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Exchange Trust Agreement.

      4.1   ISSUE PRICE

            The total face amount of the debt plus interest accrued thereon, subject to adjustments, compromised by the issuance of Exchangeable Distress Preferred Shares ("EDP SHARES") shall be added to the stated capital of the EDP Shares.

      4.2   DIVIDENDS RIGHTS

            4.2.1 Holders of EDP Shares will be entitled to receive, subject to applicable law, dividends:


            (a) In the case of a cash dividend declared on the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, in an amount in cash for each EDP Share corresponding to the cash dividend declared on each ACE Voting Share, or if the holder is not a Proven Canadian, ACE Variable Voting Share;

            (b) In the case of a stock dividend declared on the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, to be paid in ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, in such number of EDP Shares for each EDP Share as is equal to the number of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, to be paid on each ACE Voting Share, or if the holder is not a Proven Canadian, ACE Variable Voting Share unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous economically equivalent subdivision of EDP Shares; or



            (c) In the case of a dividend declared on the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, in property other than cash or ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, in such type and amount of property as is the same as, or economically equivalent to, the type and amount of property as a dividend on each share of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares.

            Such dividends shall be paid out of monies, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares in the capital of the Corporation, or through the subdivision of outstanding EDP Shares, as applicable. The holders of EDP Shares shall not be entitled to any dividends other than, or in excess of, the dividends referred to in this section 4.2.1.

            4.2.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 4.2.1(a) hereof and the sending of such a cheque to each holder of an EDP Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of EDP Shares shall be issued or transferred in respect of any stock dividends contemplated by section 4.2.1(b) hereof and the sending of such a certificate to each holder of an EDP Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 4.2.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an EDP Share shall satisfy the dividend represented thereby. No holder of an EDP Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

            4.2.3 The record date for the determination of the holders of EDP Shares entitled to receive payment of, and the payment date for, any dividend declared on the EDP Shares under section 4.2.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the ACE Voting Shares, or if the holder is not a Proven Canadian, the ACE Variable Voting Shares.

            4.2.4 If on any payment date for any dividends declared on the EDP Shares under section 4.2.1 hereof the dividends are not paid in full on all of the EDP Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the board of directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

            4.2.5 The board of directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section
      4.2.1 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors to be relevant, be considered by the board of directors:

            (a) in the case of any stock dividend or other distribution payable in ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, the number of such shares issued as a result of such dividend or distribution in proportion to the number of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, previously outstanding;


            (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a ACE Voting Share, or if the holder is not a Proven Canadian, ACE Variable Voting Share;



            (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of ACE of any class other than ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, any rights, options or warrants other than those referred to in section 4.2.5(b) hereof, any evidences of indebtedness of ACE or any assets of ACE), the relationship between the fair market value (as determined by the board of directors) of such property to be issued or distributed with respect to each outstanding EDP Share and the Current Market Price of an EDP Share; and

            (d) In all such cases, the general taxation consequences of the relevant event to beneficial owners of EDP Shares to the extent that such consequences may differ from the taxation consequences to such owners determined as if they owned

                  ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, at the relevant time as a result of differing tax treatment under the laws of Canada (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of EDP Shares).


            4.2.6 If the EDP Shares are (if issued) considered to be "taxable preferred shares" (as such term is defined in the Income Tax Act (Canada)), the Corporation shall make an election under Subsection 191.2
      (1) of the Income Tax Act (Canada) to increase its tax liability under
      Part VI.1 of the Income Tax Act (Canada) to 40% or such other rate required so that no holder of such shares will be required to pay tax under Part IV.1 of the Income Tax Act (Canada) on dividends on such shares.



      4.3   CERTAIN RESTRICTIONS

            4.3.1 So long as any of the EDP Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the EDP Shares given as specified in section
      4.10.2 of these share provisions:

            (a) pay any dividends on any other shares ranking junior to the EDP Shares, other than stock dividends payable in any such other shares ranking junior to the EDP Shares;

            (b) redeem, purchase or make any capital distribution in respect of any shares ranking junior to the EDP Shares;

            (c) redeem or purchase any other shares in the capital of the Corporation ranking equally with the EDP Shares with respect to the payment of dividends or on any liquidating distribution; or

            (d) issue any EDP Shares or any other shares in the capital of the Corporation ranking equally with, or superior to, the EDP Shares or by way of stock dividends to the holders of such EDP Shares.

            The restrictions in this section 4.3.1 shall not apply if all dividends on the outstanding EDP Shares corresponding to dividends declared and paid on the ACE Voting Shares, or if the holder is not a Proven Canadian, on the ACE Variable Voting Shares, shall have been declared and paid on the EDP Shares.

      4.4   RIGHTS UPON LIQUIDATION

            4.4.1 Liquidation Right with Respect to the Corporation

            On the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, holders of EDP Shares shall have, subject to applicable law, preferential rights to receive from the assets of the Corporation in respect of each EDP Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution or winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of any shares ranking junior to the EDP Shares, an amount per EDP Share equal to the sum of: (i) the Current Market Price of one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share, on the last Business Day prior to the Liquidation Date, which amount shall be satisfied in full by the Corporation delivering or causing to be delivered to such holders one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share, and (ii) an amount in cash equal to the amount of any declared and unpaid dividends on one EDP Share (collectively, the "LIQUIDATION AMOUNT"). Upon the occurrence of such liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation, ACE will have an overriding liquidation call right to purchase each outstanding EDP Share not already owned by ACE from the holder thereof for consideration equal to the Liquidation Amount (the "LIQUIDATION CALL RIGHT").



            At least thirty (30) days prior to the Liquidation Date, the Corporation shall immediately notify ACE thereof. In order to exercise the Liquidation Call Right, ACE must notify the Corporation of its determination to do so within five Business Days of notification to ACE by the Corporation. If ACE does not so notify the Corporation within such five Business Day period, ACE will be deemed to have notified the Corporation of its intention to exercise its Liquidation Call Right. In such event, the Corporation shall not pay the Liquidation Amount to the holders of EDP Shares and ACE shall purchase from such holders all of the outstanding EDP Shares not already owned by ACE for consideration equal to the Liquidation Amount.


            In the event the Corporation institutes, consents to or fails to contest in good faith within thirty (30) days any bankruptcy, insolvency or winding-up proceeding, admits in writing its inability to pay its debts generally as they become due, takes certain other actions indicating insolvency or fails for solvency reasons to redeem EDP Shares upon being required to redeem such shares by the holder ("INSOLVENCY EVENT"), then each holder of EDP Shares (other than ACE and its affiliates) will be entitled to instruct the Trustee under the Exchange Trust Agreement to require ACE to purchase from the holder any or all of the EDP Shares held by such holder for consideration per EDP Share consisting of one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share, and (to the extent not paid by the Corporation on the designated payment date) an amount in cash equal to the declared and unpaid dividends on one EDP Share. As soon as practicable following the occurrence of one of the Insolvency Events or any event which may, with the passage of time and/or the giving of notice, become such an Insolvency Event, ACE or the Corporation will give written notice thereof to the Trustee. As soon as practicable thereafter, the Trustee will then notify each holder of EDP Shares of such Insolvency Event or potential event and will advise the holder of its rights described in this section 4.4.



            4.4.2 Distribution on Liquidation

            On or promptly after the Liquidation Date the Corporation or ACE as the case may be, shall pay or cause to pay to the holders of the EDP Shares the Liquidation Amount for each such EDP Share upon presentation and surrender of the certificates representing such EDP Shares, together with such other documents and instruments as may be required to effect a transfer of EDP Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of EDP Shares. Payment of the total Liquidation Amount for such EDP Shares shall be made by transferring or causing to be transferred to each holder the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the EDP Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of EDP Shares, on behalf of the Corporation or ACE, as the case may be, certificates representing ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation or ACE, as the case may be, payable at par at any branch of the bankers of the Corporation or ACE, as applicable in respect of the remaining portion, if any, of the total Liquidation Amount (in each case, less any amounts withheld on account of tax pursuant to section 4.15.3). On and after the Liquidation Date, each holder of EDP Shares shall cease to be a holder of EDP Shares and shall not be entitled to exercise any of the rights of a holder of EDP Shares (including, without limitation, any rights under the Exchange Trust Agreement, other than the right to receive its proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such EDP Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holder shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation or ACE, as the case may be, shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Depositary the total Liquidation Amount in respect of the EDP Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of EDP Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such EDP Shares so deposited, without interest, (in each case less any amounts withheld on account of tax pursuant to section 4.15.3) against presentation and surrender of the certificates for the EDP Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of EDP Shares shall thereafter be considered and deemed for all purposes to be holders of the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, delivered to them or the Depositary on their behalf.

            After the Corporation or ACE, as the case may be, has satisfied its obligations to pay the holders of the EDP Shares the Liquidation Amount per EDP Shares pursuant to section 4.4.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

      4.5   VOTING RIGHTS WITH RESPECT TO THE CORPORATION

            Except as provided for in the Canada Business Corporation Act and by section 4.10 hereof, the holders of EDP Shares shall not be entitled as such to receive notice of, or to attend, any meeting of the shareholders of the Corporation, or to vote at any such meeting.

      4.6   REDUCTION OF CAPITAL

            Subject to applicable law, the holders of EDP Shares shall be entitled to receive an aggregate amount of $5,000,000 by way of reduction of the stated capital of the EDP Shares over a period of five years. An amount of $1,000,000 will be payable on the date which is the first anniversary of the first issuance of the EDP Shares and an amount of $1,000,000 will be payable on each subsequent anniversary of such date thereafter to the holders of record on such anniversary dates with the exception of the last $1,000,000 amount which will be payable at Maturity. Any amount so paid by the Corporation will be allocated pro rata among the outstanding EDP Shares at the time of each such payment.

      4.7   OPTIONAL RETRACTION BY HOLDERS


            4.7.1 Subject to applicable law, holders of the EDP Shares shall be entitled at any time following the effective date of the Plan of Reorganization, Compromise and Arrangement to require the Corporation to redeem any or all of the EDP Shares held by such holder, subject to the exercise by ACE of its Retraction Call Right (as defined herein), for an amount per EDP Share to be redeemed equal to the sum of (i) the Current Market Price of one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share on the last Business Day prior to the date of the exercise of such retraction right, which amount shall be satisfied in full by Air Canada delivering or causing to be delivered to such holders one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share, for each EDP Share to be redeemed; and (ii) an amount in cash equal to the amount of any declared and unpaid dividends on one EDP Shares (the "RETRACTION PRICE").



            4.7.2 To effect such retraction, the holder shall present and surrender, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of EDP Shares, the certificate or certificates representing the EDP Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of EDP Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in such form as may be acceptable to the
      Corporation:

            (a) specifying that the holder desires to have all or any number specified therein of the EDP Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

            (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

            (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of ACE to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to ACE in accordance with the Retraction Call Right on the terms and conditions set out in section 4.7.4 hereof.

            4.7.3 Subject to the exercise by ACE of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 4.7.2 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 4.7.8, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the ACE Voting Shares, or if the holder is not a Proven Canadian, the ACE Variable Voting Shares, to which such holder is entitled and shall comply with section 4.7.5 hereof. If only a part of the EDP Shares represented by any certificate is redeemed (or purchased by ACE pursuant to the Retraction Call Right), a new certificate for the balance of such EDP Shares shall be issued to the holder at the expense of the Corporation.

            4.7.4 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify ACE thereof and shall provide to ACE a copy of the Retraction Request. In order to exercise the Retraction Call Right, ACE must notify the Corporation of its determination to do so (the "ACE CALL NOTICE") within five Business Days of notification to ACE by the Corporation of the receipt by the Corporation of the Retraction Request. If ACE does not so notify the Corporation within such five Business Day period, ACE will be deemed to have notified the Corporation of its intention to exercise its Retraction Call Right. If ACE delivers or is deemed to have delivered the ACE Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 4.7.8, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to ACE in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares, and ACE shall purchase from such holder, and such holder shall sell to ACE, on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the sum of (i) the Retraction Price per share, and (ii) on the designated payment date therefor, to the extent not paid by the Corporation on or before the designated payment date therefor, an amount equal to the full amount of all declared and unpaid dividends on one EDP Share ("DIVIDEND AMOUNT"). To the extent that ACE pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that ACE has complied with section 4.7.5 hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that ACE does not deliver, and is not deemed to have delivered, a ACE Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 4.7.8, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this section 4.7.

            4.7.5 The Corporation or ACE, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the EDP Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of EDP Shares, certificates representing the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or ACE, as applicable, in an amount equal to declared and unpaid dividends or the aggregate Dividend Amount, as the case may be, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax pursuant to section 4.15.3, and such delivery of such certificates and cheques on behalf of the Corporation or by ACE, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

            4.7.6 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Exchange Trust Agreement), other than the right to receive its proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 4.7.5 hereof, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by ACE shall thereafter be a holder of the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, delivered to it.

            4.7.7 Notwithstanding any other provision of this section 4.7, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that ACE shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 4.7.3 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section
      4.7.3 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 4.7.8 and that ACE has not exercised the Retraction Call Right with respect to the Retracted Shares, the holder of such Retracted Shares not redeemed by the Corporation pursuant to section 4.7.3 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to constitute notice by the holder to the Trustee instructing the Trustee to require ACE to, subject to applicable law, purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by ACE to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Exchange Trust Agreement.

            4.7.8 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to ACE shall be deemed to have been revoked.

      4.8   REDEMPTION BY THE CORPORATION

            4.8.1 For the purpose of this section 4.8, unless the Redemption Date is earlier as set forth in this section 4.8, "REDEMPTION DATE" means the Maturity Date where the Corporation will be required to redeem all but not less than all of the outstanding EDP Shares (other than EDP Shares held by ACE and its affiliates) pursuant to this section 4.8 of these share provisions unless :

            (a) the occurrence of any merger, amalgamation, arrangement, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving ACE, or any proposal to do so, provided that the board of directors of the Corporation determines (A) that it is not reasonably practicable to substantially replicate the terms and conditions of the EDP Shares in connection with the transaction described under this section 4.8.1(a), (B) that such transaction involves a bona fide third party, is not for the primary purpose of causing a Redemption Date, and (C) that the redemption of the EDP Shares is necessary to enable the completion of the transaction described under this section 4.8.1(a), in which case the Redemption Date shall be such earlier date as determined by the board of directors of the Corporation;

            (b)   each of the following occurs:

                  (i) a matter arises on which the holders of EDP Shares are entitled to vote as shareholders of the Corporation (other than a matter described in (ii) hereafter);

                  (ii) the board of directors of the Corporation has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the matter (which business purposes must be bona fide and not for the primary purpose of causing the occurrence of the Redemption
                        Date) in any other commercially reasonable manner that does not result in the holders of EDP Shares being entitled to vote as shareholders of the Corporation; and

                  (iii) the holders of EDP Shares fail to take the necessary action at a meeting or other vote of the holders of EDP Shares to approve or disapprove, as applicable, the matter;

                  in which case the Redemption Date will be the Business Day following the date on which the holders of EDP Shares failed to take the necessary action;

            (c)   each of the following occurs:

                  (i) a matter arises on which the holders of EDP Shares are entitled to vote as shareholders of the Corporation in order to approve any change to or in the rights of the holders of the EDP Shares;

                  (ii) the change is necessary to maintain the economic equivalence of the EDP Shares and the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares; and

                  (iii) the holders of EDP Shares fail to take the necessary action at a meeting or other vote of the holders of EDP Shares to approve or disapprove, as applicable, the change;

                  in which case the Redemption Date will be the Business Day following the date on which the holders of EDP Shares failed to take the necessary action; or

            (d) The Corporation notifies the holders of EDP Shares by press release of its intention to redeem all but not less than all of the EDP Shares (the "AC REDEMPTION NOTICE"), in which case the Redemption Date will be the date determined in the sole discretion of the Corporation, which date will be specified in the AC Redemption Notice.

                  In any case of redemption of EDP Shares under any of sections 4.8.1(a), (b) or (c), or if the Corporation sends an AC Redemption Notice to the holders of EDP Shares, the Corporation shall immediately notify ACE thereof and shall, in the case the Corporation sends an AC Redemption Notice, provide to ACE a copy of such AC Redemption Notice. In order to exercise its overriding redemption call right to purchase all but not less than all the then outstanding EDP Shares to be redeemed pursuant to this section 4.8 (the "REDEMPTION CALL RIGHT"), ACE must notify the Corporation of its determination to do so within five Business Days of notification to ACE by the Corporation. If ACE does not so notify the Corporation within such five Business Day period, ACE will be deemed to have notified the Corporation of its intention to exercise its Redemption Call Right. In such event, the Corporation shall not redeem the EDP Shares and ACE shall purchase from the holders, and such holders shall sell to ACE, on the Redemption Date, the EDP Shares for consideration equal to the Redemption Price.


            4.8.2 Subject to applicable law, the Corporation or ACE, as the case may be, shall on the Redemption Date redeem, or in the case of ACE, purchase, all but not less than all of the then outstanding EDP Shares for consideration per EDP Share equal to the sum of (i) the Current Market Price of one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share, on the last Business Day prior to the Redemption Date, which amount shall be satisfied in full by the Corporation or ACE, as the case may be, delivering or causing to be delivered to such holders one ACE Voting Share, or if the holder is not a Proven Canadian, one ACE Variable Voting Share, and (ii) an amount in cash equal to the declared and unpaid dividends on one EDP Share held by such holder on any dividend record date which occurred prior to the Redemption Date (the "REDEMPTION PRICE").



            4.8.3 In any case of a redemption of EDP Shares under this section
      4.8 other than pursuant to section 4.8.1(d), the Corporation shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of EDP Shares, with a copy to ACE, a notice in writing of the redemption by the Corporation or the purchase by ACE under the Redemption Call Right, as the case may be, of the EDP Shares held by such holder.

            4.8.4 On or after the Redemption Date and subject to the exercise by ACE of the Redemption Call Right, the Corporation or ACE, as the case may be, shall pay or cause to be paid to the holders of the EDP Shares to be redeemed or purchased, as the case may be, the Redemption Price for each such EDP Share, together with the full amount of all declared and unpaid dividends on each such EDP Share held by such holder on any dividend record date which occurred prior to the Redemption Date, less any amounts withheld on account of tax pursuant to section 4.15.3, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such EDP Shares, together with such other documents and instruments as may be required to effect a transfer of EDP Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such EDP Shares, together with payment of such dividends, shall be made by transferring or causing to be issued or transferred to each holder the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the EDP Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation certificates representing ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, (which shares shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation or ACE, as the case may be, payable at par at any branch of the bankers of the Corporation or ACE, as applicable, in payment of any such dividends, in each case, less any amounts withheld on account of tax pursuant to section 4.15.3. On and after the Redemption Date, the holders of the EDP Shares called for redemption, or for purchase, as the case may be, shall cease to be holders of such EDP Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Exchange Trust Agreement), other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such EDP Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation or ACE, as the case may be, shall have the right at any time after the sending by the Corporation of notice of its intention to redeem the EDP Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Depositary named in such notice the total Redemption Price for and the full amount of such dividends on the EDP Shares (except as otherwise provided in this section 4.8) so called for redemption, or purchase, as the case may be, or of such of the said EDP Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, or purchase, as the case may be, less any amounts withheld on account of tax pursuant to section 4.15.3, such Redemption Price to be held by the Depositary as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the EDP Shares in respect whereof such deposit shall have been made shall be redeemed or purchased, as the case may be, and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such EDP Shares, without interest, and when received by the Depositary, all dividends and other distributions with respect to the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, to such holder (in each case less any amounts withheld on account of tax pursuant to section 4.15.3), without interest, against presentation and surrender of the certificates for the EDP Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of EDP Shares shall thereafter be considered and deemed for all purposes to be holders of the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, delivered to them or the Depositary on their behalf.

      4.9   PURCHASE FOR CANCELLATION

            4.9.1 Subject to applicable law and notwithstanding section 4.9 hereof, the Corporation may at any time and from time to time purchase for cancellation all or any part of the EDP Shares by private agreement with any holder of EDP Shares.

            4.9.2 Subject to applicable law, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding EDP Shares at any price by tender to all the holders of record of EDP Shares then outstanding or through the facilities of any stock exchange on which the EDP Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this section 4.9.2, more EDP Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the EDP Shares to be purchased by the Corporation shall be purchased on a pro rata basis according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the EDP Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

      4.10  AMENDMENT AND APPROVAL

            4.10.1 The rights, privileges, restrictions and conditions attaching to the EDP Shares may be added to, changed or removed but only with the approval of the holders of the EDP Shares given as hereinafter specified.

            4.10.2 The rights, privileges, restrictions and conditions attaching to the EDP Shares may be added to, changed or removed only with the approval of the holders thereof (other than EDP Shares owned by ACE or its affiliates). Any such approval or any other approval or consent to be given by the holders of the EDP Shares (other than EDP Shares owned by ACE or its affiliates) will be deemed to have been sufficiently given if given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of EDP Shares duly called and held at which holders of at least 50% of the then outstanding EDP Shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than five days later) as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of EDP Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution will constitute the approval or consent of the holders of the EDP Shares.

      4.11  RECIPROCAL CHANGES

            4.11.1 Each holder of EDP Shares will be deemed to acknowledge that the EDP Share Support Agreement provides, in part, that so long as any EDP Shares not owned by ACE or its affiliates are outstanding, ACE will not without the prior approval of the Corporation and the prior approval of the holders of the EDP Shares given in accordance with section 4.10.2 of these share provisions:

            (a) issue or distribute ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares) to the holders of all or substantially all of the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, by way of stock dividend or other distribution, other than an issue of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares) to holders of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, (i) who exercise an option to receive dividends in ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan;

            (b) issue or distribute, options, warrants or rights to the holders of all or substantially all of the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, entitling them to subscribe for or to purchase ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (or securities exchangeable for or convertible into or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares); or

            (c) issue or distribute to the holders of all or substantially all of the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares:

                   (i) shares or securities of ACE of any class other than ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares (other than shares or securities convertible into or exchangeable for or carrying rights to acquire ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares);

                   (ii) rights, options or warrants other than those referred to in section 4.11.1(b) above;

                   (iii) evidences of indebtedness of ACE; or

                   (iv)  assets of ACE,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the EDP Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by ACE in order to give effect to, and consummate the transactions contemplated by, and in accordance with, the Plan of Reorganization, Compromise and Arrangement.

4.12 Each holder of EDP Shares will be deemed to acknowledge that the EDP Share Support Agreement further provides, in part, that so long as any EDP Shares not owned by ACE or its affiliates are outstanding, ACE will not without the prior approval of the Corporation and the prior approval of the holders of the EDP Shares given in accordance with section 4.10.2 of these share provisions:

            (a) subdivide, redivide or change the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, into a greater number of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares;

            (b) reduce, combine, consolidate or change the then outstanding ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, into a lesser number of ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares; or

            (c) reclassify or otherwise change the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, or effect an amalgamation, merger, reorganization or other transaction affecting the ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the EDP Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by ACE in order to give effect to, and consummate the transactions contemplated by, and in accordance with, the Plan of Reorganization, Compromise and Arrangement. The EDP Share Support Agreement further provides, in part, that the aforesaid provisions of the EDP Share Support Agreement shall not be changed without the approval of the holders of the EDP Shares given in accordance with section 4.10.2 of these share provisions.

      4.13 If ACE, at any time after the date hereof, consummates any transaction (whether by way of reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of ACE are entitled to receive shares or other ownership interests in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of ACE are entitled to receive an interest) is herein called the "ACE SUCCESSOR") then, provided that the ACE Successor is bound, or has agreed to be bound, by the provisions of the Exchange Trust Agreement and EDP Share Support Agreement and to assume the obligations of ACE thereunder to the satisfaction of the board of directors, all references in these share provisions to ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares, shall be deemed to be references to the shares of the ACE Successor which has assumed the obligations of ACE and all references to ACE shall be to ACE Successor, without amendment to these share provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 4.13 results in holders of EDP Shares being entitled to exchange their EDP Shares for shares of a ACE Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

      4.14  ACTIONS BY THE CORPORATION UNDER EDP SHARE SUPPORT AGREEMENT

            4.14.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with, and to ensure performance and compliance by ACE and the Corporation with, all provisions of the EDP Share Support Agreement applicable to ACE and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

            4.14.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the EDP Share Support Agreement without the approval of the holders of the EDP Shares given in accordance with section 4.10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

            (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the EDP Shares thereunder;

            (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors, it may be expedient to make, provided that the board of directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the EDP Shares; or

            (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the EDP Shares.

      4.15  LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

            4.15.1 The certificates evidencing the EDP Shares shall contain or have affixed thereto a legend in form and on terms approved by the board of directors, with respect to the EDP Share Support Agreement, the provisions of the Plan of Reorganization, Compromise and Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Exchange Trust Agreement (including the provisions with respect to the exchange right and automatic exchange rights thereunder) and the Retraction Call Right.

            4.15.2 Each holder of EDP Shares, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, and the Redemption Call

      Right, in each case, in favour of ACE and in the case of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs or the retraction or redemption of EDP Shares, as the case may be, and to be bound thereby in favour of ACE as therein provided.

            4.15.3 The Corporation, ACE, the Depositary and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of EDP Shares such amounts as the Corporation, ACE, the Depositary or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of federal, provincial, territorial, state, local or foreign tax law, in each case, as amended or succeeded, or entitled to withhold under section 116 of the Income Tax Act (Canada) or any corresponding provision of provincial laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the EDP Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, ACE, the Depositary and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, ACE, the Depositary or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and the Corporation, ACE, the Depositary or the Transfer Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

      4.16  NOTICES

            4.16.1 Any notice, request or other communication to be given to the Corporation by a holder of EDP Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

            4.16.2 Any presentation and surrender by a holder of EDP Shares to the Corporation or the Transfer Agent of certificates representing EDP Shares in connection with the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation for the purpose of winding up its affairs or the retraction or redemption of EDP Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

            4.16.3 Any notice, request or other communication to be given to a holder of EDP Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of EDP Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

            4.16.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of EDP Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

      4.17  DISCLOSURE OF INTERESTS IN EDP SHARES

            4.17.1 The Corporation shall be entitled to require any holder of an EDP Share or any person who the Corporation knows, or has reasonable cause to believe, holds any interest whatsoever in an EDP Share to confirm that fact or to give such details as to who has an interest in such EDP Share as would be required (if the EDP Shares were a class of "equity shares" of the Corporation) under section 101 of the Securities Act (Ontario) or under section 147.11 of the Securities Act (Quebec), or as would be required under the articles of ACE or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of Canada if the EDP Shares were ACE Voting Shares, or if the holder is not a Proven Canadian, ACE Variable Voting Shares.

      4.18  NO FRACTIONAL SHARES


            4.18.1 A holder of EDP Shares shall not be entitled to any fraction of a ACE Voting Share, or if the holder is not a Proven Canadian, a ACE Variable Voting Share, upon the exchange or purchase of such holder's EDP Shares pursuant to sections 4.4, 4.7 or 4.8 and no certificates representing any such fractional interest shall be issued and such holder otherwise entitled to a fractional interest will receive for such fractional interest from the Corporation or ACE as the case may be on the designated payment date a cash payment equal to such fractional interest multiplied by the Current Market Price.

                                  SCHEDULE "B"

1.    DEFINITIONS

1.1 For the purposes of this Schedule "B", the following terms have the following meanings:

      "ACT" means the Air Canada Public Participation Act.

      "AGGREGATE VOTES" means the aggregate of the votes attached to all voting shares of the Corporation that may ordinarily be cast to elect directors of the Corporation, other than the votes attached to the voting shares, if any, held by or on behalf of the Minister;

      "CORPORATION" includes a body corporate, partnership and unincorporated organization;

      "CTA" means the Canada Transportation Act;

      "MINISTER" means the President of the Queen's Privy Council or such other member of the Queen's Privy Council for Canada as may be designated by the Governor in Council as the Minister for the purposes of the Act;

      "NON-RESIDENT" means:

      (a) an individual, other than a Canadian citizen, who is not ordinarily resident in Canada,

      (b) a corporation incorporated, formed or otherwise organized outside Canada,

      (c)   a foreign government or an agency thereof,

      (d) a corporation controlled by non-residents as defined in any of paragraphs (a) to (c),

      (e)   a trust

            (i)   established by a non-resident as defined in any of paragraphs
                  (b) to (d), other than a trust for the administration of a pension fund for the benefit of individuals a majority of whom are residents, or

            (ii)  in which non-residents as defined in any of paragraphs (a) to
                  (d) have more than fifty percent (50%) of the beneficial interest, or

      (f)   a corporation that is controlled by a trust described in paragraph
            (e);

      "OWNERSHIP RIGHTS" means, with respect to voting shares of the Corporation, all rights attaching thereto, including the rights to vote at any meeting of shareholders, to receive any dividends declared thereon by the Corporation, and to receive the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation;

      "PERSON" includes an individual, corporation, government or agency thereof, trustee, executor, administrator and other legal representative;

      "RESIDENT" means an individual, corporation, government or agency thereof or trust that is not a non-resident;

      "VOTING SHARE" means a share carrying voting rights under all circumstances or under some circumstances that have occurred and are continuing and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

1.2 All terms used in this Schedule "B" which are not defined in these Articles but are defined in the Act or the Canada Business Corporations Act have the meaning ascribed thereto in the Act or the Canada Business Corporations Act respectively, provided that in the event of any inconsistency between a definition contained in the Act and a definition contained in the Canada Business Corporations Act, the definition contained in the Act shall prevail. Any provision of this Schedule "B" which may be read in a manner that is inconsistent with the Act shall be read so as to be consistent therewith.

2.    CONSTRAINTS ON ISSUE AND TRANSFER

2.1   The Corporation shall not:

      (a)   accept any subscription for its voting shares;

      (b)   issue any of its voting shares;

      (c) register or otherwise recognize the transfer of any of its voting shares; or

      (d)   purchase or otherwise acquire any of its voting shares;

if, as a result of such subscription, issue, transfer or purchase:

            (i) voting shares of the Corporation to which are attached, in the aggregate, more than twenty-five percent (25%), or any higher percentage that the Governor in Council may by regulation specify, of the Aggregate Votes are or would be held, beneficially owned or controlled, directly or indirectly, by non-residents; or

            (ii) the Corporation would cease to be a "Canadian" as defined in Subsection 55(1) of the CTA or as specified in any regulation made thereunder.

2.2 In the event that any law of Canada or a province applicable to the Corporation should become prescribed for the purposes of Subsection 46.(1) or Subsection 174.(1)(c)of the Canada Business Corporations Act, these Articles shall be read as if the constraints imposed pursuant to Section 2.1 included constraints in order to assist the Corporation or any of its affiliates or associates (as such terms are defined in the Canada Business Corporations Act) to qualify under such prescribed law to receive licenses, permits, grants, payments or other benefits by reason of attaining or maintaining a specified level of Canadian ownership or control and such specified level of Canadian ownership or control shall be the level of Canadian ownership or control designated by such prescribed law of Canada or a province.

3.    CONSTRAINTS ON OWNERSHIP RIGHTS

      No person shall hold, beneficially own or control, directly or indirectly, voting shares of the Corporation in a manner contrary to the constraints set forth in Section 2 and the Corporation shall refuse to recognize all Ownership Rights that would otherwise be attached to any voting shares held, beneficially owned or controlled, directly or indirectly, contrary to any such constraints, by deeming all voting shares held contrary to such constraints to be struck from the register of securities in an order inverse to the order of the registration of the acquisition by the holders of such voting shares, such that the number of shares held, beneficially owned or controlled, directly or indirectly, by persons in any constrained class referred to in Section 2 is reduced to the permitted threshold for that class.

4.    LIMITATION ON VOTING RIGHTS

      Where, at any meeting of shareholders of the Corporation more than 25%, or any higher percentage that the Governor in Council may by regulation specify, of the voting shares represented at such meeting are held, beneficially owned or controlled, directly or indirectly, by non-residents, the voting rights attached to such voting shares shall be restricted on a pro rata basis such that the total number of votes which may be cast by or on behalf of non-residents at such meeting shall not be greater than 25%, or any higher percentage that the Governor in Council may by regulation specify, of the total number of votes which may be cast at such meeting.

5.    SALE OF CONSTRAINED SHARES

      Without limiting any of the provisions of this Schedule "B" the Corporation may, for the purposes of enforcing any constraint imposed pursuant to Section 2 above, sell, as if it were the owner thereof, any voting shares that are owned, or that the directors determine may be owned, by any person or persons, contrary to such constraint, provided that such sale is conducted in accordance with the Canada Business Corporations Act and the Canada Business Corporations Act Regulations.

6.    CONTROL

6.1   For purposes of this Schedule "B",

      (a)   a body corporate is controlled by a person if

            (i) securities of the body corporate to which are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate are held, otherwise than by way of security only by or for the benefit of that person; and

            (ii) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

      (b) a partnership or unincorporated organization is controlled by a person if an ownership interest therein representing more than fifty percent (50%) of the assets of the partnership or organization is held otherwise, than by way of security only, by or for the benefit of that person.

7.    JOINT OWNERSHIP AND NON-RESIDENTS

7.1 For the purposes of this Schedule "B", where voting shares of the Corporation are held, beneficially owned or controlled by several persons jointly, the number of voting shares held, beneficially owned or controlled by any one such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons.

7.2 Where one or more of the joint holders, beneficial owners or persons controlling the voting shares is a non-resident, the voting shares held, beneficially owned or controlled jointly are deemed to be held, beneficially owned or controlled, as the case may be, by such non-resident.

7.3 Where a person who was not a non-resident becomes a non-resident on any day, the date of purchase of the voting shares of the Corporation held, beneficially owned or controlled by such person shall, for the purposes of
Section 3, be deemed to be the day that such person became a non-resident.

8.    EXCEPTIONS

8.1 Nothing in this Schedule "B" shall be construed to apply in respect of voting shares of the Corporation that:

      (a) are held by the Minister in trust for Her Majesty in right of Canada;

      (b) are held by one or more underwriters solely for the purpose of distributing the shares to the public; or

      (c) are held by any person that is acting in relation to the shares solely in its capacity as an intermediary in the payment of funds or the delivery of securities, or both, in connection with trades in securities and that provides centralized facilities for the clearing of trades in securities.

8.2 The constraints imposed pursuant to Section 2 do not apply to the extent that a non-resident holds voting shares by way of security only and such holding by way of security only is evidenced in such form as may be prescribed by the by-laws or resolutions adopted by the shareholders or directors of the Corporation and filed by such holder with the Corporation.

9.    BY-LAWS

9.1 Subject to the Canada Business Corporations Act and the Canada Business Corporations Act Regulations, the directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set out in these articles including by-laws:

      (a) to require any person in whose name voting shares of the Corporation are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether

            (i) the shareholder is the beneficial owner of the voting shares of the Corporation or holds them for a beneficial owner, and

            (ii)  the shareholder or beneficial owner is a resident,

and declaring any further facts that the directors consider relevant;

      (b) to require any person seeking to have a transfer of a voting share registered in his name or to have a voting share issued to him to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph (a); and

      (c) to determine the circumstances in which any declarations are required, their form and the times when they are to be furnished.

9.2 Where a person is required to furnish a declaration pursuant to a by-law made under Section 9.1 the directors may refuse to register a transfer of a voting share in his name or to issue a voting share to him until that person has furnished the declaration.

10.   POWERS OF DIRECTORS

10.1 In the administration of this Schedule "B", the directors of the Corporation shall enjoy, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in the Canada Business Corporations Act and the Canada Business Corporations Act Regulations.

10.2 In administering the provisions of this Schedule "B" the directors of the Corporation may rely upon

      (a)   a statement made in a declaration referred to in Section 9; and

      (b) the knowledge of a director, officer, employee or agent of the Corporation.

10.3 Where the directors are required to determine the total number of voting shares of the Corporation held by or on behalf of non-residents, the directors may rely upon the sum of

      (a) the voting shares held by every shareholder whose latest address as shown in the share register is outside Canada; and

      (b) the voting shares held by every shareholder whose latest address as shown in the share register is in Canada but who, to the knowledge of a director, officer, employee or agent of the Corporation is a non-resident.

10.4 For the purposes of Section 10.3 the directors may rely upon the share register of the Corporation as of any date provided that such date is not more than four months before the day on which the determination is made.

10.5 Wherever in this Schedule "B" it is necessary to determine the opinion of the directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing executed pursuant to Section 117 of the Canada Business Corporations Act.

11.   NO CLAIMS

      Neither any shareholder of the Corporation nor any other interested person shall have any claim or action against the Corporation or against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Schedule "B" or any breach or alleged breach of such provisions.

12.   DISCLOSURE REQUIRED

      Each of the following documents issued or published by the Corporation shall indicate conspicuously the general nature of the constraints on issue, transfer and ownership of its voting shares contained herein:

      (a)   certificate representing a voting share;

      (b)   management proxy circular; and

      (c) prospectus, statement of material facts, registration statement or similar document.

                                  SCHEDULE "C"

SERVICING AND MAINTENANCE

1. The Corporation shall maintain operational and overhaul centres for its aircraft or their components in the City of Winnipeg, the City of Mississauga and the Montreal Urban Community.

2. Nothing in the foregoing paragraph limits or restricts the ability of the Corporation to continue to operate or establish maintenance and servicing facilities, including operational and overhaul centres for its aircraft or their components in additional locations.

BORROWING POWERS

1. Without limiting the borrowing powers of the Corporation as set forth in the Canada Business Corporations Act the board of directors of the Corporation may from time to time on behalf of the Corporation, without authorization of the shareholders:

      (a)   borrow money upon the credit of the Corporation;

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

      (c) to the extent permitted by the Canada Business Corporations Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation; and without limiting the generality of the foregoing, mortgage, hypothecate or pledge any property of the Corporation, moveable or immoveable, present or future, for the purpose of securing any bonds, debentures or debenture-stock which it is entitled to issue, pursuant to and in accordance with the Special Corporate Powers Act (Quebec).

Nothing in the foregoing paragraphs limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

The board of directors of the Corporation may from time to time delegate to a committee of the board, a director or officer of the Corporation or any other person as may be designated by the board, all or any of the powers hereby conferred on the board, to such extent and in such manner as the board may determine at the time of such delegation.

APPOINTMENT OF DIRECTORS

The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

              SCHEDULE "E" -- AFFECTED FINANCIAL DEBT CLAIMS LIST

AFFECTED SENIOR CLAIMS - SECTION A

HOLDERS OF CLAIMS ARISING FROM:

2001 Issuance of Cdn.$250,000,000 of 9% Senior Debentures Due 2006

1997 Issuance of Cdn.$230,000,000 of 7.25% Senior Debentures Due 2007

1999 Issuance of Cdn.$175,000,000 of 6.75% Senior Debentures Due 2004

2001 Issuance of US$300,000,000 of 10.25% Senior Notes Due 2011

2001 Issuance of Euro100,000,000 of 10.25% Senior Notes Due 2011

Maple Leaf Funding Limited (SNECMA) - US$100,000,000 of Variable Rate Guaranteed Notes Due December 30, 2008

US $300,000,000 Loan by Kreditanstalt fur Wiederaufbau - Term Loan Agreement dated September 14, 1990

1988 Issuance of US$300,000,000 of Series A Floating Rate Notes Due 2005

Yen15,000,000,000 Loan Agreement dated October 29, 1987 between Air Canada and Citibank (Channel Islands) Limited

1998 Issuance of DM200,000,000 of 6 5/8% Bearer Bonds of 1998/2005

CDN$50,400,000 Credit Agreement dated as of December 12, 2002 between Simco Leasing Ltd. and General Electric Capital Corporation

US$195,000,000 Guaranteed Term Loan dated as of December 22, 2000 among 3838722 Canada Inc., certain banks listed on Annex A and Kreditanstalt Fur Wiederaufbau

CDN$3,500,000 Loan - Offer of Financial Assistance under the Manitoba Industrial Opportunities Program between Manitoba Development Corporation and Air Canada dated March 31, 1998

2001 Issuance of Euro150,000,000 of 10% Bearer Bonds of 2001/2006

US$400,000,000 financing by several lenders, The Bank of Nova Scotia, as Arranger and Administrative Agent and Canadian Imperial Bank of Commerce, as Arranger and Syndication Agent - Credit Agreement and accessory documentation (2 volumes), August 1997

Euro20,000,000 Credit Agreement dated as of December 21, 2001 between Air Canada and Bayerische Landesbank Girozentrale

Euro6,688,000 Credit Agreement dated as of December 4, 2002 between Air Canada and Bayerishe Landesbank, Toronto Branch

AFFECTED SUBORDINATED CLAIMS - SECTION B

HOLDERS OF CLAIMS ARISING FROM:

1987 Issuance of DM200,000,000 of 6 3/8% Interest-Adjustable Subordinated Bonds 1987ff

Yen20,000,000,000 Subordinated Loan Agreement dated November 14, 1989 between Air Canada, Sumitomo Trust and Banking Company, Limited, The Chase Manhattan Bank, N.A. and Credit Suisse First Boston Limited

Yen40,000,000,000 Subordinated Loan Agreement dated November 14, 1989 between Air Canada, Cayman Clearing Co., Ltd., The Chase Manhattan Bank, N.A. and Credit Suisse First Boston Limited

1986 Issuance of Swiss francs 200,000,000 of  5 3/4% Subordinated Bonds 1986ff

1985 Issuance of Swiss francs 300,000,000 of 6 1/4% Subordinated Bonds 1986ff

Convertible Subordinated Debenture dated December 17, 1999 in the amount of Cdn.$150,000,000 issued to Caisse de depot et placement du Quebec

               SCHEDULE "F" -- AC CAPITAL ARTICLES OF ARRANGEMENT

                                                                      AC CAPITAL

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 193
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

      WHEREAS Air Canada has received the final approval of the Ontario Superior Court of Justice (Commercial List) in respect of a consolidated plan of reorganization, compromise and arrangement of Air Canada and certain of its subsidiaries, and involving AC Aviation Enterprises Inc. and certain of its subsidiaries (the "AC PLAN") pursuant to the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 as amended;

      WHEREAS the AC Plan provides for, inter alia, the incorporation of the Applicant (as hereinafter defined) pursuant to the ABCA and the amalgamation of the Applicant, AC Capital (as hereinafter defined) and Wingco (as hereinafter defined); and

      WHEREAS the present Plan of Arrangement is required to give effect to the foregoing matters related to the Applicant as contemplated by the AC Plan.

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS.

      In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "ABCA" has the meaning ascribed thereto in the preamble to this Plan of Arrangement;

      "AC CAPITAL" means Air Canada Capital Ltd., a corporation incorporated and existing under the laws of Alberta;

      "AC PLAN" has the meaning ascribed thereto in the preamble to this Plan of Arrangement;

      "AIR CANADA" means Air Canada, a corporation continued and existing under the federal laws of Canada;

      "AMALCO" means the corporation formed on the amalgamation of the Applicant, AC Capital and Wingco, as provided in Section 2.2(a) hereof;

      "AMALGAMATION" has the meaning ascribed thereto in Section 2.2(a);

      "APPLICANT" means -, a corporation incorporated and existing under the laws of Alberta, and a wholly-owned subsidiary of AC Capital;

      "ARRANGEMENT" means the arrangement under Section 193 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Plan of Arrangement or made at the direction of the Court in the Final Order;

      "ARTICLES OF ARRANGEMENT" means the articles of arrangement of the Applicant in respect of the Arrangement that are required by the ABCA to be sent to the Registrar after the Final Order is made, effective on the Effective Date;

      "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 193(11) of the ABCA after the Articles of Arrangement have been filed with the Registrar under the ABCA, and dated the Effective Date;

      "COURT" means the Court of Queen's Bench of Alberta;

      "EFFECTIVE DATE" means the date shown on the Certificate;

      "EFFECTIVE TIME" means 1:15 a.m. (Montreal, Quebec) on the Effective Date;

      "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as granted or affirmed;

      "REGISTRAR" means the Registrar appointed pursuant to Section 263 of the ABCA;

      "WINGCO" means Wingco Leasing Inc., a corporation incorporated and existing under the laws of Alberta;

SECTION 1.2 SECTIONS AND HEADINGS.

      The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, a Section or a Schedule refers to the specified Article or Section of or Schedule to this Plan of Arrangement. The Schedules are incorporated herein and are an integral part hereof.

SECTION 1.3 NUMBER, GENDER AND PERSONS.

      In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

                                    ARTICLE 2
                                   ARRANGEMENT

SECTION 2.1 BINDING EFFECT.

      This Plan of Arrangement shall become effective at, and be binding at and after, the Effective Time.

SECTION 2.2 ARRANGEMENT.

      Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

      (a) AMALGAMATION. The Applicant, AC Capital and Wingco shall amalgamate and continue as Amalco under the ABCA (the "AMALGAMATION") with the effect set forth in subsection 186(b) through 186(f) inclusive of the ABCA, and the effects described below unless and until otherwise determined in the manner required by law or by Amalco, its directors or shareholders:

            (i)    NAME. The name of Amalco shall be "AC CAPITAL LTD.";

            (ii) REGISTERED OFFICE. The registered office of Amalco shall be located in the City of Calgary in the Province of Alberta. The address of the registered office of Amalco shall be 1500-855 2nd Street SW, Calgary, Alberta, T2P 4J7.

            (iii) BUSINESS AND POWERS. There shall be no restrictions on the business that Amalco may carry on or on the powers it may exercise;

            (iv) AUTHORIZED SHARE CAPITAL. Except as otherwise set forth herein, the Articles of Arrangement shall be the same as the articles of incorporation of AC Capital, and Amalco shall be authorized to issue an unlimited number of common shares and an unlimited number of preferred shares having the rights, privileges, restrictions and conditions attaching to the common shares and the preferred shares set forth in Schedule "A" hereto.

            (v) SHARES OF AMALCO. Upon the issuance of the Certificate, all of the shares in the capital of the Applicant, and all of the shares in the capital of Wingco, shall be cancelled without any repayment of capital in respect of such shares. None of the shares in the capital of AC Capital shall be cancelled. From and following the Effective Time, no shares in the capital of Amalco shall be transferred to any person without the approval of the board of directors of Amalco by resolution.

            (vi) SHARE RESTRICTIONS AND OTHER PROVISIONS. The share restrictions and other provisions set forth in Schedule "B" hereto shall be incorporated into, and shall form an integral part of, the Articles of Arrangement.


            (vii) NUMBER OF DIRECTORS. The number of directors of Amalco shall be not less than one (1) and not more than ten (10), and the actual number shall, in the first instance, be two (2) and thereafter shall be the number established from time to time by resolution of the board of directors of Amalco.


            (viii) INITIAL DIRECTORS. The initial directors of Amalco shall be:
                   Robert Milton and Paul Letourneau.

            (ix) BY-LAWS. The by-laws of Amalco shall be the same as the by-laws of AC Capital; and

            (x) STATED CAPITAL. No securities shall be issued by Amalco in connection with the Amalgamation. The stated capital of the shares in the capital of Amalco shall be equal to the aggregate of the stated capital of the shares of Wingco and AC Capital immediately prior to the Amalgamation.

            (xi) ARTICLES OF ARRANGEMENT. The Articles of Arrangement shall be deemed to be the articles of incorporation of Amalco, and the Certificate shall be deemed to be the certificate of incorporation of Amalco.

                                    ARTICLE 3
                                   AMENDMENTS

SECTION 3.1 AMENDMENTS TO PLAN OF ARRANGEMENT.

      The Applicant reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, and (ii) filed with and approved by the Court.

                                    ARTICLE 4
                               FURTHER ASSURANCES

SECTION 4.1 FURTHER ASSURANCES.

      Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, the Applicant may make, do and execute, or cause to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required in order to further document or evidence any of the transactions or events set out herein.

                                   SCHEDULE A

THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE
CORPORATION IS AUTHORIZED TO ISSUE:

Unlimited number of Common Shares;

Unlimited number of Preferred Shares;

all without nominal or par value and subject to the rights, privileges, restrictions and conditions as follows:

COMMON SHARES

      The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

1. The holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation except meetings of the holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.

2. Subject to the preferences accorded to the holders of the Preferred Shares, the holders of Common Shares shall be entitled to receive such dividends as may be declared thereon by the board of directors of the Corporation from time to time.

3. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Common Shares shall be entitled to receive pro rata all of the assets remaining for distribution after the payment to the holders of the Preferred Shares, in accordance with the preference on liquidation, dissolution or winding-up accorded to the holders of the Preferred Shares.

PREFERRED SHARES

      The Preferred Shares shall, as a class, have the following rights, . privileges, restrictions and, conditions:

1. The board of directors of the Corporation may at any time and from time to time issue the Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the board of directors.

2. The board of directors of the Corporation may (subject to as hereinafter provided) from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a distribution of capital of the Corporation; the extent, if any, of further participation in a distribution of capital; voting rights, if any; and dividend rights (including whether such dividends be preferential, or cumulative or non-cumulative), if any.

3. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of each series of Preferred Shares shall be entitled, in priority to the holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares on a distribution of capital, to be paid rateably with the holders of each other series of Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution of capital of the Corporation:

4. The holders of each series of Preferred Shares shall be entitled, in priority to the holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to the payment of cumulative dividends, to be paid rateably with the holders of each other series of Preferred Shares, the amount of cumulative dividends, if any, specified as being payable preferentially to the holders of such series.

                                   SCHEDULE B

                    SHARE RESTRICTIONS AND OTHER PROVISIONS


1. The number of shareholders, exclusive of persons who are in the employment of the Corporation and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after the termination of that employment, is limited to not more than fifty (50) persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for the Corporation's securities is prohibited.

3. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta), the directors of the Corporation may from time to time, without authorization of the shareholders,

      (a)   borrow money on the credit of the Corporation;

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

      (c) subject to the Business Corporations Act (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

      (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

      Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

4. Subject to the Business Corporations Act (Alberta), the directors may, between annual general meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of shareholders.

5. The Corporation has a lien on every share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

                       SCHEDULE "G" -- STOCK OPTION PLAN

                                STOCK OPTION PLAN

                                STOCK OPTION PLAN

ACE Aviation Holdings Inc. hereby establishes a Stock Option Plan for certain management employees holding positions that can have a significant impact on the Company's long-term results.

SECTION 1 -- DEFINITIONS

1.1 DEFINITIONS. Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

      1.1.1 "ASSOCIATE", where used to indicate a relationship with a Participant, means (i) any partner of that Participant and (ii) the spouse of that Participant and that Participant's children, as well as that Participant's relatives and that Participant's spouse's relatives, if they share that Participant's residence;

      1.1.2   "BOARD" has the meaning ascribed thereto in Section 3.1 hereof;

      1.1.3 "CHANGE IN CONTROL" means an event whereby (i) any Person becomes the beneficial owner, directly or indirectly, of 50% or more of either the Outstanding Issue of Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (ii) the Company undergoes a liquidation or dissolution or sells all or substantially all of its assets;

      1.1.4 "COMMITTEE" has the meaning ascribed thereto in Section 3.1 hereof;

      1.1.5 "COMMON SHARES" means (i) the variable voting shares of the Company when the Participant is not a Canadian within the meaning of the CTA, and (ii) the voting shares of the Company when the Participant is Canadian within the meaning of the CTA, as the case may be;

      1.1.6 "COMPANY" means ACE Aviation Holdings Inc., a corporation incorporated and existing under the Canada Business Corporations Act, as amended;

      1.1.7 "CTA" means the Canada Transportation Act, as the same may be amended and supplemented from time to time;

      1.1.8   "ELIGIBLE OPTIONEES" has the meaning ascribed thereto in Section
              4.1 hereof;

      1.1.9 "INSIDER" means (i) executives or officers of Air Canada and its subsidiaries and (ii) any Person who exercises control over more than 10% of a class of shares of Air Canada to which are attached voting rights or an unlimited right to a share of the profits and in its assets in case of winding-up, other than securities that were the object of a firm underwriting and are in the course of distribution;

      1.1.10  "OPTIONS" has the meaning ascribed thereto in Section 2.1 hereof;

      1.1.11 "OPTION PRICE" has the meaning ascribed thereto in Section 5.1 hereof;

      1.1.12 "OUTSTANDING ISSUE OF COMMON SHARES" means the aggregate number of Common Shares outstanding on a non-diluted basis immediately prior to the share issuance in question, excluding any Common Shares issued pursuant to the Plan and any Common Shares issuable pursuant to any other Share Compensation Arrangements of the Company over the preceding one-year period;

      1.1.13 "PARTICIPANTS" means Eligible Optionees that are granted Options under the Plan;

      1.1.14 "PERSON" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a person shall have a similarly extended meaning;

      1.1.15 "PLAN" means this Stock Option Plan, including any amendments or supplements hereto made after the date hereof;

      1.1.16 "SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more full-time employees, officers, directors, service providers or consultants of the Company including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise; and

      1.1.17  "SUCCESSOR COMPANY" has the meaning ascribed thereto in Section
              9.3 hereof.

SECTION 2 -- PURPOSE OF THE PLAN

2.1 The purpose of the Plan is to permit the Company to grant options ("OPTIONS") to purchase Common Shares to Eligible Optionees, subject to certain conditions as hereinafter set forth, for the following purposes:

      2.1.1 to increase the interest in the Company's welfare of those Eligible Optionees, who share responsibility for the management, growth and protection of the business of the Company;

      2.1.2 to furnish an incentive to such Eligible Optionees to continue their services for the Company and to encourage such Eligible Optionees whose skill, performance and loyalty to the objectives and interests of the Company are necessary or essential to its success, image, reputation or activities; and

      2.1.3 to provide a means through which the Company may attract and retain able persons to enter its employment.

SECTION 3 -- IMPLEMENTATION AND ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered and interpreted by the board of directors of the Company (the "BOARD") or, if the Board by resolution so decides, by a committee appointed by the Board (the "COMMITTEE") and consisting of not less than three members of the Board.

3.2 The Board or the Committee, as the case may be, may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan. Subject to the provisions of the Plan, the Board or the Committee, as the case may be, is authorised, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration of the Plan as it may deem necessary or advisable. The interpretation, construction and application of the Plan and any provisions hereof made by the Board or the Committee, as the case may be, shall be final and binding on all Eligible Optionees.

3.3 No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Options granted hereunder.

3.4 Any determination approved by a majority of the Board or of the Committee, as the case may be, shall be deemed to be a determination of that matter by the Board or the Committee, as the case may be.

SECTION 4 -- ELIGIBLE OPTIONEES

4.1 The persons who shall be eligible to receive Options ("ELIGIBLE OPTIONEES") shall be the directors, the officers and may include level "A" and level "B" senior managers and other employees of the Company as the Board or the Committee, as the case may be, shall determine are in key positions in the Company. In determining Options to be granted under the Plan, the Board or the Committee, as the case may be, shall give due consideration to the value of each Eligible Optionee's present and potential future contribution to the Company's success. For greater certainty, a person whose employment with the Company has ceased for any reason, or who has given notice or been given notice of such cessation, whether such cessation was initiated by such employee or the Company, shall not be eligible to receive Options hereunder.

SECTION 5 -- GRANTING OF OPTIONS

5.1 Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board or the Committee, as the case may be, shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Optionees who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Optionee and the date or dates on which such Options shall be granted, (iii) determine the price per Common Share to be payable upon the exercise of each such

      Option (the "OPTION PRICE") and the relevant vesting provisions (including performance related vesting terms, if applicable) and Option term, the whole subject to the terms and conditions prescribed in Section 7 and
      Section 8 hereof and provided that:

      5.1.1 the aggregate number of Common Shares to be optioned under the Plan shall not exceed the number provided for in Section 6 hereof;

      5.1.2 the aggregate number of Common Shares reserved for issuance at any time to any one Eligible Optionee shall not exceed five percent (5%) of the Outstanding Issue of Common Shares at such time;

      5.1.3 the aggregate number of Common Shares issued to any one Insider of the Company and Associates of such Insider under the Plan, or any other proposed or established Share Compensation Arrangement of the Company within any one-year period, shall not exceed five percent (5%) of the Outstanding Issue of Common Shares.

5.2 Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Common Shares hereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

SECTION 6 -- COMMON SHARES SUBJECT TO THE PLAN

6.1 The maximum number of Common Shares that may be issued under the Plan is 5,052,545, subject to adjustment pursuant to provisions of Section 9 hereof. In accordance with the foregoing, a total of 5,052,545 Common Shares shall be and they are hereby set aside and reserved for allotment for the purpose of the Plan.

6.2 Common Shares in respect of which an Option is granted under the Plan but not exercised prior to the termination of such Option, due to the expiration, termination or lapse of such Option or otherwise, shall be available for Options to be granted thereafter pursuant to the provisions of the Plan. All Common Shares issued pursuant to the exercise of the Options granted under the Plan shall be so issued as fully paid and non-assessable Common Shares.

SECTION 7 -- OPTION PRICE

7.1 The Option Price for Common Shares that are the subject of any Option shall be fixed by the Board or the Committee, as the case may be, when such Option is granted, but shall not be less than the market value of such Common Shares at the time of the grant. For purposes of the Plan, the market value of the Common Shares shall be the greater of (i) the closing price of the Common Shares on the Toronto Stock Exchange for the five trading day period ending on the last trading day before the day on which the Option is granted, and (ii) the average of the high and low trading prices of the Common Shares on the Toronto Stock Exchange for the five trading day period ending on the last trading day before the day on which the Option is granted.

SECTION 8 -- CONDITIONS GOVERNING OPTIONS

8.1   Each Option shall be subject to the following conditions:

      8.1.1 EMPLOYMENT - The granting of an Option to a Participant shall not impose upon the Company any obligation to retain the Participant in its employ in any capacity.

      8.1.2 OPTIONS TERM - The Board or the Committee, as the case may be, shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted. All unexercised Options shall be cancelled at the expiry of such Options.

      8.1.3 EXERCISE OF OPTIONS - Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Common Shares and at such time or times as the Board or the Committee, as the case may be, at the time of granting the particular Option, may determine in its sole discretion.

      8.1.4 NON-ASSIGNABILITY OF OPTION RIGHTS - Each Option granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

      8.1.5   EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

              8.1.5.1 Upon a Participant's employment being terminated for
                      "gross misconduct" or upon a Participant being removed from office as a director for "gross misconduct" or becoming disqualified from being a director by law, any Option or the unexercised portion thereof granted to such Participant shall terminate forthwith upon notice being given to such Participant. For the purposes of the Plan, the determination by the

                      Company that the Participant was discharged for "gross misconduct" shall be binding on the Participant. Gross misconduct shall include, among other things, theft, fraud or breach of confidentiality.

              8.1.5.2 If a Participant dies while employed by the Company or while serving as a director of the Company, any Option or unexercised part thereof granted to such Participant may be exercised by the person to whom the Option is transferred by will or the laws of descent and distribution for that number of Common Shares only which such Participant was entitled to acquire under the Option pursuant to Section 8.1.3 hereof at the time of such Participant's death. Such Option shall only be exercisable within one (1) year after the Participant's death or prior to the expiration of the original term of the Option, whichever occurs earlier.

              8.1.5.3 Upon a Participant's employment with the Company being terminated by reason of injury or disability, any Option or unexercised part thereof granted to such Participant may be exercised by such Participant as the rights to exercise accrue. Such Option shall only be exercisable within three (3) years after such cessation or prior to the expiration of the original term of the Option, whichever occurs earlier.

              8.1.5.4 Upon the retirement of a Participant, any Option or unexercised part thereof granted to such Participant may be exercised by such Participant as the rights to exercise accrue. Such Option shall be exercisable within three (3) years after such retirement or prior to the expiration of the original term of the Option, whichever occurs earlier.

              8.1.5.5 Upon notice of termination of employment being given by or to a Participant (except in the case of transfer from one Company to another controlled by the Company) otherwise than (i) for cause (see Section 8.1.5.1 hereof), (ii) by reason of death (see Section 8.1.5.2 hereof), (iii) by reason of injury or disability (see Section 8.1.5.3 hereof), (iv) upon retirement (see Section 8.1.5.4 hereof), or termination upon ceasing to be a director other than by reason of death, removal or disqualification by law, any Option or unexercised part thereof granted to such Participant may be exercised by such Participant for that number of Common Shares only which such Participant was entitled to acquire under the Option pursuant to
                      Section 8.1.3 hereof at the time of such termination or cessation. Such Option shall be exercisable for a period of thirty (30) days after a notice of termination of employment has been given or such cessation has occurred, to the extent that such Option is otherwise exercisable under the terms of the original grant or prior to the expiration of the original term of the Option, whichever occurs earlier.

              8.1.5.6 Upon a Participant ceasing to be an Eligible Optionee
                      (except in cases provided for in Section 8.1.5.1 to Section 8.1.5.5 hereof), any Option or unexercised part thereof granted to such Participant may be exercised by such Participant for that number of Common Shares only which such

                      Participant was entitled to acquire under the Option pursuant to Section 8.1.3 hereof at the time of such cessation. Such Option shall be exercisable within ninety
                      (90) days after such cessation or prior to the expiration of the original term of the Option, whichever occurs earlier.

              8.1.5.7 Upon a Participant electing a voluntary leave of absence, any Option or unexercised part thereof granted to such Participant may be exercised by such Participant as the rights to exercise accrue. Such Option shall only be exercisable within one (1) year after the commencement of such leave of absence or prior to the expiration of the original term of the Option, whichever occurs earlier.

              8.1.5.8 In the event that an Option is granted or an option agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Options on terms different from those set out in the Plan, the Option or the grant of such Option shall not be in any way void or invalidated, but the Option so granted will be adjusted to become, in all respects, in conformity with the Plan.

      8.1.6 RIGHTS AS A SHAREHOLDER - Neither the Participant nor such Participant's personal representatives or legatees shall have any rights whatsoever as shareholders in respect of any Common Shares covered by such Participant's Option until the date of issuance of a share certificate to such Participant or such Participant's personal representatives or legatees for such Common Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

      8.1.7 METHOD OF EXERCISE AND PAYMENT OF PURCHASE PRICE - Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 8.1.3 hereof) by the Participant (or such Participant's personal representatives or legatees) giving notice in writing to the Company at its registered office to the attention of the secretary of the Company, which notice shall specify the number of Common Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of Common Shares specified therein. Unless the Participant intends to dispose of the Common Shares simultaneously with the exercise of the Option, upon such exercise the Company shall, as soon as practicable after such exercise, forthwith cause the transfer agent and registrar of the Common Shares to deliver to the Participant (or such Participant's personal representatives or legatees) a certificate in the name of the Participant (or such Participant's personal representatives or legatees) representing in the aggregate such number of Common Shares as the Participant (or such Participant's personal representatives or legatees) shall have then paid for and as are specified in such written notice of exercise of Option.

8.2 Options shall be evidenced by a share option agreement or certificate in such form not inconsistent with the Plan as the Board or the Committee, as the case may be, may from time to time determine, provided that the substance of Section 8.1 hereof be included therein.

SECTION 9 -- ADJUSTMENT TO COMMON SHARES SUBJECT TO OUTSTANDING OPTIONS

9.1 In the event of any subdivision of the Common Shares into a greater number of Common Shares at any time after the grant of an Option to a Participant and prior to the expiration of the term of such Option, the Company shall deliver to such Participant at the time of any subsequent exercise of such Option in accordance with the terms hereof in lieu of the number of Common Shares to which such Participant was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Participant would have held as a result of such subdivision if on the record date thereof the Participant had been the registered holder of the number of Common Shares to which such Participant was theretofore entitled upon such exercise.

9.2 In the event of any consolidation of Common Shares into a lesser number of Common Shares at any time after the grant of an Option to any Participant and prior to the expiration of the term of such Option, the Company shall deliver to such Participant at the time of any subsequent exercise of such Option in accordance with the terms hereof in lieu of the number of Common Shares to which such Participant was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Common Shares as such Participant would have held as a result of such consideration if on the record date thereof the Participant had been the registered holder of the number of Common Shares to which such Participant was theretofore entitled upon such exercise.

9.3 If at any time after the grant of an Option to any Participant and prior to the expiration of the term of such Option, the Common Shares shall be reclassified, reorganised or otherwise changed, otherwise than as specified in Section 9.1 and Section 9.2 hereof or, subject to the provisions of Section 10.1.1 hereof, the Company shall consolidate, merge or amalgamate with or into another Company (the Company resulting or continuing from such consolidation, merger or amalgamation being herein called the "SUCCESSOR COMPANY"), the Participant shall be entitled to receive upon the subsequent exercise of such Option in accordance with the terms hereof and shall accept in lieu of the number of Common Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Company or the Successor Company (as the case may be) or other consideration from the Company or the Successor Company (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 10.1.1 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Common Shares to which such Participant was immediately theretofore entitled upon such exercise.

SECTION 10 -- AMENDMENT OR DISCONTINUANCE OF THE PLAN

10.1 The Board may, subject to regulatory approval, amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any rights previously granted to a Participant under the Plan without the consent of such Participant, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange.

      10.1.1 Notwithstanding anything contained to the contrary in the Plan, in a share option agreement or certificate contemplated in Section
              8.2 hereof or in any resolution of the Board in implementation thereof: in the event of a Change of Control, any unvested Options held by Participants shall become exercisable immediately prior to the date of the Change of Control with respect to all of the Common Shares subject thereto and all Options must be exercised prior to their original term;

      10.1.2 the Board may, by resolution, advance the date on which any Option may be exercised or, subject to applicable regulatory provisions, extend the expiration date of any Option, in the manner to be set forth in such resolution provided that the period during which an Option is exercisable does not exceed ten (10) years from the date such Option is granted. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option may be exercised by any other Participant; and

      10.1.3 the Board may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant's employment or cessation of the Participant's directorship shall not apply for any reason acceptable to the Board.

SECTION 11 -- GOVERNING LAWS

11.1 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

SECTION 12 -- EFFECTIVE DATE OF PLAN


12.1 The Plan is adopted as part of the consolidated plan of reorganization, compromise and arrangement under the Companies' Creditors Arrangement Act (Canada), the Canada Business Corporations Act and the Business Corporations Act (Alberta) involving Air Canada and ACE Aviation Holdings Inc. and certain of their subsidiaries. Should any changes to the Plan be required by any securities commission or other governmental body of any province of Canada to which the Plan has been submitted or by any stock exchange on which the Common Shares may from time to time be listed, such changes shall be made to the Plan as are necessary to conform with such requests and, if such changes are approved by the Board, the Plan, as amended, shall remain in full force and effect in its amended form as of and from that date.

                          APPENDIX C -- CLAIMS ORDERS

                                                       Court File No. 03-CL-4932

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                (COMMERCIAL LIST)

THE HONOURABLE MR.            ) THURSDAY, THE 18TH DAY
                              )
JUSTICE FARLEY                ) OF SEPTEMBER, 2003

              IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

             AND IN THE MATTER OF SECTION 191 OF THE CANADA BUSINESS
               CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE OR
                       ARRANGEMENT OF AIR CANADA AND THOSE
                       SUBSIDIARIES LISTED ON SCHEDULE "A"

             APPLICATION UNDER THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

                             CLAIMS PROCEDURE ORDER

      THIS MOTION, made by Air Canada and those subsidiaries listed on Schedule "A" (collectively and together with Air Canada, the "Applicants"), for an order establishing a claims procedure for the identification and quantification of voting and distribution claims was heard this day at 361 University Avenue, Toronto, Ontario.

      ON READING the Notice of Motion, the Ninth Report of Ernst & Young Inc. and on hearing from counsel for the Applicants and counsel for the Monitor, and on being advised that the Service List as of September 11, 2003 was served with the Motion Record herein.

SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Motion and Motion Record herein be and is hereby abridged and that the motion is properly returnable today and service on any interested party other than those parties served is hereby dispensed with.

DEFINITIONS

2. THIS COURT ORDERS that the following terms shall have the following meanings ascribed thereto:

      (a) "Business Day" means a day, other than a Saturday or a Sunday, on which banks are generally open for business in Toronto, Ontario;

      (b)   "Applicants" means:

            (i)   Air Canada;

            (ii)  3838722 Canada Inc.;

            (iii) Air Canada Capital Ltd.;

            (iv)  Jazz Air Inc.;

            (v)   Manoir Int'l Finance Inc.;

            (vi)  Simco Leasing Ltd.;

            (vii) Wingco Leasing Inc.; and

            (viii) Zip Air Inc.;

      (c) "Bond" means any bond, note, debenture or other negotiable instrument issued pursuant to any trust deed, declaration or similar instrument;

      (d)   "Bondholder" means a holder of a Bond;

      (e)   "CBF" means Clearstream Banking Frankfurt;

      (f)   "CCAA" means the Companies' Creditors Arrangement Act, R.S.C. 1985,
            c. C-36, as amended to the date of this order;

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                                     - 3 -

      (g)   "CDS" means the Canadian Depository for Securities Limited;

      (h) "Claim" means any right of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind of one or more of the Applicants owed to such Person and any interest accrued thereon or costs payable in respect thereof, whether liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including the right or ability of any Person to advance a claim for contribution or indemnity or otherwise with respect to any matter, action, cause or chose in action, whether existing at present or commenced in the future, which indebtedness, liability or obligation is based in whole or in part on facts existing prior to April 1, 2003, or which would have been claims provable in bankruptcy had the affected Applicant become bankrupt on April 1, 2003, or a Restructuring Claim; provided however, that "Claim" shall not include an Excluded Claim;

      (i) "Claims Bar Date" means 5:00 p.m. (Eastern Standard Time) on November 17, 2003, or such later date as may be ordered by this Court;

      (j) "Claims Officer" means each of those individuals appointed pursuant to paragraph 3 hereof;

      (k)   "Creditor" means any Person having a Claim;

      (l) "Creditor's Dispute Package" means, with respect to a Creditor, a copy of the Creditor's Proof of Claim and associated Notice of Revision or Disallowance and Dispute Notice;

      (m)   "Depositories" means CDS and DTC;

      (n) "Dispute Notice" means the notice delivered by a Creditor to the Monitor with respect to a Claim pursuant to paragraph 16, which shall be substantially in the form attached as Schedule "E" hereto;

      (o)   "DTC" means the Depository Trust and Clearing Corporation;

      (p)   "Euroclear" means Euroclear Bank S.A./N.V.;

      (q) "Excluded Claim" means, subject to the Plan and further order of this Court, (i) Claims secured by the "Administration Charge", the "CCAA Lender's Charge", the CIBC Charge, and the "Directors' Charge", in each case as defined in the Initial Order, and any further charge

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                                     - 4 -

            ordered by this Court; (ii) that portion of a Claim arising from a cause of action for which the Applicants are fully insured; (iii) Claims which the Applicants agree or a Court of competent jurisdiction determines to be the subject of a deemed trust created pursuant to the Pension Benefits Standards Act, 1985, R.S.C. 1985,
            c.32 (Second Supplement); (iv) Claims against the Applicants arising from issued airline tickets (but not including existing litigation claims); and (v) any grievances under collective agreements or regulatory proceedings arising after June 1, 2003 other than Restructuring Claims.

      (r) "Initial Order" means the Initial Order of the Honourable Mr. Justice Farley dated April 1, 2003, as amended, restated or varied from time to time;

      (s) "Instruction Letter" means the instruction letter to Creditors, in substantially the form attached as Schedule "B" hereto, regarding completion of a Proof of Claim by a Creditor;

      (t)   "Known Creditors" means:

            (i) Those Creditors which the books and records of an Applicant disclose were owed monies by such Applicant as of April 1, 2003, and which monies remain unpaid in whole or in part; or

            (ii) Any Person who commenced a legal proceeding in any court in respect of a cause of action which arose prior to April 1, 2003, and which was served on an Applicant;

      (u) "Monitor" means Ernst & Young Inc., in its capacity as the Court-appointed Monitor of the Applicants;

      (v) "Notice of Revision or Disallowance" means the notice delivered by the Monitor to a Creditor with respect to a Claim in accordance with paragraph 13, which shall be substantially in the form attached as Schedule "D" hereto;

      (w) "Notice to Creditors" means the notice to Creditors for publication in accordance with paragraph 6, which shall be substantially in the form attached as Schedule "F" hereto;

      (x) "Participant" means each Person identified by CDS or DTC as holding securities issued by an Applicant as of the close of business on August 31, 2003;

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                                     - 5 -

      (y) "Person" shall have the meaning attributed thereto in section 2(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3;

      (z) "Plan" means the plan(s) of compromise or arrangement to be filed by the Applicants pursuant to the CCAA;

      (aa) "Proof of Claim" means the form to be completed and filed by a Creditor setting forth its purported Claim, which shall be substantially in the form attached as Schedule "C" hereto;

      (bb) "Proof of Claim Document Package" means a document package which shall include a copy of the Instruction Letter, a Proof of Claim, and such other materials as the Monitor may consider appropriate or desirable;

      (cc) "Protected Clients" means any client of a Participant that has provided written instructions to the Participant not to disclose his/her/its name, address or security holdings to reporting issuers or other senders of material relating to the affairs of reporting issuers;

      (dd) "Restructuring Claim" means any right of any Person against one or more of the Applicants in connection with any indebtedness, liability or obligation of any kind owed to such Person arising out of the restructuring, repudiation or termination of any contract, lease, employment agreement, collective agreement or other agreement, whether written or oral, after April 1, 2003, including, without limitation, any right of any Person who receives a notice of repudiation or termination from an Applicant; provided however, that "Restructuring Claim" shall not include an Excluded Claim; and

      (ee)  "Restructuring Claims Bar Date" means 5:00 p.m. (Eastern Standard
            Time) on the day established for such purpose by further order of this Court.

CLAIMS OFFICERS

3. THIS COURT ORDERS that the Honourable Allan M. Austin, the Honourable Claude Bisson and Mr. Martin Teplitsky, Q.C., and such other Persons as may be designated by the Applicants and approved by the Monitor, be and are hereby appointed as claims officers for the claims procedure described herein. The Honourable Allen M. Austin shall act as the supervising Claims Officer and shall co-ordinate the hearing of all claims.

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                                     - 6 -

4. THIS COURT ORDERS that, subject to the direction of this Court, a Claims Officer shall determine the manner, if any, in which evidence may be brought before him/her by the parties as well as any other procedural matters which may arise in respect of the determination of the value of a Creditor's Claim.

MONITOR'S ROLE

5. THIS COURT ORDERS that the Monitor, in addition to its prescribed rights and obligations under the CCAA and under the Initial Order, shall assist the Applicants in connection with the administration of the claims procedure provided for herein, including the determination of Claims of Creditors, as requested by the Applicants from time to time, and is hereby directed and empowered to take such other actions and fulfill such other roles as are contemplated by this order.

NOTICE OF CLAIMS

6.    THIS COURT ORDERS that:

      (a) The Applicants shall send a copy of the Proof of Claim Document Package to each Known Creditor by ordinary mail as soon as practicable, but in no event later than by 11:59 p.m. (Eastern Standard Time) on September 30, 2003;

      (b) The Applicants shall send a copy of the Proof of Claim Document Package to counsel to each of the Applicants' unions by overnight courier as soon as practicable, but in no event later than by 11:59 p.m. (Eastern Standard Time) on September 30, 2003. Each union may file a Proof of Claim on behalf of its members, provided that such Proof of Claim shall include a schedule setting out the names and addresses of each member and the amount of each member's several claim, and the filing of such an omnibus Proof of Claim shall be without prejudice to the right of any member to file a Proof of Claim on his/her own behalf;

      (c)   The Applicants shall:

            (i) Send a notice to the Depositories on or before September 19, 2003 requesting a list of Participants holding securities issued by an Applicant as of August 31, 2003, which the Depositories shall

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                                     - 7 -

                  provide within five Business Days of the Applicants sending such notice;

            (ii) Send a notice to each Participant on or before September 26, 2003 advising it of the CCAA proceedings and this order, and requesting, in written and electronic form, with respect to each of its clients for whose account the Participant held securities of an Applicant as of August 31, 2003, save and except for Protected Clients:

                  (A)   The full name of the client;

                  (B) The type(s) of security beneficially owned by the client as of the close of business on August 31, 2003;

                  (C) The face value of the securities beneficially owned by the client as of the close of business on August 31, 2003;

                  (D)   The full mailing address of the client; and

                  (E) The telephone number and facsimile number of the client, if known,

                  and with respect to Protected Clients:

                  (A) The total number of Protected Clients and the type(s) and face value of securities held by the Protected Clients as of the close of business on August 31, 2003,

                  which the Participant shall provide within five Business Days of the Applicants sending such notice;

            (iii) Send a Proof of Claim Document Package to each client identified by a Participant by ordinary mail as soon as practicable; and

            (iv) Send to each Participant a Proof of Claim Document Package for each Protected Client identified by such Participant as soon as practicable, which the Participant shall forward to the Protected Clients forthwith;

      (d)   The Applicants shall:

            (i) Send a notice to each of CBF and Euroclear on or before September 19, 2003, advising it of the CCAA proceedings and

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                                     - 8 -

                  this order, and requesting, in written and electronic form, with respect to each of its clients for whose account CBF or Euroclear held securities of an Applicant as of August 31, 2003:

                  (A)   The full name of the client;

                  (B) The type(s) of security beneficially owned by the client as of the close of business on August 31, 2003;

                  (C) The face value of the securities beneficially owned by the client as of the close of business on August 31, 2003;

                  (D)   The full mailing address of the client; and

                  (E) The telephone number and facsimile number of the client, if known,

                  and with respect to any client that has not authorized CBF or Euroclear to disclose the above information:

                  (A) The total number of clients and the type(s) and face value of securities held by the clients as of the close of business on August 31, 2003.

            (ii) Send a Proof of Claim Document Package to each client identified by CBF or Euroclear by ordinary mail as soon as practicable; and

            (iii) Send to CBF and Euroclear a Proof of Claim Document Package
                  for each client identified as not authorizing the disclosure of information as soon as practicable and request that CBF and Euroclear forward the package to such clients forthwith;

      (e) The Applicants shall cause the Notice to Creditors to be published on two (2) separate days on or before September 30, 2003 in The Globe and Mail (National Edition), The National Post, La Presse (in French) and The Wall Street Journal (National Edition);

      (f) The Applicants shall cause a notice to 6 3/8% DM 200,000,000 Interest-Adjustable Subordinated Bonds 1987ff, 6 5/8% DM 200,000,000 Bearer Bonds of 1998/2005 and 10% EUR 150,000,000 Bearer Bonds of 2001/2006 substantially in the form of the Notice to Creditors to be published on or before September 30, 2003 in the Federal Gazette (Bundesanzeiger) and the Handelsblatt of the Federal Republic of Germany (in German);

      (g) The Applicants shall cause a notice to 10.25% Euro $200,000,000 Senior Notes substantially in the form of the Notice to Creditors to be published on or before September 30, 2003 in the Luxembourg Wort (in German);

      (h) The Applicants shall cause a notice to 61/4% subordinated Bonds 1986ff of SFr 300,000,000 and 53/4% Subordinated Bonds 1986ff of SFr 200,000,000 substantially in the form of the Notice to Creditors to be published on or before September 30, 2003 in the Feuille Officielle Suisse du Commerce (in French and/or German) and in the Basler Zeitung (in German), in the Nene Zurcher Zeitung (in German), in the Der Bund (in German), in Le Temps (in French) and in L'Agefi (in French), and in all cases in English;

      (i) Air Canada shall cause the Notice to Creditors to be posted on its website and that of its counsel from September 22, 2003 until the first date approved by this Court for meetings of Creditors;

      (j) The Applicants shall send a copy of the Proof of Claim Document Package to each Creditor with a Restructuring Claim by ordinary mail as soon as practicable, and in any event, no later than by 11:59 p.m. (Eastern Standard Time) on the date established for such purpose by further order of this Court; and

      (k) The Monitor shall dispatch by ordinary mail or courier, as soon as practicable following receipt of a request therefor, a copy of the Proof of Claim Document Package to any Person claiming to be a Creditor and requesting such material.

FILING OF PROOFS OF CLAIM

7. THIS COURT ORDERS that any Person asserting a Claim, including a Restructuring Claim which arose from a restructuring, repudiation or termination that has been documented through an agreement signed or a notice delivered by or on behalf of an Applicant on or before September 17, 2003, against one or more Applicants shall file a Proof of Claim with the Monitor on or before the Claims Bar Date. Any Person asserting a Restructuring Claim which arose from a restructuring, repudiation or termination after September 17, 2003 against one or more Applicants shall file a Proof of Claim with the Monitor on or before the Restructuring Claims Bar Date.

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                                     - 10 -

8. THIS COURT ORDERS that subject to the paragraph next following any Creditor that does not file a Proof of Claim as provided for in paragraph 7 hereof so that such Proof of Claim is received by the Monitor on or before the Claims Bar Date or the Restructuring Claims Bar Date, as applicable, or such later date as the Monitor and the Applicants may agree in writing or this Court may otherwise order:

      (a) Shall be and is hereby forever barred from making or enforcing any Claim against an Applicant and the Claim shall be forever extinguished;

      (b)   Shall not be entitled to any further notice; and

      (c) Shall not be entitled to participate as a Creditor in these proceedings.

9. THIS COURT ORDERS that a trustee or agent in respect of any issue of Bonds shall be authorized to file a Proof of Claim on behalf of Bondholders on or before the Claims Bar Date in respect of the Bonds for which such trustee or agent acts, and any such Proof of Claim shall be considered for distribution purposes only and after deduction of any accepted Proofs of Claim made by Bondholders, in order to avoid duplication of Claims. Notwithstanding the Claims Bar Date, a Bondholder may file a Proof of claim for voting purposes on or before December 15, 2003.

FORM OF PROOFS OF CLAIM

10. THIS COURT ORDERS that the Monitor is hereby authorized and directed to use reasonable discretion as to the adequacy of compliance of the manner in which Proofs of Claim are completed and executed and may, where it is satisfied a Claim has been adequately proven, waive strict compliance with the requirements of this order as to completion and execution of Proofs of Claim.

11. THIS COURT ORDERS that any Claim denominated in any currency other than Canadian dollars shall, for the purposes of this order, be converted to and shall constitute obligations in Canadian dollars, such calculation to be effected using the Bank of Canada noon spot rate on April 1, 2003 (Exchange rate conversion on such date was: US$1 = $1.4726; 1 Euro = $1.6061; 1 (Y) = $0.012454; (pound)1 = $2.3218; 1 SFr = $1.0878).

DETERMINATION OF CLAIMS

12. THIS COURT ORDERS that the Monitor, in conjunction with the Applicants, shall review each Proof of Claim received by the Claims Bar Date or Restructuring Claims Bar Date, as applicable, and shall either accept, revise or reject the amount claimed for voting and/or distribution purposes under the Plan.

      NOTICES OF REVISION OR DISALLOWANCE

13. THIS COURT ORDERS that if the Monitor, after consultation with the Applicants, disputes the amount of a Claim set forth in a Proof of Claim for voting and/or distribution purposes the Monitor may, in conjunction with the Applicants, attempt to consensually resolve the amount of the Claim for voting and/or distribution purposes with the Creditor, and/or send a Notice of Revision or Disallowance to the Creditor by no later than 35 days prior to the first date approved by this Court for meetings of Creditors.

14. THIS COURT ORDERS that if the Monitor delivers a Notice of Revision or Disallowance, in accordance with paragraph 13 hereof, with respect to the value of the Creditor's Claim for distribution purposes only then, subject to further order of this Court, the Proof of Claim shall be deemed to be accepted as final and binding for voting purposes under the Plan, without prejudice to any dispute regarding the value of the Creditor's Claim for distribution purposes.

15. THIS COURT ORDERS that if the Monitor does not deliver a Notice of Revision or Disallowance, in accordance with paragraph 13 hereof, with respect to the value of the Creditor's Claim then, subject to further order of this Court, such Creditor's Proof of Claim shall be deemed to be accepted as final and binding for voting and distribution purposes under the Plan.

      DISPUTE NOTICES

16. THIS COURT ORDERS that any Creditor who intends to dispute a Notice of Revision or Disallowance shall deliver a Dispute Notice to the Monitor within ten days of the date of the Notice of Revision or Disallowance, or such later date as the Monitor and the Applicants may agree in writing or this Court may otherwise order.

17. THIS COURT ORDERS that upon receipt of a Dispute Notice, the Monitor, in conjunction with the Applicants, may attempt to consensually resolve the amount of the Claim for voting and/or distribution purposes with the Creditor, and/or deliver a copy of the Creditor's Dispute Package to the supervising Claims Officer.

18. THIS COURT ORDERS that if a Creditor does not deliver a Dispute Notice, in accordance with paragraph 16 hereof, with respect to the Notice of Revision or Disallowance then, subject to further order of this Court, the Notice of Revision or Disallowance shall be deemed to be accepted as final and binding for voting and/or distribution purposes under the Plan.

      CLAIMS OFFICER HEARING

19. THIS COURT ORDERS that upon receipt of the Creditor's Dispute Package concerning the value of a Creditor's Claim for voting purposes a Claims Officer shall schedule and conduct a hearing to determine the value of the Creditor's Claim. The Claims Officer hearing the dispute shall notify the

      Applicants, the Monitor and the Creditor of his/her determination of the value of the Creditor's Claim for voting purposes as soon as practicable thereafter, and in no event later than five Business Days prior to any meeting of creditors ordered by this Court.

20. THIS COURT ORDERS that upon receipt of a Creditor's Dispute Package concerning the value of the Creditor's Claim for distribution purposes a Claims Officer shall schedule and conduct a hearing to determine the value of the Creditor's Claim. The Claims Officer hearing the dispute shall notify the Applicants, the Monitor and the Creditor of his/her determination of the value of the Creditor's Claim for distribution purposes as soon as practicable thereafter, but in no event later than the date established for such purpose by further order of this Court.

21. THIS COURT ORDERS that, in the discretion of the Claims Officer, the determination of a Claim for voting and distribution purposes may be made at a single hearing in which case the deadlines in paragraph 19 shall apply.

22. THIS COURT ORDERS that an Applicant or the Creditor may appeal a Claims Officer's determination to this Court within five Business Days of notification of the Claims Officer's determination of the value of such Creditor's Claim by serving upon the Applicants or the Creditor, as applicable, and the Monitor and filing with this Court a notice of motion returnable on a date to be fixed by this Court. If an appeal is not filed within such period then the Claims Officer's determination shall, subject to further order of this Court, be deemed to be final and binding.

NOTICE OF TRANSFEREES

23. THIS COURT ORDERS that if the holder of a Claim, or any subsequent holder of the whole of a Claim who has been acknowledged by the Monitor as the Creditor in respect of such Claim, transfers or assigns the whole of such Claim to another Person after April 1, 2003 (or with respect to a Claim held by a Bondholder, August 31, 2003), neither the Applicants nor the Monitor shall be obligated to give notice to or to otherwise deal with the transferee or assignee of the Claim as the Creditor in respect thereof unless and until notice of the transfer or assignment, together with evidence showing that such transfer or assignment was valid at law, has been received by the Monitor and thereafter such transferee or assignee shall for the purposes hereof constitute the "Creditor" in respect of such Claim. Where the Monitor receives notice of a transfer or arrangement with a Proof of Claim, the Monitor shall review the validity of such transfer or assignment as part of the within claims review process. Any such transferee or assignee of a Claim shall be bound by any notices given or steps taken in respect of such Claim in accordance with this order prior to receipt by the Monitor of evidence of a valid transfer or assignment. No transfer or assignment shall be received for voting purposes unless such transfer shall have been received by the Monitor no later than ten Business Days prior to the date fixed by the Court for voting upon the Plan.

24. THIS COURT ORDERS that if the holder of a Claim, or any subsequent holder of the whole of a validly transferred Claim, notice of which has been received by the Monitors, transfers or assigns the whole of such Claim to more than one Person or part of such Claim to another Person or Persons after April 1, 2003 (or with respect to a Claim held by a Bondholder, August 31, 2003), such transfer or assignment shall not create a separate Claim and such Claim shall continue to constitute and be dealt with as a single Claim notwithstanding such transfer or assignment; provided however that the above shall not apply where such Claim (a) forms a part of a syndicated credit arrangement to which an Applicant is a party existing at April 1, 2003 or (b) arises from a transaction entered into by an Applicant where its debt obligations thereunder are, pursuant to agreements entered into by the Applicant (or acknowledged or consented to by the Applicant) prior to April 1, 2003, capable of being severed or held by multiple parties, where the transfer or assignment would result in the debt being held by a Person who was already a party to such arrangement as of August 31, 2003. The Monitor and the Applicants shall, in each such case, not be bound to recognize or acknowledge any such transfer or assignment and shall be entitled to give notices to and to otherwise deal with such Claim only as a whole and then only to and with the Person last holding such Claim, provided such Creditor may, by notice in writing delivered to the Monitor and the Applicants direct that subsequent dealings in respect of such Claim, but only as a whole, shall be with a specified Person and in such event, such Creditor, transferee or assignee of such Claim shall be bound by any notices given or steps taken in respect of such Claim with such Person in accordance with the provisions of this order.

SERVICE AND NOTICE

25. THIS COURT ORDERS that the Applicants and the Monitor may deliver the Proof of Claim Document Package, any letters, notices or other documents to Creditors or other interested Persons by forwarding true copies thereof by prepaid ordinary mail, courier, personal delivery or electronic transmission to such Persons at the address last shown on the books and records of the Applicants, and that any such service or notice by courier, personal delivery or electronic transmission shall be deemed to be received on the next Business Day following the date of forwarding thereof, or if sent by ordinary mail on the third Business Day after mailing within Ontario, the fifth Business Day after mailing within Canada, and the tenth Business Day after mailing internationally.

26. THIS COURT ORDERS that any notice or other communication (including, without limitation, Proofs of Claim and Dispute Notices) to be given under this order by a Creditor to the Monitor shall be in writing in substantially the form, if any, provided for in this order and will be sufficiently given only if delivered by prepaid registered mail, courier, personal delivery or facsimile transmission addressed to:

            The Monitor
            c/o Ernst & Young Inc., the Court-appointed Monitor of Air Canada and the other Applicants

            By Mail:
            P.O. Box 2730
            Winnipeg, Manitoba
            R3B 2C3

            By Courier:
            355 Portage Avenue
            Winnipeg, Manitoba
            R3B 2C3

            Attention: Claims Process
            Telephone: (204) 941-2215
            Fax:       (204) 941-2039 or (204) 941-2040

      Any such notice or other communication delivered by a Creditor shall be deemed to be received upon actual receipt thereof during normal business hours on a Business Day, or if delivered outside of normal business hours, on the next Business Day.

27. THIS COURT ORDERS that if during any period during which notices or other communications are being given pursuant to this order a postal strike or postal work stoppage of general application should occur, such notices or other communications sent by ordinary mail and then not received shall not, absent further order of this Court, be effective and notices and other communications given hereunder during the course of any such postal strike or work stoppage of general application shall only be effective if given by courier, personal delivery or facsimile transmission in accordance with this order.

MISCELLANEOUS

28. THIS COURT ORDERS that this order and the filing of any Claim shall be entirely without prejudice to the position of any Person as to the existence, validity or characterization, of any particular Claim, including as to the Claim being affected or unaffected under the Plan when filed.

29. THIS COURT ORDERS that Air Canada and its unions shall continue the process of negotiations set out in the order of July 21, 2003 for the resolution of pre-June 1, 2003 grievances/claims, with the assistance of Mr. Justice Winkler if necessary. It is understood that the parties may return to this Court for further directions, or variance of this order, as a result of those negotiations.

30. THIS COURT ORDERS that notwithstanding any other provision of this order, the process for dealing with Claims in respect of retirement, pension, supplementary pension rights any claim arising under Part III of the Canada Labour Code will be dealt with by further order of this Court on September 29, 2003.

31. THIS COURT ORDERS that notwithstanding any other provision of this order, the process for dealing with Claims in respect of tax obligations to Her Majesty the Queen in right of Canada and Her Majesty the Queen in right of the Province of Ontario will be dealt with by further order of this Court.

32. THIS COURT ORDERS that notwithstanding any other provision of this order, the solicitation by the Monitor or the Applicants of Proofs of Claim, and the filing by any Creditor of any Proof of Claim shall not, for that reason only, grant any Person any standing or rights under the Plan.

33. THIS COURT ORDERS that nothing in this order shall constitute or be deemed to constitute an allocation or assignment of Claims into particular classes and the determination of classes of creditors for voting and distribution purposes shall be subject to the terms of the Plan or further order of this Court.

34. THIS COURT ORDERS that in the event that no Plan is approved by this Court, the Claims Bar Date and Restructuring Claims Bar Date shall be of no effect in any subsequent proceeding or distribution with respect to any and all Claims made by Creditors.

35. THIS COURT ORDERS AND REQUESTS the aid and recognition of any court or any judicial, regulatory or administrative body in any province or territory of Canada (including the assistance of any court in Canada pursuant to section 17 of the CCAA) and the Federal Court of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States and the states or other subdivisions of the United States and of any other nation or state, including specifically the United States Bankruptcy Court, for the District of Southern New York, to act in aid of and to be complementary to this Court in carrying out the terms of this order.



                                             ___________________________________

                                  SCHEDULE "A"

3838722 Canada Inc.

Air Canada Capital Ltd.

Jazz Air Inc.

Manoir Int'l Finance Inc.

Simco Leasing Ltd.

Wingco Leasing Inc.

Zip Air Inc.

                                  SCHEDULE "B"

                           INSTRUCTION LETTER FOR THE
                         CLAIMS PROCEDURE OF AIR CANADA

                     AND THE OTHER APPLICANTS LISTED HEREIN
                   (HEREINAFTER REFER TO AS THE "APPLICANTS")

A.    CLAIMS PROCEDURE

By order of the Honourable Mr. Justice Farley dated September 18, 2003 under the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36 (the "CCAA"), the Applicants have been authorized to conduct a claims procedure (the "Claims Procedure"). The Applicants are as follows:

           Air Canada;
           3838722 Canada Inc.;
           Air Canada Capital Ltd.;
           Jazz Air Inc.;
           Manoir Int'l Finance Inc.;
           Simco Leasing Ltd.;
           Wingco Leasing Inc.; and
           Zip Air Inc.

This letter provides instructions for responding to or completing the Proof of Claim. For your information, there is currently no proposed plan under the CCAA. Defined terms, which are not defined herein, shall have the meaning ascribed thereto in the Claims Procedure.

The Claim Procedure is intended for any Person with any claims of any kind or nature whatsoever, other than an Excluded Claim, against any or all of the Applicants arising on or prior to April 1, 2003, unliquidated, contingent or otherwise and any claim arising after April 1, 2003 as a result of the restructuring, repudiation or termination of any contract, lease, employment agreement or other agreement

(collectively, the "Claims"). Please review the enclosed material for the complete definition of Claim and Excluded Claim.

If you have any questions regarding the Claims Procedure, please contact the Court - appointed Monitor at the address provided below.

All notices and enquiries with respect to the Claims Procedure should be addressed to:

Ernst & Young Inc., the Court-appointed Monitor of
Air Canada and the other Applicants listed on Schedule "A"

By Mail:
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

By Courier:
355 Portage Avenue
Winnipeg, Manitoba
R3B 2C3

Attention: Claims Process

Telephone:  (204) 941-2215
Fax:        (204) 941-2039 or (204) 941-2040

B.    FOR CREDITORS SUBMITTING A PROOF OF CLAIM

If you believe that you have a Claim against any of the Applicants you will have to file a Proof of Claim with the Monitor. CLAIMS RELATING TO AMOUNTS OWING TO THE APPLICANTS AS OF APRIL 1, 2003 OR CLAIMS ARISING OUT OF THE RESTRUCTURING, REPUDIATION OR TERMINATION OF CONTRACTS, LEASES OR OTHER AGREEMENTS ON OR BEFORE SEPTEMBER 17, 2003 MUST BE RECEIVED BY 5:00 P.M. (EASTERN STANDARD TIME) ON NOVEMBER 17, 2003, unless the Monitor and the Applicants agree in writing or the Court orders that the Proof of Claim be accepted after that date.

Additional Proof of Claim forms can be obtained by contacting the Monitor at the telephone and fax numbers indicated above and providing particulars as to your name, address and facsimile number. Once the Monitor has this information, you will receive, as soon as practicable, additional Proof of Claim forms.

                                  SCHEDULE "C"
--------------------------------------------------------------------------------

                                 PROOF OF CLAIM
              OF AIR CANADA AND THE OTHER APPLICANTS LISTED HEREIN
                  (HEREINAFTER REFERRED TO AS THE "APPLICANTS")

--------------------------------------------------------------------------------

PLEASE READ CAREFULLY THE ENCLOSED INSTRUCTION LETTER FOR COMPLETING THIS PROOF OF CLAIM.

A.    PARTICULARS OF CREDITOR:

1.    Full Legal Name of Creditor: _____________________________________________

      __________________________________________________________________________

      (the "Creditor"). (Full legal name should be the name of the original Creditor of the Applicants, notwithstanding whether an assignment of a Claim, or a portion thereof, has occurred prior to or following April 1,
      2003).

2.    Full Mailing Address of the Creditor (the original Creditor not the
      Assignee):

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

3.    Telephone Number:            _____________________________________________


      Facsimile Number:            _____________________________________________

      Attention (Contact Person):

            ____________________________________________________________________

4.    Has the Claim been sold or assigned by the Creditor to another party?

         Yes:  [ ]          No:   [ ]

B.    PARTICULARS OF ASSIGNEE(S) (IF ANY):

1.    Full Legal Name of Assignee(s): __________________________________________

      (IF CLAIM HAS BEEN ASSIGNED, INSERT FULL LEGAL NAME OF ASSIGNEE(S) OF CLAIM (IF ALL OR A PORTION OF THE CLAIM HAS BEEN SOLD). IF THERE IS MORE THAN ONE ASSIGNEE, PLEASE ATTACH A SEPARATE SHEET WITH THE REQUIRED INFORMATION.)

2.    Full Mailing Address of Assignee(s):

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

3.    Telephone Number of Assignee(s):

      __________________________________________________________________________

      Facsimile Number of Assignee(s): _________________________________________

      Attention (Contact Person):

              __________________________________________________________________

C.    PROOF OF CLAIM:

I, _____________________________________________________________________________
[name of Creditor or Representative of the Creditor], of ___________________ do hereby certify:

(a)   that I [TICK ONE]

      [ ]   am the Creditor of one or more of the Applicants; OR

      [ ]   am _________________________________________________________________
                  (state position or title)

            of _________________________________________________________________
                  (name of creditor)

(b) that I have knowledge of all the circumstances connected with the Claim referred to below;

(c)   the Creditor asserts its claim against:

      Air Canada                                            [ ]
      3838722 Canada Inc.                                   [ ]
      Air Canada Capital Ltd.                               [ ]
      Jazz Air Inc.                                         [ ]
      Manoir Int'l Finance Inc.                             [ ]
      Simco Leasing Ltd.                                    [ ]
      Wingco Leasing Inc.                                   [ ]
      Zip Air Inc.                                          [ ]

(d) The Applicant(s) was/were and still is/are indebted to the Creditor as follows:

      (i)   CLAIM ARISING ON OR PRIOR TO APRIL 1, 2003: $____________________
            [insert $ value of claim] CAD

      (ii)  RESTRUCTURING CLAIM:

            $____________________ [insert $ value of claim] CAD (Restructuring Claim against the Applicant(s) arising out of the restructuring, repudiation or termination of any contract, lease, employment agreement or other agreement after April 1, 2003)

      (ii)  TOTAL CLAIM:

            $______________________ [total (i) plus (ii)] CAD.

      (Note: Claims in a foreign currency are to be converted to Canadian Dollars at the Bank of Canada noon spot rate as at April 1, 2003. Exchange rate conversions on such date were US$1=Cdn$1.4726. 1 Euro=Cdn$1.6061. 1(Y)=Cdn$0.012454.(pound)1=Cdn$2.3218. 1SFr = Cdn$1.0878.)

D.    NATURE OF CLAIM

(check and complete appropriate category)

[ ]   A. UNSECURED CLAIM OF $_________________________
      That in respect of this debt, I do not hold any assets of the debtor as security and (Check appropriate description).

      [ ] Regarding the amount of $_________________________, I do not claim a right to priority.

      [ ] Regarding the amount of $_________________________, I claim a right to a priority under section 136 of the Bankruptcy and Insolvency Act (Canada) (the "BIA") or would claim such a priority if this Proof of Claim was being filed in accordance with that Act.

      (Set out on an attached sheet details to support priority claim.)

[ ]   B. SECURED CLAIM OF $_________________________

      That in respect of this debt, I hold assets of the debtor valued at $__________________ as security, particulars of which are as follows:

      (Give full particulars of the security, including the date on which the security was given and the value at which you assess the security, and attach a copy of the security documents.)

E.    PARTICULARS OF CLAIM:

Other than as already set out herein the Particulars of the undersigned's total Claim are attached.

(Provide all particulars of the Claim and supporting documentation, including amount, description of transaction(s) or agreement(s) giving rise to the Claim, name of any guarantor which has guaranteed the Claim, and amount of invoices, particulars of all credits, discounts, etc. claimed, description of the security, if any, granted by the affected Applicant to the Creditor and estimated value of such security, particulars of any restructuring claim.)

F.    FILING OF CLAIM

THIS PROOF OF CLAIM MUST BE RECEIVED BY THE MONITOR BY NO LATER THAN 5:00 P.M. (EASTERN STANDARD TIME) ON NOVEMBER 17, 2003, BY, DELIVERY, COURIER OR FACSIMILE AT THE FOLLOWING ADDRESS:

Ernst & Young Inc., the Court-appointed Monitor of
Air Canada and the other Applicants listed on Schedule "A"

By Mail:
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

By Courier:
355 Portage Avenue
Winnipeg, Manitoba
R3B 2C3

Attention: Claims Process

Telephone:   (204) 941-2215
Fax:         (204) 941-2039 or (204) 941-2040

Failure to file your proof of claim as directed by 5:00 p.m. on November 17, 2003 (Eastern Standard Time) will result in your claim being barred and you will be prohibited from making or enforcing a Claim against the Applicants and shall not be entitled to further notice in, and shall not be entitled to participate as a creditor in these proceedings.

G.    EXCLUDED CLAIMS

The following are Excluded Claims and no person needs to file any claim in respect thereof at this time: (a) claims secured by the "Administration Charge", the "CCAA Lender's Charge", the CIBC charge, and the "Directors' Charge" in each case as defined in the Amended and Restated Initial Order and any further charge ordered by this Court; (b) that portion of a claim arising from a cause of action for which the Applicants are fully insured; (c) claims which are determined to be the subject of a deemed trust created pursuant to the Pension Benefits Standards Act, 1985, R.S.C. 1985, c.32 (Second Supplement); and (d) Claims against the Applicants arising from issued airline tickets; and (e) any grievances under collective agreements or regulatory proceedings arising after June 1, 2003 other than Restructuring Claims.

Dated at _______________ this _________ day of __________________, 2003.

                                Per:_____________________________________
                                       [NAME OF CREDITOR]

                                  SCHEDULE "D"

                       NOTICE OF REVISION OR DISALLOWANCE

                  OF AIR CANADA AND CERTAIN OF ITS SUBSIDIARIES
                  (HEREINAFTER REFERRED TO AS THE "APPLICANTS")

Name of Creditor: _________________________________

Reference #:      _________________________________

Pursuant to paragraph 12 of the Court Order dated September 18, 2003, Ernst & Young Inc. in its capacity as Monitor of Air Canada and certain of its subsidiaries, hereby gives you notice that it has reviewed your Proof of Claim and has revised or rejected your Claim as follows:

A) Your Claim has been revised or rejected for:

     Voting purposes                                       [ ]
     Distribution purposes                                 [ ]

B)  REVISION OR DISALLOWANCE:

                                 Proof of Claim As      The Revised Claim as
                                     Submitted                Accepted

Claim Arising On or Prior
to April 1, 2003

Restructuring Claim

Total Claim

C) REASON FOR THE REVISION OR DISALLOWANCE:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

If you do not agree with this Notice of Revision or Disallowance please take notice of the following:

    1. If you intend to dispute a Notice of Revision or Disallowance, you must, within 10 calendar days of the date of this Notice of Revision or Disallowance, deliver a Dispute Notice by personal service, facsimile or courier to the addresses or fax numbers indicated hereon. The Form of Dispute Notice is attached to this Notice.

    2. If you do not deliver a Dispute Notice, the value of your Claim shall be deemed to be as set out in this Notice of Revision or Disallowance.

Address for Service of Dispute Notices:

Ernst & Young Inc., the Court-appointed Monitor of
Air Canada and the other Applicants listed on Schedule "A"

By Mail:
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

By Courier:
355 Portage Avenue
Winnipeg, Manitoba
R3B 2C3

Attention: Claims Process
Telephone:    (204) 941-2215
Fax:          (204) 941-2039 or (204) 941-2040

IF YOU FAIL TO TAKE ACTION WITHIN THE PRESCRIBED TIME PERIOD, THIS NOTICE OF REVISION OR DISALLOWANCE WILL BE BINDING UPON YOU FOR VOTING AND/OR DISTRIBUTION PURPOSES UNDER THE PLAN.

DATED at _______________________ this ______ day of ________, 2003.

ERNST & YOUNG INC.

In its capacity as Court Appointed Monitor of Air Canada and certain of its subsidiaries

Per:
Encl.

                                  SCHEDULE "E"

                                 DISPUTE NOTICE
                  OF AIR CANADA AND CERTAIN OF ITS SUBSIDIARIES
                  (HEREINAFTER REFERRED TO AS THE "APPLICANTS")

Pursuant to paragraph 16 of the September 18, 2003 Court Order, we hereby give you notice of our intention to dispute the Notice of Revision or Disallowance bearing Reference Number __________ and dated _______________issued by Ernst & Young Inc. in its capacity as Monitor of Air Canada in respect of our Claim.

NAME OF CREDITOR: _______________________________________

REASONS FOR DISPUTE (attach additional sheet and copies of all supporting documentation if necessary): ____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________         ___________________________
Signature of Individual                         Date


_______________________________________
(Please print name)

Telephone Number:  (   ) __________________ Facsimile Number:(    ) ____________

Full Mailing Address:___________________________________________________________

                     ___________________________________________________________

                     ___________________________________________________________

THIS FORM AND SUPPORTING DOCUMENTATION TO BE RETURNED BY PERSONAL SERVICE, FACSIMILE OR COURIER TO THE ADDRESS INDICATED HEREIN AND TO BE RECEIVED WITHIN 10 CALENDAR DAYS OF THE DATE OF THE NOTICE OF REVISION OR DISALLOWANCE BY:

Address for Service of Dispute Notices:

Ernst & Young Inc., the Court-appointed Monitor of
Air Canada and the other Applicants listed on Schedule "A"

By Mail:
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

By Courier:
355 Portage Avenue
Winnipeg, Manitoba
R3B 2C3

Attention:  Claims Process

Telephone:    (204) 941-2215
Fax:          (204) 941-2039 or (204) 941-2040

                                   SCHEDULE "F

                               NOTICE TO CREDITORS
              OF AIR CANADA AND THE OTHER APPLICANTS LISTED HEREIN
                  (HEREINAFTER REFERRED TO AS THE "APPLICANTS")

RE: NOTICE OF CLAIMS PROCEDURE FOR THE APPLICANTS PURSUANT TO THE COMPANIES' CREDITORS ARRANGEMENT ACT ("CCAA")

PLEASE TAKE NOTICE that this notice is being published pursuant to an order of the Superior Court of Justice of Ontario dated September 18, 2003 (the "Order"). The court has ordered that the Monitor send Proof of Claim forms to the known creditors of the Applicants. Any person who has not received a proof of claim and who believes that they have a claim against any of the Applicants which claim arose prior to April 1, 2003 or has a claim which arose after April 1, 2003 as a result of the restructuring, repudiation or termination on or before September 17, 2003 of any contract, lease, employment agreement or other agreement, whether unliquidated, contingent or otherwise, should send a Proof of Claim to the Monitor to be received by 5:00 P.M. (EASTERN STANDARD TIME) ON NOVEMBER 17, 2003 (THE "CLAIMS BAR DATE").

CLAIMS WHICH ARE NOT RECEIVED BY THE CLAIMS BAR DATE WILL BE BARRED AND EXTINGUISHED FOREVER.

Creditors who have not received a Proof of Claim from the Applicants or the Monitor should contact the Monitor, c/o Ernst & Young Inc., the Court-appointed Monitor of the Applicants (TELEPHONE (204) 941-2215 AND FAX (204) 941-2039 OR
(204) 941-2040) to obtain a Proof of Claim package.

DATED at __________________ this _________ day of ______________________, 2003.

APPLICANTS:

               Air Canada;
               3838722 Canada Inc.;
               Air Canada Capital Ltd.;
               Jazz Air Inc.;
               Manoir Int'l Finance Inc.;
               Simco Leasing Ltd.;
               Wingco Leasing Inc.; and
               Zip Air Inc.

                                                       Court File No. 03-CL-4932

IN THE MATTER OF A PLAN OF COMPROMISE AND ARRANGEMENT OF
AIR CANADA et al. under the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                               (COMMERCIAL LIST)

                         Proceeding commenced at Toronto

                                      ORDER

STIKEMAN ELLIOTT LLP
Barristers & Solicitors
5300 Commerce Court West
199 Bay Street
Toronto, Canada M5L 1B9

SEAN F. DUNPHY LSUC#: 24941J
Tel: (416) 869-5662
Fax: (416) 947-0866

ASHLEY JOHN TAYLOR LSUC#: 39932E
Tel: (416) 869-5236
Fax: (416) 947-0866

Solicitors for the Applicants

                                                       Court File No. 03-CL-4932

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                (COMMERCIAL LIST)

THE HONOURABLE MR.                      )  THURSDAY, THE 29TH DAY
                                        )
JUSTICE FARLEY                          )  OF JANUARY, 2004

              IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

             AND IN THE MATTER OF SECTION 191 OF THE CANADA BUSINESS
               CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE OR
                       ARRANGEMENT OF AIR CANADA AND THOSE
                       SUBSIDIARIES LISTED ON SCHEDULE "A"

             APPLICATION UNDER THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

                                      ORDER
                      (AMENDING CLAIMS PROCEDURE ORDER AND
                           PART III COMPLAINTS ORDER)

      THIS MOTION, made by Air Canada and those subsidiaries listed on Schedule "A" (collectively and together with Air Canada, the "Applicants") for an order amending certain provisions of the Claims Procedure Order of the Honourable Mr. Justice Farley dated September 18, 2003 (the "Claims Procedure Order") and the
Part III Complaints Order of the Honourable Mr. Justice Farley dated November 3, 2003 (the "Part III Complaints Order"), was heard this day at 361 University Avenue, Toronto, Ontario.

      ON READING the Motion Record of the Applicants, and on hearing from counsel to the Applicants, the Unions and the Monitor:

CLAIMS PROCEDURE ORDER

1. THIS COURT ORDERS that the definition of "Restructuring Claims Bar Date" in paragraph 2 of the Claims Procedure Order shall be and is hereby defined to mean 5:00 p.m. (Eastern Standard Time) on February 23, 2004;

2. THIS COURT ORDERS that paragraph 3 of the Claims Procedure Order be and is hereby amended by deleting the name "the Honourable Claude Bisson" and replacing it with "the Honourable Pierre A. Michaud".

3. THIS COURT ORDERS that paragraph 31 of the Claims Procedure Order be and is hereby amended by adding the following underlined language to the paragraph:

            THIS COURT ORDERS that notwithstanding any other provision of this order, the process for dealing with Claims in respect of tax obligations to Her Majesty the Queen in right of Canada and Her Majesty the Queen in right of the Province of Ontario and Her Majesty the Queen in right of the Province of Quebec will be dealt with by further order of this Court.

4. THIS COURT ORDERS that the following paragraphs be and are hereby added to the Claims Procedure Order:

            INSURED CLAIMS

            22A. THIS COURT ORDERS that if the Monitor accepts, rejects or revises the uninsured or deductible portion of a Claim in respect of an actual or threatened action where one or more of the Applicants is a party (a "Litigation Claim"), such acceptance, rejection or revision shall be wholly without prejudice to any rights of another party to the action or of an insurer of any of the Applicants to accept, defend or otherwise deal with the cause of action after the stay of proceedings in respect of such cause of action has been lifted.

            22B. THIS COURT ORDERS that if the Monitor accepts, rejects or revises a Litigation Claim, that portion of the claim arising from a cause of action for which the Applicants are fully insured remains an Excluded Claim, subject to the Plan and further order of this Court.

5. THIS COURT ORDERS that the following definition be and is hereby added to paragraph 2 of the Claims Procedure Order: " "Litigation Claim" shall have the meaning attributed thereto in paragraph 22A;".

PART III COMPLAINTS ORDER

6. THIS COURT ORDERS that paragraph 4 of the Part III Complaints Order be and is hereby renumbered as paragraph 5.

7. THIS COURT ORDERS that the following paragraph be and is hereby added to the Part III Complaints Order as paragraph 4:

            4. THIS COURT ORDERS that any Person who filed a Complaint prior to April 1, 2003, which Complaint is not included on the lists exchanged between the Attorney General and Air Canada in October and November 2003, shall file a Proof of Claim with the Monitor on or before the Restructuring Claims Bar Date, or such later date as the Monitor and the Applicants may agree in writing or this Court may otherwise order. Any Person that does not file a Proof of Claim as provided for in this paragraph so that such Proof of Claim is received by the Monitor on or before the Restructuring Claims Bar
            Date:

                  (a) Shall be and is hereby forever barred from making or enforcing such Complaint against an Applicant and the Complaint shall be forever extinguished;

                  (b)   Shall not be entitled to any further notice; and

                  (c) Shall not be entitled to participate as a Creditor in these proceedings.



                                             ___________________________________

                                  SCHEDULE "A"

3838722 Canada Inc.

Air Canada Capital Ltd.

Jazz Air Inc.

Manoir Int'l Finance Inc.

Simco Leasing Ltd.

Wingco Leasing Inc.

Zip Air Inc.

                                           IN THE MATTER OF A PLAN OF COMPROMISE           Court File No. 03-CL-4932
                                            AND ARRANGEMENT OF AIR CANADA et al.
under the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended

                                     ONTARIO

                            SUPERIOR COURT OF JUSTICE
                                (COMMERCIAL LIST)

                         Proceeding commenced at Toronto

                                      ORDER
                        (AMENDING CLAIMS PROCEDURE ORDER
                         AND PART III COMPLAINTS ORDER)

STIKEMAN ELLIOTT LLP
Barristers & Solicitors
Suite 5500, Commerce Court West
199 Bay Street
Toronto, Canada M5L 1B9

Sean Dunphy LSUC #24941J
Tel: (416) 869-5622

Ashley John Taylor LSUC #39932E
Tel: (416) 869-5236
Fax: (416) 947-0866

Solicitors for the Applicants

                                                       Court File No. 03-CL-4932

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                (COMMERCIAL LIST)

THE HONOURABLE MR.                         ) THURSDAY, THE 29TH DAY
                                           )
JUSTICE FARLEY                             ) OF JANUARY, 2004

              IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

             AND IN THE MATTER OF SECTION 191 OF THE CANADA BUSINESS
               CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE OR
                       ARRANGEMENT OF AIR CANADA AND THOSE
                       SUBSIDIARIES LISTED ON SCHEDULE "A"

             APPLICATION UNDER THE COMPANIES' CREDITORS ARRANGEMENT
                      ACT, R.S.C. 1985, c. C-36, AS AMENDED

                        GRIEVANCE CLAIMS PROCEDURE ORDER

      THIS MOTION, made by Air Canada and those subsidiaries listed on Schedule "A" (collectively and together with Air Canada, the "Applicants") for an order establishing a procedure for the identification, quantification, determination and disposition of grievances arising out of or under collective agreements to which the Applicants or any of them were parties as of April 1, 2003, and any amendments and/or renewals thereof, was heard this day at 361 University Avenue, Toronto, Ontario.

      ON READING the Notice of Motion, and on hearing from counsel for the Applicants, each of the Unions and the Monitor, and on being advised that the Service List as of January 23, 2004 was served with the Motion Record herein;

      AND ON READING the Claims Procedure Order which contemplated a separate process for Grievances;

SERVICE

1. THIS COURT ORDERS that the time for service of the Notice of Motion and Motion Record herein be and is hereby abridged and that the motion is properly returnable today and service on any interested party other than those parties served is hereby dispensed with.

DEFINITIONS

2. THIS COURT ORDERS that the following terms shall have the following meanings ascribed thereto:

      (a) "Claims Procedure Order" means the order of this Honourable Court made in this proceeding on September 18, 2003 establishing a claims procedure;

      (b) "Collective Agreement" means a collective agreement to which the Applicants or any of them and a Union were parties as of April 1, 2003 and any subsequent amendment and/or renewal thereof;

      (c) "Grievance" means any grievance (and, in the case of the IAM, any discipline appeal) in respect of events, actions or circumstances arising out of or under any Collective Agreement;

      (d) "Grievance Arbitrators" means those persons so appointed pursuant to paragraph 19 hereof;

      (e) "Grievance Claim" means, with respect to a Grievance, the amount of the Claim for such Grievance for voting and/or distribution purposes under the Plan;

      (f) "Grievance Claims Officer" means Mr. Martin Teplitsky, Q.C., and others appointed pursuant to paragraph 9 hereof;

      (g) "Grievance Notice of Revision" means the notice delivered by the Applicants with respect to a Schedule "B" Grievance Claim in accordance with paragraph 16 hereof;

      (h) "Grievance Proof of Claim" means the form to be completed and filed by a Union setting forth its purported Grievance Claim with respect to a Schedule "B" Grievance for voting purposes in accordance with paragraph 14 hereof;

      (i) "Schedule "B" Grievances" mean the Grievances referenced on the lists exchanged between the Applicants and their Unions, as amended pursuant to paragraph 12 hereof;

      (j) "Union" means the Air Line Pilots Association International ("ALPA"); the Canadian Union of Public Employees ("CUPE"); the International Association of Machinists ("IAM"); the Canadian Auto Workers ("CAW"); the Air Canada Pilots Association ("ACPA"); the Canadian Airline Dispatchers Association ("CALDA"); or the Teamsters Canada (the "Teamsters"), respectively and collectively the "Unions";

      (k) "Union Restructuring Claim" shall mean a Restructuring Claim advanced by or on behalf of a Union and/or its member(s); and

      (l) Except where the context clearly otherwise requires, all other capitalized terms used in this order shall have the meaning ascribed thereto in the Claims Procedure Order.

SCOPE OF ORDER

GRIEVANCES ARISING ON OR AFTER APRIL 1, 2003

3. THIS COURT ORDERS that all Grievances, except Union Restructuring Claims, in respect of events, actions or circumstances that occurred on or after April 1, 2003 shall be determined according to the terms of the collective agreement under which the Grievance arose, shall be deemed to be Excluded Claims within the meaning of the Claims Procedure Order and shall be deemed not to be stayed notwithstanding the Initial Order.

UNION RESTRUCTURING CLAIMS

4. THIS COURT ORDERS that Union Restructuring Claims shall be governed by and subject to the Claims Procedure Order and not this order.

GRIEVANCES ARISING BEFORE APRIL 1, 2003

5. THIS COURT ORDERS that all Grievances in respect of events, actions or circumstances that occurred prior to April 1, 2003, other than Union Restructuring Claims and the Schedule "B" Grievances, shall also be determined pursuant to the procedure contained herein, and the resulting award shall determine the amount of the Grievance Claim for voting and distribution purposes for any such Grievances under the Plan, in the event that such Grievances are subject to compromise under the CCAA and the Plan.

6. THIS COURT ORDERS that, in the event that any Grievance is subject to compromise under the CCAA and the Plan, each Union shall hereby be authorized to exercise any voting rights in respect of all such Grievance Claims as agent for their affected members for the purposes of the Plan.

SCHEDULE "B" GRIEVANCES

7. THIS COURT ORDERS that subject to the determination of Grievance Claims of Schedule "B" Grievances for voting purposes under the Plan, Schedule "B" Grievances shall not be governed by or subject to the grievance claims procedure established herein and shall be resolved according to the arbitration process contained in the applicable Collective Agreement under which the Schedule "B" Grievance arose.

MONITOR'S ROLE

8. THIS COURT ORDERS that the Monitor, in addition to its prescribed rights and obligations under the CCAA, the Initial Order and the Claims Procedure Order, shall assist the Applicants and the Unions in connection with the administration of the grievance claims procedure provided for herein, as requested by the Applicants and Unions from time to time, and is hereby directed and empowered to take such other actions and fulfill such other roles as are contemplated by this order.

GRIEVANCE CLAIMS OFFICERS

9. THIS COURT ORDERS that Mr. Martin Teplitsky, Q.C., and such other Persons as may be designated by agreement of the Unions and the Applicants and approved by the Monitor, be and are hereby appointed as Grievance Claims Officers for the grievance claims procedure described herein.

PROCESS FOR RESOLUTION OF GRIEVANCES

10.   THIS COURT ORDERS that:

      (a) Each Union party to a Collective Agreement with an Applicant who has filed a Grievance arising out of events, actions or circumstances that occurred prior to April 1, 2003 ("Pre-April 1 Grievance(s)") shall prepare a list of such Pre-April 1 Grievances including:

            (i)   The identity of the grievor;

            (ii) The Union's position with respect to the substance of the Pre-April 1 Grievance; and

            (iii) The remedy sought, including the amount of any monetary claim.

      (b) The Applicant(s) party to the Collective Agreement under which a Pre-April 1 Grievance arose, shall prepare a response to the Pre-April 1 Grievances specified in the lists required by sub-paragraph (a) above stating:

            (i) The relevant Applicant's position with respect to the substance of the Pre-April 1 Grievance; and

            (ii) The relief or remedy, if any, acknowledged by the Applicant to be appropriate, including any monetary amount.

      (c) The lists of Pre-April 1 Grievances (the "Lists") and employers' (Applicants') responses shall be served upon counsel for the Applicants, the Monitor and the concerned Union, and filed with the Grievance Claims Officer, according to the following deadlines:

            (i) ALPA Lists shall be delivered on or before October 14, 2003, and the response of Jazz Air Inc. shall be delivered on or before October 31, 2003;

            (ii) CUPE Lists shall be delivered on or before October 24, 2003, and the response of Air Canada shall be delivered on or before October 31, 2003;

            (iii) IAM Lists shall be delivered on or before October 24, 2003, and the response of Air Canada shall be delivered on or before November 14, 2003;

            (iv) CAW Lists shall be delivered on or before December 15, 2003, and the responses of Air Canada and Jazz Air Inc. shall be delivered on or before February 10, 2003;

            (v) ACPA Lists shall be delivered on or before January 28, 2004, and the response of Air Canada shall be delivered on or before February 11, 2004; and

            (vi) CALDA Lists, if there are any outstanding Grievances, shall be delivered on or before November 30, 2003, and the responses of Air Canada and Jazz Air Inc. shall be delivered on or before December 15, 2003; and

            (vii) Teamsters Lists shall be delivered on or before October 31,
                  2003, and the response of Jazz Air Inc. shall be delivered on or before November 14, 2003.

11. THIS COURT ORDERS that any Grievance arising out of events, actions or circumstances that occurred prior to April 1, 2003 which is not included on the lists described in paragraph 10 herein or on Schedule "B" shall, subject to the consent of the Applicants, the Monitor and the concerned Union or further order of this Court, be deemed to be withdrawn by the concerned Union and the grievor, and shall be and is hereby forever barred and extinguished.

12. THIS COURT ORDERS that a Union and the Applicants may at any time prior to the commencement of the arbitration of a Grievance agree that a Grievance will be added to or deleted from the lists of Schedule "B" Grievances.

MEDIATION

13. THIS COURT ORDERS that following service and filing as provided herein of the Lists and employers' (Applicants') responses, the Grievance Claims Officer shall mediate resolution of the Grievances according to a timetable to be agreed amongst the Applicants, the Monitor, the Unions and the Grievance Claims Officer, it being understood that mediations shall be scheduled on a Union-by-Union basis, commencing with mediations of the Grievances advanced by CUPE.

SCHEDULE "B" VOTING CLAIMS

14. THIS COURT ORDERS that each Union asserting a Schedule "B" Grievance shall file a Grievance Proof of Claim with the Monitor no later than two weeks from the date of this order, or if a Grievance is added to Schedule "B", pursuant to paragraph 12 hereof after the date of this order, forthwith, setting forth the Grievance Claim for voting purposes under the Plan claimed by the concerned Union with respect to each Schedule "B" Grievance.

15. THIS COURT ORDERS that the Monitor is hereby authorized and directed to use reasonable discretion as to the adequacy of compliance of the manner in which Grievance Proofs of Claim are completed and executed and may, where it is satisfied a Grievance Claim has been adequately proven, waive strict compliance with the requirements of this order as to completion and execution of Grievance Proofs of Claim.

16. THIS COURT ORDERS that the Applicants, in conjunction with the Monitor, shall review each Grievance Proof of Claim received within two weeks of receipt of the Grievance Proof of Claim delivered pursuant to paragraph 14 hereof, and may either accept the amount of the Grievance Claim claimed for voting purposes under the Plan, may attempt to consensually resolve the amount of the Grievance Claim for voting purposes with the Union, and/or deliver a Grievance Notice of Revision, setting forth the Grievance Claim for voting purposes accepted by the Applicants, to the Union and the office of the Grievance Claim Officer by no later than four weeks after receipt of the Grievance Proof of Claim delivered pursuant to paragraph 14 hereof.

ARBITRATION

17. THIS COURT ORDERS that upon receipt of written confirmation from the Grievance Claims Officer that mediation has failed to resolve any Grievance, excluding Schedule "B" Grievances, the office of the Grievance Claims Officer shall schedule a hearing before one of the Grievance Arbitrators, according to a timetable to be set in consultation with the Applicants, the Monitor, the Unions, the Grievance Arbitrator and the Grievance Claims Officer, to hear, determine and adjudicate the Grievance, including determining the Grievance Claim for voting and distribution purposes under the Plan. Failing agreement of the affected parties to the scheduling of the Grievance, the Grievance Claims Officer shall set the hearing schedule.

18. THIS COURT ORDERS that upon receipt of a Grievance Notice of Revision, the office of the Grievance Claims Officer shall schedule a hearing according to a timetable to be set in consultation with the Applicants, the Monitor, the Unions and the Grievance Claims Officer, to hear, determine and adjudicate the Grievance Claim for voting purposes only. Failing agreement of the affected parties to the scheduling of the Grievance, the Grievance Claims Officer shall set the hearing schedule.

19. THIS COURT ORDERS that the Grievance Arbitrators shall be: Stanley Beck, Robert Herman, William Kaplan, Brian Keller, Donald Monroe, Bruce Outhouse and Michel Picher and any other arbitrator agreed to by the affected parties and approved by the Grievance Claims Officer with respect to availability and willingness to schedule multiple Grievances per day of arbitration.

20. THIS COURT ORDERS that the affected Union and Applicant party to any arbitration pursuant to this order shall be notified of the date scheduled for the arbitration hearing at least fifteen (15) Business Days prior to such hearing. No later than five (5) Business Days prior to any such arbitration hearing, the affected Union and Applicant party to that arbitration shall serve on the party opposite and the Monitor, and file with the Grievance Arbitrator or the Grievance Claims Officer (in the case of the determination of a Schedule "B" Grievance for voting purposes), written submissions not exceeding seven (7) pages in length in support of their position and request for relief, if any, together with all documents (and authorities) relevant to the arbitration which have not been filed by the other party to the arbitration, and witness statements summarizing the evidence to be tendered at the arbitration hearing by any individual from whom a party intends to elicit evidence.

21. THIS COURT ORDERS that the Grievance Arbitrators and the Grievance Claims Officer shall have all the powers of an arbitrator appointed pursuant to the Canada Labour Code, R.S.C. 1985, c. L-2 and under the Collective Agreement under which the Grievance arose.

22. THIS COURT ORDERS that, subject to the terms of this order, the requirements of the Canada Labour Code and direction of this Court, the Grievance Claims Officers and Grievance Arbitrators shall determine the manner, if any, in which evidence may be brought before them by the parties as well as any other procedural matters which may arise in respect of the determination of any Grievance and/or Grievance Claim under this order, by mediation or arbitration (other than Schedule "B" Grievances), as provided herein.

23. THIS COURT ORDERS that the Grievance Arbitrator or the Grievance Claims Officer hearing the dispute shall notify the Applicants, the Monitor and the affected Union of his or her determination of the Grievance and/or Grievance Claim as soon as practicable thereafter, and in no event later than ten (10) Business Days following the conclusion of the hearing or any other time as may be agreed by the parties to the arbitration and the Grievance Arbitrator or the Grievance Claims Officer (in the case of the determination of a Schedule "B" Grievance for voting purposes), and in any event, no later than ten (10) Business Days prior to any meeting of creditors ordered by this Court.

APPEAL RIGHTS

24. THIS COURT ORDERS that the decisions of the Grievance Arbitrators are final and binding in accordance with s. 58 of the Canada Labour Code.

25. THIS COURT ORDERS that the decisions of the Grievance Claims Officer with respect to the determination of the Grievance Claims of Schedule "B" Grievances for voting purposes are not subject to appeal and are final and binding for voting purposes only.

SERVICE OF NOTICES

26. THIS COURT ORDERS that notices or other communications being given pursuant to this order shall be given in accordance with the Initial Order made in this proceeding.

MISCELLANEOUS

27. THIS COURT ORDERS that any mediated settlement, award rendered or Grievance Claim determined in relation to any Grievance, other than any award issued in respect of a Schedule "B" Grievance by an arbitrator appointed under the normal arbitration process of the applicable Collective Agreement, shall not constitute a precedent and shall not be referred to or relied upon in any subsequent proceeding, including any arbitration.

28. THIS COURT ORDERS that any submission made or position taken by a party in a mediation or arbitration conducted pursuant to this order are without prejudice to any normal arbitration conducted under the applicable Collective Agreement, including any matter enumerated on Schedule "B" hereto.

29. THIS COURT ORDERS that notwithstanding any other provision of this order, the solicitation by the Monitor or the Applicants of any Grievance and the filing by any party of any Grievance shall not, for that reason only, grant any Person any standing or rights under the Plan.

30. THIS COURT ORDERS that this order and the filing of any Grievance or Schedule "B" Grievance Claim hereunder shall be entirely without prejudice to the position of any Person as to the existence, validity or characterization, of any particular Grievance (including a Schedule "B" Grievance) or Grievance Claim, including as to whether the Grievance (including a Schedule "B" Grievance) or Grievance Claim is subject to compromise under the CCAA or to be affected or unaffected under the Plan.



                                             ___________________________________

                                  SCHEDULE "A"

3838722 Canada Inc.

Air Canada Capital Ltd.

Jazz Air Inc.

Manoir Int'l Finance Inc.

Simco Leasing Ltd.

Wingco Leasing Inc.

Zip Air Inc.

IN THE MATTER OF A PLAN OF COMPROMISE AND ARRANGEMENT OF AIR CANADA et al.              Court File No.  03-CL-4932
under the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                (COMMERCIAL LIST)

                         Proceeding commenced at Toronto

                                GRIEVANCE CLAIMS
                                 PROCEDURE ORDER

STIKEMAN ELLIOTT LLP
Barristers & Solicitors
Suite 5500, Commerce Court West
199 Bay Street
Toronto, Canada M5L 1B9

Sean Dunphy LSUC# 24941J
Tel: (416) 869-5622
Ashley John Taylor LSUC#39932E
Tel: (416) 869-5236
Fax: (416) 947-0866

Solicitors for the Applicants

                     APPENDIX D -- CREDITORS' MEETING ORDER

                                                      Court File No.  03-CL-4932

                                     ONTARIO

                            SUPERIOR COURT OF JUSTICE

                                (COMMERCIAL LIST)

THE HONOURABLE MR.                   )        FRIDAY, THE 9TH DAY
                                     )
JUSTICE FARLEY                       )        OF JULY, 2004


           IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT,
                        R.S.C. 1985, c. C-36, AS AMENDED

             AND IN THE MATTER OF SECTION 191 OF THE CANADA BUSINESS
               CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE OR
                       ARRANGEMENT OF AIR CANADA AND THOSE
                       SUBSIDIARIES LISTED ON SCHEDULE "A"

           APPLICATION UNDER THE COMPANIES' CREDITORS ARRANGEMENT ACT,
                        R.S.C. 1985, c. C-36, AS AMENDED


                            CREDITORS' MEETING ORDER

         THIS MOTION made by Air Canada and those subsidiaries listed on Schedule "A" hereto (the "Applicants") for an order setting the procedures with respect to the calling and conduct of a meeting of creditors and certain related relief, was heard this day at 361 University Avenue, Toronto, Ontario.

         ON READING the Notice of Motion, the Affidavit of Paul Brotto and the exhibits thereto, and on hearing from counsel to the Applicants and the Monitor and such other counsel as are present, and on being advised that the Service List as of June 30, 2004 was served with the Motion Record:

SERVICE OF MOTION

1. THIS COURT ORDERS that the time for service of the Motion Record and the Notice of Motion herein is hereby abridged, if necessary, so that the motion is properly returnable today, and further that any requirement for service of the Motion Record and the Notice of Motion upon any party not served is hereby dispensed with.

DEFINITIONS

2. THIS COURT ORDERS that any capitalized terms not otherwise defined in this order shall have the meanings ascribed to them in the consolidated plan of reorganization, compromise and arrangement of the Applicants (the "Plan").

PLAN AND CIRCULAR

3. THIS COURT ORDERS that the Plan and the circular, proxy statement and prospectus to be provided to Affected Unsecured Creditors (the "Circular") in connection with the Plan and the Creditors' Meeting be and are hereby accepted for filing, and that the Applicants shall seek approval of the Plan in the manner set forth herein.


4. THIS COURT ORDERS that the Applicants be and are hereby authorized to amend, modify or supplement the Plan by way of one or more supplementary plans of reorganization, compromise and arrangement at any time prior to or at the Creditors' Meeting, in which case any such supplementary plan(s) shall, for all purposes, be deemed to be a part of and incorporated into the Plan. The Applicants shall file any supplementary plan(s) with this Court as soon as practicable. The Applicants shall give notice of any supplementary plan(s) and any additional proposed material amendments to the Plan at the Creditors' Meeting, which notice shall be sufficient if given in writing to those Affected Unsecured Creditors present in person at the Creditors' Meeting.

5. THIS COURT ORDERS that Air Canada shall not be required to provide the Meeting Materials (as defined below) to any shareholder of Air Canada but shall send a copy of the Shareholder Notice substantially in the form attached to the Notice of Motion dated June 30, 2004 by prepaid ordinary mail to its shareholders of record as of June 29, 2004 on or before August 1, 2004.

6. THIS COURT ORDERS that after the Creditors' Meeting (and both prior to and subsequent to an order of this Court approving and sanctioning the Plan (the "Sanction Order")) the Applicants may amend, modify or supplement the Plan without the need for obtaining an order of this Court or providing notice to the Affected Unsecured Creditors, provided such amendment, modification or supplement is, in the opinion of the Monitor (subject to its ability to apply to this Court for advice and directions) of a nature that will not be materially prejudicial to the interests of the Affected Unsecured Creditors under the Plan or the Sanction Order and is necessary in order to give effect to the substance of the Plan or the Sanction Order.

CLASSIFICATION OF CREDITORS

7. THIS COURT ORDERS that, for purposes of considering and voting on a resolution to approve the Plan (the "Resolution"), there shall be a single class of Affected Unsecured Creditors as established in the Plan.

CREDITORS' MEETING

8. THIS COURT ORDERS that the Applicants be and are hereby authorized to call, hold and conduct a meeting of Affected Unsecured Creditors (the "Creditors' Meeting") in accordance with the provisions of the Plan, and as described in the Circular, on August 17, 2004, in Montreal, Quebec for the purpose of considering and, if deemed advisable, passing, with or without variation, the Resolution to approve the Plan.

9. THIS COURT FURTHER ORDERS that the Meeting Materials (as hereinafter defined) shall not be sent to the Affected Unsecured Creditors and the Creditors' Meeting shall not be held unless and until Deutsche Bank Securities Inc. shall have signified its acceptance of the ratification by the Applicants' domestic unions of the amendments to their collective agreements resulting from the May 2004 negotiations with the Applicants as satisfying the condition of paragraph 6.1(iii) of the Amended and Restated Standby Purchase Agreement made as of the 29th day of April between Air Canada and Deutsche Bank Securities Inc.


10. THIS COURT FURTHER ORDERS that, notwithstanding any other provision of this order, the Applicants shall be and are hereby authorized to provide for the removal of Jazz Air Inc. from the Plan and all related documents, to distribute the Meeting Materials as soon as practicable thereafter and to proceed with the Creditors' Meeting in accordance with the Plan, as amended, and this order. In such event the applicants shall seek consequential directions from this court on July 16, 2004.

11. THIS COURT ORDERS that the only Persons entitled to attend and speak at the Creditors' Meeting are Affected Unsecured Creditors with Voting Claims and their proxy holders, representatives of the Applicants, members of the boards of directors of the Applicants, authorized representative of the Applicant's unions, representatives of the Monitor, the Chair (as defined below) and the Scrutineers (as defined below) and their respective legal and financial advisors. Any other Person may be admitted to the Creditors' Meeting on invitation of the Chair.

12. THIS COURT ORDERS that the quorum required at the Creditors' Meeting shall be one Affected Unsecured Creditor present at such meeting in person or by proxy. If the requisite quorum is not present at the Creditors' Meeting, then the Creditors' Meeting shall be adjourned by the Chair to such time and place as the Chair deems necessary or desirable.

13. THIS COURT ORDERS that the only Persons entitled to vote at the Creditors' Meeting shall be Affected Unsecured Creditors with Voting Claims and their proxy holders. Each Affected Unsecured Creditor with a Voting Claim is entitled to vote at the Creditors' Meeting. Each Affected Unsecured Creditor with a Voting Claim is entitled to one vote, which vote shall have the value of such Affected Unsecured Creditor's Voting Claim as determined in accordance with the Claims Orders. An Affected Unsecured Creditor's Voting Claim shall not include fractional numbers and Voting Claims shall be rounded down to the nearest whole
Canadian dollar amount. If the amount of the Claim has not been resolved for voting purposes at least five Business Days prior to the date of the Creditors' Meeting, the Affected Unsecured Creditor shall be entitled to vote only that portion of its Claim which has been accepted for voting purposes, without prejudice to the rights of the Applicants or the Affected Unsecured Creditor with respect to the final determination of the Affected Unsecured Creditors' Claim for distribution purposes. Affected Unsecured Creditors whose claims have been revised or disallowed, in full or in part, which revision or disallowance remains in dispute or under appeal in accordance with the Claims Orders, shall have their voting intention with respect to such disputed or disallowed amounts recorded by the Monitor and reported to the Court in accordance with paragraph 31(b) herein.



14. THIS COURT ORDERS that if an Affected Unsecured Creditor who has a Voting Claim transfers all of its Voting Claim and the transferee delivers evidence satisfactory to the Monitor of its ownership of all of such Voting Claim and a written request to the Monitor, not later than ten Business Days prior to the Creditors' Meeting, that such transferee's name be included on the list of Affected Unsecured Creditors entitled to vote at the Creditors' Meeting, then such transferee shall be entitled to attend and vote, either in person or by proxy, the transferor's Voting Claim at the Creditors' Meeting in lieu of the transferor.

15. THIS COURT ORDERS that any proxy which any Affected Unsecured Creditor wishes to submit in respect of the Creditors' Meeting (or any adjournment thereof) must be substantially in the form attached hereto as Schedule "C" (or in such other form acceptable to the Monitor or the Chair) and be received by the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor), or by facsimile at (204) 941-2038, (204) 941-2039 or
(204) 941-2040) prior to 5:00 p.m. (Montreal time) on August 13, 2004 or 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Creditor's Meeting. Proxies may also be deposited with the Chair at the Creditors' Meeting (or any adjournment thereof) prior to the commencement of the Creditors' Meeting or any such adjournment.

16. THIS COURT ORDERS that the results of any and all votes conducted at the Creditors' Meeting shall be binding on all Affected Unsecured Creditors, whether or not any such Affected Unsecured Creditor is present or voting at the Creditors' Meeting.

17. THIS COURT ORDERS that a representative of the Monitor, designated by the Monitor, shall preside as the chair of the Creditors' Meeting (the "Chair") and, subject to this order and any further order of this Court, shall decide all matters relating to the conduct of the Creditors' Meeting.

18. THIS COURT ORDERS that, at the Creditors' Meeting, the Chair shall be and is hereby authorized to direct a vote with respect to the Resolution substantially in the form attached to the Circular as Appendix "A" to approve the Plan and any amendments thereto as the Applicants may consider appropriate.

19. THIS COURT ORDERS that the Chair be and is hereby authorized to adjourn the Creditors' Meeting on one or more occasions to such time(s), date(s) and place(s) as the Chair deems necessary or desirable (without the need to first convene the Creditors' Meeting for the purpose of any adjournment).

20. THIS COURT ORDERS that the Monitor may appoint scrutineers (the "Scrutineers") for the supervision and tabulation of the attendance at, quorum at and votes cast at the Creditors' Meeting. A Person designated by the Monitor shall act as secretary at the Creditors' Meeting.

NOTICE OF CREDITORS' MEETING

21. THIS COURT ORDERS that, on or before July 15, 2004, the Applicants or the Monitor shall send the following documents (collectively, the "Meeting Materials") to all Affected Unsecured Creditors with Voting Claims by prepaid ordinary mail, courier, fax or e-mail at the address appearing on each Affected Unsecured Creditor's Proof of Claim or such other address subsequently provided to the Monitor:

     (a) A notice of the Creditors' Meeting, substantially in the form attached hereto as Schedule "B" (the "Notice to Creditors");

     (b)  The Circular;

     (c)  The Plan;

     (d) A copy of the form of proxy for Affected Unsecured Creditors substantially in the form attached hereto as Schedule "C";

     (e) The Subscription Notices, substantially in the forms attached hereto as Schedule "D";

     (f) The Residency Declaration, substantially in the form attached hereto as Schedule "E"; and

     (g)  A copy of this order.


22. THIS COURT ORDERS that the Applicants or Monitor shall cause the Notice to Creditors to be published for a period of two Business Days in The Globe & Mail (National Edition), The National Post, La Presse (in French) and The Wall Street Journal (National Edition).

23. THIS COURT ORDERS that service of a copy of the Meeting Materials upon Affected Unsecured Creditors with Voting Claims in the manner set out in paragraph 21, and publication of the Notice to Creditors in accordance with paragraph 22 hereof, shall constitute good and sufficient service of this order, the Plan and the Circular, and good and sufficient notice of the Creditors' Meeting on all Persons who may be entitled to receive notice thereof, or of these proceedings, or who may wish to be present in person or by proxy at the Creditors' Meeting, or who may wish to appear in these proceedings, and no other form of notice or service need be made on such Persons, and no other document or material need be served on such Persons in respect of these proceedings. Service shall be effective, in the case of mailing, five days after the date of mailing, in the case of service by courier, on the day after the courier package was sent and, in the case of service by fax or e-mail, on the day the fax or e-mail was transmitted, unless such day is not a Business Day, or the fax or e-mail transmission was made after 5:00 p.m., in which case, on the next Business Day.


24. THIS COURT FURTHER ORDERS that delivery of the Meeting Materials to (i) the Unions shall constitute good and sufficient service on each of the members of the Unions, and (ii) any representative counsel appointed by this Court shall constitute good and sufficient service on each of its clients.

RECORD DATE AND RIGHTS OFFERING

25. THIS COURT ORDERS that July 31, 2004 shall be and is hereby set as the record date for the purpose of determining those creditors entitled to subscribe for voting shares or variable voting shares in the capital of ACE Aviation Holdings Inc. pursuant to the Rights Offering.

26. THIS COURT ORDERS that the Applicants shall be and are hereby authorized and directed to deliver the Record Date Notice, substantially in the form attached hereto as Schedule "F", to all Affected Unsecured Creditors at the address appearing on each Affected Unsecured Creditor's Proof of Claim or such other address subsequently provided to the Monitor (in the case of Noteholders, the Applicants shall be and are hereby authorized to deliver the Record Date Notice to the trustees of each of the notes, bonds or debentures set forth in Schedule "F").

27. THIS COURT ORDERS that the Applicants be and are hereby authorized and directed to cause the Record Date Ad, substantially in the form attached hereto as Schedule "G", to be published on two Business Days in:


     (a) The Globe & Mail (National Edition), The National Post, and The Wall Street Journal (National Edition), in English;

     (b)  La Presse, Le Temps and L'Agefi, in French;

     (c) The Federal Gazette (Bundesanzeiger), the Handelsblatt of the Federal Republic of Germany, the Luxembourg Wort, the Basler Zeitung, the Neue Zurcher Zeitung and the Der Bund, in German; and

     (d)  The Feuille Officielle Suisse du Commerce, in French and/or German.



28.   THIS COURT ORDERS that:

      (a)    The Applicants shall:

             (i) Send a notice to the Depositories on or before July 12, 2004 requesting a list of Participants holding securities issued by an Applicant as of June 30, 2004, which the Depositories shall provide within five Business Days of the Applicants sending such notice;

             (ii) Send a notice to each Participant on or before July 17, 2004 advising it of this order, and requesting, in written and electronic form, with respect to each of its clients for whose account the Participant held securities of an Applicant as of June 30, 2004, save and except for Protected Clients:

                   (A)   The full name of the client;

                   (B) The type(s) of security beneficially owned by the client as of the close of business on June 30, 2004;


                   (C) The face value of the securities beneficially owned by the client as of the close of business on June 30, 2004;


                   (D)   The full mailing address of the client; and


                   (E) The telephone number and facsimile number of the client, if known,


                   and with respect to Protected Clients:

                   (A) The total number of Protected Clients and the type(s) and face value of securities held by the Protected Clients as of the close of business on June 30, 2004,


                   which the Participant shall provide within five Business Days of the Applicants sending such notice;

             (iii) Send the Meeting Materials to each client identified by a
                   Participant by ordinary mail as soon as practicable; and


             (iv) Send to each Participant a copy of the Meeting Materials for each Protected Client identified by such Participant as soon as practicable, which the Participant shall forward to the Protected Clients forthwith;

      (b)    The Applicants shall:


             (i) Send a notice to each of CBF and Euroclear on or before July 12, 2004, advising it of this order, and requesting, in written and electronic form, with respect to each of its clients for whose account CBF or Euroclear held securities of an Applicant as of June 30, 2004:

                   (A)   The full name of the client;

                   (B) The type(s) of security beneficially owned by the client as of the close of business on June 30, 2004;


                   (C) The face value of the securities beneficially owned by the client as of the close of business on June 30, 2004;


                   (D)   The full mailing address of the client; and


                   (E) The telephone number and facsimile number of the client, if known,


                   and with respect to any client that has not authorized CBF or Euroclear to disclose the above information:

                   (A) The total number of clients and the type(s) and face value of securities held by the clients as of the close of business on June 30, 2004.

             (ii) Send the Meeting Materials to each client identified by CBF or Euroclear by ordinary mail as soon as practicable; and


             (iii) Send to CBF and Euroclear a copy of the Meeting Materials for each client identified as not authorizing the disclosure of information as soon as practicable and request that CBF and Euroclear forward the package to such clients forthwith;

      (c) Notwithstanding subparagraphs (a) and (b), the Applicants may, with the Monitor's consent, amend the procedure in (a) and (b), provided that the amended procedure is, in the Monitor's opinion, not prejudicial to the applicable stakeholders;

      (d) Air Canada shall cause the Meeting Materials to be posted on its website and that of its counsel from July 12, 2004 until 10 days after the Creditors' Meeting;

      (e) The Monitor shall dispatch by ordinary mail or courier, as soon as practicable following receipt of a request therefor, a copy of the Meeting Materials to any Person claiming to be a Creditor and requesting such material.

      For the purposes of this paragraph the following terms shall have the following meanings:

      (a)    "Depositories" means CDS and DTC;

      (b)    "DTC" means the Depository Trust and Clearing Corporation;

      (c)    "Euroclear" means Euroclear Bank S.A./N.V.;

      (d)    "CDS" means the Canadian Depository for Securities Limited;

      (e)    "CBF" means Clearstream Banking Frankfurt;

      (f) "Participant" means each Person identified by CDS or DTC as holding securities issued by an Applicant as of the close of business on August 31, 2003; and

      (g) "Protected Clients" means any client of a Participant that has provided written instructions to the Participant not to disclose his/her/its name, address or security holdings to reporting issuers or other senders of material relating to the affairs of reporting issuers.



29. THIS COURT FURTHER ORDERS that delivery of the Record Date Notice in accordance with paragraph 26 hereof and publication of the Record Date Ad in accordance with paragraph 27 hereof shall constitute good and sufficient service on the Affected Unsecured Creditors and delivery of the Meeting Materials in accordance with paragraph 28 hereof shall constitute good and sufficient service on the Noteholders.


NOTICE OF TRANSFERS


30. THIS COURT ORDERS that, for purposes of distributions to be effected pursuant to the Plan, if an Affected Unsecured Creditor (other than a Noteholder) transfers or assigns the whole of its Claim to another Person after April 1, 2003, neither the Applicants nor the Monitor shall be obligated to deal with the transferee or assignee of the Claim as the Creditor in respect thereof unless and until notice of the transfer or assignment, together with evidence showing that such transfer or assignment was valid at law, has been received by the Monitor at least ten Business Days prior to the Initial Determination Date or an Interim Determination Date, as applicable. Notwithstanding the foregoing only holders of Claims of record as at July 31, 2004 shall be entitled to subscribe for Voting Shares or Variable Voting Shares pursuant to the Rights Offering.


SANCTION HEARING


31. THIS COURT ORDERS that the Monitor shall report to the Court no later than two Business Days after the Creditors' Meeting with respect to:


     (a)  The results of the voting on the Resolution to approve the Plan; and

     (b) The affect on the results of the voting had the Affected Unsecured Creditors also voted the amount of their Claim disputed for voting purposes.


32. THIS COURT ORDERS that, subject to further order of this Court, if the Plan has been accepted by the majorities required by the CCAA, the Applicants shall bring a motion returnable before this Court on August 23, 2004, seeking an order sanctioning the Plan pursuant to the CCAA (the "Sanction Hearing").

33. THIS COURT ORDERS that service of the Notice to Creditors and this order pursuant to paragraph 21 hereof shall constitute good and sufficient service of notice of the Sanction Hearing upon all Persons who are entitled to receive such service and no other form of service need be made and no other materials need be served on such Persons in respect of the Sanction Hearing.

34. THIS COURT ORDERS that in the event that the Sanction Hearing is adjourned, only those Persons who have filed and served a Notice of Appearance (as defined in the Notice of Meeting) are required to be served with notice of the adjourned date.


GENERAL


35. THIS COURT ORDERS that the Applicants may, in their discretion, generally or in individual circumstances, waive the time limits imposed on Affected Unsecured Creditors (in the Plan, the Circular, or otherwise in these proceedings) if the Applicants deem it advisable to do so, without prejudice to the requirement that all other Affected Unsecured Creditors must comply with the Plan and/or the Circular in that regard.

36. THIS COURT ORDERS AND REQUESTS the aid and recognition of any court or any judicial, regulatory or administrative body in any province or territory of Canada (including, without limitation, the assistance of any court in Canada pursuant to section 17 of the CCAA) and the Federal Court of Canada and any judicial, regulatory or administrative tribunal or other court or any judicial, regulatory or administrative body of the United States of America and the states or other subdivisions of the United States of America and of any other nation or state to act in aid of and to be complementary to this Court in carrying out the terms of this order.


                         -----------------------------

                                  SCHEDULE "A"

3838722 Canada Inc.

Air Canada Capital Ltd.

Jazz Air Inc.

Manoir Int'l Finance Inc.

Simco Leasing Ltd.

Wingco Leasing Inc.

ZIP Air Inc.

                                  SCHEDULE "B"

IN THE MATTER OF THE PROPOSED CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND ARRANGEMENT OF AIR CANADA, 3838722 CANADA INC., AIR CANADA CAPITAL LTD., JAZZ AIR INC., MANOIR INTERNATIONAL FINANCE INC., SIMCO LEASING LTD., WINGCO LEASING INC. AND ZIP AIR INC. (collectively, the "APPLICANTS") duly constituted corporations, having their respective head offices and/or principal places of business at the Air Canada Headquarters Building, Air Canada Centre, 7373 Cote Vertu Boulevard West, Saint-Laurent, Quebec, H4Y 1H4, for Air Canada and 3838722 Canada Inc.; at Hangar 101, 8050 - 22 Street N.E., Calgary, Alberta, T2E 7H6 for Air Canada Capital Ltd., ZIP Air Inc., Simco Leasing Ltd. and Wingco Leasing Inc.; at 310 Goudey Drive, Enfield, Nova Scotia, B2T 1E4 for Jazz Air Inc.; and at 255 Queens Avenue, Suite 200, One London Place, London, Ontario, N6A 5R8 for Manoir International Finance Inc.


--------------------------------------------------------------------------------
                                NOTICE OF MEETING
--------------------------------------------------------------------------------

         TO:      The Affected Unsecured Creditors of the Applicants

         NOTICE IS HEREBY GIVEN that, pursuant to an Order of the Ontario Superior Court of Justice (Commercial List) in Toronto (the "COURT") dated July 9, 2004 and all ancillary Orders of the Court, a meeting of the Affected Unsecured Creditors (the "CREDITORS' MEETING") is scheduled to be held in the Grand Salon, at the Fairmont Queen Elizabeth, Montreal, Quebec, Canada, on August 17, 2004 at 10:00 a.m. (Montreal time) for the following purposes:

1. to consider, and if deemed advisable, to pass, with or without variation, a resolution (the "RESOLUTION"), the full text of which is set out in Appendix A to this circular, proxy statement and prospectus (the "CIRCULAR"), approving the consolidated plan of reorganization, compromise and arrangement (the "PLAN") pursuant to the Companies' Creditors Arrangement Act (Canada), which Plan is described in this Circular and a copy of which is attached as Appendix B to this Circular as it may be amended from time to time in accordance with the terms of the Plan; and

2. to transact such other business as may properly come before the Creditors' Meeting or any adjournment or postponement thereof.

      Unless otherwise indicated, terms defined in the section of this Circular entitled "Glossary of Terms" shall have the same meanings in this Notice of Meeting.

         Affected Unsecured Creditors who wish to vote on the Resolution must have submitted Proof(s) of Claim in the manner and within the time specified in the Claims Orders. Affected Unsecured Creditors who failed to file Proof(s) of Claim in accordance with the Claims Orders are neither entitled to attend nor vote at the Creditors' Meeting.

         At the Creditors' Meeting, each Affected Unsecured Creditor with a Voting Claim shall be entitled to one vote, which vote shall have the value of such Affected Unsecured Creditor's Voting Claim as determined pursuant to the Claims Orders.

         In order for the Plan to be approved and be binding in accordance with the CCAA, the Resolution to approve the Plan must first be accepted by a majority in number of the Affected Unsecured Creditors having a Voting Claim and voting on the Resolution (in person or by proxy) at the Creditors' Meeting and representing not less than 66 2/3% in value of the Voting Claims of the Affected Unsecured Creditors voting at the Creditors' Meeting. The Plan must also be sanctioned by the Court under the CCAA and Section 191 of the CBCA. Certain steps of the Plan must also be sanctioned by the Court under Section 192 of the CBCA and by the Court of Queen's Bench of Alberta under Section 193 of the ABCA. Subject to satisfaction of the other conditions of implementation of the Plan, all Affected Unsecured Creditors will then receive the treatment set forth in the Plan.

         The quorum for the Creditors' Meeting has been set by the Creditors' Meeting Order as the presence, in person or by proxy, at the Creditors' Meeting of one person entitled to vote at the Creditors' Meeting on the Resolution.

         An Affected Unsecured Creditor with a Voting Claim may attend the Creditors' Meeting in person or may appoint another person as proxyholder. Such an Affected Unsecured Creditor may appoint a person as its proxyholder by inserting the name of such person in the space provided in the enclosed form of proxy printed on pink colour paper, or by completing another valid form of proxy. Persons appointed as proxyholders need not be Affected Unsecured Creditors.

         In order to be effective, proxies must be received by the Monitor at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038, (204) 941-2039 or (204) 941-2040)
prior to 5:00 p.m. (Montreal time) on August 13, 2004 or 48 hours (excluding Saturdays, Sundays and holidays) before the time of any adjournment of the Creditors' Meeting. Proxies may also be deposited with the chair at the Creditors' Meeting (or any adjournment thereof) prior to the commencement of the Creditors' Meeting (or such adjournment). NOTEHOLDERS WHO HAVE SUBMITTED PROOF(s) OF CLAIM IN ACCORDANCE WITH THE CLAIMS ORDERS AND WHO HAVE A VOTING CLAIM SHOULD NOT SEND THEIR PROXY TO THEIR BROKER BUT DIRECTLY TO THE MONITOR.

         If an Affected Unsecured Creditor specifies a choice with respect to the vote on the Resolution, the proxy will be voted on any ballot in accordance with the specification so made. IN THE ABSENCE OF SUCH SPECIFICATION, THE PROXY WILL BE VOTED FOR THE APPROVAL OF THE RESOLUTION.

         Forms of proxy confer discretionary authority on the individuals designated therein with respect to amendments or variations to matters identified in this Notice of Meeting and other matters that may properly come before the Creditors' Meeting. As of the date hereof, the Applicants know of no such amendment, variation or other matters to come before the Creditors' Meeting.

         NOTICE IS ALSO HEREBY GIVEN that if the Plan is approved by the Affected Unsecured Creditors at the Creditors' Meeting, the Applicants intend to bring a motion before the Court on or about August 23, 2004 at 10:00 a.m. (Toronto time) at 361 University Ave., Toronto, Ontario, M5G 2J5. The motion will be for the Confirmation Order sanctioning the Plan under the CCAA and
Section 191 of the CBCA and ancillary relief consequent upon such sanction. The Applicants will also bring separate motions under the CBCA and the ABCA for orders sanctioning the ACE Plan of Arrangement and the AC Capital Plan of Arrangement. Any Affected Unsecured Creditor who wishes to appear or be represented, and to present evidence or arguments, at the Court hearing seeking sanction of the Plan must file with the Court, a Notice of Appearance (a form of which is attached as Appendix F) and serve such Notice of Appearance on the Applicants' solicitors, Stikeman Elliott LLP (Attention: Sean Dunphy), at least seven days before the Court hearing.

         The Confirmation Order of the Court sanctioning the Plan shall, if made, form the basis for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, in respect of certain of the securities to be issued pursuant to the Plan.

DATED at Toronto, Ontario, this 9th day of July, 2004.

BY ORDER OF THE COURT

                                  SCHEDULE "C"


                              [GRAPHIC AIR CANADA]

                                   AIR CANADA

      PROXY FOR AFFECTED UNSECURED CREDITORS SOLICITED BY THE MANAGEMENT OF
AIR CANADA ("AIR CANADA") FOR USE AT THE CREDITORS' MEETING SCHEDULED TO BE HELD
                ON AUGUST 17, 2004 OR ANY ADJOURNMENT(S) THEREOF

The undersigned Affected Unsecured Creditor, as the holder of a Voting Claim, hereby nominates, constitutes and appoints Murray A. McDonald of Ernst & Young Inc., in its capacity as Monitor, or failing him, Greg R. Cote of Ernst & Young Inc., in its capacity as Monitor, or failing him, Sharon S. Hamilton of Ernst & Young Inc., in its capacity as Monitor, or instead of either of the foregoing (strike out the preceding names and print the name of alternative nominee),__________________________________ as proxyholder, with full power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned at the meeting to be held at 10:00 a.m. on the 17th day of August, 2004 in the Grand Salon, at the Fairmont Queen Elizabeth, Montreal, Quebec, Canada, (the "Creditors' Meeting") and any adjournment(s) thereof, to be held pursuant to an order of the Ontario Superior Court of Justice in connection with the consolidated plan of reorganization, compromise and arrangement of Air Canada and certain of its subsidiaries, to the same extent and with the same power as if the undersigned were present at the Creditors' Meeting, or at such adjournment(s) thereof, and hereby revokes any and all previous appointments of proxyholders. Without limiting the generality of the power hereby conferred, the persons named as proxyholders are specifically directed to vote as follows:

1.      VOTE FOR [ ] OR VOTE AGAINST [ ] (OR, IF NO SPECIFICATION IS MADE, VOTE
        FOR) the resolution approving the Plan (the "RESOLUTION"), the full text of which resolution is set out in Appendix "A" to the circular, proxy statement and prospectus of ACE Aviation Holdings Inc., Air Canada and certain of its subsidiaries dated July 12, 2004 (the "CIRCULAR").

2. VOTE at the discretion of the above-named proxy nominee(s), and otherwise act for and on behalf of the undersigned Affected Unsecured Creditor, with respect to amendments or variations, if any, to the matters set out in the notice of the Creditors' Meeting and with respect to any other matters that may properly come before the Creditors' Meeting.

                   DATED this___________day of_____________________, 2004.

                   ____________________________________________________________
                   Signature of Affected Unsecured Creditor or attorney authorized in writing or, if the Affected Unsecured Creditor is a corporation, signature of a duly authorized signing officer of the corporation

                   ____________________________________________________________
                   Name of Affected Unsecured Creditor (PLEASE PRINT)

                   ____________________________________________________________
                   Creditor Reference Number (found on mailing label on envelope containing the circular package)


                   ____________________________________________________________
                   Indicate capacity of attorney (if any) or title of the authorized signing officer of the Affected Unsecured Creditor, if applicable


                   Mailing address of Affected Unsecured Creditor:


                   ____________________________________________________________

                   ____________________________________________________________

If this proxy is not dated, it shall be deemed to bear the date on which it was mailed by Air Canada.

If you do not anticipate attending the Creditors' Meeting in person, please fill in and sign this form of proxy and return it as instructed. IN ORDER TO BE ACTED UPON, A PROXY MUST BE RECEIVED AT THE OFFICE OF THE MONITOR, ERNST & YOUNG INC., AT 355 PORTAGE AVENUE, P.O. BOX 2730, WINNIPEG, MANITOBA, R3B 2C3 (ATTENTION:
THE MONITOR), OR BY FACSIMILE AT (204) 941-2038, (204) 941-2039 OR (204)
941-2040 PRIOR TO 5:00 P.M. (MONTREAL TIME) ON AUGUST 13, 2004 OR 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME OF ANY ADJOURNMENT OF THE CREDITORS' MEETING. Proxies may also be deposited with the chair at the Creditors' Meeting (or any adjournment thereof) prior to the commencement of the Creditors' Meeting (or any such adjournment). Holders of notes, bonds or debentures should send this form of proxy directly to the Monitor and not to their broker.

             PLEASE SEE THE BACK SIDE OF THIS PAGE FOR INSTRUCTIONS

                                  INSTRUCTIONS

1. EACH AFFECTED UNSECURED CREDITOR WHO HAS A RIGHT TO VOTE AT THE CREDITORS' MEETING HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE AN AFFECTED UNSECURED CREDITOR) TO ATTEND, ACT AND VOTE FOR AND ON BEHALF OF THE AFFECTED UNSECURED CREDITOR. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PROXY NOMINEES ON THIS PRINTED FORM AND INSERTING THE NAME OF THAT OTHER PERSON IN THE BLANK SPACE PROVIDED. SUCH SUBSTITUTED PROXYHOLDER MUST ATTEND THE CREDITORS' MEETING IN ORDER TO VOTE AND OTHERWISE ACT FOR AND ON BEHALF OF THE AFFECTED UNSECURED CREDITOR. IF NO NAME HAS BEEN SO INSERTED IN THE SPACE PROVIDED, THE AFFECTED UNSECURED CREDITOR WILL BE DEEMED TO HAVE APPOINTED THE REPRESENTATIVES OF THE MONITOR NAMED IN THIS FORM OF PROXY AS PROXYHOLDERS.

2. YOU SHOULD INDICATE YOUR CHOICE ON THE MATTER SET OUT ON THE FACE OF THIS FORM OF PROXY BY CHECKING THE APPROPRIATE BOX. THE VOTING CLAIM REPRESENTED BY THIS FORM OF PROXY WILL BE VOTED ON ANY BALLOT THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO CHOICE IS SPECIFIED, YOUR VOTING CLAIM WILL BE VOTED IN FAVOUR OF THE APPROVAL OF THE RESOLUTION. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE IN RESPECT OF ANY AMENDMENT OR VARIATION TO THE MATTERS SET OUT IN THE NOTICE OF MEETING AND ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE CREDITORS' MEETING. THE PROXYHOLDER WILL VOTE ON ANY SUCH AMENDMENT, VARIATION OR OTHER MATTER IN SUCH MANNER AS THE PROXYHOLDER MAY IN HIS OR HER JUDGMENT DETERMINE.

3. PLEASE SIGN THIS FORM OF PROXY EXACTLY AS THE RELEVANT VOTING CLAIM IS REGISTERED. THIS PROXY MUST BE EXECUTED EITHER BY THE AFFECTED UNSECURED CREDITOR OR ITS ATTORNEY DULY AUTHORIZED IN WRITING. IF THE AFFECTED UNSECURED CREDITOR IS A CORPORATION, THIS PROXY MUST BE EXECUTED BY A DULY AUTHORIZED SIGNING OFFICER OF THE AFFECTED UNSECURED CREDITOR. A FORM OF PROXY SIGNED BY A PERSON ACTING AS ATTORNEY, OR IN SOME OTHER REPRESENTATIVE CAPACITY, SHOULD INDICATE SUCH PERSON'S CAPACITY AND SHOULD BE ACCOMPANIED BY THE APPROPRIATE INSTRUMENT EVIDENCING QUALIFICATION AND AUTHORITY TO ACT. IF A VOTING CLAIM IS REGISTERED IN THE NAME OF AN EXECUTOR, ADMINISTRATOR OR TRUSTEE, PLEASE SIGN EXACTLY AS THE VOTING CLAIM IS REGISTERED. IF THE VOTING CLAIM IS REGISTERED IN THE NAME OF A DECEASED AFFECTED UNSECURED CREDITOR, THE AFFECTED UNSECURED CREDITOR'S NAME MUST BE PRINTED IN THE SPACE PROVIDED, THE PROXY MUST BE SIGNED BY THE LEGAL REPRESENTATIVE WITH HIS OR HER NAME PRINTED BELOW HIS OR HER SIGNATURE AND EVIDENCE OF AUTHORITY TO SIGN ON BEHALF OF THE AFFECTED UNSECURED CREDITOR MUST BE ATTACHED TO THIS PROXY.

4. PLEASE INDICATE YOUR CREDITOR REFERENCE NUMBER IN THE SPACE PROVIDED. THIS REFERENCE NUMBER CAN BE FOUND ON THE MAILING LABEL ATTACHED TO THE ENVELOPE IN WHICH THE CIRCULAR AND PROXY FORM WERE MAILED TO YOU. IF YOU ARE UNABLE TO LOCATE YOUR CREDITOR REFERENCE #, PLEASE CONTACT THE MONITOR AT (204) 941-2215 FOR SERVICE IN ENGLISH OR (204) 941-2420 FOR SERVICE IN FRENCH.

5. ALL AFFECTED UNSECURED CREDITORS SHOULD REFER TO THE ACCOMPANYING CIRCULAR FOR FURTHER INFORMATION REGARDING COMPLETION AND USE OF THIS PROXY AND OTHER INFORMATION PERTAINING TO THE CREDITORS' MEETING. ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE CIRCULAR.

6. VALID PROXIES BEARING OR DEEMED TO BEAR A LATER DATE SHALL REVOKE EARLIER DATED PROXIES.

7. THIS PROXY, ONCE COMPLETED, DATED AND SIGNED, SHOULD BE SENT TO THE MONITOR. PROXIES MUST BE RECEIVED AT THE OFFICE OF THE MONITOR ERNST & YOUNG INC., 355 PORTAGE AVENUE, P.O. BOX 2730, WINNIPEG, MANITOBA, R3B 2C3 (ATTENTION: THE MONITOR) OR BY FACSIMILE AT (204) 941-2038, (204) 941-2039 OR (204) 941-2040 PRIOR TO 5:00 P.M. (MONTREAL TIME) ON AUGUST 13, 2004 OR 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE TIME OF ANY ADJOURNMENT OF THE CREDITORS' MEETING. PROXIES MAY ALSO BE DEPOSITED WITH THE CHAIR AT THE CREDITORS' MEETING (OR ANY ADJOURNMENT THEREOF) PRIOR TO THE COMMENCEMENT OF THE CREDITORS' MEETING (OR ANY SUCH ADJOURNMENT). HOLDERS OF NOTES, BONDS OR DEBENTURES SHOULD SEND THIS FORM OF PROXY DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.

                                  SCHEDULE "D"

            SUBSCRIPTION NOTICE TO PARTICIPATE IN THE RIGHTS OFFERING
                          OF ACE AVIATION HOLDINGS INC.
                        FOR AFFECTED UNSECURED CREDITORS
                  (OTHER THAN HOLDERS OF AFFECTED SENIOR CLAIMS
                        AND AFFECTED SUBORDINATED CLAIMS)

                             ("SUBSCRIPTION NOTICE")



TO:   ERNST & YOUNG INC.                 Telephone:     (204) 941-2215 (English)
      355 PORTAGE AVENUE                         or     (204) 941-2420 (French)
      P.O. BOX 2730                      Facsimile:     (204) 941-2038
      WINNIPEG, MANITOBA   R3B 2C3               or     (204) 941-2039
      (THE "MONITOR")                            or     (204) 941-2040


ALL CAPITALIZED TERMS USED HEREIN HAVE THE MEANING ASCRIBED THERETO IN THE CIRCULAR, PROXY STATEMENT AND PROSPECTUS UNLESS OTHERWISE DEFINED.

THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS (OTHER THAN HOLDERS OF AFFECTED SENIOR CLAIMS AND AFFECTED SUBORDINATED CLAIMS) WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE A HOLDER OF AN AFFECTED SENIOR CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON GREEN COLOUR PAPER AND IF YOU ARE A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON YELLOW COLOUR PAPER.

THE UNDERSIGNED ACKNOWLEDGES BY EXECUTING THIS SUBSCRIPTION NOTICE THAT PARTICIPATION IN THE RIGHTS OFFERING BY AN AFFECTED UNSECURED CREDITOR WHO DOES NOT RESIDE IN ANY OF THE PROVINCES OF CANADA OR IN THE UNITED STATES WILL ONLY BE ACCEPTED BY THE MONITOR IF: (I) THE ISSUANCE OF THE ACE RIGHTS AND THE ACE RIGHTS SHARES AND THE SENDING OF THE CIRCULAR AND PROSPECTUS TO SUCH AFFECTED UNSECURED CREDITOR CAN BE MADE WITHOUT THE APPLICANTS OR ACE HAVING TO FILE A PROSPECTUS, REGISTER SECURITIES, REGISTER AS A DEALER, MAKE ADDITIONAL FILINGS, PAY ADDITIONAL FEES OR COMPLY WITH ANY OTHER SIMILAR REQUIREMENTS IN SUCH AFFECTED UNSECURED CREDITOR'S JURISDICTION, AND (II) THAT IT HAS SOUGHT LEGAL ADVICE AND THAT IT IS IN COMPLIANCE WITH THE LAWS OF ITS LOCAL JURISDICTION. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).

Before completing this Subscription Notice, please read carefully the instructions accompanying this notice for information on how to complete the notice properly and for instructions on how to return the notice to the Monitor.

The undersigned has a Proven Claim or a Disputed Claim against one of the Applicants, as recorded by the Monitor as of the Record Date, in the amount of $______________.

The undersigned hereby elects to receive ____________ ACE Rights Shares in an aggregate principal amount of $_______________ (the "EXERCISE PRICE").

The undersigned acknowledges that the following documents must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004: (1) duly completed and executed

Subscription Notice, and (2) full payment of the Exercise
Price, the whole in accordance with the instructions accompanying this notice. The undersigned also acknowledges that if a duly completed Subscription Notice, payment of the Exercise Price and any other documentation required to be sent to the Monitor are not received by the Monitor prior to 5:00 p.m. on August 27, 2004, this Subscription Notice shall be deemed null and void.

To the extent that the undersigned is found to have a Proven Claim and provided that the undersigned fund the Exercise Price and has duly completed a Subscription Notice in accordance with the instructions set forth herein, the undersigned further acknowledges that it will be allocated ACE Variable Voting Shares unless the undersigned is a Canadian and has filed a Residency Declaration with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004. Where the undersigned is a Canadian and has filed a Residency Declaration with the Monitor, the undersigned acknowledges that the undersigned will be awarded ACE Voting Shares.

DATED at            this             day of                                2004.
        -----------     -------------      --------------------------------


--------------------------------------------------------------------------------
                      (Name of Affected Unsecured Creditor)


--------------------------------------------------------------------------------
                           (Creditor Reference Number)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)


ERNST & YOUNG INC.
IN ITS CAPACITY AS COURT-APPOINTED MONITOR OF THE APPLICANTS
355 Portage Avenue
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

Attention:   The Monitor
Telephone:   (204) 941-2215 (English) or (204) 941-2420 (French)
Facsimile:   (204) 941-2038 or (204) 941-2039 or (204) 941-2040

                INSTRUCTIONS TO COMPLETE THE SUBSCRIPTION NOTICE

1. THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS (OTHER THAN HOLDERS OF AFFECTED SENIOR CLAIMS AND AFFECTED SUBORDINATED CLAIMS) WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE A HOLDER OF AFFECTED SENIOR CLAIMS YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON GREEN COLOUR PAPER AND IF YOU ARE A HOLDER OF AFFECTED SUBORDINATED CLAIMS YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON YELLOW COLOUR PAPER.

2. Affected Unsecured Creditors who wish to subscribe for ACE Rights Shares pursuant to the Rights Offering should refer to the section of the Circular entitled "Rights Offering" for a complete description of the Rights Offering.

3. Pursuant to the Rights Offering, an Affected Unsecured Creditor is entitled to subscribe for ACE Rights Shares up to such Affected Unsecured Creditor's Basic Allowance. The Basic Allowance of an Affected Unsecured Creditor is calculated based on the proportion that such Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. On August 27, 2004 (the "ELECTION DATE"), Disputed Unsecured Claims will likely remain outstanding. It may not be possible for Affected Unsecured Creditors to calculate with certainty their Basic Allowance prior to sending this Subscription Notice to the Monitor.

4. The total amounts of Proven Claims and Disputed Unsecured Claims are posted on a dedicated page at www.stikeman.com/ac/ and www.aircanada.ca/notice/ (collectively, the "WEBSITE"), and such amounts are updated as Disputed Unsecured Claims are resolved. By using the total amounts of Proven Claims and Disputed Unsecured Claims, Affected Unsecured Creditors are able, using the formulas provided below, to estimate their Maximum Estimated Basic Allowance and their Minimum Estimated Basic Allowance and subscribe for ACE Rights Shares on that basis. THE MAXIMUM ESTIMATED BASIC ALLOWANCE OF AN AFFECTED UNSECURED CREDITOR REPRESENTS THE MAXIMUM NUMBER OF ACE RIGHTS SHARES THAT MAY BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. THE MINIMUM ESTIMATED BASIC ALLOWANCE REPRESENTS THE MINIMUM NUMBER OF ACE RIGHTS SHARES THAT WILL BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. AN AFFECTED UNSECURED CREDITOR'S BASIC ALLOWANCE WILL FALL BETWEEN SUCH AFFECTED UNSECURED CREDITOR'S MINIMUM ESTIMATED BASIC ALLOWANCE AND MAXIMUM ESTIMATED BASIC ALLOWANCE.

5. An Affected Unsecured Creditor wishing to calculate its Maximum Estimated Basic Allowance can do so by using the following formula:


                       A
                     ----- X C  =  D
                       B

      Where:

      A = The Claim of an Affected Unsecured Creditor, whether proven or disputed.

      B = The total amount of Proven Claims, plus the portion of those Disputed Unsecured Claims that are allowed in part (which can be found on the Website), plus the amount of any Disputed Unsecured Claim held by such Affected Unsecured Creditor.

      C  =  42,500,000 ACE Right Shares, representing the total number of ACE
            Rights Shares available under the Rights Offering.

      D  =  Maximum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Maximum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply D by $20.00.

6. An Affected Unsecured Creditor wishing to calculate its Minimum Estimated Basic Allowance can do so by using the following formula:


                           E
                         ----  X  G = H
                           F
      Where:
      E  =  The Proven Claim of an Affected Unsecured Creditor.
      F  =  The total amount of Proven Claims and Disputed Unsecured Claims
            (which can be found on the Website).
      G  =  42,500,000 ACE Right Shares, representing the total number of ACE
            Rights Shares available under the Rights Offering.
      H  =  Minimum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Minimum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply H by $20.00. FOR GREATER CERTAINTY, AN AFFECTED UNSECURED CREDITOR WHO HOLDS A DISPUTED UNSECURED CLAIM WILL HAVE A MINIMUM ESTIMATED BASIC ALLOWANCE OF ZERO.

7. An Affected Unsecured Creditor may subscribe for any number of ACE Rights Shares up to its Maximum Estimated Basic Allowance. There is no assurance whatsoever that the Basic Allowance of an Affected Unsecured Creditor may be over and above its Minimum Estimated Basic Allowance. An Affected Unsecured Creditor will ultimately only be allotted the number of ACE Rights Shares representing an amount equal to such Affected Unsecured Creditor's Basic Allowance as finally determined by the Monitor. As detailed in the Circular, excess funds deposited with the Monitor will be refunded.

8. An Affected Unsecured Creditor who subscribes for some but not all of its Basic Allowance will be deemed to have elected to waive the unexercised balance of such allowance and no compensation will be paid in respect of such unexercised balance. Similarly, if an Affected Unsecured Creditor does not fund the full Exercise Price in respect of any ACE Rights Shares it elects to subscribe for, such Affected Unsecured Creditor's entitlement to ACE Rights Shares will be reduced accordingly to the number of ACE Rights Shares for which full payment has been received by the Monitor.

9. Only subscriptions for whole ACE Rights Shares will be accepted and no fractional ACE Rights Shares will be issued.

10. Affected Unsecured Creditors who are Canadians and have deposited Residency Declarations, with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004 will be allotted ACE Voting Shares. Otherwise, Affected Unsecured Creditors will be allotted ACE Variable Voting Shares.

11. This Subscription Notice and payment of the Exercise Price, along with Residency Declarations, should be sent to the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004, by mail, hand delivery, courier or facsimile at the address set out herein.

12. Payment in full of the Exercise Price must be made in Canadian Dollars by certified cheque, bank draft or wire transfer net of bank service charges. If you wish to send your Exercise Price by wire transfer, please contact the Monitor.

13. THE EXERCISE PRICE MUST BE RECEIVED BY THE MONITOR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON AUGUST 27, 2004 IN ORDER FOR THIS SUBSCRIPTION NOTICE TO BE VALID.

            SUBSCRIPTION NOTICE TO PARTICIPATE IN THE RIGHTS OFFERING
                          OF ACE AVIATION HOLDINGS INC.
                        FOR AFFECTED UNSECURED CREDITORS
                    WHO ARE HOLDERS OF AFFECTED SENIOR CLAIMS

                             ("SUBSCRIPTION NOTICE")


TO:   ERNST & YOUNG INC.                 Telephone:   (204) 941-2215 (English)
      355 PORTAGE AVENUE                         or   (204) 941-2420 (French)
      P.O. BOX 2730                      Facsimile:   (204) 941-2038
      WINNIPEG, MANITOBA   R3B 2C3               or   (204) 941-2039
      (THE "MONITOR")                            or   (204) 941-2040


ALL CAPITALIZED TERMS USED HEREIN HAVE THE MEANING ASCRIBED THERETO IN THE CIRCULAR, PROXY STATEMENT AND PROSPECTUS UNLESS OTHERWISE DEFINED.

THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS OF ONE OF THE APPLICANTS WHO ARE HOLDERS OF AFFECTED SENIOR CLAIMS WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS NOT A HOLDER OF AN AFFECTED SENIOR CLAIM OR A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON BLUE COLOR PAPER, AND IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON YELLOW COLOR PAPER.

THE UNDERSIGNED ACKNOWLEDGES BY EXECUTING THIS SUBSCRIPTION NOTICE THAT PARTICIPATION IN THE RIGHTS OFFERING BY AN AFFECTED UNSECURED CREDITOR WHO DOES NOT RESIDE IN ANY OF THE PROVINCES OF CANADA OR IN THE UNITED STATES WILL ONLY BE ACCEPTED BY THE MONITOR IF: (I) THE ISSUANCE OF THE ACE RIGHTS AND THE ACE RIGHTS SHARES AND THE SENDING OF THE CIRCULAR AND PROSPECTUS TO SUCH AFFECTED UNSECURED CREDITOR CAN BE MADE WITHOUT THE APPLICANTS OR ACE HAVING TO FILE A PROSPECTUS, REGISTER SECURITIES, REGISTER AS A DEALER, MAKE ADDITIONAL FILINGS, PAY ADDITIONAL FEES OR COMPLY WITH ANY OTHER SIMILAR REQUIREMENTS IN SUCH AFFECTED UNSECURED CREDITOR'S JURISDICTION, AND (II) THAT IT HAS SOUGHT LEGAL ADVICE AND THAT IT IS IN COMPLIANCE WITH THE LAWS OF ITS LOCAL JURISDICTION. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).

Before completing this Subscription Notice, please read carefully the instructions accompanying this notice for information on how to complete the notice properly and for instructions on how to return the notice to the Monitor.

IF THE UNDERSIGNED HAS SUBMITTED A PROOF OF CLAIM: the undersigned has a Proven Claim or a Disputed Claim against one of the Applicants, as recorded by the Monitor as of the Record Date, in the amount of $______________.

IF THE UNDERSIGNED IS A NOTEHOLDER WHO HAS NOT SUBMITTED A PROOF OF CLAIM: the undersigned is a beneficial Noteholder of record as at July 31, 2004 (the "RECORD DATE") of $___________ notes, bonds or debentures.

The undersigned hereby elects to receive ____________ ACE Rights Shares up to a maximum principal amount of $______________ (the "EXERCISE PRICE").

The undersigned acknowledges that the following documents must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004: (1) duly completed and executed Subscription Notice, (2) full payment of the Exercise Price, and (3) if the undersigned is a Noteholder, evidence satisfactory to the Monitor that the undersigned is the beneficial holder of its notes, bonds or debentures as of the Record Date, the whole in accordance with the instructions accompanying this notice. The undersigned also acknowledges that if a duly completed Subscription Notice, the payment of the Exercise Price and any other documentation required to be sent to the Monitor are not received by the Monitor prior to 5:00 p.m. on August 27, 2004, this Subscription Notice shall be deemed null and void.

To the extent that the undersigned is found to have a Proven Claim and provided that the undersigned funds the Exercise Price and has duly completed a Subscription Notice in accordance with the instructions set forth herein, the undersigned further acknowledges that it will be allocated ACE Variable Voting Shares unless the undersigned is a Canadian and has filed a Residency Declaration with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004. Where the undersigned is a Canadian and has filed a Residency Declaration with the Monitor, the undersigned acknowledges that the undersigned will be awarded ACE Voting Shares.


DATED at            this             day of                                2004.
        -----------     -------------      --------------------------------


--------------------------------------------------------------------------------
                      (Name of Affected Unsecured Creditor)


--------------------------------------------------------------------------------
                           (Creditor Reference Number)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

ERNST & YOUNG INC.
IN ITS CAPACITY AS COURT-APPOINTED MONITOR OF THE APPLICANTS
355 Portage Avenue
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

Attention:    The Monitor
Telephone:    (204) 941-2215 (English) or (204) 941-2420 (French)
Facsimile:    (204) 941-2038 or (204) 941-2039 or (204) 941-2040

               INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION NOTICE

1. THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS OF ONE OF THE APPLICANTS WHO ARE HOLDERS OF AFFECTED SENIOR CLAIMS WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS NOT A HOLDER OF AN AFFECTED SENIOR CLAIM, OR A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON BLUE COLOR PAPER, AND IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON YELLOW COLOR PAPER.

2. Affected Unsecured Creditors who wish to subscribe for ACE Rights Shares pursuant to the Rights Offering should refer to the section of the Circular entitled "Rights Offering", for a complete description of the Rights Offering.

3. Pursuant to the Subordinated Debt Arrangement the terms of which are incorporated into the Plan, the calculations of the Basic Allowances of holders of Affected Subordinated Claims and Affected Senior Claims shall be subject to the following treatment: (i) the Claims of Affected Unsecured Creditors who are holders of Affected Subordinated Claims shall be reduced to 26% of their actual value for the purposes of calculating the Basic Allowances of such Creditors, and (ii) the remaining portions resulting from such reduction will serve to increase, on a pro rata basis the Claims of Affected Unsecured Creditors who are holders of Affected Senior Claims for the purposes of calculating the Basic Allowance of such Creditors.

4. Pursuant to the Rights Offering, an Affected Unsecured Creditor is entitled to subscribe for ACE Rights Shares up to such Affected Unsecured Creditor's Basic Allowance. The Basic Allowance of an Affected Unsecured Creditor is calculated based on the proportion that such an Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. On August 27, 2004 (the "ELECTION DATE"), Disputed Unsecured Claims will likely remain outstanding. It may not be possible for Affected Unsecured Creditors to calculate with certainty their Basic Allowance prior to sending this Subscription Notice to the Monitor.

5. The total amounts of Proven Claims and Disputed Unsecured Claims are posted on a dedicated page at www.stikeman.com/ac/ and www.aircanada.ca/notice/ (collectively, the "WEBSITE"), and such amounts are updated as Disputed Unsecured Claims are resolved. By using the total amounts of Proven Claims and Disputed Unsecured Claims, Affected Unsecured Creditors are able, using the formulas provided below, to estimate their Maximum Estimated Basic Allowance and their Minimum Estimated Basic Allowance and subscribe for ACE Rights Shares on that basis. THE MAXIMUM ESTIMATED BASIC ALLOWANCE OF AN AFFECTED UNSECURED CREDITOR REPRESENTS THE MAXIMUM NUMBER OF ACE RIGHTS SHARES THAT MAY BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. THE MINIMUM ESTIMATED BASIC ALLOWANCE REPRESENTS THE MINIMUM NUMBER OF ACE RIGHTS SHARES THAT WILL BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. AN AFFECTED UNSECURED CREDITOR'S BASIC ALLOWANCE WILL FALL BETWEEN SUCH

      AFFECTED UNSECURED CREDITOR'S MINIMUM ESTIMATED BASIC ALLOWANCE AND MAXIMUM ESTIMATED BASIC ALLOWANCE.

6. An Affected Unsecured Creditor who is a holder of an Affected Senior Claim wishing to calculate its Maximum Estimated Basic Allowance can do so by using the following formula:

                                 (A + B)
                                 -------  X  D  =  E
                                    C

      Where:

      A = The Claim of an Affected Unsecured Creditor who is a holder of an Affected Senior Claim, whether proven or disputed.

             M
      B  = ----  X  O
             N

           Where:

            M  =  the Claim of an Affected Unsecured Creditor who is a holder of an Affected Senior Claim, whether proven or disputed.

            N  =  The total amount of Affected Senior Claims that are Proven
                  Claims, plus the portion of those Affected Senior Claims that are allowed in part (which can be found on the Website), plus the amount of any Disputed Unsecured Claim, if any, held by such holder of an Affected Senior Claim.

            O  =  74% of the total amount of Affected Subordinated Claims
                  (which can be found on the Website), whether proven or disputed.

      C = The total amount of Proven Claims, plus the portion of those Disputed Unsecured Claims that are allowed in part (which can be found on the Website), plus the amount of any Disputed Unsecured Claim held by such holder of an Affected Senior Claim.

      D  =  42,500,000 ACE Right Shares, representing the total number of ACE
            Rights Shares available under the Rights Offering.

      E  =  Maximum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Maximum Estimated Basic allowance, an Affected Unsecured Creditor should multiply E by $ 20.00.

7. An Affected Unsecured Creditor who is a holder of an Affected Senior Claim wishing to calculate its Minimum Estimated Basic Allowance can do so by using the following formula:

                    (E+F)
                    -----   X   H  =  I
                      G

      Where:

      E = The Proven Claim of an Affected Unsecured Creditor who is a holder of an Affected Senior Claim.

             P
      F  = ----   X   R
             Q

            Where:

            P = The Proven Claim of an Affected Unsecured Creditor who is a
                holder of an Affected Senior Claim.

            Q = The total amount of Affected Senior Claims (which can be found on the Website), whether proven or disputed.

            R = 74% of the total amount of Affected Subordinated Claims that are Proven Claims (which can be found on the Website).

      G  =  The total amount of Proven Claims and Disputed Unsecured Claims
            (which can be found on the Website).

      H  =  42,500,000 ACE Right Shares, representing the total number of ACE
            Rights Shares available under the Rights Offering.

      I  =  Minimum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Minimum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply I by $20.00. FOR GREATER CERTAINTY, AN AFFECTED UNSECURED CREDITOR WHO HOLDS A DISPUTED UNSECURED CLAIM WILL HAVE A MINIMUM ESTIMATED BASIC ALLOWANCE OF ZERO.

8. An Affected Unsecured Creditor may subscribe for any number of ACE Rights Shares up to its Maximum Estimated Basic Allowance. There is no assurance whatsoever that the Basic Allowance of an Affected Unsecured Creditor may be over and above its Minimum Estimated Basic Allowance. An Affected Unsecured Creditor will ultimately only be allotted the number of ACE Rights Shares representing an amount equal to such Affected Unsecured Creditor's Basic Allowance as finally determined by the Monitor. As detailed in the Circular, excess funds deposited with the Monitor will be refunded.

9. An Affected Unsecured Creditor who subscribes for some but not all of its Basic Allowance will be deemed to have elected to waive the unexercised balance of such allowance and no compensation will be paid in respect of such unexercised balance. Similarly, if an Affected Unsecured Creditor does not fund the full Exercise Price in respect of any ACE Rights Shares for which it elects to subscribe for, such Affected Unsecured Creditor's entitlement to ACE Rights Shares will be reduced accordingly to the number of ACE Rights Shares for which full payment has been received by the Monitor.

10. Only subscriptions for whole ACE Rights Shares will be accepted and no fractional ACE Rights Shares will be issued.

11. Affected Unsecured Creditors who are Canadians and have deposited Residency Declarations with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004 will be allotted ACE Voting Shares. Otherwise, Affected Unsecured Creditors will be allotted ACE Variable Voting Shares.

12. Noteholders who wish to participate in the Rights Offering need to send, along with this Subscription Notice and the Exercise Price, evidence satisfactory to the Monitor that they are the beneficial holders of their notes, bonds or debentures as of the Record Date. The Monitor will accept as evidence of beneficial ownership as of the Record Date any of the following documents provided that such documents are in form and substance satisfactory to the Monitor, in its sole discretion:

      (i) the original or a copy of the monthly, quarterly or other regularly sent statement covering a period during which the Record Date occurred, addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary evidencing that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record Date;

      (ii) the original or a copy of the letter or other written statement addressed to the Noteholder or the Monitor and issued by the Noteholders' broker or other market intermediary certifying that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record date;

      (iii) the original or a copy of the purchase confirmation slip or similar document showing that the Noteholder purchased the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice prior to the Record Date, together with the monthly, quarterly or other regularly sent statement addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary covering a period after the Record Date and evidencing that such notes, bonds or debentures are still beneficially owned by the Noteholder after the Record Date;

      (iv) a copy of the certificate in the name of the Noteholder evidencing that the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof; or

      (v) evidence from a depository that the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof.

13. NOTEHOLDERS SHOULD SEND THEIR SUBSCRIPTION NOTICE, EXERCISE PRICE AND EVIDENCE OF BENEFICIAL OWNERSHIP DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.

14. This Subscription Notice and payment of the Exercise Price, along with Residency Declarations and additional documentation required to be provided by Noteholders, where applicable, should be sent to the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004, by mail, hand delivery, courier or facsimile at the address set out herein.

15. Payment in full of the Exercise Price must be made in Canadian Dollars by certified cheque, bank draft or wire transfer net of bank service charge. If you wish to send your Exercise Price by wire transfer, please contact the Monitor.

16. THE EXERCISE PRICE MUST BE RECEIVED BY THE MONITOR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON AUGUST 27, 2004 IN ORDER FOR THIS SUBSCRIPTION NOTICE TO BE VALID.

            SUBSCRIPTION NOTICE TO PARTICIPATE IN THE RIGHTS OFFERING
                          OF ACE AVIATION HOLDINGS INC.
                        FOR AFFECTED UNSECURED CREDITORS
                 WHO ARE HOLDERS OF AFFECTED SUBORDINATED CLAIMS

                             ("SUBSCRIPTION NOTICE")


TO:   ERNST & YOUNG INC.                 Telephone:   (204) 941-2215 (English)
      355 PORTAGE AVENUE                         or   (204) 941-2420 (French)
      P.O. BOX 2730                      Facsimile:   (204) 941-2038
      WINNIPEG, MANITOBA   R3B 2C3               or   (204) 941-2039
      (THE "MONITOR")                            or   (204) 941-2040


ALL CAPITALIZED TERMS USED HEREIN HAVE THE MEANING ASCRIBED THERETO IN THE CIRCULAR, PROXY STATEMENT AND PROSPECTUS UNLESS OTHERWISE DEFINED.

THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS OF ONE OF THE APPLICANTS WHO ARE HOLDERS OF AFFECTED SUBORDINATED CLAIMS WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS NOT A HOLDER OF AN AFFECTED SENIOR CLAIM OR A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON BLUE COLOUR PAPER, AND IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS A HOLDER OF AN AFFECTED SENIOR CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON THE GREEN COLOUR PAPER.

THE UNDERSIGNED ACKNOWLEDGES BY EXECUTING THIS SUBSCRIPTION NOTICE THAT PARTICIPATION IN THE RIGHTS OFFERING BY AN AFFECTED UNSECURED CREDITOR WHO DOES NOT RESIDE IN ANY OF THE PROVINCES OF CANADA OR IN THE UNITED STATES WILL ONLY BE ACCEPTED BY THE MONITOR IF: (I) THE ISSUANCE OF THE ACE RIGHTS AND THE ACE RIGHTS SHARES AND THE SENDING OF THE CIRCULAR AND PROSPECTUS TO SUCH AFFECTED UNSECURED CREDITOR CAN BE MADE WITHOUT THE APPLICANTS OR ACE HAVING TO FILE A PROSPECTUS, REGISTER SECURITIES, REGISTER AS A DEALER, MAKE ADDITIONAL FILINGS, PAY ADDITIONAL FEES OR COMPLY WITH ANY OTHER SIMILAR REQUIREMENTS IN SUCH AFFECTED UNSECURED CREDITOR'S JURISDICTION, AND (II) THAT IT HAS SOUGHT LEGAL ADVICE AND THAT IT IS IN COMPLIANCE WITH THE LAWS OF ITS LOCAL JURISDICTION. IN THIS REGARD, YOU ARE URGED TO CONSULT YOUR LEGAL ADVISOR(S).

Before completing this Subscription Notice, please read carefully the instructions accompanying this notice for information on how to complete the notice properly and for instructions on how to return the notice to the Monitor.

IF THE UNDERSIGNED HAS SUBMITTED A PROOF OF CLAIM: the undersigned has a Proven Claim or a Disputed Claim, as recorded by the Monitor as of the Record Date, against one of the Applicants in the amount of $_________________.

IF THE UNDERSIGNED IS A NOTEHOLDER WHO HAS NOT SUBMITTED A PROOF OF CLAIM: the undersigned is a beneficial Noteholder of record as at July 31, 2004 (the "RECORD DATE") of $____________ notes, bonds or debentures.

The undersigned hereby elects to receive _____________ ACE Rights Shares in an aggregate principal amount of $_________________ (the "EXERCISE PRICE").

The undersigned acknowledges that, by virtue of the Subordinated Debt Arrangement, the terms of which are incorporated into the Plan, the undersigned has agreed to reduce the undersigned's Claim to 26% of its actual value for the purposes of calculating the undersigned's Basic Allowance of ACE Rights Shares under the Rights Offering.

The undersigned also acknowledges that the following documents must be received by the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004: (1) duly completed and executed Subscription Notice, (2) full payment of the Exercise price, and (3) if the undersigned is a Noteholder, evidence satisfactory to the Monitor that the undersigned is the beneficial holder of its notes, bonds or debentures as of the Record Date, the whole in accordance with the instructions accompanying this notice. The undersigned also acknowledges that if a duly completed Subscription Notice, the payment of the Exercise Price and any documentation required to be sent to the Monitor are not received by the Monitor prior to 5:00 p.m. on August 27, 2004, this Subscription Notice shall be deemed null and void.

To the extent that the undersigned is found to have a Proven Claim and provided that the undersigned funds the Exercise Price and has duly completed a Subscription Notice in accordance with the instructions set forth herein, the undersigned further acknowledges that it will be allocated ACE Variable Voting Shares unless the undersigned is a Canadian and has filed a Residency Declaration with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004. Where the undersigned is a Canadian and has filed a Residency Declaration with the Monitor, the undersigned acknowledges that the undersigned will be awarded ACE Voting Shares.


DATED at            this             day of                                2004.
        -----------     -------------      --------------------------------


--------------------------------------------------------------------------------
                      (Name of Affected Unsecured Creditor)


--------------------------------------------------------------------------------
                           (Creditor Reference Number)


--------------------------------------------------------------------------------
                                    (Address)


--------------------------------------------------------------------------------
                                   (Signature)

ERNST & YOUNG INC.
IN ITS CAPACITY AS COURT-APPOINTED MONITOR OF THE APPLICANTS
355 Portage Avenue
P.O. Box 2730
Winnipeg, Manitoba
R3B 2C3

Attention:    The Monitor
Telephone:    (204) 941-2215 (English) or (204) 941-2420 (French)
Facsimile:    (204) 941-2038 or (204) 941-2039 or (204) 941-2040

               INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION NOTICE

1. THIS SUBSCRIPTION NOTICE IS FOR USE ONLY BY AFFECTED UNSECURED CREDITORS OF ONE OF THE APPLICANTS WHO ARE HOLDERS OF AFFECTED SUBORDINATED CLAIMS WHO WISH TO SUBSCRIBE FOR ACE RIGHTS SHARES PURSUANT TO THE RIGHTS OFFERING. IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS NOT A HOLDER OF AN AFFECTED SENIOR CLAIM OR A HOLDER OF AN AFFECTED SUBORDINATED CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON BLUE COLOUR PAPER, AND IF YOU ARE AN AFFECTED UNSECURED CREDITOR WHO IS A HOLDER OF AN AFFECTED SENIOR CLAIM YOU MUST USE THE SUBSCRIPTION NOTICE PRINTED ON THE GREEN COLOUR PAPER.

2. Affected Unsecured Creditors who wish to subscribe for ACE Rights Shares pursuant to the Rights Offering should refer to the section of the Circular entitled "Rights Offering" the Circular for a complete description of the Rights Offering.

3. Pursuant to the Subordinated Debt Arrangement, the terms of which are incorporated into the Plan, the calculations of the Basic Allowances of holders of Affected Subordinated Claims and Affected Senior Claims shall be subject to the following treatment: (i) the Claims of Affected Unsecured Creditors who are holders of Affected Subordinated Claims shall be reduced to 26% of their actual value for the purposes of calculating the Basic Allowances of such Creditors, and (ii) the remaining portions resulting from such reduction will serve to increase, on a pro rata basis, the Claims of Affected Unsecured Creditors who are holders of Affected Senior Claims for the purposes of calculating the Basic Allowances of such Creditors.

4. Pursuant to the Rights Offering, an Affected Unsecured Creditor is entitled to subscribe for ACE Rights Shares up to such Affected Unsecured Creditor's Basic Allowance. The Basic Allowance of an Affected Unsecured Creditor is calculated based on the proportion that such an Affected Unsecured Creditor's Proven Claim represents of all Proven Claims. On August 27, 2004 (the "ELECTION DATE"), Disputed Unsecured Claims will likely remain outstanding. It may not be possible for Affected Unsecured Creditors to calculate with certainty their Basic Allowance prior to sending this Subscription Notice to the Monitor.

5. The total amounts of Proven Claims and Disputed Unsecured Claims are posted on a dedicated page at www.stikeman.com/ac/ and www.aircanada.ca/notice/ (collectively, the "WEBSITE"), and such amounts are updated as Disputed Unsecured Claims are resolved. By using the total amounts of Proven Claims and Disputed Unsecured Claims, Affected Unsecured Creditors are able, using the formulas provided below, to estimate their Maximum Estimated Basic Allowance and their Minimum Estimated Basic Allowance and subscribe for ACE Rights Shares on that basis. THE MAXIMUM ESTIMATED BASIC ALLOWANCE OF AN AFFECTED UNSECURED CREDITOR REPRESENTS THE MAXIMUM NUMBER OF ACE RIGHTS SHARES THAT MAY BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. THE MINIMUM ESTIMATED BASIC ALLOWANCE REPRESENTS THE MINIMUM NUMBER OF ACE RIGHTS SHARES THAT WILL BE AVAILABLE FOR SUBSCRIPTION BY SUCH AFFECTED UNSECURED CREDITOR UNDER THE RIGHTS OFFERING. AN AFFECTED UNSECURED CREDITOR'S BASIC ALLOWANCE WILL FALL BETWEEN SUCH AFFECTED UNSECURED CREDITOR'S MINIMUM ESTIMATED BASIC ALLOWANCE AND MAXIMUM ESTIMATED BASIC ALLOWANCE.

6. An Affected Unsecured Creditor who is a holder of an Affected Subordinated Claim wishing to calculate its Maximum Estimated Basic Allowance can do so by using the following formula:


                            A
                          ----   X   C  =  D
                            B

      Where:

      A   =  26% of the Claim of an Affected Unsecured Creditor who is a holder of an Affected Subordinated Claim, whether proven or disputed.

      B   =  The total amount of Proven Claims, plus the portion of those
             Disputed Unsecured Claims that are allowed in part (which can be found on the Website), plus the amount of any Disputed Unsecured
             Claim held by such Affected Unsecured Creditor.

      C   =  42,500,000 ACE Right Shares, representing the total number of ACE
             Rights Shares available under the Rights Offering.

      D   =  Maximum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for or its Maximum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply D by $20.00.

7. An Affected Unsecured Creditor who is a holder of an Affected Subordinated Claim wishing to calculate its Minimum Estimated Basic Allowance can do so by using the following formula:

                                    E
                                  ----  X  G  =  H
                                    F


      Where:

      E  =   26% of the Proven Claim of an Affected Unsecured Creditor who is a
             holder of an Affected Subordinated Claim.

      F  =   The total amount of Proven Claims and Disputed Unsecured Claims
             (which can be found on the Website).

      G  =   42,500,000 ACE Right Shares, representing the total number of ACE
             Rights Shares available under the Rights Offering.

      H  =   Minimum Estimated Basic Allowance.

      To calculate the Exercise Price that must be deposited with the Monitor in order to subscribe for its Minimum Estimated Basic Allowance, an Affected Unsecured Creditor should multiply H by $20.00. FOR GREATER CERTAINTY, AN AFFECTED UNSECURED CREDITOR WHO HOLDS A DISPUTED UNSECURED CLAIM WILL HAVE A MINIMUM ESTIMATED BASIC ALLOWANCE OF ZERO.

8. An Affected Unsecured Creditor may subscribe for any number of ACE Rights Shares up to its Maximum Estimated Basic Allowance. There is no assurance whatsoever that the Basic Allowance of an Affected Unsecured Creditor may be over and above its Minimum Estimated Basic Allowance. An Affected Unsecured Creditor will ultimately only be allotted the number of ACE Rights Shares representing an amount equal to such

      Affected Unsecured Creditor's Basic Allowance as finally determined by the Monitor. As detailed in the Circular, excess funds deposited with the Monitor will be refunded.

9. An Affected Unsecured Creditor who subscribes for some but not all of its Basic Allowance will be deemed to have elected to waive the unexercised balance of such allowance and no compensation will be paid in respect of such unexercised balance. Similarly, if an Affected Unsecured Creditor does not fund the full Exercise Price in respect of any ACE Rights Shares it elects to subscribe for, such Affected Unsecured Creditor's entitlement to ACE Rights Shares will be reduced accordingly to the number of ACE Rights Shares for which full payment has been received by the Monitor.

10. Only subscriptions for whole ACE Rights Shares will be accepted and no fractional ACE Rights Shares will be issued.

11. Affected Unsecured Creditors who are Canadians and have deposited Residency Declarations with the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004, will be allotted ACE Voting Shares. Otherwise, Affected Unsecured Creditors will be allotted ACE Variable Voting Shares.

12. Noteholders who wish to participate in the Rights Offering need to send, along with this Subscription Notice and the Exercise Price, evidence satisfactory to the Monitor that they are the beneficial holders of their notes, bonds or debentures as of the Record Date. The Monitor will accept as evidence of beneficial ownership as of the Record Date any of the following documents provided that such documents are in form and substance satisfactory to the Monitor in its sole discretion:

      (i) the original or a copy of the monthly, quarterly or other regularly sent statement covering a period during which the Record Date occurred, addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary evidencing that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholders in this Subscription Notice as of the Record Date;

      (ii) the original or a copy of the letter or other written statement addressed to the Noteholder or the Monitor and issued by the Noteholder's broker or other market intermediary certifying that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record date;

      (iii) the original or a copy of the purchase confirmation slip or similar document showing that the Noteholder purchased the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice prior to the Record Date, together with the monthly, quarterly or other regularly sent statement addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary covering a period after the Record Date and evidencing that such notes, bonds or debentures are still beneficially owned by the Noteholder after the Record Date;

      (iv) a copy of the certificate in the name of the Noteholder evidencing that the notes, bonds or debentures declared to be owned by the Notheholder in this Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof; or

      (v) evidence from a depository that the notes, bonds or debentures declared to be owned by the Noteholder in this Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof.

13. NOTEHOLDERS SHOULD SEND THEIR SUBSCRIPTION NOTICE, EXERCISE PRICE AND EVIDENCE OF BENEFICIAL OWNERSHIP DIRECTLY TO THE MONITOR AND NOT TO THEIR BROKER.

14. This Subscription Notice and payment of the Exercise Price, along with Residency Declarations and additional documentation required to be provided by Noteholders, where applicable, should be sent to the Monitor prior to 5:00 p.m. (Montreal time) on August 27, 2004, by mail, hand delivery, courier or facsimile at the address set out herein.

15. Payment of the Exercise Price is to be made in Canadian Dollars by certified cheque, bank draft or wire transfer without deduction for bank service charges. If you wish to send your Exercise Price by wire transfer, please contact the Monitor.

16. THE EXERCISE PRICE MUST BE RECEIVED BY THE MONITOR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON AUGUST 27, 2004 IN ORDER FOR THIS SUBSCRIPTION NOTICE TO BE VALID.

                                  SCHEDULE "E"

                          FORM OF RESIDENCY DECLARATION

                           ACE AVIATION HOLDINGS INC.

TO:            ACE AVIATION HOLDINGS INC. ("ACE")

AND TO:        ERNST & YOUNG INC.

               The undersigned Affected Unsecured Creditor hereby certifies and declares that it is, and if other than the undersigned, the Person who will be the registered holder of, and will be the beneficial owner of, and control and direct, the shares in the capital of ACE to be issued in respect of the undersigned Affected Unsecured Creditor's Proven Claim in connection with implementation of the Plan and/or to be issued in respect of the undersigned Affected Unsecured Creditor's participation in the Rights Offering of ACE:

               (a)           is a Canadian (as defined below); and

               (b) that the name and address of the undersigned Affected Unsecured Creditor is as follows:

                             Name: _____________________________________________

                             Address:  _________________________________________

                             ___________________________________________________

                             ___________________________________________________

               All of the terms denoted by initial capital letters and not otherwise defined herein shall have the meanings ascribed to them in the circular, proxy statement and prospectus.

               For purposes of this declaration, the term "Canadian" shall have the meaning ascribed to it in the Canada Transportation Act, namely:

               (a) a Canadian citizen pursuant to subsection 3(1) of the Citizenship Act or a permanent resident within the meaning of subsection 2(1) of the Immigration and Refugee Protection Act (Canada),

               (b) a government in Canada or an agent of such a government, or

               (c) a corporation or other entity that is incorporated or formed under the laws of Canada or a province, that is controlled in fact by Canadians and of which at least 75%, or such lesser percentage as the Governor in Council may by regulation specify, of the voting interests are owned and controlled by Canadians.

               A "CANADIAN CITIZEN" means, pursuant to subsection 3(1) of the Citizenship Act, (a) a person who was born in Canada after February 14, 1977;
(b) a person who was born outside of Canada after February 14, 1977 and at the time of his or her birth one of his or her parents, other than a parent who adopted him or her, was a Canadian citizen; (c) a person who has been granted or has acquired citizenship and, in the case of a person who is 14 years of age or over on the day that he or she is granted citizenship, he or she has taken the oath of citizenship; (d) a person who was a citizen immediately before February 15, 1977; or (e) a person who was entitled, immediately before February 15, 1977, to become a citizen under paragraph 5(1)(b) of the former Canadian Citizenship Act.

               DATED the ______ day of __________________________, 2004.



                                ---------------------------------------------
                                Signature of Affected Unsecured Creditor

INSTRUCTIONS:

1. This Declaration is to be completed by the person in whose name the Claim is held.

2.             Please return this completed declaration to:

               Ernst & Young Inc.
               355 Portage Avenue
               P.O. Box 2730
               Winnipeg, Manitoba
               R3B 2C3

               Attention:  the Monitor

               or by facsimile to:

               Ernst & Young Inc.

               Attention:   the Monitor

               (204) 941-2038
               (204) 941-2039
               (204) 941-2040

3. Any inquiries regarding this form of residency declaration should be directed to the above address or facsimile number, or by telephone at (204) 941-2215, for service in English, and (204) 941-2420, for service in French.

                                  SCHEDULE "F"

         IN THE MATTER OF THE PROPOSED CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND ARRANGEMENT OF AIR CANADA, 3838722 CANADA INC., 4218761 CANADA INC., AIR CANADA CAPITAL LTD., JAZZ AIR INC., MANOIR INTERNATIONAL FINANCE INC., SIMCO LEASING LTD., WINGCO LEASING INC. AND ZIP AIR INC. (collectively, the "APPLICANTS"), duly constituted corporations, having their respective head offices and/or principal places of business at the Air Canada Headquarters Building, Air Canada Centre, 7373 Cote Vertu Boulevard West, Saint-Laurent, Quebec, H4Y 1H4, for Air Canada and 3838722 Canada Inc.; at Hangar 101, 8050 - 22 Street N.E., Calgary, Alberta, T2E 7H6 for Air Canada Capital Ltd., ZIP Air Inc., Simco Leasing Ltd. and Wingco Leasing Inc.; at 310 Goudey Drive, Enfield, Nova Scotia, B2T 1E4 for Jazz Air Inc.; and at 255 Queens Avenue, Suite 200, One London Place, London, Ontario, N6A 5R8 for Manoir International Finance Inc.

--------------------------------------------------------------------------------
             RECORD DATE NOTICE FOR PARTICIPATION IN RIGHTS OFFERING
                              TO BENEFICIAL OWNERS
        OF NOTES, BONDS AND DEBENTURES OF THE APPLICANTS ("NOTEHOLDERS")
 AND TO ALL CREDITORS OF THE APPLICANTS WHO HAVE FILED PROOFS OF CLAIM
                                 ("CREDITORS")
--------------------------------------------------------------------------------

         This notice is given pursuant to an Order of the Ontario Superior Court of Justice (Commercial List) in Toronto (the "COURT") dated July 9, 2004.

CONTEXT

         This notice is being published in anticipation of the distribution of a circular, proxy statement and prospectus (the "CIRCULAR") to certain creditors of the Applicants, including the Noteholders, in connection with an Offering (as described below) of ACE Aviation Holdings Inc. ("ACE"). THIS NOTICE IS CIRCULATED NOTWITHSTANDING THE FACT THAT THERE IS CURRENTLY NO GUARANTEE THAT THE CIRCULAR WILL BE DISTRIBUTED AND THAT THE OFFERING WILL BE MADE.

         THE PURPOSE OF THIS NOTICE IS TO INFORM NOTEHOLDERS AND CREDITORS THAT, PROVIDED THE CIRCULAR IS CIRCULATED AND SUBJECT TO THE TERMS AND CONDITIONS SET FORTH THEREIN, (i) ONLY NOTEHOLDERS AND CREDITORS OF RECORD AS OF JULY 31, 2004 WHO ARE ELIGIBLE CREDITORS (AS DEFINED BELOW) MAY BE ENTITLED TO PARTICIPATE IN THE OFFERING (AS DEFINED BELOW) AND (II) NOTEHOLDERS WILL NEED TO PROVIDE THE NECESSARY EVIDENCE TO DEMONSTRATE THAT THEY ARE HOLDERS OF RECORD AS OF JULY 31, 2004 AND THAT THEY ARE ELIGIBLE CREDITORS.

OFFERING

         Pursuant and subject to the terms and conditions of the Circular, ACE would distribute (the "Offering") to the affected unsecured creditors of the Applicants, rights ("ACE RIGHTS") to subscribe for variable voting shares or, in the case of residents of Canada, voting shares of ACE (collectively, "ACE RIGHTS SHARES"). If the Plan is implemented, ACE will become the holding company under which the reorganized Air Canada and its subsidiaries will be held. THE OFFERING, IF MADE, WILL BE CONDITIONAL, AMONG OTHER THINGS, ON THE PLAN BEING APPROVED BY THE CREDITORS OF THE APPLICANTS, SANCTIONED BY THE COURT AND IMPLEMENTED. IF THE PLAN IS NOT APPROVED, SANCTIONED OR IMPLEMENTED, THE OFFERING WOULD BE DEEMED NOT TO HAVE BEEN MADE, NO ACE RIGHTS WOULD BE EXERCISABLE AND NO ACE RIGHTS SHARES WOULD BE DISTRIBUTED PURSUANT TO THE CIRCULAR.

RECORD DATE

         To exercise ACE Rights, it is anticipated that a Noteholder will have to, among other things, send evidence satisfactory to the Monitor that it is the beneficial owner of its notes, bonds or debentures as of July 31, 2004. The documentation listed below will be accepted as such evidence provided that such documentation is in a form and a substance satisfactory to Ernst & Young Inc., which acts as the Monitor, in its sole discretion:

         (i) The original or a copy of the monthly, quarterly or other regularly sent statement covering a period during which the Record Date occurred, addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary evidencing that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholders in the subscription notice executed by such Noteholder (the "SUBSCRIPTION NOTICE") as of the Record Date;

         (ii) The original or a copy of a letter or other written statement addressed to the Noteholder or the Monitor and issued by the Noteholder's broker or other market intermediary certifying that the Noteholder was the beneficial owner of the notes, bonds or debentures declared to be owned by the Noteholders in the Subscription Notice as of the Record Date;

         (iii) The original or a copy of the purchase confirmation slip or similar document showing that the Noteholder purchased the notes, bonds or debentures declared to be owned by the Noteholders in the Subscription Notice prior to the Record Date, together with the monthly, quarterly or other regularly sent statement addressed to the Noteholder and issued by the Noteholder's broker or other market intermediary covering a period after the Record Date and evidencing that such notes, bonds or debentures are still beneficially owned by the Noteholder after the Record Date;

          (iv) A copy of the certificate in the name of the Noteholder evidencing that the notes, bonds or debentures declared to be owned by the Noteholders in the Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof;

          (v) Evidence from a depository that the notes, bonds or debentures declared to be owned by the Noteholders in the Subscription Notice as of the Record Date are registered in the name of the Noteholder as beneficial owner thereof.

ELIGIBLE CREDITORS

         Participation in the Offering will only be accepted from residents of
(i) any of the provinces of Canada, (ii) any state of the United States of America, or (iii) any such other jurisdictions where the issuance of the ACE Rights and ACE Rights Shares and the sending of the Circular to such resident can be made without the Applicants or ACE having to file a prospectus, register securities, register as a dealer, make additional filings, pay additional fees or comply with any other similar requirements in such resident's jurisdiction and such resident acknowledges that it is a subscriber for ACE Rights, it has sought legal advice and is in compliance with the laws of its jurisdiction. Noteholders and Creditors who are not Eligible Creditors or for whom the Monitor has reason to believe that they are not Eligible Creditors will not be entitled to participate in the Offering.

         The Subscription Notice will provide for an acknowledgement by the Noteholder and Creditor that in subscribing for the ACE Rights Shares they have sought legal advice and are in compliance with the laws of the local jurisdiction.

         Should you have any questions regarding this notice, you may contact the Monitor, at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038 or (204) 941-2039 or
(204) 941-2040 and telephone number: (204) 941-2215 for service in English and
(204) 941-2420 for service in French). Copies of the Circular, when available, may be obtained from the Monitor.

         [NTD: U.S. LEGEND TO BE ADDED TO THE NOTICE IF THE FINAL CIRCULAR HAS BEEN RECEIPTED BY THE CANADIAN SECURITIES REGULATORS AND THE U.S. REGISTRATION STATEMENT IS

EFFECTIVE AT THE TIME THE NOTICE IS PUBLISHED.] This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ACE Rights Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                      [OR]

         [NTD: U.S. LEGEND TO BE ADDED TO THE NOTICE IF THE NOTICE IS PUBLISHED BEFORE THE FINAL CIRCULAR HAS BEEN RECEIPTED BY THE CANADIAN SECURITIES REGULATORS AND BEFORE THE U.S. REGISTRATION STATEMENT IS EFFECTIVE.] A registration statement relating to the ACE Rights Shares has been filed with the Securities and Exchange Commission but has not yet become effective. The ACE Rights Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ACE Rights Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

DATED at    o    , this    o    day of July, 2004.

                                  SCHEDULE "G"

                            [FORM OF RECORD DATE AD]

         IN THE MATTER OF THE PROPOSED CONSOLIDATED PLAN OF REORGANIZATION, COMPROMISE AND ARRANGEMENT OF AIR CANADA, 3838722 CANADA INC., 4218761 CANADA INC., AIR CANADA CAPITAL LTD., JAZZ AIR INC., MANOIR INTERNATIONAL FINANCE INC., SIMCO LEASING LTD., WINGCO LEASING INC. AND ZIP AIR INC. (collectively, the "APPLICANTS").

--------------------------------------------------------------------------------
             RECORD DATE NOTICE FOR PARTICIPATION IN RIGHTS OFFERING
                              TO BENEFICIAL OWNERS
        OF NOTES, BONDS AND DEBENTURES OF THE APPLICANTS ("NOTEHOLDERS")
                     AND TO ALL CREDITORS OF THE APPLICANTS
                  WHO HAVE FILED PROOFS OF CLAIM ("CREDITORS")
--------------------------------------------------------------------------------

         This notice is given pursuant to an Order of the Ontario Superior Court of Justice (Commercial List) in Toronto dated July 9, 2004.

         THE PURPOSE OF THIS NOTICE IS TO INFORM NOTEHOLDERS AND CREDITORS THAT
(i) ONLY NOTEHOLDERS AND CREDITORS OF RECORD AS OF JULY 31, 2004 WHO ARE ELIGIBLE CREDITORS WILL BE ENTITLED TO PARTICIPATE IN THE RIGHTS OFFERING AND
(II) NOTEHOLDERS WILL NEED TO PROVIDE THE NECESSARY EVIDENCE TO DEMONSTRATE THAT THEY ARE HOLDERS OF RECORD AS OF JULY 31, 2004 AND THAT THEY ARE ELIGIBLE CREDITORS.

         Should you have any questions regarding this notice, you may contact the Monitor, at 355 Portage Avenue, P.O. Box 2730, Winnipeg, Manitoba, R3B 2C3 (Attention: the Monitor, facsimile number: (204) 941-2038 or (204) 941-2039 or
(204) 941-2040 and telephone number: (204) 941-2215 for service in English and
(204) 941-2420 for service in French). Copies of the Circular, when available, may be obtained from the Monitor.

         [NTD: U.S. LEGEND TO BE ADDED TO THE NOTICE IF THE FINAL CIRCULAR HAS BEEN RECEIPTED BY THE CANADIAN SECURITIES REGULATORS AND THE U.S. REGISTRATION STATEMENT IS EFFECTIVE AT THE TIME THE NOTICE IS PUBLISHED.] This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ACE Rights Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                      [OR]

         [NTD: U.S. LEGEND TO BE ADDED TO THE NOTICE IF THE NOTICE IS PUBLISHED BEFORE THE FINAL CIRCULAR HAS BEEN RECEIPTED BY THE CANADIAN SECURITIES REGULATORS AND BEFORE THE U.S. REGISTRATION STATEMENT IS EFFECTIVE.] A registration statement relating to the ACE Rights Shares has been filed with the Securities and Exchange Commission but has not yet become effective. The ACE Rights Shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ACE Rights Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

DATED at    o   , this   o   day of July, 2004.



IN THE MATTER OF A PLAN OF COMPROMISE AND ARRANGEMENT OF                                               Court File No:  03-CL-4932
AIR CANADA et al. under the Companies' Creditors Arrangement Act, R.S.C.
1985, c. C-36, as amended
---------------------------------------------------------------------------------------------------------------------------------

                                                                                             ONTARIO

                                                                                    SUPERIOR COURT OF JUSTICE
                                                                                        (COMMERCIAL LIST)

                                                                                 Proceeding commenced at Toronto

                                                                    ==============================================================


                                                                                    CREDITORS' MEETING ORDER


                                                                    ==============================================================


                                                                      STIKEMAN ELLIOTT LLP

                                                                      Barristers & Solicitors
                                                                      5300 Commerce Court West
                                                                      199 Bay Street
                                                                      Toronto, Canada  M5L 1B9

                                                                      SEAN F. DUNPHY  LSUC#: 24941J
                                                                      Tel: (416) 869-5662

                                                                      ASHLEY JOHN TAYLOR  LSUC#: 39932E
                                                                      Tel: (416) 869-5236
                                                                      Fax: (416) 947-0866

                                                                      Solicitors for the Applicants


                       APPENDIX E -- LIQUIDATION ANALYSIS

                       APPENDIX E -- LIQUIDATION ANALYSIS

      Ernst & Young Inc., in its capacity as Court-Appointed Monitor (the "MONITOR") of Air Canada (the "COMPANY"), Jazz Air Inc., Zip Air Inc., Air Canada Capital Ltd., Manoir International Finance Inc., Simco Leasing Ltd., Wingco Leasing Inc. and 3838722 Canada Inc. (collectively, the "APPLICANTS") has prepared an estimate of the hypothetical liquidation value of the Applicants including their subsidiaries (collectively, the "GROUP"). This estimate of the hypothetical liquidation value is referred to herein as the "Analysis".

      The Analysis set forth below has been prepared assuming hypothetical liquidations in which the assets of the estates of the Applicants (collectively the "ESTATES") are realized under the Companies' Creditors Arrangement Act ("CCAA") and the Bankruptcy and Insolvency Act and net proceeds distributed to creditors in accordance with their respective priorities. Underlying the Analysis are a number of estimates and assumptions that are inherently subject to significant contingencies and uncertainties, including many that would be beyond the control of the Applicants. Accordingly, there can be no assurance that the values assumed in the Analysis would be realized if the Estates were in fact liquidated. In addition, any liquidation that would be undertaken would necessarily take place in the future and under circumstances that cannot presently be predicted. Accordingly, while the Analysis is necessarily presented with numerical specificity, if the Estates were in fact liquidated, the actual liquidation proceeds would vary from the amounts set forth below. Such actual liquidation proceeds could be materially lower or higher than the amounts set forth below and no representation or warranty can be or is being made with respect to the actual proceeds that could be received in such liquidation proceedings. The Analysis has been prepared solely for purposes of estimating the proceeds available from the hypothetical liquidation of the Estates and the estimated values contained therein do not represent values that may be appropriate for any other purpose. Nothing contained in the Analysis is intended or may constitute a concession or admission of the Applicants for any other purpose.

      The principal assumptions used in the Analysis include the following:

1.    BASIS OF PRESENTATION

      The Analysis is based on the unaudited, non-consolidated book values of the Applicants as at March 31, 2004, unless otherwise stated, and these book values are assumed to be representative of the Group's assets and liabilities as at the assumed liquidation date, March 31, 2004 (the "Liquidation Date"). In preparing the Analysis, the Monitor has not audited, reviewed or otherwise attempted to verify the Group's financial information and the Monitor expresses no opinion thereon.

2.    NATURE AND TIMING OF THE LIQUIDATION PROCESS

      For purposes of preparing the Analysis, the liquidation process was assumed to commence immediately on the Liquidation Date and involve a rapid cessation of operations within the CCAA proceedings, with the general Stay of Proceedings remaining in effect. It is assumed that the CCAA liquidation proceedings would ultimately transition to a proceeding under the Bankruptcy and Insolvency Act.

      All operations of the Applicants, with the possible exceptions of Aeroplan and Air Canada Vacations as discussed below, were assumed to cease as soon as practicable upon liquidation, with assets disposed of primarily through sale, liquidation and/or termination, as appropriate. The Analysis does not contemplate the going concern sale of any business other than possibly Aeroplan and Air Canada Vacations. To maximize recovery, asset realizations are assumed to occur over a 12 to 18-month period.

3.       ESTIMATED LIQUIDATION PROCEEDS

      Based on the assumptions underlying the Analysis, the Monitor estimates that the net realizable value of the assets would range from $1.1 billion to $1.5 billion as further detailed in section 4 below. In the Analysis, the Monitor assumes that these realizations would be distributed to creditors as summarized in the table below. However, in a liquidation, the priority of certain of the creditor claims presented in the table might be subject to dispute between the applicable creditor constituencies and may be determined only through complex litigation or arbitration. The Monitor has not obtained legal opinions with respect to the relative priority of creditor claims, and it is possible that were such litigation or arbitration to occur, the priorities ultimately determined might differ from those presented below.

                                                                      ESTIMATED DISTRIBUTIONS
(IN CAD$ MILLIONS)                                                        TO CREDITORS
                                                                         LOW          HIGH
                                                                      --------       -------
ESTIMATED PROCEEDS AVAILABLE FOR DISTRIBUTION                          1,079.8       1,463.0

Less estimated priority claims:
      CRA deemed trust re unremitted source deductions                   (16.9)        (16.9)
      Pension deemed trust claims                                       (509.7)       (131.3)
                                                                      --------       -------
                                                                         553.2       1,314.8

Secured charges established pursuant to S. 63 of the Amended and
Restated Initial Order:
      Administrative Charge                                               (4.2)         (4.2)
      CCAA Lender's Charge re Non-GECAS Obligations                     (320.1)       (320.1)
      Director's Charge                                                 (149.1)       (149.1)
      CCAA Lender's Charge re GECAS Obligations                         (444.1)       (444.1)
                                                                      --------       -------
                                                                        (364.4)         397.2

Post-filing claims re CCAA proceedings                                  (743.0)       (743.0)

ESTIMATED SHORTFALL BEFORE PAYMENT OF GENERAL CLAIMS                  (1,107.4)       (345.8)
                                                                      ========       =======

INDICATED RECOVERY FOR GENERAL CLAIMS                                     $Nil          $Nil
                                                                      ========       =======

The Analysis includes the following key assumptions in arriving at estimated liquidation values:

      (1) The amount of the pension plan deficit which OSFI has or may take the position is subject to a deemed trust was assumed to rank subsequent to the CRA deemed trust for unremitted source deductions. The range of potential OSFI claim values was based on estimates prepared by the Company's actuarial advisors;

      (2) Pre-filing CCAA employee-related claims and statutory severance were assumed to be paid from the Applicant's Directors & Officers ("D&O") insurance coverage, with any shortfall to be paid through the D&O trust account, with any residual claim paid under the Directors Charge established pursuant to the Amended and Restated Initial Order;

      (3) The GECAS cross-collateralization charge established in the Amended and Restated Initial Order on 22 aircraft was estimated by the Company's financial advisor to be $444 million based on an analysis of the amount by which the Company's obligations to GECAS in respect of these aircraft exceeded their estimated fair market value;

      (4) Post-filing CCAA trade claims were assumed to be payable in priority to pre-filing unsecured claims; and

      (5) The analysis assumes that no lien claims are asserted on aircraft by airport authorities attempting to recover unpaid charges, or that if such claims are asserted, the estimated deemed trust claims and secured charges established pursuant to the Amended and Restated Initial Order rank in priority to those claims.

4.       ESTIMATED REALIZABLE NET ASSET VALUES

The table set out below summarizes estimated net asset realizations by major asset category.

                                                          NET BOOK VALUE
                                                               AS AT         ESTIMATED LIQUIDATION VALUE
         (IN CAD$ MILLIONS)                               MARCH 31, 2004       LOW             HIGH
                                                          --------------       ---             -----
Assets:
      Cash & short-term investments                                875.9       897.6            897.6
      Accounts receivable                                          849.7       130.6            189.4
      Rotables, spare parts, materials & supplies                  243.9       172.9            234.1
      Prepaids and deposits                                        133.2         3.2             17.7
      Property & equipment                                       2,653.2       209.5            302.7
      Investments & advances                                       893.8          --             45.0
      Deferred charges                                           1,914.6          --               --
      Other assets                                               1,084.4        74.2            123.0
                                                                 -------     -------          -------
Estimated realizations from assets as at
March 31, 2004                                                   8,648.7     1,488.0          1,809.5

Less estimated liquidation & wind-down costs                                  (408.2)          (346.5)
                                                                             -------          -------
Net realizations available for distribution to
creditors                                                                    1,079.8          1,463.0
                                                                             =======          =======

Key assumptions underlying the estimated net asset realizations are set forth in the following notes:

      (1) Significant components of accounts receivable were assumed to have no realizable value as a result of significant set-off risks. Where feasible, the estimated set-off amounts were applied to reduce the related estimated claims values in section 3 above.

      (2) Key assumptions with respect to property, equipment and inventories include the following:

            i. Estimated net liquidation values for owned aircraft, inventories and rotable equipment were based on recent estimates and appraisals obtained by the Company from external appraisers, together with information provided by the Company's financial and transportation advisors;

            ii. Aircraft leased under operating leases, which constitute nearly all of the Company's aircraft fleet, were assumed to be returned to lessors, with no value realized from capitalized betterments to such aircraft;

            iii. Estimated liquidation values of owned real property were based on recent appraisals that were assumed to be representative of current market values; and

            iv. Facilities constructed on leased properties were assumed to have no realizable value.

      (3) Prepaids and deposits and other assets include various security deposits, slots and routes, the $31.5 million D&O trust fund, subsidiary advances, and items recorded as deferred pension assets for accounting purposes. Deposits were assumed to be subject to numerous set-off claims and consequently to have minimal expected realizable values in a liquidation proceeding. The $31.5 million D&O trust fund was assumed to be used to fund claims against the Company's directors and officers, and consequently to have no realizable value in the event of a liquidation. Estimated liquidation values attributable to advances to subsidiaries of the Applicants were based on an analysis of the expected realizable value of the non-consolidated assets of each respective subsidiary.

      (4) The realizable value associated with investments and advances in respect of related companies has been estimated to range from nil to $45 million. It is cautioned that no valuation has been performed in respect of these assets, and that the actual realizable value or the value indicated by a formal valuation of these amounts might vary significantly from these estimates.

      (5) Deferred charges relating to aircraft operating leases, capitalized transaction fees, accounting adjustments and other items were assumed to have no realizable value in a liquidation. No value has been attributed to the Air Canada brand name or the Destina trademark, as it was assumed that these assets would have no significant independent value in a liquidation.

      (6) Estimated liquidation costs include estimated salaries, wages, benefits and overhead costs required to complete the liquidation process, plus estimated professional fees associated with the liquidation proceedings.

      (7) The Analysis does not provide for any recoveries potentially resulting from any potential preference or conveyance actions.

      (8) No value has been ascribed to any unused net capital losses of the Applicants or their subsidiaries in the Analysis as it has been assumed that the availability of these losses would not materially change the estimated liquidation proceeds.

                       APPENDIX F -- NOTICE OF APPEARANCE

                                                       Court File No. 03-CL-4932

                                     ONTARIO
                            SUPERIOR COURT OF JUSTICE
                                 COMMERCIAL LIST

           IN THE MATTER OF THE COMPANIES' CREDITORS ARRANGEMENT ACT,
                        R.S.C. 1985, c. C-36, AS AMENDED

             AND IN THE MATTER OF SECTION 191 OF THE CANADA BUSINESS
               CORPORATIONS ACT, R.S.C. 1985, c. C-44, AS AMENDED

                  AND IN THE MATTER OF A PLAN OF COMPROMISE OR
                       ARRANGEMENT OF AIR CANADA AND THOSE
                       SUBSIDIARIES LISTED ON SCHEDULE "A"

           APPLICATION UNDER THE COMPANIES' CREDITORS ARRANGEMENT ACT,
                        R.S.C. 1985, c. C-36, AS AMENDED

                              NOTICE OF APPEARANCE

      The respondent intends to respond to the motion for approval and sanction of the consolidated plan of reorganization, compromise and arrangement of the Applicants.

-, 2004                                     [Firm Name]
                                            Barristers & Solicitors
                                            [Address]

                                            [Solicitor's Name]  LSUC#: -
                                            Tel: -
                                            Fax: -

                                            Solicitors for the respondent, -

TO:   STIKEMAN ELLIOTT LLP

      Barristers & Solicitors
      5300 Commerce Court West
      199 Bay Street
      Toronto, Canada M5L 1B9

      SEAN F. DUNPHY LSUC #24941J

      Tel: (416) 869-5662

      ASHLEY JOHN TAYLOR LSUC #39932E

      Tel: (416) 869-5236
      Fax: (416) 947-0866

      Solicitors for the Applicants

                                  SCHEDULE "A"

3838722 Canada Inc.

Air Canada Capital Ltd.

Jazz Air Inc.

Manoir Int'l Finance Inc.

Simco Leasing Ltd.

Wingco Leasing Inc.

Zip Air Inc.

                                     PART II
                         INFORMATION NOT REQUIRED TO BE
                       DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION.

Section 124 of the Canada Business Corporation Act, as amended (the "CBCA"), provides as follows:

      1. Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

      2. Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

      3. Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or
            proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

      4. Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

      5. Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b) fulfils the conditions set out in subsection (3).

      6. Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

      7. Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

      8. Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

      9. Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

      Subject to the limitations contained in the CBCA, the By-laws of the Registrant provide that every director or officer of the Registrant, every former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer or as a member or an administrator, or an individual acting in a similar capacity, of another entity shall, from time to time, be indemnified by the Registrant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity if (i) he acted honestly and in good faith and with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

      The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person's failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

      Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS.

The following exhibits have been filed as part of the Registration Statement:

EXHIBIT
NUMBER                                 DESCRIPTION
-------     -------------------------------------------------------------------
 4.1        Annual Information Form of Air Canada dated May 19, 2004.(1)

 4.2 Management's Discussion and Analysis of Air Canada for the year ended December 31, 2003.(1)

 4.3 Management's Discussion and Analysis of Air Canada for the three-month period ended March 31, 2004. (2)

 4.4        Consolidated Audited Statements of Operations, Retained Earnings
            (deficit) and Cash Flows of Air Canada for the years ended December
            31, 2001, 2002 and 2003 and the Consolidated Audited Statements of
            Financial Position of Air Canada as at December 31, 2003 and
            2002.(1)

 4.5        Consolidated Unaudited Statements of Operations, Retained Earnings
            (deficit) and Cash Flows of Air Canada for the three-month periods ended March 31, 2004 and March 31, 2003 and the Consolidated
            Unaudited Statement of Financial Position of Air Canada as at March
            31, 2004. (2)

 4.6 Material Change Report of Air Canada dated January 14, 2004 relating to the drawing of Cdn$300 million from its DIP credit facility.(2)

 4.7        Reconciliation of Air Canada's Consolidated Audited Statements of
            Operations, Retained Earnings (deficit) and Cash Flows for the years ended December 31, 2001, 2002 and 2003 and the Consolidated Audited
            Statements of Financial Position as at December 31, 2003 and 2002 to
            United States generally accepted accounting principles in accordance with Item 18 of Form 20-F.(3)


 5.1        Consent of Stikeman Elliott LLP.


 5.2        Consent of PricewaterhouseCoopers LLP.


 6.1*       Powers of Attorney.

99.1        Form of Proxy

99.2        Form of Residency Declaration

99.3 Form of Subscription Notice for Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated
            Claims)

99.4        Form of Subscription Notice for holders of Affected Senior Claims

99.5        Form of Subscription Notice for holders of Affected Subordinated
            Claims


---------------

*     Previously filed.


(1) Incorporated by reference to Air Canada's Annual Report on Form 40-F for the fiscal year ended December 31, 2003, filed with the Commission on May 19, 2004.

(2) Incorporated by reference to Air Canada's Report on Form 6-K, furnished to the Commission on June 30, 2004.

(3) Incorporated by reference to Air Canada's Report on Form 6-K, furnished to the Commission on June 29, 2004.

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING.

      The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS.


      The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.


                                      III-1

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Laurent, Quebec, Canada on July 13, 2004.



                                           ACE AVIATION HOLDINGS INC.

                                           By: /s/ ROBERT A. MILTON
                                               ---------------------------------
                                               Robert A. Milton
                                               Chief Executive Officer

                                      III-2

      Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on July 13, 2004.



         SIGNATURE                                               TITLE
         ---------                                               -----
/s/ ROBERT A. MILTON                        Robert A. Milton
---------------------------                 President, Chief Executive Officer and Director
                                            (Principal Executive Officer)


            *                               M. Robert Peterson
---------------------------                 Chief Financial Officer
                                            (Principal Financial Officer and Principal Accounting Officer)

            *                               Paul Letourneau
---------------------------                 Corporate Secretary and Director

            *                               Marvin Yontef
---------------------------                 Director

*/s/ ROBERT A. MILTON
---------------------------
Attorney in fact




                                      III-3

                            AUTHORIZED REPRESENTATIVE


      Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of ACE Aviation Holdings Inc. in the United States, in the City of Saint Laurent, Quebec, on July 13, 2004.



                                      MAPLE LEAF HOLDINGS USA INC.
                                      (Authorized Representative)

                                      By: /s/ PAUL LETOURNEAU
                                          --------------------------------------
                                          Paul Letourneau
                                          Secretary

                                      III-4

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION
-------     --------------------------------------------------------------------
 4.1        Annual Information Form of Air Canada dated May 19, 2004.(1)

 4.2 Management's Discussion and Analysis of Air Canada for the year ended December 31, 2003.(1)

 4.3 Management's Discussion and Analysis of Air Canada for the three-month period ended March 31, 2004. (2)

 4.4        Consolidated Audited Statements of Operations, Retained Earnings
            (deficit) and Cash Flows of Air Canada for the years ended December
            31, 2001, 2002 and 2003 and the Consolidated Audited Statements of
            Financial Position of Air Canada as at December 31, 2003 and
            2002.(1)

 4.5        Consolidated Unaudited Statements of Operations, Retained Earnings
            (deficit) and Cash Flows of Air Canada for the three-month periods ended March 31, 2004 and March 31, 2003 and the Consolidated
            Unaudited Statement of Financial Position of Air Canada as at March
            31, 2004. (2)

 4.6 Material Change Report of Air Canada dated January 14, 2004 relating to the drawing of Cdn$300 million from its DIP credit facility.(2)

 4.7        Reconciliation of Air Canada's Consolidated Audited Statements of
            Operations, Retained Earnings (deficit) and Cash Flows for the years ended December 31, 2001, 2002 and 2003 and the Consolidated Audited
            Statements of Financial Position as at December 31, 2003 and 2002 to
            United States generally accepted accounting principles in accordance with Item 18 of Form 20-F.(3)


 5.1        Consent of Stikeman Elliott LLP.



 5.2        Consent of PricewaterhouseCoopers LLP.


 6.1*       Powers of Attorney.




99.1        Form of Proxy

99.2        Form of Residency Declaration

99.3 Form of Subscription Notice for Affected Unsecured Creditors (other than holders of Affected Senior Claims or Affected Subordinated
            Claims)

99.4        Form of Subscription Notice for holders of Affected Senior Claims

99.5        Form of Subscription Notice for holders of Affected Subordinated
            Claims




---------------
*     Filed previously.



(1) Incorporated by reference to Air Canada's Annual Report on Form 40-F for the fiscal year ended December 31, 2003, filed with the Commission on May 19, 2004.

(2) Incorporated by reference to Air Canada's Report on Form 6-K, furnished to the Commission on June 30, 2004.

(3) Incorporated by reference to Air Canada's Report on Form 6-K, furnished to the Commission on June 29, 2004.